FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226943-02

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED MARCH 18, 2019, MAY BE AMENDED OR COMPLETED PRIOR TO THE TIME OF SALE.

PROSPECTUS

$963,603,000 (Approximate)

Benchmark 2019-B10 Mortgage Trust

(Central Index Key Number 0001766367)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Sponsors and Mortgage Loan Sellers

 Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10

Deutsche Mortgage & Asset Receiving Corporation is offering certain classes of the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 identified in the table below. The offered certificates (and the non-offered certificates identified under “Summary of Certificates”) will represent the ownership interests in the issuing entity, Benchmark 2019-B10 Mortgage Trust, a New York common law trust. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates, and (ii) a subordinate interest in a commercial mortgage loan, which is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in May 2019. The rated final distribution date for each class of offered certificates is the distribution date in March 2062.

Class	Initial Class Certificate Balance or Notional Amount(1)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$18,060,000%		(3)	February 2024
Class A-2	$130,611,000%		(3)	March 2024
Class A-SB	$36,997,000%		(3)	November 2028
Class A-3	(4)%		(3)	(4)
Class A-4	(4)%		(3)	(4)
Class X-A	$873,393,000(5)%		Variable(6)	March 2029
Class A-M	$107,978,000%		(3)	March 2029
Class B	$45,105,000%		(3)	March 2029
Class C	$45,105,000%		(3)	March 2029

(Footnotes on table begin on page 3)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, the depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Deutsche Mortgage & Asset Receiving Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 39.9% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 31.6% of each class of offered certificates, and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 28.5% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 11, 2019. Deutsche Mortgage & Asset Receiving Corporation expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from April 1, 2019, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$963,603,000	100%	$963,603,000	$116,788.69

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Deutsche Bank Securities	J.P. Morgan	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Drexel Hamilton Co-Manager

March [_], 2019

Summary of Certificates

Class	Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(7)	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Approx. Initial Pass- Through Rate	Weighted Average Life (Yrs.)(8)	Principal Window(8)
Offered Certificates
Class A-1	$18,060,000		30.000%	(3)	February 2024%		3.01	1 – 58
Class A-2	$130,611,000		30.000%	(3)	March 2024%		4.88	58 – 59
Class A-SB	$36,997,000		30.000%	(3)	November 2028%		7.40	59 – 115
Class A-3	(4)		30.000%	(3)	(4)%		(4)	(4)
Class A-4	(4)		30.000%	(3)	(4)%		(4)	(4)
Class X-A	$873,393,000	(5)	N/A	Variable(6)	March 2029%		N/A	N/A
Class A-M	$107,978,000		20.125%	(3)	March 2029%		9.93	119 – 119
Class B	$45,105,000		16.000%	(3)	March 2029%		9.93	119 – 119
Class C	$45,105,000		11.875%	(3)	March 2029%		9.93	119 – 119
Non-Offered Pooled Certificates(9)
Class X-B	$90,210,000	(5)	N/A	Variable(6)	March 2029%		N/A	N/A
Class X-D	$51,939,000	(5)	N/A	Variable(6)	March 2029%		N/A	N/A
Class X-F	$24,602,000	(5)	N/A	Variable(6)	March 2029%		N/A	N/A
Class X-G	$10,935,000	(5)	N/A	Variable(6)	March 2029%		N/A	N/A
Class X-H	$42,371,344	(5)	N/A	Variable(6)	March 2029%		N/A	N/A
Class D	$28,703,000		9.250%	(3)	March 2029%		9.93	119 – 119
Class E	$23,236,000		7.125%	(3)	March 2029%		9.93	119 – 119
Class F	$24,602,000		4.875%	(3)	March 2029%		9.93	119 – 119
Class G	$10,935,000		3.875%	(3)	March 2029%		9.93	119 – 119
Class H	$42,371,344		0.000%	(3)	March 2029%		9.93	119 – 119
Class S(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
VRR Interest	$57,550,018		N/A	(12)	March 2029%		9.06	1 – 119
Non-Offered Loan-Specific Certificates(9)
Class 3CC-A(13)	$77,120,000		4.004%	(14)	March 2029%		9.93	119 – 119
Class 3CC-B(13)	$22,630,000		0.000%	(14)	March 2029%		9.93	119 – 119
3CC-VRR Interest (13)	$5,250,000		N/A	(15)	March 2029%		9.93	119 – 119

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates” or “Non-Offered Pooled Certificates” or “Non-Offered Loan-Specific Certificates” in the table above, and the VRR Interest is not offered by this prospectus. In addition, the certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) is subject to change as described in footnote (5) below.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (referred to as the “pooled principal balance certificates”), in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs (referred to as the “WAC rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate, less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(4)	The exact certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances and weighted average lives of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $579,747,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Assumed Final Distribution Date	Expected Range of Weighted Avg. Life (Yrs)	Principal Window
Class A-3	$75,000,000 - $260,000,000	December 2028 – February 2029	9.62 – 9.72	115 – 116 / 115 – 118
Class A-4	$319,747,000 - $504,747,000	March 2029 – March 2029	9.88 – 9.83	118 – 119 / 116 – 119

(5)	The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates. The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (referred to as the

“Class X certificates”) will not be entitled to distributions of principal. The notional amount of each class of the Class X certificates is subject to change depending upon the final pricing of the pooled principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of pooled principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of pooled principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of pooled principal balance certificates that does not comprise such notional amount of the related Class X certificates is equal to less than the WAC rate, such class of pooled principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(6)	Each class of Class X certificates will not be entitled to distributions of principal. Each class of Class X certificates will accrue interest on their respective notional amount and at their respective pass-through rate as described in “Description of the Certificates—Distributions—Pass-Through Rates”.

(7)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates does not include the subordination provided by the trust subordinate companion loan related to the 3 Columbus Circle mortgage loan. None of the Class 3CC-A, Class 3CC-B or the 3CC-VRR interest (the “loan-specific certificates”) will provide credit support to any other class of certificates except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the 3 Columbus Circle mortgage loan. The initial credit support percentages of the loan-specific certificates are based on the 3 Columbus Circle whole loan. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest or the 3CC-VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the pooled principal balance certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances, and losses incurred on the trust subordinate companion loan will be allocated between the 3CC-VRR Interest, on the one hand, and the loan-specific certificates with a certificate balance, on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “U.S. Credit Risk Retention” and “Description of the Certificates”.

(8)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of pooled principal balance certificates (and the loan-specific certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan).

(9)	The classes of certificates set forth in the table under “Non-Offered Pooled Certificates” and “Non-Offered Loan-Specific Certificates” are not offered by this prospectus. Any information in this prospectus concerning the non-offered certificates is presented solely to enhance your understanding of the offered certificates.

(10)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates will represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

(13)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—3 Columbus Circle Whole Loan”.

(14)	The pass-through rates for the Class 3CC-A and Class 3CC-B certificates (collectively with the 3CC-VRR interest, referred to as the “loan-specific certificates”), in each case, will equal one of the following per annum rates: (i) a fixed rate, (ii) the net mortgage rate on the trust subordinate companion loan, (iii) the lesser of a specified rate and the net mortgage rate on the trust subordinate companion loan, or (iv) the net mortgage rate on the trust subordinate companion loan less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(15)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the 3CC-VRR interest will be the net mortgage rate on the trust subordinate companion loan.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	11
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	20
Risk Factors	59
The Certificates May Not Be a Suitable Investment for You	59
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	59
Risks Related to Market Conditions and Other External Factors	59
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	59
Other Events May Affect the Value and Liquidity of Your Investment	59
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	60
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
Office Properties Have Special Risks	66
Multifamily Properties Have Special Risks	66
Retail Properties Have Special Risks	68
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	69
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	70
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	70
Mixed Use Properties Have Special Risks	71
Hospitality Properties Have Special Risks	71
Risks Relating to Affiliation with a Franchise or Hotel Management Company	72
Self-Storage Properties Have Special Risks	73
Leased Fee Properties Have Special Risks	74
Sale-Leaseback Transactions Have Special Risks	75
Industrial Properties Have Special Risks	76
Condominium Ownership May Limit Use and Improvements	78
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	79
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	79
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	81
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	82
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	83
Risks Related to Zoning Non-Compliance and Use Restrictions	84
Risks Relating to Inspections of Properties	86
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	86
Insurance May Not Be Available or Adequate	86
Terrorism Insurance May Not Be Available for All Mortgaged Properties	88
Risks Associated with Blanket Insurance Policies or Self-Insurance	90
Limited Information Causes Uncertainty	90
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	91
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	91
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us	92
Static Pool Data Would Not Be Indicative of the Performance of this Pool	92

Appraisals May Not Reflect Current or Future Market Value of Each Property	93
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	94
The Borrower’s Form of Entity May Cause Special Risks	94
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	96
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	97
Other Financings or Ability to Incur Other Indebtedness Entails Risk	98
Tenancies-in-Common May Hinder Recovery	99
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	99
Risks Associated with One Action Rules	100
State Law Limitations on Assignments of Leases and Rents May Entail Risks	100
Various Other Laws Could Affect the Exercise of Lender’s Rights	100
Risks of Anticipated Repayment Date Loans	101
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	101
Risks Related to Ground Leases and Other Leasehold Interests	102
Increases in Real Estate Taxes May Reduce Available Funds	104
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	104
Risks Relating to Shari’ah Compliant Loans	104
Risks Related to Conflicts of Interest	105
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	105
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	107
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	107
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	109
Potential Conflicts of Interest of the Operating Advisor	110
Potential Conflicts of Interest of the Asset Representations Reviewer	111
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	112
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	115
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	116
Other Potential Conflicts of Interest May Affect Your Investment	116
Other Risks Relating to the Certificates	116
The Certificates Are Limited Obligations	116
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	117
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	117
EU Securitization Regulation and Investor Due Diligence Requirements	119
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	121
Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates	123
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	124
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	127
Risks Relating to Modifications of the Mortgage Loans	132
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient

to Cover All Losses on a Defective Mortgage Loan	133
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	133
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	133
Risks Relating to Interest on Advances and Special Servicing Compensation	134
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	134
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	134
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	135
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	135
Description of the Mortgage Pool	137
General	137
Certain Calculations and Definitions	138
Definitions	139
Mortgage Pool Characteristics	147
Overview	147
Property Types	148
Mortgage Loan Concentrations	154
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	154
Geographic Concentrations	156
Mortgaged Properties With Limited Prior Operating History	156
Tenancies-in-Common	157
Condominium and Other Shared Interests	157
Fee & Leasehold Estates; Ground Leases	158
Environmental Considerations	159
Redevelopment, Renovation and Expansion	160
Assessment of Property Value and Condition	162
Litigation and Other Considerations	163
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	164
Loan Purpose	164
Default History, Bankruptcy Issues and Other Proceedings	164
Tenant Issues	165
Tenant Concentrations	165
Lease Expirations and Terminations	166
Purchase Options and Rights of First Refusal	170
Affiliated Leases	171
Insurance Considerations	172
Use Restrictions	173
Appraised Value	175
Non-Recourse Carveout Limitations	176
Real Estate and Other Tax Considerations	177
Delinquency Information	179
Certain Terms of the Mortgage Loans	179
Amortization of Principal	179
Due Dates; Mortgage Rates; Calculations of Interest	180
ARD Loan(s)	180
Single Purpose Entity Covenants	180
Prepayment Protections and Certain Involuntary Prepayments	181
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	183
Defeasance; Collateral Substitution	184
Partial Releases	185
Escrows	189
Mortgaged Property Accounts	190
Delaware Statutory Trusts	190
Shari’ah Compliant Loan	191
Exceptions to Underwriting Guidelines	191
Additional Indebtedness	192
General	192
Whole Loans	192
Mezzanine Indebtedness	192
Preferred Equity	194
Other Secured Indebtedness	195
Other Unsecured Indebtedness	195
The Whole Loans	196
General	196
The Serviced Pari Passu Whole Loans	200
The Non-Serviced Pari Passu Whole Loans	203
The AB Whole Loans	206
3 Columbus Circle Whole Loan	206
ARC Apartments Whole Loan	214
101 California Whole Loan	223
General	223
Additional Information	226
Transaction Parties	228
The Sponsors and Mortgage Loan Sellers	228
German American Capital Corporation	228
Citi Real Estate Funding Inc.	237
JPMorgan Chase Bank, National Association	245
The Depositor	253

The Issuing Entity	253
The Trustee and the Certificate Administrator	254
The Master Servicer	256
The Special Servicer	259
The Operating Advisor and Asset Representations Reviewer	271
U.S. Credit Risk Retention	272
Qualifying CRE Loans	273
The VRR Interest	273
Material Terms of the VRR Interest	273
EU Securitization Regulation Requirements	275
Description of the Certificates	278
General	278
Distributions	280
Method, Timing and Amount	280
Available Funds	281
Priority of Distributions	283
Pass-Through Rates	286
Interest Distribution Amount	289
Principal Distribution Amount	289
Certain Calculations with Respect to Individual Mortgage Loans	291
Excess Interest	292
Application Priority of Mortgage Loan Collections or Whole Loan Collections	292
Allocation of Yield Maintenance Charges and Prepayment Premiums	294
Assumed Final Distribution Date; Rated Final Distribution Date	296
Prepayment Interest Shortfalls	296
Subordination; Allocation of Realized Losses	298
Reports to Certificateholders; Certain Available Information	301
Certificate Administrator Reports	301
Information Available Electronically	307
Voting Rights	311
Delivery, Form, Transfer and Denomination	312
Denomination	312
Book-Entry Registration	312
Definitive Certificates	315
Certificateholder Communication	316
Access to Certificateholders’ Names and Addresses	316
Requests to Communicate	316
List of Certificateholders	316
Description of the Mortgage Loan Purchase Agreements	317
General	317
Dispute Resolution Provisions	327
Asset Review Obligations	327
Pooling and Servicing Agreement	328
General	328
Assignment of the Mortgage Loans	329
Servicing Standard	329
Subservicing	331
Advances	331
P&I Advances	331
Servicing Advances	333
Nonrecoverable Advances	333
Recovery of Advances	334
Accounts	336
Withdrawals from the Collection Account	339
Servicing and Other Compensation and Payment of Expenses	341
General	341
Master Servicing Compensation	347
Special Servicing Compensation	348
Disclosable Special Servicer Fees	353
Certificate Administrator and Trustee Compensation	353
Operating Advisor Compensation	353
Asset Representations Reviewer Compensation	354
EU Reporting Administrator Fee	355
CREFC® Intellectual Property Royalty License Fee	356
Appraisal Reduction Amounts	356
Maintenance of Insurance	363
Modifications, Waivers and Amendments	365
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	368
Inspections	369
Collection of Operating Information	370
Special Servicing Transfer Event	370
Asset Status Report	372
Realization Upon Mortgage Loans	376
Sale of Defaulted Loans and REO Properties	378
The Directing Holder	381
General	381
Major Decisions	384
Asset Status Report	387
Replacement of Special Servicer	387
Control Termination Event and Consultation Termination Event	387
Servicing Override	389
Rights of Holders of Companion Loans	389
Limitation on Liability of Directing Holder	390
The Operating Advisor	391
General	391
Duties of Operating Advisor While No Control Termination Event Has Occurred and is Continuing	391
Annual Report	393
Recommendation of the Replacement of the Special Servicer	394
Eligibility of Operating Advisor	394
Other Obligations of Operating Advisor	395
Delegation of Operating Advisor’s Duties	396
Termination of the Operating Advisor With Cause	396

Rights Upon Operating Advisor Termination Event	397
Waiver of Operating Advisor Termination Event	397
Termination of the Operating Advisor Without Cause	398
Resignation of the Operating Advisor	398
Operating Advisor Compensation	398
The Asset Representations Reviewer	399
Asset Review	399
Eligibility of Asset Representations Reviewer	403
Other Obligations of Asset Representations Reviewer	404
Delegation of Asset Representations Reviewer’s Duties	405
Assignment of Asset Representations Reviewer’s Rights and Obligations	405
Asset Representations Reviewer Termination Events	405
Rights Upon Asset Representations Reviewer Termination Event	406
Termination of the Asset Representations Reviewer Without Cause	406
Resignation of Asset Representations Reviewer	407
Asset Representations Reviewer Compensation	407
Limitation on Liability of the Risk Retention Consultation Parties	407
Replacement of Special Servicer Without Cause	408
Termination of Servicer and Special Servicer for Cause	411
Servicer Termination Events	411
Rights Upon Servicer Termination Event	412
Waiver of Servicer Termination Event	414
Resignation of the Master Servicer and Special Servicer	414
Limitation on Liability; Indemnification	415
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	417
Dispute Resolution Provisions	418
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	418
Repurchase Request Delivered by a Party to the PSA	418
Resolution of a Repurchase Request	419
Mediation and Arbitration Provisions	422
Servicing of the Non-Serviced Mortgage Loans	423
General	423
Servicing of the 3 Park Avenue and the AC Marriott Downtown Tucson Mortgage Loans	425
Servicing of the 101 California Mortgage Loan	426
Servicing of the Pace Gallery HQ Mortgage Loan	427
Servicing of the Liberty Station Retail Mortgage Loan	428
Servicing of the Servicing Shift Mortgage Loans	428
Rating Agency Confirmations	428
Evidence as to Compliance	430
Limitation on Rights of Certificateholders to Institute a Proceeding	431
Termination; Retirement of Certificates	432
Amendment	433
Resignation and Removal of the Trustee and the Certificate Administrator	435
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	436
Certain Legal Aspects of Mortgage Loans	437
General	438
Types of Mortgage Instruments	439
Leases and Rents	439
Personalty	439
Foreclosure	440
General	440
Foreclosure Procedures Vary from State to State	440
Judicial Foreclosure	440
Equitable and Other Limitations on Enforceability of Certain Provisions	440
Nonjudicial Foreclosure/Power of Sale	441
Public Sale	441
Rights of Redemption	442
Anti-Deficiency Legislation	442
Leasehold Considerations	443
Cooperative Shares	443
Bankruptcy Laws	443
Environmental Considerations	449
General	449
Superlien Laws	449
CERCLA	449
Certain Other Federal and State Laws	450
Additional Considerations	450
Due-on-Sale and Due-on-Encumbrance Provisions	450
Subordinate Financing	451
Default Interest and Limitations on Prepayments	451
Applicability of Usury Laws	451
Americans with Disabilities Act	452
Servicemembers Civil Relief Act	452
Anti-Money Laundering, Economic Sanctions and Bribery	452
Potential Forfeiture of Assets	453

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	453
Pending Legal Proceedings Involving Transaction Parties	455
Use of Proceeds	455
Yield and Maturity Considerations	455
Yield Considerations	455
General	455
Rate and Timing of Principal Payments	455
Losses and Shortfalls	457
Certain Relevant Factors Affecting Loan Payments and Defaults	458
Delay in Payment of Distributions	458
Yield on the Certificates with Notional Amounts	459
Weighted Average Life	459
Pre-Tax Yield to Maturity Tables	465
Material Federal Income Tax Considerations	468
General	468
Qualification as a REMIC	469
Status of Offered Certificates	470
Taxation of Regular Interests	471
General	471
Original Issue Discount	471
Acquisition Premium	473
Market Discount	473
Premium	474
Election To Treat All Interest Under the Constant Yield Method	475
Treatment of Losses	475
Yield Maintenance Charges and Prepayment Provisions	476
Sale or Exchange of Regular Interests	476
Taxes That May Be Imposed on a REMIC	477
Prohibited Transactions	477
Contributions to a REMIC After the Startup Day	477
Net Income from Foreclosure Property	477
Bipartisan Budget Act of 2015	478
Taxation of Certain Foreign Investors	478
FATCA	479
Backup Withholding	479
Information Reporting	480
3.8% Medicare Tax on “Net Investment Income”	480
Reporting Requirements	480
Certain State and Local Tax Considerations	480
Method of Distribution (Underwriter)	481
Incorporation of Certain Information by Reference	483
Where You Can Find More Information	483
Financial Information	484
Certain ERISA Considerations	484
General	484
Plan Asset Regulations	484
Administrative Exemption	485
Insurance Company General Accounts	487
Legal Investment	488
Legal Matters	488
Ratings	489
Index of Defined Terms	492

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GACC AND CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-1	JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX G	SAINT LOUIS GALLERIA ASSUMED PRINCIPAL PAYMENT SCHEDULE
ANNEX H	DOLLAR GENERAL PORTFOLIO ASSUMED PRINCIPAL PAYMENT SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC (THE INSURANCE MEDIATION DIRECTIVE), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EEA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (“QUALIFIED INVESTORS”). ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORISED, NOR DO THEY AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)   A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”);

(B)   A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC (THE INSURANCE MEDIATION DIRECTIVE) AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)   NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (THE PROSPECTUS DIRECTIVE) AS AMENDED; AND

●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE

CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE OF MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (III) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER OR (II) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

Each UNDERWRITER has represented, warranted and agreed that: (1) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any OFFERED certificates (except for certificates which are a “structured product” as defined in the securities and futures ordinance (Cap. 571)(the “SFO”) of Hong Kong) Other than (A) to “Professional Investors” as defined in the SFO and any rules OR REGULATIONS made under the SFO; or (B) in other circumstances which do not result in the document being a “Prospectus” as defined in the companies (winding up and miscellaneous provisions) ordinance (CAP. 32)(The “C(WUMP)O”) of Hong Kong or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the OFFERED certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (Except if permitted to do so under the securities laws of Hong Kong) other than with respect to certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (“SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-2500. See “Transaction Parties—The Depositor”.

Issuing Entity	Benchmark 2019-B10 Mortgage Trust, a New York common law trust. The issuing entity will be established on the closing date pursuant to the pooling and servicing agreement that will be entered into between certain parties to this securitization transaction. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	German American Capital Corporation, a Maryland corporation;

●	Citi Real Estate Funding Inc., a New York corporation; and

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation(1)(2)	14	$396,171,363	34.4%
Citi Real Estate Funding Inc...	16	$341,571,159	29.7%
JPMorgan Chase Bank, National Association(3)	14	$278,257,841	24.2%
JPMorgan Chase Bank, National Association/German American Capital Corporation (4)...	1	$75,000,000	6.5%
German American Capital Corporation /Citi Real Estate Funding Inc.(5)	1	60,000,000	5.2%
Total	46	$1,151,000,363	100.0%

(1)	Eleven (11) mortgage loans (24.5%) were originated by Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of German American Capital Corporation (“GACC”).

(2)	The Saint Louis Galleria mortgage loan (5.2%) is part of a whole loan that was co-originated by Société Générale, Financial Corporation and DBNY.

(3)	The 101 California mortgage loan (3.5%) is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Goldman Sachs Mortgage Company.

(4)	The 3 Columbus Circle mortgage loan (6.5%) is part of a whole loan as to which separate notes are being sold by JPMCB and GACC. Such whole loan was originated by JPMCB, and DBNY subsequently acquired a portion of such whole loan from JPMCB. Note A-1-1 with a Cut-off Date Balance of $50,000,000 is being sold by JPMCB and Note A-2-1 with a Cut-off Date Balance of $25,000,000 is being sold by GACC. GACC will also sell Note B-2 with a Cut-off Date Balance of $53,550,000 and JPMCB will also sell Note B-1 with a Cut-off Date Balance of $51,540,000. Note B-1 and Note B-2 will evidence the trust subordinate companion loan and will not be part of the mortgage pool backing the pooled certificates.

(5)	The ARC Apartments mortgage loan (5.2%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and GACC. The mortgage loan is evidenced by two promissory notes, Note A1-A1 with a Cut-off Date Balance of $22,000,000 as to which CREFI is acting as the mortgage loan seller and Note A1-B with a Cut-off Date Balance of $38,000,000 as to which GACC is acting as the mortgage loan seller.

In addition, GACC and JPMCB will transfer to the depositor the 3 Columbus Circle trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park,

Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will be the special servicer with respect to the serviced mortgage loans (other than any excluded loan) and any related serviced companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such serviced mortgage loans and any related serviced companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and special servicer non-major decisions and other transactions and performing certain enforcement actions relating to such serviced mortgage loans and any related serviced companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement. The principal servicing offices of the special servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any serviced mortgage loan and any related serviced companion loan (referred to as an “excluded loan”), if any, the special servicer will be required to resign as special servicer of that excluded loan. See “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause”.

LNR Partners, LLC is expected to be appointed as the special servicer by Eightfold Real Estate Capital Fund V, L.P., or its affiliate, which is expected to be the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loans, any servicing shift mortgage loans or any excluded loans) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Holder”.

LNR Partners, LLC, or its affiliate, assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Prior to the related servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, will act as primary servicer with respect to the serviced mortgage loans sold to the depositor by JPMorgan Chase Bank, National Association. See “Transaction Parties—Servicers—Primary Servicer—Midland Loan Services, a Division of PNC Bank, National Association”.

The master servicer (or related outside servicer, in the case of an outside serviced mortgage loan) will be responsible to pay the fees of Midland Loan Services and each other primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction or the related outside servicing agreement, as applicable.

Trustee	Wells Fargo Bank, National Association, a national banking association, will be the trustee. The corporate trust office of Wells Fargo Bank, National Association, in its capacity as trustee, is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related serviced companion loans. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to each servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to such servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will be certificate administrator. The certificate administrator will also be required to act as custodian, 17g-5 information provider, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association, in its capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, Wells Fargo Bank, NA, 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the related mortgage file (other than the promissory note evidencing such servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the serviced mortgage loans (other than the servicing shift mortgage loans or any excluded loans) and any related serviced companion loans, as further described in this prospectus. The directing holder (other than with respect to the servicing shift mortgage loans and, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loans) will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

With respect to the directing holder, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing holder or the holder of the majority of the controlling class certificates (by certificate principal balance) (or, with respect to the 3 Columbus Circle whole loan prior to the continuation of a 3 Columbus Circle control appraisal period, the 3 Columbus Circle controlling class certificateholder (or its representative) selected by a majority of the 3 Columbus Circle controlling class certificateholders (by certificate principal balance)), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing holder.

It is anticipated that Eightfold Real Estate Capital Fund V, L.P., or its affiliate, will purchase each of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class S certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loans, any servicing shift mortgage loans or any excluded loans) and any related serviced companion loans. During the continuation of a control appraisal period under the related intercreditor agreement, the controlling class certificateholder will be the directing holder for the related serviced AB whole loan and will generally have the same consent and consultation rights with respect to the related serviced AB whole loan as it does for the other mortgage loans (other than any non-serviced mortgage loan, any applicable excluded loan or any servicing shift mortgage loan) in the mortgage pool.

With respect to the servicing shift whole loans, the holder of the related controlling companion loan will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan under the related intercreditor agreement. From and after the related servicing shift securitization date, the controlling noteholder of such servicing shift whole loan is expected to be the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to the 3 Columbus Circle whole loan, for so long as no 3 Columbus Circle control appraisal period is continuing with respect to the 3 Columbus Circle whole loan, as described under “Pooling and Servicing Agreement—The Directing Holder”, the directing holder for the 3 Columbus Circle whole loan will be the 3 Columbus Circle controlling class certificateholder (or its representative) selected by a majority of the 3 Columbus Circle controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The 3 Columbus Circle controlling class will be the most subordinate class of the loan-specific certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of a 3 Columbus Circle control appraisal period with respect to the 3 Columbus Circle whole loan, the loan-specific certificates will no longer be permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class certificateholder (or its representative) will be the directing holder for the 3 Columbus Circle whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—The Whole Loans—3 Columbus Circle Whole Loan”.

It is expected that the initial directing holder with respect to the 3 Columbus Circle whole loan will be [_].

Holders of the Loan-Specific
Certificates	The 3 Columbus Circle mortgage loan (6.5%) has a trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no 3 Columbus Circle control appraisal period is continuing as described under “Pooling and Servicing Agreement—The Directing Holder”, the 3 Columbus Circle controlling class certificateholder (or its representative) selected by a majority of the 3 Columbus Circle controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement on behalf of the holders of the loan-specific certificates, as the beneficial owner of such certificates. See “Description of the Mortgage Pool—The Whole Loans—3 Columbus Circle Whole Loan”.

Risk Retention
Consultation Party	The “risk retention consultation parties” will be (i) a party selected by DBNY, (ii) a party selected by CREFI and (iii) a party selected by JPMCB, in each case, as a holder of the VRR interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan (other than any servicing shift mortgage loan or any excluded loans) and any related serviced companion loans that is a specially serviced loan, and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any servicing shift mortgage loan or any excluded loans) and any related serviced companion, as further described in this prospectus. For the avoidance of doubt, none of the risk retention consultation parties will have any consultation rights with respect to any applicable excluded loan. DBNY, CREFI and JPMCB (or affiliates thereof) are expected to be appointed as the initial risk retention consultation parties.

In addition, a party selected by DBNY, as a holder of the 3CC-VRR interest will be the “risk retention consultation party” with respect to the 3 Columbus Circle whole loan and such party will have, prior to a control appraisal period, the same non-binding consultation rights as described above solely with respect to the 3 Columbus Circle whole loan.

With respect to any risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Non-Serviced Mortgage Loan
Related Parties	With respect to each non-serviced mortgage loan, the entities acting or expected to act as of the date of this prospectus as master servicer, special servicer, trustee, custodian, directing certificateholder, operating advisor and asset representations reviewer (or, in each case, in similar capacities) are identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below in connection with the related securitization transactions. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in April 2019 (or, in the case of any mortgage loan that has its first due date after April 2019, the date that would have been its due date in April 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan.

Closing Date	On or about April 11, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in May 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates based on a 360-day year consisting of 30-day months, or a “30/360 basis”.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan, as applicable, occurring in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans or trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final
Distribution Date	Each class of offered certificates will have the assumed final distribution dates set forth below and have been determined on the basis of the assumptions described in “Description of the

Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	February 2024
Class A-2	March 2024
Class A-SB	November 2028
Class A-3	(1)
Class A-4	(1)
Class X-A	March 2029
Class A-M	March 2029
Class B	March 2029
Class C	March 2029

(1)	The exact certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The assumed final distribution date for Class A-3 will be between December 2028 and February 2029, and the assumed final distribution date for Class A-4 will be March 2029.

The rated final distribution date for each class of offered certificates will be the distribution date in March 2062.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed pursuant to the pooling and servicing agreement.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)       In addition, GACC and JPMCB will sell the trust subordinate companion loan to the depositor, which will in turn deposit the trust subordinate companion loan into the issuing entity. Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

The foregoing illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 set forth below (referred to as the “offered certificates”):

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class A-M

●	Class B

●	Class C

The certificates will consist of (i) the offered certificates, (ii) each class of non-offered-pooled certificates, which consists of the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R Certificates and VRR Interest (the “non-offered pooled certificates”), and (iii) the Class 3CC-A and Class 3CC-B certificates and 3CC-VRR Interest (collectively referred to as the “loan-specific certificates” or the “non-offered loan-specific certificates”). The offered certificates and the non-offered pooled certificates (other than the Class R and the VRR Interest) are collectively referred to as the “non-VRR certificates,”. The offered certificates and the non-offered pooled certificates (other than the Class R) are collectively referred to as the “pooled certificates”.

The 3 Columbus Circle mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates.

Certificate Balances and
Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Initial Certificate Balance or Notional Amount
Class A-1	$18,060,000
Class A-2	$130,611,000
Class A-SB(1)	$36,997,000
Class A-3	(2)
Class A-4	(2)
Class X-A(3)	$873,393,000
Class A-M	$107,978,000
Class B	$45,105,000
Class C	$45,105,000

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

(2)	The exact certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The certificate balance of the Class A-3 certificates will be between

$75,000,000 and $260,000,000, and the certificate balance of the Class A-4 certificates will be between $319,747,000 and $504,747,000.

(3)	The notional amount of the Class X-A certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the Class X-A certificates (or, if as a result of such pricing the pass-through rate of the Class X-A certificates is equal to zero, such Class X-A certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the Class X-A certificates is equal to less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the Class X-A certificates.

Pass-Through Rates

A. Offered Certificates	Each class of offered certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate for each class of offered certificates is set forth below:

Class A-1	%(1)
Class A-2	%(1)
Class A-SB	%(1)
Class A-3	%(1)
Class A-4	%(1)
Class X-A	%(2)
Class A-M	%(1)
Class B	%(1)
Class C	%(1)

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the WAC rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate, less a specified rate.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the WAC rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 30/360 basis.

For purposes of calculating the pass-through rates on each class of Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year (“actual/360 basis”), will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and special servicer will be entitled to a master servicing fee and a special servicing fee, respectively, from the payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.11250%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each serviced mortgage loan and any related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25% per annum with a minimum monthly fee of $3,500. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan and any related serviced companion loans which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced whole loan, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal (or, if such rate would result in an aggregate workout fee of less than $25,000, then such higher rate as would result in an aggregate workout fee equal to $25,000) and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (and any related serviced companion loans) and any related REO property, each mortgage loan repurchased by a mortgage loan seller or each defaulted mortgage loan that is a non-serviced mortgage loan sold by the special servicer, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each mortgage loan (and any related serviced companion loans) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each serviced mortgage loan and any related serviced companion loans will be subject to an aggregate cap per serviced mortgage loan and any related serviced companion loans of $1,000,000 as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the master servicer out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the stated principal amount of each serviced mortgage loan, REO loan and trust subordinate companion loan at a per annum rate equal to 0.00680%. The trustee fee will be payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and REO loan at a per annum rate equal to 0.00155% with respect to each such mortgage loan.

The asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a cap as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

DBNY will be entitled to a fee in connection with its agreement to perform the reporting requirement necessary to satisfy the relevant EU Transparency Requirements applicable to the securitization described in this prospectus calculated on the stated principal amount of each serviced mortgage loan, REO loan and trust subordinate companion loan at a per annum rate equal to 0.00223%. It is expected that DBNY will use this fee to pay each EU reporting administrator in connection with their performance of certain administrative services related to the EU Transparency Requirements applicable to the securitization described in this prospectus.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement will be generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the stated principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee (which includes any sub-servicing fee) at a rate equal to a per annum rate set forth in the following table, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Non-Serviced Loan	Primary Servicer Fee	Special Servicer Fee
3 Park Avenue	0.00125%	0.2500%
101 California	0.00125%	0.2500%
Pace Gallery HQ	0.00250%	0.2500%
Liberty Station Retail	0.02250%	0.2500%
AC Marriott Downtown Tucson	0.00125%	0.2500%

(1)	Does not reflect the Atrium Two or Vie Portfolio mortgage loans, each a servicing shift mortgage loan. With respect to each servicing shift mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

Distributions

A. Allocation Between VRR
Interest and Non-VRR
Certificates	The aggregate amount available for distribution to holders of the pooled certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, DBNY and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-VRR certificates, on the other hand. On each distribution date, the portion of such pooled aggregate available funds allocable to: (a)

the VRR Interest will be the product of such pooled aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of pooled principal balance certificates and the initial certificate balance of the VRR interest; and (b) the non-VRR certificates will at all times be the product of such pooled aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-VRR certificates, the percentage referred to in the preceding sentence is referred to in this prospectus as its “percentage allocation entitlement”.

B. Amount and Order of
Distributions	On each distribution date, funds available for distribution to the holders of the non-VRR certificates (other than the Class S certificates) (exclusive of any portion thereof that represents the related percentage allocation entitlement of any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the certificate balances of those classes, in the following priority:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex F to this prospectus;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero; and

Sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero.

However, if the certificate balances of each class of pooled principal balance certificates, other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-M certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered pooled certificates (other than the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class S and Class R certificates and the VRR Interest), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the 3 Columbus Circle whole loan and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal
Entitlements	A description of the interest entitlement of each class of pooled certificates (other than the Class S and Class R certificates), including the VRR Interest, can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “U.S. Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Yield maintenance charges received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates.

E. Subordination, Allocation of
Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the pooled certificates will be allocated between the VRR Interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates and the Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are not offered by this prospectus.

***	Other than the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class S and Class R certificates and the VRR Interest. None of the loan-specific certificates will be subordinate to any class of pooled certificates or the VRR interest, except to the extent of the subordination of the trust subordinate companion loan to the 3 Columbus Circle mortgage loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—3 Columbus Circle Whole Loan”.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior non-VRR certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class R or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR interests will reduce the certificate balance of the VRR interest. Principal losses and principal payments, if any, on the trust subordinate companion loan allocated to a class of loan-specific certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates. The notional amount of the Class X-H certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class H certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “U.S. Credit Risk Retention—The VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and the VRR Interest and the allocation of losses to the pooled certificates and the VRR Interest.

F. Shortfalls in Available Funds	The following types of shortfalls will reduce the pooled aggregate available funds and will correspondingly reduce the amount allocated to the VRR interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and, in some cases, one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan(s), and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates and the VRR Interest on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer will be required to advance a delinquent periodic payment on each mortgage loan and the trust subordinate companion loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

None of the master servicer, special servicer or trustee will make, or be permitted to make, any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to serviced mortgage loans and any related serviced companion loans to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the priority of the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances but may in the special servicer’s discretion make such an advance on an urgent or emergency basis.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of the related non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 46 fixed rate commercial mortgage loans and the trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee simple and/or leasehold estate of the related borrowers in 98 commercial and/or multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,151,000,363. The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $105,000,000.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 46 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the following table is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and (iii) in the case of 3 of the mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”. With respect to the 3 Columbus Circle whole loan set forth below, the trust subordinate companion loan is evidenced by two junior promissory notes (referred to in this prospectus as the “trust subordinate companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)(4)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)(4)	Whole Loan Underwritten NOI Debt Yield(2)
3 Columbus Circle	$75,000,000	6.5%	$415,000,000	$105,000,000	45.4%	2.91x	12.3%	55.1%	2.40x	10.2%
3 Park Avenue	$60,000,000	5.2%	$122,000,000	N/A	36.0%	1.84x	10.0%	36.0%	1.84x	10.0%
Saint Louis Galleria	$60,000,000	5.2%	$180,000,000	N/A	51.5%	1.67x	11.3%	51.5%	1.67x	11.3%
ARC Apartments	$60,000,000	5.2%	$35,000,000	$92,000,000	32.0%	3.48x	14.7%	63.0%	1.52x	7.5%
101 California	$40,000,000	3.5%	$487,000,000	$228,000,000	35.9%	3.22x	12.8%	51.5%	2.07x	8.9%
Soho Beach House	$40,000,000	3.5%	$15,000,000	N/A	25.7%	4.75x	28.0%	25.7%	4.75x	28.0%
Pace Gallery HQ	$40,000,000	3.5%	$50,000,000	N/A	50.0%	1.62x	9.0%	50.0%	1.62x	9.0%
Tulsa Office Portfolio	$28,646,290	2.5%	$19,979,976	N/A	72.1%	1.62x	13.0%	72.1%	1.62x	13.0%
Atrium Two	$25,500,000	2.2%	$30,000,000	N/A	73.0%	1.52x	11.4%	73.0%	1.52x	11.4%
Liberty Station Retail	$20,000,000	1.7%	$97,000,000	N/A	68.8%	1.45x	8.0%	68.8%	1.45x	8.0%
Vie Portfolio	$17,500,000	1.5%	$57,885,000	N/A	62.5%	1.90x	9.9%	62.5%	1.90x	9.9%
AC Marriott Hotel Downtown Tucson	$15,000,000	1.3%	$25,000,000	N/A	67.3%	1.70x	12.5%	67.3%	1.70x	12.5%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loans.

(2)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related mezzanine debt.

(3)	Calculated based on other than the “as is” appraised value (or based on an “as-is” appraised value that has been determined inclusive of the present value of a tax abatement or development incentives) with respect to the ARC Apartments, Pace Gallery HQ and AC Marriott Hotel Downtown Tucson whole loans. See “Description of the Mortgage Pool—Appraised Value” for more information.

(4)	The Saint Louis Galleria mortgage loan (5.2%) accrues interest for an initial interest-only period and then accrues interest and amortizes based on the assumed principal and interest payment schedule set forth on Annex G. Debt service coverage ratios are calculated using the sum of the first 12 whole loan principal and interest payments after the expiration of the whole loan interest-only period based on the assumed principal and interest payment schedule set forth in Annex G.

The 3 Columbus Circle, Saint Louis Galleria, ARC Apartments, Soho Beach House and Tulsa Office Portfolio whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, the related companion loans are referred to in this prospectus as “serviced companion loans” and any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

In addition, each of the 3 Columbus Circle and ARC Apartments mortgage loans is referred to as a “serviced AB mortgage loan”, and each of the 3 Columbus Circle and ARC Apartments whole loans is referred to as a “serviced AB whole loan”.

The Atrium Two and Vie Portfolio mortgage loans, each, a “servicing shift whole loan”, will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (each, a “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, each related servicing shift whole loan will be a “serviced whole loan”. On and after the related servicing shift securitization date, such servicing shift whole loan will be a “non-serviced whole loan”.

Each mortgage loan identified in the following table will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement identified in the following table relating to the securitization of a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Transaction/ Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Directing Certificate-holder(2)	Operating Advisor	Asset Representations Reviewer
3 Park Avenue	Benchmark 2019-B9	5.2%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Citibank, N.A.	Prime Finance Long Duration (B-Piece) II, L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
101 California	CALI 2019-101C	3.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	CPPIB Credit Structured North America III, Inc.	Pentalpha Surveillance LLC	N/A
Pace Gallery HQ	GSMS 2019-GC38	3.5%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Liberty Station Retail	JPMCC 2019-COR4	1.7%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	LoanCore Capital Markets LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
AC Marriott Downtown Tucson	Benchmark 2019-B9	1.3%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Citibank, N.A.	Prime Finance Long Duration (B-Piece) II, L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	Does not reflect the servicing shift mortgage loans. With respect to each servicing shift mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	The entity listed as the “Directing Certificateholder” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans or subordinate companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding any related subordinate companion loans, mezzanine debt or preferred equity. However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,151,000,363
Number of mortgage loans	46
Number of mortgaged properties	98
Range of Cut-off Date Balances	$3,690,844 to $75,000,000
Average Cut-off Date Balance	$25,021,747
Range of Mortgage Rates	3.8500% to 5.9151%
Weighted average Mortgage Rate	4.8880%
Range of original terms to maturity(3)	59 months to 120 months
Weighted average original term to maturity(3)	113 months
Range of remaining terms to maturity(3)	58 months to 119 months
Weighted average remaining term to maturity(3)	111 months
Range of original amortization term(4)	360 months to 480 months
Weighted average original amortization term(4)	363 months
Range of remaining amortization terms(4)	357 months to 479 months
Weighted average remaining amortization term(4)	362 months
Range of LTV Ratios as of the Cut-off Date(5)(6)(8)	25.7% to 74.5%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)(8)	55.8%
Range of LTV Ratios as of the maturity date(3)(5)(6)(8)	25.7% to 71.1%
Weighted average LTV Ratio as of the maturity date(3)(5)(6)	52.4%
Range of UW NCF DSCR(6)(7)	1.20x to 4.75x
Weighted average UW NCF DSCR(6)(7)	1.97x
Range of UW NOI Debt Yield(6)(8)	7.0% to 28.0%
Weighted average UW NOI Debt Yield(6)(8)	11.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	55.2%
Interest Only, then Amortizing Balloon	29.2%
Amortizing Balloon	13.1%
Interest Only, then Amortizing Balloon, ARD	2.5%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(4)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates. Includes (a) the Saint Louis Galleria mortgage loan (5.2%), which accrues interest for an initial interest-only period and then accrues interest and amortizes based on the assumed principal and interest payment schedule set forth on Annex G; and (b) the Dollar General Portfolio mortgage loan (2.5%), which accrues interest for an initial interest-only period and then accrues interest and amortizes based on the assumed principal and interest payment schedule set forth on Annex H; provided that if there is a partial defeasance of such mortgage loan and the defeased note is paid in full on the open prepayment date, then on each monthly payment date thereafter (including without limitation following the anticipated repayment date), the monthly debt service payment will be a constant payment equal to the monthly payment of principal and interest applicable to the non-defeased portion of the mortgage loan for the monthly payment date immediately prior to the open prepayment date.

(5)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio has been calculated using the “as-is” appraised value. However, with respect to (12) mortgage loans (30.5%), the related loan-to-value ratios have been calculated using “as-stabilized”, “hypothetical as-is” or similar hypothetical values (or based on an “as-is” appraised value that has been determined inclusive of the present value of a tax abatement or development incentives). Such mortgage loans are identified under “Description of the Mortgage Pool—Appraised Value.” For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value.”

(6)	In the case of the (12) mortgage loans (41.8%), each of which has one or more pari passu companion loans and, in certain cases, one or more subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan(s). See the table titled “Whole Loan Summary” under “Description of the Mortgage Pool—The Whole Loans” for information about the debt service coverage ratios, loan-to-value ratios and debt yields including the subordinate companion loans.

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) in the case of the Saint Louis Galleria mortgage loan (5.2%) and Dollar General Portfolio mortgage loan (2.5%), the debt service coverage ratios are calculated using the sum of the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal and interest schedule set forth on Annex G and Annex H, respectively. The UW NCF DSCR of such mortgage loan is calculated based on the sum of the first 12 principal and interest payments after the cut-off date.

(8)	In the case of the 1 mortgage loan (1.0%), the loan-to-value ratio and debt yield has been calculated net of an earnout or holdback reserve.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

As indicated below, (2) of the mortgage loans (3.4%) (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related mortgaged property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring, or (ii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming an REO property.

In the case of the Rosemont Commons Fee Mortgage Loan (1.0%), the borrower used the loan proceeds to acquire the fee interest in the related Mortgaged Property from the previous owner of the Mortgaged Property. The prior owner used the proceeds from the sale of the fee interest as part of a discounted pay-off for a prior securitized loan secured by the related Mortgaged Property that had gone into special servicing due to a maturity default in 2017.

In the case of the Tulsa Office Portfolio Mortgage Loan (2.5%), the borrower used a portion of the loan proceeds to acquire the Triad Center I Mortgaged Property (0.2%) from a securitization trust holding such Mortgaged Property as REO property.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on
Projections of Future Income	Sixteen (16) of the mortgage loans (35.7%) are secured, in whole or in part, by mortgaged properties that (i) were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property, (iii) are subject to one or more double-net or triple-net leases with the related tenant(s) where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property or (iv) the related borrower was only able to provide limited operating histories for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party reports requirements. The mortgage loans to be contributed by German American Capital Corporation were originated in accordance with German American Capital Corporation’s underwriting standards, except with respect to the Dollar General Portfolio (2.5%) and The Landing Apartments (2.1%) mortgage loans as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Exceptions”. The mortgage loans to be contributed by Citi Real Estate Funding Inc. were originated in accordance with Citi Real Estate Funding Inc.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”. The mortgage loans to be contributed by JPMorgan Chase Bank, National Association were originated in accordance with JPMorgan Chase Bank, National Association’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

U.S. Credit Risk Retention	For a discussion of the manner by which GACC, as retaining sponsor, intends to satisfy the credit risk retention requirements of the U.S. credit risk retention rules, see “U.S. Credit Risk Retention”.

EU Securitization Risk Retention
Requirements	For a discussion of the manner in which each of DBNY, JPMCB and CREFI will covenant and represent to the issuing entity, the depositor, the certificate administrator and the trustee to retain a material net economic interest in the securitization for the purpose of the EU risk retention requirements, see “EU Securitization Regulation Requirements”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, RealINSIGHT, CMBS.com, Inc., L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.keybank.com/key2cre.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loan remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans and the trust subordinate companion loan as of the cut-off date (solely for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the aggregate outstanding principal balance and the aggregate cut-off date principal balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates but other than the Class S and Class R certificates) for the mortgage loans and the trust subordinate companion loan held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or the trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or trust subordinate companion loan, as applicable, or mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted serviced mortgage loans and any related serviced companion loans and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for such defaulted serviced mortgage loan and any related serviced companion loans or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related pari passu companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan and any related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The AB Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as three separate REMICs (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each, a “Trust REMIC”) for federal income tax purposes.

In addition, the portions of the issuing entity consisting of entitlement to Excess Interest and the Excess Interest Distribution Account will be classified as a trust under Treasury Regulations section 301.7701-4 (the “Grantor Trust”) and the holders of the Class S certificates and the VRR Interest will be treated as the beneficial owners of such entitlements under section 671 of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [_] certificates will be issued with original issue discount, that the Class [_] certificates will be issued with de minimis original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

●	if the related borrower fails to provide a designated number of parking spaces;

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease;

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date;

●	if a tenant’s use is not permitted by zoning or applicable law;

●	if the tenant is unable to exercise an expansion right;

●	if the landlord defaults on its obligations under the lease;

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor;

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time;

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied;

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time;

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations;

●	in the case of government sponsored tenants, any time or for lack of appropriations; or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or is otherwise no longer in occupancy, if the subject store is not meeting the minimum sales requirements under its lease or if a specified percentage of the related mortgaged property is vacant. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Hospitality Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and/or “—Multifamily Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or hotel management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure, licensor or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “—Retail Properties Have Special Risks”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including a portion of the 3 Columbus Circle Mortgaged Property (6.5%), the 9800 Wilshire Mortgaged Property (4.8%) and the Rosemont Commons Fee Mortgaged Property (1.0%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof (and in the case of the 9800 Wilshire Mortgaged Property, is a borrower affiliate), pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgage property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units.

The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may pose a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Stated Remaining Term (Mos.)” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, multifamily, retail, mixed use and hospitality. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, Ohio and Missouri. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property, any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 41 in Annex D-1, representation and warranty number 43 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.”, “—JPMorgan Chase Bank, National Association”, “Pooling

and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease(s) and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as bank branches, restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, vertical subdivisions and related structures, the related declarations or other use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 43 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or major tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program’s (“NFIP”) is scheduled to expire on May 31, 2019. We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk

Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Review of GACC Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of CREFI Mortgage Loans” and “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”. The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable). See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-is” value as well as an “as-stabilized”, “hypothetical as-is”, “as complete” or “as-is air rights” value or similar hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects the “as-is” value, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Appraised Value”, where, to the extent another value is used, such value and the satisfaction of the related conditions or assumptions are described, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-stabilized”, “hypothetical as-is”, “as complete” or “as-is air rights” values or similar hypothetical values, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization or other relevant date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.” and “—JPMorgan Chase Bank, National Association”. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s)(and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty number 32 in Annex D-1, representation and warranty number 33 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans (other than the trust subordinate companion loan) are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property, and in certain cases, debt service on any related subordinate companion loan or mezzanine loan, will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest on the mortgage loan that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest, neither of which are offered by this prospectus. To the extent that payments are required to be made on a related subordinate companion loan or mezzanine loan prior to application of excess cash flow to repay an anticipated repayment date mortgage loan, the amount of excess cash flow available to repay such mortgage loan will be reduced. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on or before the related mortgage loan’s maturity date or anticipated maturity date, as applicable.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 35 in Annex D-1, representation and warranty number 36 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender.

Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and German American Capital Corporation and JPMorgan Chase Bank, National Association will sell the trust subordinate companion loan) to the depositor (an affiliate of German American Capital Corporation, one of the sponsors, Deutsche Bank AG, acting through its New York Branch, one of the originators and one of the initial risk retention consultation parties, and Deutsche Bank Securities Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Deutsche Bank AG, acting through its New York Branch, Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association are each expected to hold a portion of the VRR Interest as described in “U.S. Credit Risk Retention”, and are (or are affiliated with the entities) expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holders of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or holder of the VRR Interest holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party (any such mortgage loan referred to in this context as an “excluded loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “U.S. Credit Risk Retention”.

In addition, for so long as any of Deutsche Bank AG, acting through its New York Branch, Citi Real Estate Funding Inc. or JPMorgan Chase Bank, National Association (or its majority-owned affiliate) (in each case as a holder of the VRR Interest or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that none of Deutsche Bank AG, acting through its New York Branch, Citi Real Estate Funding Inc. or JPMorgan Chase Bank, National Association (in each case as a holder of the VRR Interest or a risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in
“—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”,
“—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the Atrium Two Whole Loan and the Vie Portfolio Whole Loan, each, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the related master servicer and related special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identities of any such servicing shift master servicer or servicing shift special servicer have been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the related servicing shift master servicer or related servicing shift special servicer, nor will they have any assurance as to the particular terms of such servicing shift pooling and servicing agreement except to the extent of compliance with the requirements of the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of any of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter

Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected holders of the VRR Interest and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, German American Capital Corporation, a sponsor, and Deutsche Bank AG, acting through its New York Branch, an originator, an initial risk retention consultation party and a holder of a portion of the VRR Interest. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, and originator, an initial risk retention consultation party and a holder of a portion of the VRR Interest. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Chase Bank, National Association, a sponsor, an originator, an initial risk retention consultation party and a holder of a portion of the VRR Interest.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it has become a borrower party with respect to a serviced mortgage loan and any related serviced companion loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded loan as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded loan and will be entitled to all special servicing compensation with respect to such excluded loan earned during such time as the related mortgage loan is a excluded loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded loans). While the special servicer will have the same access to information related to the excluded loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to a, excluded mortgage loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2019-B10 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Eightfold Real Estate Capital Fund V, L.P. or one of its affiliates is expected to be the initial directing holder (other than with respect to any excluded loan and, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loan) and the purchaser of each of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class S certificates. LNR Partners, LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any applicable excluded loans) and any related serviced companion loans and it or an affiliate assisted each of Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with its due diligence on the mortgage loans prior to the Closing Date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the duties of Pentalpha Surveillance LLC as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, and compete with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder, the risk retention consultation parties or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower or any of their affiliates.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, and compete with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that Eightfold Real Estate Capital Fund V, L.P., or its affiliate, will be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan, any applicable excluded loan and, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loan). The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing holder will be controlled by the controlling class certificateholders. Similarly, with respect to a serviced AB whole loan, the special servicer may, at the direction of the holder of the related subordinate companion loan, while such holder is the related directing holder, take actions with respect to the related serviced AB whole loan that could adversely affect the holders of some or all of the classes of certificates.

With respect to the 3 Columbus Circle whole loan, the mortgage loan and the related subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the 3 Columbus Circle mortgage loan and the trust subordinate companion loan will be assets in the trust fund. The initial directing holder for the 3 Columbus Circle whole loan is expected to be the 3 Columbus Circle controlling class certificateholder (or its representative). For so long as no 3 Columbus Circle control appraisal period is continuing, the directing holder for the 3 Columbus Circle whole loan will be the 3 Columbus Circle controlling class certificateholder (or its representative) selected by a majority of the 3 Columbus Circle controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The 3 Columbus Circle controlling class will be the most subordinate class of the Class 3CC-A or Class 3CC-B certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a 3 Columbus Circle control appraisal period with respect to the 3 Columbus Circle whole loan, the directing holder for the 3 Columbus Circle whole loan will be the controlling class certificateholder (or its representative). The directing holder for the 3 Columbus Circle whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the 3 Columbus Circle whole loan, (ii) prior to a 3 Columbus Circle control appraisal period with respect to the 3 Columbus Circle whole loan, purchase the 3 Columbus Circle Mortgage Loan under certain limited circumstances and (iii) replace the special servicer with respect to the 3 Columbus Circle whole loan, with or without cause. The special servicer may, at the direction of the related directing holder, take actions with respect to the 3 Columbus Circle whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—3 Columbus Circle Whole Loan”.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan and any servicing shift mortgage loan) or on behalf of the subordinate companion loan holders (in the case of the serviced AB whole loans, for so long as the related control appraisal period is not continuing) or the directing holder (which term as used herein will include any equivalent entity or any representative thereof) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the following table is the identity of the initial directing holder for each pari passu whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Pooling/Trust and Servicing Agreement	Controlling Noteholder	Directing Party(1)
3 Columbus Circle	Benchmark 2019-B10	Benchmark 2019-B10 Mortgage Trust	(2)
3 Park Avenue	Benchmark 2019-B9	Benchmark 2019-B9 Mortgage Trust	Prime Finance Long Duration (B-Piece) II, L.P.
Saint Louis Galleria	Benchmark 2019-B10	Benchmark 2019-B10 Mortgage Trust	Eightfold Real Estate Capital Fund V, L.P.
ARC Apartments	Benchmark 2019-B10	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H)(3)	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H)(3)
101 California	CALI 2019-101C	CALI Mortgage Trust 2019-101C	CPPIB Credit Structured North America III, Inc.
Pace Gallery HQ	GSMS 2019-GC38	GSMS 2019-GC38 Mortgage Trust	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Atrium Two	Benchmark 2019-B10(4)	Deutsche Bank AG, acting through its New York Branch	Deutsche Bank AG, acting through its New York Branch
Liberty Station Retail	JPMCC 2019-COR4	JPMCC 2019-COR4 Mortgage Trust	LoanCore Capital Markets LLC
Vie Portfolio	Benchmark 2019-B10(4)	JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association
AC Marriott Downtown Tucson	Benchmark 2019-B9	Benchmark 2019-B9 Mortgage Trust	Prime Finance Long Duration (B-Piece) II, L.P.

(1)	The entity with the heading “Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

(2)	The initial directing holder for the 3 Columbus Circle whole loan is expected to be [ ], which is expected to be the 3 Columbus Circle controlling class certificateholder (or its representative). For so long as no 3 Columbus Circle control appraisal period is continuing, the directing holder for the 3 Columbus Circle whole loan will be the 3 Columbus Circle controlling class certificateholder (or its representative) selected by a majority of the 3 Columbus Circle controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The 3 Columbus Circle controlling class will be the most subordinate class of the Class 3CC-A and Class 3CC-B certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a 3 Columbus Circle control appraisal period, the directing holder for the 3 Columbus Circle whole loan will be the controlling class representative.

(3)	The initial directing holder for the ARC Apartments whole loan is SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H), as holder of the ARC Apartments subordinate companion loan designated as Note B. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, the holder of Note A2 will be the directing holder for the ARC Apartments whole loan, and (ii) following the occurrence (and during the continuance) of a Note A2 control appraisal period, the holder of Note A1-A (which, after the closing date for the Benchmark 2019-B10 mortgage trust, will be the party designated to perform such role under the pooling and servicing agreement) will be the directing holder for the ARC Apartments whole loan. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans” in this prospectus.

(4)	The servicing of each servicing shift whole loan will be transferred on the related servicing shift securitization date. The initial controlling noteholder of such servicing shift whole loan will be the holder of the related controlling companion loan. After the related servicing shift securitization date, the controlling noteholder of such servicing shift whole loan is expected to be the related directing holder or other directing certificateholder (or equivalent entity) under such securitization.

The special servicer, in connection with obtaining the consent of, or upon consultation with (or, in the case of any servicing shift whole loan, prior to the related servicing shift securitization date, at the direction or with the approval of), the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan) (or, in the case of any servicing shift mortgage loan, prior to the related servicing shift securitization date, by the holder of the related controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing holder or the holder of the majority of the controlling class (or with respect to the 3 Columbus Circle whole loan, prior to the continuation of a 3 Columbus Circle control appraisal period, the 3 Columbus Circle controlling class certificateholder (or its representative) selected by a majority of the 3 Columbus Circle controlling class certificateholders (by certificate balance), as applicable) (any such mortgage loan referred to in this prospectus as an “excluded loan”), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Eightfold Real Estate Capital Fund V, L.P. or one of its affiliates is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan, any applicable excluded loan, and, for so long as no control appraisal period under the related intercreditor agreement is continuing, the serviced AB whole loans) and the purchaser of each of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class S certificates. LNR Partners, LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any applicable excluded loans) and any related serviced companion loans and it or an affiliate assisted of Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with its due diligence on the mortgage loans prior to the Closing Date.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class F, Class G and Class H certificates, which are each referred to in this prospectus as a “B piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), were given the opportunity by the sponsors to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and were given the opportunity by the sponsors to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, each B piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as each B piece buyer or that the final pool as influenced by each B piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of each B piece buyer’s certificates. Because of the differing subordination levels, each B piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such B piece buyer but that does not benefit other investors. In addition, each B piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. Each B piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. No B piece buyer is required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B piece buyer’s acceptance of a mortgage loan. The B piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B piece buyers will have no liability to any certificateholder for any actions taken by them as described in the preceding two paragraphs.

It is anticipated that Eightfold Real Estate Capital Fund V, L.P., the purchaser of the Class F, Class G and Class H certificates, or its affiliate, will constitute the initial directing holder with respect to the serviced mortgage loans (other than with respect to any applicable excluded loan, any servicing shift mortgage loan and the 3 Columbus Circle mortgage loan (for so long as no 3 Columbus Circle control appraisal period is continuing)). The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights” and “—The AB Whole Loans”.

LNR Partners, LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any applicable excluded loans) and any related serviced companion loans and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with its due diligence on the mortgage loans prior to the Closing Date.

Because the incentives and actions of the B piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan (or, with respect to each servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder or, with respect to each servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

The special servicer (or a successor special servicer) may enter into one or more arrangements with the directing holder, a controlling class certificateholder, the 3 Columbus Circle controlling class representative, a 3 Columbus Circle controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the trust subordinate companion loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the trust subordinate companion loan, as applicable. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012. Subject to certain exceptions, banking entities are required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus.

EU Securitization Regulation and Investor Due Diligence Requirements

European Union (“EU”) legislation comprising EU Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) and related regulatory technical standards imposes certain requirements (the “EU Securitization Requirements”) with respect to an original lender, originator, sponsor and securitization special purpose entity (“SSPE”), as each such term is defined in the EU Securitization Regulation, of a securitization that is: (a) supervised in the EU pursuant to specified EU financial services legislation; or (b) established in the EU (each such entity, an “Obliged Entity”). The EU Securitization Regulation is applicable in the EU as of January 1, 2019 (and is expected to be implemented in the non-EU member states of the European Economic Area) in respect of securitizations the securities of which are issued (or the securitizations positions of which are created) on or after such date.

The EU Securitization Requirements include:

●	a requirement under Article 6 of the EU Securitization Regulation that the originator, the original lender or the sponsor of a securitization, commit to retain, on an ongoing basis, a material net economic interest in the relevant securitization of not less than 5% in respect of certain specified credit risk tranches or asset exposures (the “EU Risk Retention Requirement”);

●	a requirement under Article 7 of the EU Securitization Regulation that the originator, sponsor and SSPE of a securitization make available to holders of a securitization position, EU competent authorities and (upon request) to potential investors certain prescribed information (the “EU Transparency Requirements”); and

●	a requirement under Article 9 of the EU Securitization Regulation that originators, sponsors and original lenders of a securitization apply to exposures to be securitized the same sound and well- defined criteria for credit-granting which they apply to non-securitized exposures and have effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness taking appropriate account of factors relevant to verifying the prospect of the obligor meeting its obligations under the credit agreement (the “EU Credit-Granting Requirements”).

Failure by an Obliged Entity to comply with the EU Securitization Requirements applicable to such Obliged Entity may result in a regulatory sanction and remedial measures being imposed on such Obliged Entity.

Investors should be aware and in some cases are required to be aware of the due diligence requirements (the “EU Due Diligence Requirements”), which under Article 5 of the EU Securitization Regulation apply to an institutional investor as such term is defined in Article 2(12) of the EU Securitization Regulation (an “EU Institutional Investor”), which includes the following types of institutional investors that are supervised in the EU in respect of the relevant activities: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (“CRR”) (and certain consolidated affiliates thereof).

The EU Due Diligence Requirements provide that an EU Institutional Investor is permitted to invest in a securitization only if it has carried out due-diligence in respect of the securitization, including verifying that:

●	the originator or original lender of the underlying exposures of the securitization is in compliance with the EU Credit-Granting Requirements, or where the originator or original lender is not established in the EU, requirements similar to the EU Credit-Granting Requirements;

●	the originator, original lender or sponsor in respect of the relevant securitization is in compliance with the EU Risk Retention Requirement, or where the originator, original lender or sponsor is not established in the EU, satisfies certain conditions similar to the EU Risk Retention Requirements; and

●	the originator, sponsor or SSPE has, where applicable, made available information in accordance with the EU Transparency Requirements.

In addition to the EU Due Diligence Requirements, each EU Institutional Investor is required to establish procedures for the on-going monitoring of: (a) compliance with the applicable the EU Securitization Requirements; and (b) the performance of its securitization position and the underlying exposures. If any EU Institutional Investor fails to comply with the EU Due Diligence Requirements, it may be subject (where applicable) to an additional regulatory capital charge with respect to any securitization positions acquired by it or on its behalf, and it may be subject to other regulatory sanctions.

EU Risk Retention. Under the EU Credit Risk Retention Agreement, the Retaining Parties will, for as long as any certificates are outstanding, each as an originator (within the meaning of the EU Securitization Regulation), commit to retain on an on-going basis a material net economic interest (the “Retained Interest”) in the securitization transaction described in this prospectus of not less than 5%, as provided in Article 6(3)(a) of the EU Securitization Regulation, by acquiring and retaining the amount of the VRR Interest specified as to be acquired and retained by such Retaining Party under “U.S. Credit Risk Retention—General”, as further described in “EU Securitization Regulation Requirements.”

EU Transparency Requirements. Under the EU Credit Risk Retention Agreement, Deutsche Bank AG, New York Branch (as an Obliged Entity) will agree with the issuing entity, the depositor, the trustee and each other Retaining Party to fulfill the relevant EU Transparency Requirements applicable to the securitization described in this prospectus under Article 7(1) of the EU Securitization Regulation.

However, there is significant uncertainty as to certain aspects of the EU Transparency Requirements and what is and will be required to demonstrate compliance to national regulators. The regulatory technical standards relating to Article 7 of the Securitization Regulation (the “Article 7 RTS”) detailing disclosure templates that are required to be used for the purpose of providing information on the underlying exposures and investor reporting are still in the process of being drafted by the European Securities and Markets Authority (“ESMA”). In a joint statement with the European Banking Authority and the European Insurance and Occupational Pensions Authority published on November 30, 2018 (the “Joint Statement”), ESMA:

●	confirmed that, in accordance with certain transitional provisions under the EU Securitization Regulation, until the Article 7 RTS are adopted, the provision of information on the underlying exposures and investor reporting shall be satisfied through the provision of the information referred to in Annexes I to VIII of Delegated Regulation (EU) 2015/3 (the “CRA3 RTS”); and

●	stated that in circumstances where the adoption of the CRA3 RTS reporting templates may give rise to substantial and costly adjustments to reporting systems, an EU competent authority may take into account the type and extent of information already being disclosed by reporting entities.

In this regard, having regard to the Joint Statement, until such time that the Article 7 RTS are adopted and become effective Deutsche Bank AG, New York Branch intends to satisfy the EU Transparency Requirements relating to the provision of quarterly information on the underlying exposures and investor reporting by reporting (or cause to be reported) on the mortgage loans (including the trust subordinate companion loan) and the certificates using the U.S. CREFC® Investor Reporting Package as described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Information Available Electronically”. It is intended that once Article 7 RTS are adopted and take effect, Deutsche Bank AG, New York Branch will report (or cause to be reported) on the mortgage loans and the trust subordinate companion loan using the Article 7 RTS. If an EU competent authority were to determine that the U.S. CREFC® Investor Reporting Package is not sufficient to comply with the EU Transparency Requirements, it may impact compliance with the EU Securitization Regulation.

Each prospective investor in the offered certificates is required to independently assess and determine whether the information provided herein and in any reports provided to investors in relation to this transaction is sufficient to comply with the EU Due Diligence Requirements, including, without limitation, whether the commitment of the Retaining Parties to retain a material net economic interest in the securitization under the EU Credit Risk Retention Agreement as set out under “EU Securitization Regulation Requirements” is sufficient to satisfy the EU Risk Retention Requirement and whether the information set out in this prospectus generally, together with the information in the U.S. CREFC® Investor Reporting Package is sufficient for such EU Institutional Investor to satisfy the EU Due Diligence Requirements.

Notwithstanding anything in this prospectus to the contrary, none of the Retaining Parties nor any other party to the securitization transaction (including, without limitation, the master servicer or special servicer) described in this prospectus:

●	makes any representation or warranty that (i) the VRR Interest specified to be acquired and retained by each Retaining Party, or (ii) the provision of any information in this prospectus, or other any reports that may be made available to any certificateholder for purposes of the EU Transparency Requirements or otherwise, at any time suffices, or will suffice, for the purposes of any EU Institutional Investor’s compliance with any EU Due Diligence Requirements;

●	has any obligation to provide any further information, or to take any other steps, that may be required by any EU Institutional Investor to enable its compliance with the requirements of any EU Due Diligence Requirements or any other applicable legal, regulatory or other requirements; or

●	has any liability to any prospective investor or certificateholder or any other person for any non-compliance by any such person with the EU Due Diligence Requirements or any other applicable legal, regulatory or other requirements.

A failure to comply with the EU Retention Due Diligence Requirements may negatively impact the regulatory position of an EU Institutional Investor in the offered certificates and, in addition, may have a negative impact on the value and liquidity of the offered certificates in the secondary market. Prospective investors and certificateholders are responsible for analyzing their own regulatory position; and are encouraged (where relevant) to consult their own investment and legal advisors regarding: (a) the scope and applicability of the EU Due Diligence Requirements, the information as to such matters included in this prospectus and their compliance with any applicable EU Due Diligence Requirements; and (b) the suitability of the offered certificates for investment.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates

As described in this prospectus, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on such class of subordinate certificates will be subordinated to the rights of the holders of more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-M, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the senior certificates. The Class A-M certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or buy any of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If prepayment principal distributions are very high, holders of certificates purchased at a premium or holders of any of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for the borrower to repay by the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan or any mezzanine lender (if any)

may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the following table is based upon all or a portion of the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class or Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M
Class X-B	Class B, Class C
Class X-D	Class D, Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and/or Class X-H certificates. Investors in the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class S and Class R certificates and the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled principal balance certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of any of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of any of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of any of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. A reduction in the certificate balance of the Class G certificates will result in a corresponding reduction in the notional amount of the Class X-G certificates. A reduction in the certificate balance of the Class H certificates will result in a corresponding reduction in the notional amount of the Class X-H certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and

“Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment. The directing holder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, any servicing shift mortgage loan or any applicable excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), occurs and is continuing, the directing holder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing holder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan. In addition, for so long as no 3 Columbus Circle control appraisal period is continuing, the 3CC risk retention consultation party will have certain consultation rights with respect to the 3 Columbus Circle mortgage loan). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the directing holder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement or trust and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder, the controlling note holder for any servicing shift whole loan, the risk retention consultation parties and the directing holder (or equivalent entity) under the pooling and servicing agreement or the trust and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)    may take actions that favor its own interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, any risk retention consultation party, a controlling companion loan holder or the directing holder (or the equivalent) under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than any servicing shift whole loan), for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender, taking into account the subordinate nature of a subordinate companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, any servicing shift whole loan or any related REO property. Additionally, with respect to each servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. In general, the directing holder will have the right to terminate and replace the special servicer (other than with respect to any servicing shift whole loan) with or without cause so long as no control termination event has occurred and is continuing as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement (and with respect to the 3 Columbus Circle whole loan for so long as a control termination event is continuing with respect to the 3 Columbus Circle whole loan), the special servicer may also be removed (other than with respect to any servicing shift whole loan) in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the principal balance certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 66 2/3% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) certificateholders holding more than 50% of each class of “non-reduced certificates” (each class of pooled certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class S and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

Additionally, with respect to each servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling companion loan will have the right to terminate and replace the special servicer (solely with respect to such servicing shift whole loan) with or without cause at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Control Rights with respect to Servicing Shift Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to the trust subordinate companion loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have or may in the future have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (including the trust subordinate companion loan under limited circumstances) or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the co-lender agreement or intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except German American Capital Corporation, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to each of the 3 Columbus Circle mortgage loan (6.5%) and the 101 California mortgage loan (3.5%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and other unscheduled principal payments (other than in connection with payments made following a casualty or condemnation) with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan and the related pari passu companion loans on a pro rata and pari passu basis and to the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “U.S. Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be allowed to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and, the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC, as applicable, may be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount. One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

State and Local Taxes Could Adversely Impact Your Investment. In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the Depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 46 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,151,000,363 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan. The “Cut-off Date” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan is the later of the related due date in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first due date after April 2019, the date that would have been its due date in April 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

Twelve (12) of the Mortgage Loans (41.8%) are each part of a larger whole loan (a “Whole Loan”), each of which is comprised of (i) the related Mortgage Loan, (ii) one or more loans that are pari passu in right of payment to the related Mortgage Loan (each referred to in this prospectus as a “Pari Passu Companion Loan”) and (iii) in the case of 3 of the Mortgage Loans (15.2%) one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan”). Each of the Pari Passu Companion Loans and the Subordinate Companion Loans are referred to in this prospectus as a “Companion Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the 3 Columbus Circle Whole Loan, there is one Subordinate Companion Loan relating to the 3 Columbus Circle Mortgage Loan, the Subordinate Companion Loan identified as Note B which will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $105,000,000. Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class 3CC-A and Class 3CC-B certificates and the 3CC-VRR Interest (the “Loan-Specific Certificates”).

The Mortgage Loans were originated or acquired by the mortgage loan sellers set forth in the following chart. The mortgage loan sellers will sell their respective Mortgage Loans and the Trust Subordinate Companion Loan to the depositor, which will in turn sell the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation(1)(2)	14	$396,171,363	34.4%
Citi Real Estate Funding Inc.	16	341,571,159	29.7%
JPMorgan Chase Bank, National Association(3)	14	278,257,841	24.2%
JPMorgan Chase Bank, National Association/German American Capital Corporation(4)	1	75,000,000	6.5%
German American Capital Corporation/Citi Real Estate Funding Inc.(5)	1	60,000,000	5.2%
Total	46	$1,151,000,363	100.0%

(1)	Eleven (11) mortgage loans (24.5%) were originated by Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of German American Capital Corporation (“GACC”).

(2)	The Saint Louis Galleria mortgage loan (5.2%) is part of a whole loan that was co-originated by Société Générale, Financial Corporation and DBNY.

(3)	The 101 California mortgage loan (3.5%) is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Goldman Sachs Mortgage Company.

(4)	The 3 Columbus Circle mortgage loan (6.5%) is part of a whole loan as to which separate notes are being sold by JPMCB and GACC. Such whole loan was originated by JPMCB, and DBNY subsequently acquired a portion of such whole loan from JPMCB. Note A-1-1 with a Cut-off Date Balance of $50,000,000 is being sold by JPMCB and Note A-2-1 with a Cut-off Date Balance of $25,000,000 is being sold by GACC. GACC will also sell Note B-2 with a Cut-off Date Balance of $53,550,000 and JPMCB will also sell Note B-1 with a Cut-off Date Balance of $51,540,000. Note B-1 and Note B-2 will evidence the trust subordinate companion loan and will not be part of the mortgage pool backing the pooled certificates.

(5)	The ARC Apartments mortgage loan (5.2%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and GACC. The mortgage loan is evidenced by two promissory notes, Note A1-A1 with a Cut-off Date Balance of $22,000,000 as to which CREFI is acting as the mortgage loan seller and Note A1-B with a Cut-off Date Balance of $38,000,000 as to which GACC is acting as the mortgage loan seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on April 11, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

The information presented in this prospectus with respect to the Loan Per Net Rentable Area, Loan-to-Value Ratio, Loan-to-Value Ratio at Maturity or ARD, Underwritten NCF DSCR, Underwritten NCF Debt Yield and Underwritten NOI Debt Yield for each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan or Companion Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan or Companion Loan that provides for interest only payments through maturity or anticipated repayment date, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter, (ii) in the case of a Mortgage Loan or Companion Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period and (iii) in the case of the Saint Louis Galleria Mortgage Loan (5.2%) and Dollar General Mortgage Loan (2.5%), the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal and interest schedule set forth on Annex G and Annex H, respectively. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan or Companion Loan, as applicable following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan and without regard to any related Subordinate Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as-is” value, the appraisal states an appraised value based on hypothetical or other projected values for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has generally taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value” in this prospectus, the Cut-off Date Loan-to-Value Ratio, or the Loan-to-Value Ratio at Maturity or ARD for such Mortgage Loans has been calculated based on the “as-stabilized” or “hypothetical as-is” Appraised Value of a related Mortgaged Property, or in certain other cases, based on an Appraised Value that includes certain property that does not constitute real property or determined inclusive of the present value of a tax abatement or development incentives. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date or due at maturity, as the case may be) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the

Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Lease Expiration” means the date at which the applicable tenant’s lease is scheduled to expire.

“Loan Per Net Rentable Area” means the principal balance per unit of measurement as of the Cut-off Date.

“Loan-to-Value Ratio,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Cut-off Date LTV Ratio was calculated using the related “as-stabilized” or “hypothetical as-is” Appraised Values or other projected values, as opposed to the “as-is” Appraised Value.

●	With respect to each of the Mortgage Loans listed in the following table, the applicable Cut-off Date LTV Ratio was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Cut-off Date LTV Ratio calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Cut-off Date LTV Ratio	Earnout or Holdback Reserve Amount	Cut-off Date LTV Ratio
Huntsville Self Storage Portfolio	1.0%	59.0%	$400,000	57.0%

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity or ARD”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	In the case of an ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Loan-to-Value Ratio at Maturity or ARD was calculated using the related “as-stabilized” or “hypothetical as-is” Appraised Values or other projected values, as opposed to the “as-is” Appraised Value.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, self-storage and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use properties (to the extent the related Mortgaged Property includes office, retail or industrial space), the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality and mixed use (to the extent the related Mortgaged Property includes hospitality space) properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provision” means the number of payments from the first due date through and including the maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same sponsor or with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Hard Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Hard Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Springing Soft Lockbox”: means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Soft Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten EGI” or “UW EGI”, with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●	in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to each of the Mortgage Loans listed in the following table, the applicable Underwritten NCF Debt Yield was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NCF Debt Yield calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NCF Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NCF Debt Yield
Huntsville Self Storage Portfolio	1.0%	8.3%	$400,000	8.6%

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to each of the Mortgage Loans listed in the following table, the applicable Underwritten NOI Debt Yield was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NOI Debt Yield calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NOI Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NOI Debt Yield
Huntsville Self Storage Portfolio	1.0%	8.7%	$400,000	9.0%

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. For example, with respect to certain of the 15 largest Mortgage Loans, including 3 Columbus Circle (6.5%), 5202 Ben White (3.7%) and 101 California (3.5%), UW NOI and UW NCF were based on the average rent of the sole or certain top five tenants at the related Mortgaged Property by net rentable area during the term of the related lease (or, in some cases, the term of the related Mortgage Loan), due to the investment grade rating or institutional tenant status of the applicable tenants and/or lease guarantors.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,” or “UW NCF DSCR,” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	In the case of the Saint Louis Galleria Mortgage Loan (5.2%) and Dollar General Mortgage Loan (2.5%),which accrue interest for an initial interest-only period and then accrues interest and amortizes based on the assumed principal and interest payment schedule in Annex G and Annex H, respectively, UW NCF DSCR is calculated using the sum of the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal and interest schedule set forth on Annex G and Annex H, respectively

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income,” “Underwritten NOI,” or “UW NOI,” with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent and/or in occupancy, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator or appraiser; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below. In the case of certain of the top 15 Mortgage Loans, including 3 Columbus Circle (6.5%), 5202 Ben White (3.7%) and 101 California (3.5%), UW NOI and UW NCF were based on the average rent of the sole or certain top five tenants at the related Mortgaged Property by net rentable area during the term of the related lease (or, in some cases, the term of the related Mortgage Loan), due to the investment grade rating or institutional tenant status of the applicable tenants and/or lease guarantors.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	In the case of the Saint Louis Galleria Mortgage Loan (5.2%) and Dollar General Mortgage Loan (2.5%), which accrue interest for an initial interest-only period and then accrues interest and amortizes based on the assumed principal and interest payment schedule in Annex G and Annex H, respectively, UW NOI DSCR is calculated using the sum of the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal and interest schedule set forth on Annex G and Annex H, respectively.

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self-storage property, the number of storage units and (d) in the case of a Mortgaged Property operated as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

The issuing entity will include 15 Mortgage Loans (46.6%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan or Whole Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	18	$392,511,775	34.1%
CBD	8	312,342,547	27.1
Suburban	10	80,169,228	7.0
Multifamily	15	228,990,844	25.1
Garden	6	115,497,351	10.0
Mid Rise	2	60,200,000	5.2
High Rise	1	60,000,000	5.2
Student Housing	6	53,293,493	4.6
Retail	43	172,130,236	15.0
Anchored(2)	42	170,118,087	14.8
Unanchored	1	2,012,149	0.2
Mixed Use	7	135,800,000	11.8
Hospitality/Other	1	40,000,000	3.5
Office/Gallery	1	40,000,000	3.5
Multifamily/Retail	4	34,800,000	3.0
Office/Retail	1	21,000,000	1.8
Hospitality	7	112,502,266	9.8
Full Service	1	35,500,000	3.1
Extended Stay	3	31,818,145	2.8
Limited Service	2	29,900,000	2.6
Select Service	1	15,284,121	1.3
Self-Storage	6	31,400,000	2.7
Land - Retail	1	11,000,000	1.0
Industrial - Warehouse	1	6,665,242	0.6
Total	98	$1,151,000,363	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	Includes super regional mall, anchored, single tenant and shadow anchored properties.

Office Properties. With respect to the office properties set forth in the above chart and mixed use properties with office components:

●	With respect to the 3 Columbus Circle Mortgaged Property (6.5%), the 101 California Mortgaged Property (3.5%) and the Flight Mortgaged Property (2.9%), in each case, the related borrower sponsor owns one or more properties that compete with the Mortgaged Property within a five mile radius of the Mortgaged Property. The Flight Mortgage Loan documents include anti-poaching provisions that restrict the borrower, guarantor or their affiliates from soliciting certain tenants that were tenants at the Mortgaged Property within the past six months, or terminating or shortening the term of the leases of certain material tenants in order to solicit such tenants to lease any of the competitive space.

●	With respect to the Flight Mortgaged Property (2.9%), the second largest tenant at the Mortgaged Property, The Nature Conservancy, is a nonprofit, tax-exempt charitable organization under Section 501(c)(3) of the Internal Revenue Code.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties. With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart:

●	With respect to the ARC Apartments Mortgage Loan (5.2%), the related Mortgaged Property benefits from a fifteen-year 421(a) tax abatement program, which requires that all of the units at the ARC Apartments Mortgaged Property to be designated as rent stabilized. While the units at the ARC Apartments Mortgaged Property are currently leased at rents that are considered to be at market level, future rent increases at the ARC Apartments Mortgaged Property will be regulated by rent stabilization laws determined by the NYC Rent Guidelines Board.

●	With respect to the AT580 Multi Mortgage Loan (3.3%), 11 of the 179 units (6.1% of units and 6.5% of underwritten base rent) at the related Mortgaged Property are operated under an exclusive partnership agreement and furnished revenue share agreement with National Corporate Housing (“NCH”), an executive leasing company that places temporary tenants. At the end of each month, the borrower and NCH are required to total up the revenue of each suite and (i) a 50%/50% (borrower/NCH) split, minus parking, will be calculated for units that are jointly furnished by the borrower and NCH and (ii) a 65%/35% (borrower/NCH) split, minus parking, will be calculated for units that are furnished by the borrower. According to the NCH agreement, the furnished revenue share agreement can be terminated by either party for any reason with at least 30 days written notice.

●	With respect to the Tailor Lofts Mortgage Loan (3.3%), the related Mortgaged Property is predominantly occupied by students. The Mortgaged Property also includes 8,840 square feet (out of a total of 159,138 square feet) of street level retail space that is occupied by two tenants.

●	With respect to the Tailor Lofts Mortgage Loan (3.3%), the borrower sponsor owns another property within a five-mile radius which primarily operates as a student housing property.

●	With respect to the Vie Portfolio Mortgage Loan (1.5%), the related Mortgaged Properties are secured by student housing properties with increased vacancies over the summer months, with more than 90% of the Mortgaged Properties occupied by students. At origination of the Mortgage Loan, the related borrowers deposited $61,875 into a seasonality reserve, which is required to be further funded by deposits of (i) $12,375.00 on March 1, April 1 and May 1 of 2019, and (ii) thereafter, on each October 1, November 1, December 1, January 1, February 1, March 1, April 1 and May 1, commencing on October 1, 2019 (the “Seasonality Payment Period”), an amount determined by the lender on or before October 1 of each year (commencing on October 1, 2019) equal to the amount which, if added to net operating income of the Mortgaged Properties for the immediately preceding period spanning June 1, July 1 and August 1 (the “Seasonality Disbursement Period”), would cause the debt service coverage ratio for such immediately preceding Seasonality Disbursement Period to equal 1.35x.

●	With respect to the Vie Portfolio Mortgaged Loan (1.5%), certain portions of the improvements of the Ella Lofts Mortgaged Property (0.3%) encroaches into a certain 25-foot public access and utility easement. The related borrower is required by the Mortgage Loan documents to use commercially reasonable efforts to obtain an encroachment license, or other similar document, for such encroachment from the governmental authority having jurisdiction over the Ella Lofts Mortgaged Property, which license documents the approval of the retaining wall and improvements located within the easement area and the agreement not to enforce a removal or relocation thereof. The Mortgage Loan documents provide for a non-recourse carveout for any losses associated with the encroachment or a breach of the requirement to obtain an encroachment license.

●	With respect to The Landing Mortgage Loan (2.1%), as of January 7, 2019, approximately 20% of the tenants were military tenants employed at Tinker Air Force Base according to the related borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Retail Properties. With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●	With respect to the Saint Louis Galleria Mortgaged Property (5.2%), the related borrower sponsor currently owns a retail property within a 5-mile radius of the Mortgaged Property that partially competes with the Mortgaged Property. No anti-poaching agreement is in place between the Mortgaged Property and the partially competitive retail property.

●	With respect to the Roanoke Crossing Shopping Center Mortgage Loan (1.4%), JPMCB, the related mortgage loan seller, is the 4th largest tenant at the Mortgaged Property by net rentable area.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties. With respect to the mixed-use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more hospitality, office, retail, gallery and/or multifamily components, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and/or “—Multifamily Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties. With respect to the hospitality properties and mixed use properties with hospitality components set forth in the below chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance by Allocated Loan Amount	% of Initial Pool Balance by Allocated Loan Amount	Expiration of License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date	Upfront PIP Reserve	Renewal Option
Embassy Suites Scottsdale	$35,500,000	3.1%	6/30/2036	2/6/2029	N/A	No
Homewood Suites Philadelphia – Valley Forge	$15,284,121	1.3%	4/18/2024	3/1/2029	N/A	No
Hilton Garden Inn – Valley Forge	$15,284,121	1.3%	4/30/2030	3/1/2029	N/A	No
AC Marriott Downtown Tucson	$15,000,000	1.3%	9/21/2047	1/6/2029	N/A	No
Residence Inn Anaheim Hills Yorba Linda	$14,900,000	1.3%	1/17/2034	2/6/2029	$227,513	No
Texas Marriott & Hilton Portfolio – Residence Inn Laredo	$8,267,012	0.7%	2/19/2034	3/6/2029	$2,135,522	No
Texas Marriott & Hilton Portfolio – Homewood Suites Brownsville	$8,267,012	0.7%	8/31/2030	3/6/2029	N/A	No

●	With respect to the Soho Beach House Mortgage Loan (3.5%), the related Mortgaged Property is a mixed-use development consisting of 49 hotel guestrooms, four food and beverage outlets, event space and a full service spa. The hotel is not subject to a franchise agreement. The operating tenant pledged its interest in the Soho House license agreement to the borrower under a security agreement. The related Mortgaged Property may not be subjected to a franchise agreement, without the lender’s consent under the Soho Beach House Mortgage Loan documents. The entire Mortgaged Property is self-managed pursuant to an operating lease agreement with a borrower affiliate as the operating tenant and the borrower does not own the intellectual property used at the Soho Beach House Mortgaged Property. The operating tenant pledged its interest in the Soho House license agreement to the borrower under a security agreement. The affiliated operating tenant is entitled to use the intellectual property pursuant to license agreements with the registered mark holders and such rights have been sublicensed (in accordance with the terms of each license agreement) to the lender. The license agreements cannot be terminated by any party so long as any loan secured directly or indirectly by the Soho Beach House Mortgaged Property is outstanding without the prior written consent of each such lender. In addition, the lender (as sublicensee) has notice and cure rights with respect to any defaults under each license agreement. Under the cooperation and transition agreement, during a Transition Period (defined below), the borrower, operating tenant, each licensor under the license agreements, and the other upper tier entities identified therein agree to continue the uninterrupted operation of the Soho Beach House Mortgaged Property and related collateral in substantially the same manner (and to substantially the same standard) in which they operated on the origination date. In connection with such cooperation, such parties are required to, among other things, maintain all membership plans, rules, regulations and related documents, provide relevant business information, maintain all permits and licenses, the operating lease and major contracts, use of the IT systems and provide access to employment records. Upon the expiration of the Transition Period, such parties’ obligations to cooperate post-foreclosure and the right to use the intellectual property will cease and the Mortgaged Property will no longer be able to operate as a SoHo House property. In addition, operating tenant granted the power of attorney to lender to enforce operating tenant’s rights under the license agreements described above. ”Transition Period” means the period beginning on the first day on the earliest of (i) the acceleration of the Mortgage Loan or the related mezzanine loan following the occurrence of an event of default (as defined in the related loan agreement and the related mezzanine loan agreement, as applicable), (ii) an event of default (as defined in the related loan agreement and the related mezzanine loan agreement, as applicable)) arising from failure to repay the Mortgage Loan or the related mezzanine loan upon maturity, or (iii) the commencement by the mortgage lender or the mezzanine lender, as applicable, of the exercise of remedies following the occurrence of an event of default (as defined in the related loan agreement and the related mezzanine loan agreement, as applicable) and ending on the later of fifth (5th) anniversary of the date that either (x) the mortgage lender (or its designee or nominee) obtains title to the related Mortgaged Property (or such earlier date as elected) or (y) the mezzanine lender (or its designee or nominee) obtained title to the mezzanine loan collateral, or such earlier date as elected.

●	With respect to the Soho Beach House Mortgage Loan (3.5%), the Mortgaged Property is managed pursuant to an operating lease with Soho House Beach House LLC, which is an affiliate of the related borrower. The lender received an equity pledge in the operating tenant and upon the occurrence and existence of an event of default, the lender has the right to foreclose on that pledge and control the operating tenant. Because the equity interest in the operating tenant may not qualify as an interest in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations may restrict the issuing entity from taking title to such pledged equity interest. Therefore, upon the occurrence of an event of default under the Mortgage Loan and an ensuing foreclosure with respect to the Mortgage Loan, the pooling and servicing agreement may not permit the issuing entity to take title to such equity interest (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell the equity interest and apply the proceeds toward the repayment of the Mortgage Loan. Depending on market conditions, the proceeds from the sale of the equity interest could be less than the proceeds that would be received if the special servicer had foreclosed on the equity interest and sold it at a later date.

●	With respect to the Soho Beach House Mortgage Loan (3.5%), total revenue at the related Mortgaged Property consists of five main components: food and beverage (49.0% of underwritten revenue), membership sales (23.6% of underwritten revenue), guestroom revenue (18.1% of underwritten revenue), parking and other sales (5.9% of underwritten revenues) and spa sales (3.4% of underwritten revenue). For more information regarding membership sales in respect of the Soho Beach House Mortgaged Property, see “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information—Collateral Asset Summary – Loan No. 8--Soho Beach House” on Annex A-3.

●	With respect to the Embassy Suites Scottsdale Mortgage Loan (3.1%), food and beverage revenue comprises 23.8% of Underwritten Revenues.

●	Certain Mortgaged Properties may consist in whole or part of hotel properties or mixed use properties with hotel components where new competitive supply is anticipated to be 75% or more competitive. For example, as among the 20 largest Mortgage Loans, with respect to the Soho Beach House Mortgaged Property (3.5%), the related appraisal identifies a 357-room Cadillac Hotel & Beach Club that opened in August 2018 as directly competitive with the Mortgaged Property.

In addition, with respect to the Homewood Suites Philadelphia – Valley Forge Mortgaged Property (1.3%) and the Hilton Garden Inn – Valley Forge Mortgaged Property (1.3%), the related borrower sponsor owns both Mortgaged Properties, which are located within five miles of each other and directly compete with each other. The related borrower sponsor also owns a Hampton Inn & Suites Valley Forge Oaks, which is located approximately 2.5 miles from both Mortgaged Properties and competes directly with the Mortgaged Properties. In addition, a Hampton Inn & Suites Valley is currently being developed by the related borrower sponsor on the parcel adjacent to the Homewood Suites Philadelphia – Valley Forge Mortgaged Property. The new hotel is expected to open in July 2019, and is expected to compete directly with the Mortgaged Property

●	Hospitality properties may be particularly affected by seasonality. The Soho Beach House Mortgage Loan (3.5%) requires a seasonality reserve on an ongoing basis, however such reserve is funded after debt service on the related mezzanine loan. The borrower is only required to deposit funds into the seasonality reserve to the extent of sufficient excess cash flow and any outstanding balance will accrue and will be required to be paid on each subsequent monthly payment date to the extent of excess cash until such accrued balance is reduced to zero. The Embassy Suites Scottsdale Mortgage Loan (3.1%) requires a seasonality reserve on an ongoing basis.

●	With respect to the Soho Beach House Mortgage Loan (3.5%), the liquor license is currently held by an affiliate of borrower (the operating tenant). The liquor license holder entered into an agreement that remains in effect until the earlier of such time that the designee of the lender obtains a liquor license or 120 days from the transfer of ownership of the Mortgaged Property to lender following and during the continuance of an event of default under the loan agreement. During this transition period, the operating tenant grants the lender a license to sell alcohol at the Mortgaged Property, is required to cooperate with lender or its designee for the continued operation of the property and assist with obtaining a new liquor license issued in lender or its designee’s name.

●	Certain of the hospitality properties securing the Mortgage Loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. See “—Redevelopment, Renovation and Expansion” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and
“—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self-Storage Properties. With respect to the self-storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Industrial Properties. With respect to the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Leased Fee. In the case of the Rosemont Commons Fee Mortgage Loan (1.0%), the borrower used the loan proceeds to acquire the fee interest in the related Mortgaged Property from the previous owner of the Mortgaged Property, which was then leased-back to the prior owner pursuant to a 99-year “absolute net” ground lease. The Mortgage Loan is secured by the fee interest, but not the improvements in the Mortgaged Property. Certain factors may adversely affect the operation and value of a Mortgaged Property that consists entirely of a leased fee interest. See “Risk Factors—Leased Fee Properties Have Special Risks”. The ground lessee has the option to purchase the related fee interest at commencement of the 31st lease year at a purchase price equal to 112.5% of the borrower’s purchase price, and further options at the commencement of the 60th and 90th lease years.

Specialty Use Concentrations. Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example, with respect to the 5 largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants operate their space as a specialty use, as set forth in the following table:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Social/Networking Space	2	8.3%
Theater	1	5.2%
Bank Branch	1	3.5%
Gym, fitness center, spa, salon, pool or health club	1	2.9%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Units/Sq. Ft./Rooms(1)	UW NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)	U/W Maturity Date NOI Debt Yield(1)	Property Type
3 Columbus Circle	$75,000,000	6.5%	$650	2.91x	45.4%	12.3%	Office
3 Park Avenue	$60,000,000	5.2%	$273	1.84x	36.0%	10.0%	Office
Saint Louis Galleria	$60,000,000	5.2%	$515	1.67x	51.5%	11.3%	Retail
ARC Apartments	$60,000,000	5.2%	$221,963	3.48x	32.0%	14.7%	Multifamily
9800 Wilshire	$55,000,000	4.8%	$965	1.52x	53.2%	7.9%	Office
5202 Ben White	$43,000,000	3.7%	$176	1.98x	62.8%	9.8%	Office
101 California	$40,000,000	3.5%	$421	3.22x	35.9%	12.8%	Office
Soho Beach House	$40,000,000	3.5%	$1,122,449	4.75x	25.7%	28.0%	Mixed Use
Pace Gallery HQ	$40,000,000	3.5%	$1,207	1.62x	50.0%	9.0%	Mixed Use
AT580 Multi	$38,500,000	3.3%	$215,804	1.43x	74.3%	9.5%	Multifamily
Top 10 Total/Wtd. Avg.	$511,500,000	44.4%		2.43x	46.0%	12.3%

(1)	With respect to the 3 Columbus Circle, the 3 Park Avenue, the Saint Louis Galleria, ARC Apartments, 101 California, Soho Beach House and Pace Gallery HQ Mortgage Loans, Loan per Sq. Ft./Rooms, UW NCF DSCR, Cut-off Date LTV Ratio and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Saint Louis Galleria Mortgage Loan (5.2%), interest accrues for an initial interest-only period and then accrues interest and amortizes based on the assumed principal and interest payment schedule in Annex G, debt service coverage ratios are calculated using the sum of the first 12 whole loan principal and interest payments after the expiration of the whole loan interest only period based on the assumed principal and interest payment schedule set forth in Annex G.

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the fifteen largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include 9 Mortgage Loans (13.0%), set forth in the following table entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The following table shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Dollar General Portfolio	$29,200,000.00	2.5%
Tulsa Office Portfolio	28,646,290.49	2.5
Vie Portfolio	17,500,000.00	1.5
Texas Marriott & Hilton Portfolio	16,534,024.15	1.4
Compass Self Storage PA & FL Portfolio	14,450,000.00	1.3
69 Clinton & 28 East 13th Street Portfolio	12,400,000.00	1.1
Huntsville Self Storage Portfolio	11,600,000.00	1.0
Walgreens – MA & NH	10,700,000.00	0.9
Massman Ina Portfolio	8,677,390.80	0.8
Total	$149,707,705	13.0%

In addition, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Three (3) groups of Mortgage Loans, (11.1%), set forth in the following table entitled “Related Borrower Loans”, are not cross-collateralized but have the same borrower sponsor or borrower sponsors related to each other. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
5202 Ben White	$43,000,000	3.7%
Atlantic Gardens	15,000,000	1.3
Total for Group 1:	$58,000,000	5.0%
Group 2:
Atrium Two	$25,500,000	2.2%
Meridian Tower	13,201,684	1.1
Total for Group 2:	$38,701,684	3.4%
Group 3:
Homewood Suites Philadelphia – Valley Forge	$15,284,121	1.3%
Hilton Garden Inn – Valley Forge	15,284,121	1.3
Total for Group 3:	$30,568,242	2.7%

Mortgage Loans with related borrower sponsors are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	11	$282,630,329	24.6%
California	7	$181,892,288	15.8%
Texas	10	$155,651,234	13.5%
Ohio	4	$102,000,000	8.9%
Missouri	1	$60,000,000	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout (16) other states, with no more than 4.6% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Twenty-one (21) Mortgaged Properties, securing approximately 35.6% of the Initial Pool Balance by Allocated Loan Amount, are located in California, Washington, Florida and Texas and are more susceptible to wildfires.

Eight (8) Mortgaged Properties, securing approximately 17.7% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 22.0%. The Mortgage Loan documents for the 166 Geary Street Mortgage Loan (1.7%) require the related borrower to maintain earthquake insurance. As of the related origination date, the related borrower had obtained a stand-alone earthquake policy with limits in the amount of $13,650,000 per occurrence and annually in the aggregate and a $5,000 deductible.

Fourteen (14) Mortgaged Properties, securing approximately 18.3% of the Initial Pool Balance by Allocated Loan Amount, are located in Texas, Florida and Louisiana, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

Each of the ARC Apartments (5.2%), 5202 Ben White (3.7%), Pace Gallery HQ (3.5%), Flight (2.9%), The Crossing at Katy Ranch (2.7%), The Landing Apartments (2.1%), Baywood San Mateo (1.8%), AC Marriott Downtown Tucson (1.3%), 69 Clinton & 28 East 13th Street Portfolio (1.1%), 116 University Place (0.8%), Colony Retail (0.7%) and 161 Court Street (0.6%) Mortgage Loans are secured by Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan.

Each of the Dollar General Portfolio (2.5%), Rosemont Commons Fee (1.0%) and Walgreens – MA & NH (0.9%) Mortgage Loans are secured by Mortgaged Properties that are single tenant properties subject to double-net or triple-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property.

The 9800 Wilshire Mortgage Loan (4.8%) is secured by a Mortgaged Property for which the borrower was only able to provide limited historical financial information for the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Each of the 3 Columbus Circle (6.5%), 5202 Ben White (3.7%), Sharon Park Apartments (2.4%), Spring Hollow Apartments (2.3%), Liberty Station Retail (1.7%) and 166 Geary Street (1.7%) Mortgage Loans has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

Each of the 3 Columbus Circle (6.5%), 3 Park Avenue (5.2%), ARC Apartments (5.2%), 5202 Ben White (3.7%), AT580 Multi (3.3%) Vie Portfolio (1.5%), Homewood Suites Philadelphia – Valley Forge (1.3%), AC Marriott Downtown Tucson (1.3%) and 116 University Place (0.8%) Mortgage Loans are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the 5202 Ben White Mortgage Loan (3.7%), the Mortgaged Property consists of certain sub-condominium units, which sub-condominium units comprise a sub-condominium regime affecting a building, and related land, in a master condominium comprised of three buildings and their related land parcels. The master condominium unit owned by the borrowers votes jointly with the one of the other master condominium units, which together have one of the two votes in the master condominium regime, and the third master condominium unit has the second vote. Accordingly the borrowers do not control the master condominium. However, as owners of five of six sub-condominium units, the borrowers control the sub-condominium ,and accordingly, the borrowers’ approval would be required in connection with certain major decisions with respect to the master condominium regime, including termination of the master condominium regime.

With respect to the AT580 Multi Mortgage Loan (3.3)%, the Mortgaged Property consists of residential condominium units in a mixed-use development that also includes office, retail and garage units. The residential units owned by the borrower, and the non-collateral non-residential units, each have an aggregate of four votes, and each has the right to appoint an equal number of directors. Accordingly, the borrower does not control the condominium.

With respect to the Vie Portfolio Mortgage Loan (1.5%), a portion of the University Downs Mortgaged Property consists of 42 condominium units that are subject to a condominium regime governing a total of 272 condominium units. The condominiums are governed by a condominium association, consisting of a board with five members. The related borrower does not have the right to appoint a board member or control the condominium association, as the units comprising a portion of the University Downs Mortgaged Property constitute only 15.51% of the association. However, the related condominium declaration may be amended only by the affirmative vote of a majority of the members of the condominium association and the mortgagees. The Mortgage Loan documents provide for a nonrecourse carveout for any losses associated with (i) any modification, amendment, cancellation, surrender or termination of any of the condominium documents without the related lender’s prior written consent, or if there is any breach of any representation, warranty or covenant contained in any of the condominium documents or in the Mortgage Loan documents relating to the condominium documents; (ii) any claim against the related lender by the condominium association, any owner of a third party unit or any other person regarding defects that are associated with the condominium units (including, without limitation, third party units), any common elements, any limited common elements, or any other property described in the condominium declaration; and (iii) any assignment or other similar fee payable to the condominium association in connection with any sale, conveyance, assignment or transfer of all or any interest in a condominium unit.

With respect to the Homewood Suites Philadelphia - Valley Forge Mortgage Loan (1.3%), the related borrower owns one unit out of nine total condominium units comprising the related condominium regime. The borrower does not have control of the condominium board. Pursuant to the Mortgage Loan documents, the condominium documents cannot be amended without the prior written consent of the related lender.

With respect to the 116 University Place Mortgage Loan (0.8%), the Mortgage Loan is secured by one commercial condominium unit in a mixed-use condominium regime consisting of one commercial unit, five residential units and five storage units. The Mortgaged Property consists of 20% of the interests in the common elements. The borrower has represented that six units are owned by an affiliate of the related borrower. The related borrower does not control the condominium, but has the ability to appoint one of the three directors on the board of directors. Additionally, the board of directors has agreed not to raise common charges by more than 103% year over year without the related lender’s consent and no amendments to the condominium documents may be made without the related lender’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The following table shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	96	$1,116,000,363	97.0%
Fee Simple/Leasehold	1	20,000,000	1.7
Leasehold	1	15,000,000	1.3
Total	98	$1,151,000,363	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

With respect to the AC Marriott Downtown Tucson Mortgage Loan (1.3%), in order to receive a tax abatement and certain sales tax savings, the predecessor-in-interest to the borrower conveyed (i) its fee interest to the portions of the Mortgaged Property consisting of the “Hotel Unit”, the “Retail Unit” and the “Retail Parcel” to the City of Tucson, and, in return, the City of Tucson leased such portions of the Mortgaged Property back to the predecessor-in-interest to the borrower pursuant to a ground lease (the “Hotel/Retail Ground Lease”) that expires in October 2025, and (ii) its fee interest to the “Parking Unit” portion of the Mortgaged Property to the Rio Nuevo Multipurpose Facilities District, a special taxing district of the State of Arizona (the “District”), and, in return, the District leased such portion of the Mortgaged Property back to the predecessor-in-interest to the borrower pursuant to a ground lease (the “Parking Ground Lease”) that expires in October 2042, unless the District’s charter is not renewed by the State of Arizona on or before the expiration date on or about July 1, 2035, at which time the Parking Ground Lease will automatically terminate. Upon any expiration, cancellation or other cessation of the existence of either ground lease, the fee interest in the Mortgaged Property will automatically revert to the borrower; however, in order to preserve certain tax benefits under the Hotel/Retail Ground Lease, upon the termination of the Hotel/Retail Ground Lease the borrower will be required to convey its fee interest in the portions of the Mortgaged Property consisting of the Hotel Unit, the Retail Unit and the Retail Parcel to the District, which fee interests will be automatically added to the Parking Ground Lease, and leased back to the borrower by the District pursuant to the Parking Ground Lease. At the origination of the Mortgage Loan, the Mortgage Loan was secured by the borrower’s leasehold interests in the Mortgaged Property and any after-acquired interest of the borrower in the foregoing fee interests. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information.

In general, unless the related fee interest is also encumbered by the related Mortgage (and therefore treated as a fee simple interest in the chart above), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty number 35 in Annex D-1 or representation and warranty number 36 in Annex E-1 indicated on Annex D-2, Annex D-3 or Annex E-2, as applicable, contains customary lender protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 13 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

●	With respect to the 9800 Wilshire Mortgaged Property (4.8%), the Phase I ESA identifies as a REC for the Mortgaged Property the historical operation of a gasoline and filling station with five underground storage tanks (USTs). Three USTs were removed from the Mortgaged Property in 1952 and the other two were removed in 1957. No documentation was available for the Phase I ESA consultant’s review to indicate whether, during removal of the USTs, soil samples were collected and analyzed for the presence of petroleum hydrocarbon impacts. Based on this lack of documentation, the Phase I ESA consultant concluded that there exists the potential for residual impacts associated with the historic USTs to exist at the Mortgaged Property, and thus, that there also exists the potential for vapor intrusion into the site building. The Phase I ESA consultant recommended indoor air sampling in the basement to address any vapor intrusion concerns and, if the findings are determined to be a concern, to mitigate them with the installation of a sub slab depressurization system (SSDS). In lieu of the recommended further investigation, a Lender Environmental Collateral Protection and Liability Insurance environmental insurance policy was put in place at the time of closing with the lender as the named insured. The policy, issued by Steadfast Insurance Company, a member company of Zurich North America, for a 13-year term, includes a limit of liability of $1,000,000 per claim and in the aggregate, and a self-insured retention of $25,000. Zurich North America is rated AA-/A+ by S&P and A.M. Best ratings, respectively.

●	With respect to the Flight Mortgage Loan (2.9%), the Mortgaged Property and its vicinity were historically used for landfilling and flood control going back to the 1920s, as the Army Corps of Engineers reportedly installed non-native fill reportedly containing organic materials that decomposed over time and resulted in methane generation to create flood control levees associated with the adjacent South Platte River. In addition, the Mortgaged Property was developed with industrial improvements in the 1960s and, when it was later demolished for redevelopment, asbestos contamination occurred in the soils. Several Phase I and Phase II Environmental Site Assessments were conducted at the Mortgaged Property for redevelopment, and the related subsurface investigation revealed contaminated soil and groundwater, as well as presence of soil vapor. A Voluntary Cleanup Plan (“VCUP”) was submitted to the Hazardous Materials and Waste Management Division (“HMWMD”) on September 22, 2016, and was subsequently approved by the State of Colorado, with the VCUP including a Materials Management Plan providing direction on how to remediate any contaminated materials encountered in the soil during redevelopment. To address vapor intrusion concerns, a vapor mitigation system, vapor monitoring and alarm systems were installed. On September 7, 2018, the HMWMD issued a No Action Determination for the VCUP, which included adjacent sites to the north and west and the Mortgaged Property. Based on the remedial actions taken and engineering controls installed onsite, the ESA concluded that the former contamination at the Mortgaged Property and its vicinity is not expected to represent a significant environmental concern, but constituted a controlled recognized environmental condition.

●	With respect to the Baywood San Mateo Mortgage Loan (1.8%), the related ESA indicated that a soil vapor intrusion study should be conducted to determine the presence of contamination at the Mortgaged Property associated with former dry-cleaning operations of an adjacent property. The estimated cost of the soil vapor intrusion study is between $50,000 and $250,000. In lieu of performing the soil vapor intrusion study, at origination, the borrower obtained an environmental insurance policy. The policy was issued by Zurich, with individual claim limits and an aggregate claim limit of $1,000,000 and a $25,000 deductible. The policy has a 13-year term and names the related lender as an additional insured.

For several of the properties, the related ESAs noted that onsite underground storage tanks (“USTs”) or leaking USTs previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as past investigations, cleanups or other response actions, quantities or types of hazardous materials involved, absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action at the current time. In some such cases even where regulatory closure was documented for past incidents the ESAs reported that requests to governmental agencies for any related files are pending; however, those ESAs concluded that nevertheless such incidents were not likely to be significant at the present time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to the 3 Park Avenue Mortgage Loan (5.2%), the Mortgaged Property is currently undergoing renovations to the lobby anticipated to cost approximately $3.0 million and the renovations are required to be completed by November 30, 2020 pursuant to the related Mortgage Loan documents. A reserve for such renovation work was not required at origination of the Mortgage Loan, but in the event that any event of default occurs under the Mortgage Loan documents, the related borrower is required to deposit cash or a letter of credit with the related lender in an amount that the related lender reasonably determines is necessary to complete such renovation.

●	With respect to the 5202 Ben White Mortgage Loan (3.7%), approximately $8,184,013 was deposited by the seller into an escrow held by a title company for completion of tenant improvement work and other work required to be completed by the seller of the Mortgaged Property for two of the three leases for the largest tenant, the City of Austin and approximately $1,153,322 was deposited into an escrow held by the title company for gap rent and operating expenses under such City of Austin leases. See “Tenant Issues-Lease Expirations and Terminations—Other” for additional information.

●	With respect to the 101 California Mortgage Loan (3.5%), the Mortgage Loan documents permit the related borrower to commence and complete certain renovations to the common areas and the plaza at the Mortgaged Property. The renovations are estimated to cost approximately $65.3 million in the aggregate, and may be completed in up to six phases. The borrower has signed a pre-construction services contract with a construction company, which is terminable with 30 days’ notice by the borrower. The Mortgage Loan documents provide that the borrower may proceed with the following phases: (i) renovation of the Pine Street lobby; (ii) renovation of the California Street lobby; (iii) construction of a tenant lounge or clubhouse at the Mortgaged Property; (iv) the renovations to the plaza; (v) the relocation of access to the subterranean parking garage; and (vi) construction of a conference facility or gym. The Mortgage Loan documents do not require the Borrower to commence construction on any of the phases nor require completion of the other phases following the commencement of one phase. There was no requirement for a reserve at origination related to such renovations.

●	With respect to the Soho Beach House Mortgage Loan (3.5%), the related Mortgaged Property is scheduled to undergo an approximately $5.3 million renovation which is expected to be completed before the end of 2019. The 2019 planned renovation includes major items such as renovating the Club Bar and public bathrooms, various guestroom upgrades, converting the penthouse space to a guestroom and refurbishments to the Ocho Taqueria & Tequila Bar. The 2019 planned renovation is not required under the Mortgage Loan documents; however, at origination, the related borrower deposited $2.5 million into the FF&E reserve account, which can be used for budgeted or lender approved capital expenditures, property improvements and replacement FF&E (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for penthouse renovation.

●	With respect to the Pace Gallery HQ Mortgage Loan (3.5%), as of December 31, 2018, the sole tenant has completed $5.5 million of interior build-out work with an estimated $12.6 million of work outstanding. In addition, the borrower is required to complete certain core and shell work under the terms of its lease with the sole tenant, of which $56.3 million has been completed and an estimated $8.7 million of hard costs is outstanding. On the origination date of the Mortgage Loan, the related borrower funded an upfront reserve of $6,792,677 for outstanding costs associated with core and shell work required to be completed by the related borrower. The related borrower sponsor also posted a $19.0 million letter of credit in respect of the sole tenant’s build-out work, which is to be released, provided no event of default has occurred and is continuing, upon the lender’s receipt of (i) an estoppel certificate from the sole tenant stating that the core and shell work has been completed in accordance with the terms of the tenant’s lease and (ii) a valid temporary certificate of occupancy for the related Mortgaged Property.

●	With respect to the Spring Hollow Apartments Mortgage Loan (2.3%), the Mortgaged Property is currently undergoing certain capital improvements, including in-unit renovations, common area renovations, exterior improvements and a mechanical reserve. At origination, the lender reserved $3,313,000 for the planned renovations.

●	With respect to the Vie Portfolio Mortgage Loan (1.5%), the related borrowers are required under the Mortgage Loan documents to complete certain planned capital improvements to the Colonie Mortgaged Property, the Hillcrest Oakwood Mortgaged Property, and the Southgate Mortgaged Property on or before the date that is 24 months from the Mortgage Loan origination date. The planned capital improvements include, among other items, replacing furniture and appliances, installation of new floors, and exterior painting, for a total estimated cost of $7,132,539. At origination of the Mortgage Loan, the related borrowers reserved $7,091,943 and are required to make monthly deposits of approximately $50,257 for the first 15 months of the term of the Mortgage Loan (for a total of approximately $753,850). In addition, the Mortgage Loan is recourse to the related borrowers for any failure to complete such planned capital improvements in accordance with the Mortgage Loan documents in an amount equal to the cost of the uncompleted planned capital improvements, plus any and all costs, interest and/or penalties which may be payable in connection therewith and any costs and expenses (including court costs and reasonable attorney’s fees) incurred by the related lender in connection therewith.

●	With respect to the Texas Marriott & Hilton Portfolio Mortgage Loan (1.4%), the related sponsor of the Residence Inn Laredo Mortgaged Property (0.7%) is required to complete a PIP with an estimated cost of $1.9 million. At origination, the related lender reserved $2,135,522 in connection with the required PIP, which is anticipated to be completed by February 2020.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 11 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

With respect to the Pace Gallery HQ Mortgage Loan (3.5%), the construction of the Mortgaged Property was not completed as of the date of origination; and therefore, a certificate of occupancy has yet to be issued for the Mortgaged Property. Based on an architect’s letter, the plans and specifications relating to the initial construction of the Mortgaged Property (which are inclusive of the interior portions of the Mortgaged Property to be constructed by the sole tenant) comply with applicable zoning ordinances and building codes, and if the remainder of the improvements at the Mortgaged Property (including those portions of the Mortgaged Property to be constructed by the sole tenant) are constructed in accordance with these plans and specifications and otherwise in accordance with applicable law, the Mortgaged Property will be eligible to receive a certificate of occupancy. The Mortgage Loan documents provide for a recourse carve-out for losses in connection with the failure to obtain a certificate of occupancy for the Mortgaged Property. However, we cannot assure you that the non-recourse carve-out guarantor would, or would be in a position to, fulfil its obligations in respect of any losses if it were required to do so.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation or condemnation proceedings. For example:

With respect to the Roanoke Crossing Shopping Center Mortgage Loan (1.4%), the related borrower sponsor, who is also the non-recourse carveout guarantor of the Mortgage Loan, is subject to several pending lawsuits from investors in the related borrower sponsor’s real estate portfolio. In each case, the complaint alleges various tort causes of action including misrepresentations made in connection with the plaintiffs’ investments. The plaintiffs are represented by the same counsel and have made claims for damages ranging from $2,000,000 to $5,000,000. In one of the cases, a trial occurred in July 2018, and the jury found in favor of the plaintiffs, and awarded damages in the amount of $4,317,387 and punitive damages in the amount of $8,000,000. The related borrower sponsor is in the process of appealing the judgment and award. The remaining cases are in various stages of litigation, and the related borrower sponsor is defending the lawsuits and has denied all claims and disputed the claimed damages amount. In addition, the Mortgage Loan documents provide for a non-recourse carveout for any losses associated with the aforementioned litigations or any other litigation where the related borrower sponsor and certain of his affiliates are defendants and which is brought by any party that owns or holds a direct or indirect interest in the related borrower. However, we cannot assure you that the non-recourse carve-out guarantor would, or would be in a position to, fulfil its obligations in respect of any losses.

With respect to the Massman Ina Mortgage Loan (0.8)%, the non-recourse carveout guarantor, Kenneth Levy, was a defendant (among other defendants) of various shareholder derivative suits filed in state and federal courts during 2006-2009, in his capacity as the former Chairman of the board of directors, compensation committee member, director and CEO of KLA-Tencor. Certain of these suits were related to an investigation of KLA-Tencor by the SEC and other federal agencies regarding alleged illegal backdated stock option grants and materially misleading financial reporting between 1997-2005. Mr. Levy left KLA-Tencor and became Chairman Emeritus of the company in October, 2006. In mid-2007, KLA-Tencor (i) retroactively re-priced all outstanding stock options held by Mr. Levy and other executives, resulting in KLA-Tencor’s restating financial results from mid-1997 to mid-2002, and taking a non-cash charge of $370 million for stock-based compensation expenses and (ii) reached a settlement with the SEC. In early 2008, KLA-Tencor agreed to pay $65 million to settle a shareholder lawsuit over backdated stock-option grants. Other shareholder derivative suits were filed during 2006-2009 against Mr. Levy (and other defendants) as board member and compensation committee member of three other public companies with similar investigations on stock option grants backdating; however, each such action was settled or dismissed with prejudice.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-seven (27) of the Mortgage Loans (66.6%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan or credit facility secured by the related Mortgaged Property.

Fifteen (15) of the Mortgage Loans (27.4%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Three (3) of the Mortgage Loans (5.2%) were, in whole or in part, originated in connection with the borrower’s acquisition and refinancing of the related Mortgaged Property.

One (1) of the Mortgage Loans (0.8%) was, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

Two (2) of the Mortgage Loans (3.4%) (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO Property.

In addition, with respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties securing its related Mortgage Loan) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the 3 Columbus Circle Mortgage Loan (6.5%), the borrower sponsor purchased the Mortgaged Property in 2004 and refinanced the related loan in 2006 with a $250 million loan from Wachovia. The borrower sponsor defaulted on the $250 million loan in 2009, and Related Companies, a private real estate firm based in New York City, subsequently bought the note and moved to foreclose. However, in 2011, SL Green became involved to recapitalize the Mortgaged Property, preventing Related Companies from foreclosing on the Mortgaged Property. Subsequently, SL Green and the borrower sponsor refinanced the Mortgaged Property with a $350 million loan from Deutsche Bank, and in 2018 the borrower sponsor repurchased SL Green’s interest in the Mortgaged Property. The borrower sponsor did not default on the loan from Deutsche Bank throughout the loan term before refinancing it with the Mortgage Loan. The borrower sponsor has also been subject to other default and foreclosure proceedings.

●	With respect to the Saint Louis Galleria Mortgage Loan (5.2%), General Growth Properties, Inc. (GGP, Inc.), was historically one of the related borrower sponsors. In August 2018, Brookfield Property Partners completed an acquisition of GGP Inc. and created a new public entity, Brookfield Property REIT, Inc., to succeed to the interests of GGP Inc. GGP Inc., a developer of regional malls, and certain of its subsidiaries, including, but not limited to, the borrower and guarantors (or their predecessors-in-interest), previously commenced chapter 11 bankruptcy proceedings in April 2009 due to its inability to raise capital or renegotiate outstanding debt with creditors. GGP, Inc. emerged from bankruptcy on November 9, 2010.

●	With respect to the ARC Apartments Mortgage Loan (5.2%), the individual that controls the related borrower sponsor is the chief executive officer of the Lightstone Group, which elected to place their Extended Stay Hotels chain under Chapter 11 bankruptcy protection in June 2009. Additionally, entities related to the control person of the related borrower sponsor have experienced loan defaults and foreclosures.

●	With respect to the 5202 Ben White Mortgage Loan (3.7%), the borrower sponsor and nonrecourse carveout guarantor is engaged in ongoing negotiations with the special servicer of a securitization issued in 2016, regarding a commercial mortgage loan secured by a retail condominium in New York City. In November 2018, the sole tenant of the retail condominium property closed its store at the property. The loan is currently delinquent.

●	With respect to the AT580 Multi Mortgage Loan (3.3%), the Mortgaged Property was originally constructed in 1973 as an office building. In 2011, a tenant that occupied a majority of the building relocated, causing the Mortgaged Property’s occupancy to fall, and the Mortgaged Property eventually to be foreclosed on by the lender to the prior owners. In 2013, the related borrower acquired the Mortgaged Property, which was over 60% vacant, from receivership, for a price of approximately $13,700,000, and thereafter converted it to a mixed use office, retail and multifamily property, of which the Mortgaged Property is comprised solely of the multifamily component.

●	With respect to the Spring Hollow Apartments Mortgage Loan (2.3%), the loan sponsor and non-recourse carve-out guarantor was involved in (i) two property tax foreclosures that were deeded back to the city of Detroit, and (ii) short sales of single family houses located in the inner city of Detroit.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

●	With respect to the Dollar General Portfolio Mortgage Loan (2.5%), the borrower sponsor and nonrecourse carveout guarantor filed for personal Chapter 7 bankruptcy in 2009. According to information provided by the borrower sponsor, the filing was made in connection with a foreclosure action filed on a hotel property which was 50% owned by the borrower sponsor, in which the lender obtained a judgment against the borrower sponsor in connection with a note secured by the hotel. The bankruptcy was discharged in 2010.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Thirty-seven (37) of the Mortgaged Properties (7.8%) are leased to a single tenant.

●	Nine (9) of the Mortgaged Properties (16.3%) are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the following table, such Mortgaged Properties are occupied by a single tenant under a lease which expires prior to, or within 12 months after the maturity (or, in the case of any ARD Loan, the anticipated repayment date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
69 Clinton & 28 East 13th Street Portfolio – 28 East 13th Street(1)	0.5%	5/31/2028	3/6/2029
116 University Place	0.8%	3/1/2028	3/1/2029
161 Court Street(1)	0.6%	10/31/2028	3/6/2029

(1) The Mortgaged Property is a mixed used property with a multifamily housing property and a single retail tenant.

●	With respect to the Mortgaged Properties shown in the following table, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or within twelve months after, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity (or, in the case of any ARD Loan, the anticipated repayment date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Lease Expiration Year	Maturity Date/ARD
9800 Wilshire(1)	4.8%	75.2%	2028	2/6/2029
5202 Ben White	3.7%	80.4%	2026	3/6/2029
Flight	2.9%	64.1%	2025	3/1/2029
Baywood San Mateo	1.8%	74.8%	2026	3/6/2029
8401 Melrose	1.0%	67.5%	2025	3/6/2029
Colony Retail	0.7%	81.2%	2031	3/1/2029
69 Clinton & 28 East 13th Street Portfolio – 69 Clinton Street	0.6%	50.0%	2027	3/6/2029
Massman Ina Portfolio-Massman Drive	0.6%	100.0%	2023	2/6/2029
Massman Ina Portfolio-West Ina Drive	0.2%	65.2%	2026	2/6/2029

(1)	The expiring lease is a sublease. The 9800 Wilshire Property is master leased to an affiliate of the related borrower through December 31, 2034.

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. We cannot assure you that any tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to the largest 15 Mortgage Loans and the largest five tenants at each Mortgaged Property as identified on Annex A-1 or with respect to single tenant Mortgaged Properties):

●	With respect to the 101 California Mortgage Loan (3.5%), the largest tenant at the Mortgaged Property by the net rentable area, Merrill Lynch, has a one-time right to terminate effective as of October 31, 2021 with a 12 months’ notice and the payment of unamortized costs. The third largest tenant at the Mortgaged Property by the net rentable area, Morgan Stanley, has a one-time right to terminate, effective as of January 31, 2023 with a 12 months’ notice and the payment of unamortized costs.

●	With respect to the Flight Mortgage Loan (2.9%), the 2nd largest tenant at the Mortgaged Property, the Nature Conservancy, has the right to terminate its lease for the 3,367 sq. ft. space as of September 30, 2021 and the right to terminate its lease for the 2,787 sq. ft. space as of September 30, 2023, in each case with 90 days’ prior notice and the payment of all amounts due under the related lease.

●	With respect to the 116 University Place Mortgage Loan (0.8%), the sole tenant has the right to terminate its lease on February 1, 2025, with not less than 12 months’ written notice and the payment of a termination fee in an amount equal to the sum of (i) six months’ base rent and (ii) the unamortized portion of the brokerage commission paid by the landlord in connection with the lease.

See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

With respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as set forth in Annex A-1, or with respect to single tenant Mortgaged Properties, set forth below are government tenants or tenants that rely on government contracts with leases subject to unilateral termination or termination contingent upon the tenant’s failure to appropriate sufficient funding or upon the loss of access to certain government programs or upon other events related to government status.

Mortgage Loan Name	% of the Initial Pool Balance by Allocated Loan Amount	Tenant Name	% of Net Rentable Area
5202 Ben White	3.7%	City of Austin(1)	80.4%
5202 Ben White	3.7%	Consulate of Mexico(2)	10.8%
Atrium Two	2.2%	GSA – U.S. Bankruptcy Court(3)	6.1%
Atrium Two	2.2%	GSA – U.S. Attorney’s Office(4)	5.3%
Atlantic Gardens	1.3%	US Postal Service(5)	33.7%
Tulsa Office Portfolio – Two Memorial Place	0.4%	GSA/FBI(6)	12.6%
Tulsa Office Portfolio – Riverbridge Office	0.1%	State of Texas(7)	4.9%
Tulsa Office Portfolio – Riverbridge Office	0.1%	GSA/Trustee Amer Indians(8)	3.4%
Tulsa Office Portfolio – Three Memorial Place	0.1%	GSA/DEA(9)	22.4%
Tulsa Office Portfolio – Three Memorial Place	0.1%	GSA/ONRR(10)	17.7%

(1)	In the event that the City of Austin’s governing body does not appropriate, budget, and approve sufficient funding to cover the City of Austin’s monetary obligations under the lease, then the lease terminates automatically on the last day of the fiscal year for which sufficient funds were budgeted.

(2)	If the United States government orders or requires the Consulate of Mexico office in Austin, Texas to close or cease operating, the tenant has the right to terminate the lease by providing at least 3 months’ written notice to landlord.

(3)	The tenant may terminate its lease at any time after May 24, 2020 upon 180 days’ notice.

(4)	The tenant may terminate its lease at any time upon 90 days’ notice.

(5)	The tenant may terminate its lease at any time after January 4, 2022 upon 180 days’ notice.

(6)	The tenant may terminate its lease at any time after July 8, 2020 upon at least 60 days’ notice.

(7)	In the event that the Texas Legislature or Executive Branch does not appropriate, budget and approve sufficient funding to cover the State of Texas’ monetary obligation or the tenant agency ceases to exist as a result of a sunset review process and tenant is unable to find another state agency to occupy the space, the tenant may terminate its lease, or sublet in whole or in part to a private third party.

(8)	The tenant may terminate its lease at any time after April 30, 2028 upon 90 days’ notice.

(9)	The tenant may terminate its lease at any time after January 22, 2023 upon 120 days’ notice.

(10)	The tenant may terminate its lease at any time after October 31, 2018 upon 90 days’ notice.

See Annex A-3 for more information on material termination options relating to the largest 10 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-line rents. For example, with respect to single tenant properties or tenants that are one of the top five tenants at a Mortgaged Property identified on Annex A-1 with respect to the largest 15 Mortgage Loans or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below:

●	With respect to the 3 Columbus Circle Mortgage Loan (6.5%), Josephson, the 5th largest tenant by the net rentable area at the Mortgaged Property, and an affiliate of the related borrower, has a free rent period through July 2019 in the aggregate amount of $1,259,369. The borrower was required at origination to reserve approximately $847,794 for the free rent period.

●	With respect to the 5202 Ben White Mortgage Loan (3.7%), the largest tenant, City of Austin, which represents approximately 80.4% of NRA and 83.1% of underwritten base rent, has three leases at the related Mortgaged Property. Pursuant to two of such leases (representing 56.1% of NRA and 60.8% of underwritten base rent), rent commences only upon substantial completion of tenant improvements and certain other property work (the “Work”) or the date that the City of Austin opens for business in the premises.

●	With respect to the 101 California Mortgage Loan (3.5%), the 2nd largest tenant at the Mortgaged Property, Cooley LLP, is expected to vacate its space upon expiration of its lease in December 2020. The borrower was required to reserve $10,000,000 at origination in connection with costs associated with re-tenanting the space upon expiration of the lease.

●	With respect to the Pace Gallery HQ Mortgage Loan (3.5%), the sole tenant, The Pace Gallery LLC, is currently completing its build-out and has taken possession of its space but is not in occupancy. The Pace Gallery LLC has been paying full rent since December 2018 and the build-out is anticipated to be completed by May 2019.

●	With respect to the Flight Mortgage Loan (2.9%), the 3rd largest tenant at the Mortgaged Property, Taxi Recreation (4.2% of NRA), has executed a lease but is not yet in occupancy or paying rent for such space. The 4th largest tenant at the Mortgaged Property, Ringsby Court (3.5% of NRA), has executed a lease but is not yet in occupancy or paying rent for such space. At origination, the borrower was required to reserve $113,187 into a free rent reserve associated with such tenants. The borrower was also required to reserve approximately $842,418 into an outstanding TI/LC reserve associated with four tenants, including Taxi Recreation and Ringsby Court.

●	With respect to the 8401 Melrose Mortgage Loan (1.0%), the largest tenant, Marc Jacobs, which leases 67.5% of NRA, is not in occupancy of 1,950 of its 3,950 sq. ft. of space (i.e. approximately 33.3% of the total space at the Mortgaged Property).

With respect to the 5202 Ben White Mortgage Loan, in connection with the Work described above, at origination, pursuant to an escrow agreement among the borrowers, the seller of the Ben White Mortgaged Property, the title company engaged in connection with the sale of the Mortgaged Property and an agent for such title company (the “Escrow Agreement”), approximately $8,184,013 was deposited by the seller into an escrow held by the title company for completion of the Work and approximately $1,153,322 was deposited by the seller into an escrow held by the title company for gap rent and reimbursements through June 30, 2019. Pursuant to the Escrow Agreement, the seller has agreed to complete the Work by June 30, 2019. If the seller fails to complete the Work, and the rent commencement date under the leases has not occurred, by June 30, 2019, under the Escrow Agreement the borrowers have the option (and the lender may direct the borrowers) to complete the remainder of the Work, and cause the remainder of the amounts held under the Escrow Agreement to be deposited in reserve with the lender, to be held and disbursed for completion of the Work, as well as for payment of gap rent and reimbursements. The lender has been collaterally assigned the rights of the borrowers under the Escrow Agreement, and is a third party beneficiary of the Escrow Agreement.

The loan documents under the 5202 Ben White Mortgage Loan require the borrowers to (or to cause the seller to) complete the Work under the City of Austin leases in a good and workmanlike manner and that the Work shall be “substantially complete” (as defined in the leases) on or before June 30, 2019; provided that, if the seller fails to complete the Work on or before June 30, 2019, the borrowers are permitted to complete the Work on or before August 31, 2019 without the occurrence of an event of default if and only if (i) the lender is reasonably satisfied such failure was not due to any act or omission of the borrowers, the nonrecourse carveout guarantor or any of their affiliates, (ii) on or before June 30, 2019, the borrowers either (A) cause the City of Austin to deliver an estoppel in substantially the form delivered to the lender at origination or (B) provide evidence that such tenant shall not terminate, cancel, or exercise any other remedies under, its lease in connection with the failure of the Work to be completed prior to August 31, 2019, (iii) the borrowers deliver to the lender on or before July 5, 2019 a deposit sufficient to complete the Work (without duplication of amounts received by the lender pursuant to the Escrow Agreement which are being held by the lender for payment of the Work), together with rent and operating expenses under the two City of Austin leases for the expected remaining period prior to rent commencement), and (iv) no event of default is continuing. Further, the loan documents require the borrowers to fund a reserve with the lender if the lender determines (at any time) that the title company is not holding sufficient funds for all Work and all gap rent. The holding of the escrows under the Escrow Agreement provides less protection to the lender than would be the case if the Work and gap rent escrows had been deposited with the lender at origination. For example, the lender is not permitted to apply such escrows to repay the Mortgage Loan upon an event of default. Rent under the two City of Austin leases described above, which represent 56.1% of NRA and 60.8% of underwritten base rent, will not commence unless the Work is substantially completed or the tenant opens for business in the premises.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain of the Mortgaged Properties are subject to purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property. With respect to each of the Atrium Two (2.2%), Roanoke Crossing Shopping Center (1.4%), Texas Marriott & Hilton Portfolio (1.4%), AC Marriott Downtown Tucson (1.3%), Residence Inn Anaheim Hills Yorba Linda (1.3%), Rosemont Commons Fee (1.0%) and Walgreens- MA & NH (0.9%) Mortgage Loans, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at one or more of the related Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer or similar right, upon satisfaction of certain conditions, to purchase all or a portion of one or more of the related Mortgaged Properties.

In particular, with respect to each such Mortgaged Property that secures one of the top 15 Mortgage Loans:

●	With respect to the 3 Columbus Circle Mortgage Loan (6.5%), JPMCB occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a Subordination, Non-Disturbance and Attornment Agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.

●	With respect to the Atrium Two Mortgage Loan (2.2%), the largest tenant, Cincinnati Bell possesses a right of first offer to purchase the Mortgaged Property . Pursuant to a subordination, non-disturbance and attornment agreement, the right of first offer will not apply to any exercise of remedies pursuant to the related mortgage, including (i) a purchase of the Mortgaged Property at a foreclosure sale, (ii) a transfer of the Mortgaged Property to the lender or its designee pursuant to a deed-in-lieu of foreclosure or (iii) any subsequent sale of the Mortgaged Property by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure, but would apply to any subsequent transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. In addition, please see representation and warranty number 7 in Annex D-1, representation and warranty number 8 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances under an operating lease between a borrower and an affiliate of the related borrower. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the 9800 Wilshire Mortgage Loan (4.8%), the entire Mortgaged Property is master leased to The Gores Group, LLC (“The Gores Group”), which is an affiliate of both the borrower and the non-recourse carveout guarantor. The master lease expires December 31, 2034 and requires a monthly base rent of approximately $391,120 with a 4.00% annual increase on January 1st of each year thereafter, commencing January 1, 2020. To the extent that the landlord actually receives any payment of monthly base rent directly from any subtenant for any given rental period, the monthly base rent that is due and payable under the master lease for such period will be reduced by such amount. A portion of the Mortgaged Property is currently subleased to Spring Place, a shared workspace provider that currently leases approximately 75.2% of NRA and represents 72.9% of underwritten annual base rent, through June 30, 2028. The remainder of the master leased space is currently occupied by The Gores Group and serves as the company’s headquarters. The obligations of the master tenant are guaranteed by Alec E. Gores, the non-recourse carveout guarantor for the Mortgage Loan. The master lease is subject to termination and/or abatement of rent by the master tenant upon certain casualty and condemnation events, and to abatement of rent due to interruptions of utility or mechanical services, inability to access parking, repairs, and similar events. The Mortgage Loan documents provide that an event of default will exist if there is a default by either the borrower or the master tenant under the master lease, the borrower fails to enforce the obligations of the master tenant thereunder, or such master lease is terminated or cancelled, or is modified without the lender’s consent.

●	With respect to the Soho Beach House Mortgage Loan (3.5%), the Mortgaged Property is managed pursuant to an operating lease with Soho House Beach House LLC, which is an affiliate of the related borrower. The monthly rent under the operating lease is required to be deposited into a restricted account in the borrower’s name and controlled by the lender, along with (but without duplication) all revenue generated by the Mortgaged Property. (The underwritten NCF for the Soho Beach House Mortgage Loan is based on the underlying revenues and not on the operating lease payments.) Soho House & Co. Limited and US AcquireCo, Inc., which are affiliates of the borrower, delivered guarantees to the borrower of payment of all amounts due under the operating lease and performance of all obligations of the operating tenant under the operating lease, which guarantees are included as collateral of the Soho Beach House Mortgage Loan. However, there can be no assurance that the guarantors will be in a position to fulfill their obligations with respect to any such guarantees.

●	With respect to the Tailor Lofts Mortgage Loan (3.3%) and the Colony Retail Mortgage Loan (0.7%), in each case, the Mortgaged Property is subject to a master lease between the Delaware Statutory Trust (“DST”) borrower, as the master lessor, and an affiliate of the borrower, as master tenant, to accommodate the borrower’s DST structure. The master tenant is responsible for leasing activities, maintenance and operation of the Mortgaged Property. The rent under the master lease is at least equal to the annual debt service payments required under the related Mortgage Loan documents. The borrower and the master tenant entered into a subordination agreement in connection with the origination of the Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

●	With respect to the Vie Portfolio Mortgage Loan (1.5%), the entire Mortgaged Property is master leased from the related borrowers, as the fee owners of the Mortgaged Property and the master lessor, to the related borrowers’ affiliates, as master lessees, and subleased from such affiliates to another affiliate, as a master sublessee and the lessor to the end-user tenants, to comply with Shari’ah principles. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

●	With respect to the Homewood Suites Philadelphia – Valley Forge Mortgage Loan (1.3%) and the Hilton Garden Inn - Valley Forge Mortgage Loan (1.3%), in each case, the Mortgage Loan has two borrowers, and, pursuant to a certain operating lease (the “Operating Lease”), one borrower, as the operating lessor, owns the Mortgaged Property and the other borrower, as the operating lessee, operates the Mortgaged Property. The rent under the Operating Lease is any mortgage payment owed to any mortgagee. The Mortgage Loan documents provide for a non-recourse carveout for any losses associated with any amendment, modification or termination of the Operating Lease.

●	With respect to the AC Marriott Downtown Tucson Mortgage Loan (1.3%), the three largest retail tenants, which represent in the aggregate approximately 75.6% of the NRA of the Retail Parcel and 5.4% of total underwritten revenue at the Mortgaged Property, are affiliates of the borrower. The affiliated tenants entered into subordination agreements with the lender and the leases are each guaranteed by Matthew Scott Stiteler and David R. Dabdoub, two of the three AC Marriott Downtown Tucson Mortgage Loan guarantors, for the term of the leases (unless, subject to the lender’s consent, such affiliated lease is assigned to a non-affiliated third party tenant, in which case the guarantors will be released from its respective lease guaranty). Additionally, the Mortgage Loan is recourse for any losses if: (i) a default occurs under the affiliated leases, (ii) any such affiliated lease is terminated prior to expiration, (iii) any such affiliated lease is modified in any respect without the lender’s consent and (iv) if any specified affiliate lease condition set forth in the loan agreement is not satisfied. However, there can be no assurance that the guarantors will, or will be in a position to, fulfill their obligations with respect to any such losses.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 8 of the Mortgaged Properties (17.7%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the state of California and Washington.

With respect to 37 of the Mortgaged Properties, which secure in whole or in part 22 Mortgage Loans (59.5%), the related borrowers maintain insurance under blanket policies.

With respect to certain of the Mortgaged Properties, certain insurance requirements of the related Mortgage Loan documents may be satisfied by insurance, including self-insurance, provided by a sole or significant tenant or the property manager, as described below:

●	In the case of the Rosemont Commons Fee Mortgage Loan (1.0%), the related borrower is not required to maintain the insurance coverage for the Mortgaged Property that is required under the related loan agreement, if, and to the extent (and subject to the conditions specified in the related loan agreement), the related ground lease tenant maintains such coverage with respect to the related Mortgaged Property under policies that satisfy the requirements of the loan agreement.

●	With respect to the Walgreens- MA & NH Mortgage Loan (0.9%), to the extent, among other conditions: (i) either or both of the Walgreens leases (individually and collectively, the “Walgreens Lease”) for the applicable individual Mortgaged Property is in full force and effect, (ii) Walgreens, or the guarantor under the applicable Walgreens Lease (the “Walgreens Tenant”) remains fully liable for the obligations and liabilities under the applicable Walgreens Lease and maintains a credit rating from S&P of at least “BBB”, (iv) the Walgreens Tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained under the applicable Walgreens Lease, and the borrower has provided satisfactory evidence thereof (all of the foregoing, collectively, the “Self-Insurance Requirements”), then the borrower will be deemed in compliance with the requirements of the Mortgage Loan documents and will not be required to maintain the coverage required under the Mortgage Loan documents. If the Walgreens Tenant fails to meet the Self-Insurance Requirements, then the borrower will be required to obtain the insurance required by the Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the Flight Mortgage Loan (2.9%), the Mortgaged Property benefits by certain easements granting parking and access for the Mortgaged Property, including permanent parking easements and a temporary access easement granting certain rights with regards to the area identified on the Mortgage Loan documents as the “North Lot” (the temporary access easement, the “Access Easement (North Lot)”). The related borrower is required under the Mortgage Loan documents to obtain (i) a permanent access easement granting vehicular and pedestrian ingress and egress access over and across the area identified on the Mortgage Loan documents as the “Central Drive” (the “Access Easement (Central Drive)”), and (ii) a permanent access easement granting vehicular and pedestrian ingress and egress access over and across the area identified on the Mortgage Loan documents as the “South Drive”, within 90 days following the origination date of the Mortgage Loan (subject to a 30 day extension period). Under the Access Easement (North Lot), only upon the recording of the Access Easement (Central Drive) in related real property records in accordance with the Mortgage Loan documents, the related borrower is permitted to terminate the Access Easement (North Lot), as both easements grant access to the same parking areas. Prior to the recording of the Access Easement (Central Drive), the Access Easement (North Lot) may not be amended, modified or terminated without the prior written consent of the lender. In addition, the Mortgage Loan documents provide for recourse carveouts for any losses associated with failure to comply with the foregoing.

●	With respect to the Liberty Station Retail Mortgage Loan (1.7%), the related Mortgaged Property is situated within an approximately 360-acre site that was previously a naval training center which was redeveloped pursuant to a site plan. The site plan provides for limitations with respect to the use and development of said 360-acre site. Additionally, the related Mortgaged Property is subject to that certain Amended and Restated Master Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Liberty Station and that certain Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Liberty Station 7 Association, which requires that the related Mortgaged Property be used in accordance with the aforementioned site plan and restricts the use of certain portions of related Mortgaged Property as follows: (i) the portions of the related Mortgaged Property known as “Marketplace” and “Building 193” are limited to retail uses typically found in neighborhood or community shopping centers; provided, however, portions of the floor area on the second level of the improvements located on such portions may also be used for general office purposes by professional service individuals or entities; (ii) the portion of the related Mortgaged Property known as “The Chapel” is limited to use as a venue for special events such as private parties, wedding ceremonies and awards ceremonies; and (iii) the portion of the related Mortgaged Property known as “The Landing” may not be used for, or to operate a, (a) private or commercial golf course, (b) country club, (c) massage parlor, (d) hot tub facility, (e) suntan facility, (f) racetrack or other facility used for gambling, (g) store, the principal business of which is the sale of alcoholic beverages for consumption off premises (e.g., liquor store) and/or (h) residential housing.

●	With respect to the Roanoke Crossing Shopping Center Mortgage Loan (1.4)%, the related Mortgaged Property is subject to a certain Amended and Restated Reciprocal Easement and Operation Agreement recorded on April 21, 2003, in the official records of Denton County, State of Texas, as amended (the “REA”), pursuant to which no portion of the Mortgage Property may be used as a health spa or exercise facility. The 3rd largest tenant at the Mortgaged Property is Anytime Fitness. The Mortgage Loan documents provide for a non-recourse carveout for any losses associated with any violation or breach (or claimed violation or breach) of the foregoing use restriction in the REA as a result of Anytime Fitness, an exercise facility, using or occupying a portion of the Property.

●	With respect to the Meridian Tower Mortgage Loan (1.1%), the related Mortgaged Property is subject to a declaration that governs a complex of office buildings of which the Mortgaged Property is a part, and prohibits any building or structure from exceeding four stories in height. The Mortgaged Property is six stories. However, an association tasked with maintaining the common accessways and traffic control for the office complex provided an estoppel to the lender stating that the borrower is in full compliance with all use restrictions and covenants in the declaration and is not in default under the declaration.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states an “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is air rights” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio and the related Maturity Date LTV Ratio was calculated using the related “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is air rights” Appraised Value, as opposed to the “as-is” Appraised Values (or based on an “as-is” Appraised Value that has been determined inclusive of the present value of a tax abatement or development incentives), each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
ARC Apartments(1)	5.2%	N/A	N/A	N/A	32.0%	32.0%	$297,000,000
9800 Wilshire(2)	4.8%	53.2%	53.2%	$103,400,000	60.4%	60.4%	$91,100,000
5202 Ben White(3)	3.7%	62.8%	62.8%	$68,500,000	64.1%	64.1%	$67,100,000
Pace Gallery HQ(4)	3.5%	50.0%	50.0%	$180,000,000	52.9%	52.9%	$170,000,000
AT580 Multi(5)	3.3%	N/A	N/A	N/A	74.3%	71.1%	$51,800,000
Spring Hollow Apartments(6)	2.3%	70.1%	62.2%	$38,500,000	82.6%	73.2%	$32,700,000
166 Geary Street(7)	1.7%	73.6%	63.7%	$25,800,000	80.9%	70.0%	$23,500,000
Roanoke Crossing Shopping Center(8)	1.4%	N/A	N/A	N/A	66.0%	61.3%	$24,900,000
AC Marriott Downtown Tucson(9)	1.3%	67.3%	60.1%	$59,420,000	81.7%	72.9%	$48,950,000
Atlantic Gardens(10)	1.3%	54.3%	54.3%	$27,600,000	61.7%	61.7%	$24,300,000
Meridian Tower(11)	1.1%	73.3%	60.4%	$18,000,000	84.1%	69.3%	$15,700,000
Texas Marriott & Hilton Portfolio - Residence Inn Laredo(12)	0.7%	68.0%	56.7%	$12,100,000	75.2%	62.7%	$9,800,000

(1)	The Appraised Value (“As-Is”) includes $55.5 million identified as the present value of the anticipated 421(a) tax abatement which is expected to begin in July 2019.

(2)	The Appraised Value (Other than As-Is) reflects the “Hypothetical Value With The Gores Group Master Lease” which assumes that The Gores Group LLC master lease amendment is executed, which was completed in January 2019. The appraiser also determined a Dark Value of $81.1 million, which results in a 67.8% loan-to-dark-value.

(3)	The Appraised Value (Other than As-Is) reflects the “As Stabilized” value which assumes the Mortgaged Property immediately reaches stabilization upon completion of outstanding tenant improvements and all tenants are in place and paying rent. The largest tenant, City of Austin, which represents 80.4% of NRA and 85.7% of underwritten base rent, has three leases at the Mortgaged Property, pursuant to two of which leases (representing 56.1% of NRA and 59.2% of underwritten base rent), rent commences only upon completion of tenant improvements and other work. At origination, $8,184,013 was deposited by the seller of the Mortgaged Property into an escrow with the title company engaged with respect to the sale, for completion of such tenant improvements and other work and approximately $1,153,322 was deposited into escrow by such seller with the title company for gap rent and reimbursements through June 30, 2019. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other”.

(4)	The Appraised Value (Other than As-Is) represents the “prospective market value as stabilized” of $180,000,000, as of May 1, 2019, which assumes that the interior build-out of the space is completed for the Pace Gallery HQ Mortgaged Property. At origination, the lender reserved $6,792,677 for outstanding core and shell work to be completed by the borrower. The borrower sponsor posted a $19,000,000 letter of credit, which is to be released upon the lender’s receipt of evidence that core and shell work has been completed and a temporary certificate of occupancy has been issued for the entire property.

(5)	The Appraised Value includes $9,209,760 attributable to the net present value of the tax abatement at the AT580 Multi Property as described under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

(6)	The Appraised Value (Other than As-Is) represents the “as stabilized” value of $38,500,000, effective January 1, 2022, which assumes that the planned renovations are completed for the Spring Hollow Apartments Mortgaged Property. At origination, the lender reserved $3,313,000 for the renovation.

(7)	The Appraised Value reflects a “prospective at stabilization” value as of September 1, 2019, which assumes the Largest Tenant, WeWork lease has commenced and is paying rent. The WeWork space was delivered on February 15, 2019. At origination, the borrowers reserved approximately $1,500,000 for certain outstanding tenant obligations and $560,959 for gap rent in connection with the WeWork lease.

(8)	The Appraised Value (Other Than As-Is) reflects an “as is” plus the value of ground leases on seven pad sites as of December 19, 2018. The Appraised Value for each of the pad sites is (i) $1,200,000 for Wendy’s, (ii) $1,300,000 for Sonic, (iii) $1,500,000 for a vacant site previously occupied by Taco Bueno (with respect to which $1,050,000 was reserved at closing and will be held until a replacement tenant is found), (iv) $1,800,000 for JP Morgan Chase, (v) $2,100,000 for Wachovia (Wells Fargo), (vi) $1,300,000 for Chili’s and (vi) $1,800,000 Just Brakes (Pep Boys).

(9)	The Appraised Value (other than As-Is) reflects the sum of the “as-is” appraised values of the hotel/parking garage portion and the retail portion of the Mortgaged Property, inclusive of the contributory value of development incentives as described under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The sum of the “as-is” appraised values of the hotel/parking garage portion and the retail portion of the Mortgaged Property (exclusive of the contributory value of development incentives) as of November 13, 2018 is $48,950,000.

(10)	The Appraised Value (Other than As-Is) represents the “as is” value plus the value of air rights, totaling $27,600,000.

(11)	The Appraised Value (Other than As-Is) is based on an “As-Stabilized” value, which assumes the expiration of the free rent periods for tenants Scottlynn and Digital Mobile Innovations. Such free rent periods are scheduled to expire June 1, 2019 and August 31, 2019 for Scottlynn and Digital Mobile Innovations, respectively, and have been reserved for at loan closing. As of December 1, 2018 the Meridian Tower property was 91.1% leased.

(12)	The Appraised Value (Other than As-Is) represents the “as complete” value of $12,100,000, effective January 7, 2021, which assumes completion of a scheduled PIP at the Residence Inn Laredo Property. At origination, the lender reserved $2,135,522 for the PIP.

For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired and re-underwritten by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.” and “—JPMorgan Chase Bank, National Association” in this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans are generally non-recourse, the Mortgage Loans generally provide for recourse to the borrower and the related guarantor for liabilities that result from, for example fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain of the Mortgage Loans may not contain such non-recourse carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex D-3 and Annex E-2 for additional information.

●	With respect to the 101 California Mortgage Loan (3.5%), there is no separate non-recourse carveout guarantor, and the related borrower is the sole party liable for breaches or violations of the non-recourse carveout provisions in the Mortgage Loan documents or the environmental indemnity.

●	With respect to The Crossing at Katy Ranch Mortgage Loan (2.7%), the related guarantor, Gulf United Investments Corporation, does not own a direct or indirect equity interest in the related borrowing entity.

●	With respect to the Union Bay Apartments Mortgage Loan (1.9%) the non-recourse carveout guarantor and environmental indemnitor is a revocable trust.

●	With respect to the Liberty Station Retail Mortgage Loan (1.7%), the related guarantor, Seligman & Associates, Inc., does not own a direct or indirect equity interest in the related borrowing entities.

●	With respect to the Vie Portfolio Mortgage Loan (1.5%), the related guarantors, Harold Rosenblum and Derrick Milam, do not own a direct or indirect equity interest in the related borrowing entity.

●	With respect to the 8401 Melrose Mortgage Loan (1.0%) there is no non-recourse carveout guarantor and no separate environmental indemnitor.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	Certain of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property).

●	With respect to certain of the Mortgage Loans, the related environmental indemnity may require the making of a claim against an applicable environmental insurance policy prior to any claim being made under such environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the 3 Columbus Circle Mortgaged Property (6.5%), as a result of renovation work undertaken from 2010 to 2013, the Mortgaged Property has been granted a property tax exemption pursuant to an Industrial & Commercial Incentive Program (“ICIP”), which is scheduled to end in 2022. The ICIP provides real property tax benefits, a partial exemption from or abatement for varying periods up to 25 years to eligible industrial or commercial buildings that are constructed, expanded, modernized, rehabilitated, or otherwise physically improved. Based on the appraisal obtained by the lender, the tax benefits began to phase out in fiscal year 2017/18, when the applicable exemption was 80% of the full exemption amount, resulting in the tax liability of $6,704,066 for an abatement of $479,428, and will expire in 2020/21, when the applicable exemption will be 20% of the full exemption amount, resulting in an estimated tax liability of $8,177,042 for an abatement of $138,749. The lender underwrote the real estate taxes based on the full real estate taxes without accounting for the exemption.

●	With respect to the ARC Apartments Mortgage Loan (5.2%), an application has been made in respect of the ARC Apartments Mortgaged Property for, and a preliminary certificate of eligibility has been received for, a 15-year post-construction tax abatement through the 421(a) tax abatement program (“421(a) Post Construction Benefits”) pursuant to Section 421(a) of the New York State Real Property Tax Law. The 421(a) Post Construction Benefits tax abatement is expected to be in place by July 2019 (at which time an existing three year pre-construction 421(a) tax abatement is scheduled to expire) with a commencement in the 2019/2020 tax year. The abatement program allows the ARC Apartments Mortgaged Property’s increase in assessed value to be 100.0% exempt through the 2029/2030 tax year, at which point the abatement will begin to phase out by 20.0% per year until full unabated taxes will be due in the 2034/2035 tax year. Using an estimated 421(a) base assessed value of $719,407 and current tax rate of 12.751%, real estate taxes at the ARC Apartments Property were underwritten to the current abated real estate tax expense due, estimated at approximately $91,730 per annum. The estimated unabated real estate tax expense for the ARC Apartments Mortgaged Property is equal to approximately $4,963,074 per annum. At origination, the borrower deposited $4,872,343 into a reserve (the “421(a) Tax Reserve”), equal to the difference of the appraiser’s year-one projected stabilized unabated real estate tax expense and the underwritten real estate tax expense amount. The borrower has covenanted in the loan documents to achieve implementation of the 421(a) Post Construction Benefits on or before October 2019 (the “Outside Date”), provided, however, the lender may allow extensions as needed to the Outside Date in six-month increments if the borrower makes the true-up payments into the 421(a) Tax Reserve. The borrower may utilize the 421(a) Tax Reserve for payment of unabated real estate taxes until such time that the 421(a) tax abatement is deemed to be in-place by the lender. Further, until such time as the borrower delivers evidence to the lender (in a form reasonably acceptable to the lender) that the 421(a) Post Construction Benefits are implemented, the guarantor pursuant to the ARC Apartments Whole Loan documents guarantees a portion of the debt equal to $55.0 million less the amount on reserve in the Section 421(a) Tax Reserve (as of the applicable date of the calculation). However, there can be no assurance that the non-recourse carveout guarantor will be in a position to fulfill its obligations with respect to such guaranty.

●	With respect to the AT580 Multi Mortgage Loan (3.3%), the Mortgaged Property is situated within a community reinvestment area in Cincinnati, Ohio, pursuant to which it benefits from a 12-year tax abatement in which taxes on 75% of the value above a base value (pre-development) are abated. The abatement term started in tax year 2017. The Mortgaged Property is subject to full unabated taxes as of the 2028/2029 tax year. The abated taxes for the 2018 tax year are estimated to be $939,807, compared to unabated taxes of $1,396,493. The net present value of the tax abatement was estimated in the related appraisal to be $9,209,760. The Mortgage Loan was underwritten based on the 2018 tax bill, which reflects the abated taxes.

●	With respect to the AC Marriott Downtown Tucson Mortgage Loan (1.3%), the Mortgaged Property benefits from an 8-year property tax abatement program with the City of Tucson expiring in October 2025 and a 25-year tax increment financing plan (“TIF”) with the Rio Nuevo Multipurpose Facilities District, a special taxing district of the State of Arizona (the “District”). To receive the tax abatement, the predecessor-in-interest to the borrower, as the original fee owner of the Mortgaged Property, transferred the fee title to the portions of the Mortgaged Property consisting of the “Hotel Unit”, the “Retail Unit” and the “Retail Parcel” to the City of Tucson, and, in return, the City of Tucson leased such portions of the Mortgaged Property back to the predecessor-in-interest to the borrower pursuant to a ground lease (the “Hotel/Retail Ground Lease”) that expires in October 2025. To receive certain sales tax savings, the predecessor-in-interest to the borrower, as the original fee owner of the Mortgaged Property, transferred the fee title to the “Parking Unit” portion of the Mortgaged Property to the District, and, in return, the District leased such portion of the Mortgaged Property back to the predecessor-in-interest to the borrower pursuant to a ground lease (the “Parking Ground Lease”) that expires in October 2042, unless the District’s charter is not renewed by the State of Arizona on or before the expiration date on or about July 1, 2035, at which time the Parking Ground Lease will automatically terminate. During the terms of the Hotel/Retail Ground Lease and the Parking Ground Lease, no property taxes are due with respect to the Mortgaged Property, other than a business improvement district assessment (which assessment totaled approximately $12,000 in 2018) and a government property lease excise tax (“GPLET”), which is abated with respect to the Hotel Unit, the Retail Unit and the Retail Parcel for 8 years after the commencement of the Hotel/Retail Ground Lease, which abatement expires in October 2025. In addition, under the TIF, the District is required to make quarterly payments to the borrower as a rebate of sales tax proceeds actually received by the District from the Arizona Department of Revenue as a direct result of payments actually made by all owners, contractors, tenants, sub-tenants or other occupants of the Mortgaged Property until the District has disbursed to the borrower an aggregate amount equal to the lesser of (A) the sum of (i) $4,300,000 plus (ii) the costs incurred by the borrower to renovate, refurbish and improve the Retail Parcel and (B) $7,750,000. The Mortgaged Property also benefits from a sales tax reimbursement program with the City of Tucson pursuant to a Development Agreement entered into between the City of Tucson and the predecessor-in-interest to the borrower. The City of Tucson agreed to reimburse the predecessor-in-interest to the borrower for public improvement costs up to a maximum of $875,000, which payments are required to be made over a three-year period commencing at the issuance of the certificate of occupancy for the hotel. The reimbursement is paid from (i) 45% of the sales tax revenues associated with the Mortgaged Property (excluding those business known as “Saint House”, “District Tavern”, “Hub” and “Playground” located at 256, 260, 264, 266 and 276 East Congress) and (ii) 100% of the construction sales tax revenues associated with the Mortgaged Property, until the earlier of payment of the reimbursement in full or the expiration of such three-year period. Following the reimbursement period, and continuing until the eighth anniversary of the issuance of the certificate of occupancy for the hotel, the City of Tucson is required to pay to the borrower an amount equal to 30% of the sales tax revenues associated with the Mortgaged Property (excluding those business known as “Saint House”, “District Tavern”, “Hub” and “Playground” located at 256, 260, 264, 266 and 276 East Congress), but not to exceed the sum of $200,000 per annum. Underwritten revenues for the Mortgage Loan include $545,618 of sales tax rebates (the estimated average over a ten year term).

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

21 Mortgage Loans (55.2%) are interest-only until the maturity date or anticipated repayment date.

15 Mortgage Loans (31.7%) provide for payments of interest-only for the first 8 to 59 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the maturity date or anticipated repayment date and therefore have an expected Balloon Balance at the related maturity date.

10 Mortgage Loans (13.1%) (excluding interest-only and partial interest-only Mortgage Loans) provide for payments of interest and principal until the related maturity date or anticipated repayment date and then have an expected Balloon Balance at the maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	30	$717,742,522	62.4%
1	0	11	190,577,841	16.6
1	5	3	107,680,000	9.4
11	0	1	75,000,000	6.5
1	1 (once per year)	1	60,000,000	5.2
Total		46	$1,151,000,363	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date or anticipated repayment date payment. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

The Dollar General Mortgage Loan (2.5%) (the “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Dates and the Revised Rates for the ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and property expenses required under the related Mortgage Loan documents and debt service on the related mezzanine loan be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Baywood San Mateo Mortgage Loan (1.8%), there is no independent director in place with respect to the related borrower.

See “—Additional Indebtedness” above. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 1% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable, discounted at a rate that, when compounded monthly, is equivalent to the Reinvestment Yield when compounded semi-annually.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable, of the Mortgage Loan.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the day that is the first day of the open period, as applicable; or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the five largest tenants with respect to each Mortgage Loan.

Voluntary Prepayments.

45 Mortgage Loans (96.5%) permit the related borrower, after a lockout period of 24 to 37 payments following the origination date, either to defease the Mortgage Loan or to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

1 Mortgage Loan (3.5%), permits the related borrower, after a lockout period of 25 payments following the origination date to prepay the Mortgage Loan with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out period as calculated from the Cut-off Date and as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (payments from Cut-off Date)
101 California	$40,000,000	3.5%	24
Soho Beach House	$40,000,000	3.5%	24
Pace Gallery HQ	$40,000,000	3.5%	24
Tailor Lofts	$38,000,000	3.3%	24
Flight	$33,163,800	2.9%	24
The Crossing at Katy Ranch	$31,100,000	2.7%	24
Liberty Station Retail	$20,000,000	1.7%	21
166 Geary Street	$19,000,000	1.7%	36
Vie Portfolio	$17,500,000	1.5%	23
Roanoke Crossing Shopping Center	$16,580,000	1.4%	23
Homewood Suites Philadelphia - Valley Forge	$15,284,121	1.3%	24
Hilton Garden Inn - Valley Forge	$15,284,121	1.3%	24
Residence Inn Anaheim Hills Yorba Linda	$14,900,000	1.3%	22
Rosemont Commons Fee	$11,000,000	1.0%	24
Walgreens - MA & NH	$10,700,000	0.9%	24
116 University Place	$9,550,000	0.8%	24
Colony Retail	$8,100,000	0.7%	24
I-10 & Haden Shopping Center	$3,995,799	0.3%	24

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	25	44.9%
5	9	27.1
3	10	19.3
7	2	8.7
Total	46	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to other existing equity holders or to specified persons or persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or borrowers that are Delaware statutory trusts, transfers to new tenant-in-common borrowers or new beneficiaries of the Delaware statutory trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 32 Mortgage Loans (76.3%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) or other instruments that otherwise satisfy REMIC requirements for defeasance collateral, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including or together with, as applicable, a balloon payment due at maturity or the principal balance outstanding at any related anticipated repayment date or at the open prepayment date, as applicable, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Saint Louis Galleria Mortgage Loan (5.2%), in connection with the expansion or other development of the Mortgaged Property, the borrower is permitted to acquire one or more parcels, together with any improvements located thereon, that constitute an integral part of, adjoins to, or is proximately located near the shopping center in which the Mortgaged Property is located (an “Expansion Parcel”), provided that, among other conditions, (i) no event of default has occurred or is continuing, (ii) the borrower acquires the fee or leasehold interest, (iii) the borrower executes substitute loan documents, (iv) the borrower delivers or causes to be delivered to the lender a copy of the deed or ground lease conveying such right, title and fee or leasehold interest, as applicable to such Expansion Parcel and (v) borrower delivers a Phase I ESA reasonably acceptable to lender. The borrower is permitted to obtain the release of an Expansion Parcel without the payment of a release price premium subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred or is continuing and (ii) the loan-to-value ratio immediately following the release is less than or equal to 125%.

●	With respect to the Saint Louis Galleria Mortgage Loan (5.2%),the borrower is permitted to obtain the release of one or more portions of the Mortgaged Property (an “Exchange Parcel”) without the payment of a release price in connection with the substitution of such portion of the Mortgaged Property with real property reasonably equivalent in value to the Exchange Parcel located at or adjacent to the shopping center in which the Mortgaged Property is located, provided that, among other conditions, (i) no event of default has occurred or is continuing, (ii) the Exchange Parcel is vacant, non-income-producing and unimproved (unless these requirements are waived by lender) or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas and the Exchange Parcel is not be necessary for the Mortgaged Property to comply with any zoning, building, land use or parking or other applicable legal requirements, (iii) simultaneously with the substitution, borrower acquires the fee simple or leasehold interest to a parcel of real property (the “Acquired Parcel”) reasonably equivalent in value to the Exchange Parcel at or adjacent to the shopping center of which the Exchange Parcel is a part, (iv) the borrower delivers or causes to be delivered to lender a copy of the deed or ground lease conveying to the borrower all right, title and fee or leasehold interest, as applicable, in and to the Acquired Parcel, (v) the borrower delivers an opinion of counsel stating that the substitution would not constitute a “significant modification” of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust and (vi) the loan-to-value ratio immediately after the substitution is less than or equal to 125%.

●	With respect to the Embassy Suites Scottsdale Mortgage Loan (3.1%), the borrower may obtain the release of a release parcel of up to five acres of non-income producing unimproved land which is currently used for parking (the “Scottsdale Release Parcel”), upon prepayment of a proportionate percentage of the amount of combined principal of the Mortgage Loan and the related mezzanine loan, which may be zero, required to be prepaid such that after the release and a partial prepayment of the Mortgage Loan and the related mezzanine loan, each in an amount equal to the proportionate percentage of such amount of combined principal, the loan-to-value ratio of the remaining Mortgaged Property is not greater than 55%. In addition, the following conditions, among others, must be satisfied; (i) if a prepayment is required as described in the preceding sentence, and is made prior to the open period, payment of a prepayment fee equal to the greater of 5% of the amount prepaid or yield maintenance premium on the amount prepaid, (ii) separate tax and legal parcels are created, (iii) satisfaction of customary REMIC conditions, (iv) evidence of zoning compliance, (v) satisfactory amendments to loan documents and title endorsements, (vi) satisfactory easement agreements if there are shared facilities, access or parking, and (vii) the borrower and the transferee of the Scottsdale Release Parcel must enter into an agreement, of which the lender is a third party beneficiary, prohibiting the transferee from constructing on the Scottsdale Release Parcel any hotel or motel providing amenities, services or facilities substantially equivalent or superior to an Embassy Suites system hotel.

●	With respect to the Dollar General Mortgage Loan (2.5%) at any time after the expiration of the defeasance lockout period and prior to the open prepayment date, the related borrower may obtain the release of one or more individual Mortgaged Properties in connection with the bona fide sale thereof, provided that, among other conditions (i) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property and (b) the net sales proceeds attributed to the subject individual Mortgaged Property and allocable to the related Mortgage Loan (based on the ratio of the outstanding balance of the Mortgage Loan to the combined outstanding balance of the Mortgage Loan and related mezzanine loan), (ii) certain REMIC related conditions are satisfied, (iii) after giving effect to the release, (x) the combined (mortgage and mezzanine) debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (a) the combined debt service coverage ratio for all of the Mortgaged Properties immediately prior to the release and (b) 1.14x, and (y) the Mortgage Loan only debt service coverage ratio is no less than the greater of (a) the Mortgage Loan only debt service coverage ratio for all of the Mortgaged Properties immediately prior to the release and (b) 1.37x, (iv) after giving effect to the release, (x) the combined (mortgage and mezzanine) loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 81.3% and (b) the combined loan-to-value ratio for all of the Mortgaged Properties immediately prior to the release, and (y) the Mortgage Loan only loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 72.6% and (b) the Mortgage Loan only loan-to-value ratio for all of the Mortgaged Properties immediately prior to the release.

●	In addition, with respect to the Dollar General Mortgage Loan (2.5%), on any business day prior to the ninth anniversary of the loan origination date, the borrower is permitted to obtain the release of any individual Mortgaged Property in connection with a bona fide sale thereof to a third party (such property, the “Released Property”) by substituting therefor another property (the “Substitute Property”) of like kind and quality acquired by the borrower, provided that the aggregate of the allocated loan amounts of each Mortgaged Property that is substituted for may not exceed more than 30% of the outstanding principal balance of the related Mortgage Loan as of the date of substitution and the following conditions, among others, are satisfied: (i) the underwritten net cash flow attributable to the Substitute Property is not less than the underwritten net cash flow of the Released Property both immediately prior to substitution and as of the loan origination date, (ii) certain REMIC related conditions are satisfied, (iii) after giving effect to the substitution, (x) the combined (mortgage and mezzanine) debt service coverage ratio for all the

Mortgaged Properties is no less than the greater of the combined debt service coverage ratio immediately prior to substitution and 1.14x, and (y) the Mortgage Loan only debt service coverage ratio for all the Mortgaged Properties is no less than the greater of the Mortgage Loan only debt service coverage ratio immediately prior to substitution and 1.37x, (iv) after giving effect to the substitution, (x) the combined (mortgage and mezzanine) loan-to-value ratio for all the Mortgaged Properties is no more than the lesser of the combined loan-to-value ratio immediately prior to substitution and 81.3%, and (y) the Mortgage Loan only loan-to-value ratio for all the Mortgaged Properties is no more than the lesser of the Mortgage Loan only loan-to-value ratio immediately prior to substitution and 72.6%, (v) as determined by the lender in its reasonable discretion, the geographic diversity of the Mortgaged Properties after substitution will be no different than immediately prior to substitution, (vi) the entire Substitute Property is leased pursuant to a lease with Dollar General with a remaining term which does not expire prior to the remaining term of the Released Property and on terms acceptable to the lender in its reasonable discretion, and the rent payable thereunder does not exceed market rent, (vii) rating agency confirmation is obtained, (viii) the appraised value of the Substitute Property is no less than the appraised value of the Released Property as of the substitution date, (ix) the borrower shall have provided a mortgage, UCC financing statements, and title insurance for the Substitute Property and (x) the borrower shall have provided such other documents and information (in a form acceptable to lender) as the lender requests, including without limitation environmental reports, property condition reports, zoning reports, opinion letters, searches and financial statements.

●	With respect to the Vie Portfolio Mortgage Loan (1.5%), on or after March 2, 2021, the related borrowers may obtain the release of only the Colonie Mortgaged Property, Hillcrest Oakwood Mortgaged Property, Southgate Mortgaged Property or University Downs Mortgaged Property (each of the foregoing, an “Individual Property”) from the lien of the mortgage on such Individual Property, provided that in no event will the borrowers be permitted to obtain a release of more than three Individual Properties and provided further that the borrowers satisfy certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) the related borrowers pay to the related lender the greater of (A) the sum of (1) the release amount for such Individual Property, as set forth in the Mortgage Loan documents (the “Release Amount”), and (2) 25.0% of the Release Amount for such Individual Property, and (B) 100.0% of the net sales proceeds for the applicable Individual Property, as set forth in the Mortgage Loan documents, and, if such prepayment occurs prior to November 2, 2028, payment of the yield maintenance premium as defined in the Mortgage Loan documents (the foregoing amount, the “Adjusted Release Amount”); (ii) the related borrowers convey such Individual Property, concurrently with the release, to an entity other than another individual borrower of the Mortgage Loan; (iii) after giving effect to such release, the loan to value ratio of the Mortgage Loan, as established by a current MAI appraisal prepared by an appraiser approved by the related lender, does not exceed 62.50%; (iv) the related borrowers deliver to the related lender and each rating agency a REMIC opinion; (v) after giving effect to the release of the applicable individual borrower and the Individual Property, the debt service coverage ratio for the related Mortgaged Properties then remaining subject to the liens of the mortgages is equal to or greater than the greater of (i) 1.80x, and (ii) the debt service coverage ratio for all of the Mortgaged Properties then remaining subject to the liens of the mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property; and (vi) the delivery of a rating agency confirmation. Notwithstanding the foregoing, if the Mortgage Loan is included in a REMIC trust and the loan to value ratio exceeds 125% immediately after the release of the applicable Individual Property, no release will be permitted unless the principal balance of the Mortgage Loan is paid down by the greater of (i) the Adjusted Release Amount or (ii) the least of one of the following amounts: (A) only if the released Individual Property is sold, the net proceeds of an arm’s length sale of the released Individual Property to an unrelated person, (B) the fair market value of the released Individual Property at the time of the release, or (C) an amount such that the loan to value ratio after the release of the applicable Individual Property is not greater than the loan to value ratio of the Mortgaged Properties immediately prior to such release, unless the lender receives an opinion of counsel that, if the clause (ii) above is not followed, the securitization will not fail to maintain its status as a REMIC trust as a result of the release of the applicable Individual Property.

●	With respect to the 69 Clinton & 28 East 13th Street Portfolio Mortgage Loan (1.1%), at any time after the second anniversary of the Closing Date, the borrower may obtain the release of one or more individual Mortgaged Properties, provided that, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 120% of the allocated loan amount for the individual Mortgaged Property to be released and (b) 90% of the net sales proceeds attributable to the individual Mortgaged Property to be released, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation from each applicable rating agency, (iv) as of the date of receipt by the lender of notice of the partial defeasance (the “Partial Defeasance Notice Date”) and as of the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, and (b) 1.35x, (v) as of the Partial Defeasance Notice Date and as of the date of the partial defeasance, after giving effect to the partial defeasance, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt yield of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, and (b) 7.00%, and (vi) as of the Partial Defeasance Notice Date and as of the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) the loan-to-value ratio of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, or (b) 60.2% (such values in clauses (a) and (b) to be determined based on updated appraisals of each Mortgaged Property).

●	With respect to the Huntsville Self Storage Portfolio Mortgage Loan (1.0%), at any time after the second anniversary of the Closing Date, the borrower may obtain the release of one or more individual Mortgaged Properties, provided that, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property to be released and (b) 100% of the net sales proceeds attributable to the individual Mortgaged Property to be released, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation from each applicable rating agency, (iv) as of the date of receipt by the lender of notice of the partial defeasance (the “Partial Defeasance Notice Date”) and as of the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (a) the debt service coverage ratio of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, and (b) 1.24x, (v) as of the Partial Defeasance Notice Date and as of the date of the partial defeasance, after giving effect to the partial defeasance, the debt yield with respect to the remaining Mortgaged Properties is no less than the greater of (a) the debt yield of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, and (b) 8.37%, and (vi) as of the Partial Defeasance Notice Date and as of the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) the loan-to-value ratio of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, or (b) 59% (such values in clauses (a) and (b) to be determined based on updated appraisals of each Mortgaged Property).

●	With respect to the Massman Ina Mortgage Loan (0.8%) at any time after the expiration of the defeasance lockout period, the related borrower may obtain the release of either of the two individual Mortgaged Properties in connection with a bona fide third party sale thereof, provided that, among other conditions (i) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 120% of the allocated loan amount for the individual Mortgaged Property being released and (b) the net sales proceeds attributed to such individual Mortgaged Property, (ii) certain REMIC related conditions are satisfied, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (a) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the partial release and (b) 1.50x and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 63.04% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the release.

●	With respect to the Colony Retail Mortgage Loan (0.7%), the master tenant (the “Master Tenant”) under the master lease related to the Mortgaged Property is permitted to ground lease to any person (who may be an affiliate of the borrower and the Master Tenant) a certain outparcel portion of the Mortgaged Property (the “OutParcel”), and the lender will permit the construction of improvements by the ground lessee or any sub-lessee of the ground lessee on the OutParcel thereunder upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation: (i) the ground lease is on commercially reasonable terms and does not contain any terms which would materially affect the lender’s rights under the Mortgage Loan documents; (ii) if development and construction on the OutParcel would obstruct visibility of any signage relating to the improvements on the Mortgaged Property not subject to the ground lease or materially obstruct visibility of such improvements, then the borrower will relocate or install (or cause to be relocated or installed) additional signage relating to such improvements as reasonably requested by the lender; and (iii) neither the borrower nor Master Tenant may incur any indebtedness in connection with the construction. Upon completion of the construction described in the foregoing sentence (the “Approved Construction”), the borrower is required to cause to be delivered to the lender, among other items (x) an as-built survey of the Mortgaged Property showing such completed construction, (y) an endorsement to the title policy delivered to the lender in connection with the Mortgage Loan, updated through the completion of construction and free of any exceptions not acceptable to the lender, and (z) copies of certificates of occupancy for the completed construction. In addition, the lender will be entitled to make inspections of the OutParcel from time to time.

Furthermore, some of the Mortgage Loans, including, without limitation, the Saint Louis Galleria Mortgage Loan (5.2%) and Baywood San Mateo (1.8%) permit the release or substitution of specified parcels of real estate, improvements and/or development rights that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

39 Mortgage Loans (78.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

35 Mortgage Loans (69.5%) provide for monthly or upfront escrows for ongoing replacements or capital repairs.

15 Mortgage Loans (44.6%), secured by secured by office, retail, industrial, mixed use and multifamily properties with commercial tenants, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

17 Mortgage Loans (30.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

11 Mortgage Loans (15.0%) provide for upfront reserves for immediate repairs.

3 Mortgage Loans (8.1%) provide for periodic monthly seasonality escrows.

With respect to the Tailor Lofts Mortgage Loan (3.3%), pursuant to the terms of the master lease related to the Mortgaged Property, the borrower is required within 60 days following the origination date to (i) establish an account for a master lease reserve, which account is required to be with the lender or a depository institution or trust company insured by the Federal Deposit Insurance Corporation and otherwise satisfying the requirements set forth in the Mortgage Loan documents (an “Eligible Institution”), and (ii) deposit at least $800,000.00 into such account, and the borrower is required to provide evidence satisfactory to the lender that the foregoing account has been established with an Eligible Institution and the required deposit has been made.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or deliver a guaranty in lieu of maintaining cash reserves, and any such guaranty may be subject to a cap. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	22	57.6%
Springing Hard	12	16.2
Springing Soft	8	13.0
Springing (Residential); Hard (Retail)	2	6.3
Soft	2	6.0
Total	46	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Delaware Statutory Trusts

With respect to the Tailor Lofts (3.3%) and Colony Retail Mortgage Loans (0.7%), the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. There is a direct lease between the Delaware statutory trust borrower and the sole tenant. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Shari’ah Compliant Loan

The Vie Portfolio Mortgage Loan (1.5%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Exceptions to Underwriting Guidelines

As described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, 2 Mortgage Loans (4.6%) were originated by GACC or an affiliate with exceptions to its underwriting guidelines and/or typical underwriting procedures.

None of the Mortgage Loans were originated by CREFI or an affiliate with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.”

None of the Mortgage Loans were originated by JPMCB or an affiliate with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers— JPMorgan Chase Bank, National Association.”

With respect to the Dollar General Portfolio Mortgage Loan (2.5%), the Mortgage Loan is structured with a 10-year ARD and a 14-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including that (i) the portfolio 33 granular triple net leases are with Dollar General, an investment grade tenant that is rated by S&P with a stable outlook, (ii) the leased tenants have a weighted average remaining lease term of 13.9 years and each tenant has an additional five, 5-year renewal options remaining, and (iii) the Mortgaged Properties were constructed between 2016 and 2018, limiting required capital improvements over the loan term.

With respect to The Landing Apartments Mortgage Loan (2.1%), the Mortgage Loan is structured with annual replacement reserve deposits equal to approximately $157 per unit which is less than the annual replacement reserve deposit requirement of $250 per unit generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the structured replacement reserve is in line with an average annual estimate in the engineering report as of December 10, 2018, (ii) the Mortgaged Property being a newly 2017-built Class A multifamily building in Oklahoma City, where the population within a one-, three- and five-mile radius grew by 25.6%, 13.4%, and 8.8%, respectively over the period from 2010 to 2018 and (iii) the loan-to-value ratio of the Mortgage Loan is 74.5% as of the Cut-off Date, in comparison to the loan-to-value ratio of 75.0% that is provided for in GACC’s underwriting guidelines for multifamily properties.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)(3)	Cut-off Date Total Debt Underwritten NCF DSCR(1)(3)
Saint Louis Galleria	$60,000,000	$23,466,243	$180,000,000	N/A	$263,466,243	5.10839%	51.5%	56.6%	1.67x	1.55x
Soho Beach House	$40,000,000	$62,000,000	$15,000,000	N/A	$117,000,000	6.35214%	25.7%	54.7%	4.75x	1.88x
Embassy Suites Scottsdale	$35,500,000	$5,000,000	N/A	N/A	$40,500,000	6.62000%	50.4%	57.5%	1.64x	1.29x
Flight	$33,163,800	$11,694,750	N/A	N/A	$44,858,550	5.70040%	52.6%	71.1%	1.82x	1.22x
Dollar General Portfolio	$29,200,000	$3,500,000	N/A	N/A	$32,700,000	5.74000%	72.6%	81.3%	1.40x	1.14x

(1)	Calculated including any related Pari Passu Companion Loan, subordinate companion loan and mezzanine debt.

(2)	Calculated including any related Pari Passu Companion Loan and excluding subordinate companion loan and any mezzanine debt.

(3)	With respect to the Saint Louis Galleria (5.2%) and Dollar General Mortgage Loan (2.5%), debt service coverage ratios are calculated using the sum of the first 12 whole loan principal and interest payments after the expiration of the whole loan interest only period based on the assumed principal and interest payment schedule set forth in Annex G and Annex H, respectively.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Saint Louis Galleria (5.2%), Soho Beach House (3.5%), Embassy Suites Scottsdale (3.1%), Flight (2.9%) and Dollar General (2.5%) Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)), and in certain cases, only after the mezzanine lender(s) receive notice of such event of default) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan, (taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following table and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
3 Park Avenue	$60,000,000	49.0%	1.85x	8.85%	Yes
101 California	$40,000,000	51.5%	N/A	8.35%	Yes
Residence Inn Anaheim Hills Yorba Linda	$14,900,000	58.4%	2.34x	11.5%	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan or the incurrence of the future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans do not prohibit affiliates of the related borrower from pledging their indirect ownership interests in the borrower in connection with pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Preferred equity structures would permit one or more special limited partners or members to receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak and/or result in potential changes in the management of the related Mortgaged Property in the event the preferred return is not satisfied.

Other Secured Indebtedness

With respect to the Atrium Two Mortgage Loan (2.2%), the borrower is permitted to obtain a Property-Assessed Clean Energy (“PACE” ) loan (which loans are repaid through multi-year assessments against the related Mortgaged Property) in an amount not to exceed $5,000,000, subject to the lender’s prior consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. Failure to timely pay such assessments can give rise to a lien against the Mortgaged Property.

Other Unsecured Indebtedness

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower. In addition, certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to the 3 Columbus Circle Mortgage Loan (6.5%), Moinian Limited, an 8% indirect equity owner of the borrowers, has issued unsecured Series A bonds and Series B bonds that are traded on the Tel Aviv Stock Exchange. The current outstanding principal balance of the Series A bonds is ILS (Israeli New Shekel) 1,119,586,061, and is scheduled to fully amortize by no later than June 30, 2022. The current outstanding principal balance of the Series B bonds is ILS 698,305,115, and is scheduled to fully amortize by no later than December 30, 2024. There can be no assurances that Moinian Limited will be able to meet the debt service payments under the related bond documents or that there will be no impact of a default under the related bond documents on the borrower sponsor.

●	With respect to the 3 Columbus Circle Mortgage Loan (6.5%), the Mortgage Loan documents permit subordinate loans made by two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B (each, a “Series Borrower”), to each other pursuant to the terms of the related tenants in common agreement, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) such subordinate loan will be unsecured and shall not create a lien on the Mortgaged Property, (ii) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the Mortgaged Property, (iii) the subordinate loan is non-recourse to the Series Borrower making such loan, and its assets, other than excess cash flow from the Mortgaged Property, (iv) the holder of such subordinate loan will waive all rights to declare a default and pursue remedies with respect to such subordinate loan while the Mortgage Loan is outstanding, (v) the Series Borrower holding such subordinate loan will not be permitted to petition for or otherwise institute proceedings under the bankruptcy code against the other Series Borrower or the other borrower, 3 Columbus Circle LLC, and (vi) prior to making any such subordinate loan, the Series Borrower making such loan will be required to enter into a subordination and standstill agreement in form and substance reasonably acceptable to the lender.

●

With respect to the Embassy Suites Scottsdale Mortgage Loan (3.1%), the borrower is permitted to receive indirect contributions of equity from its affiliates structured as loans, provided such loans are unsecured, do not mature during the term of the Mortgage Loan, do not exceed a maximum aggregate amount of $500,000, are payable only from excess cash flow actually distributed from the borrower in accordance with the loan documents and are fully subordinate to the Mortgage Loan and related loan documents.

●	With respect to the Vie Portfolio Mortgage Loan (1.5%), SC USSA6P Holding Company, LLC, an affiliate of the borrowers, which indirectly owns the master lessees under the related master lease under which the borrowers are the master lessors, has incurred three unsecured loans, each from its upper-tier affiliate, in the aggregate amount of $36,272,421. Pursuant to each of the related financing documents, each such loan is co-terminous with the Mortgage Loan and is subordinate to the Mortgage Loan. The Mortgage Loan documents provide for a non-recourse carveout for losses associated with the failure of any of the related financing documents to be fully subordinate to the Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “3 Columbus Circle”, “Saint Louis Galleria”, “3 Park Avenue”, “ARC Apartments”, “101 California”, “Soho Beach House”, “Pace Gallery HQ”, “Tulsa Office Portfolio”, “Atrium Two”, “Liberty Station Retail”, Vie Portfolio” and “AC Marriott Downtown Tucson” securing 41.8% of the Initial Pool Balance is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

Set forth in the following chart with respect to each Whole Loan is certain information regarding Mortgage Loans, any Pari Passu Companion Loan(s) and any Subordinate Companion Loan(s), including the identity of the current or anticipated holder of the controlling and non-controlling Mortgage Notes and the Cut-off Date Balance of each such Mortgage Loan and any related Companion Loan(s), which may be shown in the aggregate where the same holder holds more than one Mortgage Note.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
3 Columbus Circle	A-1-1, A-2-1	$75,000,000	$75,000,000	Benchmark 2019-B10	No(2)
	A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8	$317,500,000	$317,500,000	JPMCB	No
	A-2-2, A-2-3, A-2-4, A-2-5	$97,500,000	$97,500,000	DBNY	No
	Total Senior Notes	$490,000,000	$490,000,000
	B-1	$51,450,000	$51,450,000	Benchmark 2019-B10	Yes(2)
	B-2	$53,550,000	$53,550,000	Benchmark 2019-B10	No
	Total Junior Notes	$595,000,000	$595,000,000
3 Park Avenue	A-1	$88,000,000	$88,000,000	Benchmark 2019-B9	Yes
	A-3, A-4	$60,000,000	$60,000,000	Benchmark 2019-B10	No
	A-2	$34,000,000	$34,000,000	GSMS 2019-GC38	No
	Total	$ 182,000,000	$182,000,000
St. Louis Galleria	A-1-A1	$60,000,000	$60,000,000	Benchmark 2019-B10	Yes
	A-1-A2	$55,000,000	$55,000,000	Benchmark 2018-B18	No
	A-1-A3, A-1-A4, A-1-A5	$46,479,245	$46,479,245	JPMCC 2019-COR4	No
	A-2-A1, A-2-A3	$45,000,000	$45,000,000	UBS 2018-C15	No
	A-2-A2, A-2-A4, A-2-A5	$33,520,755	$33,520,755	CSAIL 2019-C15	No
	Total	$ 240,000,000	$240,000,000
ARC Apartments	A1-A1, A1-B	$60,000,000	$60,000,000	Benchmark 2019-B10	No(3)
	A1-A2	$35,000,000	$35,000,000	CREFI	No
	Subordinate A2	$47,000,000	$47,000,000	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 14(H)	No(3)

Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
	Subordinate B	$45,000,000	$45,000,000	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 15(H)	Yes(3)
	Total	$187,000,000	$187,000,000
101 California	A-1, A-2	$287,000,000	$287,000,000	CALI 2019-101C	Yes
	A-8, A-9	$40,000,000	$40,000,000	Benchmark 2019-B10	No
	A-3, A-4, A-5	$150,000,000	$150,000,000	GSMC	No
	A-6, A-7	$50,000,000	$50,000,000	JPMCB	No
	B-1, B-2	$228,000,000	$228,000,000	CALI 2019-101C	Yes
	Total	$755,000,000	$755,000,000
Soho Beach House	A-1	$40,000,000	$40,000,000	Benchmark 2019-B10	Yes
	A-2	$15,000,000	$15,000,000	CREFI	No
	Total	$55,000,000	$55,000,000
Pace Gallery HQ	A-1	$50,000,000	$50,000,000	GSMS 2019-GC38	Yes
	A-2	$40,000,000	$40,000,000	Benchmark 2019-B10	No
	Total	$90,000,000	$90,000,000
Tulsa Office Portfolio	A-1	$28,675,000	$28,675,000	Benchmark 2019-B10	Yes
	A-2	$20,000,000	$20,000,000	CREFI	No
	Total	$48,675,000	$48,675,000
Atrium Two	A-2	$30,000,000	$30,000,000	DBNY	Yes
	A-1	$25,500,000	$25,500,000	Benchmark 2019-B10	No
	Total	$55,500,000	$55,500,000
Liberty Station Retail	A-1	$67,000,000	$67,000,000	JPMCC 2019-COR4	Yes
	A-2	$20,000,000	$20,000,000	Benchmark 2019-B10	No
	A-3	$30,000,000	$30,000,000	Benchmark 2019-B9	No
	Total	$117,000,000	$117,000,000
Vie Portfolio	A-2	$17,500,000	$17,500,000	Benchmark 2019-B10	No
	A-1	$57,885,000	$57,885,000	JPMCB	Yes
	Total	$75,385,000	$75,385,000
AC Marriott Downtown Tucson	A-1	$25,000,000	$25,000,000	Benchmark 2019-B9	Yes
	A-2	$15,000,000	$15,000,000	Benchmark 2019-B10	No
	Total	$40,000,000	$40,000,000

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).

(2)	With respect to the 3 Columbus Circle Whole Loan, the initial Control Note is the Note B-1, so long as no 3 Columbus Circle Control Appraisal Period has occurred. If and for so long as a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, then the Control Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The 3 Columbus Circle Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the PSA.

(3)	With respect to ARC Apartments, the initial Control Note is Note B. Following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, Note A2 will be the Control Note. Following the occurrence (and during the continuance) of a Note A2 control appraisal period, Note A1-A will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—ARC Apartments Whole Loan”.

“AB Whole Loan” means any Whole Loan comprised of a Mortgage Loan, a Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. The 3 Columbus Circle Whole Loan, The ARC Apartments Whole Loan and the 101 California Whole Loan are the only AB Whole Loans related to the issuing entity.

“Benchmark 2019-B9 PSA” means the pooling and servicing agreement governing the servicing each of the 3 Park Avenue Whole Loan and the AC Marriott Downtown Tucson Whole Loan.

“CALI 2019-101C TSA” means the trust and servicing agreement governing the servicing of the 101 California Whole Loan.

“Control Appraisal Period” means with respect to any Serviced AB Whole Loan, a “control appraisal period” (or analogous term) under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) with a “Yes” answer in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to each Servicing Shift Whole Loan, the Companion Loan that is the Control Note for such Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“GSMS 2019-GC38 PSA” means the pooling and servicing agreement governing the servicing of the Pace Gallery Whole Loan.

“JPMCC 2019-COR4 PSA” means the pooling and servicing agreement governing the servicing of the Liberty Station Whole Loan.

“ Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Note(s) with respect to each Whole Loan will be the promissory note(s) with “No” answers in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Directing Holder” means the directing certificateholder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of (i) the 3 Park Avenue Mortgage Loan, (ii) the 101 California Mortgage Loan, (iii) the Pace Gallery HQ Mortgage Loan, (iv) the Liberty Station Retail Mortgage Loan and (v) the AC Marriott Downtown Tucson Mortgage Loan. On and after the related Servicing Shift Securitization Date, each Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the 3 Park Avenue Whole Loan, (ii) the Pace Gallery HQ Whole Loan, (iii) the Liberty Station Retail Whole Loan and (iv) the AC Marriott Downtown Tucson Whole Loan. On and after the Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Non-Serviced Pari Passu Whole Loan.

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan (if applicable), which will be (i) with respect to each of the 3 Park Avenue Whole Loan and the AC Marriott Downtown Tucson, the Benchmark 2019-B-9 PSA, (ii) with respect to the 101 California Whole Loan, the CALI 2019-101C TSA, (iii) with respect to the Pace Gallery HQ Whole Loan, the GSMS 2019-GC38 PSA, (iv) with respect to the Liberty Station Retail Whole Loan, the JPMCC 2019-COR4 PSA, and (iv) with respect to each Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of (i) the 3 Park Avenue Whole Loan, (ii) the 101 California Whole Loan, (iii) the Pace Gallery HQ Whole Loan, (iv) the Liberty Station Retail Whole Loan and (v) the AC Marriott Downtown Tucson Whole Loan. On and after the related Servicing Shift Securitization Date, such related Servicing Shift Whole Loan will be a Non-Serviced Whole Loan.

“Serviced AB Mortgage Loan” means any Serviced Mortgage Loan that is part of a Serviced AB Whole Loan.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. For the avoidance of doubt, each of (i) the 3 Columbus Circle Whole Loan and (ii) the ARC Apartments Whole Loan are Serviced AB Whole Loans related to the issuing entity.

“Serviced Companion Loan” means any Pari Passu Companion Loan and any Serviced Subordinate Companion Loan.

“Serviced Mortgage Loan” means any Mortgage Loan included in the issuing entity that is serviced under the PSA. For the avoidance of doubt, “Serviced Mortgage Loans” exclude any Non-Serviced Mortgage Loan. Prior to the related Servicing Shift Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Pari Passu Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Saint Louis Galleria Mortgage Loan, (ii) the Soho Beach House Mortgage Loan and (iii) the Tulsa Office Portfolio Mortgage Loan. Prior to the related Servicing Shift Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Saint Louis Galleria Whole Loan, (ii) the Soho Beach House Whole Loan and (iii) the Tulsa Office Portfolio Whole Loan. Prior to the related Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Pari Passu Whole Loan.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means any Serviced Pari Passu Whole Loan or Serviced AB Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to each Servicing Shift Whole Loan, the related Mortgage Loan included in the issuing entity.

“Servicing Shift PSA” means, with respect to each Servicing Shift Whole Loan, the pooling and servicing agreement governing the securitization of the related Controlling Companion Loan.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the date on which the related Controlling Companion Loan is included in a securitization trust.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date. As of the Closing Date, each of the Atrium Two Whole Loan and the Vie Portfolio Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” means with respect to any Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement.

“Whole Loan” means each of (i) the 3 Columbus Circle Whole Loan, (ii) the Saint Louis Galleria Whole Loan, (iii) the 3 Park Avenue Whole Loan, (iv) the ARC Apartments Whole Loan, (v) the 101 California Whole Loan, (vi) the Soho Beach House (vii) the Pace Gallery HQ Whole Loan, (viii) the Tulsa Office Portfolio, (ix) the Atrium Two, (x) the Liberty Station Retail Whole Loan, (xi) the Vie Portfolio Whole Loan and (xii) the AC Marriott Downtown Tucson Whole Loan, as the context may require and as applicable.

The following table provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)(4)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)(4)	Whole Loan Underwritten NOI Debt Yield(2)
3 Columbus Circle	$75,000,000	6.5%	$415,000,000	$105,000,000	45.4%	2.91x	12.3%	55.1%	2.40x	10.2%
3 Park Avenue	$60,000,000	5.2%	$122,000,000	N/A	36.0%	1.84x	10.0%	36.0%	1.84x	10.0%
Saint Louis Galleria	$60,000,000	5.2%	$180,000,000	N/A	51.5%	1.67x	11.3%	51.5%	1.67x	11.3%
ARC Apartments	$60,000,000	5.2%	$35,000,000	$92,000,000	32.0%	3.48x	14.7%	63.0%	1.52x	7.5%
101 California	$40,000,000	3.5%	$487,000,000	$228,000,000	35.9%	3.22x	12.8%	51.5%	2.07x	8.9%
Soho Beach House	$40,000,000	3.5%	$15,000,000	N/A	25.7%	4.75x	28.0%	25.7%	4.75x	28.0%
Pace Gallery HQ	$40,000,000	3.5%	$50,000,000	N/A	50.0%	1.62x	9.0%	50.0%	1.62x	9.0%
Tulsa Office Portfolio	$28,646,290	2.5%	$19,979,976	N/A	72.1%	1.62x	13.0%	72.1%	1.62x	13.0%
Atrium Two	$25,500,000	2.2%	$30,000,000	N/A	73.0%	1.52x	11.4%	73.0%	1.52x	11.4%
Liberty Station Retail	$20,000,000	1.7%	$97,000,000	N/A	68.8%	1.45x	8.0%	68.8%	1.45x	8.0%
Vie Portfolio	$17,500,000	1.5%	$57,885,000	N/A	62.5%	1.90x	9.9%	62.5%	1.90x	9.9%
AC Marriott Downtown Tucson	$15,000,000	1.3%	$25,000,000	N/A	67.3%	1.70x	12.5%	67.3%	1.70x	12.5%

(1)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related Subordinate Companion Loans.

(2)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related mezzanine debt.

(3)	Calculated based on other than the “as is” appraised value (or based on an “as-is” appraised value that has been determined inclusive of the present value of a tax abatement) with respect to the ARC Apartments, Pace Gallery HQ and AC Marriott Hotel Downtown Tucson Whole Loans. See “—Appraised Value” for more information.

(4)	The Saint Louis Galleria Mortgage Loan (5.2%) accrues interest for an initial interest-only period and then accrues interest and amortizes based on the assumed principal and interest payment schedule set forth on Annex G. Debt service coverage ratios are calculated using the sum of the first 12 whole loan principal and interest payments after the expiration of the whole loan interest-only period based on the assumed principal and interest payment schedule set forth in Annex G.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan or Serviced AB Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Holder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the related Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Holder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each such Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such non-binding consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Serviced Pari Passu Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including each Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Non-Serviced Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The AB Whole Loans

3 Columbus Circle Whole Loan

General

The 3 Columbus Circle Mortgage Loan (6.5%) is part of a split loan structure comprised of fifteen (15) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 3 Columbus Circle Mortgage Loan is evidenced by two (2) promissory notes, Note A-1-1 with a Cut-off Date Balance of $50,000,000 and Note A-2-1 with a Cut-off Date Balance of $25,000,000.

The Trust Subordinate Companion Loan is subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan (as defined below), is evidenced by two (2) promissory notes, Note B-1 with a principal balance as of the Cut-off Date of $51,450,000 and Note B-2 with a principal balance as of the Cut-off Date of $53,550,000.

The related Pari Passu Companion Loan (the “3 Columbus Circle Pari Passu Companion Loan”) is evidenced by (i) Note A-1-2 with a Cut-off Date Balance of $75,000,000, (ii) Note A-1-3 with a Cut-off Date Balance of $75,000,000, (iii) Note A-1-4 with a Cut-off Date Balance of $40,000,000, (iv) Note A-1-5 with a Cut-off Date Balance of $50,000,000, (v) Note A-1-6 with a Cut-off Date Balance of $35,000,000, (vi) Note A-1-7 with a Cut-off Date Balance of $25,000,000, (vii) Note A-1-8 with a Cut-off Date Balance of $17,500,000, (viii) Note A-2-2 with a Cut-off Date Balance of $25,000,000, (ix) Note A-2-3 with a Cut-off Date Balance of $25,000,000, (x) Note A-2-4 with a Cut-off Date Balance of $25,000,000, and (xi) Note A-2-5 with a Cut-off Date Balance of $22,500,000. Only the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan are included in the issuing entity. The 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan are pari passu with each other in terms of priority. The Trust Subordinate Companion Loan is subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in terms of priority. The 3 Columbus Circle Mortgage Loan, the Trust Subordinate Companion Loan and the 3 Columbus Circle Pari Passu Companion Loans are collectively referred to in this prospectus as the 3 Columbus Circle Whole Loan (the “3 Columbus Circle Whole Loan”). It is anticipated that the related 3 Columbus Circle Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the 3 Columbus Circle Mortgage Loan and the rights of the holders of the 3 Columbus Circle Companion Loans are subject to an Intercreditor Agreement (the “3 Columbus Circle Intercreditor Agreement”)). The following summaries describe certain provisions of the 3 Columbus Circle Intercreditor Agreement.

Prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period, the holder of Note B-1 of the Trust Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the 3 Columbus Circle Whole Loan, each as more fully described below.

A “3 Columbus Circle Control Appraisal Period”” will exist with respect to the 3 Columbus Circle Whole Loan, if and for so long as (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, Trust Subordinate Companion Loan, (y) any appraisal reductions for the 3 Columbus Circle Whole Loan that are allocated to such Trust Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the 3 Columbus Circle Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Trust Subordinate Companion Loan. The holder of the Trust Subordinate Companion

Loan also has the right to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

The holder of the Trust Subordinate Companion Loan is entitled to avoid a 3 Columbus Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 3 Columbus Circle Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Servicing

The 3 Columbus Circle Whole Loan (including the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the 3 Columbus Circle Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The 3 Columbus Circle Intercreditor Agreement sets forth the respective rights of the holder of the 3 Columbus Circle Mortgage Loan, the holder of the Trust Subordinate Companion Loan, and the holder of the 3 Columbus Circle Pari Passu Companion Loan with respect to distributions of funds received in respect of the 3 Columbus Circle Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the 3 Columbus Circle Whole Loan, (ii) any other event of default for which the 3 Columbus Circle Whole Loan is actually accelerated, (iii) any other event of default which causes the 3 Columbus Circle Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of Note B-1 of the Trust Subordinate Companion Loan or the default cure period has not yet expired and the holder of Note B-1 of the Trust Subordinate Companion Loan is exercising its cure rights under the 3 Columbus Circle Intercreditor Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of principal payments received, if any, until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis any penalty charges;

●	sixth, to the extent each holder of the Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to each holder of the Trust Subordinate Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each note of the Trust Subordinate Companion Loan at its net interest rate;

●	eighth, to each holder of the Trust Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to its percentage interest of principal payments received, if any, until its balance has been reduced to zero;

●	ninth, to each holder of the Trust Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to each holder of the Trust Subordinate Companion Loan in an amount equal to any penalty charges received;

●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the extent each holder of the Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	sixth, to each holder of the Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	seventh, to each holder of the Trust Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●	eighth, to each holder of the Trust Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the Trust Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●	eleventh, to each holder of the 3 Columbus Circle Mortgage Loan and the holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●	twelfth, to each holder of the Trust Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 3 Columbus Circle Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this Preliminary Prospectus, on other Mortgage Loans, but not out of payments or other collections on the 3 Columbus Circle Pari Passu Companion Loan or any

loans included in any future securitization trust related to the 3 Columbus Circle Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the 3 Columbus Circle Pari Passu Companion Loan and the Trust Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the 3 Columbus Circle Pari Passu Companion Loan and the Trust Subordinate Companion Loan or from general collections with respect to the securitization of the 3 Columbus Circle Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the 3 Columbus Circle Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the 3 Columbus Circle Intercreditor Agreement, the controlling holder with respect to the 3 Columbus Circle Whole Loan (the “3 Columbus Circle Controlling Noteholder”), as of any date of determination, will be (i) the holder of Note B-1, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing or (ii) if a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note A-1-1; provided that at any time Note A-1-1 is the 3 Columbus Circle Controlling Noteholder and is included in the issuing entity, references to the “3 Columbus Circle Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the PSA; provided, further, that, if the holder of the Note B-1 would be the 3 Columbus Circle Controlling Noteholder pursuant to the terms hereof, but any interest in such Note B-1 is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the 3 Columbus Circle Controlling Noteholder, a 3 Columbus Circle Control Appraisal Period will be deemed to have occurred. The Trust Subordinate Companion Loan holder is the 3 Columbus Circle Controlling Noteholder as of the Closing Date.

Pursuant to the 3 Columbus Circle Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 3 Columbus Circle Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 3 Columbus Circle Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such 3 Columbus Circle Major Decision (or making a determination not to take action with respect to such 3 Columbus Circle Major Decision), the master servicer must receive the written consent of the 3 Columbus Circle Controlling Noteholder (or its representative) before implementing a decision with respect to such 3 Columbus Circle Major Decision. If the master servicer has not received a response from the 3 Columbus Circle Controlling Noteholder (or its representative) with respect to such 3 Columbus Circle Major Decision within five (5) business days after delivery of the notice of a 3 Columbus Circle Major Decision, the master servicer will be required to deliver an additional copy of the notice of a 3 Columbus Circle Major Decision, and, if the 3 Columbus Circle Controlling Noteholder (or its representative) fails to respond to the master servicer with respect to any such proposed action within five (5) business days after receipt of such second notice, the 3 Columbus Circle Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to such action. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the 3 Columbus Circle Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the 3 Columbus Circle Whole Loan, and the master servicer has made a reasonable effort to contact the 3 Columbus Circle Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Note A-1-1 (or master servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the 3 Columbus Circle Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer to violate provisions of the 3 Columbus Circle Intercreditor Agreement or the PSA, require or cause the master servicer to violate the terms of the 3 Columbus Circle Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the 3 Columbus Circle Intercreditor Agreement.

During the continuance of a 3 Columbus Circle Control Appraisal Period, the Note A-1-1 holder (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the 3 Columbus Circle Controlling Class Representative pursuant to the PSA with respect to any 3 Columbus Circle Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the 3 Columbus Circle Whole Loan, to each holder of the notes of the 3 Columbus Circle Whole Loan other than the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the 3 Columbus Circle Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the 3 Columbus Circle Controlling Class Representative under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a 3 Columbus Circle Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the Note A-1-1 holder (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the 3 Columbus Circle Whole Loan are discussed.

“3 Columbus Circle Major Decision” means a Major Decision under the PSA or, at any time that Note A-1-1 is not included in a securitization:

(i)	any workout or other change to any 3 Columbus Circle Whole Loan that would result in any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 3 Columbus Circle Whole Loan or a modification or waiver of any other monetary term of the 3 Columbus Circle Whole Loan relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the 3 Columbus Circle Whole Loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(ii)	any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in a discounted pay-off of Note B;

(iii)	any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

(iv)	any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

(v)	any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

(vi)	any substitution, release or addition of collateral for the 3 Columbus Circle Whole Loan other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)	any release of the borrower or guarantor from liability with respect to the 3 Columbus Circle Whole Loan including, without limitation, by acceptance of an assumption of the 3 Columbus Circle Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the Mortgage Loan documents;

(viii)	any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) accelerate a 3 Columbus Circle Whole Loan (other than automatic accelerations pursuant to the Mortgage Loan documents);

(ix)	any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the Mortgage Loan documents;

(x)	any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the lender’s approval is required by the Mortgage Loan documents);

(xi)	the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty;

(xii)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower unless any option to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan pursuant to the 3 Columbus Circle Intercreditor Agreement has expired or been waived under Section 12 hereunder;

(xiii)	any determination of an Acceptable Insurance Default (as defined in the PSA) with respect to the Mortgaged Property;

(xiv)	the approval of any Annual Budget (as defined in the Mortgage Loan documents), to the extent the lender has such approval under the Mortgage Loan documents;

(xv)	the approval of any Major Lease (as defined in the Mortgage Loan documents), to the extent the lender shall have such approval under the Loan Agreement; and

(xvi)	the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no material lender discretion.

Cure Rights

In the event that the 3 Columbus Circle borrower fails to make any payment of principal or interest on The 3 Columbus Circle Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note B-1 of the Trust Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the 3 Columbus Circle Intercreditor Agreement. The holder of Note B-1 the Trust Subordinate Companion Loan will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of Note B-1 of the Trust Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to 3 Columbus Circle Whole Loan has occurred and is continuing, the holder of the Trust Subordinate Companion Loan will have the option to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan, (b) accrued and unpaid interest on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the 3 Columbus Circle Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the 3 Columbus Circle Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the 3 Columbus Circle Whole Loan to the asset representations reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the 3 Columbus Circle Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the 3 Columbus Circle Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the 3 Columbus Circle Intercreditor Agreement.

Special Servicer Appointment Rights

Pursuant to the terms of the 3 Columbus Circle Intercreditor Agreement and the PSA, the holder of Note B-1 of the Trust Subordinate Companion Loan (prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The Trust Directing Holder (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and prior to the occurrence and continuance of a Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and the occurrence and continuance of Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The 3 Columbus Circle Controlling Noteholder agrees and acknowledges that the PSA may contain provisions such that any special servicer could be terminated under the PSA based on a recommendation by the operating advisor if (A) the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The 3 Columbus

Circle Controlling Noteholder will retain its right to remove and replace the special servicer, but the 3 Columbus Circle Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

ARC Apartments Whole Loan

The ARC Apartments Mortgage Loan (5.2%) is part of a split loan structure comprised of five (5) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The ARC Apartments Mortgage Loan is evidenced by two (2) promissory notes, Note A1-A1 with a Cut-off Date Balance of $22,000,000 (the “ARC Apartments Note A1-A1”) and Note A1-B with a Cut-off Date Balance of $38,000,000 (the “ARC Apartments Note A1-B” and together with the ARC Apartments Note A1-A and the ARC Apartments Note A1-A2, the “ARC Apartments A1 Notes”). The “ARC Apartments Whole Loan” consists of the ARC Apartments Mortgage Loan, the ARC Apartments Note A1-A2 and two subordinate companion notes: (i) Note A2 (the “ARC Apartments Note A2”) with an outstanding principal balance of $47,000,000, and (ii) Note B (the “ARC Apartments Note B” and, together with the ARC Apartments Note A2, the “ARC Apartments Subordinate Companion Loans”) with an outstanding principal balance of $45,000,000.

Servicing

The ARC Apartments Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement (the “ARC Apartments Co-Lender Agreement”).

Amounts payable to the issuing entity as holder of the ARC Apartments Mortgage Loan pursuant to the ARC Apartments Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The ARC Apartments Co-Lender Agreement sets forth the respective rights of the holders of the ARC Apartments Mortgage Loan and the ARC Apartments Subordinate Companion Loans with respect to distributions of funds received in respect of the ARC Apartments Whole Loan, and provides, in general, that:

●	The ARC Apartments Note A2 and the rights of its holder to receive payments of interest, principal and other amounts with respect to the ARC Apartments Note A2 are at all times junior, subject and subordinate to the ARC Apartments A1 Notes and the respective rights of their holders to receive payments of interest, principal and other amounts with respect to the ARC Apartments A1 Notes, as and to the extent set forth in the ARC Apartments Co-Lender Agreement. The ARC Apartments Note B and the rights of its holder to receive payments of interest, principal and other amounts with respect to the ARC Apartments Note B are at all times junior, subject and subordinate to the ARC Apartments A1 Notes and the ARC Apartments Note A2 and the respective rights of their holders to receive payments of interest, principal and other amounts with respect to the ARC Apartments A1 Notes and the ARC Apartments Note A2, as and to the extent set forth in the ARC Apartments Co-Lender Agreement;

●	prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the ARC Apartments Whole Loan, (ii) any other event of default for which the ARC Apartments Whole Loan is actually accelerated, (iii) any other event of default that causes the ARC Apartments Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by either the holder of the ARC Apartments Note A2 or by the holder of the ARC Apartments Note B, in accordance with the ARC Apartments Co-Lender Agreement, or during any period that any holder(s) of the ARC Apartments Note A2 or the ARC Apartments Note B are exercising cure rights), after payment of amounts for reserves or escrows required by the loan documents and certain amounts payable or reimbursable under the PSA to the parties thereto, including to the primary servicer and the special servicer, payments and proceeds received with respect to the ARC Apartments Whole Loan will generally be applied in the following order, without duplication:

first, to the holders of the ARC Apartments A1 Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the aggregate outstanding principal balance of the ARC Apartments A1 Notes at their net interest rate;

second, to the holders of the ARC Apartments A1 Notes, pro rata (based on the respective principal balances of the ARC Apartments A1 Notes) in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received with respect to such monthly payment date with respect to the ARC Apartments Whole Loan allocated as principal on the ARC Apartments Whole Loan and payable to the holders of the ARC Apartments A1 Notes, the ARC Apartments Note A2 and the ARC Apartments Note B (together, the “ARC Apartments Whole Loan Noteholders”), until the aggregate principal balance of the ARC Apartments A1 Notes has been reduced to zero;

third, to the holders of the ARC Apartments A1 Notes, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such holders including any recovered costs not previously reimbursed by the related borrower (or paid or advanced by the master servicer or the special servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the ARC Apartments Whole Loan pursuant to the ARC Apartments Co-Lender Agreement or the PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the aggregate principal balance of the ARC Apartments A1 Notes has been reduced, such excess amount is required to be paid to the holders of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2 pro rata (based on the principal balances of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2) in an aggregate amount up to the reduction, if any, of the principal balances of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2 as a result of such workout, plus interest on such aggregate amount at their net interest rate;

fifth, to the holder of the ARC Apartments Note A2 in an amount equal to the accrued and unpaid interest on the principal balance of the ARC Apartments Note A2 at its net interest rate;

sixth, to the holder of the ARC Apartments Note A2 in an amount equal to all principal payments received, including any insurance and condemnation proceeds received with respect to such monthly payment date with respect to the ARC Apartments Whole Loan and payable to the ARC Apartments Whole Loan Noteholders, remaining after giving effect to the allocations in clause second above, until the principal balance of the ARC Apartments Note A2 has been reduced to zero;

seventh, to the holder of the ARC Apartments Note B in an amount equal to the accrued and unpaid interest on the principal balance of the ARC Apartments Note B at its net interest rate;

eighth, to the holder of the ARC Apartments Note B in an amount equal to all principal payments received, including any insurance and condemnation proceeds received with respect to such monthly payment date with respect to the ARC Apartments Whole Loan allocated as principal on the ARC Apartments Whole Loan and payable to the ARC Apartments Whole Loan Noteholders, remaining after giving effect to the allocations in clauses second and sixth above, until the principal balance of the ARC Apartments Note B has been reduced to zero;

ninth, to the extent the holder of the ARC Apartments Note A2 has made any payments or advances in connection with the exercise of its cure rights under the ARC Apartments Co-Lender Agreement, to reimburse such holder for all such cure payments;

tenth, to the extent the holder of the ARC Apartments Note B has made any payments or advances in connection with the exercise of its cure rights under the ARC Apartments Co-Lender Agreement, to reimburse such holder for all such cure payments;

eleventh, to the holders of the ARC Apartments A1 Notes, pro rata (based on the respective principal balances of the ARC Apartments A1 Notes) in an aggregate amount equal to the product (i) of their aggregate principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) their relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

twelfth, to the holder of the ARC Apartments Note A2 in an amount equal to the product (i) of its principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) its relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

thirteenth, to the holder of the ARC Apartments Note B in an amount equal to the product (i) of its principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) its relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

fourteenth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout, the principal balance of the ARC Apartments Note A2 has been reduced, such excess amount is required to be paid to the holder of the ARC Apartments Note A2 in an amount up to the reduction, if any, of the principal balance of the ARC Apartments Note A2 as a result of such workout, plus interest on such amount at the related interest rate;

fifteenth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout, the principal balance of the ARC Apartments Note B has been reduced, such excess amount is required to be paid to the holder of the ARC Apartments Note B in an amount up to the reduction, if any, of the principal balance of the ARC Apartments Note B as a result of such workout, plus interest on such amount at the related interest rate;

sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer (in each case provided that such reimbursements or payments relate to the ARC Apartments Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, is required to be paid to the ARC Apartments Whole Loan Noteholders, pro rata, based on their respective principal percentage interests, with the amount distributed to the holders of the ARC Apartments A1 Notes to be allocated between the holders of the ARC Apartments A1 Notes pro rata based on the respective principal balances of the ARC Apartments A1 Notes; and

seventeenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the ARC Apartments Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount is required to be paid pro rata to the ARC Apartments Whole Loan Noteholders, based on their respective initial percentage interests, with the amount distributed to the holders of the ARC Apartments A1 Notes to be allocated between the holders of the ARC Apartments A1 Notes pro rata based on the respective principal balances of the ARC Apartments A1 Notes.

Upon the occurrence and during the continuance of a Sequential Pay Event, after payment of amounts for reserves or escrows required by the loan documents and certain amounts payable or reimbursable under the PSA to the parties thereto, payments and proceeds received with respect to the ARC Apartments Whole Loan will generally be applied in the following order, without duplication:

first, to the holders of the ARC Apartments A1 Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the aggregate outstanding principal balance of the ARC Apartments A1 Notes at their net interest rate;

second, to the holders of the ARC Apartments A1 Notes, pro rata (based on the respective principal balances of the ARC Apartments A1 Notes), until the aggregate principal balance of the ARC Apartments A1 Notes has been reduced to zero;

third, to the holders of the ARC Apartments A1 Notes, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such holders including any recovered costs, in each case to the extent reimbursable by the related borrower but not previously reimbursed by the related borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the ARC Apartments Whole Loan pursuant to the ARC Apartments Co-Lender Agreement or the PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the aggregate principal balance of the ARC Apartments A1 Notes has been reduced, such excess amount is required to be paid to the holders of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2 pro rata (based on the principal balances of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2) in an aggregate amount up to the reduction, if any, of the principal balance of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2 as a result of such workout, plus interest on such aggregate amount at their net interest rate;

fifth, to the holder of the ARC Apartments Note A2 in an amount equal to the accrued and unpaid interest on the principal balance of the ARC Apartments Note A2 at its net interest rate;

sixth, to the holder of the ARC Apartments Note A2, until the principal balance of the ARC Apartments Note A2 has been reduced to zero;

seventh, to the extent the holder of the ARC Apartments Note A2 has made any payments or advances in connection with the exercise of its cure rights under the ARC Apartments Co-Lender Agreement, to reimburse such holder for all such cure payments; and to the holder of the ARC Apartments Note A2 in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

eighth, to the holder of the ARC Apartments Note B in an amount equal to the accrued and unpaid interest on the principal balance of the ARC Apartments Note B at its net interest rate;

ninth, to the holder of the ARC Apartments Note B, until the principal balance of the ARC Apartments Note B has been reduced to zero;

tenth, to the extent the holder of the ARC Apartments Note B has made any payments or advances in connection with the exercise of its cure rights under the ARC Apartments Co-Lender Agreement, to reimburse such holder for all such cure payments; and to the holder of the ARC Apartments Note B in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

eleventh, to the holders of the ARC Apartments A1 Notes, pro rata (based on the respective principal balances of the ARC Apartments A1 Notes) in an aggregate amount equal to the product of (i) their aggregate principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) their relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

twelfth, to the holder of the ARC Apartments Note A2 in an amount equal to the product of (i) its principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) its relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

thirteenth, to the holder of the ARC Apartments Note B in an amount equal to the product of (i) its principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) its relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

fourteenth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout, the principal balance of the ARC Apartments Note A2 has been reduced, such excess amount is required to be paid to the holder of the ARC Apartments Note A2 in an amount up to the reduction, if any, of the principal balance of the ARC Apartments Note A2 as a result of such workout, plus interest on such amount at the related interest rate;

fifteenth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout, the principal balance of the ARC Apartments Note B has been reduced, such excess amount is required to be paid to the holder of the ARC Apartments Note B in an amount up to the reduction, if any, of the principal balance of the ARC Apartments Note B as a result of such workout, plus interest on such amount at the related interest rate;

sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer and the special servicer (in each case provided that such reimbursements or payments relate to the ARC Apartments Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, is required to be paid to the ARC Apartments Whole Loan Noteholders, pro rata, based on their respective principal percentage interests, with the amount distributed to the holders of the ARC Apartments A1 Notes to be allocated between the holders of ARC Apartments A1 Notes pro rata based on the respective principal balances of the ARC Apartments A1 Notes; and

seventeenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the ARC Apartments Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount is required to be paid pro rata to the ARC Apartments Whole Loan Noteholders, based on their respective initial percentage interests, with the amount distributed to the holders of the ARC Apartments A1 Notes to be allocated between the holders of ARC Apartments A1 Notes pro rata based on the respective principal balances of the ARC Apartments A1 Notes.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the ARC Apartments Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the ARC Apartments Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans.

Certain costs and expenses allocable to an ARC Apartments Subordinate Companion Loan (such as a pro rata share of a Servicing Advance) may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such ARC Apartments Subordinate Companion Loan or from general collections with respect to any securitization of such ARC Apartments Subordinate Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the ARC Apartments Co-Lender Agreement, the controlling noteholder with respect to the ARC Apartments Whole Loan (the “ARC Apartments Controlling Holder”), as of any date of determination, will be (i) the holder of the ARC Apartments Note B, unless an ARC Apartments Note B Control Appraisal Period (as defined below) has occurred and is continuing, (ii) if and for so long as an ARC Apartments Note B Control Appraisal Period has occurred and is continuing and no ARC Apartments Note A2 Control Appraisal Period (as defined below) has occurred and is continuing, the holder of the ARC Apartments Note A2, and (iii) if and for so long as an ARC Apartments Note A2 Control Appraisal Period has occurred and is continuing, the Directing Holder (or other representative of the holder of the ARC Apartments Note A1-A designated under the PSA); provided, that if the holder of the ARC Apartments Note A2 or the holder of the ARC Apartments Note B would be the ARC Apartments Controlling Holder, but any interest in the ARC Apartments Note A2 or the ARC Apartments Note B, respectively, is held by the related borrower or a borrower-related party, or the related borrower or borrower-related party would otherwise be entitled to exercise the rights of the ARC Apartments Controlling Holder in respect of the ARC Apartments Note A2 or the ARC Apartments Note B, respectively, then an ARC Apartments Note A2 Control Appraisal Period or an ARC Apartments Note B Control Appraisal Period, respectively, will be deemed to have occurred; and provided further, however, that if the holder of the ARC Apartments Note A1-A would be the ARC Apartments Controlling Holder, but any interest in the ARC Apartments Note A1-A is held by the related borrower or a borrower-related party, or the related borrower or borrower-related party would otherwise be entitled to exercise the rights of the ARC Apartments Controlling Holder in respect of the ARC Apartments Note A1-A, then the ARC Apartments Controlling Holder will be the holder for the ARC Apartments A1 Note that (x) is not held by the borrower or a borrower-related party and the borrower or borrower-related party would not otherwise be entitled to exercise the rights of the ARC Apartments Controlling Holder in respect of such ARC Apartments A1 Note and (y) has the largest principal balance (it being understood that if two or more ARC Apartments A1 Notes meet such requirements and have the same principal balance, then the note with the lower alphabetical suffix will control); and provided, further, however, that if no ARC Apartments A1 Note meets the criteria set forth in clause (x) above and an ARC Apartments Note A2 Control Appraisal Period is in effect, then there will be no ARC Apartments Controlling Holder.

The ARC Apartments Controlling Holder will be entitled (i) to direct the servicing of the ARC Apartments Whole Loan and (ii) to consent to ARC Apartments Major Decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause.

An “ARC Apartments Major Decision” means:

(a)   any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any foreclosure property) of the ownership of the property or properties securing the ARC Apartments Mortgage Loan if it comes into and continues in default;

(b)   any modification, consent to a modification or waiver of any monetary term (other than the waiver or reduction of late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the ARC Apartments Mortgage Loan documents or any extension of the maturity date of the ARC Apartments Mortgage Loan;

(c)   following a default or an event of default with respect to the ARC Apartments Mortgage Loan documents, any exercise of remedies, including the acceleration of the ARC Apartments Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related ARC Apartments Mortgage Loan documents;

(d)   any sale of the ARC Apartments Mortgage Loan (when it is a Specially Serviced Loan) or foreclosure property for less than the applicable purchase rice;

(e)   any determination to bring the ARC Apartments Mortgaged Property or a foreclosure property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at the ARC Apartments Mortgaged Property or a foreclosure property;

(f)    any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related ARC Apartments Mortgage Loan documents and for which there is no lender discretion;

(g)   any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the ARC Apartments Mortgage Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the ARC Apartments Mortgaged Property or of any direct or indirect legal or beneficial interests in the ARC Apartments Mortgage Loan borrower;

(h)   any incurrence of additional debt by the ARC Apartments Mortgage Loan borrower or any mezzanine financing by any direct or indirect beneficial owner of the ARC Apartments Mortgage Loan borrower (to the extent that the lender has consent rights pursuant to the related ARC Apartments Mortgage Loan documents);

(i)     any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or other similar agreement with any mezzanine lender or subordinate debt holder related to the ARC Apartments Mortgage Loan, or any action to enforce rights (or any decision not to enforce rights) with respect thereto;

(j)     any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the ARC Apartments Mortgage Loan documents);

(k)    any releases of any amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related ARC Apartments Mortgage Loan documents and for which there is no lender discretion;

(l)     any approval or disapproval of a proposed assumption of the ARC Apartments Mortgage Loan, and any approval of the related documentation, in each case other than those required pursuant to the specific terms of the related ARC Apartments Mortgage Loan documents and for which there is no lender discretion;

(m)  any determination of an acceptable insurance default;

(n)   any determination by the master servicer to transfer the ARC Apartments Mortgage Loan to the special servicer under the circumstances described in clause (iii) of the definition of “Specially Serviced Loan”;

(o)   the amendment, modification, waiver or execution of any lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease at the ARC Apartments Mortgaged Property (to the extent lender approval is required) if the lease involves a ground lease or a lease of an outparcel or affects an area greater than or equal to the greater of (1) 30% of the net rentable area of the improvements at the ARC Apartments Mortgaged Property and (2) 20,000 square feet of the improvements at the ARC Apartments Mortgaged Property;

(p)   any adoption or implementation of a budget submitted by the ARC Apartments Mortgage Loan borrower to the extent lender approval is required under the ARC Apartments Mortgage Loan documents;

(q)   the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the ARC Apartments Mortgage Loan borrower;

(r)    the release of a guarantor under the ARC Apartments Mortgage Loan documents or the approval of any replacement or additional guarantor under the ARC Apartments Mortgage Loan documents;

(s)   the approval of any property improvement plans or other material alterations proposed for the ARC Apartments Mortgaged Property;

(t)    subject to the REMIC provisions of the Code, any determination regarding the application of casualty or condemnation proceeds to restoration of the ARC Apartments Mortgaged Property or to repayment of the ARC Apartments Mortgage Loan;

(u)   any proposed modification or waiver of the insurance requirements set forth in the ARC Apartments Mortgage Loan documents, other than pursuant to the specific terms of such ARC Apartments Mortgage Loan documents and for which there is no lender discretion;

(v)   any filing of a bankruptcy or similar action against the ARC Apartments Mortgage Loan borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an § 1111(b)(2) election on behalf of the Noteholders; or

(w)   the consent to or approval of any prohibited transfer;

provided, however that upon the occurrence and during the continuance of an ARC Apartments Note A2 Control Appraisal Period, “Major Decision” will have the meaning given to such term in the pooling and servicing agreement.

Pursuant to the terms of the ARC Apartments Co-Lender Agreement, any holder that is not the ARC Apartments Controlling Holder (each, an “ARC Apartments Non-Controlling Noteholder”) will (i) have a right to receive copies of any notice, information and report that is required to be provided to the ARC Apartments Controlling Holder pursuant to the PSA with respect to any ARC Apartments Major Decisions to be taken or the implementation of any recommended actions outlined in an asset status report with respect to the ARC Apartments Whole Loan within the same time frame such notice, information and report is required to be provided to the ARC Apartments Controlling Holder, and (ii) have the right to be consulted on a strictly non-binding basis, to the extent, having received such notices, information and reports, it requests consultation with respect to any ARC Apartments Major Decisions or such implementation of any recommended actions and have any alternative actions it recommends considered. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notice, information and report provided to the ARC Apartments Controlling Holder, whether or not the related ARC Apartments Non-Controlling Noteholder has responded within such period; provided that if the master servicer or the special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew.

In addition to the consultation rights described above, pursuant to the terms of the ARC Apartments Co-Lender Agreement, the issuing entity, as holder of the ARC Apartments Mortgage Loan (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the master servicer or the special servicer, as applicable) with the master servicer or the special servicer, upon reasonable notice and at times reasonably acceptable to the master servicer or the special servicer, as applicable, in which servicing issues related to the ARC Apartments Whole Loan are discussed.

The term “ARC Apartments Note A2 Control Appraisal Period” means any period with respect to the ARC Apartments Whole Loan, if and for so long as: (a) (1) the initial principal balance of the ARC Apartments Note A2 minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the ARC Apartments Note A2 after the date of creation of the ARC Apartments Note A2, (y) any Appraisal Reduction Amount for the ARC Apartments Whole Loan that is allocated to the ARC Apartments Note A2 and (z) any losses realized with respect to the related Mortgaged Property or the ARC Apartments Whole Loan that are allocated to the ARC Apartments Note A2, is less than (b) 25% of the remainder of (i) the initial principal balance of the ARC Apartments Note A2 less (ii) any payments of principal allocated to, and received by, the holder of the ARC Apartments Note A2 on the ARC Apartments Note A2 after the date of creation of the ARC Apartments Note A2; provided that an ARC Apartments Note A2 Control Appraisal Period will terminate upon the occurrence of a “threshold event cure” (within the meaning of the ARC Apartments Co-Lender Agreement) by the holder of the ARC Apartments Note A2.

The term “ARC Apartments Note B Control Appraisal Period” means any period with respect to the ARC Apartments Whole Loan, if and for so long as: (a) (1) the initial principal balance of the ARC Apartments Note B minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the ARC Apartments Note B after the date of creation of the ARC Apartments Note B, (y) any Appraisal Reduction Amount for the ARC Apartments Whole Loan that is allocated to the ARC Apartments Note B and (z) any losses realized with respect to the related Mortgaged Property or the ARC Apartments Whole Loan that are allocated to the ARC Apartments Note B, is less than (b) 25% of the remainder of (i) the initial principal balance of the ARC Apartments Note B less (ii) any payments of principal allocated to, and received by, the holder of the ARC Apartments Note B on the ARC Apartments Note B after the date of creation of the ARC Apartments Note B; provided that an ARC Apartments Note B Control Appraisal Period will terminate upon the occurrence of a “threshold event cure” (within the meaning of the ARC Apartments Co-Lender Agreement) by the holder of the ARC Apartments Note B.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the ARC Apartments Whole Loan by the end of the applicable grace period or any other event of default under the related loan documents occurs and is continuing, the holder of the ARC Apartments Note A2 and the holder of the ARC Apartments Note B will each have the right to cure such event of default subject to certain limitations set forth in the ARC Apartments Co-Lender Agreement. Unless the holder of the ARC Apartments Note A1-A (and, in the case of a cure by the holder of the ARC Apartments Note B, the holder of the ARC Apartments Note A2) consents to additional cure periods, such cures will be limited to (a) six (6) cures of monetary defaults, no more than four (4) of which may be consecutive, and (b) six (6) cures of non-monetary defaults in each case, over the term of the ARC Apartments Whole Loan. No holder of any such Subordinate Companion Loan will be required to pay any default interest or late charges in order to effect a cure. In the event that both the holder of the ARC Apartments Note A2 and the holder of the ARC Apartments Note B deliver a notice of exercise of cure rights, the holder of the ARC Apartments Note B will have the right to effectuate the related cure and the right of the holder of the ARC Apartments Note A2 to cure will be suspended and any cure payments remitted by the holder of the ARC Apartments Note A2 will be required to be returned to the holder of the ARC Apartments Note A2. In the case of a non-monetary default, if the holder of the ARC Apartments Note B does not consummate such cure, if the holder of the ARC Apartments Note A2 had delivered a notice of exercise of cure rights, the holder of the ARC Apartments Note A2 will have the right to effectuate such cure.

Purchase Option

If an event of default with respect to the ARC Apartments Whole Loan has occurred and is continuing or if a Servicing Transfer Event has occurred and is continuing, each of (A) the holder of the ARC Apartments Note A2 and (B) the holder of the ARC Apartments Note B will have the option to purchase the ARC Apartments A1 Notes in whole but not in part at a price generally equal to the sum, without duplication, of (a) the aggregate principal balance of the ARC Apartments A1 Notes, (b) accrued and unpaid interest on the aggregate principal balance of the ARC Apartments A1 Notes at their net interest rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the ARC Apartments Whole Loan to the holders of the ARC Apartments A1 Notes, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (provided that if the purchaser is the borrower or a borrower-related party, such amounts will not be excluded), (d) any unreimbursed Servicing Advances and any expenses incurred in enforcing the loan documents, including, without limitation, Servicing Advances payable or reimbursable to the master servicer and Special Servicing Fees incurred by or on behalf of the holder of either ARC Apartments A1 Note (without duplication of amounts under clause (c) above), (e) any accrued and unpaid interest on Advances with respect to an Advance made by or on behalf of the holder of either ARC Apartments A1 Note (without duplication of amounts under clause (c) above), (f) (i) if the related borrower or borrower-related party is the purchaser or (ii) if the ARC Apartments Whole Loan is purchased more than 90 days after such option first becomes exercisable pursuant to the ARC Apartments Co-Lender Agreement, any Liquidation Fees or Workout Fees, and (g) any recovered costs not reimbursed previously to any holder of an ARC Apartments A1 Note pursuant to the ARC Apartments Co-Lender Agreement. If the holder of the ARC Apartments Note B elects to purchase the ARC Apartments A1 Notes, it will be required to purchase the ARC Apartments Note A2 at a purchase price set forth in the ARC Apartments Co-Lender Agreement and calculated in a similar fashion to the price set forth above for the ARC Apartments A1 Notes.

Sale of Defaulted Whole Loan

Pursuant to the terms of the ARC Apartments Co-Lender Agreement, if an event of default has occurred and is continuing with respect to the ARC Apartments Whole Loan, the special servicer may, in accordance with the PSA, elect to sell either (1) the ARC Apartments Whole Loan, subject to the consent right of the ARC Apartments Controlling Holder (or its representative), in which case such sale would include each of the ARC Apartments A1 Notes, the ARC Apartments Note A2 and the ARC Apartments Note B as determined by the special servicer in accordance with the Servicing Standard (taking into account the subordinate nature of the ARC Apartments Note A2 and the ARC Apartments Note B) in accordance with the procedures set forth in the PSA, or (2) the ARC Apartments A1 Notes, together, in which case the special servicer will provide notice to the master servicer under any securitizations of the ARC Apartments Subordinate Companion Loans and the holders of the ARC Apartments Subordinate Companion Loans will have the opportunity to submit an offer on the ARC Apartments Whole Loan.

Special Servicer Appointment Rights

Pursuant to the ARC Apartments Co-Lender Agreement, the ARC Apartments Controlling Holder, at its expense, will have the right, at any time and from time to time, to appoint a replacement special servicer with respect to the ARC Apartments Whole Loan. The ARC Apartments Controlling Holder (or its representative) will be entitled to terminate the rights and obligations of the special servicer then acting under the PSA with or without cause.

101 California Whole Loan

General

The 101 California Mortgage Loan (3.5%) is part of a split loan structure comprised of eleven (11) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 101 California Mortgage Loan (the “101 California Mortgage Loan””) is evidenced by two (2) promissory notes, Note A-8 with a Cut-off Date Balance of $20,000,000 and Note A-9 with a Cut-off Date Balance of $20,000,000. The 101 California Whole Loan (the “101 California Whole Loan””) consists of the 101 California Mortgage Loan, the Notes A-1, A-2, A-3, A-4, A-5, A-6 and A-7 with an aggregate Cut-

off Date Balance of $487,000,000 (collectively, the “101 California Pari Passu Companion Loan””, and together with the 101 California Mortgage Loan, the “101 California Senior Loan””), and two subordinate notes, Notes B-1 and B-2, with an aggregate Cut-off Date Balance of $228,000,000 (collectively, the “101 California Subordinate Companion Loans””, and together with the 101 California Pari Passu Companion Loan, the “101 California Companion Loan””). The 101 California Mortgage Loan and the 101 California Pari Passu Companion Loan are pari passu with each other in terms of priority. The 101 California Subordinate Companion Loan is subordinate to the 101 California Mortgage Loan and the 101 California Pari Passu Companion Loan in terms of priority.

The rights of the issuing entity as the holder of the 101 California Mortgage Loan and the rights of the holders of the 101 California Companion Loans are subject to an Intercreditor Agreement (the “101 California Intercreditor Agreement””). The following summaries describe certain provisions of the 101 California Intercreditor Agreement.

Servicing

The 101 California Whole Loan and any related REO Property will be serviced and administered by the related Non-Serviced Master Servicer and, if necessary, the Non-Serviced Special Servicer, pursuant to the CALI 2019-101C TSACALI 2019-101C TSA, but subject to the terms of the related Intercreditor Agreement (the “101 California Intercreditor Agreement””).

Amounts payable to the issuing entity as holder of the 101 California Mortgage Loan pursuant to the 101 California Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The 101 California Intercreditor Agreement sets forth the respective rights of the holder of the 101 California Mortgage Loan, the holder of the 101 California Subordinate Companion Loans, and the holder of the 101 California Pari Passu Companion Loan with respect to distributions of funds received in respect of the 101 California Whole Loan, and provides, in general, that after payment of amounts for reserves or escrows required by the Whole Loan documents and amounts payable or reimbursable under the CALI 2019-101C TSA to the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or CALI 2019-101C TSA Trustee, payments and proceeds received with respect to the 101 California Whole Loan will generally be applied in the following order:

first, on a pro rata and pari passu basis, to each holder of a 101 California Senior Loan in an amount equal to the accrued and unpaid interest on the principal balance for each 101 California Senior Loan at the related net note rate;

second, pro rata and pari passu basis based on the outstanding principal balances of each 101 California Senior Loan, to each holder of a 101 California Senior Loan in an amount equal to the principal payments received, if any, with respect to such monthly payment date, until the principal balance for each 101 California Senior Loan has been reduced to zero;

third, on a pro rata and pari passu basis, to each holder of a 101 California Senior Loan up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by any Non-Serviced Master Servicer or Non-

Serviced Special Servicer on its behalf and not previously paid or reimbursed) pursuant to the 101 California Intercreditor Agreement or the CALI 2019-101C TSA;

fourth, on a pro rata and pari passu basis, any yield maintenance premium, to the extent paid by the borrower, shall be paid to each holder of a 101 California Senior Loan in an amount up to such note’s pro rata interest therein as calculated under the Mortgage Loan agreement;

fifth, to the holder of the 101 California Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the principal balance for each 101 California Subordinate Companion Loans at the net note rate;

sixth, to the holder of the 101 California Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to such monthly payment date, until the principal balance for each 101 California Subordinate Companion Loan note has been reduced to zero;

seventh, on a pro rata and pari passu basis, any yield maintenance premium, to the extent paid by the borrower, shall be paid to each holder of a 101 California Subordinate Companion Loans, in an amount up to such note’s pro rata interest therein as calculated under the Mortgage Loan agreement;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 101 California Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(seventh) and, as a result of a workout the principal balance for each 101 California Subordinate Companion Loan has been reduced, such excess amount shall be paid to the related 101 California Subordinate Companion Loan holder in an amount up to the reduction, if any, of the principal balance for each 101 California Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related note rate;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the CALI 2019-101C TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the 101 California Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, shall be paid to each holder of a 101 California Senior Loan or 101 California Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

tenth, if any excess amount is available to be distributed in respect of the 101 California Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(ninth), any remaining amount shall be paid pro rata to each holder of a 101 California Senior Loan or 101 California Subordinate Companion Loan, pro rata, based on their respective percentage interests.

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the 101 California Mortgage Loan pursuant to the terms of the CALI 2019-101C TSA, then that monthly payment advance, together with interest on that monthly payment advance, will be reimbursed (with respect to both the related 101 California Senior Loans and 101 California Subordinate Companion Loans), pro rata and pari passu with monthly interest advances on the 101 California Companion Loans.

Consultation and Control

The controlling noteholder under the 101 California Intercreditor Agreement will be the trust under the CALI 2019-101C TSA as holder of the Note A-1.

In addition, pursuant to the terms of the 101 California Intercreditor Agreement, any holder of a 101 California Companion Loan (or its representative which, at any time such 101 California Companion Loan is included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holder of such 101 California Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will have the right to receive copies of all notices, information and reports that the Non-Serviced Master Servicer is required to provide to the controlling class representative or that the Non-Serviced Special Servicer is required to provide to the certificateholders with respect to the implementation of any recommended action outlined in an asset status report relating to the 101 California Whole Loan.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 101 California Intercreditor Agreement, if the 101 California Whole Loan becomes a Defaulted Loan, and if the Non-Serviced Special Servicer determines to sell the 101 California Mortgage Loan in accordance with the CALI 2019-101C TSA, then the Non-Serviced Special Servicer will be required to sell the related 101 California Companion Loans together with the 101 California Mortgage Loan as one 101 California Whole Loan. In connection with any such sale, the Non-Serviced Special Servicer will be required to follow the procedures set forth in the CALI 2019-101C TSA.

Notwithstanding the foregoing, the Non-Serviced Special Servicer will not be permitted to sell the defaulted 101 California Mortgage Loan and 101 California Companion Loans as one 101 California Whole Loan without the written consent of any holder of a 101 California Companion Loan (provided that such consent is not required if a holder of a 101 California Companion Loan is the borrower or an affiliate of the borrower), unless the Non-Serviced Special Servicer has delivered to the holders of the 101 California Companion Loans: (a) at least 15 business days prior written notice of any decision to attempt to sell the 101 California Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for of the Mortgaged Property, and any documents in the servicing file reasonably requested by any holder of a 101 California Companion Loan that are material to the price of the 101 California Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Non-Serviced Master Servicer or the Non-Serviced Special Servicer in connection with the proposed sale; provided that a holder of a 101 California Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the CALI 2019-101C TSA, each holder of a 101 California Companion Loan (or its representative) will be permitted to submit an offer at any sale of the 101 California Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the 101 California Intercreditor Agreement and the CALI 2019-101C TSA, the controlling noteholder with respect to the 101 California Whole Loan (which will be the trust under the CALI 2019-101C TSA) will have the right, with or without cause, to replace the Non-Serviced Special Servicer then acting with respect to the 101 California Whole Loan and appoint a replacement special servicer without the consent of each holder of a 101 California Companion Loan, as described under the CALI 2019-101C TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor” or “Mortgage Loan Seller”). GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction, except with respect to (i) the GACC Mortgage Loan that constitutes part of the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan, which were originated by JPMCB and which GACC will acquire on or prior to the Closing Date, (ii) the Saint Louis Galleria Mortgage Loan, which was co-originated by Deutsche Bank AG, New York Branch (“DBNY”) (an affiliate of GACC) and Société Générale Financial Corporation and (iii) the ARC Apartments Mortgage Loan, which was co-originated by DBNY and CREFI.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation, and GACC is an affiliate of DBNY, an originator, an initial Risk Retention Consultation Party and a holder of a portion of the VRR Interest, the Depositor and Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. In addition, it is expected that GACC or an affiliate will, as of the date of the initial issuance of the certificates, hold the 3 Columbus Circle Companion Loans designated as Note A-2-2, Note A-2-3, Note A-2-4 and Note A-2-5 and Atrium Two Companion Loans designated as Note A-2.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

The GACC Mortgage Loan that constitutes part of the 3 Columbus Circle Mortgage Loan and GACC’s percentage interest in the Trust Subordinate Companion Loan were originated by JPMCB and acquired by DBNY. GACC has reunderwritten such mortgage loan in accordance with the procedures described under “—DBNY’s Underwriting Guidelines and Processes” below, subject to any exceptions, if any, identified under “—Exceptions”.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the Mortgage Loans (15.6%) to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 4 of the Mortgage Loans (10.2%) to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 1 of the Mortgage Loans (5.2%) to be contributed to this securitization by GACC.

GACC’s Securitization Program. GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with Citigroup and JPMorgan, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2018 is approximately $71.12 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2 to this prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DBNY during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the ARC Apartments Whole Loan, which was co-originated by CREFI and GACC, the CREFI Data Tape was used to provide the numerical information regarding the related Mortgage Laon in this prospectus.

With respect to the 3 Columbus Circle Whole Loan, which was originated by JPMCB, and a portion of which was subsequently acquired by GACC, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by DBNY, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by DBNY, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DBNY’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with DBNY’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DBNY’s Underwriting Guidelines and Processes.

General. DBNY is an originator and is affiliated with GACC, Deutsche Bank Securities Inc., one of the underwriters, and the Depositor. DBNY originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by DBNY generally are originated in accordance with the underwriting criteria described below. The GACC Mortgage Loan that constitutes part of the 3 Columbus Circle Mortgage Loan and GACC’s percentage interest in the Trust Subordinate Companion Loan were originated by JPMCB and then acquired by DBNY, and were reunderwritten by GACC in accordance with the underwriting criteria described under this section, subject to any exceptions, if any, identified under “—Exceptions”. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, DBNY conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of DBNY underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. DBNY reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by DBNY and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, DBNY may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. DBNY then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with DBNY’s acquisition and reunderwriting of a mortgage loan, DBNY relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular

Mortgaged Property that varies from a DBNY opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if DBNY had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. DBNY evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. DBNY evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, DBNY either (i) obtains or updates (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBNY relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, DBNY reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, DBNY either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. DBNY reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, DBNY generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, DBNY may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and DBNY reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and DBNY reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as DBNY may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. DBNY may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, DBNY may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by DBNY. The typical required escrows for mortgage loans originated by DBNY are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide DBNY with sufficient funds to satisfy all taxes and assessments. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or DBNY may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide DBNY with sufficient funds to pay all insurance premiums. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

DBNY may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) DBNY’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) DBNY has structured springing escrows that arise for identified risks, (v) DBNY has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) DBNY believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DBNY’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, DBNY’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, DBNY may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are DBNY’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DBNY underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, DBNY may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, DBNY made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Dollar General Portfolio Mortgage Loan (2.5%), the Mortgage Loan is structured with a 10-year ARD and an approximately 14-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including that (i) the portfolio 33 granular triple net leases are with Dollar General, an investment grade tenant that is rated BBB/Baa2 by S&P/Moody’s with a stable outlook, (ii) the leased tenants have a weighted average remaining lease term of 13.9 years and each tenant has an additional five, 5-year renewal options remaining, and (iii) the properties were constructed between 2016 and 2018, limiting required capital improvements over the loan term.

With respect to The Landing Apartments Mortgage Loan (2.1%), the Mortgage Loan is structured with annual replacement reserve deposits equal to approximately $157 per unit which is less than the annual replacement reserve deposit requirement of $250 per unit generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the structured replacement reserve is in line with the recommended an average annual estimate in the engineering report as of December 10, 2018, (ii) the Mortgaged Property being newly 2017-built Class A multifamily building in Oklahoma City, where the population within a one-, three-, and five-mile radius grew by 25.6%, 13.4%, and 8.8%, respectively over the period from 2010 to 2018 and (iii) the loan-to-value ratio of the Mortgage Loan is 74.5% as of the Cut-off Date in comparison to the loan-to-value ratio of 75.0% that is provided for in GACC’s underwriting guidelines for multifamily properties.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2019. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including January 1, 2016 to and including December 31, 2018, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Deutsche Bank AG, acting through its New York Branch (an affiliate of GACC and an originator of the GACC Mortgage Loans) will retain the DBNY VRR Interest Portion as described under “U.S. Credit Risk Retention”. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the DBNY VRR Interest) at any time. Deutsche Bank AG, acting through its New York Branch or an affiliate will be required to retain the DBNY VRR Interest Portion as further described under “U.S. Credit Risk Retention”.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, a “Sponsor” or “Mortgage Loan Seller”, as applicable). CREFI originated or co-originated all of the Mortgage Loans it is selling to the Depositor in this transaction. The respective

Mortgage Loans that CREFI is selling to the Depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which CREFI participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of CREFI Mortgage Loans.

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “Citi Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the Citi Data File against various source documents provided by CREFI that are described above under “—Database”;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Citi Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the Citi Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lock-box arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex D-3 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the Depositor for inclusion on Annex D-3 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the applicable CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any CREFI’s representations and warranties regarding the applicable CREFI Mortgage Loans, including any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the related CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the related CREFI Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes.

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report”

and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

Compliance with Rule 15Ga-1 under the Exchange Act. Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2019. CREFI’s Central Index Key is 0001701238. As of December 31, 2018, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither CREFI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) CREFI (or a majority-owned affiliate of CREFI) will retain the CREFI VRR Interest Portion and (ii) an affiliate of CREFI may purchase the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the CREFI VRR Interest Portion) at any time. CREFI (or a majority-owned affiliate of CREFI) will be required to retain the CREFI VRR Interest Portion as further described under “U.S. Credit Risk Retention”.

JPMorgan Chase Bank, National Association

General. JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2018, of JPMorgan Chase & Co., the 2017 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, New York 10004 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2018, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $141.4 billion. Of that amount, approximately $120.4 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2018, JPMCB originated approximately $7.3 billion of commercial mortgage loans, of which approximately $5.4 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans.

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the Depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting

Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes.

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-stabilized”, “as-complete” and “as-is” values. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act. JPMCCMSC’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on February 5, 2019. JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on February 7, 2019. The Central Index Key (or CIK) number of JPMCCMSC is 0001013611 and the CIK number of JPMCB is set forth on the cover of this prospectus. With respect to the period from and including January 1, 2016 to and including December 31, 2018, JPMCB has the following activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CIBC4 (CIK # 0001171484)	X	JPMorgan Chase Bank, N.A.	76	525,155,277	65.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		CIBC Inc.	45	273,759,019	34.3	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)	This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

Retained Interests in This Securitization. As of the date of this prospectus, neither JPMCB nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization except that JPMCB will retain the JPMCB VRR Interest Portion as described under “U.S. Credit Risk Retention”. However, JPMCB and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the JPMCB VRR Interest) at any time. JPMCB or an affiliate will be required to retain the JPMCB VRR Interest Portion as further described under “U.S. Credit Risk Retention”.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the 9 years ending December 31, 2018, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $107.9 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller (and the Trust Subordinate Companion Loan from GACC and JPMCB) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2019-B10 Mortgage Trust (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans and the Trust Subordinate Companion Loan and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans, the Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 262,000 employees as of September 30, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2018, Wells Fargo Bank was acting as trustee on approximately 358 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $137 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $467 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2018, Wells Fargo Bank was acting as custodian of more than 253,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate thereof, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank, N.A. disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.  Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank, N.A., (“Wells Fargo Bank”) in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue. The settlement agreement is subject to court approval. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

KeyBank National Association, a national banking association (“KeyBank”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any sponsor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer, or the trustee.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/15	12/31/16	12/31/17	12/31/18
By Approximate Number	16,876	17,866	16,654	16,281
By Approximate Aggregate Principal Balance (in billions)	$185.2	$189.3	$197.6	$239.0

Within this servicing portfolio are, as of December 31, 2018, approximately 10,050 loans with a total principal balance of approximately $172.9 billion that are included in approximately 643 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2018, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch, Inc. (“Fitch”), and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2+” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3

Short-Term Debt Obligations	A-2	F1	P-2

Long-Term Deposits	N/A	A	Aa3

Short-Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer” has been provided by KeyBank.

The Master Servicer will have various duties under the PSA. Certain duties and obligations of the Master Servicer are described under “Pooling and Servicing Agreement—General” and “Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The Master Servicer will not be permitted to process any Major Decision related to a non-Specially Serviced Loan and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan subject to the terms of the PSA as described under “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

The Master Servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the Master Servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

STWD and its affiliates hold and manage over $13 billion of debt and equity commercial real estate investments.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 175 as of December 31, 2018. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion; and

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion.

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion.

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion.

As of December 31, 2018, LNR Partners has resolved approximately $75.4 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, $4.5 billion of U.S. commercial and multifamily mortgage loans through during 2017, and approximately $3.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2018.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of December 31, 2018, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,796 assets across the United States with a then current face value of approximately $83.9 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners currently acts as special servicer under the Benchmark 2019-B9 PSA which currently governs the servicing of the 3 Park Avenue and AC Marriott Tucson Whole Loans and an affiliate of LNR Partners, LNR Securities Holdings LLC owns an approximate 40% interest in the Class F, Class G, Class H, Class J, Class X-F, Class X-G, Class X-H, Class X-J and Class S certificates in such transaction.

LNR Partners or its affiliate assisted Eightfold Real Estate Capital Fund V, L.P. or its affiliate with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer nor any sponsor.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for this securitization transaction, LNR Partners acting as the special servicer under the Benchmark 2019-B9 PSA, and LNR Partners assisting Eightfold Real Estate Capital Fund V, L.P. or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and the special servicing compensation described in this prospectus, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

Primary Servicer

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to act as the primary servicer of the JPMCB Mortgage Loans (other than (i) the Liberty Station Retail Whole Loan that is currently being serviced by Midland, as master servicer, primary servicer and special servicer, under the JPMCC 2019-COR4 PSA and (ii) the 101 California Whole Loan that is currently being serviced by Midland, as servicer, primary servicer and special servicer, under the CALI 2019-101C TSA) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”), the 3 Columbus Circle Companion Loans (including the Trust Subordinate Companion Loan) and the Vie Portfolio Companion Loan (but, solely with respect to the Vie Portfolio Mortgage Loan and the Vie Portfolio Companion Loan, only prior to the related Servicing Shift Securitization Date) (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). In such capacity, Midland is expected to be initially responsible for the primary servicing and administration of such JPMCB Mortgage Loans and any such Serviced Companion Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and KeyBank, National Association, as Master Servicer (the “Midland Primary Servicing Agreement”). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller. Midland is also (i) the primary servicer with respect to the 3 Park Avenue Whole Loan which is currently being serviced under the Benchmark 2019-B9 PSA and (ii) the special servicer with respect to the Pace Gallery HQ Whole Loan, which is currently being serviced under the GSMS 2019-GC38 PSA.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, Morningstar, DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard or the servicing standard under the Benchmark 2019-B9 Pooling and Servicing Agreement, as applicable.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Midland Primary Servicing Agreement, the Pooling and Servicing Agreement or the Benchmark 2019-B9 Pooling and Servicing Agreement, as applicable.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2018, Midland was master and/or primary servicing approximately 36,638 commercial and multifamily mortgage loans with a principal balance of approximately $482 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,831 of such loans, with a total principal balance of approximately $181 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2016 to 2018.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
CMBS	$149	$162	$181
Other	$294	$323	$352
Total	$444	$486	$533

As of December 31, 2018, Midland was named the special servicer in approximately 331 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $158 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 96 assets with an outstanding principal balance of approximately $954 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2016 to 2018.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
Total	$121	$145	$158

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the Issuing Entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the Issuing Entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the JPMCB Mortgage Loans.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting. Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

The information set forth under this “—Midland Loan Services, a Division of PNC Bank, National Association” sub-heading has been provided by Midland.

The Midland Primary Servicing Agreement

General. Midland will be appointed as the primary servicer of the Midland Serviced Mortgage Loans. Accordingly, KeyBank, as master servicer, and Midland, as primary servicer, will enter into a Primary Servicing Agreement, dated as of April 1, 2019 (the “Midland Primary Servicing Agreement”). The primary servicing of such Midland Serviced Mortgage Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the Midland Primary Servicing Agreement.

Summary of Duties. With respect to the Midland Serviced Mortgage Loans, Midland, as primary servicer, will be responsible for performing the primary servicing of the Midland Serviced Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such Mortgage Loan as approved by the master servicer,

●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional primary servicing compensation due to Midland, as primary servicer, and any escrow and reserve payments to be held by Midland,

●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,

●	performing annual inspections of the related Mortgaged Property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such Midland Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions; provided, however, that Midland will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer, and

●	promptly notifying master servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such Midland Serviced Mortgage Loans without the prior written approval of the master servicer.

Midland’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

Midland will provide to master servicer access to all the servicing files, Mortgage Loan files and servicing systems maintained by Midland with respect to the Midland Serviced Mortgage Loans for audit and review. Midland will not take any action (whether or not authorized under the Midland Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause any of the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Subordinate Companion Loan REMIC to fail to qualify as a REMIC. Midland will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause any of the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Subordinate Companion Loan REMIC to fail to qualify as a REMIC.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and Midland will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that Midland is able to perform its obligations under the Midland Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over Midland. Midland will not communicate directly with the special servicer, the Directing Holder or any Rating Agency except in very limited circumstances set forth in the Midland Primary Servicing Agreement.

Midland will have no obligation to make any principal and interest advance or any servicing advances. Midland will not make any Major Decisions, Special Servicer Non-Major Decisions or any other action requiring the approval of the master servicer under the Midland Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Holder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the Midland Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to each Midland Serviced Mortgage Loan under the PSA. Midland is not entitled to any Prepayment Interest Excess. Midland will be entitled to such additional primary servicing compensation as set forth in the Midland Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, Midland will also be entitled to retain, with respect to each related Midland Serviced Mortgage Loan, as additional primary servicing compensation, the following:

●	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer’s share of any defeasance fees;

●	100% of the master servicer’s share of (i) any charges for beneficiary statements or demands and (ii) amounts collected for checks returned for insufficient funds actually paid by the borrower;

●	100% of late payment charges and default interest paid by the related borrowers, except as required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related Midland Serviced Mortgage Loan;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by Midland.

Midland will be entitled to 50% of the master servicer’s share of any fees received by the master servicer with respect to any Special Servicer Non-Major Decision and any Major Decision regardless as to whether Midland processes such action or not. The special servicer will process all Special Servicer Non-Major Decisions and Special Servicer Major Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Special Servicer Non-Major Decision or Special Servicer Major Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Special Servicer Non-Major Decision or Special Servicer Major Decision, Midland will be required to process such Special Servicer Non-Major Decision or Special Servicer Major Decision.

Midland will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which Midland is not entitled to retain. Except as otherwise provided, Midland will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the Midland Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against losses resulting from any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement (collectively, the “Midland Agreement Losses”) incurred by Midland (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the Midland Primary Servicing Agreement or (ii) the master servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations and duties under the Midland Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the Midland Primary Servicing Agreement or the transactions contemplated by the Midland Primary Servicing Agreement, other than any Midland Agreement Losses incurred by Midland (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by Midland, or (B) willful misconduct, bad faith or negligence of Midland in the performance of its respective obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of the Midland for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Midland Agreement Losses incurred by Midland under clause (b) above.

Midland will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Midland Agreement Losses incurred by the master servicer in connection with any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement resulting from (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The Midland Primary Servicing Agreement will be terminated with respect to Midland if any of the following occurs:

●	the master servicer elects to terminate Midland following a Midland Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●	immediately by the master servicer (or at the Depositor’s request to the extent the Depositor has the right to request termination of Midland under the PSA) pursuant to the final two bullets listed under Midland Primary Servicer Termination Events below;

●	upon resignation by Midland;

●	with respect to any Midland Serviced Mortgage Loan, in the event such Midland Serviced Mortgage Loan is substituted pursuant to the PSA;

●	at the option of the master servicer in its sole discretion, in the event a Midland Serviced Mortgage Loan is purchased or repurchased pursuant to the PSA;

●	with respect to a Midland Serviced Mortgage Loan, upon defeasance of such Midland Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate Midland pursuant to the PSA.

“Midland Primary Servicer Termination Event” means any one of the following events:

●	any failure by Midland to remit amounts due to the accounts maintained by Midland or to the master servicer, any amount required to be so remitted by Midland which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;

●	any failure on the part of Midland duly to observe or perform in any material respect any of its other covenants or obligations under the Midland Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of Midland’s obligations under the Midland Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the Midland Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to Midland by the master servicer, provided, however, if such failure is capable of being cured and Midland is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of Midland of any representation or warranty made pursuant to the Midland Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to Midland by the master servicer, provided, however, that if such breach is capable of being cured and Midland is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against Midland and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;

●	Midland consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Midland, or of or relating to all or substantially all of its property;

●	Midland admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	any Rating Agency (or, in the case of securities issued in a securitization containing any Serviced Pari Passu Companion Loan (“Serviced Pari Passu Companion Loan Securities”), any Rating Agency rating such securities) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (B) placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of Midland) or Midland as the sole or a material factor in such rating action;

●	Midland is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within sixty (60) days;

●	Midland is no longer rated at least “CPS3” by Fitch and Midland is not reinstated to at least that rating within 60 days of the delisting;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the direct failure of Midland to perform any obligation required under the Midland Primary Servicing Agreement;

●	the failure of Midland to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the Midland Primary Servicing Agreement, which failure continues for five (5) days after Midland’s receipt of written notice thereof; or

●	subject to the PSA, any failure by Midland to comply with any of the requirements under Article X of the PSA applicable to Midland, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the PSA.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the Midland Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information regarding the Midland Primary Servicing Agreement set forth in this “Summary of Midland Primary Servicing Agreement” section has been provided by KeyBank.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Serviced Mortgage Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of December 31, 2018, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 162 commercial mortgage backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $154 billion. As of December 31, 2018, Pentalpha Surveillance was acting as asset representations reviewer for approximately 52 commercial mortgage backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $49 billion.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Pentalpha Surveillance nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”, as applicable.

U.S. Credit Risk Retention

This securitization transaction is required to comply with the Credit Risk Retention Rules. GACC has been designated by the Sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The Retaining Sponsor is expected to acquire on the Closing Date an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules, the “VRR Interest”) in the issuing entity in the form of a “single vertical security” (as defined in the Credit Risk Retention Rules) with an expected initial Certificate Balance of approximately $57,550,018.15, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Pooled Certificates). The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules);

●	The Retaining Sponsor is expected to satisfy a portion of its risk retention requirements by transferring approximately $22,962,457.24, representing approximately 39.9% of the entire VRR Interest as of the Closing Date (the “DBNY VRR Interest Portion”), to DBNY, as an MOA of the Retaining Sponsor; and DBNY will acquire the DBNY VRR Interest Portion from the Retaining Sponsor on the Closing Date;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by CREFI, which portion will equal $18,185,805.74, representing approximately 31.6% of the entire VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion”); CREFI originated Mortgage Loans representing approximately 31.6% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; CREFI will acquire the CREFI VRR Interest Portion from the Retaining Sponsor on the Closing Date;

●	The Retaining Sponsor is also expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by JPMCB, which portion will equal $16,401,755.17, representing approximately 28.5% of the entire VRR Interest as of the Closing Date (the “JPMCB VRR Interest Portion”); JPMCB originated Mortgage Loans representing approximately 28.5% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; JPMCB will acquire the JPMCB VRR Interest Portion from the Retaining Sponsor on the Closing Date;

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

The Retaining Sponsor, CREFI and JPMCB (and their applicable affiliates) are collectively referred to herein as the “Retaining Parties”).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Parties or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Pooled Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Pooled Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Pooled Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the product of the VRR Percentage multiplied by the Pooled Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO

Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Pooled Principal Balance Certificates and the initial Certificate Balance of the VRR Interest.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

EU Securitization Regulation Requirements

On the Closing Date, the Retaining Parties will enter into an agreement with the issuing entity, the depositor, the trustee and the certificate administrator (the “EU Credit Risk Retention Agreement”) under which each Retaining Party will, among other things, give certain covenants and representations for the purpose of EU Risk Retention Requirement set out in Article 6 of the EU Securitization Regulation, as supplemented by Commission Delegated Regulation (EU) No 625/2014 (the “EU RTS”), including any further technical standards and guidance published in relation thereto as may be effective from time to time.

Under the EU Credit Risk Retention Agreement, each Retaining Party will covenant for the benefit of the issuing entity, the depositor, the trustee, the certificate administrator and each other Retaining Party, for so long as any certificates are outstanding:

(a)	to hold and retain as originator, on an ongoing basis, a material net economic interest in the transaction described in this prospectus in the form specified in Article 6(3)(a) of the EU Securitization Regulation, as supplemented by Article 5(1)(c) of the EU RTS which provides that a retention in the form specified in Article 6(3)(a) of the EU Securitization Regulation may also be achieved by retention of a vertical tranche which has a nominal value of no less than 5% of the total nominal value of all the issued tranches of certificates, by acquiring and retaining the amount of the VRR Interest specified as to be acquired and retained by such Retaining Party under “U.S. Credit Risk Retention—General” (the “EU Retention Covenant”);

(b)	that neither it nor any of its affiliates will hedge or otherwise mitigate its credit risk, or sell, transfer or otherwise surrender all or part of its rights, benefits or obligations arising under or associated with its net economic interest specified in paragraph (a) above or the mortgage loans (including in connection with the entry into any financing arrangements), where to do so would cause the transaction described in this prospectus to cease to be compliant with the EU Risk Retention Requirement (the “EU Hedging Covenant”);

(c)	subject to any regulatory requirements, (i) to take such further action, provide such information on a confidential basis (including the information an EU Institutional Investor may reasonably require for purposes of Article 5(1) of the EU Securitization Regulation) and enter into such other agreements in each case as may reasonably be required to satisfy the EU Risk Retention Requirement; provided that such Retaining Party will not be in breach of this covenant if it fails to comply due to events, actions and circumstances beyond its control, and (ii) to provide to the issuing entity, on a confidential basis, information in the possession of such Retaining Party relating to its holding of the VRR Interest, at the cost and expense of the party seeking such information, and to the extent the same under sub-clause (i) or (ii) of this paragraph is not subject to a duty of confidentiality, at any time prior to the maturity of the certificates;

(d)	to confirm its continued compliance with the EU Retention Covenant and the EU Hedging Covenant to the issuing entity, the depositor, the trustee, the certificate administrator and each other Retaining Party, in each case in writing (which may be by way of email) upon the request of the issuing entity, the depositor, the certificate administrator, the trustee or any other Retaining Party, including without limitation, in the event of (A) a material change in the performance of the certificates or the risk characteristics of the certificates or of the underlying mortgage loans and (B) a breach of the obligations of any party to the pooling and servicing agreement or any related mortgage loan purchase agreement;

(e)	in the case of DBNY, to confirm its continued compliance with the EU Retention Covenant and the EU Hedging Covenant by providing the certificate administrator a related certification of compliance quarterly (“EU Certification of Compliance”); and

(f)	to notify promptly the issuing entity, the trustee, the certificate administrator and each other Retaining Party if for any reason (i) it ceases to comply with the EU Retention Covenant in any respect, (ii) it fails to comply with the EU Hedging Covenant in any respect, (iii) it fails to comply with the covenant set out in clause (c) above in any material respect, or (iv) any of the representations and warranties of such Retaining Party contained in the EU Credit Risk Retention Agreement were untrue on the date given;

provided that, if the EU Risk Retention Requirement is either repealed and not replaced or determined by applicable regulatory authorities to be not or no longer applicable to the securitization described in this prospectus, the Retaining Parties shall cease to be under any obligations under the aforementioned covenants.

Under the EU Credit Risk Retention Agreement, each Retaining Party will represent and warrant to the issuing entity, the depositor, the trustee and each other Retaining Party that:

(a)	in relation to the mortgage loans or portions thereof originated by such Retaining Party, either (i) such Retaining Party either itself or through related entities, directly or indirectly, was involved in the original agreement which created such mortgage loan or portion thereof in accordance with Article 2(3)(a) of the EU Securitization Regulation; or (ii) such Retaining Party purchased such mortgage loan or portion thereof for its own account prior to selling it to the depositor in accordance with Article 2(3)(b) of the EU Securitization Regulation; and

(b)	the aggregate principal amount of the mortgage loans or portions thereof so originated and sold by such Retaining Party to the depositor is equal to the amount of the VRR Interest specified as to be acquired and retained by such Retaining Party under “U.S. Credit Risk Retention—General” above as a percentage of the Certificate Balance of the VRR Interest.

Under the EU Credit Risk Retention Agreement, DBNY will agree with the issuing entity, the depositor, the trustee and each other Retaining Party to fulfill the relevant EU Transparency Requirements applicable to the securitization described in this prospectus under Article 7(1) of the EU Securitization Regulation; provided that, if the EU Risk Retention Requirement is either repealed and not replaced or determined by applicable regulatory authorities to be not or no longer applicable to the securitization described in this prospectus, DBNY shall cease having any responsibility for the fulfilment of such EU Transparency Requirements. Transaction documents being made available for purposes of the EU Transparency Requirements will be available after the Closing Date from www.ctslink.com. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Information Available Electronically.”

The issuing entity, the depositor and the trustee are each parties to the EU Credit Risk Retention Agreement solely for the purposes of obtaining the benefit of the representations, warranties and covenants contained therein and under no circumstances will any of them be deemed to have undertaken any obligations thereunder or by virtue of their entry into the EU Credit Risk Retention Agreement.

Under the pooling and servicing agreement, the certificate administrator will include in each Distribution Date statement a statement that there is available on the website of the certificate administrator information regarding ongoing compliance by each Retaining Party with the EU Retention Covenant and the EU Hedging Covenant, which will be posted on the “EU Risk Retention” tab (or any related sub-tab) of the certificate administrator’s website. The certificate administrator will post on such tab the following statements provided to it by each Retaining Party, specified as follows:

(a)	the original principal amount of the VRR Interest of which such Retaining Party is the registered holder and whether such amount matches that amount which such Retaining Party has committed to retain under the EU Credit Risk Retention Agreement; and

(b)	(i) in the case of DBNY, its Certification of Compliance; (ii) in the case of CREFI and JPMCB, unless such Retaining Party has provided notice to the contrary, a statement (without verification) that such Retaining Party is complying with the EU Hedging Covenant (together with any affirmative notices of compliance provided by any Retaining Party); and (iii) in the case that the certificate administrator has received a notification that a Retaining Party has failed to comply with the EU Hedging Covenant, a statement of such non-compliance and all details in relation to the same contained in such notification provided by such Retaining Party.

Prospective investors should consider the discussion in “Risk Factors—Other Risks Relating to the Offered Certificates—EU Securitization Regulation and Investor Due Diligence Requirements”.

Description of the Certificates

General

The Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class  X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class S, Class R, the VRR Interest, Class 3CC-A, Class 3CC-B and the 3CC-VRR Interest.

One or more of such classes will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B and Class C
“Senior Certificates”	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H
“Senior Principal Balance Certificates”	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4
“Subordinate Certificates”	Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H
“Principal Balance Certificates”	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class 3CC-A and Class 3CC-B
“Class X Certificates”	Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H
“Regular Certificates”	Senior Certificates, Subordinate Certificates, VRR Interest and Loan-Specific Certificates
“Residual Certificates”	Class R
“Non-VRR Certificates”	Pooled Certificates (other than VRR Interest and Residual Certificates)
“Pooled Certificates”	Senior Certificates, Subordinate Certificates, Class S Certificates and the VRR Interest
“Pooled Principal Balance Certificates”	Principal Balance Certificates (other than Class 3CC-A and Class 3CC-B)
“Loan-Specific Certificates”	Class 3CC-A, Class 3CC-B and 3CC-VRR Interest

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan) it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; and (7) the “regular interests” in the Trust Subordinate Companion Loan REMIC.

As further described in this prospectus:

●	the primary source for payments of principal and interest on the Non-VRR Certificates and the VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans; and

●	the primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$ 18,060,000
A-2	$ 130,611,000
A-SB	$ 36,997,000
A-3	(1)
A-4	(1)
X-A	$ 873,393,000
A-M	$ 107,978,000
B	$ 45,105,000
C	$ 45,105,000

Non-Offered Pooled Certificates
X-B	$ 90,210,000
X-D	$ 51,939,000
X-F	$ 24,602,000
X-G	$ 10,935,000
X-H	$ 42,371,344
D	$ 28,703,000
E	$ 23,236,000
F	$ 24,602,000
G	$ 10,935,000
H	$ 42,371,344
S	N/A
VRR Interest	$ 57,550,018

(1)	The exact initial Certificate Balances of the Class A-3 and Class A-4 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-3 and Class A-4 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 Certificates is expected to be approximately $579,747,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance
Class A-3	$75,000,000 - $260,000,000
Class A-4	$319,747,000 - $504,747,000

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates and the VRR Interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Pooled Principal Balance Certificates and the VRR Interest will be reduced by any distributions of principal actually made on, and by any Pooled Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that class of Pooled Principal Balance Certificates or the VRR Interest on that Distribution Date. In the event that Pooled Realized Losses or VRR Realized Losses previously allocated to a class of Pooled Principal Balance Certificates or the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Pooled Principal Balance Certificates or VRR Interest may receive distributions in respect of such recoveries in accordance with the distribution priorities described under

“—Distributions—Priority of Distributions” below and “U.S. Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The initial Notional Amount of the Class X-A certificates will be approximately $873,393,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class B and Class C certificates. The initial Notional Amount of the Class X-B certificates will be approximately $90,210,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates. The initial Notional Amount of the Class X-D certificates will be approximately $51,939,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates. The initial Notional Amount of the Class X-F certificates will be approximately $24,602,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates. The initial Notional Amount of the Class X-G certificates will be approximately $10,935,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates. The initial Notional Amount of the Class X-H certificates will be approximately $42,371,344.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to any ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the eleventh day of each calendar month (or, if the eleventh day of that calendar month is not a business day, then the next business day) commencing in May 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Wells Fargo Bank is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account may not be invested; provided that if Wells Fargo Bank is not the certificate administrator, such funds may be invested in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Pooled Certificates, the VRR Interest and the Class R certificates, the Pooled Aggregate Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the 3 Columbus Circle Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates (including the VRR Interest) and the Class R certificates on each Distribution Date (the “Pooled Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in or credited to any portion of the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the aggregate amount of gain-on-sale proceeds transferred to the Lower-Tier REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates (including the 3CC-VRR Interest) and the Class R certificates on each Distribution Date (the “3 Columbus Circle Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)	the aggregate amount of all cash received on the Trust Subordinate Companion Loan and any related REO Property (including Compensating Interest Payments with respect to the Trust Subordinate Companion Loan required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments and any balloon payments paid by the borrower that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

●	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amounts related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)	if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)	P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)	with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA; and

(e)	the aggregate amount of gain-on-sale proceeds transferred to the Trust Subordinate Companion Loan REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date (with respect to such Distribution Date, the “Pooled Available Funds”) will, in general, equal the Non-VRR Percentage of the Pooled Aggregate Available Funds for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any related Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, prior to the Crossover Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances thereof, in the following priority:

1.     to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to the Class A-SB Planned Principal Balance as set forth on Annex F for such Distribution Date;

2.     then, to the Class A-1 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

3.     then, to the Class A-2 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

4.     then, to the Class A-3 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates has been reduced to zero;

5.     then, to the Class A-4 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates has been reduced to zero;

6.     then, to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Pooled Realized Losses previously allocated to each such Class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-seventh, to the Class H certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class; and

Twenty-eighth, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to each Class of Senior Principal Balance Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Subordinate Certificates is (or will be) reduced to zero. None of the Class X Certificates will be entitled to any distribution of principal. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Pooled Principal Balance Certificates that previously were allocated Pooled Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Pooled Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Pooled Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Pooled Principal Balance Certificates or the VRR Interest is so increased, the amount of unreimbursed Pooled Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Reimbursement of previously allocated Pooled Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate for the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-SB certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-4 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-M certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class F certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class G certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class H certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through Rate applicable to the Class X-A certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-A certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates, respectively. The applicable Class X-A Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-B certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-B certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B or Class C certificates, respectively. The applicable Class X-B Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-D certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-D Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-D certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class D or Class E certificates, respectively. The applicable Class X-D Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through Rate applicable to the Class X-F certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-F certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class F certificates. The applicable Class X-F Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-G certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through Rate applicable to the Class X-G certificates for each Distribution Date will equal the strip rate (the “Class X-G Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-G certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class G certificates. The applicable Class X-G Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-H certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through Rate applicable to the Class X-H certificates for each Distribution Date will equal the strip rate (the “Class X-H Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-H certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class H certificates. The applicable Class X-H Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate for the related Distribution Date.

The Pass-Through Rate for each Class of Loan-Specific Certificates for any Distribution Date will be a rate equal to one of (i) a fixed per annum rate, (ii) the Net Mortgage Rate on the Trust Subordinate Companion Loan, (iii) the lesser of a specified rate and the Net Mortgage Rate on the Trust Subordinate Companion Loan, or (iv) the Net Mortgage Rate on the Trust Subordinate Companion Loan less a specified rate.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) and the Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or

February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the EU Reporting Administrator Fee and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan (in absence of a default) as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date,

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of the related

Servicing Fees (other than in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Pooled Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex F to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or Trust Subordinate Companion Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Pooled Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan (other than the Trust Subordinate Companion Loan only), no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates, other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to any ARD Loan during the Collection Period for (or, in the case of a Non-Serviced Mortgage Loan, as part of a distribution to the issuing entity during the month of) such Distribution Date, and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class S certificates and the VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator in the following manner: (a) to the holders of the Class A-1 through Class E certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on such Distribution Date; (2) the Base Interest Fraction for the related principal prepayment and such class of certificates and (3) the Non-VRR Percentage of such prepayment premiums and yield maintenance charges, and (b) to the VRR Interest, the VRR Percentage of such prepayment premiums and yield maintenance charges.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)   first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)   second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)   third, to the Class X-D Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates described in (a) and (b) above.

Any yield maintenance charges or prepayment premiums payable in respect of the Trust Subordinate Companion Loan will be distributed to the Loan-Specific Certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class E certificates will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 2024
Class A-2	March 2024
Class A-SB	November 2028
Class A-3	(1)
Class A-4	(1)
Class X-A	March 2029
Class A-M	March 2029
Class B	March 2029
Class C	March 2029

(1)	The exact Certificate Balances of the Class A-3 and Class A-4 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. The Assumed Final Distribution Date for Class A-3 will be between December 2028 and February 2029, and the Assumed Final Distribution Date for Class A-4 will be March 2029.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in March 2062. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Intercreditor Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan and the Trust Subordinate Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Pari Passu Companion Loan and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer failing to enforce the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (a “Prohibited Prepayment”) (other than (t) the Non-Serviced Mortgage Loans, (u) in accordance with the terms of the Mortgage Loan documents, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) at the request or with the consent of the special servicer and so long as a Control Termination Event has not occurred or is not continuing (other than with respect to any applicable Excluded Loan or any Servicing Shift Whole Loan), the Directing Holder, (x) pursuant to applicable law or a court order, (y) in connection with the payment of any Insurance and Condemnation Proceeds unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall or (z) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Interest Accrual Period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such

Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loan, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan, the related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest. Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of the Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Trust Subordinate Companion Loan to be included in the 3 Columbus Circle Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to that class prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal that is allocable to the Pooled Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to each Class of Senior Principal Balance Certificates that are still outstanding, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Senior Principal Balance Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Senior Principal Balance Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Senior Principal Balance Certificates, the percentage interest in the issuing entity evidenced by the Senior Principal Balance Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Senior Principal Balance Certificates by the Subordinate Certificates.

Following retirement of the Senior Principal Balance Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to Pooled Certificateholders and the VRR Interest Owner on that date, the certificate administrator will be required to calculate the Pooled Realized Loss and the VRR Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Certificateholders on that date, the certificate administrator will be required to calculate the 3 Columbus Circle Realized Loss for such Distribution Date.

The “Pooled Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period. The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Class A 1,

Class A 2, Class A-SB, Class A 3 and Class A-4 certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate (i) any 3 Columbus Circle Realized Losses among the respective classes of the Loan-Specific Certificates: first, to the Class 3CC-B Certificates, and then, to the Class 3CC-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero and (ii) any 3 Columbus Circle VRR Realized Losses to the 3CC-VRR Interest.

Pooled Realized Losses will not be allocated to the VRR Interest, the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Pooled Principal Balance Certificates are reduced by such Pooled Realized Losses. VRR Realized Losses, rather than Pooled Realized Losses, will be allocated to the VRR Interest. See “U.S. Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”. 3 Columbus Circle Realized Losses and 3 Columbus Circle VRR Realized Losses will be allocated only to the Loan-Specific Certificates. Pooled Realized Losses will not be allocated to the Loan-Specific Certificates. 3 Columbus Circle Realized Losses and 3 Columbus Circle VRR Realized Losses will not be allocated to the Pooled Certificates.

The “3 Columbus Circle Realized Loss” with respect to the Trust Subordinate Companion Loan, with respect to any Distribution Date, is the amount, if any, by which (i) the product of (A) the Non-VRR Percentage and (B) the Stated Principal Balance of such Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if such Trust Subordinate Companion Loan has become an REO Loan) as of the end of the last day of the related Collection Period, is less than (ii) the aggregate Certificate Balance of the Loan-Specific Certificates (other than the 3CC-VRR Interest) after giving effect to distributions of principal on that Distribution Date.

The “3 Columbus Circle VRR Realized Loss“ with respect to the Trust Subordinate Companion Loan, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the 3CC-VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Trust Subordinate Companion Loan (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loan (but in each case, excluding the 3 Columbus Circle Senior Pari Passu Companion Loans), as of the end of the last day of the related Collection Period.

The Pooled Realized Losses, the VRR Realized Losses, the 3 Columbus Circle Realized Losses and the 3 Columbus Circle VRR Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses and VRR Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Pooled Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Pooled Realized Losses and VRR Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “U.S. Credit Risk Retention—The VRR Interest” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date statement, based in part on the information delivered to it by the master servicer or special servicer, providing all information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B;

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification and corrected loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only);

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if any Appraisal Reduction Amount has been calculated).

Not later than the business day prior to each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending September 30, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List. The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 30 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.

The master servicer and the certificate administrator may be required to prepare a separate set of reports, in the same manner as described above, for the holders of the Loan-Specific Certificates with respect to the Trust Subordinate Companion Loan and the Loan-Specific Certificates. The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, DBNY in its capacity as an Obliged Entity and any EU Reporting Administrator, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Holder or any Controlling Class Certificateholder or any 3 Columbus Circle Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Holder or any Controlling Class

Certificateholder or any 3 Columbus Circle Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Mortgage Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Mortgage Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, upon reasonable request in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable.

“Risk Retention Consultation Party” will be (a) each of (i) the party selected by DBNY (such party, the “VRR-A Risk Retention Consultation Party”), (ii) the party selected by CREFI (such party, the “VRR-B Risk Retention Consultation Party”), and (iii) the party selected by JPMCB (such party, the “VRR-C Risk Retention Consultation Party”) and (b) solely with respect to the 3 Columbus Circle Mortgage Loan, the party selected by DBNY (such party, the “3CC Risk Retention Consultation Party”), as the holder of the 3CC-VRR Interest. The other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such Risk Retention Consultation Party from DBNY (in the case of the VRR-A Risk Retention Consultation Party and the 3CC-VRR Risk Retention Consultation Party), CREFI (in the case of the VRR-B Risk Retention Consultation Party) or JPMCB (in the case of the VRR-C Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial Risk Retention Consultation Parties with respect to the mortgage pool are expected to be DBNY, CREFI and JPMCB. The initial 3CC Risk Retention Consultation Party is expected to be DBNY.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate“ means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) solely with respect to the 10 largest Mortgage Loans by Stated Principal Balance, any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Holder or any Controlling Class Certificateholder (or, with respect to the 3 Columbus Circle Whole Loan prior to the continuation of a 3 Columbus Circle Control Appraisal Period, the 3 Columbus

Circle Controlling Class Representative or any 3 Columbus Circle Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means with respect to the Directing Holder, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Directing Holder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party, a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party or the applicable VRR Interest Owner, or with respect to the 3 Columbus Circle Whole Loan prior to the continuation of a 3 Columbus Circle Appraisal Period, the 3 Columbus Circle Controlling Class Representative) is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification on the certificate administrator’s website (which may be a “click-through confirmation”), representing (i) that such person executing the certificate is a Certificateholder, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder, a Controlling Class Certificateholder, a Risk Retention Consultation Party or a 3 Columbus Circle Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder, a Controlling Class Certificateholder, a Risk Retention Consultation Party or a 3 Columbus Circle Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the VRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the VRR Interest) registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Mortgage Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date statements, CREFC® reports and supplemental notices with respect to such Distribution Date statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealINSIGHT, CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file and the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

o	any Operating Advisor Annual Reports;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event or a 3 Columbus Circle Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any accountants’ attestation reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”;

●	the “U.S. Risk Retention Special Notices” tab; and

●	the “EU Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Holder any Controlling Class Certificateholder, the 3 Columbus Circle Controlling Class Representative or any 3 Columbus Circle Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder any Controlling Class Certificateholder or any 3 Columbus Circle Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder any Controlling Class Certificateholder or any 3 Columbus Circle Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information upon reasonable request in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Under the PSA, the certificate administrator will include in each Distribution Date statement a statement that there is available on the website of the certificate administrator information regarding ongoing compliance by each Retaining Party with the Retention Covenant and the Hedging Covenant, which will be posted on the “EU Risk Retention” tab of the certificate administrator’s website. The “EU Risk Retention” tab will be available to Privileged Persons (including any Borrower Party but not any financial market publisher).

This securitization transaction will comply with the reporting requirements under the EU Transparency Requirements pursuant to the PSA and the EU Credit Risk Retention Agreement as described in “EU Securitization Regulation Requirements”.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, the VRR Interest and the 3CC-VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts

allocated to the certificates) of the Principal Balance Certificates and the VRR Interest and the 3CC-VRR Interest, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)   2% in the case of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Pooled Principal Balance Certificates and the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Pooled Principal Balance Certificates and the VRR Interest, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the loan-specific certificates (the “Loan-Specific Voting Rights”) will be allocated among the respective classes of Loan-Specific Certificateholders as follows: a percentage equal to the product of 100% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor with respect to the 3 Columbus Circle Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor with respect to the 3 Columbus Circle Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Loan-Specific Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

Neither the Class S certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred only in minimum denominations of $10,000, and in integral multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The VRR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the VRR Interest.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BMARK 2019-B10

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, Benchmark 2019-B10 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification,

which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the Trust Subordinate Companion Loan, in the case of GACC and JPMCB) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to each Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Trust Subordinate Companion Loan, in the case of GACC and JPMCB) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”)~~:~~; provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the 3 Columbus Circle Mortgage Loan, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)    (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the trustee or, if none, by the originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the originator or to the order of the trustee; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)    the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording indicated thereon;

(iii)    an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee;

(iv)    (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(v)    (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the trustee) in and to the personalty of the borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related mortgage loan seller (or its agent) at the time the Mortgage Files were delivered to the custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related mortgage loan seller, an assignment of UCC financing statement by the most recent assignee of record prior to the trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the trustee; provided that other evidence of filing or recording reasonably acceptable to the trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)     the original or a copy of the loan agreement relating to such Mortgage Loan, if any;

(vii)    the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)   (A) the original or a copy of the related assignment of leases, rents and profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(ix)     the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of Environmental Reports;

(x)     copies of the currently effective management agreements, if any, for the Mortgaged Properties;

(xi)     if the borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)    if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the trustee;

(xiii)   if any related lock-box agreement or cash collateral account agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the reserve accounts, cash collateral accounts and lock-box accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the reserve accounts, cash collateral accounts and lock-box accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the trustee);

(xiv)   originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)    the original or a copy of any guaranty of the obligations of the borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the trustee or, if none, by the originator;

(xvi)   the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the borrower pursuant to such power of attorney;

(xvii)  with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of any pooling and servicing agreement relating to a Serviced Companion Loan;

(xviii)  with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xix)  the original (or copy, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)   the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) which entitles the master servicer on behalf of the issuing entity and the Companion Loan Holders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)  with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Servicing Shift Securitization Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)     assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)     the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan;

(xii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)   any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  any related mezzanine intercreditor agreement;

(xviii)  all related environmental reports;

(xix)  all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   copies of any zoning reports;

(l)     copies of financial statements of the related mortgagor;

(m)  copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   copies of all UCC searches;

(o)   copies of all litigation searches;

(p)   copies of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of the insurance consultant report;

(s)   copies of the organizational documents of the related mortgagor and any guarantor;

(t)    copies of the escrow statements;

(u)   a copy of any closure letter (environmental);

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)   a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA; in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that the mortgage loan seller will not be required to deliver information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (and in the case of GACC and JPMCB, the Trust Subordinate Companion Loan) sold by that mortgage loan seller. Those representations and warranties of GACC and CREFI are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2 and Annex D-3, respectively. Those representations and warranties of JPMCB are set forth in Annex E-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex E-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan, Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)   such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)   in the case of such Material Defect that would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of the such Material Defect; provided that the mortgage loan seller has received notice in accordance with the terms of the PSA,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, that neither GACC nor JPMCB may repurchase its percentage interest in the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan, provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, each mortgage loan seller agrees that any document defect as such term is defined in the related controlling Non-Serviced PSA (other than a defect related to the promissory note for the related Non-Serviced Companion Loan) will constitute a document defect under the related MLPA.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and only with respect to any Mortgage Loan that is not an applicable Excluded Loan or any Servicing Shift Mortgage Loan, with the consent of the Directing Holder (or the 3 Columbus Circle Controlling Class Representative in respect of the Trust Subordinate Companion Loan)) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to the 3 Columbus Circle Mortgage Loan and/or the Trust Subordinate Companion Loan, each of JPMCB and GACC will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the 3 Columbus Circle Mortgage Loan or the Trust Subordination Companion Loan, as applicable, was a separate Mortgage Loan. In addition, in the case of a Material Defect with respect to the ARC Apartments Mortgage Loan, each of CREFI and GACC will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the ARC Apartments Mortgage Loan was a separate Mortgage Loan.

With respect to any Mortgage Loan and Trust Subordinate Companion Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan or the Trust Subordinate Companion Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Trust Subordinate Companion Loan (or any related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees, Liquidation Fees (to the extent set forth in clause (5) below) and any other additional trust fund expenses in respect of such Mortgage Loan and the related REO Loan, if any, and the Trust Subordinate Companion Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan or Trust Subordinate Companion Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). For purposes of this definition, (i) the “Purchase Price” in respect of a Serviced Companion Loan that is purchased by the related mortgage loan seller will be the purchase price paid by the related mortgage loan seller under the related pooling and servicing agreement governing the securitization that includes such Serviced Companion Loan, or the applicable servicing agreement, and (ii) with respect to a sale of an REO Property securing a Serviced Whole Loan, the term Mortgage Loan or REO Loan will be construed to include any related Companion Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)   have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing, by the Directing Holder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the PSA as determined by an opinion of counsel to be paid by the applicable mortgage loan seller;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the EU Reporting Administrator Fee and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Serviced Mortgage Loan, any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “—The AB Whole Loans”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans”, “—The AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to the Servicing Shift Whole Loans only while the PSA governs the servicing of each such Servicing Shift Whole Loan. On and after the related Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are non-Specially Serviced Loans (except for Special Servicer Non-Major Decisions, and Special Servicer Major Decisions as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and, in certain circumstances, the special servicer will review, evaluate and/or provide or withhold consent or process Special Servicer Major Decisions and Special Servicer Non-Major Decisions (in each case, other than the Non-Serviced Mortgage Loan) and any related Serviced Companion Loans when such Mortgage Loans and Serviced Companion Loans are non-Specially Serviced Loans.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest it is entitled to receive in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to a separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to (or as instructed by) the depositor within 60 days following the Closing Date. The depositor will then be required to deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)   the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)   the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender)(and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder(s) of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller)(the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (net of any applicable Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)) that were due on the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loan (including any portion of a REO

Loan related to any Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO loan related to the Trust Subordinate Companion Loan, other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount) or Trust Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges or prepayment premiums or Excess Interest or with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of the Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances, but may make a Servicing Advance on an urgent or emergency basis in its discretion. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Nonrecoverable Advances

Notwithstanding the foregoing, no party will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Holder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made or previously made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer, the Directing Holder (prior to the occurrence of a Consultation Termination Event) (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. For the avoidance of doubt, any nonrecoverability determination with respect to the Trust Subordinate Companion Loan will be made based on the subordinate nature of the Trust Subordinate Companion Loan. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries, (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (f) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan or Trust Subordinate Companion Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the 3 Columbus Circle Whole Loan. Amounts payable in respect of each Serviced Companion Loan (other than any Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the 3 Columbus Circle Mortgage Loan) or any interest due on such Advance from any collections on the 3 Columbus Circle Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the 3 Columbus Circle Mortgage Loan). With respect to the Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the 3 Columbus Circle Mortgage Loan and the Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the 3 Columbus Circle Mortgage Loan) from any collections on the 3 Columbus Circle Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) and Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the 3 Columbus Circle Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the 3 Columbus Circle Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two Business Days following receipt of properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account”, and a “Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan)),  plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class S and Class R certificates as set forth in the PSA, generally to make distributions of interest and principal from (i) Pooled Available Funds to the holders of the Regular Certificates (other than the Loan-Specific Certificates), (ii) VRR Available Funds to the VRR Interest Owners and (iii) the 3 Columbus Circle Available Funds to the holders of the Loan-Specific Certificates, as described under “Description of the Certificates—Distributions” and “U.S. Credit Risk Retention—The VRR Interest”, and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the 3 Columbus Circle Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest Owners. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Pooled Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loan) will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated Pooled Realized Losses reimbursable to, the holders of the Regular Certificates (exclusive of the Loan-Specific Certificates) on such Distribution Date. If the certificate administrator determines that such Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Pooled Available Funds for the related Distribution Date for allocation between the VRR Interest and the other Regular Certificates (other than the Loan-Specific Certificates)) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the VRR Allocation Percentage of the amount described in the immediately preceding clause. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Pooled Realized Losses and VRR Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Regular Certificates (other than the Loan-Specific Certificates) on the final Distribution Date. Any gains allocable to the Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Certificates for 3 Columbus Circle Realized Losses and 3 Columbus Circle VRR Realized Losses and, to the extent not so applied, such gains will be held and applied to offset future 3 Columbus Circle Realized Losses and 3 Columbus Circle VRR Realized Losses, if any.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or the principal cities in which the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee or the certificate administrator conduct servicing, trust administration or surveillance operations or (iii) a day on which the Federal Reserve Bank of New York or banking institutions or savings associations in New York, New York, Charlotte, North Carolina, Cleveland, Ohio, Oakland, California, Kansas City, Missouri, Pittsburgh, Pennsylvania, Overland Park, Kansas, Minneapolis, Minnesota or Columbia, Maryland, or the principal cities in which the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee or the certificate administrator conduct servicing, trust administration or surveillance operations are authorized or obligated by law or executive order to be closed.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay itself any Net Prepayment Interest Excess;

(v)    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)   to pay to the asset representations reviewer the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vii)  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii) to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)   to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)  to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the companion loan distribution account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)  to recoup any amounts deposited in the Collection Account in error;

(xiii) to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)  to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi) to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii) to pay the EU Reporting Administrator Fee;

(xviii) to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xix)  to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xx) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to a Serviced AB Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the related Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Trust Subordinate Companion Loan in the case of the 3 Columbus Circle Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan (other than the Trust Subordinate Companion Loan in the case of the 3 Columbus Circle Mortgage Loan). Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and (under some circumstances) asset representations reviewer from amounts that the issuing entity is entitled to receive or amounts paid by certain third parties. In addition, DBNY, as an Obliged Party, will be entitled to a fee in connection with its agreement to perform the reporting requirements necessary to satisfy the EU Transparency Requirements applicable to this securitization, which it is expected to use to pay each EU Reporting Administrator. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment(1)
Fees

Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.

Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.

Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.

Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, review fees, processing fees, demand fees, beneficiary statement charges and/or other similar items.(2)	From time to time	The related fees.

	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.

Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.

Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.

Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Fee Cap.	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.

EU Reporting Administrator Fee/DBNY	The EU Reporting Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans, Trust Subordinate Companion Loan and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan, Trust Subordinate Companion Loan or REO Loan

CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Expenses

Reimbursement of Servicing Advances/master servicer/trustee	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan or Serviced Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or, with respect to the 3 Columbus Circle Mortgage Loan, the Trust Subordinate Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account, subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan or Trust Subordinate Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account from the Mortgage Loan but not any Serviced Companion Loan (other than the Trust Subordinate Companion Loan), subject to certain limitations.

Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, the asset representations reviewer, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the 3 Columbus Circle Mortgage Loan.

(2)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and the Trust Subordinate Companion Loan from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the EU Reporting Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. With respect to the Trust Subordinate Companion Loan, the Servicing Fee Rate will be 0.0050%. The Servicing Fee will be retained by the master servicer and any other primary servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation with respect to the Mortgage Loans and any related Serviced Companion Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”), to the extent not prohibited by applicable law, the related Mortgage Loan documents and any related Intercreditor Agreement, (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) 100% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans, that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision, 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer), 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees or processing fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision, 50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the master servicer (but not including prepayment premiums or yield maintenance charges), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required) and 0% of any such fee with respect to Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are non-Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable, with a minimum monthly fee of $3,500.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the

Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further, that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at 1.0% is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to such Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate Liquidation Fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000) and (2) $1,000,000; provided that the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that

Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●	the purchase of any Defaulted Loan by the special servicer, the Directing Holder or their respective affiliates (except in the case of the Directing Holder (or its affiliate), if such purchase occurs more than 90 days after the transfer of the Defaulted Loan to special servicing),

●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer and, if applicable, the repurchase of the Trust Subordinate Companion Loan, in connection with the termination of the issuing entity,

●	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

●	with respect to (A) an AB Whole Loan, the purchase of such AB Whole Loan by the holders of a Subordinate Companion Loan or (B) any Mortgage Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan by the holder of the related mezzanine loan, in each case described in clause (A) or (B) above, within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan,

●	the purchase of the related Mortgage Loan by the related Companion Loan Holder pursuant to the related intercreditor agreement or co-lender agreement within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA; provided that, with respect to a Serviced Companion Loan and any related Loss of Value Payment made after such periods, a Liquidation Fee will only be payable to the special servicer the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable MLPA with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan), and

●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer is terminated or resigns, and prior to or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or is modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Holder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Modification Fees and consent fees (or similar fees) related to Specially Serviced Loans,

●	50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer),

●	100% of any assumption fees or processing fees on Specially Serviced Loans,

●	50% of assumption fees or processing fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer),

●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

●	100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the special servicer (but not including prepayment premiums or yield maintenance charges),

●	any interest or other income earned on deposits in the REO Accounts, and

●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided that they act in unanimity) holding 100% of the then-outstanding certificates (including certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or VRR Realized Losses, as applicable, or Appraisal Reduction Amounts, but excluding the Class S and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class  A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan, Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer. No such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan and the Trust Subordinate Companion Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.00680% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and the Trust Subordinate Companion Loan and based on the Stated Principal Balance of the related Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to 0.00155% with respect to each such Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees not specified in the related loan documents owed to it in accordance with the Servicing Standard, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable operating advisor (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

Asset Representations Reviewer Compensation

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Fee Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Fee Cap” will equal the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Fee Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Fee Cap; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller.

EU Reporting Administrator Fee

DBNY, as an Obliged Entity, may retain one or more vendors (each, an “EU Reporting Administrator” ”) to assist it in fulfilling the relevant EU Transparency Requirements applicable to the securitization described in this prospectus under Article 7(1) of the EU Securitization Regulation.

The EU Reporting Administrator Fee will be paid to DBNY in connection with its agreement to perform the reporting requirement necessary to satisfy the relevant EU Transparency Requirements applicable to the securitization described in this prospectus.  It is expected that DBNY will use the EU Reporting Administrator Fee to pay each EU Reporting Administrator in connection with their performance of certain administrative services related to the EU Transparency Requirements applicable to the securitization described in this prospectus.  DBNY may be required to reimburse any EU Reporting Administrator engaged by it for additional fees, expenses and indemnification amounts pursuant to one or more separate agreements, which additional amounts will not be obligations of the Trust Fund or any other party to the PSA.

“EU Reporting Administrator Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan but other than the portion of an REO Loan related to any other Serviced Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the EU Reporting Administrator Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan on such Due Date). No EU Reporting Administrator Fee will be paid on any Companion Loan.

“EU Reporting Administrator Fee Rate” with respect to each Mortgage Loan, REO Loan and Trust Subordinate Companion Loan is a rate equal to 0.00223% per annum.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan but other than the portion of an REO Loan related to any other Serviced Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)    the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)   the 120th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)  the 30th day following the date on which the related borrower has filed a bankruptcy petition, the 30th day following the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or the 60th day following the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)  the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)   a payment default has occurred with respect to the related balloon payment; provided, however, that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan); (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan and any related Serviced Companion Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of an Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of:

(i)    the sum of:

●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a Servicing Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)    the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan);

●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and

●	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan (other than a Serviced AB Whole Loan) with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan (including the 3 Columbus Circle Whole Loan) will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and any related Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, order and use efforts consistent with the Servicing Standard to obtain an appraisal, and with respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, conduct a valuation (such valuation, a “Small Loan Appraisal Estimate”) or order and use efforts consistent with the Servicing Standard to obtain an appraisal, within 60 days of the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten business days after the later of (i) the special servicer’s delivery of such MAI appraisal or Small Loan Appraisal Estimate to the master servicer and (ii) the occurrence of such Appraisal Reduction Event. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate,

principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required within 30 days of the end of each 9-month period following the related Appraisal Reduction Event to use commercially reasonable efforts to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of, or reasonably obtainable at no additional expense by, the special servicer, necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated first, to any Subordinate Companion Loan and then, to the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Serviced Mortgage Loan and any related Serviced Companion Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “Pooling and Servicing Agreement—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The special servicer, upon reasonable prior written request, will provide the master servicer with information in its possession (or that is obtainable at no additional expense) that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the special servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged

Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Pooled Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, and fourth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

For purposes of determining the Non-Reduced Certificates, the 3 Columbus Circle Controlling Class and the occurrence of a 3 Columbus Circle Control Appraisal Period, Appraisal Reduction Amounts allocated to the 3 Columbus Circle Whole Loan will be allocated first to the Trust Subordinate Companion Loan and then to the 3 Columbus Circle Mortgage Loan. The VRR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to the 3CC-VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof. The Non-VRR Percentage of Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates other than the 3CC-VRR Interest in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 3CC-B certificates; then, to the Class 3CC-A certificates). In addition, for purposes of determining the 3 Columbus Circle Controlling Class and the occurrence of a 3 Columbus Circle Control Appraisal Period, the Non-VRR Percentage of any Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of 3 Columbus Circle Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 3CC-B certificates; then, to the Class 3CC-A certificates). For the avoidance of doubt, for purposes of determining the 3 Columbus Circle Controlling Class and the occurrence of a 3 Columbus Circle Control Appraisal Period, any Class of 3 Columbus Circle Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or, with respect to the 3 Columbus Circle Whole Loan, the 3 Columbus Circle Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of, or reasonably obtainable at no additional expense by, the special servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or 3 Columbus Circle Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the 3 Columbus Circle Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; or the 3 Columbus Circle Controlling Class. The rights of the Controlling Class or the 3 Columbus Circle Controlling Class will be exercised by the next most senior Control Eligible Certificates or 3 Columbus Circle Control Eligible Certificates, respectively, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See ““Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The AB Whole Loans” and “—Servicing of the

Non-Serviced Mortgage Loans” below. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans”.

Maintenance of Insurance

In the case of each Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable (but excluding any Serviced Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)    the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)   if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)  the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)  except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the master servicer or the special servicer, as applicable, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” below in this prospectus);

(v)   to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)  any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing

Standard (unless the master servicer or the special servicer, as applicable, with the consent of, if no Control Termination Event has occurred and is continuing, the Directing Holder, has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the master servicer or the special servicer, as applicable, will be required to promptly notify the other servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances” in this prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Serviced Mortgage Loan, REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or, if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard, and in no case will any such insurance be an expense of the special servicer.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meetings the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Holders (and in the case of a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the master servicer or the special servicer, as applicable, has determined, in accordance with the Servicing Standard (and (i) unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder (or, if a Control Termination Event has occurred and is continuing, but no Consultation Termination Event has occurred and is continuing, after consulting with the Directing Holder) and (ii) with respect to any Specially Serviced Loan, after consultation with the Risk Retention Consultation Parties (but, in either case, other than with respect to any Mortgage Loan that is an Excluded Loan as to any such party)), that either:

(x)       such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or

(y)       such insurance is not available at any rate;

provided that the Directing Holder and the Risk Retention Consultation Parties, as applicable, will not have more than 30 days to respond to the master servicer’s or the special servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the master servicer’s or the special servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer or the special servicer, as applicable, to consult with the Directing Holder, or the Risk Retention Consultation Parties, as applicable, the master servicer or the special servicer, as applicable, will not be required to do so.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are non-Specially Serviced Loans and actions that do not involve Special Servicer Major Decisions or Special Servicer Non-Major Decisions, the master servicer, or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Special Servicer Major Decisions or Special Servicer Non-Major Decisions irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to (x) the rights of the Directing Holder and (y) with respect to a Serviced AB Whole Loan, the rights of the holder of the related Subordinate Companion Loans, and, after consultation with the operating advisor to the extent described under “—The Operating Advisor” in this prospectus, to modify, waive, amend, consent or take such other action with respect to any term of any Serviced Mortgage Loan and any related Serviced Companion Loan if such modification, waiver, amendment, consent or other action (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Special Servicer Major Decisions with respect to any non-Specially Serviced Loan. If the master servicer and the special servicer mutually agree that the master servicer will process any Special Servicer Major Decision or Special Servicer Non-Major Decision with respect to a non-Specially Serviced Loan, the master servicer must obtain the consent (or deemed consent) of the special servicer as provided below.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease)(or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder).

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan and any related Serviced Companion Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Special Servicer Major Decisions and Special Servicer Non-Major Decisions. The special servicer will also be required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor, in connection with any Special Servicer Major Decision to the extent described under “—The Directing Holder” and “—The Operating Advisor”.

In addition, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the following actions will be subject to the special servicer’s processing and consent or, if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request subject to the consent of the special servicer as further described below (each of the following, a “Special Servicer Non-Major Decision”):

(a)   waivers regarding receipt of financial statements (other than immaterial timing waivers); and

(b)   decisions regarding whether or not to cure a ground lease.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Non-Major Decision or a Special Servicer Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Non-Major Decision or Special Servicer Major Decision other than providing the special servicer with any reasonably requested information or documentation. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

When the master servicer and the special servicer have mutually agreed that the master servicer will process a Special Servicer Major Decision or Special Servicer Non-Major Decision, the special servicer’s consent will be required if the master servicer is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), and the master servicer will be required to forward to the special servicer the written request from the borrower for modification, waiver, amendment or other action or consent that is a Special Servicer Major Decision or Special Servicer Non-Major Decision, accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed Special Servicer Major Decision or Special Servicer Non-Major Decision together with such other information reasonably requested by the special servicer and reasonably available to the master servicer.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the operating advisor (only if a Control Termination Event has occurred and is continuing), the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Serviced Mortgage Loan and any related Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Holder” and “—The Operating Advisor” for a description of the Directing Holder’s and the operating advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to each non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision) and the special servicer (with respect to each Specially Serviced Loan and, to the extent such action is a Special Servicer Major Decision, each non-Specially Serviced Loan) will be required to determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, (i) that with respect to such waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan as to the Directing Holder, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Holder or the Risk Retention Consultation Party, as applicable, upon consultation with the Directing Holder and the Risk Retention Consultation Party), and (ii) the master servicer or the special servicer, as applicable, has received a Rating Agency Confirmation from S&P, Fitch and KBRA (and, if the applicable Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization).

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to each non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision) and the special servicer (with respect to each Specially Serviced Loan and, to the extent such action is a Special Servicer Major Decision, each non-Specially Serviced Loan) will be required to determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, (i) that, with respect to such waiver of rights that is a Major Decision, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Holder, the master servicer or the special servicer, as applicable, has obtained the consent of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Holder or the Risk Retention Consultation Party, as applicable, has consulted with the Directing Holder and the Risk Retention Consultation Party), and (ii) the master servicer or the special servicer, as applicable, has received a Rating Agency Confirmation from S&P, Fitch and KBRA (and, if the applicable Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2020) and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2020 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially

Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to a Serviced AB Whole Loan (including the 3 Columbus Circle Whole Loan), the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2019 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans and any related Serviced Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Serviced Mortgage Loan and any related Serviced Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)    either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or before the related maturity date or extended maturity date, a statement to that effect, and delivers, on or before the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)   any monthly payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)   the master servicer determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)   the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)    the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)   the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)  a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or special servicer materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)  the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan)(including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding the foregoing, the special servicer may elect to deliver a written notice to the master servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of reasonably foreseeable default under clause (iii) of “Servicing Transfer Event”. Upon receipt of any such written notice, the master servicer shall deliver an officer’s certificate to each of the depositor and the special servicer with its determination of whether to transfer such Mortgage Loan to special servicing under clause (iii) above and the reasons for such determination, and such determination will be conclusive with respect to a servicing transfer at that time.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”)(A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan or Trust Subordinate Companion Loan and, if applicable, any related Serviced Companion Loan that becomes a Specially Serviced Loan not later than 45 days after the servicing of such Serviced Mortgage Loan or Trust Subordinate Companion Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but (i) only for so long as no Consultation Termination Event has occurred and is continuing, and (ii) not with respect to any applicable Excluded Loan);

●	each Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan) and the 3CC Risk Retention Consultation Party (only in the case of an Asset Status Report relating to the 3 Columbus Circle Whole Loan);

●	the 3 Columbus Circle Controlling Class Representative (only in the case of an Asset Status Report relating to the 3 Columbus Circle Whole Loan, and only for so long as no 3 Columbus Circle Control Appraisal Period has occurred and is continuing)

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan applicable to the Directing Holder, only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an applicable Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within such 10-business day period, as applicable) is not in the best interest of all the Certificateholders (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder disapproves the Asset Status Report within such 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Holder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Holder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Review Process”.

Prior to the occurrence and continuance of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the approval or deemed approval of the Directing Holder in accordance with the PSA.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder). The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor while a Control Termination Event has occurred and is continuing (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are not inconsistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Holder (except with respect to any applicable Excluded Loan) and the operating advisor (with respect to an Excluded Loan applicable to the Directing Holder), will be entitled to consult with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. During the continuance of a Consultation Termination Event (and at any time with respect to any applicable Excluded Loan), the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder. The special servicer will be required to implement the Final Asset Status Report.

In addition, in the case of each Servicing Shift Whole Loan, only the related Loan-Specific Directing Holder (without regard to whether a Control Termination Event or a Consultation Termination Event has occurred) may exercise the rights of the Directing Holder or the operating advisor described in this “—Asset Status Report” section, and neither the Directing Holder nor the operating advisor will have any of the above described consent or (in the case of the operating advisor) consultation rights, as applicable, unless permitted under the related Intercreditor Agreement.

With respect to each Non-Serviced Mortgage Loan, the directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, with respect to the Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the holder of the related Subordinate Companion Loan, as Directing Holder, with regard to the Serviced AB Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Holder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent

Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Review Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the special servicer. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders (including the holders of the Loan-Specific Certificates), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender (and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender (and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity, the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the special servicer has applied for, and the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any REO Property, the special servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC at the federal corporate rate (which, as of January 1, 2018, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing and after consulting on a non-binding basis with the applicable Risk Retention Consultation Party in accordance with the PSA, in each case, with respect to any Non-Serviced Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders (and will be entitled to a Liquidation Fee in connection with such sale). Subject to the qualifications described in this section, the special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan and any related Serviced Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (i) the offer is the highest offer received, and (ii) if the offer is less than the applicable Purchase Price, then at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Serviced Companion Loan Holder(s)(if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Holder (other than with respect to any applicable Excluded Loan, unless a Consultation Termination Event exists), each Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Holder, any Risk Retention Consultation Party, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan (or the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan) together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan (or the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan) if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan (or the holder of the Trust Subordinate Companion Loan, in the case of the 3 Columbus Circle Whole Loan), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Holder will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In addition, with respect to any Servicing Shift Mortgage Loan, if such Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the related Servicing Shift Securitization Date, the related special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the 3 Columbus Circle Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the 3 Columbus Circle Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the 3 Columbus Circle Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the 3 Columbus Circle Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the 3 Columbus Circle Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder or any Servicing Shift Mortgage Loan) and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder or any Servicing Shift Mortgage Loan), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and will have the right to replace the special servicer with or without cause, and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan (other than any Excluded Loan applicable to the Directing Holder), upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Directing Holder” will be:

(i)       with respect to each Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder;

(ii)      with respect to each Serviced Mortgage Loan (other than any Serviced AB Whole Loans and any Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder” ”);

(iii)     with respect to the 3 Columbus Circle Whole Loan (i) for so long as no 3 Columbus Circle Control Appraisal Period exists, the Loan-Specific Directing Holder and (ii) for so long as a 3 Columbus Circle Control Appraisal Period exists, the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; and

(iv)      with respect to any Serviced AB Whole Loan (other than the 3 Columbus Circle Whole Loan), (1) for so long as no Control Appraisal Period has occurred and is continuing, the holder of the related (and, if applicable, designated) Subordinate Companion Loan, and (2) for so long as a Control Appraisal Period has occurred and is continuing, the Trust Directing Holder.

The initial Trust Directing Holder is expected to be Eightfold Real Estate Capital Fund V, L.P., or its affiliate.

The initial Directing Holder with respect to the ARC Apartments Mortgage Loan is expected to be SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 1(H).

The initial Directing Holder with respect to the 101 California Mortgage Loan is expected to be CPPIB Credit Structured North America III, Inc. (or an affiliate).

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Trust Directing Holder has not changed until such parties receive written notice of a replacement of the Trust Directing Holder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Trust Directing Holder.

The “3 Columbus Circle Controlling Class Representative” will be the 3 Columbus Circle Controlling Class Certificateholder (or its representative) selected by more than 50% of the 3 Columbus Circle

Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a 3 Columbus Circle Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the 3 Columbus Circle Controlling Class Certificateholders, by Certificate Balance, that a 3 Columbus Circle Controlling Class Representative is no longer designated, then the 3 Columbus Circle Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the 3 Columbus Circle Controlling Class (with evidence of ownership), or its representative~~)~~, will be the 3 Columbus Circle Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the 3 Columbus Circle Controlling Class, then there will be no 3 Columbus Circle Controlling Class Representative until appointed in accordance with the terms of the PSA~~;~~, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the 3 Columbus Circle Controlling Class Representative has not changed until such parties receive written notice of a replacement of the 3 Columbus Circle Controlling Class Representative from a party holding the requisite interest in the 3 Columbus Circle Controlling Class, or the resignation of the then-current 3 Columbus Circle Controlling Class Representative.

After the occurrence and during the continuance of a 3 Columbus Circle Control Appraisal Period, there will be no 3 Columbus Circle Controlling Class Representative.

The initial 3 Columbus Circle Controlling Class Representative is expected to be [ ].

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

A “3 Columbus Circle Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the 3 Columbus Circle Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The Controlling Class as of the Closing Date will be Class H certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “3 Columbus Circle Controlling Class” will be, as of any time of determination, the most subordinate class of 3 Columbus Circle Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all 3 Columbus Circle Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount)

allocable to such classes, have been reduced to zero, the 3 Columbus Circle Controlling Class will be the most senior Class of 3 Columbus Circle Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class 3CC-A certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the “3 Columbus Circle Controlling Class” will be the most subordinate class of 3 Columbus Circle Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class F, Class G or Class H certificates.

The “3 Columbus Circle Control Eligible Certificates” will be the Class 3CC-A and Class 3CC-B certificates.

The master servicer, the special servicer, the trustee or the operating advisor, may from time to time request that the certificate administrator provide the name of the then-current Trust Directing Holder for any applicable Mortgage Loan or Serviced Whole Loan or the 3 Columbus Circle Controlling Class Representative. Upon such request, the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) provide the name of the then-current Trust Directing Holder or 3 Columbus Circle Controlling Class Representative, as applicable, to the master servicer, the special servicer, the trustee or the operating advisor, but only to the extent the certificate administrator has actual knowledge of the identity of the then-current Trust Directing Holder or 3 Columbus Circle Controlling Class Representative, as applicable; provided, that if the certificate administrator does not have actual knowledge of the identity of the then-current Trust Directing Holder or 3 Columbus Circle Controlling Class Representative, as applicable, then the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) (i) determine which Class is the Controlling Class or 3 Columbus Circle Controlling Class, as applicable, and (ii) request from the Controlling Class Certificateholders or the 3 Columbus Circle Controlling Class Certificateholders, as applicable, the identity of the Trust Directing Holder or 3 Columbus Circle Controlling Class Representative, as applicable. Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Trust Directing Holder or 3 Columbus Circle Controlling Class Representative, as applicable, has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the PSA or in connection with a request made by the operating advisor in connection with its obligation under the PSA to deliver a copy of its Operating Advisor Annual Report to the Trust Directing Holder and (ii) the requesting party has not been notified of the identity of the Trust Directing Holder or 3 Columbus Circle Controlling Class Representative, as applicable, or reasonably believes that the identity of the Trust Directing Holder or 3 Columbus Circle Controlling Class Representative, as applicable, has changed, then such expenses will be at the expense of the Trust. The master servicer, the special servicer, the trustee and the operating advisor, will be entitled to conclusively rely on any such information so provided.

To the extent the master servicer or the special servicer has written notice of any change in the identity of a Trust Directing Holder or the 3 Columbus Circle Controlling Class Representative or the list of Certificateholders (or Certificate Owners, if applicable) of the Controlling Class or the 3 Columbus Circle Controlling Class, then the master servicer or the special servicer, as applicable, will be required to promptly notify the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer thereof, who may rely conclusively on such notice from the master servicer or the special servicer, as applicable.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions that are Special Servicer Major Decisions, in each case as to which the Directing Holder has objected in writing within ten business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of a written report by the master servicer or special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or special servicer, as applicable, (ii) proposed course of action recommended and (iii) all information reasonably requested by the Directing Holder, and in the possession of the master servicer or the special servicer, as applicable, in order to grant or withhold such consent (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such 10 business day (or 30-day) period, the Directing Holder will be deemed to have approved such action)(each of the following, a “Major Decision”):

(1)  With respect to each Serviced Mortgage Loan and Serviced Whole Loan (other than the ARC Apartments Whole Loan for so long as no ARC Apartments Note A2 Control Appraisal Period is continuing):

(a)	(i) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan and any related Serviced Companion Loan, (ii) any extension of the maturity date of any Serviced Mortgage Loan and any related Serviced Companion Loan or (iii) any modification, waiver, consent or amendment of a Serviced Mortgage Loan and any related Serviced Companion Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (A) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Mortgage Loan documents other than direct, non-callable obligations of the United States would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the applicable Mortgage Loan documents do not otherwise permit such principal prepayment;

(b)	(i) any property management company changes for which the lender is required to consent or approve under the Mortgage Loan documents with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with a Stated Principal Balance greater than $2,500,000 or (ii) changes to the identity of the franchisor, change in flag or action of substantially similar import for which the lender is required to consent or approve under the Mortgage Loan documents;

(c)	any determination of an Acceptable Insurance Default;

(d)	any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect to the Mortgage Loan;

(e)	any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the issuing entity as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus) or a Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(f)	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(g)	requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of such conditions to the release set forth in the related Mortgage Loan documents that do not include any approval or exercise of lender discretion)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(h)	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or direct or indirect interests in the related borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(i)	releases of any material amount from any escrow accounts, reserve accounts or letters of credit, in each case, held as performance escrows (or reserves) or earn-out escrows (or reserves), including with respect to certain Mortgage Loans identified on a schedule to the PSA, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(j)	any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower or guarantor releasing such borrower or guarantor from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan other than pursuant to the specific terms of such Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(k)	any exercise of a material remedy with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan following a default or event of default of such Mortgage Loan or Serviced Whole Loan;

(l)	any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(m)	any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents; and

(n)	consents involving leasing activities (to the extent lender approval is required under the related Mortgage Loan documents) if (1) such lease involves a ground lease or lease of an outparcel, (2) such lease affects an area equal to or greater than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property, or (3) such transaction is not a routine leasing matter for a customary lease of space for parking, office, retail, warehouse, industrial and/or manufacturing purposes;

(2)  with respect to the ARC Apartments Whole Loan for so long as no ARC Apartments Note A2 Control Appraisal Period is continuing, each ARC Apartments Major Decision;

provided that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Directing Holder, the master servicer or the special servicer, as applicable, may take any such action without waiting for the Directing Holder’s response.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer mutually agree that the master servicer will process such request, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) only to the extent the master servicer and the special servicer mutually agree that the master servicer will process such request and (e) the master servicer will process all requests for any matter that is not a Major Decision without any obligation to obtain the consent of or consult with any other person. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will be required to forward such request to the special servicer and the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan), upon request of a Risk Retention Consultation Party, the master servicer and the special servicer will also be required to consult with such Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period, and if the 3 Columbus Circle Whole Loan is a Specially Serviced Loan, the 3CC Risk Retention Consultation Party will have the same rights as set forth above with respect to the 3 Columbus Circle Whole Loan. Following a 3 Columbus Circle Control Appraisal Period, the 3CC Risk Retention Consultation Party will no longer have any consultation rights in respect of any Major Decisions with respect to the 3 Columbus Circle Whole Loan.

“Master Servicer Major Decision” means any Major Decision under clauses (1)(a)(iii)(A), (1)(a)(iii)(B), and (1)(b)(i), (1)(c) and (1)(d) and any ARC Apartments Major Decision under clauses (b) (to the extent such action is described in clause (1)(a)(iii)(A) or (1)(a)(iii)(B) of the definition of “Major Decision”), (i), (j) (other than franchise changes), (m), (n), (p) and (s) through (u) of the definition of “Major Decision”, but solely with respect to a non-Specially Serviced Loan.

“Special Servicer Major Decision” means any Major Decision under clauses (1)(a)(i), (1)(a)(ii), (1)(a)(iii)(C), (1)(b)(ii) and (1)(e) through (1)(n) and any ARC Apartments Major Decision under clauses (a),(b) (other than to the extent such action is described in clause (1)(a)(iii)(A) or (1)(a)(iii)(B) of the definition of “Major Decision”), (c) through (h), (j) (with respect to franchise changes), (k), (l), (o), (q), (r) and (v) of the definition of “Major Decision”.

With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer or the Directing Holder.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing (but not with respect to any Excluded Loan), the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Holder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Subject to the terms of the PSA and related Intercreditor Agreement, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the holder of the related Subordinate Companion Loan, as Directing Holder with regard to such Serviced AB Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the special servicer, as applicable, will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable receives no response from the Directing Holder within 10 days following its written request for input on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Mortgage Loan (that is not also an Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control

Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Mortgage Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Mortgage Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan related to the Directing Holder, the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions it is processing or for which it must give its consent, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan) or Serviced Whole Loan (other than any Serviced AB Whole Loans and any Servicing Shift Whole Loan) when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that prior to the related Servicing Shift Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to each such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur (a) (other than with respect to any Serviced AB Whole Loan) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that class; provided that prior to the related Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific

Directing Holder related to each such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

“Loan-Specific Directing Holder” means, (a) with respect to the 3 Columbus Circle Whole Loan, the 3 Columbus Circle Controlling Class Representative and (b) with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the “directing holder” with respect to each such Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to such Servicing Shift Whole Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or (ii) may follow any advice or consultation provided by the Directing Holder or the holder of a Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan and each Servicing Shift Whole Loan, the Directing Holder will not be entitled to exercise the rights described above, but such rights, or rights similar to those rights, will be exercisable by the Directing Holder under the related Non-Serviced PSA (in the case of a Non-Serviced Whole Loan) or the Loan-Specific Directing Holder (in the case of a Servicing Shift Mortgage Loan), as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or the Servicing Shift Whole Loans, as applicable and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related

Intercreditor Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan, as applicable, that has become a defaulted loan under the related Non-Serviced PSA and under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period, with respect to the related Serviced Subordinate Companion Loan, the Directing Holder will not be entitled to exercise the above described rights, and those rights will be held by such Serviced Subordinate Companion Loan holder in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period, with respect to the related Serviced AB Whole Loan, the Directing Holder will have the same rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders);

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer with the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

The special servicer is required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the special servicer and the operating advisor.

Duties of Operating Advisor While No Control Termination Event Has Occurred and is Continuing

With respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will generally consist of the following:

(1)   promptly reviewing information to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(2)   promptly reviewing each Final Asset Status Report; and

(3)   reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the PSA and will have no obligations with respect to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan.

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and is Continuing

With respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(1)     the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(2)     the operating advisor will be required to consult (on a non-binding basis) with the master servicer or the special servicer, as applicable, in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event”;

(3)     the operating advisor will be required to prepare an annual report (if any Serviced Mortgage Loan and any related Serviced Companion Loan (other than any Servicing Shift Whole Loan)) was a Specially Serviced Loan during the prior calendar year) generally in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and below; and

(4)     the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (4) above:

(1)   after the calculation but prior to the utilization by the special servicer, the master servicer or special servicer, as applicable, will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;

(2)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-

discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and the master servicer or special servicer, as applicable, are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of (i) any Assessment of Compliance, any Attestation Report, Asset Status Report and other information (other than any communication between the Directing Holder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than any Servicing Shift Mortgage Loan) were Specially Serviced Mortgage Loans in the prior calendar year) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of Special Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Asset Status Report (after a Control Termination Event), Final Asset Status Report and any other information, in each case delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to the Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing the annual report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations and the operating advisor will not be subject to liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided. If the operating advisor is prohibited or materially limited from obtaining Privileged Information and such prohibition or limitation prevents the operating advisor from performing its duties under the PSA, the operating advisor will not be subject to any liability arising from its lack of access to such Privileged Information.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer Without Cause” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)	that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)	that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)	that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Directing Holder, any Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)	that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)	that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)	that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and either the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan and for so long as no Consultation Termination Event is continuing) or the Risk Retention Consultation Party (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), as applicable, disclose such Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on the advice of legal counsel) required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate (i) Pooled Voting Rights or (ii) Loan-Specific Voting Rights (with respect to the 3 Columbus Circle Whole Loan); provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure,

requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the (A) Pooled Voting Rights or (B) Loan-Specific Voting Rights (with respect to the 3 Columbus Circle Whole Loan) of each class of certificates, the trustee will be required to, promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), any Companion Loan Holder, the Certificateholders, each Risk Retention Consultation Party and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the (i) Pooled Voting Rights or (ii) Loan-Specific Voting Rights (with respect to the 3 Columbus Circle Whole Loan) affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

With respect to any Serviced Mortgage Loan after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed, upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate Pooled Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders and the operating advisor.

Upon the written direction of holders of more than 50% of the Pooled Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Pooled Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA with respect to any Serviced Mortgage Loan by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the VRR Interest, the Class S certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator, the asset representations reviewer, each Risk Retention Consultation Party and the Directing Holder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® Delinquent Loan Status Report or the CREFC® Loan Periodic Update File delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Directing Holder and all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Directing Holder.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 91 prior pools of commercial mortgage loans for which GACC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 12 of such 91 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2014 and December 31, 2018 was approximately 17.740%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 6.725%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 11.111% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 1.769%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the (4) largest Mortgage Loans in the Mortgage Pool represent approximately 22.2% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, each Risk Retention Consultation Party, the Trust Directing Holder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage

Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the related trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the related trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the related trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

If, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that it is missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, then the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clauses (i)

through (v) above, notify (in writing in accordance with the PSA) the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and provide a written request (in accordance with the PSA) that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in each case in its good faith and sole discretion to be relevant to the Asset Review (such information, “Unsolicited Information”).

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

If the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, then the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the applicable mortgage loan seller for each Delinquent Loan and the Trust Directing Holder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the applicable mortgage loan seller, which, in each such case, will be the responsibility of the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans). See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the applicable mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Trust Directing Holder of such disqualification and immediately resign, and the trustee will be required to use commercially reasonable efforts to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, DBRS, Inc., Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, DBRS, Inc., Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Trust Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, any Risk Retention Consultation Party or the Trust Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)	any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)	any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)	any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)	the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property;

(vi)	the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Certificateholders evidencing not less than 25% of the Pooled Voting Rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Pooled Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Pooled Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor is required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(1)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(2)   may act solely in the interests of the holders of the VRR Interest;

(3)   does not have any liability or duties to the holders of any class of certificates;

(4)   may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(5)   will have no liability whatsoever for having so acted as set forth in (1) – (4) above, and no Certificateholder may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the Loan-Specific Certificates and the holder of any related Companion Loan (or in the case of the 3 Columbus Circle Whole Loan, the Loan-Specific Directing Holder) under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Trust Directing Holder so long as, among other things, the Trust Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Trust Directing Holder will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (other than the 3 Columbus Circle Mortgage Loan), upon (i) the written direction of holders of Pooled Principal Balance Certificates and VRR Interest evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Pooled Principal Balance Certificates and VRR Interest requesting a vote) to replace the special servicer (other than with respect to the 3 Columbus Circle Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of such request on the certificate administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Pooled Principal Balance Certificates and VRR Interest evidencing at least 66-2/3% of a Pooled Certificateholder Quorum or (ii) holders of Principal Balance Certificates and VRR Interest evidencing more than 50% of the aggregate Pooled Voting Rights of each Class of Pooled Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to the 3 Columbus Circle Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

Notwithstanding anything to the contrary described in this section, prior to the related Servicing Shift Securitization Date, no one except for the Loan-Specific Directing Holder will be permitted to replace the special servicer with respect to such related Servicing Shift Whole Loan.

With respect to the 3 Columbus Circle Whole Loan, the special servicer may only be removed in accordance with the related Intercreditor Agreement.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of Voting Rights evidencing at least

50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances, except in the case of the termination of the asset representations reviewer, of the certificates) of all Principal Balance Certificates and VRR Interest on an aggregate basis.

A “Pooled Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer (other than with respect to the 3 Columbus Circle Whole Loan) or the asset representations reviewer described above, the holders of Pooled Certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances, except in the case of the termination of the asset representations reviewer, of the certificates) of all Pooled Principal Balance Certificates and VRR Interest on an aggregate basis.

“Non-Reduced Certificates” means (i) any Class of Pooled Non-Reduced Certificates and (ii) any Class of Loan-Specific Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any 3 Columbus Circle Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

“Pooled Non-Reduced Certificates” means any class of Pooled Principal Balance Certificates and VRR Interest then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Pooled Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan (any such

Serviced Mortgage Loan and any related Serviced Companion Loan, a “Excluded Special Servicer Mortgage Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Mortgage Loan.

In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party prior to the occurrence and continuance of a Consultation Termination Event, then (i) if the Excluded Special Servicer Mortgage Loan is not also an Excluded Loan, then the Trust Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the Excluded Special Servicer Mortgage Loan, (ii) if the Excluded Special Servicer Mortgage Loan is also an Excluded Loan, then the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan, and (iii) if there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party and either (i) a Consultation Termination Event has occurred and is continuing or (ii) there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Mortgage Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer will not apply to a Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement. The related Serviced Subordinate Companion Loan holder will have the right, prior to the occurrence and continuance of a Control Appraisal Period to replace the special servicer solely with respect to such Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing holder appointed under the related Non-Serviced PSA (and not by the Directing Holder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)   with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for one business day, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or 15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the certificateholders of any class issued by the issuing entity, evidencing percentage interest aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any certificateholders of any class of certificates issued by the issuing entity or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class issued by the issuing entity, evidencing percentage interests aggregating not less than 25% of such class or by such holder of a Serviced

Companion Loan, if affected; provided, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(h)   KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates issued by the issuing entity, or (ii) has placed one or more classes of certificates issued by the issuing entity on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clauses (i) or (ii), such action has not been withdrawn by KBRA within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action; or

(i)     so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (i)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least (a) 25% of the aggregate Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the 3 Columbus Circle Whole Loan) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the 3 Columbus Circle Whole Loan, (2) in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, (3) in the case of the special servicer, the VRR-A Risk Retention Consultation Party, or (4) the Depositor (with respect to clause (i) of the definition of “Servicer Termination Event”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f), (g) or (h) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan Holders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Holders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities)(at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing at least (i) 25% of the aggregate Voting Rights in the case of the master servicer, (ii) 25% of the aggregate Pooled Voting Rights in the case of the special servicer (other than with respect to the 3 Columbus Circle Whole Loan) and (iii) 25% of the aggregate Voting Rights in the case of the special servicer with respect to the 3 Columbus Circle Whole Loan (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any class affected thereby evidencing percentage interests of at least 25% of such class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than (a) 66-2/3% of the aggregate Voting Rights of the certificates in the case of the master servicer, (b) 66-/3% of the aggregate Pooled Voting Rights, in the case of the special servicer (other than with respect to the 3 Columbus Circle Whole Loan and (c) 66-2/3% of the aggregate Voting Rights in the case of the special servicer with respect to the 3 Columbus Circle Whole Loan (and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event within 20 days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event, except (a) a Servicer Termination Event under clause (h) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and each affected depositor under a Non-Serviced PSA and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced

Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval in each case will not be unreasonably withheld or delayed or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, or any third party beneficiary, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA (including any such fees and costs relating to enforcing this indemnity), the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and each Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective responsibilities under the PSA or (ii) in its opinion, may expose it to any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to each other party to the PSA and the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan

Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to any non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than the holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward to each other party to the PSA and the related mortgage loan seller, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Trust Directing Holder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents (but excluding the original documents constituting the mortgage file) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Holder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing

Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Trust Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the VRR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading
“—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer (in consultation with the Trust Directing Holder for so long as no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase

Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the foregoing discussion under this heading “—Resolution of a Repurchase Request,” then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Defect unless there is a material change in the facts and circumstances known to such party.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Trust Directing Holder, provided that a Consultation Termination Event has not occurred and is continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of the Trust Directing Holder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu, or bankruptcy or other litigation).

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA (other than the CALI 2019-101C TSA, which is described below) will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2019-B10 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA;

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2019-B10 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the 3 Park Avenue and the AC Marriott Downtown Tucson Mortgage Loans

Each of the 3 Park Avenue and the AC Marriott Downtown Tucson Mortgage Loans is being serviced pursuant to the Benchmark 2019-B9 PSA. The servicing terms of the Benchmark 2019-B9 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the Benchmark 2019-B9 PSA earns a servicing fee with respect to the 3 Park Avenue and the AC Marriott Downtown Tucson Mortgage Loans equal to 0.00125% per annum.

●	Upon either of the 3 Park Avenue Mortgage Loan or the AC Marriott Downtown Tucson Mortgage Loan becoming specially serviced loans under the Benchmark 2019-B9 PSA, the related Non-Serviced Special Servicer under the Benchmark 2019-B9 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum, provided that if the special servicing fee would be less than $3,500, then the special servicing fee rate will be such higher rate as would result in a workout fee of $3,500.

●	The related Non-Serviced Special Servicer under the Benchmark 2019-B9 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that if the workout fee would be less than $25,000, then the workout fee rate will be such higher rate as would result in a workout fee of $25,000.

●	The related Non-Serviced Special Servicer under the Benchmark 2019-B9 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that, except as provided under the Benchmark 2019-B9 PSA, no liquidation fee will be less than $25,000.

●	The Benchmark 2019-B9 PSA requires the Benchmark 2019-B9 Master Servicer to make the equivalent of compensating interest payments in respect of the 3 Park Avenue Mortgage Loan and the AC Marriott Downtown Tucson Mortgage Loan in a manner similar, but not necessarily identical, to the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the 101 California Mortgage Loan

The 101 California Mortgage Loan is being serviced pursuant to the CALI 2019-101C TSA. The servicing terms of the CALI 2019-101C TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the CALI 2019-101C TSA earns a servicing fee with respect to the 101 California Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the 101 California Whole Loan becoming a specially serviced loan under the CALI 2019-101C TSA, the related Non-Serviced Special Servicer under the CALI 2019-101C TSA will earn a special servicing fee payable monthly with respect to the 101 California Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the 101 California Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer under the CALI 2019-101C TSA will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the 101 California Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer under the CALI 2019-101C TSA will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the 101 California Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The CALI 2019-101C TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to CALI 2019-101C TSA.

●	The CALI 2019-101C TSA does not require the related Non-Serviced Master Servicer under the CALI 2019-101C TSA to make the equivalent of compensating interest payments in respect of the 101 California Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—101 California Whole Loan” in this prospectus.

Servicing of the Pace Gallery HQ Mortgage Loan

The Pace Gallery HQ Mortgage Loan is being serviced pursuant to the GSMS 2019-GC38 PSA. The servicing terms of the GSMS 2019-GC38 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the GSMS 2019-GC38 PSA earns a servicing fee with respect to the Pace Gallery HQ Mortgage Loan equal to 0.00250% per annum.

●	Upon the Pace Gallery HQ Mortgage Loan becoming a specially serviced loan under the GSMS 2019-GC38 PSA, the related Non-Serviced Special Servicer under the GSMS 2019-GC38 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum, provided that if the special servicing fee would be less than $3,500, then the special servicing fee rate will be such higher rate as would result in a workout fee of $3,500.

●	The related Non-Serviced Special Servicer under the GSMS 2019-GC38 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that if the workout fee would be less than $25,000, then the workout fee rate will be such higher rate as would result in a workout fee of $25,000.

●	The related Non-Serviced Special Servicer under the GSMS 2019-GC38 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that, except as provided under the GSMS 2019-GC38 PSA, no liquidation fee will be less than $25,000.

●	The GSMS 2019-GC38 PSA requires the related Non-Serviced Master Servicer under the GSMS 2019-GC38 PSA to make the equivalent of compensating interest payments in respect of the Pace Gallery HQ Mortgage Loan in a manner similar, but not necessarily identical, to the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Liberty Station Retail Mortgage Loan

The Liberty Station Retail Mortgage Loan is being serviced pursuant to the JPMCC 2019-COR4 PSA. The servicing terms of the JPMCC 2019-COR4 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the JPMCC 2019-COR4 PSA earns a servicing fee with respect to the Liberty Station Retail Mortgage Loan equal to 0.02250% per annum.

●	Upon the Liberty Station Retail Mortgage Loan becoming a special serviced loan under the JPMCC 2019-COR4 PSA, the related Non-Serviced Special Servicer under the JPMCC 2019-COR4 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum.

●	The related Non-Serviced Special Servicer under the JPMCC 2019-COR4 PSA will be entitled to a workout fee equal to the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that if the workout fee would be less than $25,000, then the workout fee rate will be such higher rate as would result in a workout fee of $25,000.

●	The related Non-Serviced Special Servicer under the JPMCC 2019-COR4 PSA will be entitled to a liquidation fee equal to the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that, except as provided under the JPMCC 2019-COR4 PSA, no liquidation fee will be less than $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Servicing Shift Mortgage Loans

The servicing of each of the Atrium Two Whole Loan and the Vie Portfolio Whole Loan, is expected to be governed by the PSA only temporarily, until the related Servicing Shift Securitization Date. From and after the related Servicing Shift Securitization Date, such related Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of such Servicing Shift PSA. Although each related Intercreditor Agreement imposes some requirements regarding the terms of the Servicing Shift PSA (and it is expected that each such Servicing Shift PSA will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such Servicing Shift PSA are unknown. See “Risk Factors—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information

Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter may be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency. With respect to any matter affecting any Pari Passu Companion Loan, any Rating Agency Confirmation will also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such Pari Passu Companion Loan and such rating organizations’ respective ratings of such securities.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class S and Class R certificates) for the Mortgage Loans, Trust Subordinate Companion Loan and REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Loan-Specific Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and the Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan (or Trust Subordinate Companion Loan) remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the Trust Subordinate Companion Loan remaining in the issuing entity is less than 1% of the Initial Pool Balance of all of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (solely for purposes of this calculation, if such right is being exercised after April 2029 and the Dollar General Portfolio Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance). Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired and the Trust Subordinate Companion Loan) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, EU Reporting Administrator Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates) (provided that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC or the Grantor Trust that would be a claim against the issuing entity or either Trust REMIC or the Grantor Trust;

provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, cause the issuing entity, either Trust REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a person that is a “disqualified organization” or a Non-U.S. Person;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any provisions of the PSA to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to: (i) be a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, (iii) have a combined capital and surplus of at least $100,000,000, (iv) be subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee has assumed the duties of the master servicer or the special servicer, as the case may be), (v) be an entity that is not on the depositor’s “prohibited party” list, (vi) be an institution insured by the Federal Deposit Insurance Corporation, and (vii) have a rating on its long-term senior unsecured debt of at least “BBB+” by S&P and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “A-” by Fitch, (b) it has a rating on its short-term debt obligations of at least “A-2” by S&P and “F1” by Fitch, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator also will be permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator which, prior to the occurrence and continuance of a Control Termination Event, is acceptable to the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the

PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the

“PATRIOT Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, GACC, a mortgage loan seller and a sponsor, and DBNY, an originator, an initial Risk Retention Consultation Party and a holder of a portion of the VRR Interest. CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller, a sponsor, an originator, an initial Risk Retention Consultation Party and a holder of a portion of the VRR Interest. JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator, an initial Risk Retention Consultation Party and a holder of a portion of the VRR Interest.

DBNY or an affiliate currently holds the 3 Columbus Circle Companion Loans designated as Note A-2-2, Note A-2-3, Note A-2-4 and Note A-2-5 and the Atrium Two Companion Loan designated as Note A-2.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 4 of the Mortgage Loans (10.2%) to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the Mortgage Loans (15.6%) to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and KeyBank, on the other hand, KeyBank acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 1 of the Mortgage Loans (5.2%) to be contributed to this securitization by GACC.

CREFI or an affiliate currently holds (i) the ARC Apartments Companion Loan designated as Note A1-A2, (ii) the Soho Beach House Companion Loan designated as Note A-2, and (iii) the Tulsa Office Portfolio Companion Loan designated as Note A-2.

Pursuant to certain interim servicing agreements between CREFI or certain of its affiliates and Wells Fargo, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CREFI or those affiliates from time to time, including, prior to their inclusion in the issuing entity (or, in the case of a CREFI Mortgage Loan that is part of a Non-Serviced Whole Loan, prior to the inclusion of the related Companion Loan in the related Non-Serviced Securitization Trust), twelve (12) of the CREFI Mortgage Loans (20.5%) with an aggregate principal balance of approximately $236,430,315 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between CREFI or certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to the ARC Apartments Mortgage Loan prior to its inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between CREFI or certain of its affiliates and Midland, Midland acts as interim servicer with respect to certain mortgage loans owned by CREFI or those affiliates from time to time, including, prior to their inclusion in the issuing entity (or, in the case of a CREFI Mortgage Loan that is part of a Non-Serviced Whole Loan, prior to the inclusion of the related Companion Loan in the related Non-Serviced Securitization Trust), one (1) of the CREFI Mortgage Loans (5.2%) with a principal balance of approximately $60,000,000 as of the Cut-off Date.

Wells Fargo Bank, National Association acts as interim custodian with respect to all the CREFI Mortgage Loans, except for the related Mortgage File with respect to any CREFI Mortgage Loan that is a Non-Serviced Mortgage Loan.

JPMCB or an affiliate currently holds (i) the 3 Columbus Circle Companion Loan designated as the Note A-1-2, Note A-1-3, Note A-1-4, Note A-1-5, Note A-1-6, Note A-1-7, and Note A-1-8, (ii) the 101 California Companion Loan designated as Note A-6 and Note A-7, and (iii) the Vie Portfolio Companion Loan designated as the Note A-1.

Pursuant to certain interim servicing agreements between JPMCB and/or certain of its affiliates, on the one hand, and Midland on the other hand, Midland acts as interim servicer with respect to all the Mortgage Loans to be contributed to this securitization by JPMCB.

Pursuant to an interim servicing agreement between JPMCB and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to the 3 Columbus Circle Mortgage Loan prior to its inclusion in the issuing entity.

Wells Fargo Bank, National Association acts as interim custodian with respect to all the JPMCB Mortgage Loans, except for the related Mortgage File with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan.

LNR Partners is the current special servicer under the Benchmark 2019-B9 PSA which currently governs the servicing of the 3 Park Avenue Whole Loan and the AC Marriott Downtown Tucson Whole Loan and an affiliate of LNR Partners, LNR Securities Holdings LLC owns an approximate 40% interest in the Class F, Class G, Class H, Class J, Class X-F, Class X-G, Class X-H, Class X-J and Class S certificates in such transaction.

LNR Partners, or an affiliate, assisted Eightfold Real Estate Capital Fund V, L.P., or its affiliate, with due diligence regarding the Mortgage Loans.

Wells Fargo Bank, National Association, the certificate administrator, custodian and trustee, is also the (i) the master servicer under the Benchmark 2019-B9 PSA with respect to each of the 3 Park Avenue Whole Loan and the AC Marriott Downtown Tucson Whole Loan, (ii) certificate administrator, custodian and trustee under the CALI 2019-101C TSA with respect to the 101 California Whole Loan, (iii) master servicer, certificate administrator and custodian under the GSMS 2019-GC38 PSA with respect to the

Pace Gallery HQ Whole Loan and (iv) trustee, certificate administrator and custodian under the JPMCC 2019-COR4 with respect to the Liberty Station Retail Whole Loan.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also (i) the operating advisor under the CALI 2019-101C TSA pursuant to which the 101 California Whole Loan is serviced, (ii) the operating advisor and asset representations reviewer under the GSMS 2019-GC38 PSA pursuant to which the Pace Gallery HQ Whole Loan is serviced and (iii) the operating advisor and asset representations reviewer under the JPMCC 2019-COR4 PSA pursuant to which the Liberty Station Retail Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”,
“—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered

Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans allocated to the Pooled Principal Balance Certificates will depend in part on the period of time during which the Senior Principal Balance Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Pooled Principal Balance Certificates than they were when the Senior Principal Balance Certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Pooled Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. A 3 Columbus Circle Realized Loss occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution (based on the allocation of amounts among the Loan-Specific Principal Balance Certificates, on the one hand, and the 3CC-VRR Interest, on the other hand) to 3 Columbus Circle Loan-Specific Certificateholders in reduction of the Certificate Balance of the Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balance of a class of Pooled Principal Balance Certificates indicated in the following table as a result of the application of Pooled Realized Losses will also reduce the Notional Amount of the related certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$ 873,393,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M
Class X-B	$ 90,210,000	Class B, Class C
Class X-D	$ 51,939,000	Class D, Class E
Class X-F	$ 24,602,000	Class F
Class X-G	$ 10,935,000	Class G
Class X-H	$ 42,371,344	Class H

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Pooled Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Pooled Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the following table, including by reason of prepayments and principal losses on the Mortgage Loans (or Whole Loans) and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$ 873,393,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M
Class X-B	$ 90,210,000	Class B, Class C
Class X-D	$ 51,939,000	Class D, Class E
Class X-F	$ 24,602,000	Class F
Class X-G	$ 10,935,000	Class G
Class X-H	$ 42,371,344	Class H

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans (or Whole Loans) may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the Mortgage Loans (or Whole Loans) is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPR”, “50% CPR”, “75% CPR” and “100% CPR” assume that no prepayments are made on any Mortgage Loan (or Whole Loan) during such Mortgage Loan’s (or such Whole Loan’s) lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period (in each case, if any), and that prepayments are otherwise made on each of the Mortgage Loans (or Whole Loans) at the indicated CPR percentages. We cannot assure you, however, that prepayments of the Mortgage Loans (or Whole Loans) will conform to any level of CPR, and we make no representation that the Mortgage Loans (or Whole Loans) will prepay at the levels of CPR shown or at any other prepayment rate or that Mortgage Loans (or Whole

Loans) that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments of principal and/or interest due at maturity on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in May 2019;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the Mortgage Loan Sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables below (without regard to any limitations in such Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan (and, in the case of the 3 Columbus Circle Whole Loan, the related Mortgage Loan and Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement;

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on April 11, 2019;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan (or Whole Loan) in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;

●	with respect to the Saint Louis Galleria Mortgage Loan (5.2%), such Mortgage Loan amortizes based on the assumed principal payment schedule attached to this prospectus as Annex G; and

●	with respect to the Dollar General Portfolio Mortgage Loan (2.5%), such Mortgage Loan amortizes based on the assumed principal payment schedule attached to this prospectus as Annex H.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans (or Whole Loans) will actually prepay at any constant rate until maturity or that all the Mortgage Loans (and Whole Loans) will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	89%	89%	89%	89%	89%
April 2021	75%	75%	75%	75%	75%
April 2022	55%	55%	55%	55%	55%
April 2023	26%	26%	26%	26%	26%
April 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	3.01	2.99	2.99	2.99	2.99

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.88	4.87	4.84	4.81	4.63

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	99%	99%	99%	99%	99%
April 2025	79%	79%	79%	79%	79%
April 2026	58%	58%	58%	58%	58%
April 2027	37%	37%	37%	37%	37%
April 2028	14%	14%	14%	14%	14%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.40	7.40	7.40	7.40	7.40

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-SB certificates.

Percent of the Minimum Initial Certificate Balance ($75,000,000)(1)
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.62	9.55	9.49	9.40	9.20

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

(2)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-3 certificates.

Percent of the Maximum Initial Certificate Balance ($260,000,000)(1)
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.72	9.67	9.62	9.57	9.36

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be greater than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

(2)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-3 certificates.

Percent of the Minimum Initial Certificate Balance ($319,747,000)(1)
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.88	9.87	9.84	9.80	9.59

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-4 certificates.

Percent of the Maximum Initial Certificate Balance ($504,747,000)(1)
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.83	9.81	9.78	9.74	9.53

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.91	9.68

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-M certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.93	9.68

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.93	9.68

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from April 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

 Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

 Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

 Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

 Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

 Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

 Pre-Tax Yield to Maturity for the Class A-M Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

 Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

 Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC” , “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and the regular interests that correspond in the aggregate to the VRR Interest (excluding the right to receive Excess Interest) (together, the “VRR REMIC Regular Interests”), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interest” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date, (b) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the related Lower-Tier REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion Sidley Austin LLP, special tax counsel to the depositor, the portion of the issuing entity consisting of the entitlement to Excess Interest and the Excess Interest Distribution Account will be classified as a trust under Treasury Regulations section 301.7701-4 (the “Grantor Trust”) and the holders of the Class S certificates and the VRR Interest will be treated as the beneficial owners of such entitlements under section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. It is expected that each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will evidence the sole class of residual interest in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate Companion Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 19 of the Mortgaged Properties (28.1%) are multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Notwithstanding the following, under legislation enacted on December 22, 2017 and commonly referred to as the “Tax Cuts and Jobs Act” (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017 Regular Interest Holders that use the accrual method of accounting and file “applicable financial statements,” may be required to accrue amounts of yield maintenance charges and other amounts (but not market discount) no later than the year they include such amounts as revenue on such applicable financial statements. Original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class  certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on a Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. If made, such selection will apply to all market discount instruments acquired by such Regular Interest Holder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. If made, such election will apply to all premium debt instruments (other than those paying tax-exempt interest) held by the Holder of the Regular Interest on the first day of the taxable year to which the election applies and to all taxable, premium debt instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the

Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class  certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election and thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Provisions

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed to the Class A 1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates and each Class of Loan-Specific Certificates, respectively, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A 1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates and each Class of Loan-Specific Certificates, respectively, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A 1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates and each Class of Loan-Specific Certificates, respectively. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a VRR Interest, the related Regular Interest Holder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, operation of foreclosed property, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), between the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Deutsche Bank Securities Inc.	Citigroup Global Markets Inc.
Class A-1	$	$
Class A-2	$	$
Class A-SB	$	$
Class A-3	$	$
Class A-4	$	$
Class X-A	$	$
Class A-M	$	$
Class B	$	$
Class C	$	$

Class	J.P. Morgan Securities LLC	Academy Securities, Inc.
Class A-1	$	$
Class A-2	$	$
Class A-SB	$	$
Class A-3	$	$
Class A-4	$	$
Class X-A	$	$
Class A-M	$	$
Class B	$	$
Class C	$	$

Class	Drexel Hamilton, LLC
Class A-1	$
Class A-2	$
Class A-SB	$
Class A-3	$
Class A-4	$
Class X-A	$
Class A-M	$
Class B	$
Class C	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2019, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 2 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of one of the sponsors. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Deutsche Bank Securities Inc. Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Deutsche Bank Securities Inc., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GACC, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CREFI, and (iii) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by JPMCB. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the depositor with respect to the issuing entity will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 60 Wall Street, New York, New York 10005, Attention: President, or by telephone at (212) 250-2500.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226943) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as

modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemption

The U.S. Department of Labor has issued an administrative exemption to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E (December 9, 1996), as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013)(the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is an ERISA Plan will be deemed to have represented and warranted that (i) none of the depositor, the Trust, the trustee, any underwriter, the master servicer, the special servicer, the Certificate Administrator, the operating advisor, the asset representations reviewer, (the “Transaction Parties”) or any of their respective affiliated entities, has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to the ERISA Plan, or to any fiduciary or other person making the decision to invest the assets of the ERISA Plan (“Fiduciary”), in connection with its acquisition of Certificates, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates and material federal income tax matters will be passed upon for the depositor by Sidley Austin LLP. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the Depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in March 2062. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

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Index of Defined Terms

101 California Companion Loan	224
101 California Intercreditor Agreement	224
101 California Mortgage Loan	223
101 California Pari Passu Companion Loan	224
101 California Senior Loan	224
101 California Subordinate Companion Loans	224
101 California Whole Loan	223
17g-5 Information Provider	311
1986 Act	470
1996 Act	449
2015 Budget Act	478
3 Columbus Circle Available Funds	282
3 Columbus Circle Control Appraisal Period	206
3 Columbus Circle Control Eligible Certificates	383
3 Columbus Circle Controlling Class	382
3 Columbus Circle Controlling Class Certificateholder	382
3 Columbus Circle Controlling Class Representative	381
3 Columbus Circle Controlling Noteholder	210
3 Columbus Circle Intercreditor Agreement	206
3 Columbus Circle Major Decision	211
3 Columbus Circle Pari Passu Companion Loan	206
3 Columbus Circle Realized Loss	300
3 Columbus Circle VRR Realized Loss	300
3 Columbus Circle Whole Loan	206
3CC Risk Retention Consultation Party	304
401(c) Regulations	487
AB Modified Loan	360
AB Whole Loan	197
Acceptable Insurance Default	365
Accrued AB Loan Interest	293
Acting General Counsel’s Letter	135
Actual/360 Basis	180
Actual/360 Loans	337
ADA	452
Administrative Cost Rate	289
ADR	139
Advances	333
Affirmative Asset Review Vote	400
Aggregate Principal Distribution Amount	289
Allocated Loan Amount	139
Annual Debt Service	139
Anticipated Repayment Date	180
Appraisal Reduction Amount	357
Appraisal Reduction Event	356
Appraised Value	140
Appraised-Out Class	362
Approved Exchange	16
ARC Apartments A1 Notes	214
ARC Apartments Major Decision	219
ARC Apartments Non-Controlling Noteholder	221
ARC Apartments Note A1-A	214
ARC Apartments Note A1-B	214
ARC Apartments Note A2 Control Appraisal Period	222
ARC Apartments Note B Control Appraisal Period	222
ARD Loan	180
Article 7 RTS	120
Assessment of Compliance	431
Asset Representations Reviewer Asset Review Fee	354
Asset Representations Reviewer Fee Cap	354
Asset Representations Reviewer Termination Event	405
Asset Review	402
Asset Review Notice	401
Asset Review Quorum	401
Asset Review Report	403
Asset Review Report Summary	403
Asset Review Standard	402
Asset Review Trigger	399
Asset Review Vote Election	400
Asset Status Report	372
Assumed Final Distribution Date	296
Assumed Scheduled Payment	290
Attestation Report	431
Available Funds	281
B piece buyer	115
Balloon Balance	140
Balloon LTV	141
Base Interest Fraction	295
Benchmark 2019-B9 PSA	197
Benefit Plan Investors	485
Borrower Party	304
Borrower Party Affiliate	304
Breach Notice	323
BSCMI	246
Business Day	338
C(WUMP)O	15
CALI 2019-101C TSA	197
CERCLA	449
Certificate Administrator/Trustee Fee	353
Certificate Administrator/Trustee Fee Rate	353
Certificate Balance	279

Certificate Owners	314
Certificateholder	305
Certificateholder Quorum	408
Certificateholder Repurchase Request	418
Certifying Certificateholder	316
CGMRC	237
Citi Data File	238
Class A-SB Planned Principal Balance	291
Class X certificates	4
Class X Certificates	278
Class X-A Strip Rates	287
Class X-B Strip Rate	287
Class X-D Strip Rate	287
Class X-F Strip Rate	287
Class X-G Strip Rate	288
Class X-H Strip Rate	288
Clearstream	313
Clearstream Participants	314
Closing Date	138
CMBS	59, 228, 263
Code	468
Collateral Deficiency Amount	360
Collection Account	336
Collection Period	283
Communication Request	316
Companion Loan	137
Companion Loan Holder	196
Compensating Interest Payment	297
Constant Prepayment Rate	459
Consultation Termination Event	388
Control Appraisal Period	197
Control Eligible Certificates	383
Control Note	197
Control Termination Event	388
Controlling Class	382
Controlling Class Certificateholder	382
Controlling Companion Loan	198
Controlling Holder	198
Controlling Note	197
Corrected Loan	372
CPR	459
CRA3 RTS	120
Credit Risk Retention Rules	272
CREFC®	301
CREFC® Intellectual Property Royalty License Fee	356
CREFC® Intellectual Property Royalty License Fee Rate	356
CREFC® Reports	301
CREFI	21, 236, 272
CREFI Mortgage Loans	237
CREFI Securitization Database	238
CREFI VRR Interest Portion	272
Crossover Date	286
CRR	119
Cumulative Appraisal Reduction Amount	360, 361
Cure/Contest Period	403
Current LTV	141
Cut-off Date	137
Cut-off Date Balance	140
Cut-off Date LTV Ratio	141
Cut-off Date UW NCF	144
daily portions	473
DBNY	21, 228
DBNY VRR Interest Portion	272
DBRS	263
Defaulted Loan	378
Defeasance Deposit	184
Defeasance Loans	184
Defeasance Lock-Out Period	184
Defeasance Option	184
Definitive Certificate	313
Delinquent Loan	400
Depositaries	313
Depositor	253
Determination Date	280
Deutsche Bank	228
Diligence File	320
Directing Holder	381
Directing Holder Asset Status Report Review Process	374
Disclosable Special Servicer Fees	353
Discount Rate	181
Dispute Resolution Consultation	420
Dispute Resolution Cut-off Date	420
Distribution Accounts	337
Distribution Date	280
DMARC	229
Dodd-Frank Act	117
DOJ	228
DOL	484
DTC	312
DTC Participants	313
DTC Rules	314
Due Date	180, 283
Due Diligence Questionnaire	238
EDGAR	483
EEA	13
Eligible Asset Representations Reviewer	404
Eligible Operating Advisor	394
Enforcing Party	418
Enforcing Servicer	418
ESA	159, 233, 250
Escrow/Reserve Mitigating Circumstances	235, 252
ESMA	120
EU Certification of Compliance	276
EU Credit Risk Retention Agreement	275
EU Credit-Granting Requirements	119

EU Due Diligence Requirements	119
EU Hedging Covenant	276
EU Institutional Investor	119
EU Reporting Administrator	355
EU Reporting Administrator Fee	355
EU Reporting Administrator Fee Rate	355
EU Retention Covenant	275
EU Risk Retention Requirement	119
EU RTS	275
EU Securitization Regulation	119
EU Securitization Requirements	119
EU Transparency Requirements	119
Euroclear	313
Euroclear Operator	315
Euroclear Participants	315
Excess Interest	280
Excess Interest Distribution Account	337
Excess Prepayment Interest Shortfall	298
Exchange Act	227, 236
Excluded Controlling Class Holder	303, 309
Excluded Controlling Class Loan	304
Excluded Information	305
Excluded Loan	305
Excluded Plan	486
Excluded Special Servicer	410
Excluded Special Servicer Mortgage Loan	410
Exemption	485
Exemption Rating Agency	485
FATCA	479
FDIA	134
FDIC	134
FETL	17
Fiduciary	487
FIEL	17
Final Asset Status Report	375
Final Dispute Resolution Election Notice	421
Financial Promotion Order	14
FIRREA	135, 232, 249
Fitch	256, 429
FPO Persons	14
FSCMA	17
FSMA	14
GACC	21, 228
GACC Data Tape	230
GACC Deal Team	230
GACC Mortgage Loans	229
Gain-on-Sale Reserve Account	337
Garn Act	451
grace period	180
Grantor Trust	56, 468
GSMS 2019-GC38 PSA	198
Hard Lockbox	140
High Net Worth Companies, Unincorporated Associations, Etc.	14
Indirect Participants	313
Initial Delivery Date	372
Initial Pool Balance	137
Initial Rate	180
Initial Requesting Certificateholder	418
In-Place Cash Management	140
Institutional Investor	16
Insurance and Condemnation Proceeds	336
Intercreditor Agreement	196
Interest Accrual Amount	289
Interest Accrual Period	289
Interest Distribution Amount	289
Interest Payment Differential	182
Interest Reserve Account	337
Interest Shortfall	289
Interested Person	379
Intermediary	479
Investment Company Act	5
Investor Certification	305
Investor Q&A Forum	310
Investor Registry	310
IO Group YM Distribution Amount	295
Joint Statement	120
JPMCB	21, 245
JPMCB Data Tape	247
JPMCB Deal Team	246
JPMCB Mortgage Loans	246
JPMCB VRR Interest Portion	272
JPMCB’s Qualification Criteria	248
JPMCC 2019-COR4 PSA	198
JPMCCMSC	245
KBRA	263, 429
KeyBank	256
Largest Tenant	141
Lease Expiration	141
Liquidation Fee	349
Liquidation Proceeds	336, 349
LNR Partners	259
Loan Per Net Rentable Area	141
Loan-Specific Certificateholder	306
loan-specific certificates	4, 31
Loan-Specific Certificates	137, 278
Loan-Specific Directing Holder	389
Loan-Specific Voting Rights	312
Loan-to-Value Ratio	141
Loan-to-Value Ratio at Maturity or ARD	141
Loss of Value Payment	324
Lower-Tier Regular Interests	468
Lower-Tier REMIC	56
Lower-Tier REMIC Distribution Account	337
Lower-Tier REMICs	468
LTV Ratio	141
LTV Ratio at Maturity or ARD	141
MAI	325
Major Decision	384
Market Discount	473
MAS	16

Master Servicer Major Decision	387
Master Servicer Proposed Course of Action Notice	419
Master Servicer Remittance Date	331
Master Servicing Fee	347
Master Servicing Fee Rate	347
Material Defect	323
Maturity Date LTV Ratio	141
Midland	263
Midland Agreement Losses	268
Midland Parties	268
Midland Primary Servicer Termination Event	269
Midland Primary Servicing Agreement	263, 266
Midland Serviced Loans	263
Midland Serviced Mortgage Loans	263
MIFID II	13
MLPA	317
MOA	272
Modeling Assumptions	460
Modification Fees	352
Modified Mortgage Loan	357
Moody’s	256
Morningstar	256
Mortgage	138
Mortgage File	317
Mortgage Loan Seller	228, 236
Mortgage Loans	137
Mortgage Note	138
Mortgage Pool	137
Mortgage Rate	289
Mortgaged Property	138
Most Recent NOI	141
MSA	142
Net Default Interest	346
Net Mortgage Rate	288
Net Operating Income	142
Net Prepayment Interest Excess	297
NFIP	88
NI 33-105	18
NOI	142
NOI Date	142
Non-Control Note	198
Non-Controlling Holder	198, 202
Non-Controlling Note Holder	211
non-offered loan-specific certificates	31
non-offered pooled certificates	31
non-qualified intermediary	479
Nonrecoverable Advance	333
Non-Reduced Certificates	409
Non-Serviced Certificate Administrator	198
Non-Serviced Companion Loan	198
Non-Serviced Directing Holder	198
Non-Serviced Master Servicer	198
Non-Serviced Mortgage Loan	198
Non-Serviced Pari Passu Companion Loan	198
Non-Serviced Pari Passu Whole Loan	198
Non-Serviced PSA	198
Non-Serviced Securitization Trust	199
Non-Serviced Special Servicer	199
Non-Serviced Trustee	199
Non-Serviced Whole Loan	199
Non-U.S. Person	479
non-VRR certificates	31
Non-VRR Certificates	278
Non-VRR Percentage	274
Notional Amount	280
NRA	142
NRSRO	488
NRSRO	303, 413
NRSRO Certification	306
Obliged Entity	119
Occupancy	142
Occupancy Date	142
offered certificates	30
Offered Certificates	278
Offsetting Modification Fees	352
OID Regulations	471
OLA	135
Operating Advisor Annual Report	393
Operating Advisor Consulting Fee	354
Operating Advisor Expenses	354
Operating Advisor Fee	353
Operating Advisor Fee Rate	354
Operating Advisor Standard	393
Operating Advisor Termination Event	396
Original Balance	142
P&I Advance	331
PACE	195
PAR	233, 250
Pari Passu Companion Loan	137
Participants	313
Parties in Interest	484
Pass-Through Rate	286
PATRIOT Act	453
PCIS Persons	14
PCO	174
PCR	244
Pentalpha Surveillance	271
Periodic Payments	281
Permitted Investments	281, 338
Permitted Special Servicer/Affiliate Fees	352
PIPs	82, 160
Plans	484
Pooled Aggregate Available Funds	281
Pooled Available Funds	283
Pooled Certificateholder	306
Pooled Certificateholder Quorum	409
pooled certificates	31
Pooled Certificates	278

Pooled Non-Reduced Certificates	409
pooled principal balance certificates	3
Pooled Principal Balance Certificates	278
Pooled Realized Loss	299
Pooled Voting Rights	312
PRC	15
Preliminary Dispute Resolution Election Notice	420
Prepayment Assumption	472
Prepayment Interest Excess	296
Prepayment Interest Shortfall	296
Prepayment Provision	142
PRIIPS Regulation	13
Prime Rate	336
Principal Balance Certificates	278
Principal Distribution Amount	290
Principal Shortfall	291
Privileged Information	395
Privileged Information Exception	396
Privileged Person	303
Prohibited Prepayment	297
Promotion of Collective Investment Schemes Exemptions Order	14
Proposed Course of Action	419
Proposed Course of Action Notice	419
Prospectus Directive	13
PSA	278
PSA Party Repurchase Request	419
PTCE	487
Purchase Price	324
Qualified Intermediary	479
Qualified Investors	13
Qualified Replacement Special Servicer	409
Qualified Substitute Mortgage Loan	325
Qualifying CRE Loan Percentage	273
RAC No-Response Scenario	429
Rated Final Distribution Date	296
Rating Agencies	429
Rating Agency Confirmation	429
REA	70
Realized Losses	300
REC	159
Record Date	280
Registration Statement	483
Regular Certificates	278
Regular Interest Holder	471
Regular Interests	468
Regulation AB	257, 431
Reimbursement Rate	336
Reinvestment Yield	181
Related Group	143
Related Proceeds	334
Release Date	184
Relevant Member State	13
Relevant Persons	14
Relief Act	452
REMIC	468
REMIC Regulations	468
REO Account	338
REO Loan	291
REO Property	372
Repurchase Request	419
Requesting Certificateholder	420
Requesting Holders	362
Requesting Investor	316
Requesting Party	428
Required Risk Retention Percentage	273
Requirements	452
Residual Certificates	278
Resolution Failure	419
Resolved	419
Restricted Group	485
Restricted Mezzanine Holder	304
Restricted Party	396
Retained Interest	120
Retaining Parties	272
Retaining Sponsor	272
Review Materials	401
Revised Rate	180
RevPAR	143
Risk Retention Consultation Party	304
RMBS	255
Rooms	147
Rule 15Ga-1	252
Rule 17g-5	306
S&P	256, 429
Scheduled Principal Distribution Amount	290
SEC	227, 236
Securities Act	431
Securitization Accounts	338
Senior Certificates	278
Senior Principal Balance Certificates	278
Sequential Pay Event	207
Serviced AB Mortgage Loan	199
Serviced AB Whole Loan	199
Serviced Companion Loan	199
Serviced Mortgage Loan	199
Serviced Pari Passu Companion Loan	199
Serviced Pari Passu Companion Loan Securities	270
Serviced Pari Passu Mortgage Loan	199
Serviced Pari Passu Whole Loan	199
Serviced Subordinate Companion Loan	199
Serviced Whole Loan	199
Serviced Whole Loan Custodial Account	336
Servicer Termination Even	411
Servicer Termination Event	412
Servicing Advances	333
Servicing Compensation	347
Servicing Fee	347
Servicing Fee Rate	347
Servicing Shift Mortgage Loan	199

Servicing Shift PSA	199
Servicing Shift Securitization Date	200
Servicing Shift Whole Loan	200
Servicing Standard	330
Servicing Transfer Event	371
SF	143
SFA	16
SFO	15
Similar Law	484
Small Loan Appraisal Estimate	358
SMMEA	488
Soft Lockbox	143
Soft Springing Hard Lockbox	143
Sole Certificateholder	352
Special Servicer Major Decision	387
Special Servicer Non-Major Decision	367
Special Servicing Fee	348
Specially Serviced Loans	370
Sponsor	228, 236
Springing Cash Management	143
Springing Hard Lockbox	143
Springing Soft Lockbox	143
Sq. Ft.	143
Square Feet	143
SSPE	119
Startup Day	469
Stated Principal Balance	291
STWD	259
Subject Loans	354
Subordinate Certificates	278
Subordinate Companion Loan	137, 200
Subsequent Asset Status Report	372
Sub-Servicing Agreement	331
Sub-Servicing Entity	412
T-12	143
Tax Cuts and Jobs Act	471
TCO	174
Term to Maturity	143
Terms and Conditions	315
Tests	402
Title V	451
TMPs	478
Trailing 12 NOI	141
Transaction Parties	487
TRIPRA	89
Trust	253
Trust Directing Holder	381
Trust REMIC	56
Trust REMICs	468
trust subordinate companion loan	46
Trust Subordinate Companion Loan	137
Trust Subordinate Companion Loan REMIC	56, 468
Trust Subordinate Companion Loan REMIC Distribution Account	337
Trust Subordinate Companion Loan REMIC Regular Interests	468
TTM	143
U.S. Obligations	182
U.S. Person	479
UCC	439
Underwriter Entities	107
Underwriting Agreement	481
Underwritten EGI	143, 147
Underwritten Expenses	143
Underwritten NCF	144
Underwritten NCF Debt Yield	144
Underwritten NCF DSCR	144
Underwritten Net Cash Flow	144
Underwritten Net Cash Flow DSCR	144
Underwritten Net Operating Income	145
Underwritten Net Operating Income DSCR	146
Underwritten NOI	145
Underwritten NOI Debt Yield	144
Underwritten NOI DSCR	146
Underwritten Revenues	147
Units	147
Unscheduled Principal Distribution Amount	290
Unsolicited Information	402
Updated Appraisal	359
Upper-Tier REMIC	56, 468
Upper-Tier REMIC Distribution Account	337
USTs	160
UW EGI	143, 147
UW Expenses	143
UW NCF	144
UW NCF Debt Yield	144
UW NCF DSCR	144
UW NOI	145
UW NOI Debt Yield	144
UW NOI DSCR	146
Volcker Rule	118
Voting Rights	311
VRR Allocation Percentage	274
VRR Available Funds	273
VRR Interest	272
VRR Interest Distribution Amount	274
VRR Percentage	274
VRR Principal Distribution Amount	275
VRR Realized Loss	273
VRR Realized Loss Interest Distribution Amount	275
VRR REMIC Regular Interests	468
VRR-A Risk Retention Consultation Party	304
VRR-B Risk Retention Consultation Party	304
VRR-C Risk Retention Consultation Party	304

WAC Rate	288
Weighted Average Mortgage Rate	147
Wells Fargo Bank	254, 255
Whole Loan	137, 200
Withheld Amounts	337
Workout Fee	348
Workout-Delayed Reimbursement Amount	335

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)(8)	or ARD Balance($)(8)	Type(4)(5)	Type(4)
Loan	1	3 Columbus Circle(2)(33)	6.5%	1	JPMCB/GACC	75,000,000	75,000,000	75,000,000	Office	CBD
Loan	2	3 Park Avenue(2)(35)(36)	5.2%	1	CREFI	60,000,000	60,000,000	60,000,000	Office	CBD
Loan	3	Saint Louis Galleria(2)(34)	5.2%	1	GACC	60,000,000	60,000,000	54,672,291	Retail	Super Regional Mall
Loan	4	ARC Apartments(2)(33)	5.2%	1	CREFI/GACC	60,000,000	60,000,000	60,000,000	Multifamily	High Rise
Loan	5	9800 Wilshire(32)	4.8%	1	GACC	55,000,000	55,000,000	55,000,000	Office	CBD
Loan	6	5202 Ben White	3.7%	1	GACC	43,000,000	43,000,000	43,000,000	Office	Suburban
Loan	7	101 California(2)(33)(35)	3.5%	1	JPMCB	40,000,000	40,000,000	40,000,000	Office	CBD
Loan	8	Soho Beach House(2)(34)(36)	3.5%	1	CREFI	40,000,000	40,000,000	40,000,000	Mixed Use	Hospitality/Other
Loan	9	Pace Gallery HQ(2)	3.5%	1	CREFI	40,000,000	40,000,000	40,000,000	Mixed Use	Office/Gallery
Loan	10	AT580 Multi	3.3%	1	GACC	38,500,000	38,500,000	36,831,945	Multifamily	Mid Rise
Loan	11	Tailor Lofts	3.3%	1	JPMCB	38,000,000	38,000,000	34,976,999	Multifamily	Student Housing
Loan	12	Embassy Suites Scottsdale(34)	3.1%	1	GACC	35,500,000	35,500,000	35,500,000	Hospitality	Full Service
Loan	13	Flight(34)	2.9%	1	JPMCB	33,200,000	33,163,800	27,203,935	Office	CBD
Loan	14	The Crossing at Katy Ranch	2.7%	1	JPMCB	31,100,000	31,100,000	31,100,000	Multifamily	Garden
Loan	15	Dollar General Portfolio(34)	2.5%	33	GACC	29,200,000	29,200,000	26,250,922	Retail	Single Tenant
Property	15.01	Dollar General-Afton, NY	0.1%	1	GACC	1,073,823	1,073,823		Retail	Single Tenant
Property	15.02	Dollar General-Rogers City, MI	0.1%	1	GACC	1,015,778	1,015,778		Retail	Single Tenant
Property	15.03	Dollar General-Oakman, AL	0.1%	1	GACC	1,015,778	1,015,778		Retail	Single Tenant
Property	15.04	Dollar General-Attalla, AL	0.1%	1	GACC	979,501	979,501		Retail	Single Tenant
Property	15.05	Dollar General-Greenbush, MN	0.1%	1	GACC	979,501	979,501		Retail	Single Tenant
Property	15.06	Dollar General-Opelika, AL	0.1%	1	GACC	979,501	979,501		Retail	Single Tenant
Property	15.07	Dollar General-Ishpeming, MI	0.1%	1	GACC	954,106	954,106		Retail	Single Tenant
Property	15.08	Dollar General-Lisman, AL	0.1%	1	GACC	935,967	935,967		Retail	Single Tenant
Property	15.09	Dollar General-Verbena, AL	0.1%	1	GACC	921,456	921,456		Retail	Single Tenant
Property	15.10	Dollar General-Appleton, MN	0.1%	1	GACC	921,456	921,456		Retail	Single Tenant
Property	15.11	Dollar General-New York Mills, MN	0.1%	1	GACC	906,945	906,945		Retail	Single Tenant
Property	15.12	Dollar General-Barry, IL	0.1%	1	GACC	906,945	906,945		Retail	Single Tenant
Property	15.13	Dollar General-Thomaston, AL	0.1%	1	GACC	899,689	899,689		Retail	Single Tenant
Property	15.14	Dollar General-Coffeen, IL	0.1%	1	GACC	885,178	885,178		Retail	Single Tenant
Property	15.15	Dollar General-Payson, IL	0.1%	1	GACC	870,667	870,667		Retail	Single Tenant
Property	15.16	Dollar General-Garden City, AL	0.1%	1	GACC	870,667	870,667		Retail	Single Tenant
Property	15.17	Dollar General-Red Lake Falls, MN	0.1%	1	GACC	870,667	870,667		Retail	Single Tenant
Property	15.18	Dollar General-West Point, IA	0.1%	1	GACC	856,156	856,156		Retail	Single Tenant
Property	15.19	Dollar General-Backus, MN	0.1%	1	GACC	856,156	856,156		Retail	Single Tenant
Property	15.20	Dollar General-Erskine, MN	0.1%	1	GACC	848,900	848,900		Retail	Single Tenant
Property	15.21	Dollar General-Athens, AL	0.1%	1	GACC	841,645	841,645		Retail	Single Tenant
Property	15.22	Dollar General-Cullman, AL	0.1%	1	GACC	834,389	834,389		Retail	Single Tenant
Property	15.23	Dollar General-Pellston, MI	0.1%	1	GACC	834,389	834,389		Retail	Single Tenant

A-1-1

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)(8)	or ARD Balance($)(8)	Type(4)(5)	Type(4)
Property	15.24	Dollar General-Clinton, AL	0.1%	1	GACC	827,134	827,134		Retail	Single Tenant
Property	15.25	Dollar General-Sebeka, MN	0.1%	1	GACC	827,134	827,134		Retail	Single Tenant
Property	15.26	Dollar General-Detroit, AL	0.1%	1	GACC	819,878	819,878		Retail	Single Tenant
Property	15.27	Dollar General-Larchwood, IA	0.1%	1	GACC	819,878	819,878		Retail	Single Tenant
Property	15.28	Dollar General-New Market, AL	0.1%	1	GACC	819,878	819,878		Retail	Single Tenant
Property	15.29	Dollar General-Ramer, AL	0.1%	1	GACC	819,878	819,878		Retail	Single Tenant
Property	15.30	Dollar General-Pansey, AL	0.1%	1	GACC	812,623	812,623		Retail	Single Tenant
Property	15.31	Dollar General-Pennington, AL	0.1%	1	GACC	812,623	812,623		Retail	Single Tenant
Property	15.32	Dollar General-Waterloo, AL	0.1%	1	GACC	812,623	812,623		Retail	Single Tenant
Property	15.33	Dollar General-Arab, AL	0.1%	1	GACC	769,089	769,089		Retail	Single Tenant
Loan	16	Tulsa Office Portfolio(2)	2.5%	9	CREFI	28,675,000	28,646,290	23,772,858	Office	Various
Property	16.01	Exchange Tower	0.6%	1	CREFI	6,936,787	6,929,842		Office	Suburban
Property	16.02	Towne Center	0.5%	1	CREFI	5,390,370	5,384,973		Office	Suburban
Property	16.03	Two Memorial Place	0.4%	1	CREFI	4,683,436	4,678,747		Office	CBD
Property	16.04	Triad Center I	0.2%	1	CREFI	2,385,901	2,383,513		Office	Suburban
Property	16.05	Corporate Place	0.2%	1	CREFI	2,385,901	2,383,513		Office	Suburban
Property	16.06	The 51 Yale Building	0.2%	1	CREFI	2,341,718	2,339,373		Office	Suburban
Property	16.07	Commerce Tower	0.2%	1	CREFI	1,899,884	1,897,982		Office	Suburban
Property	16.08	Riverbridge Office	0.1%	1	CREFI	1,458,051	1,456,591		Office	Suburban
Property	16.09	Three Memorial Place	0.1%	1	CREFI	1,192,951	1,191,756		Office	Suburban
Loan	17	Sharon Park Apartments	2.4%	1	CREFI	27,500,000	27,500,000	24,261,276	Multifamily	Garden
Loan	18	Spring Hollow Apartments(36)	2.3%	1	CREFI	27,000,000	27,000,000	23,951,320	Multifamily	Garden
Loan	19	Atrium Two(2)(35)	2.2%	1	GACC	25,500,000	25,500,000	21,568,341	Office	CBD
Loan	20	The Landing Apartments(36)	2.1%	1	GACC	24,000,000	24,000,000	22,198,902	Multifamily	Garden
Loan	21	Union Bay Apartments(36)	1.9%	1	GACC	21,700,000	21,700,000	21,700,000	Multifamily	Mid Rise
Loan	22	Baywood San Mateo(32)	1.8%	1	CREFI	21,000,000	21,000,000	21,000,000	Mixed Use	Office/Retail
Loan	23	Liberty Station Retail(2)	1.7%	1	JPMCB	20,000,000	20,000,000	20,000,000	Retail	Anchored
Loan	24	166 Geary Street	1.7%	1	JPMCB	19,000,000	19,000,000	16,441,450	Office	CBD
Loan	25	Vie Portfolio(2)	1.5%	6	JPMCB	17,500,000	17,500,000	17,500,000	Multifamily	Various
Property	25.01	University Downs	0.4%	1	JPMCB	4,761,226	4,761,226		Multifamily	Student Housing
Property	25.02	Ella Lofts	0.3%	1	JPMCB	3,491,411	3,491,411		Multifamily	Student Housing
Property	25.03	University View	0.3%	1	JPMCB	3,331,233	3,331,233		Multifamily	Student Housing
Property	25.04	Colonie	0.2%	1	JPMCB	2,206,507	2,206,507		Multifamily	Garden
Property	25.05	Hillcrest Oakwood	0.2%	1	JPMCB	2,186,775	2,186,775		Multifamily	Student Housing
Property	25.06	Southgate	0.1%	1	JPMCB	1,522,849	1,522,849		Multifamily	Student Housing
Loan	26	Roanoke Crossing Shopping Center	1.4%	1	JPMCB	16,580,000	16,580,000	15,261,921	Retail	Shadow Anchored

A-1-2

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)(8)	or ARD Balance($)(8)	Type(4)(5)	Type(4)
Loan	27	Texas Marriott & Hilton Portfolio	1.4%	2	CREFI	16,550,000	16,534,024	13,786,044	Hospitality	Extended Stay
Property	27.01	Homewood Suites Brownsville	0.7%	1	CREFI	8,275,000	8,267,012		Hospitality	Extended Stay
Property	27.02	Residence Inn Laredo	0.7%	1	CREFI	8,275,000	8,267,012		Hospitality	Extended Stay
Loan	28	Homewood Suites Philadelphia - Valley Forge	1.3%	1	JPMCB	15,300,000	15,284,121	12,623,321	Hospitality	Extended Stay
Loan	29	Hilton Garden Inn - Valley Forge	1.3%	1	JPMCB	15,300,000	15,284,121	12,623,321	Hospitality	Select Service
Loan	30	AC Marriott Downtown Tucson(2)	1.3%	1	GACC	15,000,000	15,000,000	13,386,224	Hospitality	Limited Service
Loan	31	Atlantic Gardens	1.3%	1	CREFI	15,000,000	15,000,000	15,000,000	Mixed Use	Multifamily/Retail
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	1.3%	1	GACC	14,900,000	14,900,000	14,900,000	Hospitality	Limited Service
Loan	33	Compass Self Storage PA & FL Portfolio	1.3%	2	CREFI	14,450,000	14,450,000	12,807,324	Self Storage	Self Storage
Property	33.01	Compass Self Storage Spring Hill	0.7%	1	CREFI	7,600,000	7,600,000		Self Storage	Self Storage
Property	33.02	Route 8 Self Storage	0.6%	1	CREFI	6,850,000	6,850,000		Self Storage	Self Storage
Loan	34	Meridian Tower	1.1%	1	GACC	13,250,000	13,201,684	10,879,259	Office	Suburban
Loan	35	69 Clinton & 28 East 13th Street Portfolio	1.1%	2	CREFI	12,400,000	12,400,000	12,400,000	Mixed Use	Multifamily/Retail
Property	35.01	69 Clinton Street	0.6%	1	CREFI	7,140,000	7,140,000		Mixed Use	Multifamily/Retail
Property	35.02	28 East 13th Street	0.5%	1	CREFI	5,260,000	5,260,000		Mixed Use	Multifamily/Retail
Loan	36	8401 Melrose	1.0%	1	GACC	12,000,000	11,992,288	10,713,599	Retail	Anchored
Loan	37	Huntsville Self Storage Portfolio	1.0%	3	CREFI	11,600,000	11,600,000	10,336,467	Self Storage	Self Storage
Property	37.01	Hampton Cove	0.5%	1	CREFI	5,850,000	5,850,000		Self Storage	Self Storage
Property	37.02	Safe & Secure	0.3%	1	CREFI	3,750,000	3,750,000		Self Storage	Self Storage
Property	37.03	Mt. Carmel & Bell Factory	0.2%	1	CREFI	2,000,000	2,000,000		Self Storage	Self Storage
Loan	38	Rosemont Commons Fee	1.0%	1	CREFI	11,000,000	11,000,000	11,000,000	Land	Retail
Loan	39	Walgreens - MA & NH	0.9%	2	JPMCB	10,700,000	10,700,000	9,435,634	Retail	Single Tenant
Property	39.01	Walgreens - MA	0.5%	1	JPMCB	5,488,961	5,488,961		Retail	Single Tenant
Property	39.02	Walgreens - NH	0.5%	1	JPMCB	5,211,039	5,211,039		Retail	Single Tenant
Loan	40	116 University Place	0.8%	1	JPMCB	9,550,000	9,550,000	9,550,000	Retail	Single Tenant
Loan	41	Massman Ina Portfolio	0.8%	2	GACC	8,700,000	8,677,391	7,124,024	Various	Various
Property	41.01	Massman Drive	0.6%	1	GACC	6,682,609	6,665,242		Industrial	Warehouse
Property	41.02	West Ina Road	0.2%	1	GACC	2,017,391	2,012,149		Retail	Unanchored
Loan	42	Colony Retail	0.7%	1	JPMCB	8,100,000	8,100,000	7,202,389	Retail	Shadow Anchored
Loan	43	161 Court Street	0.6%	1	CREFI	7,400,000	7,400,000	7,400,000	Mixed Use	Multifamily/Retail
Loan	44	First Colony Self Storage	0.5%	1	CREFI	5,350,000	5,350,000	5,350,000	Self Storage	Self Storage
Loan	45	I-10 & Haden Shopping Center	0.3%	1	JPMCB	4,000,000	3,995,799	3,294,856	Retail	Shadow Anchored
Loan	46	South Port Apartments	0.3%	1	CREFI	3,700,000	3,690,844	3,059,476	Multifamily	Garden

A-1-3

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Interest	Original	Remaining	Original	Remaining		First
			Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Loan	ID	Property Name	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term(8)	Term(8)	Date	Date	or ARD Date
Loan	1	3 Columbus Circle(2)(33)	3.91400%	0.0161%	Actual/360	120	119	0	0	03/12/2019	04/11/2019	03/11/2029
Loan	2	3 Park Avenue(2)(35)(36)	4.75000%	0.0148%	Actual/360	120	116	0	0	11/30/2018	01/06/2019	12/06/2028
Loan	3	Saint Louis Galleria(2)(34)	4.99677083333333%	0.0161%	Actual/360	120	115	360	360	11/01/2018	12/01/2018	11/01/2028
Loan	4	ARC Apartments(2)(33)	4.13052%	0.0161%	Actual/360	60	59	0	0	02/08/2019	04/01/2019	03/01/2024
Loan	5	9800 Wilshire(32)	5.15000%	0.0261%	Actual/360	120	118	0	0	01/25/2019	03/06/2019	02/06/2029
Loan	6	5202 Ben White	4.83000%	0.0161%	Actual/360	120	119	0	0	02/13/2019	04/06/2019	03/06/2029
Loan	7	101 California(2)(33)(35)	3.85000%	0.0148%	Actual/360	120	119	0	0	02/25/2019	04/06/2019	03/06/2029
Loan	8	Soho Beach House(2)(34)(36)	5.34000%	0.0161%	Actual/360	59	58	0	0	02/27/2019	04/06/2019	02/06/2024
Loan	9	Pace Gallery HQ(2)	5.15000%	0.0161%	Actual/360	120	118	0	0	01/23/2019	03/06/2019	02/06/2029
Loan	10	AT580 Multi	5.13000%	0.0161%	Actual/360	60	58	360	360	01/23/2019	03/06/2019	02/06/2024
Loan	11	Tailor Lofts	4.87000%	0.0336%	Actual/360	120	119	360	360	02/21/2019	04/01/2019	03/01/2029
Loan	12	Embassy Suites Scottsdale(34)	5.91507042%	0.0161%	Actual/360	120	118	0	0	01/11/2019	03/06/2019	02/06/2029
Loan	13	Flight(34)	4.89000%	0.0361%	Actual/360	120	119	360	359	02/05/2019	04/01/2019	03/01/2029
Loan	14	The Crossing at Katy Ranch	4.80100%	0.0361%	Actual/360	120	119	0	0	02/26/2019	04/01/2019	03/01/2029
Loan	15	Dollar General Portfolio(34)	5.15746575%	0.0161%	Actual/360	120	117	360	360	12/17/2018	02/06/2019	01/06/2029
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-4

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Interest	Original	Remaining	Original	Remaining		First
			Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Loan	ID	Property Name	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term(8)	Term(8)	Date	Date	or ARD Date
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	5.25000%	0.0161%	Actual/360	120	119	360	359	02/26/2019	04/06/2019	03/06/2029
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments	4.84000%	0.0161%	Actual/360	120	119	360	360	02/26/2019	04/06/2019	03/06/2029
Loan	18	Spring Hollow Apartments(36)	5.10000%	0.0436%	Actual/360	120	118	360	360	02/06/2019	03/06/2019	02/06/2029
Loan	19	Atrium Two(2)(35)	5.05900%	0.0336%	Actual/360	120	116	360	360	11/27/2018	01/06/2019	12/06/2028
Loan	20	The Landing Apartments(36)	5.19000%	0.0361%	Actual/360	120	118	360	360	01/11/2019	03/06/2019	02/06/2029
Loan	21	Union Bay Apartments(36)	5.00000%	0.0161%	Actual/360	120	118	0	0	01/31/2019	03/06/2019	02/06/2029
Loan	22	Baywood San Mateo(32)	4.95000%	0.0261%	Actual/360	120	119	0	0	02/19/2019	04/06/2019	03/06/2029
Loan	23	Liberty Station Retail(2)	5.23000%	0.0361%	Actual/360	120	116	0	0	11/15/2018	01/01/2019	12/01/2028
Loan	24	166 Geary Street	5.00000%	0.0161%	Actual/360	120	119	360	360	02/22/2019	04/01/2019	03/01/2029
Loan	25	Vie Portfolio(2)	5.15000%	0.0161%	Actual/360	120	118	0	0	01/28/2019	03/01/2019	02/01/2029
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	4.87000%	0.0161%	Actual/360	120	118	360	360	01/18/2019	03/01/2019	02/01/2029

A-1-5

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Interest	Original	Remaining	Original	Remaining		First
			Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Loan	ID	Property Name	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term(8)	Term(8)	Date	Date	or ARD Date
Loan	27	Texas Marriott & Hilton Portfolio	5.40000%	0.0161%	Actual/360	120	119	360	359	02/19/2019	04/06/2019	03/06/2029
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge	5.10000%	0.0436%	Actual/360	120	119	360	359	02/07/2019	04/01/2019	03/01/2029
Loan	29	Hilton Garden Inn - Valley Forge	5.10000%	0.0436%	Actual/360	120	119	360	359	02/07/2019	04/01/2019	03/01/2029
Loan	30	AC Marriott Downtown Tucson(2)	5.38000%	0.0148%	Actual/360	120	117	360	360	12/19/2018	02/06/2019	01/06/2029
Loan	31	Atlantic Gardens	4.79000%	0.0161%	Actual/360	120	119	0	0	02/07/2019	04/06/2019	03/06/2029
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	4.85000%	0.0161%	Actual/360	120	118	0	0	01/17/2019	03/06/2019	02/06/2029
Loan	33	Compass Self Storage PA & FL Portfolio	5.06000%	0.0636%	Actual/360	120	118	360	360	02/06/2019	03/06/2019	02/06/2029
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	4.96000%	0.0536%	Actual/360	120	117	360	357	12/20/2018	02/06/2019	01/06/2029
Loan	35	69 Clinton & 28 East 13th Street Portfolio	4.98000%	0.0161%	Actual/360	120	119	0	0	02/21/2019	04/06/2019	03/06/2029
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	4.40000%	0.0161%	Actual/360	120	119	480	479	02/11/2019	04/06/2019	03/06/2029
Loan	37	Huntsville Self Storage Portfolio	5.30000%	0.0161%	Actual/360	120	119	360	360	02/08/2019	04/06/2019	03/06/2029
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee	4.85000%	0.0161%	Actual/360	120	119	0	0	02/15/2019	04/06/2019	03/06/2029
Loan	39	Walgreens - MA & NH	4.82000%	0.0161%	Actual/360	120	119	360	360	02/25/2019	04/01/2019	03/01/2029
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	5.10000%	0.0161%	Actual/360	120	119	0	0	02/05/2019	04/01/2019	03/01/2029
Loan	41	Massman Ina Portfolio	4.88000%	0.0161%	Actual/360	120	118	360	358	01/29/2019	03/06/2019	02/06/2029
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail	5.20000%	0.0161%	Actual/360	120	119	360	360	02/27/2019	04/01/2019	03/01/2029
Loan	43	161 Court Street	5.06000%	0.0161%	Actual/360	120	119	0	0	02/08/2019	04/06/2019	03/06/2029
Loan	44	First Colony Self Storage	4.41000%	0.0161%	Actual/360	120	118	0	0	02/01/2019	03/06/2019	02/06/2029
Loan	45	I-10 & Haden Shopping Center	5.05000%	0.0561%	Actual/360	120	119	360	359	02/19/2019	04/01/2019	03/01/2029
Loan	46	South Port Apartments	5.18000%	0.1236%	Actual/360	120	118	360	358	01/18/2019	03/06/2019	02/06/2029

A-1-6

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Loan	ID	Property Name	(Yes/No)	Maturity Date	Service($)(8)(9)	Service($)(8)(9)	Service($)(8)	Service($)(8)	Period	Lockbox(11)	Management(12)
Loan	1	3 Columbus Circle(2)(33)	No	03/11/2029	248,023	2,976,271	1,372,392	16,468,699	119	Hard	In Place
Loan	2	3 Park Avenue(2)(35)(36)	No	12/06/2028	240,799	2,889,583	489,624	5,875,486	116	Hard	Springing
Loan	3	Saint Louis Galleria(2)(34)	No	11/01/2028	329,576	3,954,909	988,727	11,864,728	55	Hard	Springing
Loan	4	ARC Apartments(2)(33)	No	03/01/2024	209,394	2,512,733	122,147	1,465,761	59	Soft (Residential); Hard (Retail)	Springing
Loan	5	9800 Wilshire(32)	No	02/06/2029	239,320	2,871,840			118	Hard	Springing
Loan	6	5202 Ben White	No	03/06/2029	175,479	2,105,746			119	Hard	Springing
Loan	7	101 California(2)(33)(35)	No	03/06/2029	130,116	1,561,389	1,584,159	19,009,910	119	Hard	Springing
Loan	8	Soho Beach House(2)(34)(36)	No	02/06/2024	180,472	2,165,667	67,677	812,125	58	Hard	In Place
Loan	9	Pace Gallery HQ(2)	No	02/06/2029	174,051	2,088,611	217,564	2,610,764	118	Springing Hard	Springing
Loan	10	AT580 Multi	No	02/06/2024	209,746	2,516,951			22	Soft	Springing
Loan	11	Tailor Lofts	No	03/01/2029	200,984	2,411,806			59	Springing Soft	Springing
Loan	12	Embassy Suites Scottsdale(34)	No	02/06/2029	177,418	2,129,015			118	Hard	Springing
Loan	13	Flight(34)	No	03/01/2029	176,000	2,111,994			0	Hard	In Place
Loan	14	The Crossing at Katy Ranch	No	03/01/2029	126,154	1,513,849			119	Soft	Springing
Loan	15	Dollar General Portfolio(34)	Yes	01/06/2033	155,927	1,871,123			33	Hard	In Place
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI
A-1-7

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Loan	ID	Property Name	(Yes/No)	Maturity Date	Service($)(8)(9)	Service($)(8)(9)	Service($)(8)	Service($)(8)	Period	Lockbox(11)	Management(12)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	No	03/06/2029	158,344	1,900,133	110,441	1,325,289	0	Hard	Springing
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments	No	03/06/2029	144,949	1,739,383			35	Springing Soft	Springing
Loan	18	Spring Hollow Apartments(36)	No	02/06/2029	146,596	1,759,157			34	Springing Soft	Springing
Loan	19	Atrium Two(2)(35)	No	12/06/2028	137,810	1,653,726	162,130	1,945,560	8	Hard	Springing
Loan	20	The Landing Apartments(36)	No	02/06/2029	131,638	1,579,661			58	Hard	Springing
Loan	21	Union Bay Apartments(36)	No	02/06/2029	91,672	1,100,069			118	Springing Soft	Springing
Loan	22	Baywood San Mateo(32)	No	03/06/2029	87,828	1,053,938			119	Springing Hard	Springing
Loan	23	Liberty Station Retail(2)	No	12/01/2028	88,377	1,060,528	428,630	5,143,560	116	Hard	Springing
Loan	24	166 Geary Street	No	03/01/2029	101,996	1,223,953			23	Hard	Springing
Loan	25	Vie Portfolio(2)	No	02/01/2029	76,147	913,767	251,873	3,022,481	118	Hard	In Place
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	No	02/01/2029	87,692	1,052,309			58	Springing Hard	Springing

A-1-8

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Loan	ID	Property Name	(Yes/No)	Maturity Date	Service($)(8)(9)	Service($)(8)(9)	Service($)(8)	Service($)(8)	Period	Lockbox(11)	Management(12)
Loan	27	Texas Marriott & Hilton Portfolio	No	03/06/2029	92,933	1,115,200			0	Springing Hard	Springing
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge	No	03/01/2029	83,071	996,856			0	Springing Hard	Springing
Loan	29	Hilton Garden Inn - Valley Forge	No	03/01/2029	83,071	996,856			0	Springing Hard	Springing
Loan	30	AC Marriott Downtown Tucson(2)	No	01/06/2029	84,042	1,008,509	140,071	1,680,849	33	Springing Hard	Springing
Loan	31	Atlantic Gardens	No	03/06/2029	60,707	728,479			119	Springing Hard	Springing
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	No	02/06/2029	61,057	732,687			118	Hard	Springing
Loan	33	Compass Self Storage PA & FL Portfolio	No	02/06/2029	78,101	937,218			34	Springing Soft	Springing
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	No	01/06/2029	70,805	849,664			0	Hard	Springing
Loan	35	69 Clinton & 28 East 13th Street Portfolio	No	03/06/2029	52,175	626,097			119	Soft (Residential); Hard (Retail)	Springing
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	No	03/06/2029	53,179	638,143			0	Springing Hard	Springing
Loan	37	Huntsville Self Storage Portfolio	No	03/06/2029	64,415	772,984			35	Springing Soft	Springing
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee	No	03/06/2029	45,076	540,910			119	Hard	Springing
Loan	39	Walgreens - MA & NH	No	03/01/2029	56,269	675,223			35	Hard	Springing
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	No	03/01/2029	41,151	493,815			119	Hard	Springing
Loan	41	Massman Ina Portfolio	No	02/06/2029	46,068	552,810			0	Hard	Springing
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail	No	03/01/2029	44,478	533,736			35	Springing Hard	Springing
Loan	43	161 Court Street	No	03/06/2029	31,637	379,641			119	Springing Hard	Springing
Loan	44	First Colony Self Storage	No	02/06/2029	19,934	239,212			118	Springing Soft	Springing
Loan	45	I-10 & Haden Shopping Center	No	03/01/2029	21,595	259,143			0	Springing Hard	Springing
Loan	46	South Port Apartments	No	02/06/2029	20,271	243,257			0	Springing Soft	Springing

A-1-9

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Crossed								FIRREA	Cut-Off
			With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Loan	ID	Property Name	Other Loans	Borrower	NOI DSCR(8)(9)(13)	NCF DSCR(8)(9)(13)	Period(15)	Date	Value ($)(16)	As-of Date(16)	(Yes/No)	Ratio(10)(13)(16)
Loan	1	3 Columbus Circle(2)(33)	No	No	3.11x	2.91x	0	11	1,080,000,000	01/01/2019	Yes	45.4%
Loan	2	3 Park Avenue(2)(35)(36)	No	No	2.08x	1.84x	0	6	505,000,000	10/25/2018	Yes	36.0%
Loan	3	Saint Louis Galleria(2)(34)	No	No	1.72x	1.67x	1 (Once per year)	1	465,600,000	09/24/2018	Yes	51.5%
Loan	4	ARC Apartments(2)(33)	No	No	3.50x	3.48x	5	1	297,000,000	11/09/2018	Yes	32.0%
Loan	5	9800 Wilshire(32)	No	No	1.52x	1.52x	0	6	103,400,000	01/03/2019	Yes	53.2%
Loan	6	5202 Ben White	No	Yes - A	2.01x	1.98x	0	6	68,500,000	04/01/2019	Yes	62.8%
Loan	7	101 California(2)(33)(35)	No	No	3.28x	3.22x	0	6	1,466,000,000	11/13/2018	Yes	35.9%
Loan	8	Soho Beach House(2)(34)(36)	No	No	5.17x	4.75x	0	6	214,000,000	11/01/2018	Yes	25.7%
Loan	9	Pace Gallery HQ(2)	No	No	1.73x	1.62x	0	6	180,000,000	05/01/2019	Yes	50.0%
Loan	10	AT580 Multi	No	No	1.45x	1.43x	0	6	51,800,000	11/19/2018	Yes	74.3%
Loan	11	Tailor Lofts	No	No	1.45x	1.42x	0	1	60,300,000	12/19/2018	Yes	63.0%
Loan	12	Embassy Suites Scottsdale(34)	No	No	1.99x	1.64x	0	6	70,400,000	11/20/2018	Yes	50.4%
Loan	13	Flight(34)	No	No	1.90x	1.82x	0	1	63,100,000	11/19/2018	Yes	52.6%
Loan	14	The Crossing at Katy Ranch	No	No	1.86x	1.82x	5	1	51,980,000	02/01/2019	Yes	59.8%
Loan	15	Dollar General Portfolio(34)	No	No	1.42x	1.40x	0	6	40,245,000	Various	Yes	72.6%
Property	15.01	Dollar General-Afton, NY							1,480,000	11/07/2018	Yes
Property	15.02	Dollar General-Rogers City, MI							1,400,000	11/08/2018	Yes
Property	15.03	Dollar General-Oakman, AL							1,400,000	11/09/2018	Yes
Property	15.04	Dollar General-Attalla, AL							1,350,000	11/09/2018	Yes
Property	15.05	Dollar General-Greenbush, MN							1,350,000	11/08/2018	Yes
Property	15.06	Dollar General-Opelika, AL							1,350,000	11/08/2018	Yes
Property	15.07	Dollar General-Ishpeming, MI							1,315,000	11/08/2018	Yes
Property	15.08	Dollar General-Lisman, AL							1,290,000	11/10/2018	Yes
Property	15.09	Dollar General-Verbena, AL							1,270,000	11/08/2018	Yes
Property	15.10	Dollar General-Appleton, MN							1,270,000	11/10/2018	Yes
Property	15.11	Dollar General-New York Mills, MN							1,250,000	11/10/2018	Yes
Property	15.12	Dollar General-Barry, IL							1,250,000	11/06/2018	Yes
Property	15.13	Dollar General-Thomaston, AL							1,240,000	11/10/2018	Yes
Property	15.14	Dollar General-Coffeen, IL							1,220,000	11/06/2018	Yes
Property	15.15	Dollar General-Payson, IL							1,200,000	11/06/2018	Yes
Property	15.16	Dollar General-Garden City, AL							1,200,000	11/09/2018	Yes
Property	15.17	Dollar General-Red Lake Falls, MN							1,200,000	11/08/2018	Yes
Property	15.18	Dollar General-West Point, IA							1,180,000	11/09/2018	Yes
Property	15.19	Dollar General-Backus, MN							1,180,000	11/08/2018	Yes
Property	15.20	Dollar General-Erskine, MN							1,170,000	11/08/2018	Yes
Property	15.21	Dollar General-Athens, AL							1,160,000	11/09/2018	Yes
Property	15.22	Dollar General-Cullman, AL							1,150,000	11/09/2018	Yes
Property	15.23	Dollar General-Pellston, MI							1,150,000	11/08/2018	Yes

A-1-10

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Crossed								FIRREA	Cut-Off
			With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Loan	ID	Property Name	Other Loans	Borrower	NOI DSCR(8)(9)(13)	NCF DSCR(8)(9)(13)	Period(15)	Date	Value ($)(16)	As-of Date(16)	(Yes/No)	Ratio(10)(13)(16)
Property	15.24	Dollar General-Clinton, AL							1,140,000	11/10/2018	Yes
Property	15.25	Dollar General-Sebeka, MN							1,140,000	11/10/2018	Yes
Property	15.26	Dollar General-Detroit, AL							1,130,000	11/09/2018	Yes
Property	15.27	Dollar General-Larchwood, IA							1,130,000	11/10/2018	Yes
Property	15.28	Dollar General-New Market, AL							1,130,000	11/09/2018	Yes
Property	15.29	Dollar General-Ramer, AL							1,130,000	11/08/2018	Yes
Property	15.30	Dollar General-Pansey, AL							1,120,000	11/16/2018	Yes
Property	15.31	Dollar General-Pennington, AL							1,120,000	11/10/2018	Yes
Property	15.32	Dollar General-Waterloo, AL							1,120,000	11/10/2018	Yes
Property	15.33	Dollar General-Arab, AL							1,060,000	11/09/2018	Yes
Loan	16	Tulsa Office Portfolio(2)	No	No	1.96x	1.62x	0	6	67,400,000	12/12/2018	Yes	72.1%
Property	16.01	Exchange Tower							15,700,000	12/12/2018	Yes
Property	16.02	Towne Center							12,200,000	12/12/2018	Yes
Property	16.03	Two Memorial Place							10,600,000	12/12/2018	Yes
Property	16.04	Triad Center I							7,900,000	12/12/2018	Yes
Property	16.05	Corporate Place							5,400,000	12/12/2018	Yes
Property	16.06	The 51 Yale Building							5,300,000	12/12/2018	Yes
Property	16.07	Commerce Tower							4,300,000	12/12/2018	Yes
Property	16.08	Riverbridge Office							3,300,000	12/12/2018	Yes
Property	16.09	Three Memorial Place							2,700,000	12/12/2018	Yes
Loan	17	Sharon Park Apartments	No	No	1.54x	1.43x	0	6	41,300,000	01/17/2019	Yes	66.6%
Loan	18	Spring Hollow Apartments(36)	No	No	1.35x	1.27x	0	6	38,500,000	01/01/2022	Yes	70.1%
Loan	19	Atrium Two(2)(35)	No	Yes - B	1.76x	1.52x	0	6	76,000,000	10/11/2018	Yes	73.0%
Loan	20	The Landing Apartments(36)	No	No	1.22x	1.20x	0	6	32,200,000	12/11/2018	Yes	74.5%
Loan	21	Union Bay Apartments(36)	No	No	1.41x	1.39x	0	6	34,250,000	12/05/2018	Yes	63.4%
Loan	22	Baywood San Mateo(32)	No	No	1.61x	1.54x	0	6	34,500,000	01/09/2019	Yes	60.9%
Loan	23	Liberty Station Retail(2)	No	No	1.51x	1.45x	0	1	170,000,000	10/01/2018	Yes	68.8%
Loan	24	166 Geary Street	No	No	1.27x	1.23x	0	1	25,800,000	09/01/2019	Yes	73.6%
Loan	25	Vie Portfolio(2)	No	No	1.90x	1.90x	0	1	120,600,000	Various	Yes	62.5%
Property	25.01	University Downs							34,500,000	11/28/2018	Yes
Property	25.02	Ella Lofts							22,300,000	11/27/2018	Yes
Property	25.03	University View							21,600,000	12/03/2018	Yes
Property	25.04	Colonie							15,500,000	12/04/2018	Yes
Property	25.05	Hillcrest Oakwood							17,200,000	12/05/2018	Yes
Property	25.06	Southgate							9,500,000	12/04/2018	Yes
Loan	26	Roanoke Crossing Shopping Center	No	No	1.58x	1.49x	5	1	24,900,000	12/19/2018	Yes	66.6%

A-1-11

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Crossed								FIRREA	Cut-Off
			With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Loan	ID	Property Name	Other Loans	Borrower	NOI DSCR(8)(9)(13)	NCF DSCR(8)(9)(13)	Period(15)	Date	Value ($)(16)	As-of Date(16)	(Yes/No)	Ratio(10)(13)(16)
Loan	27	Texas Marriott & Hilton Portfolio	No	No	1.99x	1.79x	0	6	24,300,000	Various	Yes	68.0%
Property	27.01	Homewood Suites Brownsville							12,200,000	01/04/2019	Yes
Property	27.02	Residence Inn Laredo							12,100,000	01/07/2021	Yes
Loan	28	Homewood Suites Philadelphia - Valley Forge	No	Yes - C	1.84x	1.84x	0	1	22,500,000	12/01/2018	Yes	67.9%
Loan	29	Hilton Garden Inn - Valley Forge	No	Yes - C	1.69x	1.69x	0	1	22,500,000	12/01/2018	Yes	67.9%
Loan	30	AC Marriott Downtown Tucson(2)	No	No	1.85x	1.70x	0	6	59,420,000	11/13/2018	Yes	67.3%
Loan	31	Atlantic Gardens	No	Yes - A	1.68x	1.64x	0	6	27,600,000	12/21/2018	Yes	54.3%
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	No	No	2.80x	2.51x	0	6	25,500,000	12/07/2018	Yes	58.4%
Loan	33	Compass Self Storage PA & FL Portfolio	No	No	1.47x	1.45x	0	6	23,500,000	Various	Yes	61.5%
Property	33.01	Compass Self Storage Spring Hill							12,800,000	12/11/2018	Yes
Property	33.02	Route 8 Self Storage							10,700,000	12/13/2018	Yes
Loan	34	Meridian Tower	No	Yes - B	1.82x	1.58x	0	6	18,000,000	09/01/2019	Yes	73.3%
Loan	35	69 Clinton & 28 East 13th Street Portfolio	No	No	1.40x	1.39x	0	6	20,600,000	01/17/2019	Yes	60.2%
Property	35.01	69 Clinton Street							12,000,000	01/17/2019	Yes
Property	35.02	28 East 13th Street							8,600,000	01/17/2019	Yes
Loan	36	8401 Melrose	No	No	2.55x	2.55x	0	6	36,500,000	12/14/2018	Yes	32.9%
Loan	37	Huntsville Self Storage Portfolio	No	No	1.30x	1.25x	0	6	19,650,000	12/19/2018	Yes	57.0%
Property	37.01	Hampton Cove							11,150,000	12/19/2018	Yes
Property	37.02	Safe & Secure							5,050,000	12/19/2018	Yes
Property	37.03	Mt. Carmel & Bell Factory							3,450,000	12/19/2018	Yes
Loan	38	Rosemont Commons Fee	No	No	1.77x	1.77x	0	6	16,200,000	01/10/2019	Yes	67.9%
Loan	39	Walgreens - MA & NH	No	No	1.39x	1.39x	0	1	15,400,000	Various	Yes	69.5%
Property	39.01	Walgreens - MA							7,900,000	12/28/2018	Yes
Property	39.02	Walgreens - NH							7,500,000	01/02/2019	Yes
Loan	40	116 University Place	No	No	1.58x	1.57x	0	1	14,700,000	10/11/2018	Yes	65.0%
Loan	41	Massman Ina Portfolio	No	No	1.69x	1.53x	0	6	13,800,000	Various	Yes	62.9%
Property	41.01	Massman Drive							10,600,000	12/12/2018	Yes
Property	41.02	West Ina Road							3,200,000	12/04/2018	Yes
Loan	42	Colony Retail	No	No	1.84x	1.76x	0	1	14,300,000	01/11/2019	Yes	56.6%
Loan	43	161 Court Street	No	No	1.43x	1.42x	0	6	12,000,000	12/20/2018	Yes	61.7%
Loan	44	First Colony Self Storage	No	No	4.10x	4.06x	0	6	16,800,000	01/03/2019	Yes	31.8%
Loan	45	I-10 & Haden Shopping Center	No	No	1.54x	1.48x	0	1	5,950,000	01/21/2019	Yes	67.2%
Loan	46	South Port Apartments	No	No	1.61x	1.47x	0	6	6,200,000	12/20/2018	Yes	59.5%

A-1-12

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			LTV Ratio at
Loan	ID	Property Name	Maturity or ARD(13)(16)	Address	City	County	State	Zip Code
Loan	1	3 Columbus Circle(2)(33)	45.4%	3 Columbus Circle	New York	New York	NY	10019
Loan	2	3 Park Avenue(2)(35)(36)	36.0%	3 Park Avenue	New York	New York	NY	10016
Loan	3	Saint Louis Galleria(2)(34)	47.0%	1155 Saint Louis Galleria	Saint Louis	Saint Louis	MO	63117
Loan	4	ARC Apartments(2)(33)	32.0%	30-02 39th Avenue	Long Island City	Queens	NY	11101
Loan	5	9800 Wilshire(32)	53.2%	9800 Wilshire Boulevard and 121 South Spalding Drive	Beverly Hills	Los Angeles	CA	90212
Loan	6	5202 Ben White	62.8%	5202 East Ben White Boulevard	Austin	Travis	TX	78741
Loan	7	101 California(2)(33)(35)	35.9%	101 California Street	San Francisco	San Francisco	CA	94111
Loan	8	Soho Beach House(2)(34)(36)	25.7%	4385 Collins Avenue	Miami Beach	Miami-Dade	FL	33140
Loan	9	Pace Gallery HQ(2)	50.0%	540 West 25th Street	New York	New York	NY	10001
Loan	10	AT580 Multi	71.1%	580 Walnut Street	Cincinnati	Hamilton	OH	45202
Loan	11	Tailor Lofts	58.0%	315 South Peoria Street	Chicago	Cook	IL	60607
Loan	12	Embassy Suites Scottsdale(34)	50.4%	5001 North Scottsdale Road	Scottsdale	Maricopa	AZ	85250
Loan	13	Flight(34)	43.1%	3575 Ringsby Court	Denver	Denver	CO	80216
Loan	14	The Crossing at Katy Ranch	59.8%	24949 Katy Ranch Road	Katy	Harris	TX	77494
Loan	15	Dollar General Portfolio(34)	65.2%	Various	Various	Various	Various	Various
Property	15.01	Dollar General-Afton, NY		311 Main Street	Afton	Chenango	NY	13730
Property	15.02	Dollar General-Rogers City, MI		103 South Bradley Highway	Rogers City	Presque Isle	MI	49779
Property	15.03	Dollar General-Oakman, AL		10604 Main Street	Oakman	Walker	AL	35579
Property	15.04	Dollar General-Attalla, AL		3022 Noccalula Parkway	Attalla	Etowah	AL	35954
Property	15.05	Dollar General-Greenbush, MN		147 State Highway 32 South	Greenbush	Roseau	MN	56726
Property	15.06	Dollar General-Opelika, AL		15297 Alabama Highway 51	Opelika	Lee	AL	36804
Property	15.07	Dollar General-Ishpeming, MI		22 South Westwood Drive	Ishpeming	Marquette	MI	49849
Property	15.08	Dollar General-Lisman, AL		4020 Broad Street	Lisman	Choctaw	AL	36904
Property	15.09	Dollar General-Verbena, AL		6127 County Road 24	Verbena	Chilton	AL	36091
Property	15.10	Dollar General-Appleton, MN		2210 Highway 7 Southwest	Appleton	Swift	MN	56208
Property	15.11	Dollar General-New York Mills, MN		115 North Boardman Avenue North	New York Mills	Otter Tail	MN	56567
Property	15.12	Dollar General-Barry, IL		35 Kendall Avenue	Barry	Pike	IL	62312
Property	15.13	Dollar General-Thomaston, AL		201 Chestnut Street	Thomaston	Marengo	AL	36783
Property	15.14	Dollar General-Coffeen, IL		702 West Main Street	Coffeen	Montgomery	IL	62017
Property	15.15	Dollar General-Payson, IL		211 East State Street	Payson	Adams	IL	62360
Property	15.16	Dollar General-Garden City, AL		105 2nd Street Southwest	Garden City	Cullman	AL	35070
Property	15.17	Dollar General-Red Lake Falls, MN		803 Dow Avenue Southeast	Red Lake Falls	Red Lake	MN	56750
Property	15.18	Dollar General-West Point, IA		2347 County Road 103	West Point	Lee	IA	52656
Property	15.19	Dollar General-Backus, MN		542 State Highway 371 Northwest	Backus	Cass	MN	56435
Property	15.20	Dollar General-Erskine, MN		209 Highway 2	Erskine	Polk	MN	56535
Property	15.21	Dollar General-Athens, AL		28091 Wooley Springs Road	Athens	Limestone	AL	35613
Property	15.22	Dollar General-Cullman, AL		32655 Alabama Highway 91	Cullman	Cullman	AL	35055
Property	15.23	Dollar General-Pellston, MI		87 South US Highway 31	Pellston	Emmet	MI	49769

A-1-13

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			LTV Ratio at
Loan	ID	Property Name	Maturity or ARD(13)(16)	Address	City	County	State	Zip Code
Property	15.24	Dollar General-Clinton, AL		129 Alabama Highway 39	Clinton	Greene	AL	35448
Property	15.25	Dollar General-Sebeka, MN		307 5th Street Southwest	Sebeka	Wadena	MN	56477
Property	15.26	Dollar General-Detroit, AL		65563 Highway 17	Detroit	Lamar	AL	35552
Property	15.27	Dollar General-Larchwood, IA		1430 Iowa Highway 9	Larchwood	Lyon	IA	51241
Property	15.28	Dollar General-New Market, AL		9415 Moores Mill Road	New Market	Madison	AL	35761
Property	15.29	Dollar General-Ramer, AL		30 Johnny Shirley Road	Ramer	Montgomery	AL	36069
Property	15.30	Dollar General-Pansey, AL		88 Curtis Mixon Road	Gordon	Houston	AL	36343
Property	15.31	Dollar General-Pennington, AL		5336 Main Street	Pennington	Choctaw	AL	36916
Property	15.32	Dollar General-Waterloo, AL		8299 County Road 8	Waterloo	Lauderdale	AL	35677
Property	15.33	Dollar General-Arab, AL		5975 County Road 1763	Arab	Cullman	AL	35016
Loan	16	Tulsa Office Portfolio(2)	59.9%	Various	Tulsa	Tulsa	OK	Various
Property	16.01	Exchange Tower		4500 South Garnett Road	Tulsa	Tulsa	OK	74146
Property	16.02	Towne Center		10810-10830 East 45th Street	Tulsa	Tulsa	OK	74146
Property	16.03	Two Memorial Place		8023 East 63rd Place	Tulsa	Tulsa	OK	74133
Property	16.04	Triad Center I		7666 East 61st Street	Tulsa	Tulsa	OK	74133
Property	16.05	Corporate Place		5800 East Skelly Drive	Tulsa	Tulsa	OK	74135
Property	16.06	The 51 Yale Building		5110 South Yale Avenue	Tulsa	Tulsa	OK	74135
Property	16.07	Commerce Tower		5801 East 41st Street	Tulsa	Tulsa	OK	74135
Property	16.08	Riverbridge Office		1323 East 71st Street	Tulsa	Tulsa	OK	74136
Property	16.09	Three Memorial Place		7615 East 63rd Place	Tulsa	Tulsa	OK	74133
Loan	17	Sharon Park Apartments	58.7%	5600 Chimney Rock Road	Houston	Harris	TX	77081
Loan	18	Spring Hollow Apartments(36)	62.2%	5987 Thunder Hollow Drive	Toledo	Lucas	OH	43615
Loan	19	Atrium Two(2)(35)	61.8%	221 East Fourth Street	Cincinnati	Hamilton	OH	45202
Loan	20	The Landing Apartments(36)	68.9%	4800 East Interstate 240 Service Road	Oklahoma City	Oklahoma	OK	73135
Loan	21	Union Bay Apartments(36)	63.4%	526 Yale Avenue North	Seattle	King	WA	98109
Loan	22	Baywood San Mateo(32)	60.9%	333-345 South B Street	San Mateo	San Mateo	CA	94401
Loan	23	Liberty Station Retail(2)	68.8%	2401, 2445 & 2495 Truxtun Road, 2850 Womble Road, 2400 Historic Decatur, 2881 Roosevelt Road, 2816, 2863 & 2965 Historic Decatur Road, 2860 & 2865 Sims Road, 2855 Perry Road, 2750 Dewey Road and 2556, 2560, 2588 Laning Road	San Diego	San Diego	CA	92106
Loan	24	166 Geary Street	63.7%	166 Geary Street	San Francisco	San Francisco	CA	94108
Loan	25	Vie Portfolio(2)	62.5%	Various	Various	Various	Various	Various
Property	25.01	University Downs		120 15th Street	Tuscaloosa	Tuscaloosa	AL	35401
Property	25.02	Ella Lofts		817 Chestnut Street	San Marcos	Hays	TX	78666
Property	25.03	University View		2190 Northwest 4th Court	Boca Raton	Palm Beach	FL	33431
Property	25.04	Colonie		7 Bristol Court	Amherst	Erie	NY	14228
Property	25.05	Hillcrest Oakwood		1101 Fuller Avenue & 19700 14 Mile Road	Big Rapids	Mecosta	MI	49307
Property	25.06	Southgate		801 A Southgate Drive	State College	Centre	PA	16801
Loan	26	Roanoke Crossing Shopping Center	61.3%	1200-1224 North Highway 377 and 101-113 & 121 East Highway 114	Roanoke	Denton	TX	76262

A-1-14

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			LTV Ratio at
Loan	ID	Property Name	Maturity or ARD(13)(16)	Address	City	County	State	Zip Code
Loan	27	Texas Marriott & Hilton Portfolio	56.7%	Various	Various	Various	TX	Various
Property	27.01	Homewood Suites Brownsville		3759 North Expressway	Brownsville	Cameron	TX	78520
Property	27.02	Residence Inn Laredo		310 Lost Oaks Boulevard	Laredo	Webb	TX	78041
Loan	28	Homewood Suites Philadelphia - Valley Forge	56.1%	681 Shannondell Boulevard	Audubon	Montgomery	PA	19403
Loan	29	Hilton Garden Inn - Valley Forge	56.1%	500 Cresson Boulevard	Phoenixville	Montgomery	PA	19460
Loan	30	AC Marriott Downtown Tucson(2)	60.1%	151 East Broadway Boulevard & 256-278 East Congress Street	Tucson	Pima	AZ	85701
Loan	31	Atlantic Gardens	54.3%	525-541 Atlantic Avenue	Brooklyn	Kings	NY	11217
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	58.4%	125 South Festival Drive	Anaheim	Orange	CA	92808
Loan	33	Compass Self Storage PA & FL Portfolio	54.5%	Various	Various	Various	Various	Various
Property	33.01	Compass Self Storage Spring Hill		10161 County Line Road	Spring Hill	Hernando	FL	34608
Property	33.02	Route 8 Self Storage		5301 North Pioneer Road	Gibsonia	Allegheny	PA	15044
Loan	34	Meridian Tower	60.4%	10201 North Illinois Street	Indianapolis	Hamilton	IN	46290
Loan	35	69 Clinton & 28 East 13th Street Portfolio	60.2%	Various	New York	New York	NY	Various
Property	35.01	69 Clinton Street		69 Clinton Street	New York	New York	NY	10002
Property	35.02	28 East 13th Street		28 East 13th Street	New York	New York	NY	10003
Loan	36	8401 Melrose	29.4%	8401 Melrose Avenue	Los Angeles	Los Angeles	CA	90069
Loan	37	Huntsville Self Storage Portfolio	52.6%	Various	Various	Madison	AL	Various
Property	37.01	Hampton Cove		7250 US-431	Owens Cross Road	Madison	AL	35763
Property	37.02	Safe & Secure		1542 Winchester Road Northeast	Huntsville	Madison	AL	35811
Property	37.03	Mt. Carmel & Bell Factory		753 Homer Nance Road and 2746 Winchester Road	Huntsville	Madison	AL	35811
Loan	38	Rosemont Commons Fee	67.9%	3750 West Market Street	Fairlawn	Summit	OH	44333
Loan	39	Walgreens - MA & NH	61.3%	Various	Various	Various	Various	Various
Property	39.01	Walgreens - MA		328 Rhode Island Avenue	Fall River	Bristol	MA	02721
Property	39.02	Walgreens - NH		131 Nashua Road	Londonderry	Rockingham	NH	03053
Loan	40	116 University Place	65.0%	116 University Place	New York	New York	NY	10003
Loan	41	Massman Ina Portfolio	51.6%	Various	Various	Various	Various	Various
Property	41.01	Massman Drive		660 Massman Drive	Nashville	Davidson	TN	37210
Property	41.02	West Ina Road		3662 West Ina Road	Tucson	Pima	AZ	85741
Loan	42	Colony Retail	50.4%	5651 Sam Rayburn Tollway	The Colony	Denton	TX	75056
Loan	43	161 Court Street	61.7%	161 Court Street	Brooklyn	Kings	NY	11201
Loan	44	First Colony Self Storage	31.8%	16615 Lexington Boulevard	Sugar Land	Fort Bend	TX	77479
Loan	45	I-10 & Haden Shopping Center	55.4%	13740 East Freeway	Houston	Harris	TX	77015
Loan	46	South Port Apartments	49.3%	9371 Mansfield Road	Shreveport	Caddo	LA	71118

A-1-15

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net	Units	Loan per Net
			Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) $(4)(13)	(# of payments)(17)(18)(19)
Loan	1	3 Columbus Circle(2)(33)	1927	2010-2013	753,713	Sq. Ft.	650	L(25), D(90), O(5)
Loan	2	3 Park Avenue(2)(35)(36)	1977	2001	667,446	Sq. Ft.	273	L(28), D(85), O(7)
Loan	3	Saint Louis Galleria(2)(34)	1986	2011	465,695	Sq. Ft.	515	L(29), D(86), O(5)
Loan	4	ARC Apartments(2)(33)	2017	NAP	428	Units	221,963	L(25), D(31), O(4)
Loan	5	9800 Wilshire(32)	1958	2014	56,968	Sq. Ft.	965	L(26), D(89), O(5)
Loan	6	5202 Ben White	1984	2017-2019	244,630	Sq. Ft.	176	L(25), D(91), O(4)
Loan	7	101 California(2)(33)(35)	1983	2004	1,251,483	Sq. Ft.	421	L(25), YM(88), O(7)
Loan	8	Soho Beach House(2)(34)(36)	1942	2010	49	Rooms	1,122,449	L(25), DorYM1(30), O(4)
Loan	9	Pace Gallery HQ(2)	2018	NAP	74,563	Sq. Ft.	1,207	L(26), DorYM1(91), O(3)
Loan	10	AT580 Multi	1973	2015-2017	179	Units	215,084	L(26), D(30), O(4)
Loan	11	Tailor Lofts	1915, 1920	2010	441	Beds	86,168	L(25), YM1(92), O(3)
Loan	12	Embassy Suites Scottsdale(34)	1980, 1984, 2000	2016	312	Rooms	113,782	L(26), D(89), O(5)
Loan	13	Flight(34)	2018	NAP	137,047	Sq. Ft.	242	L(25), YM1(92), O(3)
Loan	14	The Crossing at Katy Ranch	2015	NAP	318	Units	97,799	L(25), YM1(91), O(4)
Loan	15	Dollar General Portfolio(34)	Various	NAP	294,777	Sq. Ft.	99	L(27), D(88), O(5)
Property	15.01	Dollar General-Afton, NY	2018	NAP	9,002	Sq. Ft.	119
Property	15.02	Dollar General-Rogers City, MI	2018	NAP	9,026	Sq. Ft.	113
Property	15.03	Dollar General-Oakman, AL	2018	NAP	10,640	Sq. Ft.	95
Property	15.04	Dollar General-Attalla, AL	2018	NAP	9,100	Sq. Ft.	108
Property	15.05	Dollar General-Greenbush, MN	2018	NAP	9,100	Sq. Ft.	108
Property	15.06	Dollar General-Opelika, AL	2018	NAP	9,230	Sq. Ft.	106
Property	15.07	Dollar General-Ishpeming, MI	2018	NAP	9,100	Sq. Ft.	105
Property	15.08	Dollar General-Lisman, AL	2018	NAP	9,026	Sq. Ft.	104
Property	15.09	Dollar General-Verbena, AL	2018	NAP	9,196	Sq. Ft.	100
Property	15.10	Dollar General-Appleton, MN	2016	NAP	9,328	Sq. Ft.	99
Property	15.11	Dollar General-New York Mills, MN	2016	NAP	9,100	Sq. Ft.	100
Property	15.12	Dollar General-Barry, IL	2016	NAP	9,122	Sq. Ft.	99
Property	15.13	Dollar General-Thomaston, AL	2018	NAP	9,100	Sq. Ft.	99
Property	15.14	Dollar General-Coffeen, IL	2018	NAP	9,100	Sq. Ft.	97
Property	15.15	Dollar General-Payson, IL	2018	NAP	9,014	Sq. Ft.	97
Property	15.16	Dollar General-Garden City, AL	2018	NAP	9,100	Sq. Ft.	96
Property	15.17	Dollar General-Red Lake Falls, MN	2016	NAP	9,100	Sq. Ft.	96
Property	15.18	Dollar General-West Point, IA	2018	NAP	9,100	Sq. Ft.	94
Property	15.19	Dollar General-Backus, MN	2016	NAP	9,328	Sq. Ft.	92
Property	15.20	Dollar General-Erskine, MN	2016	NAP	9,328	Sq. Ft.	91
Property	15.21	Dollar General-Athens, AL	2018	NAP	9,100	Sq. Ft.	92
Property	15.22	Dollar General-Cullman, AL	2018	NAP	9,100	Sq. Ft.	92
Property	15.23	Dollar General-Pellston, MI	2018	NAP	9,100	Sq. Ft.	92

A-1-16

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net	Units	Loan per Net
			Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) $(4)(13)	(# of payments)(17)(18)(19)
Property	15.24	Dollar General-Clinton, AL	2018	NAP	7,512	Sq. Ft.	110
Property	15.25	Dollar General-Sebeka, MN	2018	NAP	7,489	Sq. Ft.	110
Property	15.26	Dollar General-Detroit, AL	2018	NAP	7,489	Sq. Ft.	109
Property	15.27	Dollar General-Larchwood, IA	2018	NAP	7,489	Sq. Ft.	109
Property	15.28	Dollar General-New Market, AL	2018	NAP	9,100	Sq. Ft.	90
Property	15.29	Dollar General-Ramer, AL	2016	NAP	9,332	Sq. Ft.	88
Property	15.30	Dollar General-Pansey, AL	2018	NAP	7,500	Sq. Ft.	108
Property	15.31	Dollar General-Pennington, AL	2016	NAP	9,123	Sq. Ft.	89
Property	15.32	Dollar General-Waterloo, AL	2018	NAP	9,100	Sq. Ft.	89
Property	15.33	Dollar General-Arab, AL	2016	NAP	9,203	Sq. Ft.	84
Loan	16	Tulsa Office Portfolio(2)	Various	Various	1,026,650	Sq. Ft.	47	L(25), D(91), O(4)
Property	16.01	Exchange Tower	1981	2000	166,612	Sq. Ft.	71
Property	16.02	Towne Center	1980	NAP	189,450	Sq. Ft.	48
Property	16.03	Two Memorial Place	1982	NAP	135,346	Sq. Ft.	59
Property	16.04	Triad Center I	1982	NAP	138,708	Sq. Ft.	29
Property	16.05	Corporate Place	1973	2009-2012	118,817	Sq. Ft.	34
Property	16.06	The 51 Yale Building	1984	NAP	72,197	Sq. Ft.	55
Property	16.07	Commerce Tower	1981	NAP	96,359	Sq. Ft.	33
Property	16.08	Riverbridge Office	1984	NAP	66,448	Sq. Ft.	37
Property	16.09	Three Memorial Place	1982	NAP	42,713	Sq. Ft.	47
Loan	17	Sharon Park Apartments	1971	NAP	636	Units	43,239	L(25), D(91), O(4)
Loan	18	Spring Hollow Apartments(36)	1985	NAP	506	Units	53,360	L(26), D(90), O(4)
Loan	19	Atrium Two(2)(35)	1984	2009-2018	655,863	Sq. Ft.	85	L(28), D(88), O(4)
Loan	20	The Landing Apartments(36)	2017	NAP	252	Units	95,238	L(26), D(90), O(4)
Loan	21	Union Bay Apartments(36)	1994	2017	74	Units	293,243	L(26), D(89), O(5)
Loan	22	Baywood San Mateo(32)	1930	2017-2018	25,506	Sq. Ft.	823	L(25), D(91), O(4)
Loan	23	Liberty Station Retail(2)	1923, 1932, 1942, 2007	2007, 2009	327,704	Sq. Ft.	357	L(25), YM1(3), DorYM1(89), O(3)
Loan	24	166 Geary Street	1907	2017	34,343	Sq. Ft.	553	L(37), YM1(79), O(4)
Loan	25	Vie Portfolio(2)	Various	NAP	1,799	Beds	41,904	L(25), YM1(92), O(3)
Property	25.01	University Downs	2011	NAP	430	Beds	47,698
Property	25.02	Ella Lofts	2016	NAP	252	Beds	59,683
Property	25.03	University View	2009	NAP	165	Beds	86,970
Property	25.04	Colonie	1973	NAP	184	Beds	51,658
Property	25.05	Hillcrest Oakwood	1969, 2002	NAP	616	Beds	15,292
Property	25.06	Southgate	1969	NAP	152	Beds	43,158
Loan	26	Roanoke Crossing Shopping Center	2003	NAP	78,572	Sq. Ft.	211	L(25), YM1(92), O(3)

A-1-17

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net	Units	Loan per Net
			Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) $(4)(13)	(# of payments)(17)(18)(19)
Loan	27	Texas Marriott & Hilton Portfolio	Various	Various	195	Rooms	84,790	L(25), D(92), O(3)
Property	27.01	Homewood Suites Brownsville	2000	2016-2017	86	Rooms	96,128
Property	27.02	Residence Inn Laredo	2005	2015	109	Rooms	75,844
Loan	28	Homewood Suites Philadelphia - Valley Forge	2005	NAP	123	Rooms	124,261	L(25), YM1(92), O(3)
Loan	29	Hilton Garden Inn - Valley Forge	2012	NAP	135	Rooms	113,216	L(25), YM1(92), O(3)
Loan	30	AC Marriott Downtown Tucson(2)	1916-1928, 2017	2017	136	Rooms	294,118	L(27), D(89), O(4)
Loan	31	Atlantic Gardens	1900-1915	NAP	24	Units	625,000	L(25), D(91), O(4)
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	2002	2017	128	Rooms	116,406	L(24), YM1(91), O(5)
Loan	33	Compass Self Storage PA & FL Portfolio	Various	Various	186,825	Sq. Ft.	77	L(26), D(90), O(4)
Property	33.01	Compass Self Storage Spring Hill	2004	2016	95,085	Sq. Ft.	80
Property	33.02	Route 8 Self Storage	1999	NAP	91,740	Sq. Ft.	75
Loan	34	Meridian Tower	1991	2005	142,970	Sq. Ft.	92	L(27), D(89), O(4)
Loan	35	69 Clinton & 28 East 13th Street Portfolio	Various	Various	18	Units	688,889	L(25), D(91), O(4)
Property	35.01	69 Clinton Street	1920	2017	16	Units	446,250
Property	35.02	28 East 13th Street	1899	2018	2	Units	2,630,000
Loan	36	8401 Melrose	1940	1988	5,850	Sq. Ft.	2,050	L(25), D(90), O(5)
Loan	37	Huntsville Self Storage Portfolio	Various	Various	378,035	Sq. Ft.	31	L(25), D(91), O(4)
Property	37.01	Hampton Cove	2001	2018	233,730	Sq. Ft.	25
Property	37.02	Safe & Secure	2005	NAP	85,255	Sq. Ft.	44
Property	37.03	Mt. Carmel & Bell Factory	2003	2006	59,050	Sq. Ft.	34
Loan	38	Rosemont Commons Fee	1992	NAP	483,688	Sq. Ft.	23	L(25), DorYM1(91), O(4)
Loan	39	Walgreens - MA & NH	2007	NAP	27,123	Sq. Ft.	394	L(25), YM1(91), O(4)
Property	39.01	Walgreens - MA	2007	NAP	14,820	Sq. Ft.	370
Property	39.02	Walgreens - NH	2007	NAP	12,303	Sq. Ft.	424
Loan	40	116 University Place	2018	NAP	2,626	Sq. Ft.	3,637	L(25), YM1(92), O(3)
Loan	41	Massman Ina Portfolio	Various	Various	179,517	Sq. Ft.	48	L(26), D(89), O(5)
Property	41.01	Massman Drive	1968-1990	2009	170,600	Sq. Ft.	39
Property	41.02	West Ina Road	1999	NAP	8,917	Sq. Ft.	226
Loan	42	Colony Retail	2016	NAP	89,826	Sq. Ft.	90	L(25), YM1(91), O(4)
Loan	43	161 Court Street	1910	2018	7,700	Sq. Ft.	961	L(25), D(91), O(4)
Loan	44	First Colony Self Storage	2003	NAP	61,338	Sq. Ft.	87	L(26), D(90), O(4)
Loan	45	I-10 & Haden Shopping Center	2013	NAP	15,605	Sq. Ft.	256	L(25), YM1(91), O(4)
Loan	46	South Port Apartments	1967	NAP	113	Units	32,662	L(26), D(90), O(4)

A-1-18

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(14)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Loan	1	3 Columbus Circle(2)(33)	12/31/2018	57,324,235	17,233,200	40,091,035	12/31/2017	50,952,874	16,254,125	34,698,749	12/31/2016
Loan	2	3 Park Avenue(2)(35)(36)	09/30/2018	32,390,743	16,631,958	15,758,785	12/31/2017	34,088,864	16,566,079	17,522,785	12/31/2016
Loan	3	Saint Louis Galleria(2)(34)	08/31/2018	37,310,336	10,000,986	27,309,350	12/31/2017	37,193,781	10,197,175	26,996,606	12/31/2016
Loan	4	ARC Apartments(2)(33)	12/31/2018	10,707,119	3,235,350	7,471,768
Loan	5	9800 Wilshire(32)
Loan	6	5202 Ben White	12/31/2018	1,550,538	408,328	1,142,210
Loan	7	101 California(2)(33)(35)	12/31/2018	85,549,925	28,987,593	56,562,332	12/31/2017	79,428,927	28,767,057	50,661,870	12/31/2016
Loan	8	Soho Beach House(2)(34)(36)	01/31/2019	46,662,860	31,363,350	15,299,510	12/31/2018	45,890,188	31,128,533	14,761,655	12/31/2017
Loan	9	Pace Gallery HQ(2)
Loan	10	AT580 Multi	11/30/2018	3,712,698	1,411,016	2,301,682	12/31/2017	2,147,494	1,103,290	1,044,204
Loan	11	Tailor Lofts	12/31/2018	5,900,148	2,489,702	3,410,447	12/31/2017	5,561,516	2,278,140	3,283,376	12/31/2016
Loan	12	Embassy Suites Scottsdale(34)	11/30/2018	18,380,183	13,996,516	4,383,667	12/31/2017	17,173,188	13,027,703	4,145,485
Loan	13	Flight(34)
Loan	14	The Crossing at Katy Ranch	12/31/2018	5,386,288	2,652,070	2,734,218
Loan	15	Dollar General Portfolio(34)
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-19

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(14)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	12/31/2018	11,312,549	6,012,315	5,300,234	12/31/2017	10,452,885	5,486,205	4,966,680	12/31/2016
Property	16.01	Exchange Tower	12/31/2018	2,393,416	936,961	1,456,455	12/31/2017	2,506,920	881,766	1,625,154	12/31/2016
Property	16.02	Towne Center	12/31/2018	2,048,143	932,734	1,115,409	12/31/2017	1,633,705	822,707	810,998	12/31/2016
Property	16.03	Two Memorial Place	12/31/2018	1,411,403	858,166	553,237	12/31/2017	1,036,488	823,873	212,615	12/31/2016
Property	16.04	Triad Center I	12/31/2018	1,194,633	865,734	328,899	12/31/2017	1,149,436	767,818	381,619	12/31/2016
Property	16.05	Corporate Place	12/31/2018	1,305,353	708,640	596,712	12/31/2017	1,330,196	622,305	707,891	12/31/2016
Property	16.06	The 51 Yale Building	12/31/2018	854,326	423,807	430,519	12/31/2017	701,114	344,654	356,460	12/31/2016
Property	16.07	Commerce Tower	12/31/2018	975,310	581,863	393,448	12/31/2017	1,026,071	581,335	444,736	12/31/2016
Property	16.08	Riverbridge Office	12/31/2018	581,708	431,784	149,924	12/31/2017	511,533	384,278	127,255	12/31/2016
Property	16.09	Three Memorial Place	12/31/2018	548,257	272,624	275,632	12/31/2017	557,422	257,470	299,952	12/31/2016
Loan	17	Sharon Park Apartments	12/31/2018	5,604,971	2,784,682	2,820,289	12/31/2017	5,489,175	3,027,757	2,461,418	12/31/2016
Loan	18	Spring Hollow Apartments(36)	11/30/2018	4,805,726	2,419,969	2,385,757	12/31/2017	4,779,451	2,346,631	2,432,821	12/31/2016
Loan	19	Atrium Two(2)(35)	T-9 9/30/2018 Ann.	11,943,668	7,197,972	4,745,695	12/31/2017	12,168,329	6,499,840	5,668,489	12/31/2016
Loan	20	The Landing Apartments(36)	11/30/2018	2,580,276	1,095,437	1,484,838
Loan	21	Union Bay Apartments(36)	01/31/2019	1,836,947	607,075	1,229,872	12/31/2017	1,114,442	555,162	559,280
Loan	22	Baywood San Mateo(32)
Loan	23	Liberty Station Retail(2)	08/31/2018	12,739,202	3,686,770	9,052,432	12/31/2017	11,752,629	4,101,991	7,650,638	12/31/2016
Loan	24	166 Geary Street	12/31/2018	1,546,322	750,669	795,653	12/31/2017	1,448,252	818,789	629,463	12/31/2016
Loan	25	Vie Portfolio(2)	11/30/2018	13,586,159	7,115,991	6,470,169	12/31/2017	13,378,333	6,992,088	6,386,245
Property	25.01	University Downs	11/30/2018	3,049,129	1,607,767	1,441,362	12/31/2017	2,876,657	1,512,019	1,364,638	12/31/2016
Property	25.02	Ella Lofts	11/30/2018	2,337,613	1,303,198	1,034,415	12/31/2017	2,197,392	1,370,080	827,312
Property	25.03	University View	11/30/2018	2,080,571	884,453	1,196,119	12/31/2017	2,099,249	899,281	1,199,969	12/31/2016
Property	25.04	Colonie	11/30/2018	2,031,485	1,139,488	891,997	12/31/2017	1,894,396	1,035,972	858,424	12/31/2016
Property	25.05	Hillcrest Oakwood	11/30/2018	2,309,819	1,355,036	954,783	12/31/2017	2,538,342	1,340,980	1,197,363	12/31/2016
Property	25.06	Southgate	11/30/2018	1,777,542	826,049	951,493	12/31/2017	1,772,297	833,758	938,540	12/31/2016
Loan	26	Roanoke Crossing Shopping Center	12/31/2018	2,017,732	455,887	1,561,845	12/31/2017	2,030,452	426,383	1,604,069	12/31/2016

A-1-20

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(14)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Loan	27	Texas Marriott & Hilton Portfolio	12/31/2018	5,552,087	3,226,357	2,325,730	12/31/2017	5,412,428	3,357,479	2,054,949	12/31/2016
Property	27.01	Homewood Suites Brownsville	12/31/2018	2,640,382	1,457,221	1,183,161	12/31/2017	2,592,345	1,587,066	1,005,279	12/31/2016
Property	27.02	Residence Inn Laredo	12/31/2018	2,911,705	1,769,136	1,142,569	12/31/2017	2,820,083	1,770,413	1,049,670	12/31/2016
Loan	28	Homewood Suites Philadelphia - Valley Forge	12/31/2018	5,356,423	3,581,086	1,775,337	12/31/2017	5,121,525	3,487,837	1,633,688	12/31/2016
Loan	29	Hilton Garden Inn - Valley Forge	12/31/2018	6,112,505	4,476,217	1,636,288	12/31/2017	5,701,810	4,451,468	1,250,342	12/31/2016
Loan	30	AC Marriott Downtown Tucson(2)	01/31/2019	9,896,897	3,841,585	6,055,312
Loan	31	Atlantic Gardens	11/30/2018	1,452,892	316,905	1,135,987	12/31/2017	1,391,347	347,609	1,043,738	12/31/2016
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	10/31/2018	5,203,099	3,128,913	2,074,186	12/31/2017	4,833,584	2,957,713	1,875,871	12/31/2016
Loan	33	Compass Self Storage PA & FL Portfolio	12/31/2018	2,070,458	643,274	1,427,184	12/31/2017	1,960,317	602,165	1,358,152	12/31/2016
Property	33.01	Compass Self Storage Spring Hill	12/31/2018	1,104,933	374,376	730,557	12/31/2017	983,690	348,249	635,441	12/31/2016
Property	33.02	Route 8 Self Storage	12/31/2018	965,525	268,898	696,627	12/31/2017	976,627	253,917	722,710	12/31/2016
Loan	34	Meridian Tower	11/30/2018	2,253,301	1,529,286	724,015	12/31/2017	2,516,216	1,344,467	1,171,749	12/31/2016
Loan	35	69 Clinton & 28 East 13th Street Portfolio
Property	35.01	69 Clinton Street	12/31/2018	587,482	150,847	436,635	12/31/2017	492,780	150,552	342,228
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	12/31/2018	1,608,014	109,135	1,498,880	12/31/2017	1,527,706	106,884	1,420,822	12/31/2016
Loan	37	Huntsville Self Storage Portfolio	12/31/2018	1,491,423	446,455	1,044,968	12/31/2017	1,485,856	417,325	1,068,530	12/31/2016
Property	37.01	Hampton Cove	12/31/2018	747,992	213,145	534,847	12/31/2017	745,360	196,605	548,755	12/31/2016
Property	37.02	Safe & Secure	12/31/2018	457,102	160,210	296,892	12/31/2017	458,156	150,810	307,346	12/31/2016
Property	37.03	Mt. Carmel & Bell Factory	12/31/2018	286,329	73,100	213,229	12/31/2017	282,340	69,910	212,430	12/31/2016
Loan	38	Rosemont Commons Fee
Loan	39	Walgreens - MA & NH
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place
Loan	41	Massman Ina Portfolio	12/31/2018	1,208,927	188,422	1,020,504	12/31/2017	1,207,600	268,580	939,020
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail
Loan	43	161 Court Street
Loan	44	First Colony Self Storage	11/30/2018	1,363,955	381,477	982,478	12/31/2017	1,341,819	376,707	965,112	12/31/2016
Loan	45	I-10 & Haden Shopping Center	12/31/2018	513,145	120,146	393,000	12/31/2017	446,817	99,486	347,331	12/31/2016
Loan	46	South Port Apartments	11/30/2018	784,979	394,917	390,062	12/31/2017	777,499	431,535	345,964	12/31/2016
A-1-21

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third	Third
			Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	EGI($)	Expenses($)	NOI($)	Debt Yield(10)(13)	Debt Yield(10)(13)	Revenue($)	EGI($)	Expenses($)	NOI ($)(14)	Reserves($)
Loan	1	3 Columbus Circle(2)(33)	50,161,202	14,968,652	35,192,550	12.3%	11.5%	81,003,011	79,416,007	18,918,555	60,497,452	150,743
Loan	2	3 Park Avenue(2)(35)(36)	33,730,904	15,156,539	18,574,365	10.0%	8.8%	41,242,129	34,812,941	16,549,901	18,263,040	222,521
Loan	3	Saint Louis Galleria(2)(34)	37,373,498	10,525,998	26,847,500	11.3%	11.0%	38,782,454	37,642,385	10,481,622	27,160,764	116,424
Loan	4	ARC Apartments(2)(33)				14.7%	14.6%	17,962,305	17,317,388	3,379,417	13,937,971	107,773
Loan	5	9800 Wilshire(32)				7.9%	7.9%	5,934,678	5,542,368	1,182,667	4,359,701	4,557
Loan	6	5202 Ben White				9.8%	9.7%	7,519,779	7,143,790	2,917,088	4,226,703	61,158
Loan	7	101 California(2)(33)(35)	68,835,502	27,535,387	41,300,115	12.8%	12.6%	106,148,164	98,039,071	30,562,252	67,476,820	187,722
Loan	8	Soho Beach House(2)(34)(36)	39,786,166	28,616,452	11,169,714	28.0%	25.7%	46,662,860	46,662,860	31,272,205	15,390,655	1,252,503
Loan	9	Pace Gallery HQ(2)				9.0%	8.5%	10,910,718	10,365,183	2,258,718	8,106,464	14,913
Loan	10	AT580 Multi				9.5%	9.3%	5,033,228	4,813,161	1,170,767	3,642,393	45,000
Loan	11	Tailor Lofts	5,196,734	2,376,037	2,820,697	9.2%	9.0%	6,215,373	5,917,478	2,422,854	3,494,624	66,150
Loan	12	Embassy Suites Scottsdale(34)				11.9%	9.8%	18,380,183	18,380,183	14,150,559	4,229,624	735,207
Loan	13	Flight(34)				12.1%	11.6%	6,191,121	5,956,888	1,953,133	4,003,756	27,409
Loan	14	The Crossing at Katy Ranch				9.1%	8.9%	6,184,558	5,483,062	2,663,278	2,819,784	63,600
Loan	15	Dollar General Portfolio(34)				9.1%	9.0%	3,060,517	2,907,491	246,064	2,661,428	44,217
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-22

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third	Third
			Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	EGI($)	Expenses($)	NOI($)	Debt Yield(10)(13)	Debt Yield(10)(13)	Revenue($)	EGI($)	Expenses($)	NOI ($)(14)	Reserves($)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	10,991,953	5,212,572	5,779,381	13.0%	10.7%	15,963,332	12,461,215	6,126,333	6,334,882	228,247
Property	16.01	Exchange Tower	2,352,857	821,302	1,531,555			2,653,623	2,548,593	1,021,410	1,527,183	22,508
Property	16.02	Towne Center	1,770,290	840,411	929,879			2,688,389	2,151,138	1,006,660	1,144,477	33,035
Property	16.03	Two Memorial Place	1,091,583	682,684	408,899			2,511,982	2,152,254	853,133	1,299,122	16,626
Property	16.04	Triad Center I	1,473,370	761,277	712,093			2,241,498	1,165,754	760,972	404,783	41,782
Property	16.05	Corporate Place	1,184,426	591,580	592,846			1,577,237	1,178,393	748,320	430,073	21,995
Property	16.06	The 51 Yale Building	761,223	342,534	418,689			1,284,440	1,197,724	413,719	784,005	17,333
Property	16.07	Commerce Tower	1,040,905	556,832	484,073			1,324,315	1,037,602	619,174	418,428	18,908
Property	16.08	Riverbridge Office	713,607	374,887	338,720			947,109	474,539	420,825	53,713	30,096
Property	16.09	Three Memorial Place	603,692	241,066	362,626			734,739	555,219	282,121	273,098	25,964
Loan	17	Sharon Park Apartments	5,167,876	2,892,408	2,275,468	9.8%	9.0%	6,058,064	5,604,971	2,918,823	2,686,149	199,704
Loan	18	Spring Hollow Apartments(36)	4,691,459	2,304,465	2,386,994	8.8%	8.3%	5,690,720	4,805,726	2,436,794	2,368,932	126,500
Loan	19	Atrium Two(2)(35)	12,894,620	6,736,249	6,158,371	11.4%	9.8%	14,680,241	13,696,665	7,346,080	6,350,584	131,523
Loan	20	The Landing Apartments(36)				8.1%	7.9%	3,310,481	3,120,793	1,185,808	1,934,986	39,564
Loan	21	Union Bay Apartments(36)				7.2%	7.1%	2,267,607	2,169,908	616,189	1,553,719	18,500
Loan	22	Baywood San Mateo(32)				8.1%	7.8%	2,395,374	2,275,605	580,431	1,695,174	5,101
Loan	23	Liberty Station Retail(2)	10,987,815	3,287,760	7,700,055	8.0%	7.7%	14,729,621	13,968,591	4,609,164	9,359,427	49,156
Loan	24	166 Geary Street	1,575,428	981,434	593,994	8.2%	7.9%	2,475,073	2,298,813	748,993	1,549,819	6,869
Loan	25	Vie Portfolio(2)				9.9%	9.9%	16,313,642	14,645,085	7,184,664	7,460,421
Property	25.01	University Downs	2,693,850	1,547,351	1,146,499			3,790,998	3,272,908	1,644,794	1,628,114
Property	25.02	Ella Lofts						2,736,061	2,618,742	1,297,787	1,320,955
Property	25.03	University View	1,843,263	731,969	1,111,294			2,273,260	2,073,686	944,946	1,128,740
Property	25.04	Colonie	1,802,935	1,043,676	759,258			2,286,737	2,178,431	1,141,712	1,036,719
Property	25.05	Hillcrest Oakwood	2,641,755	1,399,344	1,242,411			3,372,905	2,806,637	1,354,872	1,451,765
Property	25.06	Southgate	1,677,611	870,073	807,538			1,853,681	1,694,681	800,553	894,128
Loan	26	Roanoke Crossing Shopping Center	1,820,076	377,945	1,442,131	10.0%	9.5%	2,319,970	2,130,066	468,504	1,661,561	11,786

A-1-23

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third	Third
			Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	EGI($)	Expenses($)	NOI($)	Debt Yield(10)(13)	Debt Yield(10)(13)	Revenue($)	EGI($)	Expenses($)	NOI ($)(14)	Reserves($)
Loan	27	Texas Marriott & Hilton Portfolio	4,949,618	3,214,559	1,735,059	13.4%	12.1%	5,552,087	5,552,087	3,335,941	2,216,145	222,083
Property	27.01	Homewood Suites Brownsville	2,280,606	1,511,853	768,753			2,640,382	2,640,382	1,535,624	1,104,757	105,615
Property	27.02	Residence Inn Laredo	2,669,012	1,702,706	966,306			2,911,705	2,911,705	1,800,317	1,111,388	116,468
Loan	28	Homewood Suites Philadelphia - Valley Forge	5,362,201	3,686,865	1,675,336	12.0%	12.0%	5,484,560	5,484,560	3,653,998	1,830,562
Loan	29	Hilton Garden Inn - Valley Forge	5,880,265	4,473,922	1,406,343	11.0%	11.0%	6,112,505	6,112,505	4,430,475	1,682,030
Loan	30	AC Marriott Downtown Tucson(2)				12.5%	11.5%	8,888,063	8,888,063	3,903,484	4,984,579	312,490
Loan	31	Atlantic Gardens	1,047,595	321,294	726,301	8.2%	8.0%	1,693,541	1,604,443	380,643	1,223,801	8,127
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	5,278,027	3,032,176	2,245,851	13.8%	12.4%	5,203,099	5,203,099	3,153,525	2,049,574	208,124
Loan	33	Compass Self Storage PA & FL Portfolio	1,823,374	587,163	1,236,211	9.5%	9.4%	2,478,084	2,070,458	692,783	1,377,675	20,584
Property	33.01	Compass Self Storage Spring Hill	901,479	332,032	569,447			1,409,621	1,104,933	375,813	729,120	11,410
Property	33.02	Route 8 Self Storage	921,895	255,132	666,764			1,068,464	965,525	316,970	648,555	9,174
Loan	34	Meridian Tower	2,590,385	1,281,397	1,308,988	11.7%	10.2%	3,068,975	2,809,944	1,262,080	1,547,864	12,094
Loan	35	69 Clinton & 28 East 13th Street Portfolio				7.0%	7.0%	1,222,785	1,166,113	292,086	874,027	4,924
Property	35.01	69 Clinton Street						718,785	676,513	174,339	502,174	4,189
Property	35.02	28 East 13th Street						504,000	489,600	117,747	371,853	735
Loan	36	8401 Melrose	1,529,507	112,125	1,417,382	13.6%	13.6%	2,024,811	1,930,583	304,233	1,626,350	761
Loan	37	Huntsville Self Storage Portfolio	1,490,786	411,031	1,079,755	9.0%	8.6%	2,048,390	1,491,423	485,332	1,006,091	37,804
Property	37.01	Hampton Cove	755,181	192,857	562,324			1,130,682	747,992	252,185	495,807	23,373
Property	37.02	Safe & Secure	457,153	150,883	306,270			545,416	457,102	144,366	312,736	8,526
Property	37.03	Mt. Carmel & Bell Factory	278,452	67,291	211,161			372,291	286,329	88,781	197,548	5,905
Loan	38	Rosemont Commons Fee				8.7%	8.7%	976,000	976,000	19,520	956,480
Loan	39	Walgreens - MA & NH				8.7%	8.7%	984,091	954,569	19,091	935,477
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place				8.2%	8.1%	949,091	920,618	141,593	779,025	394
Loan	41	Massman Ina Portfolio				10.7%	9.8%	1,197,350	1,137,483	205,558	931,925	38,323
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail				12.1%	11.6%	1,686,656	1,602,323	620,438	981,886	-31,526
Loan	43	161 Court Street				7.3%	7.3%	656,200	628,274	84,389	543,885	1,390
Loan	44	First Colony Self Storage	1,319,867	394,605	925,262	18.3%	18.2%	1,482,028	1,363,955	383,434	980,521	9,201
Loan	45	I-10 & Haden Shopping Center	474,689	134,945	339,744	10.0%	9.6%	582,588	553,459	153,126	400,333	-2,751
Loan	46	South Port Apartments	765,862	384,185	381,677	10.6%	9.7%	875,217	784,979	392,393	392,586	33,900

A-1-24

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest	Expiration(20)	Extension Terms(20)	Largest Tenant(21)(24)(25)	SF	Expiration(23)
Loan	1	3 Columbus Circle(2)(33)	3,752,630	56,594,080	Fee Simple			Young & Rubicam, Inc.	375,236	08/31/2033
Loan	2	3 Park Avenue(2)(35)(36)	1,950,188	16,090,332	Fee Simple			Houghton Mifflin Harcourt	101,821	12/31/2027
Loan	3	Saint Louis Galleria(2)(34)	560,043	26,484,297	Fee Simple			Galleria 6 Cinemas	19,624	08/31/2023
Loan	4	ARC Apartments(2)(33)		13,830,198	Fee Simple			NAP	NAP	NAP
Loan	5	9800 Wilshire(32)		4,355,143	Fee Simple			Spring Place	42,820	06/30/2028
Loan	6	5202 Ben White		4,165,545	Fee Simple			City of Austin	196,768	03/31/2026
Loan	7	101 California(2)(33)(35)	1,047,309	66,241,788	Fee Simple			Merrill Lynch	121,986	10/31/2022
Loan	8	Soho Beach House(2)(34)(36)		14,138,153	Fee Simple			NAP	NAP	NAP
Loan	9	Pace Gallery HQ(2)	455,343	7,636,208	Fee Simple			The Pace Gallery LLC	74,563	12/14/2038
Loan	10	AT580 Multi		3,597,393	Fee Simple			NAP	NAP	NAP
Loan	11	Tailor Lofts		3,428,474	Fee Simple			NAP	NAP	NAP
Loan	12	Embassy Suites Scottsdale(34)		3,494,417	Fee Simple			NAP	NAP	NAP
Loan	13	Flight(34)	137,047	3,839,299	Fee Simple			BOA Technology Inc.	87,787	06/30/2025
Loan	14	The Crossing at Katy Ranch		2,756,184	Fee Simple			NAP	NAP	NAP
Loan	15	Dollar General Portfolio(34)		2,617,211	Fee Simple
Property	15.01	Dollar General-Afton, NY			Fee Simple			Dollar General	9,002	09/30/2033
Property	15.02	Dollar General-Rogers City, MI			Fee Simple			Dollar General	9,026	02/28/2033
Property	15.03	Dollar General-Oakman, AL			Fee Simple			Dollar General	10,640	05/31/2033
Property	15.04	Dollar General-Attalla, AL			Fee Simple			Dollar General	9,100	06/30/2033
Property	15.05	Dollar General-Greenbush, MN			Fee Simple			Dollar General	9,100	08/31/2033
Property	15.06	Dollar General-Opelika, AL			Fee Simple			Dollar General	9,230	05/31/2033
Property	15.07	Dollar General-Ishpeming, MI			Fee Simple			Dollar General	9,100	08/31/2033
Property	15.08	Dollar General-Lisman, AL			Fee Simple			Dollar General	9,026	10/31/2033
Property	15.09	Dollar General-Verbena, AL			Fee Simple			Dollar General	9,196	10/31/2033
Property	15.10	Dollar General-Appleton, MN			Fee Simple			Dollar General	9,328	09/30/2031
Property	15.11	Dollar General-New York Mills, MN			Fee Simple			Dollar General	9,100	08/31/2031
Property	15.12	Dollar General-Barry, IL			Fee Simple			Dollar General	9,122	08/31/2031
Property	15.13	Dollar General-Thomaston, AL			Fee Simple			Dollar General	9,100	11/30/2033
Property	15.14	Dollar General-Coffeen, IL			Fee Simple			Dollar General	9,100	10/31/2033
Property	15.15	Dollar General-Payson, IL			Fee Simple			Dollar General	9,014	11/30/2033
Property	15.16	Dollar General-Garden City, AL			Fee Simple			Dollar General	9,100	10/31/2033
Property	15.17	Dollar General-Red Lake Falls, MN			Fee Simple			Dollar General	9,100	08/31/2031
Property	15.18	Dollar General-West Point, IA			Fee Simple			Dollar General	9,100	12/31/2033
Property	15.19	Dollar General-Backus, MN			Fee Simple			Dollar General	9,328	09/30/2031
Property	15.20	Dollar General-Erskine, MN			Fee Simple			Dollar General	9,328	07/31/2031
Property	15.21	Dollar General-Athens, AL			Fee Simple			Dollar General	9,100	06/30/2033
Property	15.22	Dollar General-Cullman, AL			Fee Simple			Dollar General	9,100	09/30/2033
Property	15.23	Dollar General-Pellston, MI			Fee Simple			Dollar General	9,100	11/30/2033

A-1-25

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest	Expiration(20)	Extension Terms(20)	Largest Tenant(21)(24)(25)	SF	Expiration(23)
Property	15.24	Dollar General-Clinton, AL			Fee Simple			Dollar General	7,512	10/31/2033
Property	15.25	Dollar General-Sebeka, MN			Fee Simple			Dollar General	7,489	11/30/2033
Property	15.26	Dollar General-Detroit, AL			Fee Simple			Dollar General	7,489	08/31/2033
Property	15.27	Dollar General-Larchwood, IA			Fee Simple			Dollar General	7,489	12/31/2033
Property	15.28	Dollar General-New Market, AL			Fee Simple			Dollar General	9,100	10/31/2033
Property	15.29	Dollar General-Ramer, AL			Fee Simple			Dollar General	9,332	08/31/2031
Property	15.30	Dollar General-Pansey, AL			Fee Simple			Dollar General	7,500	11/30/2033
Property	15.31	Dollar General-Pennington, AL			Fee Simple			Dollar General	9,123	10/31/2031
Property	15.32	Dollar General-Waterloo, AL			Fee Simple			Dollar General	9,100	11/30/2033
Property	15.33	Dollar General-Arab, AL			Fee Simple			Dollar General	9,203	09/30/2031
Loan	16	Tulsa Office Portfolio(2)	887,866	5,218,769	Fee Simple
Property	16.01	Exchange Tower	181,822	1,322,853	Fee Simple			QPS	57,937	09/30/2023
Property	16.02	Towne Center	109,470	1,001,972	Fee Simple			Tulsa Pain Consultants	22,719	08/31/2023
Property	16.03	Two Memorial Place	175,232	1,107,264	Fee Simple			Finance of America Reverse	18,140	02/28/2025
Property	16.04	Triad Center I	102,316	260,685	Fee Simple			Kivell Rayment & Francis	11,862	12/31/2020
Property	16.05	Corporate Place	85,571	322,508	Fee Simple			OK Employment Security	13,000	MTM
Property	16.06	The 51 Yale Building	87,148	679,525	Fee Simple			GSA/Department of Veteran Affairs	12,650	05/31/2028
Property	16.07	Commerce Tower	85,039	314,480	Fee Simple			PPM Global Resources	9,745	03/31/2021
Property	16.08	Riverbridge Office	24,176	-559	Fee Simple			Bravo Natural Resources, LLC	17,303	04/30/2019
Property	16.09	Three Memorial Place	37,092	210,042	Fee Simple			GSA/DEA	9,566	01/22/2028
Loan	17	Sharon Park Apartments		2,486,445	Fee Simple			NAP	NAP	NAP
Loan	18	Spring Hollow Apartments(36)		2,242,432	Fee Simple			NAP	NAP	NAP
Loan	19	Atrium Two(2)(35)	757,040	5,462,022	Fee Simple			Cincinnati Bell	239,943	09/30/2030
Loan	20	The Landing Apartments(36)		1,895,422	Fee Simple			NAP	NAP	NAP
Loan	21	Union Bay Apartments(36)	2,791	1,532,428	Fee Simple			NAP	NAP	NAP
Loan	22	Baywood San Mateo(32)	62,375	1,627,698	Fee Simple			Fossil	15,025	03/31/2026
Loan	23	Liberty Station Retail(2)	327,704	8,982,567	Fee Simple/Leasehold	12/31/2070	None	VONS Companies	51,839	10/31/2027
Loan	24	166 Geary Street	34,343	1,508,608	Fee Simple			WeWork	12,500	05/31/2029
Loan	25	Vie Portfolio(2)		7,460,421	Fee Simple
Property	25.01	University Downs		1,628,114	Fee Simple			NAP	NAP	NAP
Property	25.02	Ella Lofts		1,320,955	Fee Simple			NAP	NAP	NAP
Property	25.03	University View		1,128,740	Fee Simple			NAP	NAP	NAP
Property	25.04	Colonie		1,036,719	Fee Simple			NAP	NAP	NAP
Property	25.05	Hillcrest Oakwood		1,451,765	Fee Simple			NAP	NAP	NAP
Property	25.06	Southgate		894,128	Fee Simple			NAP	NAP	NAP
Loan	26	Roanoke Crossing Shopping Center	78,572	1,571,203	Fee Simple			Eminence Dance Complex, LLC	5,760	12/31/2021

A-1-26

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest	Expiration(20)	Extension Terms(20)	Largest Tenant(21)(24)(25)	SF	Expiration(23)
Loan	27	Texas Marriott & Hilton Portfolio		1,994,062	Fee Simple
Property	27.01	Homewood Suites Brownsville		999,142	Fee Simple			NAP	NAP	NAP
Property	27.02	Residence Inn Laredo		994,920	Fee Simple			NAP	NAP	NAP
Loan	28	Homewood Suites Philadelphia - Valley Forge		1,830,562	Fee Simple			NAP	NAP	NAP
Loan	29	Hilton Garden Inn - Valley Forge		1,682,030	Fee Simple			NAP	NAP	NAP
Loan	30	AC Marriott Downtown Tucson(2)	90,426	4,581,663	Leasehold	Various	No	NAP	NAP	NAP
Loan	31	Atlantic Gardens	21,310	1,194,364	Fee Simple			US Postal Service	4,782	06/30/2026
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)		1,841,450	Fee Simple			NAP	NAP	NAP
Loan	33	Compass Self Storage PA & FL Portfolio		1,357,091	Fee Simple
Property	33.01	Compass Self Storage Spring Hill		717,710	Fee Simple			NAP	NAP	NAP
Property	33.02	Route 8 Self Storage		639,381	Fee Simple			NAP	NAP	NAP
Loan	34	Meridian Tower	191,927	1,343,843	Fee Simple			Autobase, Inc.	20,829	12/31/2021
Loan	35	69 Clinton & 28 East 13th Street Portfolio	1,600	867,504	Fee Simple
Property	35.01	69 Clinton Street	600	497,385	Fee Simple			Ronin Stones	630	06/30/2030
Property	35.02	28 East 13th Street	1,000	370,119	Fee Simple			Blue Stripes	1,564	05/31/2028
Loan	36	8401 Melrose		1,625,590	Fee Simple			Marc Jacobs	3,950	08/31/2025
Loan	37	Huntsville Self Storage Portfolio		968,287	Fee Simple
Property	37.01	Hampton Cove		472,434	Fee Simple			NAP	NAP	NAP
Property	37.02	Safe & Secure		304,210	Fee Simple			NAP	NAP	NAP
Property	37.03	Mt. Carmel & Bell Factory		191,643	Fee Simple			NAP	NAP	NAP
Loan	38	Rosemont Commons Fee		956,480	Fee Simple			NAP	NAP	NAP
Loan	39	Walgreens - MA & NH		935,477	Fee Simple
Property	39.01	Walgreens - MA			Fee Simple			Walgreens	14,820	09/30/2082
Property	39.02	Walgreens - NH			Fee Simple			Walgreens	12,303	12/31/2082
Loan	40	116 University Place	2,626	776,005	Fee Simple			Ferrero U.S.A., Inc.	2,626	03/01/2028
Loan	41	Massman Ina Portfolio	45,503	848,099	Fee Simple
Property	41.01	Massman Drive			Fee Simple			Hearthside Food Solutions	145,800	03/31/2023
Property	41.02	West Ina Road			Fee Simple			Southern Arizona Urgent Care	5,817	10/31/2026
Loan	42	Colony Retail	75,862	937,550	Fee Simple			Floor & Décor	72,916	10/30/2031
Loan	43	161 Court Street	4,800	537,695	Fee Simple			Indochino Apparel (US) Inc.	3,200	10/31/2028
Loan	44	First Colony Self Storage		971,321	Fee Simple			NAP	NAP	NAP
Loan	45	I-10 & Haden Shopping Center	19,434	383,650	Fee Simple			GTE Mobilnet of South Texas	6,025	02/29/2024
Loan	46	South Port Apartments		358,686	Fee Simple			NAP	NAP	NAP

A-1-27

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease			Lease
Loan	ID	Property Name	2nd Largest Tenant(22)(24)	SF	Expiration(23)	3rd Largest Tenant(22)(24)(25)	SF	Expiration	4th Largest Tenant(24)	SF
Loan	1	3 Columbus Circle(2)(33)	Emerge 212 3CC LLC	57,359	02/29/2028	Nordstrom	46,991	07/31/2040	Jazz at Lincoln Center, Inc.	30,653
Loan	2	3 Park Avenue(2)(35)(36)	TransPerfect Translations	91,220	09/30/2019	P. Kaufmann Contract	57,000	12/31/2022	Return Path, Inc.	46,002
Loan	3	Saint Louis Galleria(2)(34)	H&M	12,913	01/31/2021	Victoria’s Secret	12,892	01/31/2026	Urban Outfitters	12,623
Loan	4	ARC Apartments(2)(33)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	9800 Wilshire(32)	The Gores Group	14,148	12/31/2034	NAP	NAP	NAP	NAP	NAP
Loan	6	5202 Ben White	The Consulate of Mexico	26,317	11/30/2032	NAP	NAP	NAP	NAP	NAP
Loan	7	101 California(2)(33)(35)	Cooley LLP	112,305	12/31/2020	Morgan Stanley	91,068	01/31/2028	Deutsche Bank	60,311
Loan	8	Soho Beach House(2)(34)(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Pace Gallery HQ(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	AT580 Multi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Tailor Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Embassy Suites Scottsdale(34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Flight(34)	The Nature Conservancy	6,154	08/17/2023	Taxi Recreation	5,760	05/31/2032	Ringsby Court	4,769
Loan	14	The Crossing at Katy Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Dollar General Portfolio(34)
Property	15.01	Dollar General-Afton, NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Dollar General-Rogers City, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Dollar General-Oakman, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.04	Dollar General-Attalla, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.05	Dollar General-Greenbush, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.06	Dollar General-Opelika, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.07	Dollar General-Ishpeming, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.08	Dollar General-Lisman, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.09	Dollar General-Verbena, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.10	Dollar General-Appleton, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.11	Dollar General-New York Mills, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.12	Dollar General-Barry, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.13	Dollar General-Thomaston, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.14	Dollar General-Coffeen, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.15	Dollar General-Payson, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.16	Dollar General-Garden City, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.17	Dollar General-Red Lake Falls, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.18	Dollar General-West Point, IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.19	Dollar General-Backus, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.20	Dollar General-Erskine, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.21	Dollar General-Athens, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.22	Dollar General-Cullman, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.23	Dollar General-Pellston, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease			Lease
Loan	ID	Property Name	2nd Largest Tenant(22)(24)	SF	Expiration(23)	3rd Largest Tenant(22)(24)(25)	SF	Expiration	4th Largest Tenant(24)	SF
Property	15.24	Dollar General-Clinton, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.25	Dollar General-Sebeka, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.26	Dollar General-Detroit, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.27	Dollar General-Larchwood, IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.28	Dollar General-New Market, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.29	Dollar General-Ramer, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.30	Dollar General-Pansey, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.31	Dollar General-Pennington, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.32	Dollar General-Waterloo, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.33	Dollar General-Arab, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Tulsa Office Portfolio(2)
Property	16.01	Exchange Tower	Arvest Bank	42,951	12/31/2022	Garmin International, Inc.	15,415	06/30/2021	Spectrio	8,000
Property	16.02	Towne Center	Oklahoma Wesleyan University	18,481	02/28/2021	Carrefour Associates, LLC	16,400	07/31/2020	Jeanmarie Creations, LLC	12,413
Property	16.03	Two Memorial Place	GSA/FBI	17,119	07/08/2030	IRS	17,050	02/28/2029	Tulsa Abstract & Title Co.	10,076
Property	16.04	Triad Center I	Progressive Casualty Insurance	7,951	02/28/2023	Triad Bank	7,311	07/31/2020	Petro-Chem Development Co.	6,676
Property	16.05	Corporate Place	Enacomm, Inc	8,392	09/30/2020	Megasys Hospitality Systems	4,256	02/28/2020	Precision Engineering Group	4,187
Property	16.06	The 51 Yale Building	Orthopedic Trauma Service OK	8,258	08/31/2023	Farmers National Company	8,099	MTM	Tulsa Ctr for Child Psychology	6,962
Property	16.07	Commerce Tower	Sisu Energy & Environmental	6,482	04/30/2021	City National Bank and Trust	5,057	12/31/2022	Jack Zurawik	4,928
Property	16.08	Riverbridge Office	Equus Environmental	5,846	06/30/2021	Integra Realty Resources	3,971	MTM	State of Texas	3,282
Property	16.09	Three Memorial Place	GSA/ONRR	7,561	10/31/2023	McClure Engineering Company	4,337	03/31/2022	Rural Enterprises of Oklahoma	2,671
Loan	17	Sharon Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Spring Hollow Apartments(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Atrium Two(2)(35)	Federal Home Loan Bank	78,794	09/30/2026	Kroger	74,365	09/30/2023	GSA - US Bankruptcy Court	40,112
Loan	20	The Landing Apartments(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Union Bay Apartments(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Baywood San Mateo(32)	Second Measure	6,417	12/31/2025	Core Power Yoga	4,064	03/14/2026	NAP	NAP
Loan	23	Liberty Station Retail(2)	Stone Brewing Co.	22,514	08/31/2027	Liberty Public Market	21,929	01/31/2026	828 Events	14,896
Loan	24	166 Geary Street	Mabrie Facial Cosmetic, Inc.	2,515	06/30/2022	Erevena, Inc.	2,461	10/31/2022	Paul-Ryan Lake, D.D.S.	2,062
Loan	25	Vie Portfolio(2)
Property	25.01	University Downs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.02	Ella Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.03	University View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.04	Colonie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.05	Hillcrest Oakwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.06	Southgate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Roanoke Crossing Shopping Center	Chili’s - Brinkers TX, LP	5,555	01/31/2024	Anytime Fitness	4,200	02/29/2024	JP Morgan (Bank One)	4,148

A-1-29

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease			Lease
Loan	ID	Property Name	2nd Largest Tenant(22)(24)	SF	Expiration(23)	3rd Largest Tenant(22)(24)(25)	SF	Expiration	4th Largest Tenant(24)	SF
Loan	27	Texas Marriott & Hilton Portfolio
Property	27.01	Homewood Suites Brownsville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.02	Residence Inn Laredo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Homewood Suites Philadelphia - Valley Forge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Hilton Garden Inn - Valley Forge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	AC Marriott Downtown Tucson(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Atlantic Gardens	YokeyPokey	2,632	07/31/2022	Smile Direct	1,872	06/30/2024	Cloe Luv	1,602
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Compass Self Storage PA & FL Portfolio
Property	33.01	Compass Self Storage Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	33.02	Route 8 Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Meridian Tower	Professional Data Management Again	19,195	05/31/2024	Digital Mobile Innovations, LLC	18,244	08/31/2024	Scotlynn USA Division, Inc.	15,326
Loan	35	69 Clinton & 28 East 13th Street Portfolio
Property	35.01	69 Clinton Street	Taqueria Diana	630	09/01/2027	NAP	NAP	NAP	NAP	NAP
Property	35.02	28 East 13th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	8401 Melrose	Plus 2 West Zero	1,900	06/30/2020	NAP	NAP	NAP	NAP	NAP
Loan	37	Huntsville Self Storage Portfolio
Property	37.01	Hampton Cove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.02	Safe & Secure	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.03	Mt. Carmel & Bell Factory	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Rosemont Commons Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Walgreens - MA & NH
Property	39.01	Walgreens - MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.02	Walgreens - NH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	116 University Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Massman Ina Portfolio
Property	41.01	Massman Drive	Ferguson Enterprises	24,800	12/31/2023	NAP	NAP	NAP	NAP	NAP
Property	41.02	West Ina Road	TitleMax	1,800	02/28/2022	Wingstop	1,300	07/31/2023	NAP	NAP
Loan	42	Colony Retail	Chair King	16,910	07/31/2027	NAP	NAP	NAP	NAP	NAP
Loan	43	161 Court Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	First Colony Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	I-10 & Haden Shopping Center	Mattress Pal Holding	3,200	01/31/2020	Sanaz Khavari DDS, PLLC.	2,462	12/31/2025	OneMain Financial of Texas, Inc	2,233
Loan	46	South Port Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-30

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Upfront
			Lease			Lease		Occupancy	Replacement
Loan	ID	Property Name	Expiration(23)	5th Largest Tenant(24)	SF	Expiration	Occupancy(4)(21)(25)	As-of Date	Reserves($)(27)
Loan	1	3 Columbus Circle(2)(33)	04/30/2028	Josephson	22,742	12/31/2032	97.2%	01/01/2019
Loan	2	3 Park Avenue(2)(35)(36)	07/31/2025	Pira Energy Group	27,577	02/29/2020	85.5%	10/23/2018
Loan	3	Saint Louis Galleria(2)(34)	01/31/2021	Forever 21	11,798	01/31/2020	96.9%	09/30/2018
Loan	4	ARC Apartments(2)(33)	NAP	NAP	NAP	NAP	100.0%	12/31/2018
Loan	5	9800 Wilshire(32)	NAP	NAP	NAP	NAP	100.0%	01/31/2019
Loan	6	5202 Ben White	NAP	NAP	NAP	NAP	91.2%	12/06/2018
Loan	7	101 California(2)(33)(35)	12/31/2024	Winston & Strawn	52,235	10/31/2024	92.1%	12/31/2018
Loan	8	Soho Beach House(2)(34)(36)	NAP	NAP	NAP	NAP	90.2%	01/31/2019	2,500,000
Loan	9	Pace Gallery HQ(2)	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Loan	10	AT580 Multi	NAP	NAP	NAP	NAP	97.2%	01/04/2019
Loan	11	Tailor Lofts	NAP	NAP	NAP	NAP	99.5%	11/30/2018	7,461
Loan	12	Embassy Suites Scottsdale(34)	NAP	NAP	NAP	NAP	75.8%	11/30/2018
Loan	13	Flight(34)	05/31/2032	Lightshade	4,198	03/31/2024	96.2%	01/01/2019
Loan	14	The Crossing at Katy Ranch	NAP	NAP	NAP	NAP	94.7%	01/31/2019	6,625
Loan	15	Dollar General Portfolio(34)					100.0%	04/06/2019
Property	15.01	Dollar General-Afton, NY	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.02	Dollar General-Rogers City, MI	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.03	Dollar General-Oakman, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.04	Dollar General-Attalla, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.05	Dollar General-Greenbush, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.06	Dollar General-Opelika, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.07	Dollar General-Ishpeming, MI	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.08	Dollar General-Lisman, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.09	Dollar General-Verbena, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.10	Dollar General-Appleton, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.11	Dollar General-New York Mills, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.12	Dollar General-Barry, IL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.13	Dollar General-Thomaston, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.14	Dollar General-Coffeen, IL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.15	Dollar General-Payson, IL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.16	Dollar General-Garden City, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.17	Dollar General-Red Lake Falls, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.18	Dollar General-West Point, IA	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.19	Dollar General-Backus, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.20	Dollar General-Erskine, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.21	Dollar General-Athens, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.22	Dollar General-Cullman, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.23	Dollar General-Pellston, MI	NAP	NAP	NAP	NAP	100.0%	04/06/2019

A-1-31

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Upfront
			Lease			Lease		Occupancy	Replacement
Loan	ID	Property Name	Expiration(23)	5th Largest Tenant(24)	SF	Expiration	Occupancy(4)(21)(25)	As-of Date	Reserves($)(27)
Property	15.24	Dollar General-Clinton, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.25	Dollar General-Sebeka, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.26	Dollar General-Detroit, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.27	Dollar General-Larchwood, IA	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.28	Dollar General-New Market, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.29	Dollar General-Ramer, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.30	Dollar General-Pansey, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.31	Dollar General-Pennington, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.32	Dollar General-Waterloo, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.33	Dollar General-Arab, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Loan	16	Tulsa Office Portfolio(2)					76.6%	Various	302,513
Property	16.01	Exchange Tower	04/30/2021	Armor Energy, LLC	7,658	12/31/2020	95.8%	12/07/2018
Property	16.02	Towne Center	06/30/2023	Golden Fields Services	9,503	09/30/2019	78.2%	12/27/2018
Property	16.03	Two Memorial Place	09/30/2019	Triad Eye Institute	9,444	06/30/2020	83.4%	12/27/2018
Property	16.04	Triad Center I	04/30/2022	FDIC	5,927	07/31/2020	51.5%	11/30/2018
Property	16.05	Corporate Place	12/31/2022	JMARK Business Solutions, Inc	3,594	10/31/2019	75.1%	12/27/2018
Property	16.06	The 51 Yale Building	04/30/2019	Therapy 4 Kids	6,228	07/31/2022	91.4%	12/27/2018
Property	16.07	Commerce Tower	07/31/2019	Joshi Technologies Int’l., Inc	4,732	06/30/2020	78.0%	12/27/2018
Property	16.08	Riverbridge Office	10/31/2024	GSA/Trustee Amer Indians	2,236	04/30/2033	49.2%	12/27/2018
Property	16.09	Three Memorial Place	06/30/2019	Crescent Bank & Trust	2,530	09/30/2019	72.0%	12/27/2018
Loan	17	Sharon Park Apartments	NAP	NAP	NAP	NAP	95.0%	01/17/2019
Loan	18	Spring Hollow Apartments(36)	NAP	NAP	NAP	NAP	91.7%	12/16/2018
Loan	19	Atrium Two(2)(35)	05/24/2025	GSA - US Attorney’s Office	35,000	10/31/2021	94.2%	10/12/2018
Loan	20	The Landing Apartments(36)	NAP	NAP	NAP	NAP	94.8%	01/07/2019
Loan	21	Union Bay Apartments(36)	NAP	NAP	NAP	NAP	95.9%	01/29/2019
Loan	22	Baywood San Mateo(32)	NAP	NAP	NAP	NAP	100.0%	01/01/2019
Loan	23	Liberty Station Retail(2)	05/31/2029	Trader Joes	14,843	03/31/2022	92.4%	08/01/2018	4,074
Loan	24	166 Geary Street	09/30/2028	James Colgan Union Square	1,650	03/31/2024	92.7%	02/12/2019	572
Loan	25	Vie Portfolio(2)					90.0%	Various	25,738
Property	25.01	University Downs	NAP	NAP	NAP	NAP	86.0%	12/03/2018
Property	25.02	Ella Lofts	NAP	NAP	NAP	NAP	98.0%	12/05/2018
Property	25.03	University View	NAP	NAP	NAP	NAP	95.8%	12/11/2018
Property	25.04	Colonie	NAP	NAP	NAP	NAP	97.8%	12/11/2018
Property	25.05	Hillcrest Oakwood	NAP	NAP	NAP	NAP	85.1%	12/11/2018
Property	25.06	Southgate	NAP	NAP	NAP	NAP	92.1%	12/11/2018
Loan	26	Roanoke Crossing Shopping Center	08/31/2024	JBRE LLC	3,800	02/28/2023	90.7%	09/04/2018	982

A-1-32

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Upfront
			Lease			Lease		Occupancy	Replacement
Loan	ID	Property Name	Expiration(23)	5th Largest Tenant(24)	SF	Expiration	Occupancy(4)(21)(25)	As-of Date	Reserves($)(27)
Loan	27	Texas Marriott & Hilton Portfolio					77.7%	12/31/2018
Property	27.01	Homewood Suites Brownsville	NAP	NAP	NAP	NAP	80.2%	12/31/2018
Property	27.02	Residence Inn Laredo	NAP	NAP	NAP	NAP	75.8%	12/31/2018
Loan	28	Homewood Suites Philadelphia - Valley Forge	NAP	NAP	NAP	NAP	80.1%	12/31/2018	17,855
Loan	29	Hilton Garden Inn - Valley Forge	NAP	NAP	NAP	NAP	77.5%	12/31/2018	20,375
Loan	30	AC Marriott Downtown Tucson(2)	NAP	NAP	NAP	NAP	82.7%	01/31/2019
Loan	31	Atlantic Gardens	05/31/2029	Midtown Florist	837	08/31/2029	100.0%	12/19/2018
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	NAP	NAP	NAP	NAP	78.8%	10/31/2018
Loan	33	Compass Self Storage PA & FL Portfolio					83.8%	Various
Property	33.01	Compass Self Storage Spring Hill	NAP	NAP	NAP	NAP	78.5%	01/01/2019
Property	33.02	Route 8 Self Storage	NAP	NAP	NAP	NAP	89.3%	11/30/2018
Loan	34	Meridian Tower	05/30/2027	Hokanson Companies, Inc.	9,822	07/31/2022	91.1%	12/01/2018
Loan	35	69 Clinton & 28 East 13th Street Portfolio					94.4%	01/01/2019
Property	35.01	69 Clinton Street	NAP	NAP	NAP	NAP	93.8%	01/01/2019
Property	35.02	28 East 13th Street	NAP	NAP	NAP	NAP	100.0%	01/01/2019
Loan	36	8401 Melrose	NAP	NAP	NAP	NAP	100.0%	11/05/2018
Loan	37	Huntsville Self Storage Portfolio					77.6%	Various
Property	37.01	Hampton Cove	NAP	NAP	NAP	NAP	69.5%	01/17/2019
Property	37.02	Safe & Secure	NAP	NAP	NAP	NAP	93.3%	01/18/2019
Property	37.03	Mt. Carmel & Bell Factory	NAP	NAP	NAP	NAP	87.0%	01/18/2019
Loan	38	Rosemont Commons Fee	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Walgreens - MA & NH					100.0%	04/01/2019
Property	39.01	Walgreens - MA	NAP	NAP	NAP	NAP	100.0%	04/01/2019
Property	39.02	Walgreens - NH	NAP	NAP	NAP	NAP	100.0%	04/01/2019
Loan	40	116 University Place	NAP	NAP	NAP	NAP	100.0%	04/01/2019	33
Loan	41	Massman Ina Portfolio					100.0%	01/25/2019
Property	41.01	Massman Drive	NAP	NAP	NAP	NAP	100.0%	01/25/2019
Property	41.02	West Ina Road	NAP	NAP	NAP	NAP	100.0%	01/25/2019
Loan	42	Colony Retail	NAP	NAP	NAP	NAP	100.0%	02/01/2019	1,123
Loan	43	161 Court Street	NAP	NAP	NAP	NAP	100.0%	02/01/2019
Loan	44	First Colony Self Storage	NAP	NAP	NAP	NAP	92.1%	12/15/2018
Loan	45	I-10 & Haden Shopping Center	03/31/2023	Batteries Plus Bulbs (ZPA Corporation)	1,685	09/30/2020	100.0%	01/15/2019	195
Loan	46	South Port Apartments	NAP	NAP	NAP	NAP	93.8%	11/30/2018

A-1-33

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
			Replacement	TI/LC
Loan	ID	Property Name	Reserves ($)(28)(29)(30)	Reserves ($)(27)(31)
Loan	1	3 Columbus Circle(2)(33)	Springing
Loan	2	3 Park Avenue(2)(35)(36)	18,543
Loan	3	Saint Louis Galleria(2)(34)	Springing
Loan	4	ARC Apartments(2)(33)	8,981
Loan	5	9800 Wilshire(32)	Springing
Loan	6	5202 Ben White	5,096
Loan	7	101 California(2)(33)(35)	Springing
Loan	8	Soho Beach House(2)(34)(36)	Borrower is required to deposit the greater of (i) 1/12th of 4.0% of the Room and F&B revenue generated during the 12 month period ending on the last day of the most recent calendar quarter
Loan	9	Pace Gallery HQ(2)	Springing
Loan	10	AT580 Multi	3,750
Loan	11	Tailor Lofts	7,461	737
Loan	12	Embassy Suites Scottsdale(34)	Greater of (i) 4.0% of the actual Rents for the property for the 2nd prior month; (ii) the then-current amount required by the Management Agreement; (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E
Loan	13	Flight(34)	Springing
Loan	14	The Crossing at Katy Ranch	6,625
Loan	15	Dollar General Portfolio(34)	1,230
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-34

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
			Replacement	TI/LC
Loan	ID	Property Name	Reserves ($)(28)(29)(30)	Reserves ($)(27)(31)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	19,231	3,750,000
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments	16,642
Loan	18	Spring Hollow Apartments(36)	10,542
Loan	19	Atrium Two(2)(35)	13,672
Loan	20	The Landing Apartments(36)	3,297
Loan	21	Union Bay Apartments(36)	1,542
Loan	22	Baywood San Mateo(32)	425
Loan	23	Liberty Station Retail(2)	4,074	27,159
Loan	24	166 Geary Street	572	2,862
Loan	25	Vie Portfolio(2)	25,738
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	984	6,548

A-1-35

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
			Replacement	TI/LC
Loan	ID	Property Name	Reserves ($)(28)(29)(30)	Reserves ($)(27)(31)
Loan	27	Texas Marriott & Hilton Portfolio	Borrower is required to deposit the greater of (i) 1/12th of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Property for the immediately preceding calendar year as reasonably determined by Lender or (y) the projected annual gross revenues for the hotel related operations at the Property for the calendar year in which such Monthly Payment Date occurs as set forth in the Approved Annual Budget or (ii) the amount due under the franchise agreement.
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge	17,917
Loan	29	Hilton Garden Inn - Valley Forge	20,333
Loan	30	AC Marriott Downtown Tucson(2)	Greatest of (i) with respect to the first monthly payment date through and including the monthly payment date in January, 2021, 3% and (y) with respect to each monthly payment date from February, 2021 and for each monthly payment date thereafter, 4% of the projected Rents for the Hotel Property for the prior month as set forth in the most recent Approved Annual Budget (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures relating to the Hotel Property and the repair and replacement of the FF&E
Loan	31	Atlantic Gardens	677
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	The greater of (i) 4.0% of property rents for the month which occurred two months prior (ii) the then-current amount required by the Management Agreement and (iii) any amount required under any Franchise Agreement for FF&E Work
Loan	33	Compass Self Storage PA & FL Portfolio	1,715
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	2,379
Loan	35	69 Clinton & 28 East 13th Street Portfolio	410
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	Springing
Loan	37	Huntsville Self Storage Portfolio	3,150
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee
Loan	39	Walgreens - MA & NH	Springing
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	33	219
Loan	41	Massman Ina Portfolio
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail	1,123	450,000
Loan	43	161 Court Street	94
Loan	44	First Colony Self Storage	Springing
Loan	45	I-10 & Haden Shopping Center	195	46,800
Loan	46	South Port Apartments	2,815
A-1-36

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Loan	ID	Property Name	Reserves ($)(28)(29)(30)(31)	Reserves ($)(27)	Reserves ($)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(28)(29)(31)	Reserves ($)(27)(30)(31)
Loan	1	3 Columbus Circle(2)(33)	Springing		Springing		Springing		2,668,685	Springing
Loan	2	3 Park Avenue(2)(35)(36)	100,000	3,668,201	641,935		Springing
Loan	3	Saint Louis Galleria(2)(34)	Springing		Springing		Springing		1,675,345
Loan	4	ARC Apartments(2)(33)		31,756	7,939		Springing		5,393,065	Springing
Loan	5	9800 Wilshire(32)	Springing	52,099	52,099	37,007	4,626			Springing
Loan	6	5202 Ben White	Springing	28,215	14,108		Springing		9,349,134	11,799
Loan	7	101 California(2)(33)(35)	Springing		Springing		Springing		20,474,821
Loan	8	Soho Beach House(2)(34)(36)		159,972	26,662	340,170	48,596		1,000,000	Springing
Loan	9	Pace Gallery HQ(2)	Springing		Springing		Springing		6,792,677
Loan	10	AT580 Multi		35,010	12,407	23,868	1,989			Springing
Loan	11	Tailor Lofts	737	178,734	59,578		Springing
Loan	12	Embassy Suites Scottsdale(34)		84,465	21,116		Springing			400,000
Loan	13	Flight(34)	17,131		72,301		Springing		955,605
Loan	14	The Crossing at Katy Ranch		306,283	102,094		Springing
Loan	15	Dollar General Portfolio(34)	2,460	76,313	21,771		Springing		10,000	Springing
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-37

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Loan	ID	Property Name	Reserves ($)(28)(29)(30)(31)	Reserves ($)(27)	Reserves ($)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(28)(29)(31)	Reserves ($)(27)(30)(31)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	Springing	335,125	83,781		Springing	997,487	752,849
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments		73,548	24,516	98,678	19,736	86,710
Loan	18	Spring Hollow Apartments(36)		171,991	57,330	22,190	11,095		3,313,000
Loan	19	Atrium Two(2)(35)	51,175	1,148,336	164,048		Springing		946,486	Springing
Loan	20	The Landing Apartments(36)		58,934	29,467		Springing
Loan	21	Union Bay Apartments(36)	194	79,639	19,910	5,929	2,965		22,375	39
Loan	22	Baywood San Mateo(32)	Springing	49,376	16,459	3,313	1,656		49,985
Loan	23	Liberty Station Retail(2)	27,309	515,493	103,098		Springing		1,202,027
Loan	24	166 Geary Street	2,862		17,886	63,058	7,006	17,063	2,390,179
Loan	25	Vie Portfolio(2)		652,075	133,333		Springing	726,149	7,165,838	50,256.67 (first 15 payments only)
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	6,548	47,800	23,900		Springing		1,050,000

A-1-38

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Loan	ID	Property Name	Reserves ($)(28)(29)(30)(31)	Reserves ($)(27)	Reserves ($)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(28)(29)(31)	Reserves ($)(27)(30)(31)
Loan	27	Texas Marriott & Hilton Portfolio		93,762	23,440	17,918	8,959	4,000	2,135,522
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge		180,000	29,324	63,790	5,316		11,760	Springing
Loan	29	Hilton Garden Inn - Valley Forge		188,000	26,788	75,708	6,309			Springing
Loan	30	AC Marriott Downtown Tucson(2)		11,826	2,365		Springing			389
Loan	31	Atlantic Gardens	1,667	8,170	8,170		Springing	26,625	347,696
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)			18,406		Springing		227,513
Loan	33	Compass Self Storage PA & FL Portfolio			16,844		Springing
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	15,000	69,053	23,018		Springing	66,000	1,306,414
Loan	35	69 Clinton & 28 East 13th Street Portfolio		65,777	16,444	11,546	2,309	18,125	78,000
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	Springing		Springing		Springing			Springing
Loan	37	Huntsville Self Storage Portfolio		43,702	7,284	26,596	2,660	46,525	400,000
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee			Springing		Springing
Loan	39	Walgreens - MA & NH			Springing		Springing
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	219	22,447	7,482	13,399	Springing		23,606	Springing
Loan	41	Massman Ina Portfolio			8,831		Springing		25,000	7,672
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail		33,516	31,526		Springing	2,688
Loan	43	161 Court Street		11,583	3,861	5,169	1,034		309,087
Loan	44	First Colony Self Storage		17,014	8,507	18,084	1,808
Loan	45	I-10 & Haden Shopping Center	1,300	22,310	7,437		Springing			Springing
Loan	46	South Port Apartments		12,743	3,186	49,436	4,120	103,163

A-1-39

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other
			Reserves
Loan	ID	Property Name	Description(30)
Loan	1	3 Columbus Circle(2)(33)	Outstanding TI/LC Reserve (Upfront: 1,820,891.36); Free Rent Reserve (Upfront: 847,793.62); Young & Rubicam Reserve (Monthly Springing: Excess Cash Flow)
Loan	2	3 Park Avenue(2)(35)(36)	Unfunded Obligations Guarantee
Loan	3	Saint Louis Galleria(2)(34)	Outstanding TI Reserve (Upfront: 1,593,050); Bridge Rents Reserve (Upfront: 82,295)
Loan	4	ARC Apartments(2)(33)	421(a) Reserve (Upfront: 4,872,343); Parking Equipment Funds (Upfront: 481,950); Condominium Reserve (Upfront: 38,771.81; Monthly: Springing)
Loan	5	9800 Wilshire(32)	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	6	5202 Ben White	Seller Renovation Credit (Upfront: 8,184,013.46); Gap Rent Reserve (Upfront: $1,153,321.56); Condo Assessment Reserve (Upfront: $11,798.67; Monthly: $11,798.67)
Loan	7	101 California(2)(33)(35)	Unfunded Obligations Reserve (Upfront: 10,474,821.10); Cooley Reserve (Upfront: 10,000,000)
Loan	8	Soho Beach House(2)(34)(36)	Seasonality Reserve
Loan	9	Pace Gallery HQ(2)	Core and Shell Work Reserve
Loan	10	AT580 Multi	Common Charges Reserve
Loan	11	Tailor Lofts
Loan	12	Embassy Suites Scottsdale(34)	Seasonal Working Capital Reserve (Monthly February-May: 400,000)
Loan	13	Flight(34)	Outstanding TI (Upfront: 842,417.95); Free Rent Reserve (Upfront: 113,186.75)
Loan	14	The Crossing at Katy Ranch
Loan	15	Dollar General Portfolio(34)	DG Gordon Reserve (Upfront: 10,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-40

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other
			Reserves
Loan	ID	Property Name	Description(30)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	Unfunded Tenant Obligation Reserve
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments
Loan	18	Spring Hollow Apartments(36)	Designated Replacement Reserve
Loan	19	Atrium Two(2)(35)	Unfunded Obligations Reserve (Upfront: 946,485.90); Lease Sweep Reserve (Monthly: Springing)
Loan	20	The Landing Apartments(36)
Loan	21	Union Bay Apartments(36)	Parking Reserve Funds (Upfront: 22,375.00); Commercial CapEx Reserve (Monthly: 38.77)
Loan	22	Baywood San Mateo(32)	Unfunded TI Allowance Reserve
Loan	23	Liberty Station Retail(2)	Outstanding TI/LC Reserve (Upfront: 970,683); Free Rent Reserve (Upfront: 231,344)
Loan	24	166 Geary Street	Outstanding Tenant Obligation Reserve
Loan	25	Vie Portfolio(2)	Planned Renovation Reserve (Upfront: 7,091,943; Monthly: 50,256.67 (first 15 payments only)); Prepaid Rent Reserve (196,818); Seasonality Reserve (Upfront: 61,875; Monthly: 12,375); Condo Assessment Reserve (12,020); Pre-Leasing Reserve (Monthly: Springing)
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	Taco Bueno Replacement Tenant Reserve

A-1-41

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other
			Reserves
Loan	ID	Property Name	Description(30)
Loan	27	Texas Marriott & Hilton Portfolio	PIP Reserve
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge	Condominium Assessments Reserve Fund (Upfront: 11,760; Monthly: Springing); PIP Reserves (Monthly: Springing); Extension PIP Reserve (Monthly: Springing)
Loan	29	Hilton Garden Inn - Valley Forge	PIP Reserve
Loan	30	AC Marriott Downtown Tucson(2)	Retail Replacement Reserve
Loan	31	Atlantic Gardens	Free Rent Reserve (Upfront: 74,033); Prepaid Rent Reserve (Upfront: 33,600); Unfunded Obligations Reserve (Upfront: 240,063)
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	PIP Reserve
Loan	33	Compass Self Storage PA & FL Portfolio
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	Unfunded Obligations Reserve (Upfront: 906,414.09); Chiller Replacement Reserve (Upfront: 400,000)
Loan	35	69 Clinton & 28 East 13th Street Portfolio	Prepaid Rent Reserve
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	37	Huntsville Self Storage Portfolio	Economic Reserve
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee
Loan	39	Walgreens - MA & NH
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	Condominium Assessments Reserve (Upfront: 23,606); Free Rent Reserve (Monthly: Springing); Outstanding TI Reserve (Monthly: Springing)
Loan	41	Massman Ina Portfolio	Massman Monthly Rollover Reserve (Upfront: 25,000; Monthly: 2,843); Massman Monthly Capital Expenditures Reserve (Monthly: 2,986); Ina Meredith Monthly Rollover Reserve (Monthly: 1,635); Ina Meredith Monthly Capital Expenditure (Monthly: 208)
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail
Loan	43	161 Court Street	Free Rent Reserve
Loan	44	First Colony Self Storage
Loan	45	I-10 & Haden Shopping Center	Outstanding TI Reserve (Springing); Free Rent Reserve (Springing)
Loan	46	South Port Apartments

A-1-42

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(32)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(26)
Loan	1	3 Columbus Circle(2)(33)	01/22/2019	01/22/2019	NAP	NAP	Refinance	Joseph Moinian
Loan	2	3 Park Avenue(2)(35)(36)	10/18/2018	10/17/2018	NAP	NAP	Refinance	Charles Steven Cohen
Loan	3	Saint Louis Galleria(2)(34)	08/29/2018	08/28/2018	NAP	NAP	Refinance	BPR OP, LP (F/K/A GGP Operating Partnership, LP)
Loan	4	ARC Apartments(2)(33)	11/19/2018	02/07/2019	NAP	NAP	Refinance	Sayt Master Holdco LLC
Loan	5	9800 Wilshire(32)	05/16/2018	05/16/2018	8.0%	NAP	Refinance	Alec E. Gores
Loan	6	5202 Ben White	11/02/2018	11/05/2018	NAP	NAP	Acquisition	Joseph J. Sitt
Loan	7	101 California(2)(33)(35)	11/16/2018	11/27/2018	18.0%	NAP	Refinance	Hines Interests Limited Partnership
Loan	8	Soho Beach House(2)(34)(36)	11/07/2018	01/17/2019	NAP	NAP	Refinance	US AcquireCo, Inc.
Loan	9	Pace Gallery HQ(2)	12/18/2018	12/18/2018	NAP	NAP	Refinance	Samuel G. Weinberg
Loan	10	AT580 Multi	08/07/2018	08/06/2018	NAP	NAP	Refinance	Anthony W. Birkla; David B. Anderson
Loan	11	Tailor Lofts	11/06/2018	11/06/2018	NAP	NAP	Acquisition	Brian Nelson
Loan	12	Embassy Suites Scottsdale(34)	11/26/2018	11/26/2018	NAP	06/30/2036	Refinance	Robert Gustin; Mark Snyder
Loan	13	Flight(34)	11/28/2018	11/27/2018	NAP	NAP	Refinance	Kyle Zeppelin; Morton Zeppelin
Loan	14	The Crossing at Katy Ranch	01/30/2019	02/05/2019	NAP	NAP	Acquisition	Tanglewood Property Group; Gulf United Investments Corporation
Loan	15	Dollar General Portfolio(34)	Various	11/15/2018	NAP		Acquisition/Refinance	Erik Conrad
Property	15.01	Dollar General-Afton, NY	11/15/2018	11/15/2018	NAP	NAP
Property	15.02	Dollar General-Rogers City, MI	11/15/2018	11/15/2018	NAP	NAP
Property	15.03	Dollar General-Oakman, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.04	Dollar General-Attalla, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.05	Dollar General-Greenbush, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.06	Dollar General-Opelika, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.07	Dollar General-Ishpeming, MI	12/20/2018	11/15/2018	NAP	NAP
Property	15.08	Dollar General-Lisman, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.09	Dollar General-Verbena, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.10	Dollar General-Appleton, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.11	Dollar General-New York Mills, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.12	Dollar General-Barry, IL	11/15/2018	11/15/2018	NAP	NAP
Property	15.13	Dollar General-Thomaston, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.14	Dollar General-Coffeen, IL	04/02/2018	11/15/2018	NAP	NAP
Property	15.15	Dollar General-Payson, IL	05/29/2018	11/15/2018	NAP	NAP
Property	15.16	Dollar General-Garden City, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.17	Dollar General-Red Lake Falls, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.18	Dollar General-West Point, IA	05/18/2018	11/15/2018	NAP	NAP
Property	15.19	Dollar General-Backus, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.20	Dollar General-Erskine, MN	11/20/2018	11/15/2018	NAP	NAP
Property	15.21	Dollar General-Athens, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.22	Dollar General-Cullman, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.23	Dollar General-Pellston, MI	05/11/2018	11/15/2018	NAP	NAP

A-1-43

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(32)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(26)
Property	15.24	Dollar General-Clinton, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.25	Dollar General-Sebeka, MN	04/25/2018	11/15/2018	NAP	NAP
Property	15.26	Dollar General-Detroit, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.27	Dollar General-Larchwood, IA	05/02/2018	11/15/2018	NAP	NAP
Property	15.28	Dollar General-New Market, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.29	Dollar General-Ramer, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.30	Dollar General-Pansey, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.31	Dollar General-Pennington, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.32	Dollar General-Waterloo, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.33	Dollar General-Arab, AL	11/15/2018	11/15/2018	NAP	NAP
Loan	16	Tulsa Office Portfolio(2)	Various	Various	NAP		Acquisition	Raymond Massa
Property	16.01	Exchange Tower	11/13/2018	11/13/2018	NAP	NAP
Property	16.02	Towne Center	11/13/2018	11/13/2018	NAP	NAP
Property	16.03	Two Memorial Place	11/13/2018	11/13/2018	NAP	NAP
Property	16.04	Triad Center I	12/28/2018	12/21/2018	NAP	NAP
Property	16.05	Corporate Place	11/13/2018	11/13/2018	NAP	NAP
Property	16.06	The 51 Yale Building	11/13/2018	11/13/2018	NAP	NAP
Property	16.07	Commerce Tower	01/17/2019	11/13/2018	NAP	NAP
Property	16.08	Riverbridge Office	11/13/2018	11/13/2018	NAP	NAP
Property	16.09	Three Memorial Place	11/13/2018	11/13/2018	NAP	NAP
Loan	17	Sharon Park Apartments	01/15/2019	01/14/2019	NAP	NAP	Refinance	Omid M. Bolour; Yakov Albaz
Loan	18	Spring Hollow Apartments(36)	01/03/2019	01/04/2019	NAP	NAP	Acquisition	Shawn Stafford
Loan	19	Atrium Two(2)(35)	12/11/2018	11/02/2018	NAP	NAP	Acquisition	Frank J. Motter; Christopher Motter; Thomas Marmaros
Loan	20	The Landing Apartments(36)	12/07/2018	12/10/2018	NAP	NAP	Acquisition	Philip J. Salley
Loan	21	Union Bay Apartments(36)	12/06/2018	12/06/2018	8.0%	NAP	Refinance	The Robert and Marjorie Champion Trust
Loan	22	Baywood San Mateo(32)	01/17/2019	01/17/2019	13.0%	NAP	Refinance	Neal Yung
Loan	23	Liberty Station Retail(2)	Various	10/12/2018	19.0%	NAP	Acquisition	Seligman & Associates, Inc.
Loan	24	166 Geary Street	01/18/2019	01/18/2019	22.0%	NAP	Refinance	Avy Azeroual; Reuben Robin
Loan	25	Vie Portfolio(2)	Various	Various	NAP		Acquisition	Harold Rosenblum; Derrick Milam
Property	25.01	University Downs	12/04/2018	12/04/2018	NAP	NAP
Property	25.02	Ella Lofts	12/03/2018	11/26/2018	NAP	NAP
Property	25.03	University View	12/03/2018	12/03/2018	NAP	NAP
Property	25.04	Colonie	12/04/2018	12/01/2018	NAP	NAP
Property	25.05	Hillcrest Oakwood	Various	Various	NAP	NAP
Property	25.06	Southgate	11/30/2018	11/30/2018	NAP	NAP
Loan	26	Roanoke Crossing Shopping Center	12/19/2018	12/19/2018	NAP	NAP	Refinance	Alan C. Fox

A-1-44

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(32)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(26)
Loan	27	Texas Marriott & Hilton Portfolio	Various	01/11/2019	NAP		Acquisition/Refinance	Parminder Uppal
Property	27.01	Homewood Suites Brownsville	01/09/2019	01/11/2019	NAP	08/31/2030
Property	27.02	Residence Inn Laredo	01/08/2019	01/11/2019	NAP	02/19/2034
Loan	28	Homewood Suites Philadelphia - Valley Forge	12/20/2018	12/19/2018	NAP	04/18/2024	Refinance	Builders Acceptance Corp.
Loan	29	Hilton Garden Inn - Valley Forge	12/21/2018	12/20/2018	NAP	04/30/2030	Refinance	Builders Acceptance Corp.
Loan	30	AC Marriott Downtown Tucson(2)	11/13/2018	11/07/2018	NAP	09/21/2047	Refinance	David R. Dabdoub; Matthew Scott Stiteler; Paul Wilbur Chellgren
Loan	31	Atlantic Gardens	01/08/2019	01/08/2019	NAP	NAP	Refinance	Joseph J. Sitt
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	12/23/2018	12/23/2018	10.0%	01/17/2034	Acquisition	Invest West Financial Corporation
Loan	33	Compass Self Storage PA & FL Portfolio	Various	Various	NAP		Acquisition/Refinance	Robert J. Amsdell; Barry L. Amsdell
Property	33.01	Compass Self Storage Spring Hill	12/17/2018	12/17/2018	NAP	NAP
Property	33.02	Route 8 Self Storage	12/05/2018	12/05/2018	NAP	NAP
Loan	34	Meridian Tower	11/14/2018	11/19/2018	NAP	NAP	Refinance	Thomas Marmaros
Loan	35	69 Clinton & 28 East 13th Street Portfolio	01/21/2019	01/22/2019	NAP		Refinance	Mitchell Kahn; Martin Schwartz
Property	35.01	69 Clinton Street	01/21/2019	01/22/2019	NAP	NAP
Property	35.02	28 East 13th Street	01/21/2019	01/22/2019	NAP	NAP
Loan	36	8401 Melrose	12/17/2018	12/18/2018	22.0%	NAP	Refinance	Jamshid Shabani
Loan	37	Huntsville Self Storage Portfolio	Various	Various	NAP		Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	37.01	Hampton Cove	12/28/2018	01/04/2019	NAP	NAP
Property	37.02	Safe & Secure	01/02/2019	01/05/2019	NAP	NAP
Property	37.03	Mt. Carmel & Bell Factory	12/27/2018	01/07/2019	NAP	NAP
Loan	38	Rosemont Commons Fee	01/17/2019	01/14/2019	NAP	NAP	Acquisition	Kawa Capital Partners LLC
Loan	39	Walgreens - MA & NH	Various	Various	NAP		Acquisition	Conthur Holdings II, LLC
Property	39.01	Walgreens - MA	12/31/2018	12/31/2018	NAP	NAP
Property	39.02	Walgreens - NH	12/27/2018	12/27/2018	NAP	NAP
Loan	40	116 University Place	10/23/2018	10/23/2018	NAP	NAP	Refinance	Charles Dubroff
Loan	41	Massman Ina Portfolio	Various	Various	NAP		Recapitalization	Kenneth Levy
Property	41.01	Massman Drive	12/20/2018	12/20/2018	NAP	NAP
Property	41.02	West Ina Road	12/18/2018	12/18/2018	NAP	NAP
Loan	42	Colony Retail	01/08/2019	01/08/2019	NAP	NAP	Acquisition	Hartman Short Term Income Properties XX, Inc.
Loan	43	161 Court Street	12/28/2018	01/02/2019	NAP	NAP	Refinance	Eli Hamway
Loan	44	First Colony Self Storage	01/16/2019	01/16/2019	NAP	NAP	Refinance	Richard A. Graham, Jr.
Loan	45	I-10 & Haden Shopping Center	01/22/2019	01/23/2019	NAP	NAP	Acquisition	Tony Ta; Thao Vu
Loan	46	South Port Apartments	12/19/2018	12/19/2018	NAP	NAP	Refinance	Joseph P. Sullivan; Martin J. Ford; Stephen M. Stewart

A-1-45

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Guarantor	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance
Loan	1	3 Columbus Circle(2)(33)	Joseph Moinian	CGCMT 2015-GC29	415,000,000	415,000,000
Loan	2	3 Park Avenue(2)(35)(36)	Charles Steven Cohen		122,000,000	122,000,000
Loan	3	Saint Louis Galleria(2)(34)	BPR OP, LP (F/K/A GGP Operating Partnership, LP)	COMM 2014-CCRE14	180,000,000	180,000,000
Loan	4	ARC Apartments(2)(33)	Sayt Master Holdco LLC		35,000,000	35,000,000
Loan	5	9800 Wilshire(32)	Alec E. Gores	MSBAM 2014-C18
Loan	6	5202 Ben White	Joseph J. Sitt
Loan	7	101 California(2)(33)(35)	NAP		487,000,000	487,000,000
Loan	8	Soho Beach House(2)(34)(36)	US AcquireCo, Inc.	WFCM 2014-LC16	15,000,000	15,000,000
Loan	9	Pace Gallery HQ(2)	Samuel G. Weinberg		50,000,000	50,000,000
Loan	10	AT580 Multi	Anthony W. Birkla; David B. Anderson
Loan	11	Tailor Lofts	Brian Nelson
Loan	12	Embassy Suites Scottsdale(34)	Robert Gustin; Mark Snyder	PFP 2015-2
Loan	13	Flight(34)	Kyle Zeppelin; Morton Zeppelin
Loan	14	The Crossing at Katy Ranch	Gulf United Investments Corporation
Loan	15	Dollar General Portfolio(34)	Erik Conrad
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-46

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Guarantor	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	Raymond Massa		20,000,000	19,979,976
Property	16.01	Exchange Tower			4,838,213	4,833,369
Property	16.02	Towne Center			3,759,630	3,755,866
Property	16.03	Two Memorial Place			3,266,564	3,263,293
Property	16.04	Triad Center I			1,664,099	1,662,433
Property	16.05	Corporate Place			1,664,099	1,662,433
Property	16.06	The 51 Yale Building			1,633,282	1,631,647
Property	16.07	Commerce Tower			1,325,116	1,323,789
Property	16.08	Riverbridge Office			1,016,949	1,015,931
Property	16.09	Three Memorial Place			832,049	831,216
Loan	17	Sharon Park Apartments	Omid M. Bolour; Yakov Albaz	WFRBS 2014-C25
Loan	18	Spring Hollow Apartments(36)	Shawn Stafford
Loan	19	Atrium Two(2)(35)	Frank J. Motter; Christopher Motter; Thomas Marmaros		30,000,000	30,000,000
Loan	20	The Landing Apartments(36)	Philip J. Salley
Loan	21	Union Bay Apartments(36)	The Robert and Marjorie Champion Trust
Loan	22	Baywood San Mateo(32)	Neal Yung
Loan	23	Liberty Station Retail(2)	Seligman & Associates, Inc.		97,000,000	97,000,000
Loan	24	166 Geary Street	Avy Azeroual; Reuben Robin
Loan	25	Vie Portfolio(2)	Harold Rosenblum; Derrick Milam		57,885,000	57,885,000
Property	25.01	University Downs			15,748,774	15,748,774
Property	25.02	Ella Lofts			11,548,589	11,548,589
Property	25.03	University View			11,018,767	11,018,767
Property	25.04	Colonie			7,298,493	7,298,493
Property	25.05	Hillcrest Oakwood			7,233,225	7,233,225
Property	25.06	Southgate			5,037,151	5,037,151
Loan	26	Roanoke Crossing Shopping Center	Alan C. Fox

A-1-47

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Guarantor	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance
Loan	27	Texas Marriott & Hilton Portfolio	Parminder Uppal
Property	27.01	Homewood Suites Brownsville		CSAIL 2015-C4
Property	27.02	Residence Inn Laredo		BX 2017-APPL
Loan	28	Homewood Suites Philadelphia - Valley Forge	Builders Acceptance Corp.
Loan	29	Hilton Garden Inn - Valley Forge	Builders Acceptance Corp.
Loan	30	AC Marriott Downtown Tucson(2)	David R. Dabdoub; Matthew Scott Stiteler; Paul Wilbur Chellgren		25,000,000	25,000,000
Loan	31	Atlantic Gardens	Joseph J. Sitt
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	Invest West Financial Corporation	WFRBS 2014-C22
Loan	33	Compass Self Storage PA & FL Portfolio	Robert J. Amsdell; Barry L. Amsdell
Property	33.01	Compass Self Storage Spring Hill		GSMS 2014-GC20
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	Thomas Marmaros
Loan	35	69 Clinton & 28 East 13th Street Portfolio	Mitchell Kahn; Martin Schwartz
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	NAP
Loan	37	Huntsville Self Storage Portfolio	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee	Kawa Capital Partners LLC
Loan	39	Walgreens - MA & NH	Conthur Holdings II, LLC
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	Charles Dubroff
Loan	41	Massman Ina Portfolio	Kenneth Levy
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail	Hartman Short Term Income Properties XX, Inc.
Loan	43	161 Court Street	Eli Hamway
Loan	44	First Colony Self Storage	Richard A. Graham, Jr.	WFRBS 2011-C3
Loan	45	I-10 & Haden Shopping Center	Tony Ta; Thao Vu
Loan	46	South Port Apartments	Joseph P. Sullivan; Martin J. Ford; Stephen M. Stewart

A-1-48

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Non-Trust Pari Passu Balloon Balance	Existing Additional Sub Debt Amount	Existing Additional Sub Debt Description	Future Debt Permitted Type
Loan	1	3 Columbus Circle(2)(33)	415,000,000	105,000,000	B Notes	NAP
Loan	2	3 Park Avenue(2)(35)(36)	122,000,000		None	Mezzanine
Loan	3	Saint Louis Galleria(2)(34)	164,016,873	23,466,243	Mezzanine Debt	NAP
Loan	4	ARC Apartments(2)(33)	35,000,000	92,000,000	$47,000,000 A2; $45,000,000 B Note	NAP
Loan	5	9800 Wilshire(32)			None	NAP
Loan	6	5202 Ben White			None	NAP
Loan	7	101 California(2)(33)(35)	487,000,000	228,000,000	B Notes	Mezzanine
Loan	8	Soho Beach House(2)(34)(36)	15,000,000	62,000,000	Mezzanine Debt	NAP
Loan	9	Pace Gallery HQ(2)	50,000,000		None	NAP
Loan	10	AT580 Multi			None	NAP
Loan	11	Tailor Lofts			None	NAP
Loan	12	Embassy Suites Scottsdale(34)		5,000,000	Mezzanine Debt	NAP
Loan	13	Flight(34)		11,694,750	Mezzanine Debt	NAP
Loan	14	The Crossing at Katy Ranch			None	NAP
Loan	15	Dollar General Portfolio(34)		3,500,000	Mezzanine Debt	NAP
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-49

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Non-Trust Pari Passu Balloon Balance	Existing Additional Sub Debt Amount	Existing Additional Sub Debt Description	Future Debt Permitted Type
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	16,580,894		None	NAP
Property	16.01	Exchange Tower	4,011,095
Property	16.02	Towne Center	3,116,902
Property	16.03	Two Memorial Place	2,708,128
Property	16.04	Triad Center I	1,379,612
Property	16.05	Corporate Place	1,379,612
Property	16.06	The 51 Yale Building	1,354,064
Property	16.07	Commerce Tower	1,098,580
Property	16.08	Riverbridge Office	843,096
Property	16.09	Three Memorial Place	689,806
Loan	17	Sharon Park Apartments			None	NAP
Loan	18	Spring Hollow Apartments(36)			None	NAP
Loan	19	Atrium Two(2)(35)	25,374,519		None	PACE Loan
Loan	20	The Landing Apartments(36)			None	NAP
Loan	21	Union Bay Apartments(36)			None	NAP
Loan	22	Baywood San Mateo(32)			None	NAP
Loan	23	Liberty Station Retail(2)	97,000,000		None	NAP
Loan	24	166 Geary Street			None	NAP
Loan	25	Vie Portfolio(2)	57,885,000		None	NAP
Property	25.01	University Downs	15,748,774
Property	25.02	Ella Lofts	11,548,589
Property	25.03	University View	11,018,767
Property	25.04	Colonie	7,298,493
Property	25.05	Hillcrest Oakwood	7,233,225
Property	25.06	Southgate	5,037,151
Loan	26	Roanoke Crossing Shopping Center			None	NAP

A-1-50

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Non-Trust Pari Passu Balloon Balance	Existing Additional Sub Debt Amount	Existing Additional Sub Debt Description	Future Debt Permitted Type
Loan	27	Texas Marriott & Hilton Portfolio			None	NAP
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge			None	NAP
Loan	29	Hilton Garden Inn - Valley Forge			None	NAP
Loan	30	AC Marriott Downtown Tucson(2)	22,310,373		None	NAP
Loan	31	Atlantic Gardens			None	NAP
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)			None	Mezzanine
Loan	33	Compass Self Storage PA & FL Portfolio			None	NAP
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower			None	NAP
Loan	35	69 Clinton & 28 East 13th Street Portfolio			None	NAP
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose			None	NAP
Loan	37	Huntsville Self Storage Portfolio			None	NAP
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee			None	NAP
Loan	39	Walgreens - MA & NH			None	NAP
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place			None	NAP
Loan	41	Massman Ina Portfolio			None	NAP
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail			None	NAP
Loan	43	161 Court Street			None	NAP
Loan	44	First Colony Self Storage			None	NAP
Loan	45	I-10 & Haden Shopping Center			None	NAP
Loan	46	South Port Apartments			None	NAP

A-1-51

Benchmark 2019-B10

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates.

(2)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see “Description of the Mortgage Pool – The Whole Loans – General – Whole Loan Control Notes and Non-Control Notes” in this Preliminary Prospectus.

● Loan No. 1 – 3 Columbus Circle

● Loan No. 2 – 3 Park Avenue

● Loan No. 3 – Saint Louis Galleria

● Loan No. 4 – ARC Apartments

● Loan No. 7 – 101 California

● Loan No. 8 – Soho Beach House

● Loan No. 9 – Pace Gallery HQ

● Loan No. 16 – Tulsa Office Portfolio

● Loan No. 19 – Atrium Two

● Loan No. 23 – Liberty Station Retail

● Loan No. 25 – Vie Portfolio

● Loan No. 30 – AC Marriott Downtown Tucson

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

Loan No. 39 – Walgreens - MA & NH – The borrower was not required at origination to provide separate values for the Original Balance ($) and the Cut off Date Balance ($) of the individual Mortgaged Properties because the Mortgage Loan does not permit partial release of the individual Mortgaged Properties. The Original Balance ($) and the Cut off Date Balance ($) of each individual Mortgaged Property represent the product of (i) (A) the Appraised Value ($) of the applicable individual Mortgaged Property divided by (B) the Appraised Value ($) of the aggregate Mortgaged Properties, and (ii) the aggregate Original Balance ($) or Cut off Date Balance ($), as applicable, of the Mortgage Loan.

(4)

			Office			Retail			Multifamily			Hospitality
		Total
Loan		NRA	NRA		% of	NRA		% of			% of			% of
No.	Mortgage Loan	(sq. ft.)	(sq. ft.)	Occ.	GPR	(sq. ft.)	Occ.	GPR	Units	Occ.	GPR	Rooms	Occ.	GPR
1	3 Columbus Circle(1)	753,713	674,007	96.9%	66.4%	74,701	100.0%	27.7%
8	Soho Beach House(2)	101,933										49	90.2%	18.1%
9	Pace Gallery HQ(3)	74,563	74,563	100.0%	100.0%
22	Baywood San Mateo	25,506	21,442	100.0%	89.4%	4,064	100.0%	10.6%
23	Liberty Station Retail	327,704	45,912	91.1%	16.2%	281,792	92.6%	83.8%
31	Atlantic Gardens	30,677				14,177	92.8%	53.6%	24	100.0%	46.4%
35	69 Clinton & 28 East 13th Street Portfolio	9,676				2,824	100.0%	40.6%	18	94.4%	59.4%
43	161 Court Street	7,700				3,200	100.0%	62.8%	3	100.0%	37.2%

(1)	Total NRA (sq. ft.) for 3 Columbus Circle Property includes 4,687 sq. ft. or storage space and 218 sq. ft. of telecom space.

(2)	Total revenue at the Soho Beach House Property consists of five main components: food and beverage (49.0% of U/W Revenues), membership sales (23.6% of U/W Revenues), guestroom revenue (18.1% of U/W Revenues), parking and other sales (5.9% of U/W Revenues) and spa sales (3.4% of U/W Revenues).

(3)	The sole tenant, The Pace Gallery LLC, occupies 100.0% of the total NRA at the Mortgaged Property and utilizes the space as both office and gallery space.

Loan No. 10 – AT580 Multi – The Mortgaged Property includes 179 rentable units and one model unit. Most Recent Occupancy does not account for the model unit in its denominator.

Loan No. 30 – AC Marriott Downtown Tucson – The Mortgaged Property is comprised of hotel, retail and parking parcels. These components generate 71.0%, 7.8% and 5.1% of Most Recent EGI ($) respectively. The remainder of the revenue is generated by rebatements of sales tax income, which rebatements (i) in the case of the Rio Nuevo Multipurpose Facilities District, a special taxing district of the State of Arizona, are capped at an amount in the aggregate equal to the lesser of (A) the sum of (i) $4.3 million plus (ii) the costs incurred by the Mortgagor to renovate, refurbish and improve the retail portion of the Mortgaged Property and (B) $7.75 million, and (ii) in the case of the City of Tucson, is scheduled to expire in July 2025. The Units, Rooms, SF and Occupancy (%) relate to the hotel portion of the Mortgaged Property only.

Loan No. 36 – 8401 Melrose – The Mortgaged Property is 100.0% leased to retail tenants Marc Jacobs and Plus 2 West Zero. In addition, approximately 7.3% of Underwritten EGI ($) income is generated through a billboard leased to Van Wagner through 2022.

(5)	Loan No. 23 – Liberty Station Retail – The Mortgaged Property is situated within a site that previously served as a naval training center, which was subsequently redeveloped pursuant to a site plan approval by the City of San Diego. The site plan approval and certain Declaration of Covenants, Conditions, Restrictions and Reservation of Easements to which the Mortgaged Property are subject require that the Mortgaged Property be used in accordance with the aforementioned site plan approval and restrict the use of certain portions

A-1-52

of the Mortgaged Property. For additional information, see “Description of the Mortgage Pool—Use Restrictions” in this Preliminary Prospectus.

Loan No. 26 – Roanoke Crossing Shopping Center – The Mortgaged Property is subject to a certain Amended and Restated Reciprocal Easement and Operation Agreement recorded on April 21, 2003, in the official records of Denton County, State of Texas, as amended, pursuant to which no portion of the Mortgaged Property may be used as a health spa or exercise facility. The 3rd Largest Tenant at the Mortgaged Property is Anytime Fitness. For additional information, see “Description of the Mortgage Pool—Use Restrictions” in this Preliminary Prospectus.

(6)	Loan No. 15 – Dollar General Portfolio – The related Mortgage Loan has an anticipated repayment date of January 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a Final Maturity Date of January 6, 2033. From and after the Anticipated Repayment Date, the related Mortgage Loan accrues interest at a rate that is equal to the greatest of (i) 5.15746575% plus 3.00000% and (ii) the 10-year swap yield as of the ARD plus 5.03800% per annum. Commencing on February 6, 2029 and on each payment date until the final maturity date, the related Mortgage Loan requires monthly payments of all excess cash flow for the preceding month after the payment of reserves, interest calculated at the initial Interest Rate, operating expenses and mezzanine debt service to be applied (i) first to the reduction of the principal balance of the related Mortgage Loan until repaid in full and (ii) second, after the Anticipated Repayment Date, to the payment of accrued interest on the related Mortgage Loan at the excess of the increased interest rate over the initial Interest Rate

(7)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee, EU reporting administrator fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See “Summary of Terms – Offered Certificates – Servicing and Administration Fees – Non-Serviced Whole Loans” in this Preliminary Prospectus.

(8)	Loan No. 3 – Saint Louis Galleria – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using the sum of interest and principal payments over the first 12 months of the loan term following the interest only period based on the assumed principal payment schedule. For more information, please reference “Annex G – Saint Louis Galleria Assumed Principal Payment Schedule” in this Preliminary Prospectus.

Loan No. 15 – Dollar General Portfolio – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using the sum of interest and principal payments over the first 12 months of the loan term following the interest only period, based on the assumed principal payment schedule. For more information, please reference “Annex H – Dollar General Portfolio Assumed Principal Payment Schedule” in this Preliminary Prospectus.

(9)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) except as described above for loans with planned amortization, with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(10)	Loan No. 37 – Huntsville Self Storage Portfolio – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date Balance ($), net of a $400,000 economic reserve. The economic reserve will be disbursed upon satisfaction of the requirements in the Mortgage Loan documents, which include but are not limited to, (i) no event of default has occurred and is continuing and, (ii) the lender has received evidence that the debt yield equals or exceeds 8.75%. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance ($) of $11,600,000 are 59.0%, 8.7% and 8.3%, respectively.

(11)	Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

(12)	”In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(13)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) ($) calculations exclude the subordinate secured debt.

● Loan No. 1 – 3 Columbus Circle

A-1-53

● Loan No. 4 – ARC Apartments

● Loan No. 7 – 101 California

(14)	Loan No. 1 – 3 Columbus Circle – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and contractual rent steps at the Mortgaged Property.

Loan No. 2 – 3 Park Avenue - The increase from Most Recent NOI ($) to Underwritten NOI ($) was primarily due to five tenants executing leases since January 2018 for a total of $2,607,244. This is comprised of Merus Global Investments (lease start: January 12, 2018; underwritten base rent: $546,084), Robert Burke Associates (lease start: February 1, 2018; underwritten base rent: $20,410), Nicolas P. Chiara & Co., Inc. (lease start: June 1, 2018; underwritten base rent: $185,250), Scarinci & Hollenback (lease start: June 20, 2018; underwritten base rent: $372,000) and Zeta Global Holding Corp. (lease start: February 1, 2019; underwritten base rent: $1,483,500).

Loan No. 4 – ARC Apartments – The difference between Most Recent NOI ($) and Underwritten NOI ($) is primarily attributable to an increase in occupancy for the residential portion of the Mortgaged Property from 72.5% (average for 2018) to 100.0% as of December 31, 2018 and increased income from parking. Through December 2018, residents paid $195 per month per space, while non-residents paid $275. Starting in January 2019, residents were charged $275 per month per space.

Loan No. 6 – 5202 Ben White – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new leasing at the Mortgaged Property following the gut renovation completed between 2017 and 2019 with the first tenant taking occupancy in December 2017. All outstanding free rent, gap rent and unfunded landlord obligations were reserved by the lender at origination.

Loan No. 7 – 101 California – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and contractual rent steps at the Mortgaged Property.

Loan No. 10 – AT580 Multi – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to the lease up and stabilization of the occupancy at the Mortgaged Property, which was developed and began lease up in August 2017.

Loan No. 16 – Tulsa Office Portfolio – The difference between Most Recent NOI ($) and Underwritten NOI ($) is primarily due to recently executed leases at the Mortgaged Property. Thirteen leases commenced between July 1, 2018 and December 31, 2018 accounting, for 43,756 sq. ft. and $785,036 of underwritten base rent. Five leases commenced between January 1, 2019 and May 1, 2019, accounting for 26,226 sq. ft. and $580,593 of underwritten base rent. Underwritten NOI ($) also includes $341,436 of contractual rent steps at the Mortgaged Property.

Loan No. 19 – Atrium Two – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is because the Most Recent NOI ($) figure does not reflect the full year, but rather the annualized year to date September 30, 2018 cash flows at the Mortgaged Property.

Loan No. 20 – The Landing Apartments – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to the lease up and stabilization of the occupancy at the Mortgaged Property, which was developed and began lease up after June 2017, reaching stabilization by August 2018, according to the appraisal.

Loan No. 21 – Union Bay Apartments – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to the increased rental income following the $3,077,409 ($41,587 per unit) renovation at the Mortgaged Property completed in 2017. The renovation included upgrades that include but are not limited to new cabinetry and countertops, floor coverings (carpet and vinyl plank), kitchen appliances, plumbing fixtures, electric heating, painting and window coverings. Also, part of the renovation was the addition of a ground level studio unit.

Loan No. 24 – 166 Geary Street – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing at the Mortgaged Property.

Loan No. 25 – Vie Portfolio – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing at the Mortgaged Properties.

Loan No. 34 – Meridian Tower – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new leasing at the Mortgaged Property following the June 2017 acquisition by the borrower sponsor. Since June 2017, six new leases, for a total of 35,472 sq. ft. (24.8% of NRA and 22.2% of gross potential rent) were signed at the Mortgaged Property.

(15)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this Preliminary Prospectus.

Loan No. 26 – Roanoke Crossing Shopping Center – The Mortgage Loan documents provide the borrower with a grace period of five

A-1-54

days for any payments due on a payment date. Such grace period applies to late charge payment as well as an event of default triggered under the Mortgage Loan documents by such failure to make payments on a payment date.

(16)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete” or “as-stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as complete”, “as-stabilized” or “hypothetical” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

			Cut-off Date
Loan		% of Initial Pool	LTV Ratio	Appraised Value	Cut-off Date LTV	Appraised
No.	Mortgage Loan Name	Balance	(Other Than As-Is)	(Other Than As-Is)	Ratio (“As-Is”)	Value (“As-Is”)
4	ARC Apartments(1)	5.2%	N/A	N/A	32.0%	$297,000,000
5	9800 Wilshire(2)	4.8%	53.2%	$103,400,000	60.4%	$91,100,000
6	5202 Ben White(3)	3.7%	62.8%	$68,500,000	64.1%	$67,100,000
9	Pace Gallery HQ(4)	3.5%	50.0%	$180,000,000	52.9%	$170,000,000
10	AT580 Multi(5)	3.3%	74.3%	$51,800,000	74.3%	$51,800,000
18	Spring Hollow Apartments(6)	2.3%	70.1%	$38,500,000	82.6%	$32,700,000
24	166 Geary Street(7)	1.7%	73.6%	$25,800,000	80.9%	$23,500,000
26	Roanoke Crossing Shopping Center(8)	1.4%	N/A	N/A	66.6%	$24,900,000
30	AC Marriott Downtown Tucson(9)	1.3%	67.3%	$59,420,000	81.7%	$48,950,000
31	Atlantic Gardens(10)	1.3%	54.3%	$27,600,000	61.7%	$24,300,000
34	Meridian Tower(11)	1.1%	73.3%	$18,000,000	84.1%	$15,700,000
27.02	Texas Marriott & Hilton Portfolio - Residence Inn Laredo(12)	0.7%	68.0%	$12,100,000	75.2%	$9,800,000

(1) ARC Apartments - The Appraised Value (“As-Is”) includes $55.5 million identified as the present value of the anticipated 421(a) tax abatement which is expected to begin in July 2019.

(2) 9800 Wilshire - The Appraised Value (Other than As-Is) reflects the “Hypothetical Value With The Gores Group Master Lease” which assumes that The Gores Group master lease amendment is executed, which was completed in January 2019. The appraiser also determined a Dark Value of $81.1 million, which results in a 67.8% loan-to-dark-value.

(3) 5202 Ben White - The Appraised Value (Other than As-Is) reflects the “As Stabilized” value which assumes the Mortgaged Property immediately reaches stabilization upon completion of outstanding tenant improvements and all tenants are in place and paying rent. The Largest Tenant, City of Austin, which represents 80.4% of NRA and 85.7% of underwritten base rent, has three leases at the Mortgaged Property, pursuant to two of which leases (representing 56.1% of NRA and 60.8% of underwritten base rent), rent commences only upon completion of tenant improvements and other work. At origination, $8,184,013 was deposited by the seller of the Mortgaged Property into an escrow with the title company engaged with respect to the sale, for completion of such tenant improvements and other work and approximately $1,153,322 was deposited into escrow by such seller with the title company for gap rent and reimbursements through June 30, 2019. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this Preliminary Prospectus.

(4) Pace Gallery HQ - The Appraised Value (Other than As-Is) represents the “As Stabilized” value of $180,000,000, effective May 1, 2019, which assumes that the interior build-out of the space is completed for the Mortgaged Property. At origination, the lender reserved $6,792,677.38 for the estimated outstanding costs related to the interior build out. The borrower sponsor posted a $19,000,000 letter of credit, which is released upon the lender’s receipt of evidence that The Pace Gallery LLC has completed its interior build out and a temporary certificate of occupancy has been issued for the entire Mortgaged Property.

(5) AT580 Multi - The Appraised Value includes $9,209,760 attributable to the net present value of the tax abatement at the Mortgaged Property as described under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this Preliminary Prospectus.

(6) Spring Hollow Apartments - The Appraised Value (Other than As-Is) represents the “as stabilized” value of $38,500,000, effective January 1, 2022, which assumes that the planned renovations are completed for the Mortgaged Property. At origination, the lender reserved $3,313,000 for the renovation.

(7) 166 Geary Street - The Appraised Value reflects an “prospective at stabilization” value as of September 1, 2019, which assumes the Largest Tenant, WeWork lease has commenced and is paying rent. The WeWork space was delivered on February 15, 2019. At origination, the borrowers reserved approximately $1,500,000 for certain outstanding tenant obligations and $560,959 for gap rent in connection with the WeWork lease.

(8) Roanoke Crossing Shopping Center - The Appraised Value (Other Than As-Is) reflects an “as is” plus the value of ground leases on seven pad sites as of December 19, 2018. The Appraised Value for each of the pad sites is (i) $1,200,000 for Wendy’s, (ii) $1,300,000 for Sonic, (iii) $1,500,000 for a vacant site previously occupied by Taco Bueno (with respect to which $1,050,000 was reserved at closing and will be held until a replacement tenant is found), (iv) $1,800,000 for JP Morgan Chase, (v) $2,100,000 for Wachovia (Wells Fargo), (vi) $1,300,000 for Chili’s and (vi) $1,800,000 Just Brakes (Pep Boys).

(9) AC Marriott Downtown Tucson - The Appraised Value (other than As-Is) reflects the sum of the “as-is” appraised values of the hotel/parking garage portion and the retail portion of the Mortgaged Property, inclusive of the contributory value of development incentives as described under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this Preliminary

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Prospectus. The sum of the “as-is” appraised values of the hotel/parking garage portion and the retail portion of the Mortgaged Property (exclusive of the contributory value of development incentives) as of November 13, 2018 is $48,950,000.

(10) Atlantic Gardens - The Appraised Value (Other than As-Is) represents the “as is” value plus the value of air rights, totaling $27,600,000.

(11) Meridian Tower - The Appraised Value (Other than As-Is) is based on an “As-Stabilized” value, which assumes the expiration of the free rent periods for tenants Scottlynn and Digital Mobile Innovations. Such free rent periods are scheduled to expire June 1, 2019 and August 31, 2019 for Scottlynn and Digital Mobile Innovations, respectively, and have been reserved for at loan closing. As of December 1, 2018 the Mortgaged Property was 91.1% leased.

(12) Texas Marriott & Hilton Portfolio - Residence Inn Laredo - The Appraised Value (Other than As-Is) for the Residence Inn Laredo Property represents the “as complete” value of $12,100,000, effective January 7, 2021, which assumes completion of a scheduled PIP at the Mortgaged Property. At origination, the lender reserved $2,135,522 for the PIP.

(17)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Property Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus.

(18)	Loan No. 1 – 3 Columbus Circle – The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 11, 2019. Defeasance of the full $595.0 million 3 Columbus Circle Whole Loan is permitted after the date that is the earlier to occur of (i) April 11, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 4 – ARC Apartments - The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 1, 2019. Defeasance of the full $187.0 million ARC Apartments Whole Loan is permitted after the date that is earlier to occur of (i) February 8, 2023 and (ii) two years after the date of the last securitization involving any portion of or the interest in the ARC Apartments Whole Loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 7 – 101 California – The borrowers are permitted to prepay the 101 California Whole Loan in full with the payment of a yield maintenance premium prior to the related open period and after the earlier to occur of (i) February 25, 2022 or (ii) the second anniversary of the date on which the entire 101 California Whole Loan intended for securitization (excluding any risk retention requirements) has been securitized.

Loan No. 8 – Soho Beach House – The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 6, 2019. Defeasance of the full $55.0 million Soho Beach House Whole Loan is permitted after the date that is earlier to occur of (i) February 27, 2022 and (ii) two years after the date of the last securitization involving any portion of or interest in the Soho Beach House Whole Loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 16 – Tulsa Office Portfolio - The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 6, 2019. Defeasance of the full $48.675 million Tulsa Office Portfolio Whole Loan is permitted after the date that is earlier to occur of (i) February 26, 2022 and (ii) two years after the date of the last securitization involving any portion of or the interest in the Tulsa Office Portfolio Whole Loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 19 – Atrium Two – The lockout period will be at least 28 payment dates beginning with and including the January 6, 2019 payment date. Defeasance of the full $55.5 million Atrium Two Whole Loan is permitted at any time after the earlier to occur of (i)

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November 27, 2021 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 28 months is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 23 – Liberty Station Retail – The borrowers have the option to (i) prepay the full $117.0 million Liberty Station Retail Whole Loan after January 1, 2021, with payment of a yield maintenance premium, or (ii) defease the full $117.0 million Liberty Station Retail Whole Loan at any time after the date that is 24 months after the Closing Date.

(19)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this Preliminary Prospectus for the terms of the releases.

● Loan No. 3 – Saint Louis Galleria

● Loan No. 12 – Embassy Suites Scottsdale

● Loan No. 15 – Dollar General Portfolio

● Loan No. 25 – Vie Portfolio

● Loan No. 35 – 69 Clinton & 28 East 13th Street Portfolio

● Loan No. 37 – Huntsville Self Storage Portfolio

● Loan No. 41 – Massman Ina Portfolio

(20)	Loan No. 2 – 3 Park Avenue - The borrower is both the ground lessee and ground lessor under a ground lease encumbering the Mortgaged Property.

Loan No. 23 – Liberty Station Retail – The collateral includes both fee and leasehold interests in the Mortgaged Property pursuant to 16 ground leases for the lots that make up the five parcels that collectively constitute the Mortgaged Property, ground leased by the Redevelopment Agency of the City of San Diego as the ground lessor. The base rent under each ground lease is $1, which was prepaid at the beginning of the term. The term of each ground lease expires on December 31, 2070.

Loan No. 30 – AC Marriott Downtown Tucson – Several parcels of the Mortgaged Property are encumbered by a land and improvements lease whereby the City of Tucson (“Hotel Landlord”) leased the hotel unit, the retail unit and the retail parcel to the predecessor in interest to the AC Marriott Downtown Tucson borrower, 5 North Fifth Hotel, LLC (“Tenant”) in order to effectuate certain tax savings at the Mortgaged Property. The Parking Unit is encumbered by a separate triple net government excise lease (the “Parking Ground Lease” and, collectively with the Hotel Ground Lease, the “Ground Leases”) whereby the Rio Nuevo Multipurpose Facilities District, a special taxing district of the State of Arizona (“Parking Landlord”) leased the Parking Unit to Tenant in order to effectuate certain tax savings at the Mortgaged Property. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this Preliminary Prospectus for additional information.

Loan No. 31 – Atlantic Gardens – The Mortgaged Property’s collateral is inclusive of the respective air rights.

(21)	Loan No. 5 – 9800 Wilshire – The Mortgaged Property is 100.0% master leased by The Gores Group, a private equity firm that was founded by the borrower sponsor. The Gores Group occupied the entire Mortgaged Property from 2014 to late-2017, until relocating a portion of its office staff and subleasing 75.2% of NRA (42,820 sq. ft.) to Spring Place. The Gores Group continues to occupy and operate its global headquarters out of the remaining 24.8% of NRA (14,148 sq. ft.) of the Mortgaged Property.

Loan No. 10 – AT580 Multi – Eleven of the 179 units (6.1% of units and 6.6% of underwritten base rent) at the Mortgaged Property are operated under an exclusive partnership agreement and furnished revenue share agreement with National Corporate Housing (“NCH”), an executive leasing company that places temporary tenants. At the end of each month, the borrower and NCH are required to total up the revenue of each suite and (i) a 50%/50% (borrower/NCH) split, minus parking, will be calculated for units that are jointly furnished by the borrower and NCH and (ii) a 65%/35% (borrower/NCH) split, minus parking, will be calculated for units that are furnished by the borrower. According to the NCH agreement, the furnished revenue share agreement can be terminated by either party for any reason with at least 30 days written notice.

Loan No. 11 – Tailor Lofts – The Mortgaged Property is subject to a master lease between the Delaware Statutory Trust (“DST”) borrower, as the master lessor, and an affiliate of the borrower, as master tenant, to accommodate the borrower’s DST structure. The master tenant is responsible for leasing activities, maintenance and operation of the Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this Preliminary Prospectus for additional descriptions.

Loan No. 25 – Vie Portfolio – The entire Mortgaged Property is master leased from the borrowers, as the fee owners of the Mortgaged Property and the master lessor, to the borrowers’ affiliates, as master lessees, and subleased from such affiliates to another affiliate, as a master sublessee and the lessor to the end-user tenants, to comply with Shari’ah principles. The lender has received a mortgage on the fee interest in the Mortgaged Property. The master lease is subordinate to the mortgage, and the affiliates of the borrowers assigned their respective rights as landlords in the leased spaces to the borrower, which in turn assigned such rights to the lender.

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Loan No. 26 – Roanoke Crossing Shopping Center – The borrower sponsor and the Guarantor, Alan C. Fox, has entered into a master lease, as the master lessee, with the borrower, as the master lessor, with respect to one of the seven ground-leased pad sites previously occupied by Taco Bueno, which filed for bankruptcy in November 2018. Pursuant to the master lease, the Guarantor is paying rent at a rate of $105,000 per annum for the space where the previous tenant had paid rent at a rate of $108,900 per annum. In addition, the borrower was required at origination to reserve $1,050,000, which will be released upon the borrower depositing a letter of credit in an amount equal to $1,050,000. The master lease will terminate upon the occurrence of all of the following: (i) the borrower re-leases 100% of the Taco Bueno Space for a term of not less than five years; (ii) the tenant under such replacement lease is paying full unabated rent (or if the tenant is in an abated rent period, the borrower has reserved with the lender the total amount of such free rent); (iii) the borrower delivers a clean estoppel from such tenant; and (iv) at the time the borrower requests such release of funds (or letter of credit, as applicable), the Mortgaged Property is achieving a Debt Yield of no less than 9.35%. As of the origination, the borrower sponsor and Layne’s Chicken Fingers had executed a letter of intent, for a 15-year term at a rental rate of $40.86 per sq. ft., or $105,000 per annum, for lease years one through five, with 10% rent increases every five years.

Loan No. 42 – Colony Retail – The Mortgaged Property is subject to a master lease between the borrower, a Delaware Statutory Trust (“DST”), as the master lessor, and an affiliate of the borrower, as master tenant, to accommodate the borrower’s DST structure. The master tenant is responsible for leasing activities, maintenance and operation of the Mortgaged Property.

(22)	Loan No. 5 – 9800 Wilshire – The entire Mortgaged Property is master leased to The Gores Group, an affiliate of the borrower and non-recourse carveout guarantor through December 31, 2034. Approximately 24.8% of the NRA is occupied by the borrower sponsor affiliate and serves as The Gores Group headquarters, identified as the 2nd Largest Tenant. The remainder of the space (75.2% of the NRA and 72.9% of underwritten base rent,) is subleased to the Largest Tenant - Spring Place, a shared work space provider through June 30, 2028.

Loan No. 13 – Flight – The 3rd Largest Tenant, Taxi Recreation (4.2% of NRA), and the 4th Largest Tenant, Ringsby Court (3.5% of NRA), are both affiliated with the borrower.

Loan No. 30 - AC Marriott Downtown Tucson - The three largest retail tenants, which represent in the aggregate approximately 75.6% of the net rentable square footage of the Retail Parcel and 5.4% of total revenue at the Mortgaged Property, are affiliates of the borrower. The affiliated tenants entered into subordination agreements with the lender and the leases are each guaranteed by Matthew Scott Stiteler and David R. Dabdoub, two of the three AC Marriott Downtown Tucson Mortgage Loan guarantors, for the term of the leases (unless, subject to the lender’s consent, such affiliated lease is assigned to a non-affiliated third party tenant, in which case the guarantors will be released from its respective lease guaranty). Additionally, the Mortgage Loan is recourse for any losses if: (i) a default occurs under the affiliated leases, (ii) any such affiliated lease is terminated prior to expiration, (iii) any such affiliated lease is modified in any respect without the lender’s consent and (iv) if any specified affiliate lease condition set forth in the loan agreement is not satisfied. However, there can be no assurance that the guarantors will, or will be in a position to, fulfill their obligations with respect to any such losses.

(23)	Loan No. 2 – 3 Park Avenue - The Largest Tenant, Houghton Mifflin Harcourt, leases 101,421 sq. ft. of space that expires on December 31, 2027 and 400 sq. ft. of space that expires on May 31, 2019. The 4th Largest Tenant, Return Path, Inc., leases 23,280 sq. ft. of space that expires on July 31, 2025 and 22,722 sq. ft. of space that expires on February 29, 2020.

Loan No. 6 – 5202 Ben White – The Largest Tenant, City of Austin, leases 196,768 sq. ft. at the Mortgaged Property with various expiration dates, including 137,274 sq. ft. (69.8% of City of Austin’s space) with an expiration date on the 84th full calendar month following the commencement date, and 59,494 sq. ft. (30.2% of the City of Austin space) with an expiration date of May 31, 2025. The commencement date is the earlier to occur of (i) the date that certain tenant improvement work and other work is substantially complete and (ii) the date the tenant opens for business in the premises. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this Preliminary Prospectus.

Loan No. 13 – Flight – The 2nd Largest Tenant, The Nature Conservancy, leases 3,367 sq. ft. of space for which the lease term expires on August 17, 2023 and an additional 2,787 sq. ft. of space for which the lease term expires on August 17, 2028.

Loan No. 23 – Liberty Station Retail – The 4th Largest Tenant, 828 Events, leases 6,119 sq. ft. of space for which the lease term expires on April 30, 2030, and an additional 8,777 sq. ft. of space for which the lease term expires on May 31, 2029.

(24)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the NRA at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 6 – 5202 Ben White – The Largest Tenant, City of Austin, (80.4% of NRA), will terminate its lease in the event the City of Austin governing body does not appropriate, budget, and approve sufficient funding to cover the City of Austin’s monetary obligations

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under the lease and the lease will terminate automatically on the last day of the fiscal year for which sufficient funds were budgeted. The 2nd Largest tenant, The Consulate of Mexico (10.8% of NRA), will terminate its lease with three months’ notice, in the event the United States government orders or requires The Consulate of Mexico office in Austin, Texas to close or cease operating.

Loan No. 7 – 101 California – The Largest Tenant, Merrill Lynch, has a one-time right to terminate effective October 31, 2021 with a 12 months’ notice and the payment of unamortized costs. The 3rd Largest Tenant, Morgan Stanley, has a one-time right to terminate effective January 31, 2023 with a 12 months’ notice and the payment of unamortized costs.

Loan No. 13 – Flight – The second largest tenant, Nature Conservancy, has the one-time right to terminate the lease for its 3,367 sq. ft. space effective August 31, 2021, and the one-time right to terminate the lease for its 2,787 sq. ft. space effective August 31, 2023, in each case with 90 days’ prior written notice and payment of all amounts due under the related lease.

Loan No. 16 – Tulsa Office Portfolio – The Largest Tenant at the Towne Center Property, Tulsa Pain Consultants, has the one-time right to terminate its lease effective August 31, 2020 with at least 180 days’ written notice and payment of a termination fee equal to $420,000. The 2nd Largest Tenant at the Riverbridge Office Property, Equus Environmental, has the one-time right to terminate its lease after January 1, 2020 with two months’ written notice and payment of a termination fee equal to $7,933. The 5th Largest Tenant at the Riverbridge Office Property, GSA/Trustee Amer Indians, has the right to terminate its lease any time after April 30, 2028 with at least 90 days’ written notice. The Largest Tenant at the Three Memorial Place Property, GSA/DEA, may terminate its lease any time after January 22, 2023 with at least 120 days’ written notice. The Largest Tenant at the Corporate Place Property, OK Employment Security, may terminate its lease with at least 30 days’ written notice. The Largest Tenant at the Two Memorial Place Property, Finance of America Reverse, has the one-time right to terminate its lease effective January 31, 2022, with at least 180 days’ written notice and payment of a termination fee equal to $295,000. The 2nd Largest Tenant at the Two Memorial Place Property, GSA/FBI, may terminate its lease any time after July 8, 2020 with at least 60 days’ written notice. The 2nd Largest Tenant at the Triad Center I Property, Progressive Casualty Insurance, has the right to terminate its lease effective February 28, 2021 or at the end of any calendar month thereafter, with at least three months’ written notice and payment of a termination fee equal to four months’ base monthly rent and unamortized portion of construction allowance and brokers’ commissions. The 3rd Largest Tenant at the Triad Center I Property, Triad Bank, has the one-time right to terminate its lease at any time before July 31, 2020 with at least 120 days’ prior notice before the effective termination date.

Loan No. 19 – Atrium Two – The Largest Tenant, Cincinnati Bell, (36.6% of NRA), has a right to terminate a portion of its leased space of up to 40,124 sq. ft. (16.7% of tenant space and 6.1% of NRA) commencing October 1, 2019, upon payment of a termination fee generally equal to the unamortized cost of tenant improvements and leasing commissions for the terminated space. The 3rd Largest tenant, Kroger (11.3% of NRA), has a one-time termination option on September 30, 2021, upon 180 days’ notice and payment of a $250,000 termination fee. The 4th Largest Tenant, GSA – US Bankruptcy Court (6.1% of NRA), has the right to terminate its lease at any time after May 24, 2020 upon not less than 180 days’ notice. The 5th Largest Tenant, GSA – US Attorney’s Office (5.3% of NRA), has the right to terminate its lease at any time upon 90 days’ notice.

Loan No. 22 – Baywood San Mateo – The 3rd Largest Tenant, Core Power Yoga, has the right to terminate its lease at any time after March 15, 2021, but on or before October 14, 2021 with six months’ written notice provided to the landlord and payment of a termination fee equal to eight months of the minimum monthly rent and unamortized portion of the leasing commissions paid.

Loan No. 31 – Atlantic Gardens – The Largest Tenant, US Postal Service, has the one-time right to terminate its lease within 90 days following January 4, 2026 with no less than 180 days’ written notice to the landlord. The 3rd Largest Tenant, Smile Direct, may terminate its lease effective on the 36th full calendar month following the rent commencement date (the tenant has not commenced paying rent but is expected to by the end of March 2019) with 180 days’ written notice and payment of a termination fee equal to the unamortized amount of the landlord’s payment to the broker.

Loan No. 39 – Walgreens - MA & NH – The sole tenant at the Walgreens - NH Mortgaged Property has a termination option which will be effective as of October 31, 2032 or the last day of each subsequent five–year period until October 31, 2082, with at least a 12-months’ prior notice. The sole tenant at the Walgreens - MA Mortgaged Property has a termination option which is effective as of September 30, 2032, and the last day of any month thereafter until September 30, 2082, with at least a 12-months’ prior notice.

Loan No. 40 – 116 University Place – The sole tenant has the right to terminate its lease on February 1, 2025, which represents the first day of the month following the month in which the seventh anniversary of the lease commencement date occurs, with not less than 12 months’ written notice and the payment of a termination fee in an amount equal to the sum of (i) six months’ base rent and (ii) the unamortized portion of the brokerage commission paid by the landlord in connection with the lease.

(25)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the NRA of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Other” in this Preliminary Prospectus.

The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 6 – 5202 Ben White – The Largest Tenant, City of Austin, which represents approximately 80.4% of NRA and 85.7% of underwritten base rent, is not yet in occupancy with respect to two of its three leases (representing 137,274 sq. ft. of space and 60.8% of underwritten rent). The seller of the Mortgaged Property is currently finishing the tenant buildout and other work with an estimated

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completion date for the work in April 2019. Rent for such two leases does not commence until the work is substantially completed or the tenant opens for business in the premises. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this Preliminary Prospectus.

Loan No. 9 – Pace Gallery HQ - The sole tenant at the Mortgaged Property, The Pace Gallery LLC, began paying rent on December 15, 2018, but is not yet in occupancy of its space. The Pace Gallery LLC is expected to take occupancy of its space in May 2019 after the interior build out is completed.

Loan No. 13 – Flight – The 3rd Largest Tenant, Taxi Recreation (4.2% of NRA), has executed a lease but is not yet in occupancy or paying rent for such space. The 4th Largest Tenant, Ringsby Court (3.5% of NRA), has executed a lease but is not yet in occupancy or paying rent for such space. Rent commencement for both Taxi Recreation and Ringsby Court will begin no later than June 1, 2019.

Loan No. 24 – 166 Geary Street – The Largest Tenant, WeWork (36.4% of NRA), has executed a lease but is not yet in occupancy or paying rent for such space. The WeWork space was delivered on February 15, 2019. At origination, the borrowers reserved approximately $1,500,000 for certain outstanding tenant obligations and $560,959 for gap rent in connection with the WeWork lease.

Loan No. 31 – Atlantic Gardens – The 3rd Largest Tenant, Smile Direct, which represents 13.2% of commercial NRA, has executed a lease effective March 1, 2019, but is not yet in occupancy or paying rent. The buildout is expected to be completed and rent commencement is expected to start by the end of March 2019. Smile Direct also received four months of free rent. The lender reserved $197,563 at origination for unfunded obligations and $57,000 for free rent (representing six months of free rent).

Loan No. 36 – 8401 Melrose – The Largest Tenant, Marc Jacobs, which represents 67.5% of NRA, does not utilize 1,950 sq. ft. of its space but pays full rent on the entire 3,950 sq. ft. through August 2025.

(26)	The following loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in this Preliminary Prospectus for further information.

● Loan No. 1 – 3 Columbus Circle

● Loan No. 6 – 5202 Ben White

● Loan No. 17 – Sharon Park Apartments

● Loan No. 18 – Spring Hollow Apartments

● Loan No. 23 – Liberty Station Retail

● Loan No. 24 – 166 Geary Street

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 13 – Flight – At origination, the borrower deposited with the lender the amount required to be deposited on the first payment date into (i) the Monthly Tax Reserves ($) and (ii) the Monthly TI/LC Reserves ($), in each of the foregoing cases, in advance of such first payment date.

Loan No. 14 – The Crossing at Katy Ranch – At origination, the borrower deposited with the lender the amount required to be deposited on the first payment date into (i) the Monthly Tax Reserves ($) and (ii) the Monthly Replacement Reserves ($), in each of the foregoing cases, in advance of such first payment date.

Loan No. 25 – Vie Portfolio – If, at any time, the amount on deposit with the lender for the Condominium Assessments Reserve Fund (as defined below) in the Upfront Other Reserves ($) does not equal the product of (i) 150% and (ii) one month of assessments due from the borrower to the condominium association (the “Condominium Association”) under the related condominium declaration (the product of the foregoing (i) and (ii), the “Condominium Assessments Reserve Fund”), then, on the immediately succeeding payment date, the borrower will be required to deposit with the lender the amount necessary to cause the amount on deposit to equal the Condominium Assessments Reserve Fund. The amount required to be deposited by the borrowers is determined by the lender based on the most recent monthly assessment amount and the annual budget of the Condominium Association provided to the lender in accordance with the Mortgage Loan documents.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 8 – Soho Beach House - Prior to January 1, 2020 and on January 1 of each calendar year thereafter during the term of the Soho Beach House Whole Loan, the lender is required to reassess the amount necessary to be held in the seasonality reserve account and to require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate operating income anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Mortgaged Property has a debt service coverage ratio of at least equal to 1.25x based on the Soho Beach House Whole Loan and the related mezzanine loan. The borrower is only required to deposit funds into the seasonality reserve on such monthly payment dates to the extent of sufficient excess cash and the balance will accrue and is required to be paid on each subsequent monthly payment date to the extent of excess cash until such balance is reduced to zero.

A-1-60

Loan No. 12 – Embassy Suites Scottsdale – Seasonality Working Capital Reserve cap is revised annually and set to 110% of the total shortfall that occurred in the preceding year’s shortfall amount.

Loan No. 21 – Union Bay Apartments – The Replacement Reserves account for the residential portion of the Mortgaged Property is subject to a cap of $55,000, while the Replacement Reserves account for the commercial portion of the Mortgaged Property is subject to a cap of approximately $1,396.

Loan No. 22 – Baywood San Mateo – The TI/LC Reserve cap is $357,084 unless a renewal trigger cure event is in place, at which point the TI/LC Reserve cap is $204,048.

(29)	Loan No. 6 – 5202 Ben White - TI/LC escrows are waived until (i) May 31, 2023 or (ii) the occurrence of a trigger period.

Loan No. 13 – Flight – The borrower is required to make a deposit of $2,855.15 each month into the Monthly Replacement Reserve ($) commencing on the earlier of (i) the initial occurrence of a Cash Sweep Event and (ii) January 1, 2022. A “Cash Sweep Event” means (a) an event of default under the Mortgage Loan documents; (b) any bankruptcy action of the borrower or the property manager; (c) the debt service coverage ratio based on the immediately trailing three-month period being less than 1.10x; (d) with respect to the Largest Tenant, BOA Technology, Inc, among other things, (1) the failure of the lender to have received, among other requirements set forth in the Mortgage Loan documents, evidence reasonably satisfactory to the lender that the Largest Tenant, BOA Technology, Inc., has renewed its lease for a term of not less than five years, on or before the date that is 12 months prior to the expiration date under such lease, (2) BOA Technology, Inc. “goes dark” or gives notice that it intends to “go dark” for a period of more than five consecutive business days, (3) BOA Technology, Inc. sublets more than 20% of the space subject to the its lease; or (4) BOA Technology, Inc. terminates or gives notice that it intends to terminate its lease; or (e) an event of default under the related mezzanine loan documents.

Loan No. 22 – Baywood San Mateo – The borrower must deposit $8,502 into the TI/LC reserve on each monthly payment date commencing on the payment date in March 2021.

Loan No. 25 – Vie Portfolio – The borrowers are required to deposit into the Monthly Other Reserve ($), on each of the first 15 payment dates, $50,256.67 (for a total of $753,850.05, with $25,128.34 per month being available for certain planned capital improvements relating to the Colonie Mortgaged Property and $25,128.33 per month being available for planned capital improvements relating to the Southgate Mortgaged Property), which amounts are reasonably estimated by the lender based on the borrower’s budget to be due for completion of the planned capital improvements at these properties.

Loan No. 25 – Vie Portfolio – The borrowers are required to deposit into the Monthly Other Reserve ($), within two business days after receipt by any person, all rent (excluding any amounts constituting a security deposit or other security for all or any portion of the obligations under a lease) which has been paid more than one month in advance.

Loan No. 25 – Vie Portfolio – If (a) the debt service coverage ratio is less than 1.60x, and (b) the borrowers have failed to deliver evidence to the lender by (i) for calendar year 2019, May 1, 2019, and (ii) for calendar year 2020 and each calendar year thereafter, April 1 of such calendar year, that 55.0% of the beds at the Mortgaged Property have been leased for the next succeeding school year, the borrowers are required to deposit into the Monthly Other Reserve ($) (1) $352,500.00 for each of the payment dates occurring in May, June, July and August of 2019 (a total of $1,410,000.00), and (2) $282,000.00 for each of the payment dates occurring in April, May, June, July and August of any subsequent calendar year (a total of $1,410,000.00).

Loan No. 25 – Vie Portfolio – The borrowers were required at loan origination to deposit into the Monthly Other Reserve ($) (i) on March 1, April 1 and May 1 of 2019, $12,375.00, and (ii) thereafter, on each October 1, November 1, December 1, January 1, February 1, March 1, April 1 and May 1, commencing on October 1, 2019 (the “Seasonality Payment Period”), an amount determined by the lender on or before October 1 of each year (commencing on October 1, 2019) equal to the amount which, if added to net operating income of the Mortgaged Property for the immediately preceding period spanning June 1, July 1 and August 1 (the “Seasonality Disbursement Period”), would cause the debt service coverage ratio for such immediately preceding Seasonality Disbursement Period to equal 1.35x.

Loan Nos. 28 and 29 – Homewood Suites Philadelphia - Valley Forge and Hilton Garden Inn - Valley Forge – On the payment date following the date on which the quarterly financial statements are required to be delivered, if such quarterly financial statements show that the amount of the aggregate FF&E monthly deposit for such quarter was less than 4.0% of the gross income from operations of the Mortgaged Property for such quarter, the borrower will be required to deposit into the Monthly Replacement Reserves ($) an additional amount equal to the difference between (x) 4.0% of the gross income from operations of the Mortgaged Property for such quarter and (y) the aggregate amount of the FF&E monthly deposits deposited into the Replacement Reserves ($) during such quarter.

Loan No. 28 – Homewood Suites Philadelphia - Valley Forge – On the payment date that is 24 months prior to the expiration of the related franchise agreement (the “Extension PIP Deposit Commencement Date”) and on the next 23 payment dates thereafter, the borrower will be required to deposit into the Monthly Replacement Reserves ($) an amount of $76,875.00 (the “Extension PIP Monthly Deposit” and collectively, the “Extension PIP Deposit”) for replacements and repairs to be required under any property improvement plan required by the franchisor in connection with the extension of the franchise agreement or any replacement franchise agreement.

(30)	Loan No. 2 – 3 Park Avenue - On each Payment Date on which the balance in the TI/LC reserve is (i) below $2,000,000, the borrower is required to deposit an amount equal to $100,000; (ii) on each Payment Date on which the balance in the TI/LC reserve is equal to or greater than $2,000,000 and below $3,000,000, the borrower is required to deposit a monthly amount equal to $50,000 and (iii) if the

A-1-61

balance in the TI/LC reserve account is equal to or greater than $3,000,000, the borrower is not required to make monthly deposits in to the TI/LC reserve account.

Loan No. 30 – AC Marriott Downtown Tucson – The borrower is required to deposit into the FF&E reserve account the greatest of (i) with respect to the first monthly payment date through and including the monthly payment date in January 2021, 3% and (y) with respect to each monthly payment date from February 2021 and for each monthly payment date thereafter, 4% of the projected rents for the hotel component for the prior month as set forth in the most recent approved annual budget (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the franchise agreement for approved capital expenditures relating to the hotel component and the repair and replacement of the FF&E.

Loan No. 12 – Embassy Suites Scottsdale – Ongoing seasonality reserves will trigger in February of every year during the loan term, until May, and payments of $400,000 per month are required to be deposited in the reserve subject to a cap of $1,500,000. Seasonality Reserve cap is revised annually and set to 110% of the total shortfall that occurred in the preceding year’s shortfall amount

(31)	Loan No. 2 – 3 Park Avenue - The borrower is required under the related loan documents to pay for and perform 100% of the unfunded landlord obligations ($1,523,458) and deferred maintenance ($28,500, which is the estimated cost according to the engineering report) at the Mortgaged Property. If an event of default has occurred and is continuing or the borrower has breached any requirements under the loan documents, the borrower is required to deliver cash or a letter of credit to the lender in the amount that the lender determines is necessary to complete all unfunded landlord obligations, deferred maintenance and any remaining unfunded free rent obligations.

Loan Nos. 28 and 29 – Homewood Suites Philadelphia - Valley Forge and Hilton Garden Inn - Valley Forge – A cash sweep event caused by the debt service coverage ratio based on the immediately trailing 12-month period being less than 1.25x (the “DSCR Trigger Event”) will not constitute a cash sweep event if the borrower (i) within five business days of the lender’s determination that a DSCR Trigger Event has occurred, deposit cash or a letter of credit in an amount equal to the excess cash flow that would have accumulated during the upcoming 12 months, assuming a debt service coverage ratio of 1.25x, or (ii) the borrower has, at any time during the immediately preceding 12-month period, deposited with the lender a deposit in the form of cash or a letter of credit in an amount equal to the excess cash flow that would have accumulated during the upcoming 12 months, assuming a debt service coverage ratio of 1.35x (such deposit, a “Lockbox DSCR Cure Deposit”). In addition, the borrower is permitted to deliver a Lockbox DSCR Cure Deposit to avoid triggering a lockbox event caused by the debt service coverage ratio based on the immediately trailing 12-month period being less than 1.35x (such event, a “Lockbox DSCR Trigger Event”), if the borrower delivers such Lockbox DSCR Cure Deposit within five business days of the lender’s determination that a Lockbox DSCR Trigger Event has occurred.

(32)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool – Mortgage Pool Characteristics – Environmental Considerations” in this Preliminary Prospectus.

		Mortgage	% of Initial
Loan		Loan Cut-off	Outstanding	Maximum	Premium Paid	Expiration
No.	Mortgage Loan	Date Balance	Pool Balance	Policy Amount	in Full	Date
5	9800 Wilshire	$55,000,000	4.8%	$1,000,000	Yes	1/25/2032
22	Baywood San Mateo	$21,000,000	1.8%	$1,000,000	Yes	2/20/2032

(33)

									Total
							Total	Total	Senior
					Total		Senior	Mortgage	Notes	Total
				Total Mortgage	Senior	Total	Notes	Debt Cut-	U/W	Mortgage
				Debt Cut-off	Notes	Mortgage	Cut-off	off Date	NOI	Debt U/W
Loan		A-Note Cut-off	B-Note Cut-off	Date	U/W NCF	Debt U/W	Date	LTV	Debt	NOI Debt
No.	Mortgage Loan	Date Balance(2)	Date Balance(2)	Balance(1)(2)	DSCR	NCF DSCR	LTV	Ratio	Yield	Yield
1	3 Columbus Circle	$490,000,000	$105,000,000	$595,000,000	2.91x	2.40x	45.4%	55.1%	12.3%	10.2%
4	ARC Apartments	$95,000,000	$92,000,000	$187,000,000	3.48x	1.52x	32.0%	63.0%	14.7%	7.5%
7	101 California	$527,000,000	$228,000,000	$755,000,000	3.22x	2.07x	35.9%	51.5%	12.8%	8.9%
(1)	Total mortgage debt includes additional pari passu debt and excludes mezzanine debt.

(2)	The ARC Apartments Whole Loan is structured with $95,000,000 of senior debt and $92,000,000 of subordinate debt. The subordinate debt is comprised of an A2 Note with a Cut-off Date Balance of $47,000,000 and accrues interest at a rate of 5.10000% per annum and a B Note with a Cut-off Date Balance of $45,000,000 and accrues interest at a rate of 5.90000% per annum.

A-1-62

(34)

								Total	Total
			% of Initial		Annual	Mezzanine		Debt Cut-	Debt	Total
		Mortgage Loan	Outstanding	Mezzanine	Interest Rate	Loan		off Date	U/W	Debt U/W
Loan		Cut-off Date	Pool	Debt Cut-off	on Mezzanine	Maturity	Intercreditor	LTV	NCF	NOI Debt
No.	Mortgage Loan	Balance	Balance	Date Balance	Loan	Date or ARD	Agreement	Ratio(1)	DSCR(1)	Yield(1)
3	Saint Louis Galleria(2)	$60,000,000	5.2%	$23,466,243	6.25000%	11/1/2028	Yes	56.6%	1.55x	10.3%

8	Soho Beach House	$40,000,000	3.5%	$62,000,000	7.25000%	2/6/2024	Yes	54.7%	1.88x	13.2%

12	Embassy Suites Scottsdale	$35,500,000	3.1%	$5,000,000	11.62500%	2/6/2029	Yes	57.5%	1.29x	10.4%

13	Flight	$33,163,800	2.9%	$11,694,750	8.00000%	3/1/2029	Yes	71.1%	1.22x	8.9%

15	Dollar General Portfolio(3)	$29,200,000	2.5%	$3,500,000	10.60000%	1/6/2029	Yes	81.3%	1.14x	8.1%

(1)	Calculated including any related pari passu companion loan(s), related subordinate companion loan (s) and mezzanine debt.

(2)	With respect to the Saint Louis Galleria Mortgage Loan DSCR is calculated using the sum of the first 12 whole loan principal and interest payments after the expiration of the whole loan interest-only period based on the assumed principal and interest payment schedule set forth in Annex G of this Preliminary Prospectus.

(3)	With respect to the Dollar General Portfolio Mortgage Loan DSCR is calculated using the sum of the first 12 whole loan principal and interest payments after the expiration of the whole loan interest-only period based on the assumed principal and interest payment schedule set forth in Annex H of this Preliminary Prospectus.

(35)

		Mortgage Loan	% of Initial	Intercreditor	Combined		Combined
		Cut-off Date	Outstanding	Agreement	Minimum	Combined	Minimum Debt
Loan No.	Mortgage Loan	Balance	Pool Balance	Required	DSCR	Maximum LTV	Yield

2	3 Park Avenue	$60,000,000	5.2%	Yes	1.85x	49.0%	8.85%

7	101 California	$40,000,000	3.5%	Yes	N/A	51.5%	8.35%

19	Atrium Two	$25,500,000	2.2%	No	1.35x	78.8%	8.75%

32	Residence Inn Anaheim Hills Yorba Linda	$14,900,000	1.3%	Yes	2.34x	58.4%	11.5%

(36)	Loan No. 2 – 3 Park Avenue - Underwritten NOI DSCR, Underwritten NCF DSCR, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI, Underwritten NCF and Occupancy include TransPerfect Translations (“TransPerfect”), (the 2nd Largest Tenant at the Mortgaged Property representing 13.7% of NRA and 15.0% of underwritten base rent with a lease expiration date of September 30, 2019). TransPerfect recently announced that it will be vacating its space at the Mortgaged Property upon lease expiration. Excluding the TransPerfect tenant, the Underwritten NOI is $13,287,938, the Underwritten NCF is $11,469,290, the Underwritten NCF DSCR is 1.31x and the occupancy is 71.9%.

Loan No. 8 – Soho Beach House - The Soho Beach House Mortgaged Property currently has 49 guestrooms. As part of the borrower sponsor’s planned renovations at the Soho Beach House Mortgaged Property for 2019 (for which the borrower deposited $2,500,000 into the FF&E reserve account on the origination date of the Soho Beach House Whole Loan), the borrower expects to convert the penthouse event space into a 1,500 sq. ft. guestroom. The upfront deposit of $2,500,000 is for budgeted or lender approved capital expenditures, property improvements and replacement FF&E at the Soho Beach House Mortgaged Property (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for the penthouse renovation (estimated by the appraisal to cost approximately $765,000). Upon completion of the 2019 planned renovation, the Mortgaged Property is expected to have 50 operational guestrooms.

Loan No. 18 – Spring Hollow Apartments – The debt service coverage ratio trigger period is defined as 1.15x and if no debt service coverage ratio trigger period occurs during the first three years of the loan term the debt service coverage ratio trigger period will be defined as 1.10x.

Loan No. 20 – The Landing Apartments – The debt service coverage ratio trigger period is defined as 1.05x for the first four quarters . From and after the commencement of the second year of the term, the debt service coverage ratio trigger period will be defined as 1.10x.

Loan No. 21 – Union Bay Apartments – The debt service coverage ratio trigger period is defined as 1.20x after the first four quarters. There is no debt service coverage ratio trigger for the first year of the loan term.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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Annex A-2

Distribution of Cut-off Date Balances(1)
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(2)(4)
$3,690,844	-	$7,499,999	4	$20,436,643	1.8%	4.9096%	119	2.13x	54.6%	50.4%
$7,500,000	-	$14,999,999	11	$126,571,363	11.0%	4.9376%	118	1.73x	60.4%	55.7%
$15,000,000	-	$24,999,999	12	$216,882,266	18.8%	5.0959%	118	1.55x	66.6%	61.7%
$25,000,000	-	$49,999,999	14	$477,110,090	41.5%	5.0012%	108	2.00x	57.8%	53.8%
$50,000,000	-	$75,000,000	5	$310,000,000	26.9%	4.5466%	106	2.33x	43.6%	42.7%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Mortgage Rates(1)
						Weighted Averages
Range of Mortgage Rates as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(2)(4)
3.8500%	-	3.9999%	2	$115,000,000	10.0%	3.8917%	119	3.02x	42.1%	42.1%
4.0000%	-	4.2499%	1	$60,000,000	5.2%	4.1305%	59	3.48x	32.0%	32.0%
4.2500%	-	4.7499%	2	$17,342,288	1.5%	4.4031%	119	3.02x	32.6%	30.1%
4.7500%	-	4.9999%	16	$416,222,875	36.2%	4.8663%	118	1.71x	56.7%	53.2%
5.0000%	-	5.9151%	25	$542,435,200	47.1%	5.2151%	109	1.76x	61.5%	57.0%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

A-2-1

Annex A-2

Property Type Distribution(1)(6)

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(2)(4)
Office	18	$392,511,775	34.1%	4,971,113	$423	4.6509%	118	92.7%	2.08x	52.6%	49.3%
CBD	8	$312,342,547	27.1%	3,692,209	$500	4.5672%	118	94.0%	2.15x	48.9%	46.2%
Suburban	10	$80,169,228	7.0%	1,278,904	$125	4.9770%	119	87.7%	1.81x	67.3%	61.5%
Multifamily	15	$288,990,844	25.1%	4,746	$139,285	4.8196%	98	96.4%	1.89x	59.6%	56.5%
Garden	6	$115,497,351	10.0%	2,009	$70,924	4.9798%	119	94.1%	1.46x	66.9%	61.7%
Mid Rise	2	$60,200,000	5.2%	253	$243,258	5.0831%	80	96.7%	1.42x	70.4%	68.3%
High Rise	1	$60,000,000	5.2%	428	$221,963	4.1305%	59	100.0%	3.48x	32.0%	32.0%
Student Housing	6	$53,293,493	4.6%	2,056	$76,909	4.9504%	119	97.2%	1.56x	62.9%	59.3%
Retail	43	$172,130,236	15.0%	1,316,695	$640	5.0015%	117	97.1%	1.62x	59.9%	55.1%
Anchored(7)	42	$170,118,087	14.8%	1,307,778	$645	5.0030%	117	97.1%	1.62x	59.8%	55.1%
Unanchored	1	$2,012,149	0.2%	8,917	$226	4.8800%	118	100.0%	1.53x	62.9%	51.6%
Mixed Use	7	$135,800,000	11.8%	107,860	$525,520	5.1148%	101	96.8%	2.50x	46.6%	46.6%
Hospitality/Other	1	$40,000,000	3.5%	49	$1,122,449	5.3400%	58	90.2%	4.75x	25.7%	25.7%
Office/Gallery	1	$40,000,000	3.5%	74,563	$1,207	5.1500%	118	100.0%	1.62x	50.0%	50.0%
Multifamily/Retail	4	$34,800,000	3.0%	7,742	$758,682	4.9151%	119	98.7%	1.50x	58.0%	58.0%
Office/Retail	1	$21,000,000	1.8%	25,506	$823	4.9500%	119	100.0%	1.54x	60.9%	60.9%
Hospitality	7	$112,502,266	9.8%	1,029	$135,436	5.4055%	118	78.3%	1.82x	61.1%	55.2%
Full Service	1	$35,500,000	3.1%	312	$113,782	5.9151%	118	75.8%	1.64x	50.4%	50.4%
Extended Stay	3	$31,818,145	2.8%	318	$104,372	5.2559%	119	79.0%	1.81x	68.0%	56.4%
Limited Service	2	$29,900,000	2.6%	264	$205,559	5.1159%	117	80.8%	2.10x	62.9%	59.3%
Select Service	1	$15,284,121	1.3%	135	$113,216	5.1000%	119	77.5%	1.69x	67.9%	56.1%
Self Storage	6	$31,400,000	2.7%	626,198	$63	5.0379%	118	83.8%	1.82x	54.8%	49.9%
Land	1	$11,000,000	1.0%	483,688	$23	4.8500%	119	0.0%	1.77x	67.9%	67.9%
Industrial	1	$6,665,242	0.6%	170,600	$39	4.8800%	118	100.0%	1.53x	62.9%	51.6%
Warehouse	1	$6,665,242	0.6%	170,600	$39	4.8800%	118	100.0%	1.53x	62.9%	51.6%
Total/Weighted Average	98	$1,151,000,363	100.0%			4.8880%	111	92.3%	1.97x	55.8%	52.4%

A-2-2

Annex A-2

Geographic Distribution(1)(6)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(2)(4)
New York	11	$282,630,329	24.6%	4.4901%	105	2.39x	43.7%	43.6%
New York City	9	$279,350,000	24.3%	4.4823%	105	2.40x	43.4%	43.4%
New York State	2	$3,280,329	0.3%	5.1524%	118	1.74x	65.8%	63.4%
California	7	$181,892,288	15.8%	4.7601%	118	2.01x	53.2%	52.0%
Souther(8)	4	$101,892,288	8.9%	5.0336%	118	1.77x	54.6%	54.2%
Northern(8)	3	$80,000,000	7.0%	4.4119%	119	2.31x	51.4%	49.1%
Texas	10	$155,651,234	13.5%	4.9084%	119	1.82x	62.5%	58.8%
Ohio	4	$102,000,000	8.9%	5.0741%	95	1.45x	72.2%	66.1%
Missouri	1	$60,000,000	5.2%	4.9968%	115	1.67x	51.5%	47.0%
Other	65	$368,826,512	32.0%	5.1781%	112	1.90x	59.9%	53.9%
Total/Weighted Average	98	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Cut-off Date LTV Ratios(1)(4)(5)

						Weighted Averages
Range of LTV Ratios as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD(2)(4)
25.7%	-	54.9%	13	$531,006,088	46.1%	4.7145%	107	2.45x	43.1%	41.9%
55.0%	-	59.9%	5	$69,390,844	6.0%	4.9617%	119	1.85x	58.6%	56.6%
60.0%	-	64.9%	9	$184,127,391	16.0%	4.9421%	119	1.61x	62.4%	60.2%
65.0%	-	69.9%	11	$161,428,065	14.0%	5.0681%	118	1.59x	67.5%	60.7%
70.0%	-	74.5%	8	$205,047,975	17.8%	5.1219%	107	1.41x	72.9%	64.7%
			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of LTV Ratios at Maturity Date or ARD(1)(2)(4)

						Weighted Averages
Range of LTV Ratios as of the Maturity Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
25.7%	-	49.9%	10	$389,196,932	33.8%	4.5001%	102	2.76x	40.0%	38.3%
50.0%	-	54.9%	8	$188,327,391	16.4%	5.2576%	118	1.56x	53.5%	51.9%
55.0%	-	59.9%	9	$191,244,356	16.6%	4.9962%	119	1.69x	65.3%	58.2%
60.0%	-	71.1%	19	$382,231,684	33.2%	5.0466%	112	1.52x	68.4%	64.2%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

A-2-3

Annex A-2

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)

						Weighted Averages
Range of Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(4)
1.20x	-	1.44x	12	$267,000,000	23.2%	5.0347%	110	1.36x	68.4%	63.1%
1.45x	-	1.49x	5	$58,716,643	5.1%	5.0711%	117	1.46x	65.7%	61.0%
1.50x	-	1.74x	13	$342,359,487	29.7%	5.1683%	118	1.60x	58.4%	54.2%
1.75x	-	2.49x	9	$235,681,945	20.5%	4.9092%	118	1.86x	54.8%	51.7%
2.50x	-	3.49x	5	$201,892,288	17.5%	4.0636%	101	3.09x	39.8%	39.5%
3.50x	-	4.75x	2	$45,350,000	3.9%	5.2303%	65	4.67x	26.4%	26.4%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Original Terms to Maturity or ARD(1)(2)

						Weighted Averages
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(4)
59	-	59	1	$40,000,000	3.5%	5.3400%	58	4.75x	25.7%	25.7%
60	-	60	2	$98,500,000	8.6%	4.5212%	59	2.68x	48.5%	47.3%
120	-	120	43	$1,012,500,363	88.0%	4.9058%	118	1.79x	57.8%	54.0%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturityor ARD(4)
53	-	60	3	$138,500,000	12.0%	4.7577%	58	3.28x	41.9%	41.0%
113	-	119	43	$1,012,500,363	88.0%	4.9058%	118	1.79x	57.8%	54.0%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

A-2-4

Annex A-2

Distribution of Underwritten NOI Debt Yields(1)(5)(6)

						Weighted Averages
Range of NOI Debt Yields as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(2)(4)
7.0%	-	8.9%	13	$253,750,000	22.0%	5.0531%	118	1.43x	63.7%	61.2%
9.0%	-	9.9%	10	$290,850,000	25.3%	4.9991%	110	1.60x	63.3%	60.2%
10.0%	-	12.4%	14	$373,977,760	32.5%	4.8276%	117	1.94x	52.7%	48.0%
12.5%	-	14.9%	7	$187,072,603	16.3%	4.5289%	100	2.71x	47.1%	43.5%
15.0%	-	28.0%	2	$45,350,000	3.9%	5.2303%	65	4.67x	26.4%	26.4%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(2)(4)
Interest Only	21	$635,400,000	55.2%	4.7629%	109	2.32x	48.4%	48.4%
Interest Only, then Amortizing	14	$335,930,000	29.2%	5.0352%	111	1.45x	65.4%	59.2%
Amortizing Balloon	10	$150,470,363	13.1%	5.0351%	119	1.77x	62.5%	51.8%
Interest Only, then Amortizing, ARD	1	$29,200,000	2.5%	5.1575%	117	1.40x	72.6%	65.2%
Total/Weighted Average	46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

A-2-5

FOOTNOTES TO ANNEX A-2

(1)	The Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity Date or ARD, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms/Beds calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the ARD Loan, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, LTV Ratio at Maturity Date or ARD and Stated Remaining Term (Mos.) is calculated through the related anticipated repayment date.

(3)	With respect to the Saint Louis Galleria and Dollar General Portfolio mortgage loans (approximately 7.7% of the Initial Outstanding Pool Balance), the Underwritten NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date on the related mortgage loan based on the assumed principal payment schedule set forth on Annex G and Annex H, respectively, to the Preliminary Prospectus.

(4)	With respect to 12 mortgage loans, representing in aggregate, approximately 30.5% of the Initial Outstanding Pool Balance (including ARC Apartments, 9800 Wilshire, 5202 Ben White, Pace Gallery HQ, AT580, Spring Hollow Apartments, 166 Geary Street, Roanoke Crossing Shopping Center, AC Marriott Downtown Tucson, Atlantic Gardens, Meridian Tower and Texas Marriott & Hilton Portfolio - Residence Inn Laredo), the Cut-off Date LTV and LTV Ratio at Maturity Date or ARD have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	With respect to the Huntsville Self Storage Portfolio mortgage loan (1.0%) the Cut-off Date LTV and Underwritten NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related economic reserve.

(6)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(7)	Anchored retail also includes super regional mall, single tenant and shadow anchored properties.

(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-6

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

A-3-1

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

A-3-2

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

26
Josephson
11,371 SF Exp. 12/2032
25
Josephson
11,371 SF Exp. 12/2032
24
Cohen and Company LLC
11,166 SF Exp. 2/2029
Weld North LLC
4,988 SF Exp. 10/2023
Beloveline Ltd.
5,423 SF Exp. 3/2028
23
Vacant
11,920 SF
Vacant
9,306 SF
22
The Juilliard School
5,789 SF Exp. 3/2025
The Juilliard School 2220
5,789 SF Exp. 3/2025
883 Capital Management
3,574 SF Exp. 11/2021
Harvard Business School
4,855 SF Exp. 2/2024
Lagoda Investment
3,091 SF Exp. 5/2020
21
TenCore Partners
3,874 SF Exp. 2/2024
Nova Ventures, LLC
3,849 SF Exp. 1/2029
Cefe Infrastructure Inv
3,057 SF Exp. 7/2023
Benvolio Group LLC
5,789 SF Exp. 7/2024
Mediant Communications
4,865 SF Exp. 11/2021
20
Versace USA, LLC
21,342 SF Exp. 7/2025
19
Young & Rubicam, Inc.
21,315 SF Exp. 8/2033
18
Young & Rubicam, Inc.
34,177 SF Exp. 8/2033
17
Column Park Asset Mgt
3,240 SF
Exp. 12/2020
Geneva Energy Markets
4,480 SF Exp. 5/2021
Aralez Pharmaceuticals
4,081 SF Exp. 10/2020
Tokai Tokyo Securities
2,964 SF
Exp. 8/2022
PS Broadway Holdings
4,445 SF Exp. 8/2020
XBTOPPS Expansion
4,100 SF Exp. 5/2023
Br2 Finance
5,933 SF Exp. 5/2025
XBTOPPS LLC
4,896 SF Exp. 12/2022
16
Emerge 212 3CC LLC
23,917 SF Exp. 2/2026
Laura & John Arnold
9,708 SF Exp. 7/2025
15
Emerge 212 3CC LLC
33,442 SF Exp. 2/2028
14
Northern Pacific Growth Inv.
4,407 SF Exp. 12/2021
KG Funds Management LLC
3,798 SF Exp. 8/2020
Clayton Family Office
1,719 SF
Exp. 11/2021
Dr. Joshua Levine, MD PC
2,130 SF
Exp. 2/2023
Building Office
2,831 SF
Trustees of Columbia
14,162 SF Exp. 6/2025
KIFO USA
6,190 SF Exp. 7/2026
12
Jazz at Lincoln Center, Inc.
30,653 SF Exp. 4/2028
TFO USA
4,052 SF Exp. 5/2023
11
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
10
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
9
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
8
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
7
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
6
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
5
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
4
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
3
Young & Rubicam, Inc.
41,202 SF Exp. 8/2033
2
CVS Caremark Pharmacy
13,143 SF Exp. 7/2028
Nordstrom
15,556 SF Exp. 7/2040
Ground
Nordstrom
12,552 SF Exp. 7/2040
CVS Caremark Pharmacy
6,339 SF Exp. 7/2028
Chase Bank
6,551 SF Exp. 8/2031
Basement
Nordstrom
18,883 SF Exp. 7/2040
CVS Caremark Pharmacy
1,677 SF Exp. 7/2028
Building Storage
3,021 SF
Young & Rubicam, Inc. Storage
1,300 SF Exp. 8/2033
Young & Rubicam, Inc. Storage
170 SF Exp. 8/2033
Vacant
Building
2019 – 2021
2022 – 2023
2024 – 2025
2026+

A-3-3

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

A-3-4

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

Mortgage Loan Information
Loan Sellers(1):	JPMCB/GACC
Loan Purpose:	Refinance

Borrower Sponsor:	Joseph Moinian
Borrowers:	3 Columbus Circle LLC; 3 Columbus Circle LLC - Series A; 3 Columbus Circle LLC - Series B
Original Balance(2):	$75,000,000
Cut-off Date Balance(2):	$75,000,000
% by Initial UPB:	6.5%
Interest Rate:	3.91400%
Payment Date:	11th of each month
First Payment Date:	April 11, 2019
Maturity Date:	March 11, 2029
Amortization:	Interest Only
Additional Debt(2)(3) :	$415,000,000 Pari Passu Debt $105,000,000 B-Notes
Call Protection(4):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$1,000,000
TI/LC	$0	Springing	$5,000,000
Outstanding TI/LC	$1,820,891	NAP	NAP
Free Rent:	$847,794	NAP	NAP
Young & Rubicam:	$0	Springing	$40,000,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2010-2013
Total Sq. Ft.:	753,713
Property Management:	Columbus Property Management LLC
Underwritten NOI(6):	$60,497,452
Underwritten NCF:	$56,594,080
Appraised Value:	$1,080,000,000
Appraisal Date:	January 1, 2019

Historical NOI
Most Recent NOI(6):	$40,091,035 (December 31, 2018)
2017 NOI:	$34,698,749 (December 31, 2017)
2016 NOI:	$35,192,550 (December 31, 2016)
2015 NOI:	$29,622,920 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.2% (January 1, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	91.9% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	$415,000,000
Total Senior Notes	$490,000,000	$650 / $650	45.4% / 45.4%	3.11x / 2.91x	12.3% / 11.5%	12.3% / 11.5%
B Notes	$105,000,000
Whole Loan	$595,000,000	$789 / $789	55.1% / 55.1%	2.56x / 2.40x	10.2% / 9.5%	10.2% / 9.5%

(1)	The 3 Columbus Circle Whole Loan (as defined below) was originated by JPMCB. JPMCB is selling Note A-1-1 with an original principal amount of $50.0 million and GACC is selling Note A-2-1 with an original principal amount of $25.0 million. Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 and B-2 were sold to Deutsche Bank AG, New York Branch and they subsequently assigned to GACC on March 13, 2019.

(2)	The 3 Columbus Circle Loan (as defined below) consists of the non-controlling Notes A-1-1 and A-2-1 and is part of the 3 Columbus Circle Whole Loan evidenced by 13 senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $595.0 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The lockout period will be 25 payments beginning with and including the first payment date of April 11, 2019. The 3 Columbus Circle Borrower (as defined below) has the option to defease the full $595.0 million 3 Columbus Circle Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam, Inc. on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants.

A-3-5

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

The Loan.   The 3 Columbus Circle mortgage loan (the “3 Columbus Circle Loan”) is part of a fixed rate loan secured by the borrowers’ fee simple interest in 21 condominium units in a 26-story, approximately 753,713 sq. ft. Class A office building located on Broadway between West 57th and 58th Streets in New York, New York (the “3 Columbus Circle Property”). The 3 Columbus Circle Loan is evidenced by the non-controlling Notes A-1-1 and A-2-1 with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million and $25.0 million, respectively. The 3 Columbus Circle Loan is part of a $595.0 million whole loan that is evidenced by 15 promissory notes: 13 pari passu senior notes with an aggregate original principal balance of $490.0 million (the “3 Columbus Circle Senior Notes”) and two subordinate notes with an aggregate original principal balance of $105.0 million (the “3 Columbus Circle Junior Notes”) and, together with the 3 Columbus Circle Senior Notes, the “3 Columbus Circle Whole Loan”). Only the 3 Columbus Circle Loan will be included in the mortgage pool for the Benchmark 2019-B10 mortgage trust. The controlling Note B-1 and non-controlling Note B-2 will be contributed to the issuing entity but will not be included in the mortgage pool. Payments allocated to the 3 Columbus Circle Junior Notes will be paid to the holders of the Loan-Specific Certificates as described in “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

The relationship between the holders of the 3 Columbus Circle Senior Notes and 3 Columbus Circle Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary(1)
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	Benchmark 2019-B10	No(2)
A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8	$317,500,000	$317,500,000	JPMCB	No
A-2-1	$25,000,000	$25,000,000	Benchmark 2019-B10	No
A-2-2, A-2-3, A-2-4, A-2-5	$97,500,000	$97,500,000	DBNY	No
Senior Notes	$490,000,000	$490,000,000
B-1	$51,450,000	$51,450,000	Benchmark 2019-B10	Yes(2)
B-2	$53,550,000	$53,550,000	Benchmark 2019-B10	No
Whole Loan	$595,000,000	$595,000,000

(1)	JPMCB is selling Note A-1-1 with an original principal amount of $50.0 million and GACC is selling Note A-2-1 with an original principal amount of $25.0 million. Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 and B-2 were sold to Deutsche Bank AG, New York Branch and they subsequently assigned to GACC on March 13, 2019.

(2)	The initial Control Note is Note B-1, so long as no 3 Columbus Circle Control Appraisal Period has occurred and is continuing. If and for so long as a 3 Columbus Circle Control Termination Event has occurred and is continuing, then the Control Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—The 3 Columbus Circle Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the PSA.

The 3 Columbus Circle Whole Loan was originated by JPMCB and Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 and B-2 were sold to GACC on March 13, 2019. The 3 Columbus Circle Whole Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.91400% per annum. The annual interest rate on both the 3 Columbus Circle Senior Notes and 3 Columbus Circle Junior Notes is 3.91400% per annum. The 3 Columbus Circle Whole Loan proceeds were used to refinance existing debt of approximately $371.7 million, purchase Young & Rubicam’s condominium interest for approximately $215.6 million, pay closing costs of approximately $18.8 million and fund upfront reserves of approximately $2.7 million. Based on the “As-Is” Appraised Value of $1.08 billion as of January 1, 2019, the Cut-off Date LTV for the 3 Columbus Circle Senior Notes and 3 Columbus Circle Whole Loan is 45.4% and 55.1%, respectively. The most recent prior financing of the 3 Columbus Circle Property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior A Notes	$490,000,000	80.5%	Refinance Existing Debt(1)	$371,671,992	61.1%
Subordinate Notes	105,000,000	17.2%	Young & Rubicam Condo Purchase(2)	215,600,000	35.4%
Sponsor Equity	13,763,711	2.3%	Closing Costs	18,823,034	3.1%
			Upfront Reserves	2,668,685	0.4%
Total Sources	$608,763,711	100.0%	Total Uses	$608,763,711	100.0%

(1)	Includes approximately $21.7 million in defeasance costs.

(2)	In conjunction with loan closing, Moinian executed a sale leaseback of floors three through eight to Young & Rubicam. For additional information, see “The Property” herein.

The Borrowers / Borrower Sponsor. The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each a “series” of 3 Columbus Circle LLC formed under the Delaware General Corporation Law) and 3 Columbus Circle LLC, a Delaware limited liability company. Each company is a single purpose entity structured to be a bankruptcy-remote entity with 3 Columbus Circle LLC having two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Joseph Moinian is the non-recourse carveout guarantor for the 3 Columbus Circle Whole Loan. Moinian has acquired commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condos and rental apartments. Notable New York City investments include the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a portfolio of

A-3-6

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

more than 20.0 million sq. ft. Two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, each as a series of 3 Columbus Circle LLC own the 3 Columbus Circle Property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per sq. ft.(3)	% of Total U/W Base Rent	Lease Expiration
Young & Rubicam, Inc.(4)	NA / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	8/31/2033
Emerge 212 3CC LLC	Baa3 / BBB / BBB-	57,359	7.6%	$55.00	4.7%	2/29/2028
Nordstrom(5)	Baa1 / BBB+ / BBB+	46,991	6.2%	$282.15	19.6%	7/31/2040
Jazz at Lincoln Center, Inc.	NA / NA / NA	30,653	4.1%	$52.00	2.4%	4/30/2028
Josephson(6)	NA / NA / NA	22,742	3.0%	$100.00	3.4%	12/31/2032
Versace USA, Inc.	NA / BBB- / BBB-	21,342	2.8%	$75.00	2.4%	7/31/2025
CVS Caremark Pharmacy	Baa2 / NA / BBB	21,159	2.8%	$193.20	6.0%	7/31/2028
Trustees of Columbia(7)	Aaa / NA / AAA	14,162	1.9%	$77.77	1.6%	8/31/2025
Cohen and Company LLC	NA / NA / NA	11,166	1.5%	$83.00	1.4%	2/28/2029
Laura & John Arnold(8)	NA / NA / NA	9,708	1.3%	$56.00	0.8%	7/31/2025
Total Major Office and Retail		610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(9)		121,646	16.1%	$99.39	17.8%
Total Occupied Office and Retail		732,164	97.1%	$92.43	99.9%
Telecom		218	0.0%	$328.03	0.1%
Total Occupied		732,382	97.2%	$92.50	100.0%
Vacant(10)		21,331	2.8%
Total / Wtd. Avg.		753,713	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent per sq. ft. includes rent steps through January 2020 and average rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3CC LLC, Nordstrom, CVS Caremark Pharmacy, Chase Bank, Trustees of Columbia and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 sq. ft., of which (i) 214,372 sq. ft. is leased for $76.00 per sq. ft., (ii) 124,760 sq. ft. is leased for $68.60 per sq. ft., (iii) 34,634 sq. ft. is leased for $62.00 per sq. ft. and (iv) 1,300 sq. ft. is leased for $32.50 per sq. ft.

(5)	Nordstrom leases 46,991 sq. ft., of which (i) 43,018 sq. ft. is leased for $241.25 per sq. ft. and (ii) 3,973 sq. ft. is leased for $725.00 per sq. ft.

(6)	Josephson is an affiliate of the borrower and its leased space serves as headquarters for affiliates of the borrower.

(7)	Trustees of Columbia leases 14,162 sq. ft., of which (i) 6,031 sq. ft. is leased for $76.53 per sq. ft., (ii) 5,020 sq. ft. is leased for $78.79 per sq. ft. and (iii) 3,111 sq. ft. is leased for $78.51 per sq. ft.

(8)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between the fifth anniversary of the rent commencement date and the eighth anniversary of the rent commencement date, with a nine months’ prior notice and the payment of a termination fee.

(9)	Other Occupied Office and Retail includes 2,831 sq. ft. of a management office that has no underwritten rent and 3,021 sq. ft. of storage space. Subleases account for 20,015 sq. ft. (2.7% of net rentable area).

(10)	Vacant space includes 21,231 sq. ft. of office space and 100 sq. ft. of storage space.

A-3-7

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	5	18,655	2.5%	18,655	2.5%	$78.46	2.2%	2.2%
2021	5	19,013	2.5%	37,668	5.0%	$83.35	2.3%	4.5%
2022	3	7,861	1.0%	45,529	6.0%	$87.38	1.0%	5.5%
2023	5	18,327	2.4%	63,856	8.5%	$80.93	2.2%	7.7%
2024	3	14,518	1.9%	78,374	10.4%	$82.74	1.8%	9.5%
2025	5	60,820	8.1%	139,194	18.5%	$73.90	6.6%	16.1%
2026	1	6,190	0.8%	145,384	19.3%	$84.14	0.8%	16.9%
2027	0	0	0.0%	145,384	19.3%	$0.00	0.0%	16.9%
2028	4	114,594	15.2%	259,978	34.5%	$81.13	13.7%	30.6%
2029 and Thereafter(3)	12	472,404	62.7%	732,382	97.2%	$99.52	69.4%	100.0%
Vacant	NAP	21,331	2.8%	753,713	100.0%	NAP	NAP
Total / Wtd. Avg.	43	753,713	100.0%			$92.50	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2029 and Thereafter is inclusive of a management office and storage space that has no underwritten rent.

The 3 Columbus Circle Property is a Class A, 26-story, 753,713 sq. ft. office building with ground floor retail located in the Midtown neighborhood of Manhattan, New York. The 3 Columbus Circle Property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street, and features panoramic views of Central Park, the Hudson River and New York City. The 3 Columbus Circle Property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam” or “Y&R”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P), and 72.0% of net rentable area is leased to investment grade tenants, including Nordstrom’s first men’s store in Manhattan, CVS Pharmacy, Chase Bank, Versace and AT&T among others.

The 3 Columbus Circle Property’s bottom three floors were originally constructed in 1927 and underwent a 22-story expansion by Shreve, Lamb and Harmon, the architectural firm behind the Empire State Building. From 2010 to 2013, the 3 Columbus Circle Property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade that encompasses the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the 3 Columbus Circle Property’s existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle Property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle Property has earned Energy Star designation and LEED Silver certification.

As of January 1, 2019, the 3 Columbus Circle Property was 97.2% leased to a diversified roster of 40 tenants, including a mix of 32 office tenants, five telecom tenants and three investment grade retail tenants. Approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 3 Columbus Circle Property’s ten largest tenants occupy approximately 610,518 sq. ft. (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 13.2 years.

Moinian acquired the 3 Columbus Circle Property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green and together, the companies began an extensive multi-year redevelopment plan to reposition the building to a Class A asset. In 2012, while the redevelopment was underway, a 214,372 sq. ft. condominium interest which covers floors three to eight was sold to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013 and the 3 Columbus Circle Property was leased up to 97.2% as of January 1, 2019.  In 2018, Moinian repurchased SL Green’s interest in the 3 Columbus Circle Property, and in conjunction with the closing of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest, for approximately $215.6 million. In conjunction with repurchase of the Young & Rubicam condominium interest a new lease to Young & Rubicam was simultaneously executed for the space with an initial base rent set at $76.00 per sq. ft. and a lease expiration coterminous with Young & Rubicam’s existing lease for floors 9, 10, 11, 18 and 19 in August 2033.

The 3 Columbus Circle Property is located in the Midtown West office submarket, proximate to other prominent buildings on Columbus Circle including the Time Warner Center and the Museum of Arts and Design. Nordstrom’s women’s store is expected to open in 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle Property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to

A-3-8

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

Upper Manhattan. The 3 Columbus Circle Property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle Property is accessible by public transportation with three subway lines within one block, New York Penn Station within an approximately eight minute drive and LaGuardia Airport within an approximately 21 minute drive.

Major Tenants.

Young & Rubicam (375,236 sq. ft.; 49.8% of NRA; 39.9% of U/W Base Rent) Young & Rubicam, a subsidiary of WPP (LSE: WPP) (rated BBB+/BBB by Fitch and S&P), is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Y&R’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the 3 Columbus Circle Property, Y&R has more than 190 offices in 95 countries. WPP is a global company in communications, commerce and technology services with over 150 companies. As of 2017, WPP reported £15.3 billion in revenue. Y&R has occupied the 3 Columbus Circle Property since 2012 and currently occupies 11 floors through August 2033 with two ten-year renewal options.

Emerge 212 3CC LLC (57,359 sq. ft.; 7.6% of NRA; 4.7% of U/W Base Rent) Emerge 212 3CC LLC (“Emerge212”), a subsidiary of SL Green Realty Corp. (NYSE: SLG) (rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P), was founded in 1999 and is an operator of full-service office suites. The company provides fully-furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green Realty Corp. is a self-managed real estate investment trust and a large commercial landlord in New York City. As of 2017, SL Green Corp. reported approximately $1.5 billion in total revenue and approximately $14.0 billion in total assets. Emerge212 currently occupies floors 15 and 16 through February 2028 and licenses its space as shared workspace.

Nordstrom (46,991 sq. ft.; 6.2% of NRA; 19.6% of U/W Base Rent) Nordstrom (rated Baa1/BBB+/BBB+ by Moody’s, Fitch and S&P) (NYSE: JWN) is one of the nation’s largest upscale apparel and shoe retailers, serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the 3 Columbus Circle Property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom is expected to open its flagship women’s store across the street at Central Park Tower in fall 2019. In addition to its online business which reaches 96 countries, Nordstrom operates 379 U.S. stores in 40 states as well as six Nordstrom stores in Canada. As of fiscal year ended February 3, 2018, Nordstrom reported approximately $15.1 billion in net sales and approximately $8.1 billion in total assets. Nordstrom occupies the largest retail space on the ground floor as well as space on the second floor through July 2040 and has two ten-year renewal options.

Environmental Matters. The Phase I environmental report dated January 22, 2019 recommended no further action at the 3 Columbus Circle Property.

The Market. The 3 Columbus Circle Property is located in the central business district of Manhattan, New York in the Midtown West submarket within the greater Midtown office market. The Midtown West Side submarket contains approximately 31.0 million sq. ft. of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million sq. ft. of office space with an overall market vacancy of 9.3% and average asking rents of approximately $75.03 per sq. ft. The Midtown West Side Class A submarket totaled approximately 24.5 million sq. ft. with average vacancy of 6.9% and average market asking rents of $76.87 per sq. ft. The overall Midtown office market achieved 23.7 million sq. ft. in leasing activity in 2018 with overall and direct absorption levels, totaling 7.3 million sq. ft. and 8.1 million sq. ft., respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West Side submarket with comparable buildings built between 1950 and 2009 and ranging in size from 242,505 sq. ft. to 790,000 sq. ft. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 per sq. ft. with a weighted average of approximately $82.47 per sq. ft. The 3 Columbus Circle Property’s in-place weighted average office rent is $71.11 per sq. ft.

The appraisal identified five comparable retail spaces in the Manhattan market with rents ranging from $215.00 to $500.00 per sq. ft. for grade space with a weighted average rent of approximately $338.58 per sq. ft. The 3 Columbus Circle Property’s in-place weighted average retail rent is $259.02 per sq. ft.

A-3-9

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	2018	U/W	U/W PSF
Base Rent(2)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$67,743,982	$89.88
Straight Line Rent(3)	0	0	0	0	4,169,665	5.53
Vacant Income	0	0	0	0	1,977,018	2.62
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04
Total Reimbursements / Other Income	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	9.42
Total Other Income	4,797,805	5,333,639	3,752,429	3,994,225	10,130	0.01
Less: Vacancy	0	0	0	0	(1,587,003)	(2.11)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37
Total Fixed Expenses	7,341,633	7,763,377	8,781,856	9,797,054	10,509,084	13.94
Total Operating Expenses	7,370,199	7,205,275	7,472,268	7,436,146	8,409,471	11.16
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27
TI/LC	0	0	0	0	3,752,630	4.98
Capital Expenditures	0	0	0	0	150,743	0.20
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	U/W Base Rent includes rent steps through January 2020. In total, U/W Base Rent is inclusive of approximately $3.7 million attributable to contractual rent steps through January 2020.

(3)	Represents average rent for investment grade tenants over the loan term.

(4)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants. In total, leases executed since January 2018 represent annual rental income of approximately $19.3 million.

Property Management.   The 3 Columbus Circle Property is managed by Columbus Property Management LLC, a New York limited liability company and an affiliate of the borrower.

Lockbox / Cash Management.   The 3 Columbus Circle Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event (as defined below) following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam reserve (as described below) or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrowers or property manager, (iii) a DSCR Trigger Event (as defined below) or (iv) a Tenant Trigger (as defined below).

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above, solely as to a bankruptcy event of the manager, if borrowers have replaced the manager with a qualified manager under a replacement management agreement within 90 days of the occurrence of the bankruptcy event in accordance with the loan documents, (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place, (d) clause (iv) above, if the Cash Sweep Event is caused solely by the occurrence of (x) a Tenant BK Event (as defined below), Young & Rubicam or its parent company affirming the Young & Rubicam lease in the applicable bankruptcy proceeding, (y) a Tenant Vacancy Trigger (defined below), the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender, or (z) any Tenant Trigger , upon the satisfaction of the Tenant Escrow Requirement (as defined below) (in which case, the borrowers are deemed to have cured any existing Tenant Trigger immediately upon such date). Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; and (2) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

“DSCR Trigger Event” means the debt service coverage ratio on the 3 Columbus Circle Whole Loan (as calculated in accordance with the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.30x.

A-3-10

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

“DSCR Cure Event” means the debt service coverage ratio on the 3 Columbus Circle Whole Loan (as calculated in accordance with the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.30x for two consecutive calendar quarters.

“Tenant Trigger” means either (i) a bankruptcy or certain insolvency actions of Young & Rubicam or its parent company (a “Tenant BK Trigger”) or (ii) if Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) (a “Tenant Vacancy Trigger”).

“Tenant Escrow Requirement” means the balance of the Young & Rubicam Reserve (as defined below) has reached the cap of $40,000,000.

Initial and Ongoing Reserves.  At loan origination, the borrowers deposited (i) approximately $1,820,891 into an outstanding tenant improvements and leasing commission reserve in connection with three leases and (ii) approximately $847,794 into a free rent reserve in connection with four leases.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 per sq. ft. annually), subject to a cap of $1,000,000 (approximately $1.33 per sq. ft.).

TI/LC Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 per sq. ft. annually), subject to a cap of $5,000,000 (approximately $6.63 per sq. ft.).

Young & Rubicam Reserve. During the continuance of a Cash Sweep Event caused by a Tenant Trigger, the borrowers are required to deposit into a Young & Rubicam reserve an amount equal to all excess cash flow in the cash management account to cover expenses anticipated to be incurred in connection with re-leasing the Young & Rubicam space, subject to a cap of $40,000,000 (approximately $106.60 per sq. ft. of Young & Rubicam space).

Current Mezzanine or Subordinate Indebtedness. The 3 Columbus Circle B Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million, accrue interest at a fixed rate of 3.91400% per annum. The 3 Columbus Circle B Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-11

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

A-3-12

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

A-3-13

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

A-3-14

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Charles Steven Cohen
Borrower:	Three Park Building LLC
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$60,000,000
% by Initial UPB:	5.2%
Interest Rate:	4.75000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2019
Maturity Date:	December 6, 2028
Amortization:	Interest Only
Additional Debt(1):	$122,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(28), D(85), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$3,668,201	$641,935	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$18,543	$1,112,604
TI/LC:	$0	$100,000	$3,000,000
Other(3):	$0	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(4):	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1977 / 2001
Total Sq. Ft.:	667,446
Property Management:	Cohen Brothers Realty Corporation
Underwritten NOI(5)(6):	$18,263,040
Underwritten NCF(6):	$16,090,332
Appraised Value:	$505,000,000
Appraisal Date:	October 25, 2018

Historical NOI
Most Recent NOI(5):	$15,758,785 (T-12 September 30, 2018)
2017 NOI:	$17,522,785 (December 31, 2017)
2016 NOI:	$18,574,365 (December 31, 2016)
2015 NOI(7):	NAV

Historical Occupancy
Most Recent Occupancy(6):	85.5% (October 23, 2018)
2017 Occupancy:	89.0% (December 31, 2017)
2016 Occupancy:	93.0% (December 31, 2016)
2015 Occupancy(7):	NAV

Financial Information(1)(6)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$60,000,000
Pari Passu Notes	$122,000,000
Whole Loan	$182,000,000	$273 / $273	36.0% / 36.0%	2.08x / 1.84x	10.0% / 8.8%	10.0% / 8.8%

(1)	The Original Balance and Cut-off Date Balance of $60.0 million represents the non-controlling Notes A-3 and A-4 of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $182.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	The borrower is required under the 3 Park Avenue Whole Loan (as defined below) documents to pay for and perform 100% of the unfunded landlord obligations ($1,523,458) and deferred maintenance ($28,500, which is the estimated cost according to the engineering report) at the 3 Park Avenue Property (as defined below). If an event of default has occurred and is continuing or the borrower has breached any requirements under the 3 Park Avenue Loan (as defined below) documents, the borrower is required to deliver cash or a letter of credit to the lender in the amount that the lender determines is necessary to complete all unfunded obligations, deferred maintenance and any remaining unfunded free rent obligations.

(4)	The borrower is both the ground lessee and ground lessor under a ground lease encumbering the 3 Park Avenue Property.

(5)	The increase from Most Recent NOI to Underwritten NOI was primarily due to five tenants executing leases since January 2018 for a total of $2,607,244. This is comprised of Merus Global Investments (lease start: January 12, 2018; underwritten base rent: $546,084), Robert Burke Associates (lease start: February 1, 2018; underwritten base rent: $20,410), Nicolas P. Chiara & Co., Inc. (lease start: June 1, 2018; underwritten base rent: $185,250), Scarinci & Hollenback (lease start: June 20, 2018; underwritten base rent: $372,000) and Zeta Global Holding Corp. (lease start: February 1, 2019; underwritten base rent: $1,483,500).

(6)	Underwritten NOI, Underwritten NCF, Most Recent Occupancy, U/W DSCR and U/W Debt Yield include TransPerfect Translations (“TransPerfect”) (the second largest tenant at the 3 Park Avenue Property representing 13.7% of net rentable area and 15.0% of U/W Base Rent with a lease expiration date of September 30, 2019). TransPerfect recently announced that it will be vacating its space at the 3 Park Avenue Property upon lease expiration. Excluding the TransPerfect tenant, the U/W NCF DSCR is 1.31x and the occupancy is 71.9%. See the “Cash Flow Analysis” chart below for further information regarding the Underwritten NOI and Underwritten NCF excluding the TransPerfect tenant, as well as the hypothetical cash flow analysis if the space were to be leased at the appraiser’s concluded market rent.

(7)	Historical cash flow and occupancy information for 2015 was unavailable.

A-3-15

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

The Loan.    The 3 Park Avenue mortgage loan (the “3 Park Avenue Loan”) is part of a whole loan (the “3 Park Avenue Whole Loan”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a portion of a Class A office and retail condominium located in New York, New York (the “3 Park Avenue Property”). The 3 Park Avenue Loan, which is evidenced by the non-controlling notes A-3 and A-4, has an original principal balance and an outstanding principal balance as of the Cut-off Date of $60.0 million.

The relationship between the holders of the 3 Park Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Notes A-3, A-4	$60,000,000	$60,000,000	Benchmark 2019-B10	No
Note A-1	$88,000,000	$88,000,000	Benchmark 2019-B9	Yes
Note A-2	$34,000,000	$34,000,000	GSMS 2019-GC38	No
Total	$182,000,000	$182,000,000

The 3 Park Avenue Whole Loan, which accrues interest at an interest rate of 4.75000% per annum, has an original principal balance and outstanding principal balance as of the Cut-off Date of $182.0 million. The 3 Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 116 months and is interest-only for the term of the loan. The proceeds of the 3 Park Avenue Whole Loan were primarily used to refinance prior debt secured by the 3 Park Avenue Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves. Based on the appraised value of $505.0 million as of October 25, 2018, the 3 Park Avenue Whole Loan Cut-off Date LTV Ratio is 36.0%.

The most recent prior financing of the 3 Park Avenue Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$182,000,000	100.0%	Loan Payoff	$124,865,096	68.6%
			Closing Costs	5,527,780	3.0
			Upfront Reserves	3,668,201	2.0
			Return of Equity	47,938,924	26.3
Total Sources	$182,000,000	100.0%	Total Uses	$182,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is Three Park Building LLC, a Delaware limited liability company and single purpose entity with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation, a private real estate development and management firm that develops, redevelops and operates various commercial property types, was founded in 1981. The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenant during the term of the 3 Park Avenue Whole Loan for Charles Steven Cohen is $500.0 million and $50.0 million, respectively.

A-3-16

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Houghton Mifflin Harcourt(4)(5)	NR/NR/B-	101,821	15.3%	$53.09	18.1%	12/31/2027
TransPerfect Translations(6)	NR/NR/NR	91,220	13.7	$49.09	15.0	9/30/2019
Return Path(4)(7)	NR/NR/NR	46,002	6.9	$60.49	9.3	7/31/2025
P. Kaufmann Contract	NR/NR/NR	57,000	8.5	$44.39	8.5	12/31/2022
Zeta Global Holding Corp.	NR/NR/NR	23,000	3.4	$64.50	5.0	1/31/2029
Pira Energy Group	NR/NR/NR	27,577	4.1	$52.00	4.8	2/29/2020
Mimeo.com(4)	NR/NR/NR	22,722	3.4	$54.00	4.1	11/30/2025
Institute of Electrical Engineers(4)	NR/NR/NR	22,000	3.3	$49.00	3.6	12/31/2025
Icon Capital Corporation	NR/NR/NR	23,000	3.4	$46.00	3.5	7/31/2022
Prophase Training Group	NR/NR/NR	15,255	2.3	$44.56	2.3	5/31/2019
Total / Wtd. Avg. Major Tenants		429,597	64.4%	$51.58	74.2%
Remaining Tenants		141,282	21.2	$54.41	25.8
Total / Wtd. Avg. Occupied Collateral		570,879	85.5%	$52.28	100.0%
Vacant		96,567	14.5
Total		667,446	100.0%

(1)	Based on the underwritten rent roll dated October 23, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes approximately $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

(4)	Houghton Mifflin Harcourt, Return Path, Inc. (“Return Path”), Mimeo.com and Institute of Electrical Engineers each have one five-year renewal option at fair market value.

(5)	Includes 400 sq. ft. of storage space that is currently leased to Houghton Mifflin Harcourt through May 31, 2019 with one, two-year lease extension option. Houghton Mifflin Harcourt pays $53.19 per sq. ft. for its leased office space and $27.37 per sq. ft. for its leased storage space.

(6)	TransPerfect recently announced that it will be vacating its space at the 3 Park Avenue Property upon lease expiration. TransPerfect’s U/W gross rent of $52.73 per sq. ft. is approximately 25.6% below the appraisal’s concluded market rent for the TransPerfect space of $70.88 per sq. ft.

(7)	Includes 22,722 sq. ft. expiring on February 29, 2020.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	5	120,051	18.0%	120,051	18.0%	$48.88	19.7%	19.7%
2020	5	69,199	10.4%	189,250	28.4%	$53.73	12.5%	32.1%
2021	1	14,400	2.2%	203,650	30.5%	$42.00	2.0%	34.1%
2022	4	93,675	14.0%	297,325	44.5%	$44.97	14.1%	48.3%
2023	1	3,001	0.4%	300,326	45.0%	$52.00	0.5%	48.8%
2024	2	21,090	3.2%	321,416	48.2%	$49.46	3.5%	52.3%
2025	3	73,002	10.9%	394,418	59.1%	$55.77	13.6%	65.9%
2026	2	11,020	1.7%	405,438	60.7%	$51.09	1.9%	67.8%
2027	4	123,810	18.5%	529,248	79.3%	$55.78	23.1%	90.9%
2028	2	10,357	1.6%	539,605	80.8%	$65.00	2.3%	93.2%
2029	2	31,274	4.7%	570,879	85.5%	$64.90	6.8%	100.0%
Thereafter	0	0	0.0%	570,879	85.5%	$0.00	0.0%	100.0%
Vacant	NAP	96,567	14.5%	667,446	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	31	667,446	100.0%			$52.28	100.0%
(1)	Based on the underwritten rent roll dated October 23, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

The 3 Park Avenue building is a Class A office building located on Park Avenue in New York City (between 33rd and 34th Street), in the Murray Hill neighborhood of midtown Manhattan. The 3 Park Avenue building, in its entirety, consists of a 42-story, 888,295 sq. ft. office building on a 46,470 sq. ft. site. The collateral for the 3 Park Avenue Whole Loan consists of a condominium unit comprised of 641,186 sq. ft. of office space on floors 14 through 41 and 26,260 sq. ft. of multi-level retail space with frontage on Park Avenue and 34th Street. The only other condominium unit within the condominium regime (not part of the collateral) consists of floors 2 through 12 and is fully occupied by the Norman Thomas High School and has a separate entrance located on 33rd Street. The 3 Park Avenue Property is currently 85.5% occupied by 31 tenants (27 office tenants and four retail tenants). Retail tenancy includes New York Sports Club, Le Pain

A-3-17

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

Quotidien, Starbucks and a news stand and consists of 3.9% of net rentable area and 4.4% of U/W Base Rent. The top office tenants at the 3 Park Avenue Property based on underwritten base rent consist of Houghton Mifflin Harcourt, TransPerfect and Return Path (collectively representing 35.8% of net rentable area and 42.4% of U/W Base Rent (inclusive of rent steps)).

The 3 Park Avenue Property was built in 1977 and renovated in 2001. Additionally, the lobby of the 3 Park Avenue Property is currently undergoing an approximately $3.0 million renovation, which is anticipated to be completed by year-end 2019 and will include glass and wood paneling. Since 2015, the borrower sponsor has invested approximately $23.7 million in tenant improvements and $8.6 million in various building improvements.

Major Tenants.

Houghton Mifflin Harcourt (101,821 sq. ft.; 15.3% of NRA; 18.1% of U/W Base Rent): Houghton Mifflin Harcourt occupies 101,421 sq. ft. of office space through December 2027 with one, five-year renewal option and an additional 400 sq. ft. of storage space through May 2019 with one, two-year renewal option. The Houghton Mifflin Harcourt space consists of the entire 18th, 19th, 21st and 24th floors (91,288 sq. ft.) and 10,533 sq. ft. on the 23rd floor. Houghton Mifflin Harcourt, a publisher of education materials, provides content, services and technology solutions for educational institutions and consumers worldwide. Houghton Mifflin Harcourt operates in two segments: (i) education and (ii) trade publishing. The education segment provides educational products, technology platforms, and services, including print and digital content in the form of textbooks, digital courseware, instructional aids, educational assessments, and intervention solutions for students. The trade publishing segment primarily develops, markets, and sells consumer books in print and digital formats, as well as licenses book rights to other publishers and electronic businesses; and trade and reference materials, such as adult and children’s fiction and non-fiction books to schools, colleges, libraries, office supply distributors, and other businesses. Houghton Mifflin Harcourt was founded in 1832 and has been located at the 3 Park Avenue Property since 2014. Houghton Mifflin Harcourt signed an initial lease for 36,932 sq. ft. in November 2014 (part of the 18th floor and the entire 19th floor) and has since expanded to occupy a total of 101,821 sq. ft.

TransPerfect (91,220 sq. ft.; 13.7% of NRA; 15.0% of U/W Base Rent): TransPerfect occupies 91,220 sq. ft. of office space through September 2019 with no renewal options. TransPerfect originally executed a lease in July 1995 for a portion of the 28th floor and has since expanded and moved its space in increments to comprise its aggregate 91,220 sq. ft. footprint at the 3 Park Avenue Property as of the underwritten rent roll dated October 23, 2018. The TransPerfect space consists of the entire 38th, 39th and 40th floors at the 3 Park Avenue Property (69,735 sq. ft.) and three smaller units ranging from 4,200 to 11,334 sq. ft. on other floors throughout the building. TransPerfect, which was founded in 1992 and is headquartered at the 3 Park Avenue Property, is a privately held provider of language and business services. TransPerfect, which provides translation and discovery services primarily to companies in the legal and healthcare fields, currently employs approximately 4,600 full-time employees, has a network of over 5,000 certified linguists and subject-area specialists, and operates in over 90 offices globally. As of December 2018, TransPerfect has completed more than 300,000 projects, has served over 10,000 clients and has more than 3,000 global organizations which currently employ TransPerfect’s GlobalLink product suite for management of multilingual content. TransPerfect recently announced that it will be vacating its space at the 3 Park Avenue Property upon its lease expiration in September 2019. TransPerfect’s underwritten gross rent of $52.73 per sq. ft. is approximately 25.6% below the appraisal’s concluded market rent for the TransPerfect space of $70.88 per sq. ft.

Return Path (46,002 sq. ft.; 6.9% of NRA; 9.3% of U/W Base Rent): Return Path occupies 46,002 sq. ft. of office space on the 30th and 41st floors. Return Path leases space on the 41st floor (23,280 sq. ft.) through July 2025 with no extension options and on the 30th floor (22,722 sq. ft.) through February 2020 with one, five-year renewal option that would extend the lease expiration date of the 30th floor space to July 31, 2025. Return Path, founded in 1999 and headquartered at the 3 Park Avenue Property, uses data and insight to help optimize email marketing for clients. Return Path partners with more than 70 providers of mailbox and security solutions, covering approximately 2.5 billion email inboxes. Also feeding into Return Path’s data platform is their consumer network of more than two million consumers, delivering insight into user behavior, brand affinity, and consumer preferences.

Environmental Matters. The Phase I environmental report dated October 18, 2018 recommended no further action at the 3 Park Avenue Property.

The Market. The 3 Park Avenue Property is located in New York, New York, within the Midtown office market (specifically the Midtown East office market). Located on Park Avenue between 33rd and 34th Streets, the 3 Park Avenue Property is located within general walking distance to key transportation hubs such as Grand Central Terminal, Pennsylvania Station and the New York City Port Authority. The Queens-Midtown Tunnel, which connects Midtown Manhattan with Long Island City, New York and provides primary access for vehicles with entrance and exit ramps, is located within three blocks from the 3 Park Avenue Property.

According to the appraisal, the 3 Park Avenue Property is located within the New York-Jersey City-White Plains NY-NJ metropolitan statistical area (the “NY-NJ MSA”). As of May 2018, the NY-NJ MSA had an unemployment rate of approximately 4.0%, a median household income of approximately $69,400 and a population of approximately 14.6 million. According to the appraisal, as of the third quarter of 2018, the Midtown Manhattan office market recorded transactions totaling approximately 17.2 million sq. ft. (approximately 15.9% higher than the same time period in 2017) with the overall vacancy rate declining by approximately 0.4% since the third quarter of 2017. As of the third quarter of 2018, the Midtown East office market contained approximately 59.7 million sq. ft. of Class A office space, had a direct vacancy rate of 7.7% and average asking rents of $75.38 per sq. ft. (compared to underwritten gross rent of $55.63 per sq.

A-3-18

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

ft. at the 3 Park Avenue Property). As of the same time period, according to the appraisal, the Murray Hill submarket contained approximately 6.8 million sq. ft. of Class A office space, had a direct vacancy rate of 4.5% and average asking rents of $71.97 per sq. ft. The appraisal surveyed a competitive set of 21 buildings with a total net rentable area of 10,537,254 sq. ft., average direct occupancy of approximately 88.5%, and average asking rents ranging from $60.00 per sq. ft. to $95.00 per sq. ft. Of the buildings surveyed, six office buildings were considered directly competitive by the appraisal (highlighted in the chart below). The 3 Park Avenue Property’s weighted average underwritten gross rent per sq. ft. of $55.63 is approximately 23.1% lower than the appraisal’s weighted average gross market rent for occupied space of $68.49 per sq. ft.

In determining market rent for the 3 Park Avenue Property, the appraiser identified the six comparable office properties located in the Murray Hill neighborhood of Manhattan listed in the table below.

Office Building Comparables(1)
Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Total Occupancy (%)	Direct Asking Rent per SF (Low)	Direct Asking Rent per SF (High)
3 Park Avenue Property(2)	667,446	96,567	NAP	85.5%	85.5%	$65.00(3)	$70.00(3)
One Park Avenue	801,500	0	0	100.0%	100.0%	NAP	NAP
Two Park Avenue	960,000	62,217	4,544	93.5%	93.0%	$85.00	$95.00
260 Madison Avenue	508,891	20,718	0	95.9%	95.9%	$65.00	$65.00
99 Park Avenue	480,000	7,955	30,311	98.3%	92.0%	$75.00	$75.00
475 Park Avenue South	440,000	153,154	8,170	65.2%	63.3%	$65.00	$75.00
90 Park Avenue	785,000	88,112	13,257	88.8%	87.1%	$65.00	$90.00
Total (excluding 3 Park Avenue)	3,975,391	332,156	56,282
Average (excluding 3 Park Avenue)	662,565	55,359	9,380

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 23, 2018.

(3)	Represents the range of market rents, determined by the appraisal, for vacant space at the 3 Park Avenue Property.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	T-12 9/30/2018	U/W	U/W (PSF)	U/W (Without TransPerfect)(1)	U/W (PSF) (Without TransPerfect)(1)
Base Rent(2)	$28,255,581	$29,188,961	$27,363,611	$29,844,528	$44.71	$25,366,455	$38.01
Reimbursements	1,665,986	1,520,736	1,772,965	1,913,556	$2.87	1,581,397	$2.37
Other Income(3)	2,143,179	1,647,433	1,475,270	1,294,685	$1.94	916,477	$1.37
Gross Up Vacancy	0	0	0	6,429,188	$9.63	12,895,018	$19.32
Gross Potential Rent	$32,064,746	$32,357,130	$30,611,845	$39,481,957	$59.15	$40,759,347	$61.07
Other Income 2(4)	1,666,158	1,731,735	1,778,898	1,760,172	$2.64	1,501,409	$2.25
Less: Vacancy(5)	(0)	(0)	(0)	(6,429,188)	($9.63)	(12,895,018)	($19.32)
Effective Gross Income	$33,730,904	$34,088,864	$32,390,743	$34,812,941	$52.16	$29,365,739	$44.00
Total Variable Expenses	7,978,166	8,926,539	8,871,169	8,640,481	12.95	8,168,380	$12.24
Total Fixed Expenses	7,178,373	7,639,540	7,760,789	7,909,420	11.85	7,909,420	$11.85
Net Operating Income(6)	$18,574,365	$17,522,785	$15,758,785	$18,263,040	$27.36	$13,287,938	$19.91
Capital Expenditures	0	0	0	222,521	$0.33	222,521	$0.33
TI/LC	0	0	0	1,950,188	$2.92	1,596,128	$2.39
Net Cash Flow	$18,574,365	$17,522,785	$15,758,785	$16,090,332	$24.11	$11,469,290	$17.18

(1)	TransPerfect recently announced that it will be vacating its space at the 3 Park Avenue Property upon its lease expiration in September 2019. TransPerfect’s underwritten gross rent of $52.73 per sq. ft. is approximately 25.6% below the appraisal’s concluded market rent for the TransPerfect space of $70.88 per sq. ft. The U/W NCF debt service coverage ratio without TransPerfect is equal to 1.31x (based on U/W NCF of $11,469,290 shown above). If the TransPerfect space were to be leased at the appraisal’s concluded market rent ($70.88 per sq. ft.) after TransPerfect vacates, the U/W NCF debt service coverage ratio would be equal to 2.03x. However, there can be no assurance as to whether, when, or at what rate the space can be relet.

(2)	U/W Base Rent is based on the underwritten rent roll dated October 23, 2018 and includes approximately $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

(3)	Other Income consists of sub-metered electric income and electric inclusion in the rent.

(4)	Other Income 2 consists of porter wages over a base year for certain tenants, steam and water income, internet income, tenant services income and other miscellaneous sources.

(5)	U/W Vacancy represents the economic vacancy of 16.3%.

(6)	The difference between T-12 9/30/2018 NOI and U/W NOI is primarily due to five tenants executing leases since January 2018 for a total of $2,607,244. This is comprised of Merus Global Investments (lease start: January 12, 2018; underwritten base rent: $546,084), Robert Burke Associates (lease start: February 1, 2018; underwritten base rent: $20,410), Nicolas P. Chiara & Co., Inc. (lease start: June 1, 2018; underwritten base rent: $185,250), Scarinci & Hollenback (lease start: June 20, 2018; underwritten base rent: $372,000) and Zeta Global Holding Corp. (lease start: February 1, 2019; underwritten base rent: $1,483,500).

A-3-19

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

Property Management.   The 3 Park Avenue Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower sponsor.

Lockbox / Cash Management.     The loan documents require a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the 3 Park Avenue Property directing each of them to remit their rent checks directly to a lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the 3 Park Avenue Property and deposit the same into the lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a 3 Park Avenue Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a 3 Park Avenue Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 3 Park Avenue Whole Loan. Provided no event of default is ongoing, the lender is required to make funds in the excess cash flow reserve account available for: (x) leasing expenses which are incurred in accordance with the loan documents (to the extent there are insufficient funds in the tenant improvements and leasing commissions reserve), (y) taxes and/or insurance premiums (to the extent there are insufficient funds available in the tax and/or insurance account) and (z) operating expenses expressly approved by the lender or set forth in a budget expressly approved by the lender (to the extent there is insufficient cash flow available pursuant to the cash management waterfall to pay for the same). To the extent that no 3 Park Avenue Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower. Upon an event of default under the 3 Park Avenue Whole Loan, the lender has the right to apply funds to the debt in such priority as it may determine.

A “3 Park Avenue Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the interest only debt service coverage ratio being less than 1.20x, and will end, (a) with respect to clause (i) upon a cure, if applicable, of the event of default, and (b) with respect to clause (ii) if the interest only debt service coverage ratio is at least 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no 3 Park Avenue Trigger Period will be deemed to exist pursuant to clause (ii) of the previous sentence during any period that the 3 Park Avenue Collateral Cure Conditions (as defined below) are satisfied.

The “3 Park Avenue Collateral Cure Conditions” will be deemed satisfied if the borrower deposits cash into the excess cash flow account or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 3 Park Avenue Whole Loan, in an amount equal to 20% of the bi-annual aggregate debt service payments that are due as of the origination date of the 3 Park Avenue Whole Loan (i.e. an amount which, assuming the debt service coverage ratio is 1.00x for a given quarter, if added to underwritten cash flow, for said given six month period, would be sufficient to achieve a 1.20x debt service coverage ratio) (the “3 Park Avenue Collateral Deposit Amount”) and thereafter, on each six month anniversary date of the date that the borrower made such deposit (or delivered such letter of credit), the borrower deposits additional cash collateral into the excess cash flow account in the amount of the 3 Park Avenue Collateral Deposit Amount or increases the amount of the letter of credit by an amount equal to the 3 Park Avenue Collateral Deposit Amount (as applicable). Amounts deposited in order to satisfy the 3 Park Avenue Collateral Cure Conditions will be released to the borrower if no 3 Park Avenue Trigger Period would exist without giving effect to the satisfaction of the 3 Park Avenue Collateral Cure Conditions.

Initial and Ongoing Reserves.    On the origination date of the 3 Park Avenue Whole Loan, the borrower funded a tax reserve of $3,668,201 and, pursuant to the 3 Park Avenue Whole Loan documents, the borrower is required to pay for and perform 100% of the unfunded landlord obligations ($1,523,458) and deferred maintenance ($28,500, which is the estimated cost according to the engineering report) at the 3 Park Avenue Property. If an event of default has occurred and is continuing or the borrower has breached any requirements under the loan documents, the borrower will be required to deliver cash or a letter of credit to the lender in the amount that the lender determines is necessary to complete all unfunded landlord obligations, deferred maintenance and any remaining unfunded free rent obligations.

Tax Reserves. On each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $641,935).

Insurance Reserves. At the lender’s option, insurance escrows are waived so long as the 3 Park Avenue Property is covered by an acceptable blanket policy (which is currently maintained). If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date, the borrower is required to deposit $18,543 into a replacement reserve for capital expenditures (subject to a cap of $1,112,604).

A-3-20

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

TI/LC Reserve. On each payment date, the borrower is required to deposit an amount equal to: (a) $100,000 on each due date on which the balance in the TI/LC reserve is below $2,000,000 and (b) $50,000 on each due date on which the balance in the TI/LC reserve is equal to or greater than $2,000,000 and less than $3,000,000 (if the balance in the TI/LC reserve account is equal to or greater than $3,000,000, the borrower is not required to make monthly deposits in to the tenant improvements and leasing commissions reserve account).

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower is permitted to incur mezzanine financing (the “3 Park Avenue Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower; provided that certain conditions set forth in the loan documents are satisfied, which include (without limitation): (i) no event of default exists; (ii) after giving effect to the 3 Park Avenue Mezzanine Loan, (a) the debt yield on the 3 Park Avenue Whole Loan and the 3 Park Avenue Mezzanine Loan combined is equal to or greater than 8.85%, and (b) the debt service coverage ratio on the 3 Park Avenue Whole Loan and the 3 Park Avenue Mezzanine Loan combined is equal to or greater than 1.85x and the combined loan-to-value ratio is equal to or less than 49%; (iii) the holder of the 3 Park Avenue Mezzanine Loan enters into a mezzanine intercreditor agreement with the lender in form and substance acceptable to the lender and the rating agencies; (iv) the holder of the 3 Park Avenue Mezzanine Loan is a “qualified equityholder” satisfying the requirements of the loan documents; and (v) a rating agency confirmation is delivered in connection with the consummation of the 3 Park Avenue Mezzanine Loan.

Partial Release. None.

A-3-21

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

A-3-22

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

LEVEL 1

macy's
Urban Outfitters (two levels)
GNC
Lady Foot Locker
House of Hoops by Foot Locker
Vacant
LensCrafters
Storage
Things Remembered
Regis Salons
New York & Company
H&M
EXPRESS
MEN
NORDSTROM
Oriental Energy
sunglass hut
Bath&BodyWorks
White Barn
Marni
Le Sauza
Vanmark
Disney store
Walking Company
VANS
Zales
Microsoft
SEPHORA
Storage
FABLETICS
Vacant
LOVECULTURE
Candy City
VICTORIA'S SECRET
Buckle
KAY
PINK
GYMBOREE
Ultra Jewelers
Lids
claire's
Vacant
GameStop
American Eagle Outfitters
HOT TOPIC
TORRID
zumiez
THE CHILDREN'S PLACE
Turbulence
Dillard's
FLY ZONE
Vacant
FOREVER 21
CHAMPS

LOWER LEVEL

Vacant
Canes
Vacant
Charley's Grilled Subs
Vacant
Delta Soul Kitchen
Cajun Gourmet
Galleria 6 Cinemas

- Anchor / Major
- Non Anchor / In-line
- Vacant
- Not Part of Collateral

Site plan based on information provided by the borrower.

A-3-23

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

LEVEL 2

macy's
URBAN OUTFITTERS
(two levels)
Prime Jewelers
YANKEE CANDLE
PAPYRUS
ALDO
AVEDA
Vacant
PANDORA
FOOTACTION
AKIRA
west elm
BANANA REPUBLIC
NORDSTROM
Free People
J.CREW
MICHAEL KORS
Vacant
GODIVA
FIVE GUYS
ALTAR'D STATE
Tommy Bahama
ANN TAYLOR
Vacant
LACOSTE
LUSH
WHITE HOUSE BLACK MARKET
chico's
The Cheesecake Factory
See Eyewear
sunglass hut
SWAROVSKI
Vacant
francesca's
ANTHROPOLOGIE
Helzberg Diamonds
Vacant
Z GALLERIE
GAP
Dillard's
Eddie Bauer
Brow Spa
C&C Market Research
J'ron Lavell Fashion Bar
RESTORATION HARDWARE
JoS. A. BANK
Weber Grill
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of Collateral

Site plan based on information provided by the borrower.

A-3-24

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

A-3-25

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	BPR OP, LP (F/K/A GGP Operating Partnership, LP)
Borrower:	Saint Louis Galleria L.L.C.
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	5.2%
Interest Rate:	4.99677083333333%
Payment Date:	1st of each month
First Payment Date:	December 1, 2018
Maturity Date:	November 1, 2028
Amortization(3):	Interest only for first 60 month, 360 months thereafter
Additional Debt(2)(4):	$180,000,000 Pari Passu Debt; $23,466,243 Mezzanine Debt
Call Protection:	L(29), D(86), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$236,181
TI/LC:	$0	Springing	$1,889,448
Outstanding Tenant Obligations:	$1,593,050	NAP	NAP
Free Rent:	$82,295	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Saint Louis, MO
Year Built / Renovated:	1986 / 2011
Total Sq. Ft.(6):	465,695
Property Management:	General Growth Services, Inc.
Underwritten NOI:	$27,160,764
Underwritten NCF:	$26,484,297
Appraised Value:	$465,600,000
Appraisal Date:	September 24, 2018

Historical NOI
Most Recent NOI:	$27,309,350 (T-12 August 31, 2018)
2017 NOI:	$26,996,606 (December 31, 2017)
2016 NOI:	$26,847,500 (December 31, 2016)
2015 NOI:	$25,166,866 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(7):	96.9% (September 30, 2018)
2017 Occupancy(8):	97.4% (December 31, 2017)
2016 Occupancy(8):	96.7% (December 31, 2016)
2015 Occupancy(8):	94.0% (December 31, 2015)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(3)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$60,000,000
Pari Passu Notes	$180,000,000
Whole Loan	$240,000,000	$515 / $470	51.5% / 47.0%	1.72x / 1.67x	11.3% / 11.0%	12.4% / 12.1%
Mezzanine Loan	$23,466,243
Total Debt	$263,466,243	$566 / $470	56.6% / 47.0%	1.59x / 1.55x	10.3% / 10.1%	12.4% / 12.1%

(1)	The Saint Louis Galleria Whole Loan (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Société Générale, Financial Corporation (“Société Générale” and together with DBNY, the “Originators”).
(2)	The Saint Louis Galleria Loan (as defined below) is part of a whole loan evidenced by ten pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million. Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the $240.0 million Saint Louis Galleria Whole Loan.
(3)	The Saint Louis Galleria Whole Loan, as well as the Saint Louis Galleria Mezzanine Loan (as defined below), amortizes pursuant to a fixed amortization schedule as set forth in Annex G in the Preliminary Prospectus. Debt service coverage ratios are calculated using the sum of the first 12 principal and interest payments after the expiration of the interest only period (period 61 to 72) based on the assumed principal and interest payment schedule set forth in Annex G in the Preliminary Prospectus.
(4)	See “Current Mezzanine Indebtedness“ herein. Original balance of the mezzanine debt was $25,000,000. The Cut-off Date Balance is $23,466,243.
(5)	See “Initial and Ongoing Reserves” herein.
(6)	Based on total collateral sq. ft. of 465,695, which does not account for an additional 714,052 sq. ft. for Dillard’s (313,913 sq. ft.), Macy’s (262,139 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral.
(7)	Occupancy includes five temporary tenants that collectively occupy 5,449 sq. ft. (1.2% of net rentable area (“NRA”)), as well as one tenant that signed a lease and has not yet taken occupancy that accounts for 2,442 sq. ft. (0.5% of NRA). Occupancy excludes three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 sq. ft. (1.5% of NRA).
(8)	Borrower provided information, reflects collateral occupancy only. Inclusive of the non-collateral anchors, 2015 Occupancy is 97.6%, 2016 Occupancy is 98.7%, 2017 Occupancy is 99.0% and Most Recent Occupancy is 98.8%.

A-3-26

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

The Loan.    The Saint Louis Galleria loan (the “Saint Louis Galleria Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $240.0 million (the “Saint Louis Galleria Whole Loan”), which whole loan is secured by a first mortgage lien on the borrower’s fee simple interest in an approximately 1.2 million sq. ft. super regional mall located in Saint Louis, Missouri (the “Saint Louis Galleria Property”). The Saint Louis Galleria Whole Loan is comprised of ten senior pari passu notes with an aggregate original principal balance as of the Cut-off Date of $240.0 million, of which only the controlling Note A-1-A1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the Benchmark 2019-B10 Trust and constitutes the Saint Louis Galleria Loan.

The relationship between the holders of the Saint Louis Galleria Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—Saint Louis Galleria Whole Loan” in the Preliminary Prospectus. The most recent prior financing of the Saint Louis Galleria property was included in the COMM 2014-CCRE14 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A1	$60,000,000	$60,000,000	Benchmark 2019-B10	Yes
A-1-A2	$55,000,000	$55,000,000	Benchmark 2018-B8	No
A-1-A3, A-1-A4, A-1-A5	$46,479,245	$46,479,245	JPMCC 2019-COR4	No
A-2-A1, A-2-A3	$45,000,000	$45,000,000	UBS 2018-C15	No
A-2-A2, A-2-A4, A-2-A5	$33,520,755	$33,520,755	CSAIL 2019-C15	No
Total	$240,000,000	$240,000,000

The Saint Louis Galleria Whole Loan has a 10-year term and, following a five-year interest only period, will amortize on a 30-year schedule. The Saint Louis Galleria Whole Loan accrues interest and amortizes pursuant to a fixed amortization schedule as set forth in Annex G in the Preliminary Prospectus. The Saint Louis Galleria Whole Loan proceeds, together with a mezzanine loan, were used to refinance existing CMBS debt, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the borrower. Based on the “As Is” appraised value of $465.6 million as of September 24, 2018, the Cut-off Date LTV Ratio for the Saint Louis Galleria Whole Loan is 51.5% and for the Saint Louis Galleria Total Debt is 56.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	90.6%	Loan Payoff	$215,000,000	81.1%
Mezzanine Loan	25,000,000	9.4	Upfront Reserves	1,675,345	0.6
			Closing Costs	1,440,523	0.5
			Return of Equity	46,884,132	17.7
Total Sources	$265,000,000	100.0%	Total Uses	$265,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is Saint Louis Galleria L.L.C., a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure (the “Saint Louis Galleria Borrower”). The borrower sponsors and non-recourse carveout guarantor is BPR OP, LP (F/K/A GGP Operating Partnership, LP) (“BPR”).

The Saint Louis Galleria Property has historically been majority owned by GGP Inc. In August 2018, GGP Inc. was acquired by Brookfield Property Partners L.P. (“BPY”), a large commercial real estate company, with approximately $90 billion in total assets and a diversified portfolio of office and retail assets, as well as interests in multifamily, triple net lease, industrial, hospitality, self-storage, student housing and manufactured housing assets. As a result of the acquisition, BPR was created as a public security intended to offer the economic equivalence to an investment in BPY in the form of a U.S. REIT stock. BPR is the successor of GGP Inc., which along with the Rouse Properties portfolio that BPY acquired in 2016, contains over $285 billion in assets under management within a portfolio of 163 shopping malls, across 41 states, comprising approximately 148 million sq. ft. of gross leasable area across the U.S. In addition to the Saint Louis Galleria Property, other BPR malls include Ala Moana Center in Honolulu, Hawaii, Tyson’s Galleria in Washington, DC, Glendale Galleria in Los Angeles, California and Water Tower Place in Chicago, Illinois.

A-3-27

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

The Property.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration(3)	Sales PSF(4)	Occupancy Cost(4)
Galleria 6 Cinemas	NR/NR/NR	19,624	4.2%	$23.19	2.0%	8/31/2023	$423,954(5)	20.0%
H&M(6)	NR/NR/NR	12,913	2.8%	(6)	(6)	1/31/2021	$303	(6)
Victoria’s Secret	Ba1/BB/NR	12,892	2.8%	46.00	2.6%	1/31/2026	$259	29.9%
Urban Outfitters	NR/NR/NR	12,623	2.7%	46.93	2.6%	1/31/2021	$199	23.6%
Forever 21	NR/NR/NR	11,798	2.5%	62.52	3.2%	1/31/2020	$267	24.2%
Helium Comedy Club(7)	NR/NR/NR	11,477	2.5%	13.87	0.7%	1/31/2026	NAV	NAV
Express Men	NR/NR/NR	11,467	2.5%	34.80	1.8%	1/31/2024	$210	38.6%
Footaction USA(8)	Ba1/BB+/NR	11,114	2.4%	66.84	3.3%	1/31/2026	NAV	NAV
The Cheesecake Factory	NR/NR/NR	10,104	2.2%	40.00	1.8%	1/31/2023	$993	7.4%
GAP(9)	Baa2/BB+/NR	10,068	2.2%	64.49	2.9%	5/31/2025	$335	33.8%
Subtotal / Wtd. Avg.		124,080	26.6%	$42.57	20.8%
Remaining Tenants(10)		327,038	70.2%	$56.94	79.2%
Occupied Subtotal / Wtd. Avg.		451,118	96.9%	$53.20	100.0%
Vacant Space		14,577	3.1
Total / Wtd. Avg.		465,695	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	U/W Base Rent PSF reflects in-place leases based on the September 30, 2018 rent roll. U/W Base Rent PSF excludes rent for three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 sq. ft. (1.5% of NRA).
(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).
(4)	Most Recent Sales PSF and Occupancy Cost are provided by the borrower and only include tenants reporting an entire 12 months of sales as of T-12 August 31, 2018. Occupancy Cost excludes utilities reimbursement. Based on a percentage of collateral sq. ft., approximately 70.5% of in-line tenants (<10,000 sq. ft.) and 69.9% of total collateral tenants reported sales for the period.
(5)	Galleria 6 Cinemas Sales PSF figure represents sales per screen and is based on six screens.
(6)	H&M pays percentage rent equal to approximately 15% of gross sales through January 31, 2021. Underwritten cash flows reflect the H&M rent within the Percentage Rent category.
(7)	Helium Comedy Club, which took occupancy in January 2016, is not required to report sales information.
(8)	Footaction USA, which took occupancy in September 2015, is not required to report sales information.
(9)	GAP refers to all GAP affiliated brands, listed on the rent roll as GAP/GAPKIDS/BABYGAP/GAPBO.
(10)	Remaining Tenants category includes five temporary tenants that collectively occupy 5,449 sq. ft. (1.2% of NRA), as well as one tenant that has signed a lease and has yet to take occupancy that accounts for 2,442 sq. ft. (0.5% of NRA). Remaining Tenants category excludes three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 sq. ft. (1.5% of NRA).

The following table presents certain information relating to the historical inline sales and occupancy costs at the Saint Louis Galleria Property:

Historical Sales for Non-Collateral Anchors
			Sales Volume ($ in millions)(2)			Sales Volume (PSF)(2)			National Average(3)
Tenant	Ratings Fitch/Moody’s/S&P(1)	Net Rentable Area (Sq. Ft.)	2015	2016	2017	2015	2016	2017	Size	Sales Volume ($.millions)	Sales Volume (PSF)
Dillard’s	NR/NR/NR	313,913	$22.5	$22.6	$22.0	$72	$72	$70	168,493	$20.6	$127
Macy’s	BBB/Baa3/BBB-	262,139	$52.0	$50.0	$50.0	$198	$191	$191	160,000	$23.0	$165
Nordstrom	BBB+/Baa1/BBB+	138,000	$35.0	$32.5	$28.7	$254	$236	$208	175,000	$43.3	$337
Total / Wtd. Avg.		714,052	$109.5	$105.1	$100.7	$153	$147	$141

(1)	Certain ratings are those of the parent company.
(2)	Sales figures are based on estimates provided by the loan sponsor.
(3)	Source: Industry Research Report.

A-3-28

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

Historical Sales PSF for Collateral Tenants(1)(2)
	2015	2016	2017	T-12 8/31/2018	T-12 8/31/2018 Occupancy Cost
Major Tenants (>10,000 sq. ft.)	$386	$380	$321	$304	19.8%
Galleria 6 Cinemas(3)	$396,459	$419,059	$416,955	$423,954	20.0%
In-line Tenants (<10,000 sq. ft.) (incl. Apple)	$682	$672	$650	$647	13.0%
Apple	$5,427	$5,373	$5,520	$6,172	1.2%
In-line Tenants (<10,000 sq. ft.) (excl. Apple)	$574	$565	$537	$520	16.3%

(1)	Historical Sales PSF for Collateral Tenants is based on the figures provided from the loan sponsor’s historical sales reports. The loan sponsor defines comparable in-line as tenants that have been open for more than 12 months as of the sales report date. In connection with the origination of the Saint Louis Galleria Whole Loan, the Originators completed a separate analysis of tenant sales. The Originators looked at “same-store” sales of tenants that have been at Saint Louis Galleria since 2015 and have reported sales figures through T-12 August 2018. Based on the Originators’ “same-store” sales analysis, the Saint Louis Galleria Property generated same store in-line (<10,000 SF) sales of $734 PSF with an occupancy cost ratio of 11.7% as of T-12 8/31/2018. Excluding the Apple store, Saint Louis Galleria Property generated same-store in-line (<10,000 SF) sales of $581 PSF with an occupancy cost ratio of 14.9% as of T-12 8/31/2018.
(2)	Approximately 95.8%, 88.6%, 94.6 % and 87.8% of in-line tenants by collateral sq. ft. reported sales in 2015, 2016, 2017 and as of T-12 8/31/2018, respectively.
(3)	Sales information represents sales per screen and is based on six screens.

Historical and Current Occupancy(1)
	2015	2016	2017	9/30/2018(2)
Occupancy – Excluding Anchors	94.0%	96.7%	97.4%	96.9%
Occupancy – Including Anchors	97.6%	98.7%	99.0%	98.8%

(1)	Source: Borrower provided information.
(2)	Source: Underwritten rent roll as of September 30, 2018.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	5,229	1.1%	5,229	1.1%	$57.40	1.3%	1.3%
2019	16	46,347	10.0%	51,576	11.1%	$38.44	7.8%	9.2%
2020	12	38,634	8.3%	90,210	19.4%	$44.48	7.6%	16.7%
2021	27	87,106	18.7%	177,316	38.1%	$52.11	20.0%	36.7%
2022	12	18,244	3.9%	195,560	42.0%	$67.09	5.4%	42.0%
2023	16	66,618	14.3%	262,178	56.3%	$46.64	13.7%	55.7%
2024	7	32,542	7.0%	294,720	63.3%	$48.77	7.0%	62.7%
2025	8	31,495	6.8%	326,215	70.0%	$71.91	10.0%	72.6%
2026	12	73,919	15.9%	400,134	85.9%	$47.67	15.5%	88.1%
2027	7	25,214	5.4%	425,348	91.3%	$63.31	7.0%	95.1%
2028	3	16,101	3.5%	441,449	94.8%	$45.04	3.2%	98.3%
2029	2	7,227	1.6%	448,676	96.3%	$41.58	1.3%	99.6%
Thereafter	1	2,442	0.5%	451,118	96.9%	$33.70	0.4%	100.0%
Vacant	NAP	14,577	3.1%	465,695	100.0%	NAP	NAP
Total / Wtd. Avg.	126	465,695	100.0%			$50.43	100.0%

(1)	Based on the underwritten rent roll as of September 30, 2018.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Saint Louis Galleria Property consists of 465,695 collateral sq. ft. of an approximately 1.2 million sq. ft., three-story, super regional mall located approximately eight miles west of downtown Saint Louis, Missouri. The 1.2 million sq. ft. mall is anchored by Dillard’s, Macy’s and Nordstrom stores that are independently owned by their respective tenants and comprise 714,052 sq. ft., which are not part of the collateral. The Saint Louis Galleria Property is 96.9% occupied as of September 30, 2018 by 125 retailers including nationally recognized tenants such as Apple, Forever 21, Gap, H&M, Microsoft and Victoria’s Secret as well as restaurants including The Cheesecake Factory, Weber Grill Restaurant and Five Guys Burgers & Fries, which is complemented by a food court. Additionally, the Saint Louis Galleria Property includes an independently run movie theater (Galleria 6 Cinemas).

The Saint Louis Galleria Property was constructed in 1986 and renovated in 2011. Since January 1, 2018, 11 leases were signed at the Saint Louis Galleria Property (excluding temporary tenants), totaling 46,625 sq. ft. (10.0% of collateral NRA) and accounting for approximately $2.1 million gross rent (9.0% of gross rent) at an average rent of $48.95 PSF.

Environmental Matters. The Phase I environmental report, dated August 29, 2018, recommended no further action at the Saint Louis Galleria Property.

A-3-29

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

The Market. The Saint Louis Galleria Property is located in an in-fill location with a minimal amount of developable land and is approximately eight miles west of downtown Saint Louis along Interstate 64. According to the appraisal, the Saint Louis Galleria mall is the closest mall to downtown Saint Louis. Saint Louis is home to approximately 7.0 million sq. ft. of office space (with over 35,000 employees). Additionally, Washington University in Saint Louis and Saint Louis University are both located within a seven-mile radius of the Saint Louis Galleria mall, with a combined student population of approximately 28,000 students.

According to the appraisal, the primary trade area of Saint Louis Galleria mall is considered to be a seven-mile radius, which had a 2017 population and average household income of 598,543 and $80,012, respectively.

Demographics(1)	5-mile Trade Area	7-mile Trade Area	10-mile Trade Area	Saint Louis CBSA	State of Missouri	USA
2017 Population	293,260	598,543	948,538	2,838,426	6,158,933	325,372,858
2017 Estimated # of Households	130,617	258,686	404,750	1,128,197	2,434,861	123,183,573
2017 Average Household Income	$93,375	$80,012	$77,741	$80,927	$69,400	$81,217

(1)	Source: Appraisal.

The chart below summarizes Saint Louis Galleria Property’s competitive set. The appraisal concluded the Saint Louis Galleria mall to be the most dominant mall in the region followed by West County Center. The appraisal also deemed Plaza Frontenac, which is owned by an affiliate of the loan sponsor, to be a minimal competitive threat to the Saint Louis Galleria mall due to its different targeted customer base, smaller size and shared ownership. The other enclosed malls in the area, South County Center and Chesterfield Mall, are inferior to Saint Louis Galleria mall according to the appraisal.

Competitive Set Summary(1)
Property	Location	Proximity (Miles)	Year Built / Renovated	Occupancy | Sales PSF(2)	Total GLA	Anchors
Saint Louis Galleria Property(3)	Saint Louis, MO	N/A	1986/2011	96.9% | $520	465,695	Dillard’s, Macy’s,
						Nordstrom
St. Clair Square Mall	Fairview Heights, IL	20.0	1974/2003	95% | $378	1,109,349	Dillard’s, JC Penney,
						Macy’s, Sears
West County Center	Des Peres, MO	6.0	2002	95% | $400	1,197,210	Nordstrom, JC Penney,
						Macy’s
						Dick’s Sporting Goods
South County Center	Saint Louis, MO	9.0	1963/2002	80% | $250	1,044,146	Dillard’s, JC Penney,
						Macy’s, Sears (vacant)
Plaza Frontenac	Saint Louis, MO	3.0	1974/2013	95% | $730	485,004	Neiman Marcus,
						Saks Fifth Avenue
Saint Louis Premium Outlets	Chesterfield, MO	17.0	2013	98% | $485	350,000	Saks Off 5th
Chesterfield Mall	Chesterfield, MO	12.0	1976/2005	70% | $250	1,264,857	Dillard’s, Macy’s,
						Vacant Sears

(1)	Source: Appraisal.
(2)	Sales PSF figures reflect sales for In-line Tenants (<10,000 square feet) and excluding Apple, where applicable.
(3)	Saint Louis Galleria Occupancy | Sales PSF and Total GLA figures are based on collateral of 465,695 sq. ft. as of the September 30, 2018 rent roll, the respective sales figures are as of TTM August 2018. Occupancy based on the entire approximate 1.2 million sq. ft. Saint Louis Galleria mall is 98.8%, inclusive of the Dillard’s (313,913 sq. ft.), Macy’s (262,139 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral. The Saint Louis Galleria Occupancy includes five temporary tenants that collectively occupy 5,449 sq. ft. (1.2% of NRA), as well as one tenant that has a signed lease and has yet to take occupancy that accounts for 2,442 sq. ft. (0.5% of NRA).

A-3-30

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 8/31/2018	U/W	U/W (PSF)
Base Rent(1)	$21,642,225	$22,648,675	$23,352,079	$23,505,051	$23,292,468	$50.02
Potential Income from Vacant Space	0	0	0	0	1,140,069	$2.45
Gross Potential Rent	$21,642,225	$22,648,675	$23,352,079	$23,505,051	$24,432,538	$52.46
Percentage Rent(2)	97,128	35,290	56,473	78,668	755,659	$1.62
Total Reimbursement Revenue	10,986,639	11,020,889	10,498,671	9,701,744	9,981,597	$21.43
Specialty Leasing Income	2,089,966	2,055,726	1,994,393	2,026,772	2,026,772	$4.35
Other Income	1,065,181	1,706,586	1,385,382	2,091,610	1,585,889	$3.41
Net Rental Income	$35,881,139	$37,467,166	$37,286,999	$37,403,846	$38,782,454	$83.28
Less: Vacancy and Credit Loss	(89,703)	(93,668)	(93,217)	(93,510)	(1,140,069)	($2.45)
Effective Gross Income	$35,791,437	$37,373,498	$37,193,781	$37,310,336	$37,642,385	$80.83
Total Expenses	$10,624,571	$10,525,998	$10,197,175	$10,000,986	$10,481,622	$22.51
Net Operating Income	$25,166,866	$26,847,500	$26,996,606	$27,309,350	$27,160,764	$58.32
TI/LC	0	0	0	0	560,043	$1.20
Capital Expenditures	0	0	0	0	116,424	$0.25
Net Cash Flow	$25,166,866	$26,847,500	$26,996,606	$27,309,350	$26,484,297	$56.87

(1)	U/W Rents in Place is inclusive of rent steps through September 30, 2019. Rents in Place excludes rent from Chipotle (dark tenant), Brow Art 23 (vacating near term), Passport luggage (vacating near term) and Hyperactive by Jimmy Jazz (vacating near term) as vacant in the underwriting.
(2)	Percentage Rent includes the anticipated percentage rent from H&M and J Crew.

Property Management.   The Saint Louis Galleria Property is managed by General Growth Services, Inc. an affiliate of the borrower.

Lockbox / Cash Management.     The Saint Louis Galleria Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver letters to all tenants at the Saint Louis Galleria Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents.

During the continuance of a Cash Sweep Period, all excess cash will remain in the lender controlled account and held as additional collateral for the Saint Louis Galleria Whole Loan; provided, however, that if a Major Anchor Sweep Period (as defined below) is then continuing the excess cash will be deposited into a major anchor sweep reserve account to be applied pursuant to the mortgage loan documents.

A “Cash Sweep Period” means any period during the continuance of (i) an event of default under the loan documents or mezzanine loan documents, (ii) during a bankruptcy action of the borrower or guarantor, (iii) any Low DSCR Trigger Period (as defined below), or (iv) the continuance of a Major Anchor Sweep Period (as defined below), until such time that borrower has cured the applicable cause of the Cash Sweep Period in accordance with the terms of the mortgage loan documents.

A “Low DSCR Trigger Period” means any period during the continuance of which (i) the debt service coverage ratio (“DSCR”) based on the Saint Louis Galleria Whole Loan is less than 1.45x or (ii) the combined DSCR based on the Saint Louis Galleria Whole Loan and related mezzanine loan is less than 1.30x and will end on the earlier to occur of the date a DSCR of at least 1.45x and a combined DSCR of at least 1.30x is achieved for at least two consecutive calculation dates, as determined by the lender.

A “Major Anchor Sweep Period” will commence upon the earliest to occur of (a) the early termination, early cancellation or early surrender of the Major Anchor (as defined below) premises or upon borrower’s receipt of notice by a Major Anchor of its intent to effect an early termination, early cancellation or early surrender with respect its respective premises, (b) (i) Nordstrom (not part of the collateral) failing to continue to operate its business in at least 130,000 sq. ft. of its 138,000 sq. ft. of space or (ii) Macy’s (not part of the collateral) failing to continue to operate its business in at least 210,000 sq. ft. of its 262,139 sq. ft. or (c) a bankruptcy action of any major anchor or its direct or indirect parent.

A Major Anchor Sweep Period will end (a) if such Major Anchor premises is owned by borrower or an affiliate of the borrower, (i) at least (x) if a Major Anchor Sweep Event is in effect with respect to the Nordstrom parcel, the applicable Occupancy Threshold (as defined below) for Nordstrom and (y) if a Major Anchor Sweep Event is in effect with respect to the Macy’s parcel, the applicable Occupancy Threshold for Macy’s, has been re-tenanted pursuant to the loan documents or has been renewed pursuant to the respective lease terms, or (ii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been redeveloped and/or is being operated for a retail or related use and in a manner which is not inconsistent with the operation of the balance of Saint Louis Galleria Property and such Major Anchor premises have been re-tenanted pursuant to the loan documents, or (iii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been redeveloped and is open and being operated for a non-retail use in a manner which is complementary to the use of the balance of Saint Louis Galleria Property, but only if permitted by lender in its sole and absolute discretion,

A-3-31

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

(b) if such Major Anchor premises is not owned by borrower or an affiliate of borrower, and (i) such Major Anchor premises is otherwise occupied and open for business with one or more retail operators in at least the applicable Occupancy Threshold, (ii) such Major Anchor premises has been redeveloped and/or is being operated in a manner which is not inconsistent with the operation of the balance of the Saint Louis Galleria Property, as determined by lender and open for business with one or more retail operators in at least the Occupancy Threshold, or (iii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been redeveloped and is open and being operated for a non-retail use in a manner which is not inconsistent with the use of the balance of Saint Louis Galleria Property, but only if approved by lender.

A “Major Anchor” is any of (a) Nordstrom, (b) Macy’s, or (c) any other owner, operator or tenant with respect to substantially all of any space occupied by such anchor tenants.

The “Occupancy Threshold” is 125,000 sq. ft. of the 138,000 sq. ft. Nordstrom space (90.6%) and 157,000 sq. ft. of the 262,139 sq. ft. Macy’s space (60.0%).

Initial and Ongoing Reserves.    At origination, the borrower deposited $1,593,050 for outstanding tenant improvement allowances and/or leasing commissions in connection with seven leases at the Saint Louis Galleria Property and deposited $82,295 for free rent associated with tenants with executed leases for which rent payments had not yet commenced.

Tax Escrows – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for real estate taxes in the amount of 1/12 of projected annual property taxes required.

Insurance Escrows – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if blanket policy in place and there is no event of default continuing).

Replacement Reserves – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for replacement funds of approximately $9,841 monthly (approximately $0.25 PSF annually), subject to a cap of $236,181 (approximately $0.51 PSF) are required.

TI/LC Funds – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for tenant rollover funds (approximately $78,727 monthly (approximately $2.03 PSF annually), are required, subject to a cap of $1,889,448 (approximately $4.06 PSF).

Current Mezzanine or Subordinate Indebtedness.   In connection with origination of Saint Louis Galleria Whole Loan, the Originators provided a mezzanine loan comprised of two mezzanine notes with an aggregate principal balance of approximately $25.0 million (the “Saint Louis Galleria Mezzanine Loan”) to an affiliate of the borrower. The Saint Louis Galleria Mezzanine Loan is secured by a pledge of the direct equity interest in the borrower and is coterminous with the Saint Louis Galleria Whole Loan. The Saint Louis Galleria Mezzanine Loan accrues interest at a rate of 6.25000% per annum and is fully amortizing by the November 1, 2028 maturity date pursuant to a fixed amortization schedule as set forth in Annex G in the Preliminary Prospectus. The Saint Louis Galleria Mezzanine Loan was sold to a third party. Based on the combined Saint Louis Galleria Whole Loan and the Saint Louis Galleria Mezzanine Loan, the cumulative Cut-off Date LTV is 56.6%, the cumulative U/W NCF DSCR is 1.55x and the cumulative U/W NOI Debt Yield is 10.3%. The rights of the mezzanine lender under the Saint Louis Galleria Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Acquired Expansion Parcels. The borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Saint Louis Galleria mall, which land was not owned by the borrower on the date of origination of the Saint Louis Galleria Whole Loan (which shall expressly include any anchor premises or any part thereof) (such acquired land, an “Expansion Parcel”), to become additional collateral for the Saint Louis Galleria Whole Loan whereupon, after amending the Saint Louis Galleria Whole Loan documents, such parcel will constitute a portion of the Saint Louis Galleria Property, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest to the applicable Expansion Parcel and (iii) the expansion does not adversely affect the debt service coverage ratio except in a de minimis manner.

Partial Release and Substitution. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved parcels or outlots or (B) an Expansion Parcel upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Saint Louis Galleria Property to comply with zoning or legal requirements, (iii) the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates, (iv) the release will not result in an LTV ratio that does not comply with REMIC guidelines and (v) the release will not result in a material diminution in the value of Saint Louis Galleria Property. In addition, with respect to an Expansion Parcel that is an anchor premises, such anchor premises may be released with the reasonable consent of the lender to another retail operator that has agreed in writing to open and operate the anchor premises for retail use within 24 months from the date of release and no reserves have been expended with respect to such anchor premises.

A-3-32

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

In addition, the borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels (each, an “Acquired Parcel”) as collateral for the Saint Louis Galleria Whole Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel is vacant, non-income producing and unimproved (or improved only by landscaping or readily re-locatable facilities), (ii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) an environmental report acceptable to lender, (b) title insurance and (c) if the Acquired Parcel is improved, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in an amount equal to $13,750,000 (“Alteration Threshold”), cash or a guaranty from the guarantor in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iii) the LTV ratio of the remaining Saint Louis Galleria Property (after giving effect to such substitution) is equal to or less than 125% unless the Acquired Parcel has a fair market value equal to or greater than the fair market value of the Exchange Parcel and (iv) the substitution does not adversely affect the debt service coverage ratio of the Saint Louis Galleria Whole Loan except in a de minimis manner. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in the Preliminary Prospectus.

A-3-33

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

A-3-34

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

A-3-35

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

Mortgage Loan Information
Loan Seller(1):	CREFI/GACC
Loan Purpose:	Refinance

Borrower Sponsor:	Sayt Master Holdco LLC
Borrower:	30-02 Associates LLC F/K/A 30-17 Associates LLC
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	5.2%
Interest Rate(3):	4.13052%
Payment Date:	1st of each month
First Payment Date:	April 1, 2019
Maturity Date:	March 1, 2024
Amortization:	Interest Only
Additional Debt(2):	$35,000,000 Pari Passu Debt; $92,000,000 Subordinate Debt
Call Protection(4):	L(25), D(31), O(4)
Lockbox / Cash Management:	Soft (Residential); Hard (Retail) / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$31,756	$7,939	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$8,981	NAP
421(a) Tax Reserve:	$4,872,343	NAP	NAP
Parking Equipment Reserve:	$481,950	NAP	NAP
Condominium Reserve:	$38,772	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	High Rise Multifamily
Collateral:	Fee Simple
Location:	Long Island City, NY
Year Built / Renovated:	2017 / NAP
Total Units:	428
Property Management:	Douglas Elliman Property Management
Underwritten NOI(6):	$13,937,971
Underwritten NCF:	$13,830,198
Appraised Value(7):	$297,000,000
Appraisal Date:	November 9, 2018

Historical NOI(8)
Most Recent NOI(6):	$7,471,768 (December 31, 2018)
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$60,000,000
Pari Passu Notes	$35,000,000
Total Senior Notes	$95,000,000	$221,963 / $221,963	32.0% / 32.0%	3.50x / 3.48x	14.7% / 14.6%	14.7% / 14.6%
Subordinate Notes	$92,000,000
Whole Loan	$187,000,000	$436,916 / $436,916	63.0% / 63.0%	1.53x / 1.52x	7.5% / 7.4%	7.5% / 7.4%

(1)	The ARC Apartments Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Deutsche Bank AG, New York Branch (“DBNY”). GACC is selling Senior Note A1-B with an original principal amount of $38.0 million and CREFI is selling Senior Note A1-A1 with an original principal amount of $22.0 million.

(2)	The ARC Apartments Loan (as defined below) is part of a whole loan evidenced by three senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $95.0 million and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $92.0 million. The Total Senior Notes financial information presented in the chart above reflects the Cut-off Date Balance of the senior pari passu notes, but excludes the subordinate notes. The ARC Apartments Whole Loan financial information presented in the chart above reflects the Cut-off Date Balance of the senior pari passu notes and subordinate notes. For additional information, see “The Loan” herein.

(3)	Interest Rate reflects the interest rate with respect to the ARC Apartments Senior A Notes (as defined below). The interest rate on the subordinate Note A2 is equal to 5.10000%. The interest rate on the subordinate Note B is 5.90000%.

(4)	The lockout period will be at least 25 payments beginning with and including the first payment date of April 1, 2019. Defeasance of the full $187.0 million ARC Apartments Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last portion of the ARC Apartments Whole Loan to be securitized and (ii) February 8, 2023. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	The difference between Most Recent NOI and Underwritten NOI is primarily attributable to an increase in occupancy for the residential portion of the ARC Apartments Property (as defined below) from 72.5% (average for 2018) to 100.0% as of December 31, 2018 and increased income from parking. Through December 2018, residents paid $195 per month per space, while non-residents paid $275. Starting in January 2019, residents were charged $275 per month per space.

(7)	The Appraised Value includes the present value of the anticipated 421(a) tax abatement. See “Tax Abatement” herein.

(8)	Historical information prior to 2018 was unavailable because the ARC Apartments Property was built in 2017.

A-3-36

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

The Loan.    The ARC Apartments mortgage loan (the “ARC Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in three condominium units comprised of: (x) a high rise multifamily property located in Long Island City, New York totaling 428 units, (y) 3,164 sq. ft. of ground floor retail space and (z) a 214-space attached parking garage (collectively, the “ARC Apartments Property”). The ARC Apartments Loan is part of a whole loan (the “ARC Apartments Whole Loan”) with an original principal balance and outstanding principal balance as of the Cut-off Date of $187.0 million, evidenced by three senior pari passu notes in the aggregate original principal balance of $95.0 million (the “ARC Apartments Senior A Notes”), one non-controlling subordinate Note A2 with an original principal balance of $47.0 million (the “ARC Apartments Subordinate A2 Note”) and one controlling subordinate Note B (which Note B is subordinate to Note A2) with an original principal balance of $45.0 million (the “ARC Apartments B Note”). The ARC Apartments Loan is evidenced by the non-controlling Note A1-A1 and Note A1-B, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $60.0 million. Only the ARC Apartments Loan will be included in the Benchmark 2019-B10 mortgage trust. The remaining notes are currently held by the parties described in the “Whole Loan Summary” chart below and may be contributed to one or more securitization trusts or otherwise transferred.

The relationship between the holders of the ARC Apartments Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The AB Whole Loans–ARC Apartments Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Note A1-A1(1)	$22,000,000	$22,000,000	Benchmark 2019-B10	No(2)
Senior Note A1-B(1)	$38,000,000	$38,000,000	Benchmark 2019-B10	No(2)
Senior Note A1-A2	$35,000,000	$35,000,000	CREFI	No(2)
Total Senior Notes	$95,000,000	$95,000,000
Subordinate Note A2	$47,000,000	$47,000,000	SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE INVESTMENT TRUST NO. 14(H)	No(2)
Subordinate Note B	$45,000,000	$45,000,000	SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE INVESTMENT TRUST NO. 15(H)	Yes(2)
Total	$187,000,000	$187,000,000
(1)	The ARC Apartments Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Deutsche Bank AG, New York Branch (“DBNY”). GACC is selling Senior Note A1-B with an original principal amount of $38.0 million and CREFI is selling Senior Note A1-A1 with an original principal amount of $22.0 million.

(2)	The related whole loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust. However, so long as no control appraisal period (or similar term) with respect to Note B is continuing, the holder of Note B will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, Note A2 will be the controlling note, and (ii) following the occurrence (and during the continuance) of a Note A2 control appraisal period, Note A1-A1 will be the controlling note (which rights may be exercised by the controlling class certificate holder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust)).

The ARC Apartments Whole Loan was co-originated by CREFI and DBNY. The ARC Apartments Senior A Notes had an original principal balance of $95.0 million, have an outstanding principal balance as of the Cut-off Date of $95.0 million and accrue interest at a fixed rate of 4.13052% per annum. The ARC Apartments Subordinate A2 Note had an original principal balance of $47.0 million, has an outstanding principal balance as of the Cut-off Date of $47.0 million and accrues interest at a fixed rate of 5.10000% per annum. The ARC Apartments B-Note had an original principal balance of $45.0 million, has an outstanding principal balance as of the Cut-off Date of $45.0 million and accrues interest at a fixed rate of 5.90000% per annum. The ARC Apartments Whole Loan has a 60-month term and is interest-only for the full term.

Based on the “As Is” Appraised Value of $297.0 million as of November 9, 2018, (which includes $55.5 million identified as the present value of the anticipated 421(a) tax abatement described below under “Tax Abatement”), the Cut-off Date LTV Ratio for the ARC Apartments Senior A Notes is 32.0% and for the ARC Apartments Whole Loan is 63.0%.

The most recent prior financing of the ARC Apartments Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior A Notes	$95,000,000	49.5%	Loan Payoff	$154,317,340	80.4%
Subordinate Notes	92,000,000	47.9	Return of Equity	26,262,207	13.7
Other Sources(1)	4,872,343	2.5	Closing Costs	5,867,975	3.1
			Upfront Reserves	5,424,821	2.8
Total Sources	$191,872,343	100.0%	Total Uses	$191,872,343	100.0%
(1)	Other Sources is inclusive of the 421(a) Tax Reserve that was funded by the guarantor at origination.

The Borrower / Borrower Sponsor.    The borrower is 30-02 Associates LLC F/K/A 30-17 Associates LLC a Delaware limited liability company and single purpose entity with two independent directors. The borrower is indirectly wholly owned by 30-02 Development JV LLC F/K/A 30-17 Development JV LLC (“JV”). JV is 49.99% owned and controlled by 39th Avenue Investor LLC F/K/A 40th Avenue

A-3-37

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

Investor LLC (“39th Avenue Investor”) as managing member. 39th Avenue Investor is 90.727% owned and controlled by Sayt Master Holdco LLC. Sayt Master Holdco LLC is the non-recourse carveout guarantor for the ARC Apartments Whole Loan. The remaining 50.01% interest in JV is indirectly owned by Alert Garage Corp.

Sayt Master Holdco LLC is 99% owned and controlled by David Lichtenstein and 1% owned by Shifra Lichtenstein. David Lichtenstein is the chief executive officer of The Lightstone Group, a privately held real estate company based in New York City. The Lightstone Group, which was founded in 1988, is focused on the development, management and investment in various sectors of the real estate market. Headquartered in New York, The Lightstone Group has investments across 21 states inclusive of approximately 6.0 million sq. ft. of office, retail and industrial commercial space, 11,000 residential units and 3,800 hotel keys.

The Property. The ARC Apartments Property consists of the borrower’s interest in three condominium units and the common elements appurtenant to said units, which are contained in a 10-story building totaling 428 residential units, 3,164 sq. ft. of ground floor retail space and a 330-space attached parking garage (214 spaces of which are owned by the borrower) located in Long Island City, New York. The condominium regime at the ARC Apartments Property consists of four condominium units, three of which are owned by the borrower and one of which is not owned by the borrower (the “Non-Borrower Unit”). The units owned by the borrower have an aggregate appurtenant interest in the common elements of the condominium of 95.03%. The Non-Borrower Unit is a parking garage attached to the ARC Apartments Property, which consists of 116 parking spaces. The condominium is generally controlled by a board which consists of five members and the borrower has the ability to designate four of the five members.

The multifamily portion of the ARC Apartments Property was 100.0% occupied as of December 31, 2018. The 428-unit residential portion of the ARC Apartments Property has a unit mix that includes 160 studio apartments, 195 one-bedroom units and 73 two-bedroom units. The average residential unit size at the ARC Apartments Property is approximately 610 sq. ft. and the average monthly rent is $3,200. The residential units feature wood flooring, granite countertops, stainless steel appliances, dishwashers and washers and dryers. Building amenities at the ARC Apartments Property include 24/7 lobby/concierge, roof-top swimming pool with sundeck, lounges, barbecues and bocce courts, a greenhouse for gardening and events, a fitness center, yoga studio, spin studio, basketball court, residents lounge, library, co-working and private work space, game room, golf simulator and bike storage. The residential units at the ARC Apartments Property began leasing up in October 2017 following the completion of the ARC Apartments Property.

The following table presents unit mix information with respect to the ARC Apartments Property.

Residential Unit Summary(1)
Unit Type	Total Units	Occupied Units	Average Unit Size (SF)	In-Place Average Rent per Month
Studio	160	160	462	$2,668
1-BR	195	195	625	$3,283
2-BR	73	73	895	$4,143
Total/Wtd. Avg.	428	428	610	$3,200

(1)	Source: Underwritten Rent Roll dated December 31, 2018.

The retail portion of the ARC Apartments Property totals 3,164 sq. ft. of ground floor space and is currently vacant, however the borrower is in the process of leasing the space.

The parking garage that is one of the condominium units owned by the borrower is comprised of 214 of the total of 330 parking spaces at the ARC Apartments Property and is part of the collateral for the ARC Apartments Whole Loan. The garage has 24-hour access and offers transient, monthly and valet parking for both tenants of the ARC Apartments Property and non-tenants. The parking garage unit owned by the borrower is managed by a third-party entity, Queens LIC Parking LLC, a subsidiary of Citizens Icon Holdings LLC.

The ARC Apartments Property benefits from a fifteen-year 421(a) tax abatement program (described below), which requires that all of the units at the ARC Apartments Property to be designated as rent stabilized. All units at the ARC Apartments Property are currently leased at rents that are considered to be at market level, however due to the 421(a) tax benefits, future rent increases of the ARC Apartments Property’s apartments will be regulated by rent stabilization laws determined by the NYC Rent Guidelines Board.

Tax Abatement. The ARC Apartments Property has applied for and received a preliminary certificate of eligibility for a 15-year post-construction tax abatement through the 421(a) tax abatement program (“421(a) Post Construction Benefits”) of New York City. The 421(a) Post Construction Benefits tax abatement is expected to be in place by July 2019 (at which time an existing three year pre-constructions 421(a) tax abatement is scheduled to expire) with a commencement in the 2019/2020 tax year. The abatement program allows the ARC Apartments Property’s increase in assessed value to be 100.0% exempt through the 2029/2030 tax year, at which point the abatement will begin to phase out by 20.0% per year until full unabated taxes will be due in the 2034/2035 tax year. Using an estimated 421(a) base assessed value of $719,407 and current tax rate of 12.751%, real estate taxes at the ARC Apartments Property were underwritten to the current abated real estate tax expense due, estimated at approximately $91,730 per annum. The estimated unabated real estate tax expense for the ARC Apartments Property is equal to approximately $4,963,074 per annum. At origination, the borrower deposited $4,872,343 into a reserve (the “421(a) Tax Reserve”), equal to the difference of the appraiser’s year-one projected stabilized unabated real estate tax expense and the underwritten real estate tax expense amount. The borrower has covenanted in the loan documents to

A-3-38

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

achieve implementation of the 421(a) Post Construction Benefits on or before October 2019 (the “Outside Date”), provided, however, the lender allows extensions as needed to the Outside Date in six-month increments if the borrower makes the true-up payments into the 421(a) tax reserve as described below under “Initial and Ongoing Reserves”. The borrower may utilize the 421(a) Tax Reserve for payment of unabated real estate taxes until such time that the 421(a) tax abatement is deemed to be in-place by the lender. See “Initial and Ongoing Reserves” herein for information regarding the 421(a) Tax Reserve. Further, until such time as the borrower delivers evidence to the lender (in a form reasonably acceptable to the lender) that the 421(a) Post Construction Benefits are implemented, the guarantor pursuant to the ARC Apartments Whole Loan documents guarantees a portion of the debt equal to $55.0 million less the amount on reserve in the Section 421(a) Tax Reserve (as of the applicable date of the calculation).

Environmental Matters. The Phase I environmental report dated November 19, 2018 recommended no further action at the ARC Apartments Property.

The Market. The ARC Apartments Property is located in the western portion of the Borough of Queens on 39th Avenue between 30th and 31st Streets in Long Island City, New York. The ARC Apartments Property is located approximately 1.75 miles from Midtown Manhattan and provides access to Manhattan by subway, train, ferry, car and bicycle. Both N and Q trains are available at the 39th Avenue subway station which is located on the same block as the ARC Apartments Property. The 7, N and Q trains are available at the Queensboro Plaza station which is located one block north of the ARC Apartments Property and the E, G and M trains are available at the Court Square station which is located four blocks south of the ARC Apartments Property.

The immediate neighborhood primarily consists of low to high rise multifamily buildings as well as mixed use office and retail properties. Since 2001, commercial development in Long Island City has been increasing as the New York City Department of City Planning identified the city as a growth area with potential for development. The area has transitioned from a community comprised primarily of industrial and commercial properties to a community with a residential, hotel and retail composition. Citigroup recently completed their 486,000 sq. ft. 16 story office tower adjacent to their existing 48 story tower in Long Island City. Additionally, the newly refurbished and redesigned New York Supreme Court building is located on Jackson Avenue, within the Court Square section of Long Island City. There has also been a retail expansion in the area including restaurants, wine shops, spas and boutiques that complements the new supply of high-end residential units.

According to the appraisal, the 2018 population and average household income of Long Island City was 37,154 and $113,448, respectively. The Long Island City population has increased by approximately 33.0% since 2010. According to the appraisal, the ARC Apartments Property is part of the Queens County multifamily submarket of New York. As of the third quarter of 2018, the Queens County multifamily submarket has a total inventory of 248 properties totaling 33,964 residential units with a 7.5% vacancy rate and average asking rents of $2,458 per month. New supply growth is anticipated to continue in Queens County and in the submarket.

In determining market rent for the ARC Apartments Property, the appraiser identified the eight comparable multifamily properties listed in the table below.

Comparable Multifamily Properties(1)
	ARC Apartments Property(1)(2)	Watermark LIC	Hayden	QLIC	ALTA	Jackson Park	Tower 28	The Forge	1 QPS Tower
Number of Stories	10	27	50	21	43	42, 44 & 53	58	33	46
Year Built	2017	2017	2017	2015	2018	2017	2017	2017	2017
Number of units	428	168	974	421	469	1,871	451	273	391
Unit size (Sq. ft.):
Studio	462	443 - 510	NAV	442	482 - 570	NAV	NAV	430 - 539	422 - 720
1-BR	625	579 - 842	NAV	608	666 - 763	NAV	NAV	594 - 998	513 - 740
2-BR	895	984 - 1,121	NAV	937	1,153	NAV	NAV	857 - 1,200	898 - 999
Rent per month:
Studio	$2,668	$2,395 - $2,630	$2,395 -$2,815	$2,019 - $2,334	$2,675 - $3,160	$2,377 - $2,774	$2,182 - $2,553	$2,420 - $3,095	$2,050 - $3,546
1-BR	$3,283	$2,678 - $3,995	$3,000 - $3,475	$2,215 -$2,884	$3,125 - $3,569	$2,797 - $3,628	$2,750 - $3,245	$3,170 - $5,050	$2,875 - $5,400
2-BR	$4,143	$4,114 - $4,585	$3,999 - $4,518	$3,074 - $3,494	$4,675 - $5,740	$3,812 - $4,975	$3,811 - $4,249	$4,160 - $6,730	$4,350 - $6,777

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 31, 2018.

A-3-39

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	U/W	U/W (Per Unit)
Base Rent(2)	$10,106,025	$16,434,827	$38,399
Gross Potential Income – Apts.	$10,106,025	$16,434,827	$38,399
Other Income	98,017	451,606	$1,055
Less: Vacancy(3)	(27,195)	(493,045)	($1,152)
Effective Gross Income – Apts.	$10,176,847	$16,393,388	$38,302
Potential Income from Commercial Vacant Space	0	151,872	$355
Parking Income	530,272	924,000	$2,159
Gross Potential Income - Commercial	$530,272	$1,075,872	$2,514
Less: Vacancy	0	(151,872)	($355)
Effective Gross Income – Commercial	$530,272	$924,000	$2,159
Total Effective Gross Income	$10,707,119	$17,317,388	$40,461
Total Variable Expenses	1,838,164	1,618,528	$3,782
Total Fixed Expenses(4)	1,397,186	1,760,889	$4,114
Net Operating Income(5)	$7,471,768	$13,937,971	$32,565
Capital Expenditures	0	107,773	$252
TI/LC	0	0	$0.00
Net Cash Flow	$7,471,768	$13,830,198	$32,314
(1)	Historical information prior to 2018 is unavailable because the ARC Apartments Property was built in 2017.

(2)	U/W Base Rent is based on the underwritten rent roll dated December 31, 2018.

(3)	U/W Vacancy represents the economic vacancy of 3.0%.

(4)	U/W real estate taxes of $91,730 were based on the borrower’s tax consultant’s estimated tax liability under the 421(a) tax abatement program. The appraisal concluded to unabated real estate taxes for the 2019/2020 tax year of $4,963,074.

(5)	The difference between 2018 NOI and U/W NOI is primarily attributable to an increase in occupancy for the residential portion of the ARC Apartments Property from 72.5% (average for 2018) to 100.0% as of December 31, 2018 and increased income from parking. Through December 2018, residents paid $195 per month per space, while non-residents paid $275. Starting in January 2019, residents were charged $275 per month per space.

Property Management.   The ARC Apartments Property is managed by Douglas Elliman Property Management. The parking garage unit owned by the borrower is managed by a third-party entity, Queens LIC Parking LLC, a subsidiary of Citizens Icon Holdings LLC.

Lockbox / Cash Management.     The ARC Apartments Whole Loan documents require a hard lockbox for retail tenants and a soft lockbox for residential tenants with springing cash management. The borrower is required to deliver tenant direction letters to each existing non-residential tenant at the ARC Apartments Property directing each of them to remit their rent checks directly to the lockbox. The borrower is also required to deliver a tenant direction letter to all future non-residential tenants. The borrower is required to (or is required to cause the property manager to) collect all rents from residential tenants of the ARC Apartments Property and deposit the same into a lender controlled clearing account immediately upon receipt.

The borrower is required to deposit all revenue derived from the ARC Apartments Property into the clearing account immediately upon receipt. All funds deposited into the clearing account are required to be transferred to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the clearing account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the ARC Apartments Whole Loan documents which, provided no event of default is continuing, will be distributed generally in the following order for deposit into the specified accounts or for the specified purposes: tax account, insurance account (if applicable), debt service payments, condominium reserve, replacement reserve, any other amounts due to the lender, and operating expenses; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ARC Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the ARC Apartments Whole Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the interest only debt service coverage ratio on the ARC Apartments Whole Loan being less than 1.20x, and will end, (a) with respect to the event described in clause (i), upon a cure related to the event of default, and (b) with respect to the event described in clause (ii), if the interest only debt service coverage ratio on the ARC Apartments Whole Loan is at least 1.20x for two consecutive calendar quarters.

Initial and Ongoing Reserves.    On the origination date of the ARC Apartments Whole Loan, the borrower funded a reserve of (i) $31,756 for real estate taxes, (ii) $4,872,343 for the 421(a) Tax Reserve, (iii) $481,950 for the parking equipment reserves and (iv) $38,772 for the condominium reserve.

A-3-40

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

Tax Reserves. On each payment date, the borrower is required to deposit reserves of 1/12 of the abated taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserves. Insurance escrows are waived so long as the ARC Apartments Property is covered by an acceptable blanket policy (which is currently maintained) and an event of default has not occurred under the ARC Apartments Whole Loan documents. If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date, the borrower is required to deposit $8,981 into a replacement reserve for capital expenditures.

421(a) Tax Reserves. The borrower sponsor is required to replenish the reserve every six months, up to the then applicable stabilized real estate tax amount, beginning with the initial Outside Date (as defined above) of October 1, 2019. Upon sufficient replenishment of the 421(a) Tax Reserve on or before October 1, 2019, the Outside Date must be extended to January 15, 2020 and every six months thereafter on the condition that the 421(a) Tax Reserve has been sufficiently replenished. These funds are used to fund the 421(a) Tax Reserve in such amount that the 421(a) Tax Reserve always equals the unabated taxes for the following twelve (12) months. Failure to replenish the 421(a) Tax Reserve constitutes a loan default until such time the borrower has sufficiently replenished the reserve. Upon implementation of the 421(a) tax abatement pursuant to evidence acceptable to the lender (in its reasonable discretion), the borrower’s obligation to fund the 421(a) Tax Reserve will cease and the funds remaining in the 421(a) Tax Reserve will be returned to the borrower.

Parking Equipment Reserves. The borrower deposited an upfront deposit of $481,950 in connection with the anticipated purpose of purchasing parking equipment, which purchase was recently completed and the related reserved funds released.

Condominium Reserves. The borrower deposited an upfront deposit of $38,772 to be held as collateral and used by the lender to pay delinquent condominium assessments. Upon the occurrence and or during the continuance of a Trigger Period, the borrower is required to make monthly deposits equal to 1/12 of the amount the lender estimates will be necessary for the next-ensuing 12-months of condominium assessments.

Current Mezzanine or Subordinate Indebtedness.  The ARC Apartments Subordinate A2 Note, with an outstanding principal balance as of the Cut-off Date of $47.0 million, is an interest only loan and accrues interest at an interest rate of 5.10000% per annum. The ARC Apartments B-Note, with an outstanding principal balance as of the Cut-off Date of $45.0 million, is an interest only loan and accrues interest at an interest rate of 5.90000% per annum. The ARC Apartments Subordinate A2 Note is held by SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 14(H). The ARC Apartments B Note is held by SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H).

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-41

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

A-3-42

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

A-3-43

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Alec E. Gores
Borrower:	GCIP Holdings II, LLC
Original Balance:	$55,000,000
Cut-off Date Balance:	$55,000,000
% by Initial UPB:	4.8%
Interest Rate:	5.15000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2019
Maturity Date:	February 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$52,099	$52,099	NAP
Insurance:	$37,007	$4,626	NAP
Replacement:	$0	Springing	$22,787
TI/LC:	$0	Springing	NAP
Lease Sweep:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Beverly Hills, CA
Year Built / Renovated:	1958 / 2014
Total Sq. Ft.:	56,968
Property Management:	The Gores Group LLC
Underwritten NOI:	$4,359,701
Underwritten NCF:	$4,355,143
Appraised Value(3):	$103,400,000
Appraisal Date:	January 3, 2019

Historical NOI(4)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(1)
Most Recent Occupancy:	100.0% (January 31, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(3)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$55,000,000	$965 / $965	53.2% / 53.2%	1.52x / 1.52x	7.9% / 7.9%	7.9% / 7.9%

(1)	The Borrower Sponsor is the founder of The Gores Group, which has a master lease for 100% of the 9800 Wilshire Property and has occupied 100.0% of the space since redevelopment in 2012. In December 2017, The Gores Group, which is the company founded by the borrower sponsor, relocated a portion of its office staff when 75.2% of NRA (42,820 sq. ft.) was sub-leased for a 10.6 year term to Spring Place, a members-only co-working organization. The Gores Group continues to occupy and operate its global headquarters out of the remaining 24.8% of NRA (14,148 sq. ft.) of the 9800 Wilshire Property. The borrower sponsor provided a lease guarantee for the master lease, which expires on December 31, 2034 (five years beyond the loan maturity) and guarantees the payment of the rent due under the master lease, to which the lender and thereby the trust is a third party beneficiary.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	The Appraised Value reflects a “Hypothetical Value With The Gores Group Master Lease” which assumes that The Gores Group LLC (“The Gores Group”) master lease amendment is executed, which was completed in January 2019. The “As-Is” appraised value of $91.1 million, before the execution of the master lease, results in a Cut-off Date LTV Ratio of 60.4%. The appraiser also determined a Dark Value of $81.1 million, which results in a 67.8% Loan-to-Dark-Value.

(4)	Historical NOI is not applicable because the 9800 Wilshire Property was 100% owner-occupied by The Gores Group, an affiliate of the borrower sponsor, prior to the Spring Place lease, which commenced in December 2017 and accounts for 75.2% of net rentable area (“NRA”) and 72.9% of U/W Base Rent. Most Recent NOI was not provided by the borrower sponsor.

A-3-44

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

The Loan. The 9800 Wilshire mortgage loan (the “9800 Wilshire Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Class A, 100% occupied office property and parking garage located in the Golden Triangle in Beverly Hills, California (the “9800 Wilshire Property”). The 9800 Wilshire Loan had an original and an outstanding principal balance as of the Cut-off Date of $55.0 million and accrues interest at an interest rate of 5.15000% per annum. The 9800 Wilshire Loan proceeds were used to refinance existing debt, cover closing costs, fund tax and insurance reserves, pay closing costs and return equity to the borrower. Based on the “Hypothetical Value With The Gores Group Master Lease” appraised value of $103.4 million as of January 3, 2019, the Cut-off Date LTV Ratio is 53.2%. The appraiser determined a Dark Value of $81.1 million, which results in a 67.8% Loan-to-Dark-Value. The most recent financing of the 9800 Wilshire Loan was included in the MSBAM 2014-C18 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	100.0%	Loan Payoff	$31,486,292	57.2%
			Upfront Reserves	89,106	0.2
			Closing Costs	1,467,596	2.7
			Return of Equity	21,957,006	39.9
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower under the 9800 Wilshire Loan is GCIP Holdings II, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor is Alec E. Gores, ranked as the number 368 of a business magazine’ list of 400 Richest Americans with a net worth reported by the business magazine of approximately $2.0 billion as of June 2017. Mr Gores is the founder, chairman and chief executive officer of The Gores Group, a global investment firm that has operated its global headquarters at the 9800 Wilshire Property since acquisition and redevelopment of the site between 2012 and 2014. See “The Property” and “Tenants” section herein for additional information.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent(1)	Lease Expiration
Spring Place(2)	NR / NR / NR	42,820	75.2%	$79.87	72.9%	6/30/2028
The Gores Group(3)	NR / NR / NR	14,148	24.8	$90.00	27.1	12/31/2034
Total / Wtd. Avg. Occupied		56,968	100.0%	$82.39	100.0%
Vacant		0	0.0
Total / Wtd. Avg.		56,968	100.0%

(1)	Information obtained from the underwritten rent roll dated January 31, 2019.

(2)	Spring Place occupies its space pursuant to a sub-lease from The Gores Group. See “Tenants” herein for additional information.

(3)	The Gores Group master leases 100.0% of the 9800 Wilshire Property, but only occupies 14,148 sq. ft. of the net rentable area as represented above.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	1	42,820	75.2%	42,820	75.2%	$79.87	72.9%	72.9%
Thereafter	1	14,148	24.8%	56,968	100.0%	$90.00	27.1%	100.0%
Vacant	NAP	0	0.0%	56,968	100.0%	NAP	NAP
Total / Wtd. Avg.(4)	2	56,968	100.0%			$82.39	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2019.

A-3-45

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

The 9800 Wilshire Property is located in the city of Beverly Hills in California and is comprised of a three-story, Class A office project contained within two freestanding buildings connected by an elevated walkway. The 9800 Wilshire Property contains a total of 56,968 sq. ft. of office space mainly contained within the 9800 Wilshire Boulevard building and approximately 24.8% of net rentable area (14,148 sq. ft.) contained in the 121 South Spalding Drive building. The 121 South Spalding Drive building also features a 132-space parking garage (2.32 spaces per 1,000 sq. ft.) across two subterranean levels and three above-grade levels.

The 9800 Wilshire Property was originally constructed in 1958 and purchased by the borrower sponsor in February 2012 for $24,175,000 as a vacant office building at 9800 Wilshire Boulevard and a parking garage at 121 South Spalding Drive. Since 2012, the borrower sponsor spent an additional $61,825,000 to gut renovate and rebuild the office building and to demolish and replace the parking garage with the new structure. The 9800 Wilshire Property features a double layer glass curtain wall with integrated LED lighting which illuminates the building at night. The building also includes a fully equipped restaurant, a two-level skywalk and an outdoor rooftop deck, custom perforated metal awnings and 2,055 sq. ft. of rooftop terrace area. The borrower sponsor’s total cost basis is approximately $86,000,000 ($1,510 PSF), thereby approximately $31,000,000 of equity remains at loan closing.

Tenants.

The Gores Group (Master Lease: 56,968 sq. ft. 100.0% NRA and of U/W Base Rent, Exp 12/31/2034; Occupancy: 14,148 sq. ft.; 24.8% of NRA; 27.1% of U/W Base Rent). The Gores Group, founded in 1987 by the borrower sponsor, is a global investment firm focused on acquiring controlling interests in businesses across numerous industries, including technology; communication; telecommunications; cable, satellite, business services; consumer and retail with a focus on apparel; healthcare; industrial sectors; media with a focus on radio, television, and music in particular; food products; and commercial security and safety services, residential security and personal safety services. Since its founding, The Gores Group has undertaken 120 transactions, investing over $4.0 billion in equity capital and specializing in mergers and acquisitions, buyouts and spin-offs of pooled investment vehicles, including the acquisition of Hostess in 2016.

The 9800 Wilshire Property is 100.0% master leased by The Gores Group, a global private equity firm that was founded by the borrower sponsor. The Gores Group occupied the entire 9800 Wilshire Property from 2014 to late-2017, until relocating a portion of its office staff and subleasing 75.2% of NRA (42,820 sq. ft.) to Spring Place. The Gores Group continues to occupy and operate its global headquarters out of the remaining 24.8% of NRA (14,148 sq. ft.) of the 9800 Wilshire Property.

In January 2019, The Gores Group entered into an amendment of the existing master lease to extend the term through 2034, five years beyond the loan maturity. The master lease rent obligation equals $4,693,439, which is the aggregate of the total rent payable by Spring Place (which is offset by any rent payments made by the subtenant) and the existing rent paid by The Gores Group under the master lease. The borrower sponsor provided a lease guaranty for the master lease, guarantying the payment of the master rent due under the master lease to which the lender and thereby the trust is a third party beneficiary.

Spring Place (Sublease and Occupancy: 42,820 sq. ft.; 75.2% of NRA; 72.9% of U/W Base Rent, Exp. 6/30/2028). Spring Place is a collaborative workspace organization with members in the fashion, art, business and entertainment industries. The concept for Spring Place originated in New York in 2016 and the space at the 9800 Wilshire Property represents Spring Place’s second location. The Spring Place buildout at the 9800 Wilshire Property features shared and private workspaces, conference rooms, lounge, showroom space, phone booths, a restaurant with a large, shady olive tree at its center and a 2,055 sq. ft. rooftop deck space overlooking the cityscape of downtown Los Angeles. Spring Place offers a full wellness program including mindfulness programming, specialized food and food and beverage offerings, among other amenities. According to the appraisal, the nearest competitor for Spring Place is considered Soho House.

Spring Place occupies its space pursuant to a 127-month sublease with rent commencement on December 1, 2017 and expiration on June 30, 2028. The Spring Place initial rent of $76.80 PSF is below market. The landlord did not provide any tenant improvement amounts. Spring Place invested approximately $9.0 million ($210 PSF) in its space over the first 11 months following commencement, having opened for business in October 2018. Spring Place is required to maintain a $4.0 million letter of credit from a national bank for the duration of the lease to cure any defaults.

Environmental Matters. According to a Phase I environmental site assessment dated May 16, 2018, there is a recognized environmental condition at the 9800 Wilshire Property due to lack of documentation from the 1937 to 1957 development of a gas station at the 9800 Wilshire Property. The borrower sponsor provided a secured lender environmental policy from Steadfast Insurance Company with the lender as the named insured, with per incident and aggregate limits of $1,000,000 and a $25,000 per incident self-insured retention, and with a term that extends approximately three years beyond the loan term. The policy premium was paid in full at closing.

The Market. The 9800 Wilshire Property is located in the city of Beverly Hills and is part of the West Los Angeles area of the Greater Los Angeles Market and the Beverly Hills Triangle submarket. Talent agencies, media, finance and law firms are among the concentrated industries in the area. The 9800 Wilshire Property, located on the southwest corner of Wilshire Boulevard and South Spalding Drive, is within walking distance to numerous retail centers, restaurants, and five star hotels, including Rodeo Drive, which is a destination retail corridor within the Golden Triangle. According to the appraisal, the Beverly Hills Triangle submarket has a vacancy rate of 10.3% as of the third quarter of 2018. The average asking rent over the same period was $65.40 PSF for the overall office market and $69.24 PSF for the class A office market.

A-3-46

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

The appraiser identified eight comparable lease transactions ranging from $74.40 to $102.60 PSF. The appraisal concluded to a market rent of $79.04 PSF for the office on floors one and two and $92.52 PSF for the third floor space.

Office Comparables(1)
Property Name Address, City, State	Office Area (NRA)	Year Built/Renovated	Number of Stories	Tenant	Lease Start	Lease Term (years)	Rent PSF
9800 Wilshire 9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA	56,968(2)	1958 / 2014	3	NAP	NAP	NAP	$82.39(2)
Wilshire Beverly Center 9465 Wilshire Blvd Beverly Hills, CA	186,269	1961 / 1996	9	The Gersh Agency	June 2019	6.0	$78.00
9601 Wilshire 9601 Wilshire Blvd Beverly Hills, CA	309,987	1962 / 1988	9	William Morris Endeavor Entertainment	September 2018	9.0	$74.40
The Crescent 9355 Wilshire Blvd Beverly Hills, CA	40,708	2006 / NAP	4	Torrey Pines Bank	July 2018	8.0	$102.60
100 Wilshire 100 Wilshire Boulevard Santa Monica, CA	247,247	1968 / 2015	21	Office Tenant	June 2018	5.3	$93.00
100 Wilshire 100 Wilshire Boulevard Santa Monica, CA	247,247	1968 / 2015	21	Office Tenant	May 2018	5.3	$93.00
Multi-Tenant Office 9595 Wilshire Boulevard Beverly Hills, CA	162,643	1972 / 2014	10	Oaktree Capital Management	May 2018	7.4	$93.00
Multi-Tenant Office 9665 Wilshire Boulevard Beverly Hills, CA	171,114	1972 / 1993	10	Snail Games	May 2018	8.0	$80.40
Multi-Tenant Office 9595 Wilshire Boulevard Beverly Hills, CA	162,643	1972 / 2014	10	Bank of Hope	April 2018	6.0	$78.60
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated January 31, 2019.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W (PSF)(2)
Base Rent	$4,693,439	$82.39
Contractual Rent Steps(3)	187,871	3.30
Gross Up Vacancy	0	0.00
Gross Potential Rent	$4,881,310	$85.69
Total Reimbursement Revenue	349,496	6.13
Signage Income	374,400	6.57
Parking Income	329,472	5.78
Net Rental Income	$5,934,678	$104.18
Vacancy & Credit Loss(4)	(392,310)	(6.89)
Effective Gross Income	$5,542,368	$97.29
Total Expenses	$1,182,667	$20.76
Net Operating Income	$4,359,701	$76.53
TI/LC and Capital Expenditures	4,557	0.08
Net Cash Flow	$4,355,143	$76.45

(1)	Historic cash flow information is not available because prior to the Spring Place sublease that commenced in December 2017, the 9800 Wilshire Property was 100% owner-occupied by The Gores Group and financial information is not applicable. TTM cash flow information was not provided by the borrower sponsor.

(2)	Calculated based on the total sq. ft. at the 9800 Wilshire Property.

(3)	Includes contractual rent increases through January 31, 2020.

(4)	The U/W Vacancy & Credit Loss is 7.5% based on the appraiser’s assumption.

A-3-47

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

Property Management. The 9800 Wilshire Property is managed by The Gores Group LLC, an affiliate of the borrower sponsor.

Lockbox and Cash Management. The 9800 Wilshire Loan is structured with a hard lockbox and springing cash management. The lockbox account was established by the borrower upon the origination of the 9800 Wilshire Loan for the sole and exclusive benefit of the lender. The borrower is required to deposit, or cause to be deposited, into the lockbox account all revenue generated by the 9800 Wilshire Property. Funds on deposit in the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a 9800 Wilshire Trigger Period (as defined below) exists, in which case the funds are required to be transferred on each business day to the cash management account, as described below, and applied to payment of tax and insurance escrows as described below under “Initial and Ongoing Reserves,” debt service on the 9800 Wilshire Loan, if a Reserve Trigger Period (as defined below) exists, replacement reserves and TI/LC reserves as described below under “Initial and Ongoing Reserves,” operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, with any remainder to be deposited (i) during a Lease Sweep Period (as defined below) into the lease sweep account, to the extent described below, and (ii) otherwise, to be held as additional security for the 9800 Wilshire Loan during the continuation of such Trigger Period.

Upon the first occurrence of a 9800 Wilshire Trigger Period, the lender, on the borrower’s behalf, is required to establish an eligible cash management account with the lender or the servicer, as applicable, in the name of the borrower for the sole and exclusive benefit of the lender.

A “9800 Wilshire Trigger Period” will commence upon the occurrence and continuance of (i) an event of default (and will expire when the event of default is cured and such cure is accepted by the lender), (ii) the interest only debt service coverage ratio being less than 1.20x (and will expire when the interest only debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters) or (iii) a Lease Sweep Period has occurred and is continuing.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) June 30, 2027 with respect to the Spring Place lease (i.e., 12 months prior to the expiration of the Spring Place lease) or (ii) with respect any other Sweep Lease (as defined below) the date that is 12 months prior to the expiration of such Sweep Lease or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) if a Sweep Tenant has ceased operating its business at the 9800 Wilshire Property (i.e., “goes dark”) at substantially all of its space at the 9800 Wilshire Property, or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to “go dark” (provided if such notice identifies a go-dark date, the Lease Sweep Period will not commence prior to 12 months prior to such intended date); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent.

A Lease Sweep Period will end once the applicable event that triggered such Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the loan documents (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments).

A “Sweep Lease” means the Spring Place lease and any replacement lease covering a majority of the space currently demised under such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Initial and Ongoing Reserves. At origination of the 9800 Wilshire Loan, the borrower funded reserves of (i) $52,099 for real estate taxes and (ii) $37,007 for insurance.

Tax Reserve. On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, which currently equates to approximately $52,099 per month.

Insurance Reserve. On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable over the next-ensuing 12-month period, which currently equates to approximately $4,626 per month.

A-3-48

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

Replacement Reserve. On a monthly basis, during the continuance of a Reserve Trigger Period (as defined below), the borrower is required to escrow for replacement reserves of approximately $949 monthly (approximately $0.20 PSF annually), subject to a cap of $22,787 (approximately $0.40 PSF).

TI/LC Reserve. On a monthly basis, during the continuance of a Reserve Trigger Period, the borrower is required to escrow for tenant improvement and leasing commission reserves of approximately $4,747 monthly (approximately $1.00 PSF annually).

A “Reserve Trigger Period” will commence if, as of any calendar quarter, the interest only debt service coverage ratio is less than 1.25x and will expire when the interest only debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness. None.

Future Subordinate OR Mezzanine Indebtedness. None.

Partial Release. None.

A-3-49

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

A-3-50

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

A-3-51

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor(1):	Joseph J. Sitt
Borrowers:	Thor 5202 Ben White LLC; Thor 5202 Ben White TIC LLC
Original Balance:	$43,000,000
Cut-off Date Balance:	$43,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.83000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	March 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)(3)
	Initial	Monthly	Cap
Taxes:	$28,215	$14,108	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$5,096	$122,315
TI/LC:	$0	Springing	$4,000,000
Condo:	$11,799	$11,799	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Austin, TX
Year Built / Renovated:	1984 / 2017-2019
Total Sq. Ft.:	244,630
Property Management:	Riverside Resources Property Management, Ltd.
Underwritten NOI(4):	$4,226,703
Underwritten NCF:	$4,165,545
Appraised Value(5):	$68,500,000
Appraisal Date:	April 1, 2019

Historical NOI(6)
Most Recent NOI(4):	$1,142,210 (December 31, 2018)
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy(7):	91.2% (December 6, 2018)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(5)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$43,000,000	$176 / $176	62.8% / 62.8%	2.01x / 1.98x	9.8% / 9.7%	9.8% / 9.7%
(1)	The Borrower Sponsor is affiliated with the borrower sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Atlantic Gardens, which has a Cut-off Date Balance of $15.0 million.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	In addition to the above reserves, at origination the seller of the 5202 Ben White Property (as defined below) deposited into an escrow with a title company $8,184,013, which represents 110% of the estimated costs of the remaining budgeted tenant improvements and other work yet to be completed for the largest tenant, the City of Austin, under two of its leases (representing 137,274 sq. ft. and 60.8% of underwritten annual base rent) and an additional $1,153,322 was deposited into an escrow with a title company for gap rent and operating expenses under such City of Austin leases from the origination date of February 13, 2019 through June 30, 2019. The seller is obligated to complete the work, which has an estimated completion date in April 2019. Rent under such two leases commences on the earlier of the date the tenant improvement work and other work is substantially complete or the date the tenant opens for business in the premises. Such escrows are not held under the loan documents.

(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to new leasing at the 5202 Ben White Property (as defined below) following the gut renovation which began in 2017 with the first tenant taking occupancy in December 2017.

(5)	The Appraised Value is an “As Stabilized” value which assumes that the renovation has been completed and the City of Austin is in full occupancy and paying rent. The “As Is” appraised value as of December 10, 2018 is $67.1 million, resulting in a Cut-off Date LTV Ratio and Balloon LTV of 64.1%.

(6)	Historical NOI and Historical Occupancy are not applicable prior to 2018 because the 5202 Ben White Property (as defined below) underwent a gut renovation which began in 2017.

(7)	The Most Recent Occupancy is inclusive of 137,274 sq. ft., which the City of Austin is expected to take occupancy of after the completion of its build out as described above.

A-3-52

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

The Loan. The 5202 Ben White mortgage loan (the “5202 Ben White Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a newly renovated office building located in Austin, Texas (the “5202 Ben White Property”). The 5202 Ben White Loan had an original and an outstanding principal balance as of the Cut-off Date of $43.0 million and accrues interest at an interest rate of 4.83000% per annum. The 5202 Ben White Loan proceeds along with sponsor equity and seller renovation and gap rent credit were used to purchase the 5202 Ben White Property, fund reserves and pay closing costs. Based on the “As Stabilized” appraised value of $68.5 million as of April 1, 2019, the Cut-off Date LTV Ratio is 62.8%. The most recent financing of the 5202 Ben White Loan was not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,000,000	56.1%	Purchase Price	$66,200,000	86.4%
Sponsor Equity	24,250,708	31.7	Upfront Reserves	40,014	0.1
Seller Renovation/Gap Rent Credit	9,337,335	12.2	Seller Renovation/Gap Rent Credit	9,337,335	12.2
			Closing Costs	1,010,694	1.3
Total Sources	$76,588,043	100.0%	Total Uses	$76,588,043	100.0%
(1)	Seller Renovation Credit/Gap Rent Credit was deposited in escrow and consists of 110% of the estimated remaining budgeted tenant improvements and other work yet to be completed under two leases with the City of Austin (covering suites 400, 450, 500, 550, 600 and B1 and representing 137,274 sq. ft. of space and 60.8% of underwritten rent) and gap rent and operating expenses for such two City of Austin leases for the period from the origination date of February 13, 2019 through June 30, 2019. The seller of the 5202 Ben White Property is obligated to complete the work no later than June 30, 2019. The leases do not provide an express deadline for completion of the work, and tenant has no express termination rights in connection with any failure to complete the work by a specific date. The estimated completion date of the work is in April 2019.

The Borrower / Borrower Sponsors. The borrowers are Thor 5202 Ben White LLC and Thor 5202 Ben White TIC LLC, as tenants in common. Each borrower is a Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Joseph J. Sitt, the founder and Chairman of Thor Equities Group. Thor Equities Group owns property in urban markets throughout the United States, Europe, Canada and Latin America with portfolio transactions and a development pipeline consisting of 160 properties and 20 million sq. ft. worldwide. Thor Equities Group is based in New York City with offices in London, Paris, Mexico City, New York and Chicago.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Suites	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

City of Austin(2)(3)(4)	AAA / Aaa / AAA	400/450/500/550/B1	127,406	52.1%	$18.95	56.3%	3/31/2026
City of Austin(4)	AAA / Aaa / AAA	300/350	59,494	24.3%	$18.00	25.0%	5/31/2025
City of Austin(3)(4)	AAA / Aaa / AAA	600	9,868	4.0%	$19.25	4.4%	3/31/2026
Subtotal - City of Austin			196,768	80.4%	$18.68	85.7%
The Consulate of Mexico(5)	BBB+ / A3 / A-		26,317	10.8%	$23.28	14.3%	11/30/2032
Total / Wtd. Avg. Occupied			223,085	91.2%	$19.22	100.0%
Vacant			21,545	8.8%
Total			244,630	100.0%

(1)	Based on the underwritten rent roll dated December 6, 2018.

(2)	Suite B1 consists of 5,000 sq. ft. of storage space with an U/W Base Rent PSF of $11.50 PSF.

(3)	The City of Austin has three separate leases. With respect to two of the leases, representing 137,274 sq. ft. of its space across six suites (400/450/500/550/B1/600) and 60.8% of Total U/W Base Rent, the related seller is completing tenant improvement and other work, and the tenant is not yet in occupancy or paying rent. Tenant obligations to pay rent under the leases will commence upon the earlier of the date the tenant improvement work and other work is substantially complete, which is estimated to be in April 2019, or the date tenant opens for business in the premises. The lease expiration date of March 31, 2026 set forth above for such two leases assumes that rent will commence in April 2019.

(4)	In the event the City of Austin governing body does not appropriate, budget, and approve sufficient funding to cover the City of Austin’s monetary obligations under the lease, the lease will terminate automatically on the last day of the fiscal year for which sufficient funds were budgeted.

(5)	In the event the United States government orders or requires The Consulate of Mexico office in Austin, Texas to close or cease operating, the tenant, The Consulate of Mexico, will have the right to terminate its lease with at least three months’ written notice to the landlord.

A-3-53

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	1	59,494	24.3%	59,494	24.3%	$18.00	25.0%	25.0%
2026	1	137,274	56.1%	196,768	80.4%	$18.97	60.7%	85.7%
2027	0	0	0.0%	196,768	80.4%	$0.00	0.0%	85.7%
2028	0	0	0.0%	196,768	80.4%	$0.00	0.0%	85.7%
2029	0	0	0.0%	196,768	80.4%	$0.00	0.0%	85.7%
Thereafter	1	26,317	10.8%	223,085	91.2%	$23.28	14.3%	100.0%
Vacant	NAP	21,545	8.8%	244,630	100.0%	NAP	NAP
Total / Wtd. Avg.	3	244,630	100.0%			$19.22	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The 5202 Ben White Property is located in Austin, Texas and consists of 244,630 sq. ft. of net rentable area within a two-story office building. The 5202 Ben White Property, situated on approximately 21.93 acres, was constructed in 1984 and gut renovated beginning in 2017. The 5202 Ben White Property is part of a condominium regime (the “Sub-Condominium”) of which the borrower purchased all units except for Unit 2 (61,396 sq. ft.) of the Sub-Condominium and will control all decisions related to the Sub-Condominium. The Sub-Condominium is a part of a master condominium regime referred to as “5200 Ben White Condominiums” (the “Master Condominium”) consisting of three separate buildings and land parcels, one of which is the building and land parcel comprising the Sub-Condominium. The borrowers do not control the Master Condominium. The 5202 Ben White Property has pursuant to the appraisal delivered in connection with the loan, 971 parking spaces, which equates to a parking ratio of 4.0 parking spaces per 1,000 sq. ft. As of December 6, 2018, the 5202 Ben White Property was 91.2% leased to two investment grade tenants.

The 5202 Ben White Property was originally developed for Advanced Micro Devices, Inc. (“AMD”) to manufacture computer chips, and was later sold to Spansion (a subsidiary of Cypress Semiconductor). The seller acquired the 5202 Ben White Property in 2017 and began repurposing the building into office space with new HVAC, roof, corridors, restrooms, parking lots, windows, utility connections, elevators, multiple office lobbies and modern finishes. The 5202 Ben White Property is currently under renovation, which began in early 2017, converting the facility from a semi-conductor manufacturer to a multi-tenant office building in two phases. Phase I included full demolition of the interior to the structural shell with removal of the prior tenant’s equipment and build back of two tenant spaces on the east side as well as new roof and mechanical installations. Currently, the tenants on the Phase I side are The Consulate of Mexico (Suite 150) and the City of Austin (Suites 300/350) on the north side of the building. The remainder of the building along the west side is under construction with the Phase II tenant improvement work, which includes installing new storefront entries and windows to the exterior, converting the freight elevator to a service type and completing the interior tenant finishes. The Phase II estimated completion date is in April 2019.

At loan origination, approximately $8.2 million (110% of the estimated amount) from the seller of the 5202 Ben White Property was escrowed for the remaining renovation work (the “Work”), pursuant to an escrow agreement among the seller, the borrowers and the title company engaged in connection with the sale of the Mortgaged Property (the “Escrow Agreement”), to which the lender is a third party beneficiary. Pursuant to the Escrow Agreement, the seller is obligated to complete the Work by June 30, 2019. Additionally, the seller funded an approximately $1.2 million upfront gap rent escrow with the title company, which consists of approximately $991,914 for base rent plus approximately $161,407 for operating expenses for the two City of Austin leases until the earlier of (i) the date that the City of Austin’s rental obligation commences under the applicable leases and (ii) June 30, 2019. The City of Austin leases have no termination options for failure of the seller to complete the Work; however rent does not commence until the Work is completed or the tenant opens for business in its premises. Pursuant to the Escrow Agreement, if the seller fails to complete the Work, and the rent commencement date under the two City of Austin leases has not commenced, by June 30, 2019, the lender has the option to require the borrowers to complete the remainder of the Work, and cause the remainder of the escrows to be deposited in reserve with the lender. Pursuant to the loan documents, the borrowers have agreed that they will (or will cause the seller to) complete the Work in a good and workmanlike manner and that the Work will be “substantially complete” (as defined in the leases) on or before June 30, 2019; provided that, if the seller fails to complete the Work on or before June 30, 2019, the borrowers are permitted to complete the Work on or before August 31, 2019 without the occurrence of an event of default if and only if (i) the lender is reasonably satisfied such failure was not due to any act or omission of the borrowers, the non-recourse carveout guarantor, or their affiliates, (ii) on or before June 30, 2019, the borrowers either (A) cause the City of Austin to deliver an estoppel in substantially the form delivered to the lender at origination or (B) provide evidence that such tenant shall not terminate, cancel, or exercise any other remedies under, its lease in connection with the failure of the Work to be completed prior to August 31, 2019, (iii) the borrowers deliver to the lender on or before July 5, 2019 a deposit sufficient to complete

A-3-54

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

the Work (less any amount received by the lender under the Escrow Agreement being held for the completion of the Work) together with rent and operating expenses under the two City of Austin leases for the expected remaining period prior to rent commencement, and (iv) no event of default is continuing. Further, the borrowers will be required to fund a reserve with the lender if the lender determines (at any time) that the title company is not holding sufficient funds for all Work and the gap rent under the applicable City of Austin leases. Upon completion of the Work in part or whole, and satisfaction of disbursements conditions, related funds held under the Escrow Agreement or otherwise reserved are required to be released to pay for the cost of the Work.

Tenants.

City of Austin (196,768 sq. ft.; 80.4% of NRA, 85.7% of U/W Base Rent) Located in Central Texas along the eastern edge of the American Southwest, Austin is the capital of the state of Texas. Austin is administered by an 11-member city council (10 council members elected by geographic district plus a mayor elected at large). The council is accompanied by a hired city manager under the manager-council system of municipal governance. The following divisions of The City of Austin’s municipal government are expected to be operated out of the 5202 Ben White Property: Human Resources Department, Code Compliance Department, Austin Energy, Department of Development Service, Economic Development Department, Public Health Department, and Corridor Program Office. The City of Austin currently leases the following suites at the 5202 Ben White Property pursuant to three separate leases: 300, 350, 400, 450, 500, 550, 600 and B1. The first lease consists of 59,494 sq. ft. and commenced in June 2018, under an initial 7-year term. Additional leases consisting of 137,274 sq. ft. across the remaining six suites and representing 60.8% of underwritten rent will commence upon the earlier to occur of (i) the date that the Work is substantially complete in the premises (estimated in April 2019) and (b) the date that the tenant opens for business in the premises. The City of Austin has two, 7-year extension options on six suites totaling 137,274 sq. ft. In addition, the City of Austin will be entitled to 768 parking spaces. The City of Austin may terminate its leases if the city does not appropriate sufficient funds to pay rent.

The Consulate of Mexico (26,317 sq. ft.; 10.8% of NRA; 14.3% of U/W Base Rent) The Consulate of Mexico occupies one suite under a 15-year term that expires November 30, 2032. In addition, the tenant is entitled to 150 surface parking spaces. In the event the United States government orders or requires The Consulate of Mexico office in Austin, Texas to close or cease operating, the tenant will have the right to terminate its lease with at least three months’ written notice to the landlord.

Environmental Matters. A Phase I environmental site assessment dated November 2, 2018, revealed no evidence of recognized environmental conditions and recommended no further investigation at the 5202 Ben White Property.

The Market. The 5202 Ben White Property is bound on the south side by Ben White Boulevard, east side by Alvin Devane Boulevard, and the north side by East Oltorf Street. Additionally, the 5202 Ben White Property is approximately 1.5 miles east of the interchange of I-35 and State Highway 71, which provides direct access to Austin’s central business district and the greater Austin area. The area is primarily surrounded by single family, multifamily residential neighborhoods, office, and some retail development. Located North of the 5202 Ben White Property is a prominent retail corridor, which includes a diverse mix of local and national tenants such as Walgreens, Chipotle Mexican Grill, 7-Eleven, Planet Fitness, CVS, MOD Pizza, Pho Please and Rosita’s Al Pastor, among others. Government is currently the submarket’s largest industry, with the Internal Revenue Service occupying over 800,000 sq. ft. and the State of Texas occupying over 180,000 sq. ft. Oracle recently completed a 500,000 sq. ft. campus along East Riverside Drive, where the company has announced that it plans to eventually have as many as 10,000 employees. The 5202 Ben White Property has direct transportation access to major highways (TX-71 and I-35) and the Austin Airport, as well as close proximity to housing markets.

According to the appraisal, the 5202 Ben White Property is located in the Southeast office submarket within the Austin metro area. As of the third quarter of 2018, the Southeast submarket consisted of approximately 5.2 million sq. ft. of office space with an overall vacancy rate of 13.3% and an average asking rent of $25.07 PSF. The appraisal identified five comparable office leases which commenced between March 2017 and December 2018. The annual rent PSF ranged from $15.00 to $25.00 PSF for a weighted average annual rent PSF of $21.22.

A-3-55

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

Office Comparables(1)
Property Name Address, City, State	Office Area (NRA)	Year Built/Renovated	Number of Stories	Tenant	Tenant SF	Lease Start	Lease Term (months)	Rent PSF
5202 Ben White 5202 East Ben White Boulevard Austin, TX	244,630(2)	1984 / 2017-2019	2	NAP	NAP	NAP	NAP	$19.22(2)
Forum Park 2211 South Interstate Austin, TX	43,897	1981	4	Kennard Law	2,049	October 2017	120	$15.00
IBEW Building 4818 East Ben White Austin, TX	26,265	1972	3	A&J Moving and Contracting LLC	1,500	September 2017	60	$19.29
Met Center Building 13 7701 Metropolis Drive Austin, TX	213,600	2016	2	Seton	28,800	September 2017	73	$20.44
The Park on Barton Creek 3700 & 3711 South MoPac Austin, TX	205,195	2007	5	Bickerstaff	19,795	March 2017	62	$25.00
Bergstrom Technology 6800 Burleson Road Austin, TX	274,231	1984	2	Asking Rent	14,963	December 2018	60	$18.75
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated December 6, 2018.

Cash Flow Analysis.

	Cash Flow Analysis(1)
	2018	U/W	U/W (PSF)
Base Rent	$1,225,737	$4,535,035	$18.54
Contractual Rent Steps(2)	0	41,999	0.17
Credit Rent Steps(3)	0	353,319	1.44
Gross Potential Rent	$1,225,737	$4,930,353	$20.15
Total Reimbursement Revenue	323,600	2,589,427	10.59
Other Income	1,200	0	0.00
Net Rental Income	$1,550,538	$7,519,779	$30.74
Vacancy & Credit Loss	0	(375,989)	(1.54)
Effective Gross Income	$1,550,538	$7,143,790	$29.20
Total Expenses	$408,328	$2,917,088	$11.92
Net Operating Income(4)	$1,142,210	$4,226,703	$17.28
TI/LC and Capital Expenditures	0	61,158	0.25
Net Cash Flow	$1,142,210	$4,165,545	$17.03
(1)	Historical Net Operating Income prior to 2018 is not applicable because the 5202 Ben White Property underwent a gut renovation which began in 2017.

(2)	Includes contractual rent increases through December 31, 2019.

(3)	Credit rent steps reflect the average rent for the City of Austin over the term of the 5202 Ben White Loan.

(4)	The increase from 2018 Net Operating Income to U/W Net Operating Income is primarily attributable to new leasing at the 5202 Ben White Property following the gut renovation which began in 2017 with the first tenant taking occupancy in December 2017.

Property Management. The 5202 Ben White Property is managed by Riverside Resources Property Management, Ltd.

Lockbox and Cash Management. The 5202 Ben White Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct tenants to deposit all revenue generated by the 5202 Ben White Property into the lockbox account and to deposit any revenues received by the borrowers or property manager into the lockbox within two business days of receipt. If no Trigger Period (as defined below) exists, all funds in the lockbox account will be transferred into the borrowers’ operating account on a daily basis. Following the occurrence of and during the continuance of a Trigger Period all funds in the lockbox account are required to be swept on a daily basis to a cash management account controlled by the lender and applied to payment of tax, insurance and condominium escrows as described below under “Initial and Ongoing Reserves,” debt service on the 5202 Ben White Loan, replacement reserves and TI/LC reserves as described below under “Initial and Ongoing Reserves,” operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, with any remainder to be deposited (i) during a Lease Sweep Period (as defined below) into the TI/LC reserves, to the extent described below, and (ii) otherwise, to be held as additional security for the 5202 Ben White Loan during the continuation of such Trigger Period.

A-3-56

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

A “Trigger Period” will exist upon the occurrence and during the continuance of (i) an event of default (and will expire when the event of default is cured), (ii) a Low Debt Service Period (as defined below) or (iii) a Lease Sweep Period (as defined below).

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.15x as of the end of any calendar quarter and will end upon (i) (A) the interest only debt service coverage being at least 1.20x for two consecutive calendar quarters or (B) delivery by the borrowers to the lender of either (x) funds for deposit into the cash collateral account in an amount which, if applied to prepay the outstanding principal balance of the 5202 Ben White Loan would cause the interest only debt service coverage ratio to be at least 1.20x (the “Debt Service Coverage Maintenance Amount”) or (y) a letter of credit in an amount equal to the Debt Service Coverage Maintenance Amount. Such cash or letter of credit will be released to the borrowers if the interest only debt service coverage ratio is at least 1.20x for two consecutive calendar quarters without giving effect to such cash or letter of credit.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (i) upon the early termination, cancellation or surrender of a Sweep Lease (as defined below) (except for any termination, cancellation or surrender of the Sweep Lease space located in the basement known as Suite B1) or upon the borrowers’ receipt of notice by a Sweep Tenant (as defined below) effecting an early termination, cancellation or surrender of its Sweep Lease, (ii) if a Sweep Tenant has ceased operating its business (i.e., “goes dark”) at substantially all of its space (provided that going dark solely in the Sweep Lease space located in the basement known as Suite B1 will not commence a Lease Sweep Period), (iii) upon a default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (iv) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or (v) upon a decline in the credit rating of the Sweep Tenant (or its parent entity) below “BBB-” or equivalent by any of the rating agencies.

A Lease Sweep Period will end upon the first to occur, as applicable, (i) in the case of the clause (i) or (ii) of the paragraph above, the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” which provide for aggregate base rent and additional rental rates at least equal to the unabated base rental and additional rental rates contained in the applicable Sweep Lease for the applicable Sweep Lease premises, and sufficient funds have been accumulated in the TI/LC reserve to cover all anticipated leasing expenses, free rent periods, and operating expenses shortfalls in connection with such qualified lease, (ii) in the case of clause (i) or (ii) of the paragraph above, the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” at a rent sufficient to achieve at least a 1.50x interest only debt service coverage ratio, and sufficient funds have been accumulated in the TI/LC reserve to cover all anticipated leasing expenses, free rent periods, and operating expenses shortfalls in connection with such qualified lease; (iii) in the case of clause (ii) of the paragraph above, the applicable Sweep Tenant has re-opened in its premises and continuously operates for at least 60 days, (iv) in the case of clause (iii) of the paragraph above, the applicable Sweep Lease default has been cured and no other default under such Sweep Lease occurs (beyond any applicable notice and cure periods) for a period of three consecutive months, (v) in the case of clause (iv) of the paragraph above, the applicable insolvency proceeding has terminated and/or the Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, (vi) in the case of clause (v) of the paragraph above, the applicable tenant’s (or parent’s) credit rating is restored to at least “BBB-” or its equivalent by the relevant rating agencies, (vii) in the case of clause (iii) (other than in connection with an Isolated Default (defined below)), (iv) or (v) of the paragraph above, an amount equal to or greater than $4,000,000 has been collected in the TI/LC reserve (or the borrowers have delivered to the lender a $4,000,000 letter of credit satisfying relevant lender and rating criteria) and/or (viii) in the case of a Lease Sweep Period under clause (iii) of the paragraph above, solely to the extent that the applicable default is not reasonably likely to result in and/or be indicative of the reasonably likely future occurrence of a default under another Lease Sweep Lease with the same tenant or an affiliate of such tenant (an “Isolated Default”), the borrowers deliver a letter of credit in the amount of $4,000,000 multiplied by a fraction (the “Applicable Fraction”), the numerator of which is the sq. ft. of the Sweep Lease space (prior to any surrender or termination thereof) demised pursuant to the applicable Sweep Lease and the denominator of which is the sq. ft.age of all Sweep Lease space or (y) funds in the rollover account will equal or exceed $4,000,000 multiplied by the Applicable Fraction.

A “Sweep Lease” means (a) the lease for Suites 300/350 with the City of Austin totaling 59,494 sq. ft., (b) the lease for Suites 400/450/500/550/B1 with the City of Austin totaling 127,406 sq. ft., (c) the lease for Suite 600 with the City of Austin totaling 9,868 sq. ft. and/or (d) any replacement lease covering a majority of the space currently demised under any of the leases listed in clause (a)–(c).

A “Sweep Tenant” means a tenant under a Sweep Lease or its direct or indirect parent company (if any).

Initial and Ongoing Reserves. At origination of the 5202 Ben White Loan, the borrowers funded reserves of (i) $28,215 for real estate taxes and (ii) approximately $11,799 for condominium fees.

Tax Reserve. On a monthly basis, the borrowers are required to escrow reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, which currently equates to approximately $14,108.

A-3-57

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

Insurance Reserve. Insurance escrows are waived so long as the 5202 Ben White Property is covered by an acceptable blanket insurance policy (which is currently in place) covering the borrower’s Improvement & Betterment coverage. The core/shell of the 5202 Ben White Property is being covered by insurance coverage by the 5202 Office Building Condominium Association through common expense charges. If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay annual insurance premiums.

Replacement Reserve. On a monthly basis, the borrowers are required to escrow for replacement reserves of approximately $5,096, subject to a cap of $122,315.

TI/LC Reserve. TI/LC escrows are waived until (i) 24 months prior to the City of Austin’s first lease expiration date (May 31, 2023) or (ii) the occurrence of a Trigger Period. Upon commencement of the TI/LC Reserve, on a monthly basis, the borrowers will be required to deposit approximately $166,667, subject to a cap of $4,000,000.

Condo Reserve. On a monthly basis, the borrowers are required to escrow for condominium fees approximately $11,799.

Initial Escrow on Deposit with Title Company. At loan origination, approximately $1,153,322 was deposited by the seller pursuant to the Escrow Agreement into an escrow with the title company for gap rent of the 5202 Ben White Property, which consists of approximately $991,914 for base rent plus approximately $161,407 for operating expense reimbursements (including taxes) for two leases with the City of Austin (covering suites 400, 450, 500, 550, 600 and B1), for the period from the loan origination date of February 13, 2019 through June 30, 2019. Additionally, the seller deposited approximately $8,184,013 into an escrow with the title company pursuant to the Escrow Agreement, which consists of 110% of the estimated cost of the Work. The seller is obligated to complete the Work no later than June 30, 2019. The tenant’s obligation to pay rent under the leases will commence upon the earlier of the date the Work is substantially complete, and the date the tenant opens for business in the premises. Such escrows are held by the title company and are not held by the lender under the loan documents.

Current Mezzanine or Subordinate Indebtedness. None.

Future Subordinate OR Mezzanine Indebtedness. None.

Partial Release. None.

A-3-58

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

A-3-59

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

48 Paul Hastings
47 Paul Hastings | Audax
46 Balyasny
45 Deutsche Bank | Khazanah | Kinetica
44 Vacant
43 Costar Group
42 Russell Reynolds | Russell Reynolds | Algert Global
41 Navigant
40 Prudential
39 Venable | Vacant | Lincoln | YouAppi
38 Venable
37 Temasek | Jackson Square | Jackson Square
36 Baker Botts | Baker Botts | Vacant | Vacant
35 Winston & Strawn
34 Winston & Strawn
33 Cambridge
32 Park Hill Group | Susquehanna | Vacant
31 Jefferies | Numeral | Citibank | Paul Hastings
30 Kasowitz LLP | Level Equity | Teachers Insurance | Desmarais LLP
29 Cooley LLP | Build America | Siegfried | Eastdil Secured
28 Jefferies | Angelo Gordon | USAA | Everest | Merrill Lynch | Yiheng Capital
27 Grant Thornton | Grant Thornton | Servcorp
26 Deutsche Bank
25 Bessemer Trust | Merrill Lynch | Vacant
24 Deutsche Bank
23 Vacant
22 Vacant
21 Merrill Lynch
20 Business Wire
19 Business Wire | Hiscox | Performance Horizon | Paul Hastings
18 Invesco | Beazley | Beazley | Vacant
17 Tree Line Capital | Sutton Place Mgt | Merrill Lynch | Cypress Wealth
16 Sitecore
15 GE Capital | Ascend | Trinity Partners
14 Merrill Lynch
13 Merrill Lynch
12 Presidio Financial
11 Merrill Lynch | XL America | XL America
10 Hines | Cypress Wealth | Hines | Slater Hersey
9 Nationwide | MSCI | Merrill Lynch | Walnut Hil | Burns Wilcox | KHP Capital
8 Steel Wave | Argo Group | Kimo | Biggs Cardosa
7 Morgan Stanley
6 Cooley LLP
5 Cooley LLP
4 Cooley LLP
3 Morgan Stanley
2 Morgan Stanley
1 Vacant | Retail-7 Lettus | Vacant | Mina Group | Vacant
Vacant
2019
2020
2021
2022
2023+

A-3-60

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

101 California Street
101 California Street
San Francisco, CA 94111
JACKSON SQUARE
CHINATOWN
NORTH FINANCIAL DISTRICT
SOUTH FINANCIAL DISTRICT
YERBA BUENA
CABLE CAR
BART
MUNI
EMBARCADERO
MONTGOMERY
CALTRAIN EXTENSION (FUTURE)
BROADWAY
PACIFIC AVE
JACKSON ST
WASHINGTON ST
CLAY ST
SACRAMENTO ST
CALIFORNIA ST
PINE ST
BUSH ST
SUTTER ST
POST ST
GEARY ST
MARKET ST
MISSION ST
HOWARD ST
FOLSOM ST
HARRISON ST
BRYANT ST
Transamerica Pyramid Center
One Embarcadero Center
Two Embarcadero Center
Three Embarcadero Center
Four Embarcadero Center
Ferry Building
One Market Plaza
Federal Reserve Bank of San Francisco
Salesforce Tower
Salesforce West
Salesforce Transbay Center
Park Tower at Transbay
Millennium Tower
Google 345 Spear
Yerba Buena Center for the Arts
Martin Luther King Memorial
Moscone Center West
Moscone South
YERBA BUENA/ MOSCONE STATION
San Francisco Museum of Modern Art
Golden Gateway Center
Maritime Plaza
Embarcadero Plaza
Portsmouth Square
St. Mary's Square
One Bush Plaza
One Front
San Francisco Bay
Pacific Ocean
San Francisco
Oakland
Berkeley
San Leandro
San Ramon
Dublin
Pleasanton
Hayward
Union City
Fremont
San Mateo
Redwood City
Palo Alto
Mountain View
Sunnyvale
Santa Clara
San Jose
Cupertino
Pacifica
Millbrae
80
MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS

A-3-61

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance

Borrower Sponsor(2):	Hines Interests Limited Partnership
Borrower:	Elm Property Venture LLC
Original Balance(3):	$40,000,000
Cut-off Date Balance(3):	$40,000,000
% by Initial UPB:	3.5%
Interest Rate(4):	3.85000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	March 6, 2029
Amortization:	Interest Only
Additional Debt(3)(5):	$487,000,000 Pari Passu Debt $228,000,000 Subordinate Debt Future Mezzanine Debt Permitted
Call Protection(6):	L(25), YM(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$500,606
TI/LC:	$0	Springing	$2,503,030
Unfunded Obligations:	$10,474,821	NAP	NAP
Cooley Reserve:	$10,000,000	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(8):	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1983 / 2004
Total Sq. Ft.(8):	1,251,483
Property Management:	Hines Interests Limited Partnership
Underwritten NOI(9):	$67,476,820
Underwritten NCF(9):	$66,241,788
Appraised Value:	$1,466,000,000
Appraisal Date:	November 13, 2018

Historical NOI
Most Recent NOI(9)(10):	$56,562,332 (December 31, 2018)
2017 NOI(10)(11):	$50,661,870 (December 31, 2017)
2016 NOI(12):	$41,300,115 (December 31, 2016)
2015 NOI(12)	$36,018,565 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(8):	92.1% (December 31, 2018)
2017 Occupancy:	89.0% (December 31, 2017)
2016 Occupancy:	82.8% (December 31, 2016)
2015 Occupancy:	79.9% (December 31, 2015)

Financial Information(3)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu	$487,000,000
Senior Notes	$527,000,000	$421 / $421	35.9% / 35.9%	3.28x / 3.22x	12.8% / 12.6%	12.8% / 12.6%
Subordinate Debt	$228,000,000
Whole Loan	$755,000,000	$603 / $603	51.5% / 51.5%	2.11x / 2.07x	8.9% / 8.8%	8.9% / 8.8%
(1)	The 101 California Whole Loan (as defined below) was co-originated by Goldman Sachs Mortgage Company (“GSMC”) and JPMCB.

(2)	There is no separate non-recourse carveout guarantor or environmental indemnitor. See “The Borrower / Borrower Sponsor” below.

(3)	The 101 California Loan (as defined below) consists of the non-controlling Note A-8 and Note A-9 and is part of the 101 California Whole Loan evidenced by nine senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $755.0 million. For additional information, see “The Loan” below.

(4)	Represents the interest rate on the 101 California Senior Notes (as defined below). The annual interest rate on the 101 California Junior Notes (as defined below) is 4.94773026% and the weighted average annual interest rate on the 101 California Whole Loan is approximately 4.181499999%.

(5)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(6)	The lockout period shown above reflects the closing date of the Benchmark 2019-B10 securitization. Under the loan documents, the borrower is permitted to prepay the 101 California Whole Loan in full with the payment of a yield maintenance premium prior to the related open period and after the earlier to occur of (i) February 25, 2022 or (ii) the second anniversary of the date on which the entire 101 California Whole Loan intended for securitization (excluding any risk retention requirements) has been securitized.

(7)	See “Initial and Ongoing Reserves” below.

(8)	The 101 California Property includes 23,280 sq. ft. of retail space.

(9)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) 177,762 sq. ft. in new, renewal and expansion leasing executed since 2018, accounting for an increase of approximately $7.6 million in underwritten base rent and (ii) approximately $2.3 million in contractual rent steps.

(10)	The increase in Most Recent NOI from 2017 NOI is primarily attributable to leasing over the course of 2018, including Morgan Stanley (91,068 sq. ft.), Cooley LLP (11,540 sq. ft.), and Eastdil Secured (9,253 sq. ft.), collectively, accounting for an increase of approximately $4.2 million in underwritten base rent. Cooley LLP (which is underwritten as in place) is expected to vacate upon the expiry of its lease.

(11)	The increase in 2017 NOI from 2016 NOI is primarily attributable to leasing over the course of 2017, including Merrill Lynch (121,986 sq. ft.), Paul Hastings (40,889 sq. ft.) and Venable (38,317 sq. ft.), collectively, accounting for an increase of approximately $8.0 million in underwritten base rent.

(12)	The increase in 2016 NOI from 2015 NOI is primarily attributable to leasing in the second half of 2015 and over the course of 2016, including Cambridge (26,118 sq. ft.), Russell Reynolds (19,108 sq. ft.) and Baker Botts (15,000 sq. ft.), collectively, accounting for an increase of approximately $5.0 million in underwritten base rent.

A-3-62

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

The Loan.   The 101 California mortgage loan (the “101 California Loan”) is part of a fixed rate loan secured by the borrower’s fee simple interest in an approximately 1.25 million sq. ft. Class A+ office property located on a full city block in San Francisco, California (the “101 California Property”). The 101 California Loan is evidenced by the non-controlling Notes A-8 and A-9 with an aggregate original principal balance and an outstanding principal balance as of the Cut-off Date of $40.0 million. The 101 California Loan is part of a whole loan with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $755.0 million that is evidenced by 11 promissory notes: nine pari passu senior notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $527.0 million (the “101 California Senior Notes”) and two subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $228.0 million (the “101 California Junior Notes” and, together with the 101 California Senior Notes, the “101 California Whole Loan”). Only the 101 California Loan will be included in the Benchmark 2019-B10 mortgage trust.

The relationship between the holders of the 101 California Senior Notes and 101 California Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—101 California Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Notes A-8, A-9	$40,000,000	$40,000,000	Benchmark 2019-B10	No
Note A-1	$245,250,000	$245,250,000	CALI 2019-101C(1)	Yes
Note A-2	$41,750,000	$41,750,000	CALI 2019-101C(1)	No
Notes A-3, A-4, A-5	$150,000,000	$150,000,000	GSMC	No
Notes A-6, A-7	$50,000,000	$50,000,000	JPMCB	No
Senior Notes	$527,000,000	$527,000,000
Note B-1	$171,000,000	$171,000,000	CALI 2019-101C(1)	Yes
Note B-2	$57,000,000	$57,000,000	CALI 2019-101C(1)	Yes
Whole Loan	$755,000,000	$755,000,000
(1)	Note A-1 and Note B-1, and Note A-2 and Note B-2 are held by GSMC and JPMCB respectively, and are anticipated to be transferred to the CALI 2019-101C securitization on the closing date of the CALI 2019-101C securitization.

The 101 California Whole Loan was co-originated by JPMCB and GSMC. The 101 California Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of approximately 4.181499999% per annum. The 101 California Senior Notes accrue interest at a fixed rate of 3.85000% per annum. The 101 California Whole Loan proceeds were used to repay existing debt of approximately $496.4 million, return approximately $221.6 million in equity to the borrower sponsor, fund upfront reserves of approximately $20.5 million, pay a prepayment penalty of approximately $13.6 million and pay closing costs of approximately $2.2 million. Based on the as is appraised value of $1.466 billion as of November 13, 2018, the Cut-off Date LTV for the 101 California Senior Notes and 101 California Whole Loan is 35.9% and 51.5%, respectively. The most recent prior financing of the 101 California Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$755,000,000	100.0%	Refinance Existing Debt Principal Balance	$496,367,751	65.7%
			Borrower Principals Equity Distribution	221,554,352	29.3
			Prepayment Penalty	13,621,233	1.8
			Unfunded Obligations Reserve	10,474,821	1.4
			Cooley Reserve	10,000,000	1.3
			Origination Closing Costs	2,192,584	0.3
			Prepaid Stub Interest	789,258	0.1
Total Sources	$755,000,000	100.0%	Total Uses	$755,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower under the 101 California Whole Loan is Elm Property Venture LLC, a recycled special purpose Delaware limited liability company with two independent directors in its organizational structure (the “Borrower”). The borrower sponsor is Hines Interests Limited Partnership (“Hines” or the “Borrower Sponsor”). Hines, founded in 1957, is a privately owned global real estate investment, development, and management firm. Hines has a presence in 207 cities, in 24 countries, and approximately $116.4 billion of assets under management, including approximately $64.0 billion for which Hines provides fiduciary investment management services and approximately $52.4 billion for which Hines provides third-party property-level services. There is no non-recourse carveout guarantor and no separate environmental indemnitor for the 101 California Whole Loan. The Borrower, which is a single purpose entity with no assets other than the 101 California Property, is the sole party liable for breaches or violations of the non-recourse carveout provisions in the loan documents.

A-3-63

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
Merrill Lynch(4)	A3/A+/A-	121,986	9.7%	$42.44	8.5%	10/31/2022
Cooley LLP(5)	NR/NR/NR	112,305	9.0%	$43.95	8.1%	12/31/2020
Morgan Stanley(6)	A3/A/BBB+	91,068	7.3%	$38.72	5.8%	1/31/2028
Deutsche Bank	A3/NR/ BBB+	60,311	4.8%	$51.80	5.1%	12/31/2024
Winston & Strawn	NR/NR/NR	52,235	4.2%	$50.00	4.3%	10/31/2024
Paul Hastings(7)	NR/NR/NR	41,508	3.3%	$76.87	5.2%	8/19/2027
Business Wire	Aa2/A+/AA	40,675	3.3%	$40.00	2.7%	12/31/2024
Venable	NR/NR/NR	38,317	3.1%	$61.00	3.8%	11/14/2027
Jefferies	Ba1/BBB/BBB-	29,469	2.4%	$64.15	3.1%	7/19/2022
Cambridge	NR/NR/NR	26,118	2.1%	$57.40	2.5%	12/31/2025
Subtotal / Wtd. Avg.		613,992	49.1%	$48.73	49.2%
Remaining Tenants		539,187	43.1%	$57.32	50.8%
Vacant Space		98,304	7.9%	NAP	NAP
Total / Wtd. Avg.		1,251,483	100.0%	$52.74	100.0%
(1)	Based on the underwritten rent roll dated as of December 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF includes rent steps through March 31, 2020 and also includes the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.

(4)	Merrill Lynch has a one-time right to terminate its lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.

(5)	Though underwritten as in place, Cooley LLP is anticipated to vacate at lease expiry in December 2020.

(6)	Morgan Stanley has a one-time right to terminate its lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.

(7)	Includes storage space (619 sq. ft. / $18,570 underwritten base rent).

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)(4)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent
2019 & MTM	3	10,019	0.8%	10,019	0.8%	$39.55	0.7%	0.7%
2020	18	217,760	17.4	227,779	18.2%	49.80	17.8	18.5%
2021	17	116,890	9.3	344,669	27.5%	56.70	10.9	29.4%
2022	16	219,980	17.6	564,649	45.1%	45.26	16.4	45.7%
2023	6	31,944	2.6	596,593	47.7%	58.12	3.1	48.8%
2024	8	193,557	15.5	790,150	63.1%	48.51	15.4	64.2%
2025	4	64,742	5.2	854,892	68.3%	70.34	7.5	71.7%
2026	5	61,748	4.9	916,640	73.2%	69.38	7.0	78.8%
2027	5	105,458	8.4	1,022,098	81.7%	66.86	11.6	90.4%
2028	2	116,701	9.3	1,138,799	91.0%	43.22	8.3	98.7%
2029	1	12,392	1.0	1,151,191	92.0%	57.50	1.2	99.8%
2030 & Thereafter	1	1,988	0.2	1,153,179	92.1%	53.00	0.2	100.0%
Vacant	NAP	98,304	7.9	1,251,483	100.0%	NAP	NAP
Total / Wtd. Avg.	86	1,251,483	100.0%			$52.74	100.0%

(1)	Based on the underwritten rent roll dated as of December 31, 2018.

(2)	Includes 23,280 sq. ft. of retail space.

(3)	Annual U/W Base Rent PSF includes rent steps through March 31, 2020 and also includes the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings LLP) over the lease term using a discount rate of 7.0%.

(4)	Though underwritten as in place, Cooley LLP is anticipated to vacate at lease expiry in December 2020.

The 101 California Property is an approximately 1.25 million sq. ft. Class A+ office property located on a full city block in San Francisco, California. Designed by architects Philip Johnson and John Burgee, the 101 California Property consists of a 48-story high-rise office tower, a seven-story annex building of approximately 200,000 sq. ft., a two-story subterranean parking garage and approximately 23,000 sq. ft. of retail space. The 101 California Property features views of the San Francisco Bay, Golden Gate and Bay Bridges, Financial District and Marin Headlands, as well as on-site amenities, which include an atrium lobby, Michael Mina’s PABU Izakaya (Japanese restaurant), an outdoor plaza, on-site parking, locker and shower facilities, bike storage, complimentary bike rental, on-site dry cleaners and various restaurant options. The top five tenants at the 101 California Property are: Merrill Lynch (9.7% of NRA; rated A3/A+/A- by Moody’s/Fitch/S&P), Cooley LLP (9.0%), Morgan Stanley (7.3%; A3/A/BBB+), Deutsche Bank (4.8%; A3/NR/BBB+), and Winston & Strawn (4.2%), which in aggregate account for approximately 35.0% of NRA and approximately 31.9% of underwritten base rent. Cooley LLP and Winston & Strawn are included in an industry magazine listing of the 200 largest United States law firms.

A-3-64

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

The 101 California Property was originally constructed in 1983 and was renovated in 2004. The 101 California Property has obtained LEED Platinum certification and an Energy Star rating. Since acquisition in 2012, Hines has invested approximately $96.3 million ($77 PSF) of capital in the 101 California Property. Additionally, Hines has signed a pre-construction services contract, under which Hines is contemplating investing approximately $65.3 million to upgrade the lobby, plaza and other amenity spaces. This contract is terminable on 30 days’ notice and neither it nor the mortgage loan documents put the Borrower Sponsor under any obligation to perform any of the renovations. The proposed lobby renovation may include upgrades to the elevators servicing the lower levels and the annex building, as well as an upgrade to the lobby’s exterior walls. We cannot assure you this construction will be completed as expected or at all.

Hines recapitalized the 101 California Property in 2012 for $910 million in part with a prior mortgage loan in the amount of approximately $505 million, which prior loan was paid off with proceeds of the 101 California Whole Loan. The 101 California Property was originally owned and developed by a joint venture between Nippon Life Insurance (“Nippon”) and Hines. Hines and Nippon sold their equity in the Property to GIC (Realty) Private Limited and an Asian governmental investor in the 2012 recapitalization, with Hines retaining 5.0% of the equity ownership post recapitalization.

The 101 California Property benefits from its location in the financial district in San Francisco, at the intersection of California Street and the Market Street Corridor. The 101 California Property is positioned near major transportation arteries and public transportation options including Bay Area Rapid Transit, light rail, and the Transbay Terminal. As of December 31, 2018, the 101 California Property was 92.1% leased to 68 tenants. The 10 largest tenants by net rentable area occupy approximately 49.1% of the total sq. ft. and contribute approximately 49.2% of the U/W Base Rent. Since January 1, 2017, the Borrower has completed 495,203 sq. ft. of new, renewal, and expansion leases accounting for $50.79 PSF in underwritten base rent. No tenant comprises more than approximately 9.7% of the total sq. ft. or contributes more than approximately 8.5% of the underwritten base rent.

Major Tenants.

Merrill Lynch (121,986 sq. ft.; 9.7% of NRA; 8.5% of U/W Base Rent) Merrill Lynch Wealth Management (“Merrill Lynch”) (rated A3/A+/A- by Moody’s/Fitch/S&P) (NYSE: BAC) is a wealth management division of Bank of America, headquartered in New York City. Merrill Lynch employs approximately 14,800 financial advisors and manages approximately $2.2 trillion in client assets as of June 30, 2017. Merrill Lynch currently occupies floors 13, 14 and 21 and has additional space on floors 9, 11, 17, 25 and 28. Merrill Lynch occupies its space through October 2022 and has two five-year renewal options. Merrill Lynch has a one-time right to terminate its lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.

Cooley LLP (112,305 sq. ft.; 9.0% of NRA; 8.1% of U/W Base Rent) Cooley LLP is a law firm practicing corporate anti-trust and trade regulation, capital markets, compensation and benefits, corporate restructuring and bankruptcy, credit finance, debt securities transactions, intellectual property, outsourcing, and tax. The firm caters to aviation, communications, data center, digital media and entertainment, healthcare, insurance, life sciences, semiconductor, and software sectors. The firm was founded in 1920 and is based in Palo Alto, California with additional offices in the United States, Europe and Asia. Cooley currently occupies floors 4, 5, and 6 and occupies additional space on floor 29. It is anticipated that Cooley LLP will vacate upon lease expiry in December 2020. This tenant is underwritten as in-place given the long notice period prior to lease expiration. There is no assurance that the vacated space will be leased in a timely manner, at favorable rents or on favorable terms.

Morgan Stanley (91,068 sq. ft.; 7.3% of NRA; 5.8% of U/W Base Rent) Morgan Stanley (rated A3/A/BBB+ by Moody’s/Fitch/S&P) (NYSE: MS), a financial holding company, provides various financial products and services to corporations, governments, financial institutions, and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley was founded in 1935 and is headquartered in New York, New York. Morgan Stanley occupies floors 2, 3, and 7 through January 2028 and has two five-year renewal options. Morgan Stanley has a one-time right to terminate its lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.

Environmental Matters. The Phase I environmental report dated November 16, 2018 recommended no further action at the 101 California Property.

The Market. According to the appraisal, in the first half of 2018, the San Francisco office market posted net absorption due to continued demand from tech companies of all sizes. In the second quarter of 2018, sublease availabilities decreased from 1.4 million sq. ft. in 2017 to about 971,000 sq. ft. Class A asking rental rates increased over the prior year, while vacancy declined. The second quarter of 2018 brought delivery of 1.3 million sq. ft. of new office space, which was 100.0% preleased by well-known tenants such as Facebook, Dropbox and Pinterest.

In the second quarter of 2018, the city-wide average asking rent rose to $72.30 PSF per year, up 3.1% ($2.14 PSF) year-over-year. Direct Class A average asking rent increased over the quarter (1.9%) and prior year (4.7%) to $77.36 PSF. All asking rents quoted are based on full-service gross leases. The overall vacancy rate was 7.4%, down 1.0% from the prior year, and down 0.20% over the prior quarter. Vacancy in the San Francisco Central Business District was 8.7% while the non-Central Business District vacancy rate was 5.0%.

According to the appraisal, as of the first half of 2018, San Francisco had 3.4 million sq. ft. of office space under construction: 1.8 million sq. ft. in the South Financial District, 1.0 million sq. ft. in the Mission Bay submarket, and 583,000 sq. ft. in the Showplace Square/Potrero Hill submarket. As of November 2018, almost 3.1 million sq. ft. had been completed. In the second quarter of 2018, 1.3 million sq. ft. of

A-3-65

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

new 100.0% leased office space was delivered, which included The Exchange at 16th Street (occupied by Dropbox), 181 Fremont Street (occupied by Facebook), 505 Brannan Street (occupied by Pinterest), and 100 Hooper (occupied by Adobe). New construction completions totaled 4.4 million sq. ft. in 2018. Year-to-date leasing activity totaled more than 4.3 million sq. ft. in the second quarter of 2018, up 32.3% over the prior year’s mid-year leasing of nearly 3.3 million sq. ft.

The appraisal identified eight office lease comparables in the San Francisco market with comparable buildings built between 1969 and 2018 and ranging in size from 268,018 sq. ft. to 1.4 million sq. ft. Recently executed leases at the comparable properties ranged in rent between $63.04 and $103.04 PSF with a weighted average of approximately $83.13 PSF. The 101 California Property has a weighted average rent of $52.74, approximately 21.1% lower than the appraisal’s concluded market rent of $66.87.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	2018	U/W	U/W PSF
Base Rental Revenue(2)	$36,017,479	$41,015,186	$48,974,846	$53,202,219	$60,822,812	$48.60
Contractual Rent Steps(3)	0	0	0	0	2,294,441	1.83
Overage / Percentage Rent	6,236	0	0	0	0	0.00
Total Reimbursement Revenue	24,881,134	25,424,877	28,186,007	30,068,778	32,642,890	26.08
Market Revenue from Vacant Units	0	0	0	0	8,109,093	6.48
Parking Revenue	1,998,158	2,036,959	1,921,040	1,972,754	1,972,754	1.58
Other Revenue	567,679	358,480	347,034	306,174	306,174	0.24
Gross Revenue	$63,470,686	$68,835,502	$79,428,927	$85,549,925	$106,148,164	$84.82
Vacancy Loss	0	0	0	0	(8,109,093)	(6.48)
Credit Loss	0	0	0	0	0	0.00
Effective Gross Revenue	$63,470,686	$68,835,502	$79,428,927	$85,549,925	$98,039,071	$78.34
Total Operating Expenses	27,452,121	27,535,387	28,767,057	28,987,593	30,562,252	24.42
Net Operating Income(4)(5)(6)(7)	$36,018,565	$41,300,115	$50,661,870	$56,562,332	$67,476,820	$53.92
Tenant Improvements	0	0	0	0	523,655	0.42
Leasing Commissions	0	0	0	0	523,655	0.42
Replacement Reserves	0	0	0	0	187,722	0.15
Net Cash Flow	$36,018,565	$41,300,115	$50,661,870	$56,562,332	$66,241,788	$52.93

(1)	Underwritten cash flow based on annualized in-place rents as of December 31, 2018, with rent steps through March 31, 2020.

(2)	Cooley LLP is anticipated to vacate at lease expiry in December 2020. This tenant is underwritten as in-place given the long notice period prior to lease expiration. There is no assurance that the vacated space will be leased in a timely manner, at favorable rents or on favorable terms.

(3)	Contractual Rent Steps reflect the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.

(4)	The increase in Underwritten Net Operating Income from 2018 Net Operating Income is primarily attributable to (i) 177,762 sq. ft. in new, renewal and expansion leasing executed since 2018, accounting for an increase of approximately $7.6 million in underwritten base rent and (ii) approximately $2.3 million in contractual rent steps.

(5)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to leasing over the course of 2018, including Morgan Stanley (91,068 sq. ft.), Cooley LLP (11,540 sq. ft.), and Eastdil Secured (9,253 sq. ft.) collectively accounting for an increase of approximately $4.2 million in underwritten base rent. Cooley LLP (which is underwritten as in place) is expected to vacate upon the expiry of its lease.

(6)	The increase in 2017 Net Operating Income from 2016 Net Operating Income is primarily attributable to leasing over the course of 2017, including Merrill Lynch (121,986 sq. ft.), Paul Hastings (40,889 sq. ft.) and Venable (38,317 sq. ft.), collectively accounting for an increase of approximately $8.0 million in underwritten gross rent.

(7)	The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily attributable to leasing in the second half of 2015 and over the course of 2016, including Cambridge (26,118 sq. ft.), Russell Reynolds (19,108 sq. ft.) and Baker Botts (15,000 sq. ft.), collectively, accounting for an increase of approximately $5.0 million in underwritten base rent.

Property Management.   The 101 California Property is managed by Hines Interests Limited Partnership, a Delaware limited partnership, an affiliate of the Borrower.

Lockbox / Cash Management.   The 101 California Whole Loan is structured with a hard lockbox and springing cash management. Pursuant to a post-closing agreement, within 30 days of the loan origination, the Borrower is required to establish and maintain one or more lender-controlled lockbox accounts (the “Lockbox Account”) into which income from the 101 California Property will be deposited and is required to direct all tenants to remit all payments due under their respective leases to the Lockbox Account . On each business day, the financial institution maintaining the Lockbox Account is required to remit all funds (less any required minimum balance) on deposit in the Lockbox Account directly into one or more operating accounts controlled by the Borrower (the “Operating Account”); provided that during the continuance of an event of default or Trigger Period (as defined below), the financial institution is required to remit such funds directly into a lender-controlled cash management account (the “Cash Management Account”). The Borrower is required to cause all cash revenues relating to the 101 California Property and all other money received by the Borrower or the property manager with respect to the 101 California Property (other than tenant security deposits required to be held in escrow accounts) to be deposited in the Lockbox Account or the Cash Management Account by the end of the second business day following the Borrower’s or the approved property manager’s receipt thereof.

The Borrower is required to maintain an Operating Account at all times. The Borrower is required to cause all amounts payable with respect to operating expenses for the 101 California Property to be paid only from the Operating Account or the Cash Management Account (to the extent required or permitted under the mortgage loan documents) or other accounts that are owned by an approved property manager.

A-3-66

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

On each payment date during a Trigger Period, other than during an event of default (unless lender elects to do so), all amounts on deposit in the Cash Management Account are required to be applied in the order of priority as set forth in the mortgage loan agreement.

“Trigger Period” means each period that (a) commences when the debt yield (as calculated in the mortgage loan documents), determined as of the end of the last day of each of two consecutive fiscal quarters, is less than 6.0% and (b) concludes when the debt yield, determined as of the end of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 6.0% (and if certain financial reports are not delivered to the lender as and when required under the mortgage loan agreement, then 10 business days following the Borrower’s receipt of written notice of such failure, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period has commenced or is ongoing).

Initial and Ongoing Reserves.  The mortgage loan documents require the Borrower to maintain and fund the following reserve accounts, each of which are subaccounts of the Cash Management Account:

Cooley Reserve. At loan origination, the Borrower funded an account in an amount equal to $10,000,000 for the purpose of reserving amounts anticipated to be required for payment of leasing commissions, tenant improvements and other leasing costs to relet the space demised to Cooley LLP as of the origination date as and when such space is no longer occupied by Cooley LLP.

Unfunded Obligations Reserve. At loan origination, the Borrower funded an account in an amount equal to $10,474,821.10 for the purpose of reserving for unfunded obligations required to be funded by the Borrower in respect of free or prepaid rent, leasing commissions and common area maintenance reconciliation amounts.

Tax Reserve. On a monthly basis, during the continuance of a Trigger Period, the Borrower is required to deposit into a tax reserve an amount equal to 1/12 of projected annual property taxes.

Insurance Reserve. On a monthly basis, during the continuance of a Trigger Period, the Borrower is required to deposit into an insurance reserve an amount equal to 1/12 of projected annual insurance premiums; provided, that the Borrower is not required to deposit such amount if the Borrower provides the lender with evidence that the Borrower has obtained a blanket insurance policy and no mortgage loan event of default is continuing.

TI/LC Reserve. On a monthly basis, during the continuance of a Trigger Period, the Borrower is required to deposit into a reserve for future tenant improvements and leasing commissions an amount equal to $104,293 (subject to a cap of $2,503,030).

Replacements Reserve. On a monthly basis, during the continuance of a Trigger Period, the Borrower is required to deposit into a reserve for replacements and capital repairs an amount equal to $20,859 (subject to a cap of $500,606).

Current Mezzanine or Subordinate Indebtedness. The 101 California Whole Loan includes the 101 California Junior Notes, which are generally subordinate in right of payment to the Senior Notes and accrue interest at the rate of 4.94773026% per annum.

Future Mezzanine or Subordinate Indebtedness Permitted. The direct or indirect equityholders of the Borrower are permitted to incur mezzanine debt from an institutional lender secured by a pledge of their direct or indirect equity interests in the Borrower so long as, among other things: (a) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (b) such loan is coterminous with the 101 California Whole Loan or is freely pre-payable without premium or penalty from and after the maturity date of the 101 California Whole Loan, (c) immediately after giving effect to the closing of such loan, the debt yield (as calculated in the mortgage loan documents) is not less than 8.35%, (d) immediately after giving effect to the closing of such loan, the loan-to-value ratio (as calculated in the mortgage loan documents) may not exceed 51.5%, (e) the maximum principal amount of such loan may not exceed $130.0 million, (f) such loan is current-pay only, with no “pay-in-kind” or similar accrual feature, (g) if the mezzanine loan bears a floating rate of interest, the mezzanine loan borrower acquires and maintains an interest rate cap or swap agreement from a counterparty acceptable to the lender in its reasonable discretion with a notional amount that is not less than the outstanding principal balance of the mezzanine loan and with a reasonable strike price; and (h) rating agency confirmation is obtained.

Partial Release. None.

A-3-67

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

A-3-68

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

A-3-69

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

A-3-70

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance

Borrower Sponsor:	US AcquireCo, Inc.
Borrower:	Beach House Owner, LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.5%
Interest Rate:	5.34000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	February 6, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$15,000,000 Pari Passu Debt $62,000,000 Mezzanine Debt
Call Protection(3):	L(25), DorYM1(30), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$159,972	$26,662	NAP
Insurance:	$340,170	$48,596	NAP
FF&E(5):	$2,500,000	$102,890	NAP
Seasonality(6):	$1,000,000	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use
Collateral:	Fee Simple
Location:	Miami Beach, FL
Year Built / Renovated(7):	1942 / 2010
Total Rooms(7):	49
Property Management(8):	Self-managed
Underwritten NOI:	$15,390,655
Underwritten NCF:	$14,138,153
Appraised Value:	$214,000,000
Appraisal Date:	November 1, 2018

Historical NOI(9)
Most Recent NOI:	$15,299,510 (T-12 January 31, 2019)
2018 NOI:	$14,761,655 (December 31, 2018)
2017 NOI:	$11,169,714 (December 31, 2017)
2016 NOI:	$8,731,596 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	90.2% (January 31, 2019)
2018 Occupancy:	90.2% (December 31, 2018)
2017 Occupancy:	86.3% (December 31, 2017)
2016 Occupancy:	83.2% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon(4)	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	$15,000,000
Total Senior Notes	$55,000,000	$1,122,449 / $1,122,449	25.7% / 25.7%	5.17x / 4.75x	28.0% / 25.7%	28.0% / 25.7%
Mezzanine Loan	$62,000,000
Total Debt	$117,000,000	$2,387,755 / $2,387,755	54.7% / 54.7%	2.04x / 1.88x	13.2% / 12.1%	13.2% / 12.1%

(1)	The Original Balance and Cut-off Date Balance represent the controlling Note A-1 of the $55.0 million Soho Beach House Whole Loan (as defined below). For additional information on the pari passu companion loans, see “The Loan” herein.
(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of April 6, 2019. Defeasance of the full $55.0 million Soho Beach House Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion note to be securitized and (ii) February 27, 2022. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” herein.
(5)	Monthly FF&E payments will be $102,890 for the monthly payment dates during the remainder of 2019 and will be recalculated annually in January of each calendar year to an amount equal to one-twelfth of 4% of room and food and beverage revenue for the Soho Beach House Property (as defined below) generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements into the FF&E reserve account.
(6)	Prior to January 1, 2020 and on January 1 of each calendar year thereafter during the term of the Soho Beach House Whole Loan, the lender will reassess the amount necessary to be held in the seasonality reserve account and the lender will require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate operating income anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Soho Beach House Property has a debt service coverage ratio of at least 1.25x based on the Soho Beach House Total Loan (as defined below). The borrower is only required to deposit funds into the seasonality reserve on such monthly payment dates to the extent of sufficient excess cash and the balance will accrue and is required to be paid on each subsequent monthly payment date to the extent of excess cash until such balance is reduced to zero.
(7)	The Soho Beach House Property currently has 49 guestrooms. As part of the borrower sponsor’s planned renovations at the Soho Beach House Property for 2019 (for which the borrower deposited $2,500,000 into the FF&E reserve on the origination date of the Soho Beach House Whole Loan), the borrower expects to convert the penthouse event space into a 1,500 sq. ft. guestroom. The upfront deposit of $2,500,000 is for budgeted or lender approved capital expenditures, property improvements and replacement FF&E at the Soho Beach House Property (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for the penthouse renovation (estimated by the appraisal to cost approximately $765,000). Upon completion of the 2019 planned renovation, the Soho Beach House Property is expected to have 50 operational guestrooms. The Balance per Room metrics shown above are calculated based on 49 guestrooms.
(8)	Soho House Beach House LLC, an affiliate of the borrower, manages the Soho Beach House Property pursuant to an operating lease. See “Operating Lease” herein.
(9)	The increase in Most Recent NOI from 2016 NOI is primarily due to the increase in members at the Soho Beach House Property. Since year-end 2015, the Soho Beach House Property membership count has grown from 2,919 to 4,640 as of January 2019, which represents an increase of approximately 59.0%.

A-3-71

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

The Loan.    The Soho Beach House mortgage loan (the “Soho Beach House Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a mixed use property which is comprised of 49 luxury hotel guestrooms, four food and beverage outlets, event space, a 100-foot pool and a full service spa located in Miami Beach, Florida (the “Soho Beach House Property”). The Soho Beach House Loan is evidenced by the controlling Note A-1 with an original principal and outstanding principal balance as of the Cut-off Date of $40.0 million. The Soho Beach House Loan is part of a whole loan (the “Soho Beach House Whole Loan”) with an original principal and outstanding principal balance as of the Cut-off Date of $55.0 million, which is evidenced by two pari passu notes, each as described below. Only the Soho Beach House Loan will be contributed to the Benchmark 2019-B10 Trust. The non-controlling Note A-2 is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the Soho Beach House Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	Benchmark 2019-B10	Yes
A-2	$15,000,000	$15,000,000	CREFI	No
Whole Loan	$55,000,000	$55,000,000
Mezzanine Loan	$62,000,000	$62,000,000	(1)	No
Total	$117,000,000	$117,000,000

(1) The Soho Beach House Mezzanine Loan (as defined below) is currently held by Nonghyup Bank, Acting in its capacity as the Trustee Of Kim Miami Hotel Private Placement Real Estate Investment Trust No. 2.

The Soho Beach House Whole Loan, with an original principal balance of $55.0 million, has a 59-month term and will be interest only for the term of the loan. The Soho Beach House Whole Loan accrues interest at a fixed rate equal to 5.34000% per annum. Proceeds of the Soho Beach House Whole Loan, along with $62.0 million of mezzanine debt (collectively, the “Soho Beach House Total Loan”) were used to retire existing debt of approximately $81.0 million, fund approximately $4.0 million in upfront reserves, pay closing costs of approximately $3.4 million and return approximately $28.5 million of equity to the borrower sponsor. The Cut-off Date LTV and Balloon LTV of 25.7% are calculated based on the “As Is” appraised value as of November 1, 2018 of $214.0 million. The most recent prior financing of the Soho Beach House Property was included in the WFCM 2014-LC16 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,000,000	47.0%	Loan Payoff	$81,046,527	69.3%
Mezzanine Loan	$62,000,000	53.0	Upfront Reserves	4,000,142	3.4
			Closing Costs	3,449,397	2.9
			Return of Equity	28,503,934	24.4
Total Sources	$117,000,000	100.0%	Total Uses	$117,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, Beach House Owner, LLC, is a single purpose Delaware limited liability company and structured to be a bankruptcy-remote entity with at least two independent directors. The borrower sponsor and guarantor of certain non-recourse carveouts is US AcquireCo, Inc. US AcquireCo, Inc. is a fully owned subsidiary of Soho House & Co. Limited (“Soho House”). Soho House is majority owned and controlled by the private equity group The Yucaipa Companies.

The Property. The Soho Beach House Property consists of one seven-story building, which was originally built in 1942 as a 107-room Art Deco hotel and fully renovated in 2010, as well as an additional 16-story building built in 2010. Together, the two buildings currently offer 49 luxury hotel guestrooms, four food and beverage outlets which offer a total of 340 seats, meeting and event space, a 100-foot pool on the main level, a plunge pool on the eighth floor at the Ocho Taqueria & Tequila Bar and a full service spa, located on approximately 0.7 acres in Miami Beach, Florida. The Soho Beach House Property is located on the east side of Collins Avenue adjacent to 44th Street and approximately 11.6 miles from the Miami International Airport.

The Soho Beach House Property is a mixed use property with approximately 4,640 paying members as of January 2019 who each pay an annual membership fee for access to the Soho Beach House Property’s various offered amenities. The Soho Beach House Property also serves as a full service hotel for members, members’ guests and the public. The seven-story building offers a guestroom mix of 19 bay and side-facing rooms (350-580 sq. ft. per room) and 16 beachside rooms (650-710 sq. ft. per room) while the 16-story building offers six full floor beachside rooms with private terraces (1,515 sq. ft. per room), eight medium beachside rooms with private terraces (650-815 sq. ft. per room) and one penthouse room offering panoramic ocean views, a private pool and an outdoor balcony (1,500 sq. ft.). The penthouse room was previously used as private event space and is expected to be converted into a penthouse guestroom as part of the planned renovations that are expected to be completed in 2019. Food and beverage offerings located at the Soho Beach House Property include Cecconi’s Restaurant (the main restaurant located in the courtyard on the ground floor), Club Bar (design inspired by 1940’s Cuba), Beach Bar (an outdoor bar located at the end of the main pool) and Ocho Taqueria & Tequila Bar (located on the rooftop of the eighth floor featuring a plunge pool and views of the ocean and Miami skyline). Other amenities offered at the Soho Beach House Property

A-3-72

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

include a fitness center, a private dining room, a main outdoor pool that offers waiter service with a maximum occupancy of 300 people and a film screening room that seats up to 40 people. The Soho Beach House Property also offers a beach club where members, their guests, and those staying at the Soho Beach House Property have exclusive access to a 570-seat private beach space that also offers waiter service.

Since 2011, the borrower sponsor has invested approximately $17.6 million in capital expenditures with approximately $6.1 million of that total being spent in the years 2016 through 2018. Among the recent capital expenditures, the borrower sponsor upgraded the beach area, replaced the signage and awning at Cecconi’s Restaurant and the Club Bar and fully renovated the main pool and the Beach Bar. The Soho Beach House Property is expected to undergo an approximately $5.3 million renovation which is expected to be completed before the end of 2019. The planned renovation for 2019 includes major items such as renovating the Club Bar and public bathrooms, various guestroom upgrades, converting the penthouse space to a guestroom and refurbishments to the Ocho Taqueria & Tequila Bar. The 2019 planned renovation is not required under the Soho Beach House Whole Loan documents, however, the borrower deposited $2.5 million into the FF&E reserve account on the origination date of the Soho Beach House Whole Loan which can be used for budgeted or lender approved capital expenditures, property improvements and replacement FF&E.

Total revenue at the Soho Beach House Property consists of five main components: food and beverage (49.0% of U/W Revenues), membership sales (23.6% of U/W Revenues), guestroom revenue (18.1% of U/W Revenues), parking and other sales (5.9% of U/W Revenues) and spa sales (3.4% of U/W Revenues).

According to a September 2018 hospitality research report, the Soho Beach House Property had an 87.4% occupancy rate, $540.26 ADR and a RevPar of $472.05. According to the appraisal, estimated demand segmentation at the Soho Beach House Property is 80% leisure, 15% meeting and group and 5% commercial.

Historical Occupancy, ADR, RevPAR(1)
	Soho Beach House Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016(3)	82.1%	$536.75	$440.56	72.1%	$421.45	$303.86	113.8%	127.4%	145.0%
2017(3)	83.7%	$511.32	$428.11	73.2%	$435.76	$318.85	114.4%	117.3%	134.3%
T-12 September 2018(4)	87.4%	$540.26	$472.05	75.7%	$466.50	$353.23	115.4%	115.8%	133.6%

(1)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at the Soho Beach House Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to the December 2017 and September 2018 hospitality research reports, the Soho Beach House Property’s competitive set included Fontainebleau Miami Beach, Edition Miami Beach, The Confidante Miami Beach, The Setai, W Hotel South Beach, 1 Hotel South Beach and Faena Hotel Miami Beach.
(3)	Source: December 2017 hospitality research report.
(4)	Source: September 2018 hospitality research report.

Membership Sales. All Soho House membership contracts are 12-month contracts with annual renewals and are billed quarterly. Soho House currently offers four different types of membership contracts: (a) access to every Soho House globally (“Every House”) ($3,300 annual fee), (b) Local Soho House access only (“Local House”) ($2,160 annual fee), (c) Every House under the age of 27 ($1,650 annual fee) and (d) Local House under the age of 27 ($1,080 annual fee). The Every House membership contract provides access to all of Soho House’s clubs around the world with the exception of Little Beach House Malibu which requires an additional Malibu Plus membership. The Local House membership contract allows access only to the Soho House club where the membership application was submitted. There is no corporate allocation of membership revenue to other Soho Houses. All (100%) of the fees from members who applied to and join Soho House club via a local Soho House flow through that specific house’s operating statements, regardless of whether the membership is Every House or Local House. As of January 2019, the Soho Beach House Property had 4,640 members.

Soho Beach House Membership	2013	2014	2015	2016	2017	Jan 2019
Total Members	2,293	2,506	2,919	3,297	3,943	4,640

Operating Lease. The Soho Beach House Property is managed pursuant to a triple net operating lease with Soho House Beach House LLC, an affiliate of the borrower, as operating tenant, that expires in December 2029, subject to two 5-year renewal options exercisable by the operating tenant. The lender received an equity pledge in the operating tenant and upon the occurrence and existence of an event of default, the lender has the right to foreclose on that pledge and control the operating tenant. Pursuant to the operating lease, the operating tenant is required to pay the borrower $6,791,909 annually in equal monthly installments (the Underwritten NCF for the Soho Beach House Property is based on the underlying revenues and not on such operating lease payment) into a restricted account in the borrower’s name and controlled by the lender. The operating tenant is required to deposit all revenue generated by the Soho Beach House Property into the lender-controlled restricted account (which requirement is offset by the required operating lease payments described above). In connection with the operating lease, Soho House & Co. Limited and US AcquireCo, Inc. delivered guarantees to the borrower for the payment of all sums due by operating tenant and performance of all obligations of the operating tenant under the operating lease. The operating lease guarantees are part of the collateral for the Soho Beach House Whole Loan. The operating tenant

A-3-73

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

and the guarantors entered into a subordination agreement with the lender pursuant to which the operating lease is subordinated to the mortgage loan and the operating lease guarantors acknowledge that the lender may exercise all of the borrower’s rights and remedies under the operating lease guarantees after an event of default under the Soho Beach House Whole Loan documents, transfer the property or foreclose on the operating tenant equity pledge.

The Soho Beach House Property is not currently subject to a franchise agreement. The operating lessee pledged its interest under a Soho House license agreement to the borrower under a security agreement, pursuant to which the operating tenant operates the Soho Beach House Property as a Soho House. If the Soho Beach House Property were to be subject to a franchise agreement in the future, a Trigger Period would also occur upon the occurrence of certain events, including certain default, termination or insolvency events specified in the Soho Beach House Whole Loan documents. It is a restricted transfer under the Soho Beach House Whole Loan documents for the Soho Beach House Property to be subjected to a franchise agreement without the lender’s consent.

Environmental Matters. The Phase I environmental report dated November 7, 2018 recommended no further action at the Soho Beach House Property other than the implementation of an asbestos operations and maintenance plan, which has been established.

The Market. The Soho Beach House Property is located in Miami Beach, Florida, approximately 11.6 miles east of Miami International Airport. Miami International Airport is served by over 80 airlines with flights to approximately 150 global destinations and, in 2017, served over 44.0 million passengers. The Soho Beach House Property is located approximately 1.9 miles from the Miami Beach Convention Center, which holds over 1.0 million sq. ft. of flexible space and currently hosts major annual shows such as the South Florida International Auto Show, Miami International Boat Show, Art Basel Miami Beach, Cruise Shipping Miami and national corporate meetings for organizations such as SAP America, Nike, Microsoft, Best Buy and IBM. Port Miami, a cruise port with nearly 5.3 million multi-day cruise passenger movements in 2017, is located approximately 7.1 miles from the Soho Beach House Property. The Panama Canal was expanded in 2016 to add a wider traffic lane and to double its capacity to accommodate large container ships. Since the expansion, Port Miami has invested more than $1.0 billion in infrastructure improvements such as deep dredging and investment in new cranes so that it can accommodate the increased volume of large container ships. Miami Beach is located within Miami-Dade County and, according to the appraisal, Miami-Dade County had a year-end 2018 population of approximately 2.8 million.

According to the appraisal, the Soho Beach House Property is located within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (the “Miami MSA”). The Miami MSA is home to approximately 5.6 million people, making it the fourth largest metropolitan statistical area in the United States behind New York, Los Angeles and Chicago. The Miami MSA is home to the headquarters or regional offices of national companies such as Carnival Cruise Lines, Royal Caribbean, Bank of America, Burger King, CitiBank and American Airlines. According to the appraisal, Miami had approximately 15.9 million visitors in 2017, 58.5% of whom chose Miami Beach as their area of lodging. The Miami MSA has consistently ranked as one of the top five lodging markets in the United States because of its combination of beaches, nightlife, restaurants, retail shops, golf courses and national parks.

The appraisal noted one hotel (Cadillac Hotel & Beach Club, a Marriott Autograph Collection hotel) with 357 rooms that opened in August 2018 and is expected to have some degree of competitive interaction with the Soho Beach House Property. The appraisal concluded the hotel as being 25% competitive to the Soho Beach House Property. As of year-end 2017, approximately 72% of occupied room nights at the Soho Beach House Property came from Soho House member referrals while the remaining 28% of occupied room nights came from the general public.

The appraisal determined competitive set demand segmentation including the Soho Beach House Property as 7% commercial, 70% leisure and 24% group. The demand segmentation and estimated occupancy, ADR and RevPAR for the competitive set as of year-end 2017 is presented in the table below:

A-3-74

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

Demand Segmentation(1)(2)
Property	Rooms	Commercial	Leisure	Group	Estimated 2017 Occupancy	Estimated 2017 ADR	Estimated 2017 RevPAR
Soho Beach House Property	49(3)	5%	80%	15%	86.3%	$519.19	$447.89
Fontainebleau Miami Beach	1,440	5%	65%	30%	70.0 - 75.0%	$330 - $335	$230 - $235
The Confidante Miami Beach	354	10%	70%	20%	75.0 - 80.0%	$385 - $390	$290 - $295
Faena Hotel Miami Beach	179	5%	70%	25%	70.0 - 75.0%	$600 - $605	$430 - $435
The Miami Beach EDITION	294	10%	70%	20%	75.0 - 80.0%	$540 - $545	$410 - $415
1 Hotel South Beach	448	5%	75%	20%	70.0 - 75.0%	$515 - $520	$370 - $375
W South Beach	347	10%	75%	15%	80.0 - 85.0%	$540 - $545	$440 - $445
The Setai Miami Beach	137	5%	85%	10%	75.0 - 80.0%	$620 - $625	$470 - $475
Total / Wtd. Avg.	3,248	7%	70%	24%	73.3%	$437.23	$320.44

(1)	Source: Appraisal.
(2)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at the Soho Beach House Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	The Soho Beach House Property currently has 49 guestrooms. As part of the borrower sponsor’s planned renovations at the Soho Beach House Property for 2019 (for which the borrower deposited $2,500,000 into the FF&E reserve on the origination date of the Soho Beach House Whole Loan), the borrower expects to convert the penthouse event space into a 1,500 sq. ft. guestroom. The upfront deposit of $2,500,000 is for budgeted or lender approved capital expenditures, property improvements and replacement FF&E at the Soho Beach House Property (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for the penthouse renovation (estimated by the appraisal to cost approximately $765,000). Upon completion of the 2019 planned renovation, the Soho Beach House Property is expected to have 50 operational guestrooms.

Select Florida Hotel Sales(1)
Property	Date	City	Sale Price	Rooms	Property Sq. Ft.	Property Sq. Ft. per Room	Sale Price per Room	Sale Price per Property Sq. Ft.
Soho Beach House Property(2)		Miami Beach	$214,000,000(3)	49(4)	101,933	2,080	$4,367,347(3)	$2,099
Oceans Edge Marina	Jul-17	Key West	$175,000,000	175	45,360	259	$1,000,000	$3,858
Loews Don CeSar Hotel	Jan-17	St. Pete Beach	$214,000,000	347	254,745	734	$616,715	$840
SLS South Beach	Jun-15	Miami Beach	$125,000,000	140	97,973	700	$892,857	$1,276
Ritz-Carlton Key Biscayne	Jun-15	Key Biscayne	$492,900,000	302	386,744	1,281	$1,632,119	$1,274
Waldorf Astoria Casa Marina Resort	May-15	Key West	$348,000,000	311	197,516	635	$1,118,971	$1,762
Waldorf Astoria The Reach Resort	May-15	Key West	$127,000,000	150	131,773	878	$846,667	$964
La Playa Resort	May-15	Naples	$185,500,000	189	182,287	964	$981,481	$1,018
The Marker	May-15	Key West	$96,250,000	96	37,890	395	$1,002,604	$2,540
St. Regis Bal Harbour	Jan-14	Miami Beach	$213,000,000	192	NAV	NAV	$1,109,375	NAV
Fountainebleau Miami	Dec-13	Miami Beach	$1,278,500,000	1504	835,830	556	$850,066	$1,530
Avg. / Wtd. Avg. (excluding the Soho Beach House Property)(5)			$325,515,000	341	478,894	717	$1,020,431	$1,567

(1)	Source: Appraisal.
(2)	The Soho Beach House Property has the highest Property Sq. Ft. per Room and lowest number of Rooms among the sample shown above due to its focus on primary revenue streams. Together, food and beverage and membership sales account for approximately 72.6% of total revenue at the Soho Beach House Property while room revenue accounts for approximately 18.1%.
(3)	Based on the “as-is” appraised value for the Soho Beach House Property as of November 1, 2018.
(4)	The Soho Beach House Property currently has 49 guestrooms. As part of the borrower sponsor’s planned renovations at the Soho Beach House Property for 2019 (for which the borrower deposited $2,500,000 into the FF&E reserve account on the origination date of the Soho Beach House Whole Loan), the penthouse event space is expected to be converted into a 1,500 sq. ft. guestroom. The upfront deposit of $2,500,000 is for budgeted or lender approved capital expenditures, property improvements and replacement FF&E at the Soho Beach House Property (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for the penthouse renovation (estimated by the appraisal to cost approximately $765,000). Upon completion of the 2019 planned renovation, the Soho Beach House Property is expected to have 50 operational guestrooms.
(5)	Wtd. Avg. is weighted based on Sale Price.

A-3-75

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 1/31/2019	U/W	U/W per Room
Rooms(1)	49	47	48	48	48
Occupancy	83.2%	86.3%	90.2%	90.1%	90.1%
ADR	$532.90	$519.19	$536.17	$533.06	$533.06
RevPAR	$443.48	$447.89	$483.80	$480.53	$480.53

Room Revenue	$7,909,902	$7,725,615	$8,519,166	$8,460,152	$8,460,152	$169,203
Food & Beverage	19,725,899	20,182,027	22,545,512	22,852,410	22,852,410	$457,048
Membership Sales(2)	6,911,985	8,382,549	10,826,553	11,008,006	11,008,006	$220,160
Other Revenue(3)	2,662,165	2,012,954	2,395,152	2,741,190	2,741,190	$54,824
Spa Sales	1,435,795	1,483,021	1,603,805	1,601,102	1,601,102	$32,022
Total Revenue	$38,645,744	$39,786,166	$45,890,188	$46,662,860	$46,662,860	$933,257
Departmental Expenses	19,426,923	18,530,747	19,943,742	20,061,086	20,061,086	$401,222
Undistributed Expenses	9,102,488	8,924,013	9,965,474	10,072,856	10,217,815	$204,356
Gross Operating Profit	$10,116,333	$12,331,406	$15,980,972	$16,528,918	$16,383,959	$327,679
Property Taxes	384,737	361,283	376,335	376,335	421,590	$8,432
Property Insurance	1,000,000	800,409	842,982	853,073	571,714	$11,434
Net Operating Income(2)	$8,731,596	$11,169,714	$14,761,655	$15,299,510	$15,390,655	$307,813
FF&E(4)	1,105,432	1,116,306	1,242,587	1,252,503	1,252,503	$25,050
Net Cash Flow	$7,626,164	$10,053,408	$13,519,068	$14,047,007	$14,138,153	$282,763

(1)	The borrower sponsor’s operating statements report available rooms based on the weighted average available rooms at the Soho Beach House Property per year after factoring in rooms that were offline due to renovation. Due to the historical ongoing room renovations that have taken place at the Soho Beach House Property, the room numbers presented above vary and do not equal the 50 guestrooms that will be available at the Soho Beach House Property after completion of the penthouse event space conversion to a guestroom. U/W Rooms is based on the T-12 1/31/2019 weighted average available rooms of 48.
(2)	The increase in Net Operating Income from 2016 through T-12 1/31/2019 is primarily due to the increase in members at the Soho Beach House Property. Since year-end 2015, the Soho Beach House membership count has grown from 2,919 to 4,640 as of January 2019, which represents an increase of approximately 59.0%.
(3)	Other Revenue represents revenue from parking (valet parking managed by USA Parking, a third party), private space rental, beach bed rentals, cigarette sales, cigar sales and miscellaneous income.
(4)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Soho Beach House Property is self-managed by Soho House Beach House LLC pursuant to the operating lease described above. Soho House has a current membership base of over 77,000 members world-wide across 22 houses and 713 guestrooms. Soho House also operates ten standalone restaurants and three standalone spas across the world.

Lockbox / Cash Management. The Soho Beach House Whole Loan is structured with a hard lockbox and in-place cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrower and the operating tenant are required to deposit all other payments into the clearing account immediately. All amounts on deposit in the clearing account are required to be swept on each business day into a lender-controlled cash management account. Funds on deposit in the lender-controlled cash management account are required to be disbursed in accordance with the Soho Beach House Whole Loan documents which, provided no event of default has occurred and is continuing, will be required to be distributed generally in the following order: custodial funds, tax account, insurance account (if applicable), debt service payments, FF&E payments, any amounts due to the lender, operating expenses, mezzanine debt service payments, and the seasonality account; and, upon the occurrence and during the continuance of a Trigger Period (as defined below), funds sufficient to pay operating expenses are required to be deposited directly into the lender-controlled operating expense account for such monthly payment date and all excess cash is swept into a lender-controlled cash management account.

A “Trigger Period” will (i) commence upon the first to occur of (a) an event of default under the mortgage or mezzanine loan documents, (b) the debt service coverage ratio falling below 1.25x based on the interest-only payments calculated (for the immediately preceding twelve month period) based on the Soho Beach House Total Loan, (c) any default, termination or receipt by the borrower of a notice of termination of the operating lease, (d) the total number of qualified Soho House members enrolled at the Soho Beach House Property is less than 4,000, (e) the failure to operate the Soho Beach House Property as a Soho House as provided in the Soho Beach House Whole Loan documents, (f) the occurrence of a bankruptcy event with respect to borrower or the operating tenant, (g) the occurrence of a bankruptcy event or any material breach or indebtedness default with respect to the guarantor or Soho House and (h) the occurrence of a reporting failure and such failure continues for a period of ten days after delivery of written notice to the borrower of such failure and (ii) expire (so long as a Trigger Period does not exist for any other reason) upon (1) with regard to any Trigger Period commenced in connection with clause (a) above, the cure (if applicable) of such event of default, (2) with regard to any Trigger Period commenced in connection with clause (b) above, the debt service coverage ratio based on the interest-only payments due with respect to the Soho Beach House Total Loan being equal to or greater than 1.30x for two consecutive calendar quarters and (3) with regard to any Trigger Period commenced in connection with clause (c) through (h) above, the applicable cure as detailed in the Soho Beach House Whole Loan documents.

A-3-76

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $159,972 into a real estate tax reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to $26,662, into a tax reserve.

Insurance Reserve. At loan origination, the borrower deposited $340,170 into an insurance reserve account. The borrower is required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums, which is estimated to be $48,596.

FF&E Reserve. At loan origination, the borrower deposited $2,500,000 into an FF&E reserve account. The borrower is required to make monthly deposits into the FF&E reserve account equal to 1/12 of 4.0% of room and food and beverage revenue for the Soho Beach House Property generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements. The monthly FF&E reserve amount currently equates to approximately $102,890 but will be adjusted annually in January of each calendar year.

Seasonality Reserve. At loan origination, the borrower deposited $1,000,000 into a seasonality reserve account. Prior to January 1, 2020 and January 1 of each calendar year thereafter during the term of the Soho Beach House Whole Loan, the lender will reassess the amount necessary to be held in the seasonality reserve account and the lender will require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate operating income anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Soho Beach House Property has a debt service coverage ratio of at least equal to 1.25x based on the interest-only payments calculated (for the immediately preceding twelve month period) based on the Soho Beach House Total Loan. The borrower is only required to deposit funds into the seasonality reserve to the extent of sufficient excess cash and the balance will accrue and is required to be paid on each subsequent monthly payment date to the extent of excess cash until such balance is reduced to zero.

Current Mezzanine or Subordinate Indebtedness. Concurrent with the funding of the Soho Beach House Whole Loan, Nonghyup Bank, Acting in its capacity as the Trustee Of Kim Miami Hotel Private Placement Real Estate Investment Trust No. 2, funded a $62,000,000 Mezzanine Loan (the “Soho Beach House Mezzanine Loan”) to Beach House Holdco., LLC, a Delaware limited liability company. The Soho Beach House Mezzanine Loan accrues interest at a rate of 7.25000% per annum and requires interest-only payments through the maturity date of February 6, 2024. The rights of the lender of the Soho Beach House Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-77

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

A-3-78

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

A-3-79

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

A-3-80

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Samuel G. Weinberg
Borrower:	Wenat Realty Associates L.P.
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.5%
Interest Rate:	5.15000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2019
Maturity Date:	February 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$50,000,000 Pari Passu Debt
Call Protection:	L(26), DorYM1(91), O(3)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Core and Shell Work Reserve:	$6,792,677	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Gallery
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2018 / NAP
Total Sq. Ft.:	74,563
Property Management:	Self-managed
Underwritten NOI:	$8,106,464
Underwritten NCF:	$7,636,208
Appraised Value(3):	$180,000,000
Appraisal Date:	May 1, 2019

Historical NOI(4)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy(5):	100.0% (April 6, 2019)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(3)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	$50,000,000
Whole Loan	$90,000,000	$1,207 / $1,207	50.0% / 50.0%	1.73x / 1.62x	9.0% / 8.5%	9.0% / 8.5%

(1)	The Original Balance and Cut-off Date Balance of $40.0 million represents the non-controlling Note A-2 of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $90.0 million. For additional information on the pari passu companion loans, see “The Loan” below.
(2)	See “Initial and Ongoing Reserves” below.
(3)	The Appraised Value represents the prospective market value upon stabilization as of May 1, 2019, which assumes that the interior build-out of the space is completed for the Pace Gallery HQ Property (as defined below). At origination, the lender reserved $6,792,677 for outstanding core and shell work to be completed by the borrower at the Pace Gallery HQ Property (the “Core and Shell Work”). The borrower sponsor also posted a $19,000,000 letter of credit, which is required to be released upon the lender’s receipt of (i) an estoppel certificate from The Pace Gallery LLC (“Pace Gallery”) stating that the Core and Shell Work has been completed in accordance with the terms of the Pace Gallery lease and (ii) a true and correct copy of a valid, unexpired, temporary certificate of occupancy for the entire Pace Gallery HQ Property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $180,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the “as-is” appraised value of $170,000,000, are both 52.9%.
(4)	The Pace Gallery HQ Property was built in 2018, therefore no historical information is available.
(5)	The sole tenant at the Pace Gallery HQ Property took possession of its space and began paying full, unabated rent on December 15, 2018. Pace Gallery is completing the build-out of its space and is anticipated to take occupancy in May 2019.

A-3-81

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

The Loan.    The Pace Gallery HQ mortgage loan (the “Pace Gallery HQ Loan”) is part of a whole loan (the “Pace Gallery HQ Whole Loan”) evidenced by two pari passu notes that are secured by a first mortgage lien encumbering the borrower’s fee simple interest in a newly developed building, which contains Class A office and gallery space, located in the Chelsea neighborhood of New York, New York (the “Pace Gallery HQ Property”). The Pace Gallery HQ Loan, which is evidenced by the non-controlling Note A-2, has an original principal balance and outstanding principal balance as of the Cut-off Date of $40.0 million.

The relationship between the holders of the Pace Gallery HQ Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$40,000,000	$40,000,000	Benchmark 2019-B10	No
Note A-1	$50,000,000	$50,000,000	GSMS 2019-GC38	Yes
Total	$90,000,000	$90,000,000

The Pace Gallery HQ Whole Loan, which accrues interest at an interest rate of 5.15000% per annum has an original principal balance and an outstanding principal balance as of the Cut-off Date of $90.0 million. The Pace Gallery HQ Whole Loan had an initial term of 120 months, has a remaining term of 118 months and is interest-only for the term of the loan. The proceeds of the Pace Gallery HQ Whole Loan were primarily used to refinance prior debt secured by the Pace Gallery HQ Property, return equity to the borrower sponsor, fund upfront reserves and pay origination costs. Based on the “As Stabilized” appraised value of $180.0 million as of May 1, 2019, the Whole Loan Cut-off Date LTV Ratio is 50.0%.

The most recent prior financing of the Pace Gallery HQ Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$58,297,079	64.8%
			Return of Equity	23,870,301	26.5
			Upfront Reserves	6,792,677	7.5
			Closing Costs	1,039,942	1.2
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is Wenat Realty Associates L.P., a New York limited partnership and single purpose entity with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Samuel G. Weinberg, who serves as the President and CEO of Weinberg Properties. Weinberg Properties, founded in 1925, is a full service real estate owner and developer based in New York City, which currently owns other commercial properties in Manhattan such as 360 East 57th Street (a multifamily building known as The Morrison), 537-541 West 24th Street, 160 Leroy Street and 7 West 46th Street.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Pace Gallery	NR/NR/NR	74,563	100.0%	$116.04	100.0%	12/14/2038
Total		74,563	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Includes approximately $252,000 of contractual rent steps through December 2019.

A-3-82

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	74,563	100.0%	74,563	100.0%	$116.04	100.0%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	1	74,563	100.0%			$116.04	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)	Includes approximately $252,000 of contractual rent steps through December 2019.

The Pace Gallery HQ Property is a newly developed Class A office and art gallery building totaling 74,563 sq. ft. located at 540 West 25th Street in New York City. The Pace Gallery HQ Property is comprised of an eight-story office building with art gallery space that is situated mid-block, on the south side of 25th Street, between Tenth and Eleventh Avenues. The Pace Gallery HQ Property is located within the Arts District within the Chelsea neighborhood of Manhattan. The Pace Gallery HQ Property is 100.0% leased to and upon completion will serve as the global headquarters for Pace Gallery, which, according to a travel magazine, is a leading contemporary art gallery. Although Pace Gallery is not yet operating out of the Pace Gallery HQ Property, the borrower sponsor has delivered the space to the tenant, and Pace Gallery has taken full possession of its space, is currently completing its initial build-out, and is paying full, unabated annual rent of $8.4 million (representing an underwritten base rent of $112.66 per sq. ft. on a triple-net basis). An initial certificate of occupancy has not yet been issued for the Pace Gallery HQ Property and, based solely upon a letter by the borrower’s architect issued in connection with the origination of the Pace Gallery HQ Whole Loan, upon completion of Pace Gallery’s outstanding interior work and the borrower’s core and shell work, in each case, in accordance with the plans and specifications for such work, the Pace Gallery HQ Property will be eligible to receive a certificate of occupancy. Pursuant to its lease, Pace Gallery is responsible for obtaining the certificate of occupancy for the Pace Gallery HQ Property upon completion of its interior work and the Pace Gallery HQ Whole Loan documents require the borrower to obtain or cause to be obtained a certificate of occupancy. The Pace Gallery HQ Whole Loan documents provide for a non-recourse carveout for losses in connection with (A) the failure to obtain a temporary or permanent final certificate of occupancy for the Pace Gallery HQ Property or (B) in the event a temporary certificate of occupancy for the Pace Gallery HQ Property is been issued, the expiration of such temporary certificate of occupancy without the simultaneous issuance of either a renewal temporary certificate of occupancy or a permanent certificate of occupancy.

The Pace Gallery HQ Property has column-free, multi-use floor plates. The construction includes black volcanic stone and a glass curtain façade that wraps around the entire building and provides all floors with floor-to-ceiling windows. The ground and second floors have a custom lighting system that automatically adjusts the ambient light to complement the works on display. Additionally, the ground floor features 18-foot ceilings and serves as the primary showroom space while the upper floors feature 10- to 19-foot ceilings and consist of a mix of office and gallery space. As of December 31, 2018, Pace Gallery had completed approximately $5.5 million of interior work and is responsible for any remaining costs of completing the interior build-out.

Sole Tenant.

Pace Gallery (74,563 sq. ft.; 100.0% of NRA; 100.% of U/W Base Rent): Pace Gallery, is a contemporary art gallery that represents over 70 artists and estates worldwide. The gallery started on Boston’s Newbury Street in 1960 and moved to New York City in 1963. The Pace Gallery moved to its current location at 537 West 24th Street, in West Chelsea, in 2001 and has remained in the same space for nearly 20 years while subsequently expanding into two additional locations in New York City as well as outposts in Palo Alto, London, Beijing, Hong Kong, Seoul and Geneva. Upon completion of its interior build-out, Pace Gallery is expected to consolidate its three current New York City locations into its global headquarters at the Pace Gallery HQ Property. The Pace Gallery lease includes a $20.0 million security deposit, which is currently in the form of an evergreen letter of credit issued by JPMorgan Chase Bank, N.A. Upon the Pace Gallery taking occupancy and completing its build-out, the security deposit letter of credit reduces to $10.0 million. As of December 31, 2017, Pace Gallery reported a total net worth of approximately $110.0 million.

A-3-83

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Environmental Matters. The Phase I environmental report dated December 18, 2018 recommended no further action at the Pace Gallery HQ Property.

The Market. The Pace Gallery HQ Property is located at 540 West 25th Street between 10th and 11th Avenue and, according to the appraisal, is located within the Chelsea office submarket (of the greater Midtown South office market). According to the appraisal, as of the third quarter of 2018, the Chelsea office submarket had an office inventory of approximately 25.1 million sq. ft., a 6.6% vacancy rate and average asking rents of $74.16 per sq. ft. According to the appraisal, average asking rents for directly comparable office leases for newly constructed space range from $106.51 per sq. ft. to $185.00 per sq. ft., representing a significant premium for newly constructed space when compared to existing office space in the Chelsea office submarket. See the “Comparable Leases” chart below for detail on leases that are considered directly comparable to the Pace Gallery lease by the appraisal. The appraisal concluded a gross market rent for the Pace Gallery HQ Property of $175.00 per sq. ft. for grade level retail space, $150.00 per sq. ft. for the office space located on floors two through five and $155.00 per sq. ft. for the office space located on floors seven and eight (there is no market rent conclusion for floor six because it represents the outdoor terrace), based on a modified gross lease structure and estimated lease term of 15 years. The weighted average in place underwritten gross rent at the Pace Gallery HQ Property is equal to $146.33 per sq. ft.

The Pace Gallery HQ Property is located within the New York-Jersey City-White Plains metropolitan statistical area (the “New York MSA”). According to the appraisal, the New York MSA has a population of approximately 14.4 million and a year-end 2018 median household income of $67,700. Access to the Pace Gallery HQ Property is provided by subway, train and a highway. The closest subway station is four blocks to the southeast and services the A, C and E subway lines. Pennsylvania Station, located approximately seven blocks from the Pace Gallery HQ Property, is located one subway stop north of the aforementioned subway station and provides access to the 1, 2, 3 subway lines as well as NJ Transit and the Long Island Railroad. The Pace Gallery HQ Property is located on the west side of Manhattan on 25th Street, providing accessibility to both the Holland and Lincoln Tunnels.

Comparable Leases(1)
Property Name	Property Type	Leased Area (sq. ft.)	Largest Tenant	Lease Type	Lease Start	Lease Term (Yrs.)	Gross Rent PSF
Pace Gallery HQ(2)	Mixed Use	74,563	Pace Gallery	Modified Gross	Dec-18	20.0	$146.33
Confidential (SoHo)	Office	63,346	Confidential	Modified Gross	Jan-19	15.0	$160.00
0 Bond Street	Office	13,144	Sartiano	Modified Gross	Oct-18	16.1	$106.51
424 Fifth Avenue	Office	192,751	WeWork	Net (Grossed Up)	Sep-18	15.9	$112.88
888 Broadway	Office	37,607	Netflix	Modified Gross	Sep-18	15.0	$130.00
61 Ninth Avenue	Office	142,342	Aetna	Net (Grossed Up)	July-18	12.3	$137.27
412 West 15th Street	Office	6,092	Copenhagen Infrastructure Partners	Modified Gross	Mar-18	7.5	$145.00
412 West 15th Street	Office	11,474	Tikehau Capital	Modified Gross	Feb-18	10.0	$185.00
860 Washington Street	Office	13,069	SoFi	Modified Gross	Mar-17	11.0	$155.00
860 Washington Street	Office	21,979	Delos Living LLC	Modified Gross	Oct-15	10.4	$150.00
545 West 20th Street	Retail	4,400	Garth Greenan Gallery	Modified Gross	June-16	10.0	$140.00
543 West 23rd Street	Retail	1,420	Morgan Lehamn Gallery	Modified Gross	June-16	10.0	$130.00
508 West 24th Street	Retail	4,812	Cara Gallery	Modified Gross	May-16	10.0	$155.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2019.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$8,652,000	$116.04
Reimbursements	2,258,718	$30.29
Gross Potential Rent	$10,910,718	$146.33
Less: Vacancy(3)	(545,536)	($7.32)
Effective Gross Income	$10,365,183	$139.01
Total Variable Expenses	200,000	$2.68
Total Fixed Expenses	2,058,718	$27.61
Net Operating Income	$8,106,464	$108.72
Capital Expenditures	14,913	$0.20
TI/LC	455,343	$6.11
Net Cash Flow	$7,636,208	$102.41

(1)	The Pace Gallery HQ Property was built in 2018, therefore no historical information is available.
(2)	U/W Base Rent is based on the underwritten rent roll dated January 1, 2019 and includes approximately $252,000 of contractual rent steps through December 2019.
(3)	U/W Vacancy represents the economic vacancy of 5.0%.

A-3-84

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Property Management.   The Pace Gallery HQ Property is self-managed by the borrower.

Letter of Credit. In connection with the origination of the Pace Gallery HQ Whole Loan, the borrower sponsor posted an evergreen letter of credit, issued by Citibank, N.A., in the amount of $19,000,000, which is required to be released, provided no event of default under the Pace Gallery HQ Whole Loan has occurred and is continuing, upon the lender’s receipt of (i) an estoppel certificate from Pace Gallery stating the Core and Shell Work has been completed in accordance with the terms of the Pace Gallery lease and (ii) a true and correct copy of a valid, unexpired, temporary certificate of occupancy for the Pace Gallery HQ Property.

Lockbox / Cash Management.     The Pace Gallery HQ Whole Loan documents require a springing hard lockbox account with springing cash management. Upon the occurrence and during the continuance of a Pace Gallery HQ Trigger Period (as defined below), the borrower is required to deliver a tenant direction letter to Pace Gallery directing it to remit its rent payments directly to the lockbox account. The borrower is also required to deliver a tenant direction letter to each and every future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Pace Gallery HQ Property into the lockbox account within two business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Pace Gallery HQ Trigger Period exists. Upon the occurrence and during the continuance of a Pace Gallery HQ Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender and all amounts on deposit therein after payment of debt service, required reserves, budgeted operating expenses and approved extraordinary expenses are required to be reserved as additional collateral for the Pace Gallery HQ Whole Loan. Upon an event of default under the Pace Gallery HQ Whole Loan documents, the lender may apply funds in such order of priority as it may determine.

If any Specified Tenant (as defined below) fails to make any monthly payment of rent or additional rent (or any portion thereof) the borrower will be required to promptly provide written notice thereof to the lender specifying the amount of rent and/or additional rent that should have been paid on the applicable due date. Provided no event of default has occurred and is continuing, upon the lender’s receipt of such notice, the lender will be required to deposit from the Retained Security Deposit Reserve (as defined below) into the cash management account an amount equal to the monthly payment of rent and/or additional rent that was not paid.

A “Pace Gallery HQ Trigger Period” means a period (A) commencing upon the first to occur of (i) the occurrence and continuance of an event of default under the Pace Gallery HQ Whole Loan documents, (ii) the debt service coverage ratio (calculated for this purpose on the basis of the greater of (i) annual debt service due and (ii) amortizing debt service assuming a mortgage constant equal to 6.37%) falling below 1.20x, (iii) any termination or cancellation of a Specified Tenant Lease (as defined below) and/or a Specified Tenant Lease failing to be in full force and effect, (iv) a Specified Tenant being in default under its lease, (v) a Specified Tenant (a) failing to be in physical possession of any portion of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space or (b) giving notice that it is terminating its lease for all or any portion of its space or (vi) any bankruptcy or similar insolvency of the Specified Tenant and (B) expiring upon (i) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clause (A)(i) above, the cure of the applicable event of default, (ii) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio (calculated as indicated above) remaining at or above 1.25x for two consecutive calendar quarters, (iii) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clauses (A)(iii), A(iv), (A)(v) and/or (A)(vi) above, the earlier to occur of (x) the leasing of the entire space demised pursuant to the applicable Specified Tenant Lease in accordance with the terms of the Pace Gallery HQ Whole Loan documents, the applicable Specified Tenant under such new lease being in actual, physical occupancy of, and open to the public for business and paying the full amount of the rent due under such new lease or (y) the occurrence of the following, as applicable, (1) the applicable Specified Tenant has cured all defaults which exist beyond applicable notice and grace periods under the applicable Specified Tenant Lease, (2) the applicable Specified Tenant is in actual, physical possession of the space demised pursuant to the applicable Specified Tenant Lease, open to the public for business during customary hours and not “dark”, (3) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (4) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant, the applicable Specified Tenant has affirmed the applicable Specified Tenant Lease pursuant to a final, non appealable order of a court of competent jurisdiction and (5) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease. Notwithstanding the foregoing, a Pace Gallery HQ Trigger Period shall not be deemed to cease in the event any other triggering event is then ongoing.

A “Specified Tenant” means, as applicable, (i) Pace Gallery, (ii) any other tenant leasing all or a portion of the Pace Gallery HQ Property pursuant to any lease and (iii) any guarantor of a tenant lease at the Pace Gallery HQ Property.

Initial and Ongoing Reserves.  On the origination date of the Pace Gallery HQ Whole Loan, the borrower funded a reserve of $6,792,677 for outstanding costs associated with completing the Core and Shell Work at the Pace Gallery HQ Property.

A-3-85

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Tax Reserves. If the Reserve Waiver Conditions (as defined below) have not been satisfied, on each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserves. If the Reserve Waiver Conditions have not been satisfied, on each payment date, the borrower is required to deposit reserves of 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that, monthly deposits for insurance reserves will be waived if the Pace Gallery HQ Property is covered under an acceptable blanket policy.

Replacement Reserves. If a Pace Gallery HQ Trigger Period has occurred and is continuing, on each payment date, the borrower is required to deposit $1,243 into a replacement reserve for capital expenditures.

TI/LC Reserve. If a Pace Gallery HQ Trigger Period has occurred and is continuing, on each payment date, the borrower is required to deposit $6,214 into a tenant improvements and leasing commissions reserve.

Retained Security Deposit Reserve. In the event that the borrower is entitled to retain any portion of the security deposit delivered in accordance with a Specified Tenant Lease (the amount so permitted to be retained or drawn, (the “Retained Security Deposit Amount”), the borrower is required to deposit the Retained Security Deposit Amount into a reserve (the “Retained Security Deposit Reserve”).

“Reserve Waiver Conditions” shall mean each of the following: (i) no Pace Gallery HQ Trigger Period has occurred and is continuing, (ii) the lease with a Specified Tenant (a “Specified Tenant Lease”) is in full force and effect, (iii) with respect to the reserve for taxes, the Specified Tenant is obligated pursuant to the Specified Tenant Lease to reimburse the borrower for all taxes and the lender has received evidence of compliance by such tenant, (iv) with respect to the reserve for insurance premiums, the Specified Tenant is obligated pursuant to its lease to maintain all insurance required to be maintained by the borrower pursuant to the Pace Gallery HQ Whole Loan documents and such tenant pays all premiums for such insurance directly to the applicable insurance provider, and (v) the borrower delivers to the lender evidence, as applicable, that (a) all taxes have been paid prior to the date the same are due and payable and (b) all insurance required by the Pace Gallery HQ Whole Loan documents is maintained and premiums due in connection therewith have been paid prior to the date the same are due and payable.

On the monthly payment date following the date any Specified Tenant fails to make any monthly payment of rent or additional rent, all excess cash flow up to the amount of the rent or additional rent that such tenant failed to pay will be required to be deposited into a reserve with the lender to be used for the payment of tenant improvements and leasing commissions that may be incurred by the borrower in connection with re-tenanting the space demised to such tenant. Provided no event of default has occurred and is continuing, the lender will be required to disburse amounts held in the reserve to pay for tenant improvements and leasing commissions expenses that are incurred in connection with re-tenanting the space demised to such tenant.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-86

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

A-3-87

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

A-3-88

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Anthony W. Birkla; David B. Anderson
Borrower:	Cincinnati 580 Residential Development, LLC
Original Balance:	$38,500,000
Cut-off Date Balance:	$38,500,000
% by Initial UPB:	3.3%
Interest Rate:	5.13000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2019
Maturity Date:	February 6, 2024
Amortization:	Interest only for first 24 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(30), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$35,010	$12,407	NAP
Insurance:	$23,868	$1,989	NAP
Replacement:	$0	$3,750	NAP
Common Charges:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Cincinnati, OH
Year Built / Renovated:	1973 / 2015-2017
Total Units:	179
Property Management:	Anderson Birkla Management, Inc.
Underwritten NOI(2):	$3,642,393
Underwritten NCF:	$3,597,393
Appraised Value(3):	$51,800,000
Appraisal Date:	November 19, 2018

Historical NOI(4)
Most Recent NOI(4):	$2,301,682 (T-12 November 30, 2018)
2017 NOI:	$1,044,204 (December 31, 2017)
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	97.2% (January 4, 2019)
2017 Occupancy:	60.0% (December 31, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$38,500,000	$215,084 / $205,765	74.3% / 71.1%	1.45x / 1.43x	9.5% / 9.3%	9.9% / 9.8%

(1)	See “Initial and Ongoing Reserves” herein.

(2)	Underwritten NOI is approximately 58.2% higher than the Most Recent NOI reflecting the stabilization of the occupancy at the AT580 Multi Property (as defined below), which was developed and began lease up in August 2017.

(3)	The Appraised Value includes $9,209,760 attributable to the net present value of the tax abatement at the AT580 Multi Property.

(4)	Historical Occupancy and Historical NOI prior to 2017 is not available, because the AT580 Multi Property was redeveloped between 2015 and 2017.

A-3-89

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

The Loan. The AT580 Multi mortgage loan (the “AT580 Multi Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a recently converted 179-unit, Class A multifamily component comprising two residential condominium units (the “AT580 Multi Property”) in a mixed-use condominium development located in Cincinnati, Ohio. The AT580 Multi Loan had an original and an outstanding principal balance as of the Cut-off Date of $38.5 million and accrues interest at an interest rate of 5.13000% per annum. The AT580 Multi Loan proceeds were used to refinance existing debt, fund tax and insurance reserves, pay closing costs and return equity to the borrower. Based on the “As Is” appraised value of $51.8 million as of November 19, 2018, the Cut-off Date LTV Ratio is 74.3%. The most recent financing of the AT580 Multi Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,500,000	100.0%	Loan Payoff	$34,875,816	90.6%
			Upfront Reserves	58,878	0.2
			Closing Costs	610,676	1.6
			Return of Equity	2,954,630	7.7
Total Sources	$38,500,000	100.0%	Total Uses	$38,500,000	100.0%

The Borrower / Borrower Sponsors. The borrower under the AT580 Multi Loan is Cincinnati 580 Residential Development, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The borrower sponsors and non-recourse carveout guarantors are Anthony W. Birkla and David B. Anderson, the principals of Anderson Birkla Investment Partners. Anderson Birkla Investment Partners is an Indianapolis based real estate development company founded in 2007 and engaged in the development of Class A lifestyle residential projects. The Anderson Birkla Investment Partners portfolio includes five developments including four in Ohio and one in Indiana, which feature amenities such as swimming pools, fitness centers, billiards lounges, bike storage and outdoor grill areas as well as mixed use components incorporating office, retail and hospitality.

Anderson Birkla’s vertically integrated models include affiliates such as Allied Diversified Construction, Inc. and Anderson Birkla Management Inc., doing business as Denizen Management (“Denizen”). Denizen is a residential property management company with management strategies intended to cater to turnaround properties, assets in need of special attention and average performing assets. Denizen manages properties throughout Indiana and Ohio and is the property manager of the AT580 Multi Property.

The Property.

Residential Unit Summary(1)
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (Sq. Ft.)	Average Monthly In- Place Rent per Unit	Average Monthly In-Place Rent PSF
Studio	26	25	96.2%	688	$1,394	$2.03
1 Bedroom	79	77	97.5%	905	$1,632	$1.80
1 Bedroom - Den	1	1	100.0%	1,121	$1,900	$1.69
1 Bedroom - Den/PH	1	1	100.0%	1,582	$3,795	$2.40
2 Bedroom	60	58	96.7%	1,402	$2,457	$1.75
2 Bedroom - Den/PH	9	9	100.0%	1,587	$3,911	$2.46
2 Bedroom - PH	3	3	100.0%	1,651	$4,462	$2.70
Rentable Units Total/Wtd. Avg.	179	174	97.2%	1,092	$2,053	$1.87
(1)	Based on the January 4, 2019 rent roll.

The AT580 Multi Property is a Class A 179-unit multifamily component comprising two residential condominium units in a mixed-use condominium located in Cincinnati, Ohio. The AT580 Multi building is an 886,867 sq. ft. mixed use condominium development, consisting of parking, retail, office and multifamily uses contained in a 17-story tower situated in the revitalized Cincinnati central business district (“CBD”). The AT580 Multi building was originally constructed in 1973. In 2013, the borrower sponsor acquired the fee simple interest in the building for $13.7 million out of foreclosure. At that time, the building was mostly built-out as office space and was over 60% vacant, as the largest tenant - Great American Insurance Co. - moved out in 2011.

Between 2015 and 2017, the borrower sponsor invested approximately $78 million and converted the building into a mixed-use condominium development consisting of office, retail and apartment units for a total cost basis of approximately $91.7 million. The conversion included the creation of two condominium units totaling 179 apartments, which represents the AT580 Multi Property component with an allocated conversion amount of approximately $44 million. Separate from the AT580 Multi Property’s two condominium units, the building improvements also include approximately 180,000 sq. ft. of office space, 48,000 sq. ft. of retail area featuring ground floor restaurants which serve as an on-site public amenity for the apartment tenants along with underground garage parking that is not part of the collateral.

The AT580 Multi Property is situated across three components of the building, including (1) Live@580 – The Tower situated on floors seven to 13 in the building’s towers with the unit mix ranging from studios to two bedroom two-bathroom plus den units, (2) One@580 –

A-3-90

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

The Suites situated in the annex portion of the building on floors two to four and featuring 27 suites and (3) UP@580 – The Penthouse situated on the 14th floor and containing 13 loft-style penthouse units with a private patio and 20-ft. floor-to-ceiling views of downtown Cincinnati and a private elevator. The AT580 Multi Property units feature upgraded kitchen cabinets, granite kitchen countertops and washer and dryer in every unit. The AT580 Multi Property amenities include a fitness center, yoga terrace, roof top dog park, roof top lounge with seating, a cinema room, a conference room, a business center, a game room, a community room with seating and wall mounted TV’s, 24/7 roaming security, concierge services and valet trash service.

Parking: The AT580 Multi Property tenants have the right to use 179 of the 409 spaces in the five-level parking garage located below ground through an easement agreement. The borrower has entered into lease addendums with the tenants to outline the parking usage, costs, and terms. The tenants are charged $135/space/month, while the easement agreement currently calls for an expense of $75/space/month to the borrower sponsors, which is subject to increases annually starting January 2020, but will increase by no more than Cincinnati consumer price index. The parking unit is owned by an affiliate of the borrower sponsor and is managed by SP Plus Corporation pursuant to an agreement with such borrower sponsor affiliate, and not the borrower sponsor.

Master Lease: Eleven of the 179 units (6.1% of units and 6.5% of underwritten base rent) at the AT580 Multi Property are operated under an exclusive partnership agreement and furnished revenue share agreement with National Corporate Housing (“NCH”), an executive leasing company that places temporary tenants. The NCH sub-tenants are generally executives that are moving to Cincinnati either temporarily or indefinitely, and according to the borrower sponsor, two of the temporary leases have resulted in direct leases with the borrower sponsor. At the end of each month, the borrower and NCH are required to total up the revenue of each suite and (i) a 50%/50% (borrower/NCH) split, minus parking, will be calculated for units that are jointly furnished by the borrower and NCH and (ii) a 65%/35% (borrower/NCH) split, minus parking, will be calculated for units that are furnished by the borrower. According to the NCH agreement, the furnished revenue share agreement can be terminated by either party for any reason with at least 30 days written notice. Upon terminating the agreement all existing house guests and existing future reservations will be permitted to stay until their agreed upon notice is submitted.

Tax Abatement: The AT580 Multi Property is situated within a Community Reinvestment Area (CRA), pursuant to which it benefits from a 12-year tax abatement in which taxes on 75% of the value above a base value (pre-development) are abated. The abatement term started in tax year 2017. The AT580 Multi Property is subject to full unabated taxes as of the 2028/2029 tax year. The abated taxes for the 2018 tax year are estimated to be $939,807, compared to unabated taxes of $1,396,493. The net present value of the tax abatement was estimated in the related appraisal to be $9,209,760. The AT580 Multi Loan was underwritten based on the 2018 tax bill, which reflects the abated taxes.

Condominium Structure: The AT580 building has been divided according to a condominium plan, in which the AT580 Multi Property represents the two condominium units comprising the residential uses. The remaining four condominium units utilized as retail and office space comprise the commercial uses. The owners of each condominium unit are entitled to one vote for each of the units that it owns, except that the owner of the residential unit accounting for 32.2% of the gross building area is entitled to three votes for that unit; consequently, the borrower and the owner of the commercial units (currently a borrower affiliate) have four votes each, and accordingly neither the borrower nor the owner of the commercial condominium units controls the condominium. Additionally, none of the following actions can be taken without the prior written consent of the lender: (a) the adoption of any budget, rule or regulation or the imposition of any assessments or any other similar action which would disproportionately affect the operation, value or use of any unit included in the AT580 Multi Property or any other portion of the condominium; (b) the undertaking of any alterations or improvements, or other measures or actions that would materially affect the AT580 Multi Property or the operation, value or use thereof or any other portion of the condominium; (c) any action to abandon or terminate the condominium regime or partition the condominium or amend the condominium documents; (d) any action to change or reallocate the percentage interests of the unit owners in the common elements; or (e) the creation of additional units.

Gross Building Area by Parcel(1)
Use	Gross Building Area (Sq. Ft.)	% of Gross Building Area
Apartment	286,200	32.3%
Apartment	67,458	7.6%
Apartment Total:		39.9%
Office	198,024	22.3%
Office	9,900	1.1%
Office Total:		23.4%
Garage Total:	177,851	20.1%
Retail Total:	147,434	16.6%
(1)	Source: Condominium Agreement

A-3-91

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

Environmental Matters. A Phase I environmental site assessment dated August 7, 2018, revealed no evidence of recognized environmental conditions and recommended no further investigation at the AT580 Multi Property.

The Market. The AT580 Multi Property is located in the Cincinnati CBD, across from Fountain Square, the downtown restaurant and entertainment area of Cincinnati. The area surrounding Fountain Square is a popular destination for residents and visitors to the city as it features many shops, restaurants, hotels, and offices. Taft Theatre, which hosts Broadway shows, concerts, comedy and other special events, is located approximately 0.3 miles to the east of the AT580 Multi Property. Rookwood Commons & Pavilion, a large shopping center with tenants including Old Navy, T-Mobile, Whole Foods, Home Goods, Nike, DSW Shoe Warehouse, Longhorn Steakhouse and Starbucks, is located approximately 5.4 miles to the northeast. Large employers such as The Kroger Company, Procter & Gamble, and Macy’s, Inc. are headquartered in Cincinnati, as well as educational and healthcare providers such as the University of Cincinnati and Cincinnati Health and TriHealth. In addition, the University of Cincinnati, which has a student enrollment of approximately 45,000 students, is located approximately 2.9 miles north of the AT580 Multi Property. The AT580 Multi Property has access to mass transit via a Streetcar station located 0.3 miles southwest of the AT580 Multi Property. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 20,374, 145,588 and 310,984, respectively. Additionally, over the same period, the median household income within a one-, three- and five-mile radius was $34,386, $33,685 and $39,199, respectively.

The AT580 Multi Property is located in the Downtown submarket within the greater Cincinnati multifamily market. The 11,593-unit submarket exhibited a vacancy rate of 7.5% and an average asking rent of $1,201 per month as of the third quarter of 2018, according to the appraisal. The Downtown submarket has 514 apartment units under construction within four buildings and 1,441 additional units are planned for construction within seven buildings. Of the expected new supply, the appraisal identified three developments to be direct comparables, including (i) a 139-unit Class A mixed use development at Court and Walnut (0.3 mile north), with a 45,000 sq. ft. Kroger supermarket and parking garage that is expected to be completed in the fall of 2019, (ii) a new apartment complex at One 41 Wellington (1.8 miles north) that is currently leasing units delivered in 2018, which, according to the appraisal, is expected to represent ancillary competition as it is located outside of the CBD inner-core and is expected to target local area hospital workers as well as graduate and non-traditional University of Cincinnati students and (iii) a 225-unit apartment development, Fourth & Race (0.3 miles northwest) with a parking garage and 21,000 sq. ft. retail space that would not be delivered until 2020.

The appraisal also identified five comparable multifamily buildings as shown below.

Comparable Rental Properties(1)
	AT580 Multi(2)	Encore Urban Living	Radius at the Banks	Current at the Banks	Seven at Broadway	The Reserve at 4th and Race
Number of Stories	17	17	9	6	7	15
Year Built	2015-2017 (Ren)	2017	2016	2011	2015	2012 (Ren)
Number of units	179	133	290	300	111	88
Occupancy	97.2%	100.0%	91.1%	96.0%	99.1%	95.5%
Avg. Unit Size (SF):
Studio	692	689	704	583	637	NAP
1BR/1BA	905	846	871	788	731	808
2BR/2BA	1,402	1,342	1,197	1,104	1,563	1,558
Avg. Rent per Month:
Studio	$1,399	$1,435	$1,417	$1,154	$1,470	NAP
1BR/1BA	$1,632	$1,798	$1,535	$1,386	$1,720	$1,600
2BR/2BA	$2,457	$2,916	$2,283	$1,972	$3,370	$2,250
(1)	Source: Appraisal.

(2)	Based on the January 4, 2019 rent roll, which does not account for the model unit.

A-3-92

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	T-12 11/30/2018	U/W	U/W Per Unit (2)
Gross Potential Rent	$5,291,541	$4,548,614	$4,401,348	$24,452
Vacancy & Credit Loss & Concessions(2)	(3,347,634)	(1,220,621)	(220,067)	(1,223)
Net Rental Income	$1,943,907	$3,327,993	$4,181,281	$23,229
Other Income(3)	203,587	384,705	631,880	3,510
Effective Gross Income	$2,147,494	$3,712,698	$4,813,161	$26,740
Total Expenses(4)	1,103,290	1,411,016	1,170,767	6,504.26
Net Operating Income(5)	$1,044,204	$2,301,682	$3,642,393	$20,236
Capital Expenditures	0	774,819	45,000	250
Net Cash Flow(4)	$1,044,204	$1,526,863	$3,597,393	$19,986
(1)	Historic cash flow information prior to 2017 is not available because the AT580 Multi Property was redeveloped between 2015 and 2017 and began leasing in 2017.

(2)	The decrease in the Vacancy & Credit Loss & Concessions figure from 2017 reflects the lease up and stabilization of the AT580 Multi property since development between 2015 and 2017 and occupancy stabilization in June 2018. As of the rent roll dated January 4, 2019, no concessions were being offered at the AT580 Multi Property and none are being underwritten.

(3)	Other Income is mainly comprised of parking incomes, utility reimbursements, move-in fees, pet fees, late charges and miscellaneous items.

(4)	See “Tax Abatement” herein. Taxes are underwritten to the 2018 tax bill to be paid in 2019.

(5)	The U/W Net Operating Income is approximately 58.2% higher than T-12 11/30/2018 Net Operating Income because the AT580 Multi Property was redeveloped between 2015 and 2017 and reached stabilized occupancy in June 2018.

Property Management. The AT580 Multi Property is managed by Anderson Birkla Management, Inc. doing business as Denizen Management, an affiliate of the borrower sponsor.

Lockbox / Cash Management.  The AT580 Multi Loan is structured with a soft lockbox for rents received from tenants and springing cash management. All rents and other gross revenue from The AT580 Multi Property are required to be deposited by the borrower or the property manager into a clearing account within one business day of receipt. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower’s operating account. During a Trigger Period (as defined below), any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account are required to be swept daily into a lender-controlled deposit account and applied to payment of tax, insurance and common charges escrows as described below under “Initial and Ongoing Reserves,” debt service on the AT580 Multi Loan, replacement reserves as described below under “Initial and Ongoing Reserves,” operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, with any remainder to be held as additional security for the AT580 Multi Loan during the continuation of such Trigger Period.

A “Trigger Period” will commence upon (i) the occurrence of an event of default (and will end if the event of default has been cured and the cure accepted by the lender) or (ii) the amortizing debt service coverage ratio (as calculated per the loan documents) falls below 1.20x (and will end the date the debt service coverage ratio has been at least 1.25x for two consecutive calendar quarters).

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $35,010 into a real estate tax reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equate to approximately $12,407, into a tax reserve.

Insurance Reserve. At loan origination, the borrower deposited $23,868 into an insurance reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual insurance premiums, which currently equate to approximately $1,989, into an insurance reserve (provided that the requirement to deposit insurance reserves will be waived if an acceptable blanket insurance policy is in place and the lender is provided evidence of timely payment of insurance premiums).

Replacement Reserve. On a monthly basis, the borrower is required to escrow an amount equal to $3,750 into a capital expenditure reserve.

Common Charges Reserve. Upon the assessment of the common charges, on a monthly basis, the borrower is required to escrow an amount equal to the monthly amount set forth in the approved annual budget for assessments. No common charges have been assessed as of the loan closing date.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release. None.

A-3-93

315 South Peoria Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 11 Tailor Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 63.0% 1.42x 9.2%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor:	Brian Nelson
Borrower:	Tailor Lofts, DST
Original Balance:	$38,000,000
Cut-off Date Balance:	$38,000,000
% by Initial UPB:	3.3%
Interest Rate:	4.87000%
Payment Date:	1st of each month
First Payment Date:	April 1, 2019
Maturity Date:	March 1, 2029
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$178,734	$59,578	NAP
Insurance:	$0	Springing	NAP
Replacement:	$7,461	$7,461	NAP
TI/LC:	$737	$737	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type(2):	Student Housing Multifamily
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1915, 1920 / 2010
Total Beds:	441
Property Management(3)(4):	Everest Campus Central, LLC
Underwritten NOI:	$3,494,624
Underwritten NCF:	$3,428,474
Appraised Value:	$60,300,000
Appraisal Date:	December 19, 2018

Historical NOI
Most Recent NOI:	$3,410,447 (December 31, 2018)
2017 NOI(5):	$3,283,376 (December 31, 2017)
2016 NOI(5):	$2,820,697 (December 31, 2016)
2015 NOI(6):	NAV

Historical Occupancy
Most Recent Occupancy:	99.5% (November 30, 2018)
2017 Occupancy(7):	NAV
2016 Occupancy:	95.7% (December 31, 2016)
2015 Occupancy:	95.5% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Bed Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$38,000,000	$86,168 / $79,313	63.0% / 58.0%	1.45x / 1.42x	9.2% / 9.0%	10.0% / 9.8%
(1)	The mortgage loan documents require that the borrower establish the lockbox account upon the earlier to occur of a Cash Sweep Event (as defined below) or the date the debt service coverage ratio (as calculated in the loan documents) is less than 1.25x. A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower, property manager, asset manager or master tenant or the date the debt service coverage ratio (as calculated in the loan documents) is less than 1.20x. The Lockbox / Cash Management structure above reflects the requirements with respect to the multifamily residential portion of the Tailor Lofts Property, and the Lockbox / Cash Management for the retail portion of the Tailor Lofts Property (as defined below) is Springing Hard / Springing.

(2)	The Tailor Lofts Property is characterized as a Student Housing Multifamily property type, however the Tailor Lofts Property includes two street level retail suites totaling 8,840 sq. ft. of net leasable area and $273,632 of underwritten rent.

(3)	Everest Campus Central, LLC (the “Property Manager”) operates under the trademarked name of Peak Campus, and handles day-to-day operations of the Tailor Lofts Property (as defined below). Peak Campus is a student housing property manager that manages over 48,000 beds across 89 assets.

(4)	NB Private Capital, LLC, an indirect owner of the borrower founded by the borrower sponsor, as the asset manager (the “Asset Manager”), has executed an asset management agreement with the Master Tenant (as defined below), and will oversee the Property Manager and provide asset management and other services with respect to the Tailor Lofts Property. The Asset Manager has executed a collateral assignment of the asset management agreement to the lender and subordinated the asset management agreement to the lien of the mortgage loan documents.

(5)	The increase in 2017 NOI from 2016 NOI is primarily attributable to a decrease in vacancy in 2017, a decrease in utility expenses and rent steps associated with the retail tenants.

(6)	2015 financials were not provided by the seller.

(7)	2017 Occupancy was not provided by the seller.

A-3-94

315 South Peoria Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 11 Tailor Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 63.0% 1.42x 9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	61.2%	Purchase Price	$60,000,000	96.7%
Borrower Sponsor Equity	24,064,543	38.8	Closing Costs	1,877,611	3.0
			Upfront Reserves	186,932	0.3
Total Sources	$62,064,543	100.0%	Total Uses	$62,064,543	100.0%

The Borrower / Borrower Sponsor. The borrower, Tailor Lofts, DST, is structured as a Delaware Statutory Trust. The borrower master leases the Tailor Lofts mortgaged property (the “Tailor Lofts Property”) to an affiliated master tenant (the “Master Tenant”), which will be responsible for leasing activities, through and in coordination with the Property Manager, at the Tailor Lofts Property. Please see “Description of the Mortgage Pool – Delaware Statutory Trusts” in the preliminary prospectus for additional information. The borrower sponsor and non-recourse carveout guarantor is Brian Nelson. In 2007, Mr. Nelson and his brother started Nelson Brothers Professional Real Estate, which managed more than 40 student housing properties through 2017, and had over 200 employees. Mr. Nelson began his own firm in 2018, NB Private Capital, LLC (“NB Private Capital”). NB Private Capital is headquartered in Orange County, California and invests in various types of student housing including newly developed properties, renovation and value-add properties and properties requiring ground-up development, with a focus on having a diversified portfolio. NB Private Capital currently manages a portfolio of 23 properties and 5,550 beds and was ranked the fourth fastest growing real estate company in 2017 by a publication focused on small businesses and startups. The portfolio consists of properties across 11 states, including multiple student housing properties at the University of Oregon and the University of Mississippi.

The Property. The Tailor Lofts Property is a 135-unit, 441-bed, 159,138 sq. ft. student housing property located in the West Loop neighborhood of Chicago, Illinois. The Tailor Lofts Property was constructed in 1915 and 1920, as a manufacturing facility and converted in 2010 into a student housing property. The Tailor Lofts Property is a single, 10-story building, with a unit mix of 27 studios, nine two bedroom/two bathroom units, 18 four bedroom/three bathroom units and 81 four bedroom/four bathroom units. Units include fully equipped kitchens, large windows, plasma televisions, complimentary Wi-Fi, cable, 13-foot ceilings, walk-in closets, private bathrooms and either twin or full size beds. Amenities at the Tailor Lofts Property include a 24-hour fitness center, tanning dome, game room, computer lab, study lounge, business center, clubhouse, on-site laundry on each floor and 24-hour security. The Tailor Lofts Property also includes two street level retail suites rented by Title Boxing and Kids & Company totaling 8,840 sq. ft. of NRA and $273,362 of underwritten rent. Parking for the Tailor Lofts Property includes 38 covered and 10 surface parking spaces, resulting in a parking ratio of approximately 0.11 spaces per bed. The Tailor Lofts Property is currently 99.5% occupied. All leases are for 12-months and parental guarantees are currently required.

The West Loop neighborhood is one of Chicago’s fastest growing neighborhoods and is a few blocks north of University of Illinois Chicago (“UIC”) and Rush University. In Fall 2018, enrollment totaled 31,683 students at UIC and 2,708 students at Rush University, increasing by approximately 13.3% and 10.2% since Fall 2014, respectively. At UIC, enrollment is forecasted to increase by 2,222 to 33,905 by 2021. Combined, the universities only provide 3,200 beds and reserve a combined 126 beds at the Tailor Lofts Property. Both universities are required to sign 12-month leases for each bed they reserve. Residents at the Tailor Lofts Property have accessibility to the surrounding Chicago metro area through multiple transportation options including Divvy bikes, with a station outside the Tailor Lofts Property, and the UIC-Halsted “L” stop located just one block south.

Residential Unit Summary(1)
Unit Type	Beds	Occupied Beds	% Occupied	Average Unit Size (SF)	Average Monthly In- Place Rent per Bed	Average Monthly In-Place Rent PSF
Studio	27	27	100.0%	416	$1,572	$3.78
2BD/2BA	18	18	100.0%	865	$1,271	$2.94
4BD/3BA	72	71	98.6%	1,285	$948	$2.95
4BD/4BA	324	323	99.7%	1,445	$1,029	$2.85
Total/Wtd. Avg.	441	439	99.5%	1332	$1,059	$2.93
(1)	Based on the underwritten rent roll dated November 30, 2018.

A-3-95

315 South Peoria Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 11 Tailor Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 63.0% 1.42x 9.2%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2016(3)	2017(3)	2018	U/W	U/W (Per Bed)
Base Rent	$5,133,156	$5,324,084	$5,516,891	$5,581,578	$12,657
Vacant Income	0	0	0	24,235	55
Retail Income	235,897	261,769	263,938	273,632	620
Utilities	28,350	40,392	46,094	46,094	105
Other Income	291,076	266,882	289,834	289,834	657
Vacancy	(263,062)	(164,418)	(60,926)	(142,213)	(322)
Credit Loss	(90,208)	(37,638)	(35,429)	(35,429)	(80)
Concessions	(138,476)	(129,555)	(120,253)	(120,253)	(273)
Effective Gross Income	$5,196,734	$5,561,516	$5,900,148	$5,917,478	$13,418
Total Expenses	2,376,037	2,278,140	2,489,702	2,422,854	5,494
Net Operating Income	$2,820,697	$3,283,376	$3,410,447	$3,494,624	$7,924
Replacement Reserves	0	0	0	66,150	150
Net Cash Flow	$2,820,697	$3,283,376	$3,410,447	$3,428,474	$7,774

(1)	U/W Base Rent is based on the underwritten rent roll dated November 30, 2018

(2)	Other income includes telecom income, application fees, lease fees, transfer fees, re-lease fees, termination fees, penalty fees, deferred leasing cost amortization and short term premiums.

(3)	The increase in 2017 NOI from 2016 NOI is primarily attributable to a decrease in vacancy in 2017, a decrease in utility expenses and rent steps associated with the retail tenants.

A-3-96

5001 North Scottsdale Road Scottsdale, AZ 85250	Collateral Asset Summary – Loan No. 12 Embassy Suites Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 50.4% 1.64x 11.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Robert Gustin; Mark Snyder
Borrower:	SNRE Chaparral III, LLC
Original Balance:	$35,500,000
Cut-off Date Balance:	$35,500,000
% by Initial UPB:	3.1%
Interest Rate:	5.91507042%
Payment Date:	6th of each month
First Payment Date:	March 6, 2019
Maturity Date:	February 6, 2029
Amortization:	Interest Only
Additional Debt:	$5,000,000 Mezzanine Debt
Call Protection(1):	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$84,465	$21,116	NAP
Insurance:	$0	Springing	NAP
FF&E(2):	$0	(2)	NAP
Seasonality(3):	$0	Springing	$1,500,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Scottsdale, AZ
Year Built / Renovated:	1980, 1984, 2000 / 2016
Total Rooms:	312
Property Management:	Crescent Hotels & Resorts, LLC
Underwritten NOI:	$4,229,624
Underwritten NCF:	$3,494,417
Appraised Value:	$70,400,000
Appraisal Date:	November 20, 2018

Historical NOI(4)
Most Recent NOI:	$4,383,667 (T-12 November 30, 2018)
2017 NOI:	$4,145,485 (December 31, 2017)
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	75.8% (November 30, 2018)
2017 Occupancy:	74.1% (December 31, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$35,500,000	$113,782 / $113,782	50.4% / 50.4%	1.99x / 1.64x	11.9% / 9.8%	11.9% / 9.8%
Mezzanine Loan	$5,000,000
Total Debt	$40,500,000	$129,808 / $129,808	57.5% / 57.5%	1.56x / 1.29x	10.4% / 8.6%	10.4% / 8.6%
(1)	The borrower may obtain the release of a release parcel of up to five acres of non-income producing unimproved land currently used for parking, upon prepayment of a proportionate percentage of the amount of combined principal of the mortgage loan and the related mezzanine loan, which may be zero, required to be prepaid such that after the release and a partial prepayment of such loans, each in an amount equal to the proportionate percentage of such amount of combined principal, the loan-to-value ratio of the remaining Embassy Suites Scottsdale property is not greater than 55%, together with a prepayment fee on the amount (if any) prepaid, if prior to the open period, upon satisfaction of certain other conditions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

(2)	On a monthly basis, the borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve an amount equal to the greater of (i) 4.0% of the actual rents for the second prior month, (ii) the then-current amount required by the management agreement and (iii) the then-current amount required by the franchise agreement for approved capital expenditures and the repair and replacement of the FF&E.

(3)	On each monthly payment date in February, March, April and May, the borrower is required to deposit $400,000 into a seasonality reserve for potential shortfalls in the payment of the monthly interest payment amount, monthly debt service payment amount or other amounts payable under the Embassy Suites Scottsdale loan documents. The seasonality reserve is subject to a cap of $1,500,000. The seasonality reserve cap is revised annually and set to 110% of the total shortfall that occurred in the preceding year.

(4)	The Embassy Suites Scottsdale property was renovated in 2016. As such, historical information prior to 2017 is not available.

A-3-97

5001 North Scottsdale Road Scottsdale, AZ 85250	Collateral Asset Summary – Loan No. 12 Embassy Suites Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 50.4% 1.64x 11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,500,000	87.7%	Loan Payoff	$39,536,856	97.6%
Mezzanine Loan	5,000,000	12.3	Closing Costs	641,859	1.6
			Upfront Reserves	84,465	0.2
			Return of Equity	236,820	0.6
Total Sources	$40,500,000	100.0%	Total Uses	$40,500,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is SNRE Chaparral III, LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Robert Gustin and Mark Snyder.

Robert Gustin is the managing member of Gustin Property Group LLC. Based in Albuquerque, New Mexico, Gustin Property Group LLC is a private real estate investment firm founded in 1998. Since inception, the company has completed over $300 million in real estate transactions throughout the Central and Western United States. Mark Snyder has been involved with commercial real estate since 1995 and has worked at companies such as Grubb & Ellis Company, MarCor Commercial Real Estate and Snyder Nationwide Real Estate.

The Property. The Embassy Suites Scottsdale property is a 312-room full service hospitality property located in Scottsdale, Arizona. The Embassy Suites Scottsdale property was originally built in 1980 and expanded in 1984 and 2000. In 2016, the Embassy Suites Scottsdale property was fully renovated and repositioned at a cost of $24.5 million ($78,526 per room). The renovation extended to all aspects of the Embassy Suites Scottsdale property and included upgrades to guestrooms, meeting space, common areas, food and beverage, technology and the exterior. Following the renovation, the hotel was rebranded from an independent Chapparal Suites to an Embassy Suites, with a 20-year franchise agreement that expires June 30, 2036. The Embassy Suites Scottsdale property features a restaurant, lounges, two outdoor pools, a business center, fitness center, tennis court and sundries market.

The Embassy Suites Scottsdale property has a room mix of 203 double/double suites, 98 king suites, 7 VIP suites, 3 executive suites and 1 presidential suite. Each guest suite features a private bedroom with either a king or two double sized beds, separate living room with a sofa-bed, armchair, wet bar, refrigerator, coffee maker, wired and wireless internet access plus two flat screen televisions and contemporary furnishings throughout including dining table/work desk.

The Embassy Suites Scottsdale property has one restaurant, the Granada Bar and Grill, which is located on the top floor of the building with a lounge and a formal dining room. The guests of each suite receives complimentary breakfast and an evening cocktail reception in the Azul dining area on the first floor. The Embassy Suites Scottsdale property offers 50,100 sq. ft. of meeting space of which 19,860 sq. ft. is indoor meeting space across three ballrooms and additional boardrooms. The Embassy Suites Scottsdale property has 688 surface parking spaces, equating to approximately 2.2 parking spaces per room.

Historical Occupancy, ADR, RevPAR(1)
	Embassy Suites Scottsdale			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016(2)	58.8%	$138.68	$81.61	66.8%	$166.61	$111.25	88.1%	83.2%	73.4%
T-12 November 2017(3)	71.9%	$154.25	$110.98	68.9%	$165.19	$113.80	104.4%	93.4%	97.5%
T-12 November 2018(3)	75.3%	$155.32	$117.00	67.7%	$172.38	$116.72	111.3%	90.1%	100.2%
(1)	The variances between the underwriting and the industry travel research report with respect to Occupancy, ADR and RevPAR at the Embassy Suites Scottsdale property are attributable to variances in reporting methodologies and/or timing differences. The competitive set includes Embassy Suites by Hilton Scottsdale Resort, The Scottsdale Plaza Resort, Hilton Scottsdale Resort & Villas, DoubleTree by Hilton Paradise Valley Resort, The Scott Resort & Spa and the Destination Hotels The Scottsdale Resort @ McCormick Ranch.

(2)	Source: December 2016 industry travel research report.

(3)	Source: TTM November 2018 industry travel research report.

A-3-98

5001 North Scottsdale Road Scottsdale, AZ 85250	Collateral Asset Summary – Loan No. 12 Embassy Suites Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 50.4% 1.64x 11.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	T-12 11/30/2018	U/W	U/W per Room
Occupancy(2)	74.1%	75.8%	75.8%
ADR(2)	$153.27	$155.13	$155.13
RevPAR(2)	$113.56	$117.57	$117.57

Room Revenue	$12,932,658	$13,388,389	$13,388,389	$42,911.50
F&B Revenue	4,068,031	4,379,935	4,379,935	$14,038.25
Other Revenue	172,499	611,860	611,860	$1,961.09
Total Revenue	$17,173,188	$18,380,183	$18,380,183	$58,910.84

Total Departmental Expense	$7,198,387	$7,874,944	$7,874,944	$25,240.21
Total Undistributed Expense	5,098,720	5,363,310	5,363,310	$17,190.10
Total Fixed Charges	730,596	758,261	912,304	$2,924.05
Total Operating Expenses	$13,027,703	$13,996,516	$14,150,559	$45,354.36

Net Operating Income	$4,145,485	$4,383,667	$4,229,624	$13,556.49
FF&E Expenses	686,928	732,064	735,207	$2,356.43
Net Cash Flow	$3,458,557	$3,651,603	$3,494,417	$11,200.05

(1)	The Embassy Suites Scottsdale property was renovated in 2016. As such, historical information prior to 2017 is not available.

(2)	Variances between Occupancy, ADR and RevPAR figures from hospitality research reports and the borrower provided figures used in the table above are attributable to variances in reporting methodologies and/or timing differences.

A-3-99

3575 Ringsby Court Denver, CO 80216	Collateral Asset Summary – Loan No. 13 Flight	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,163,800 52.6% 1.82x 12.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors:	Kyle Zeppelin; Morton Zeppelin
Borrower:	Flight Building CMBS Borrower LLC
Original Balance:	$33,200,000
Cut-off Date Balance:	$33,163,800
% by Initial UPB:	2.9%
Interest Rate:	4.89000%
Payment Date:	1st of each month
First Payment Date:	April 1, 2019
Maturity Date:	March 1, 2029
Amortization:	360 months
Additional Debt:	$11,694,750 Mezzanine Debt
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management(1):	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$0	$72,301	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	$17,131	NAP
Outstanding Tenant Obligations:	$842,418	NAP	NAP
Free Rent:	$113,187	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Denver, CO
Year Built / Renovated:	2018 / NAP
Total Sq. Ft.:	137,047
Property Management:	Starbuck Realty Group, LLC
Underwritten NOI:	$4,003,756
Underwritten NCF:	$3,839,299
Appraised Value:	$63,100,000
Appraisal Date:	November 19, 2018

Historical NOI(2)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(2)
Most Recent Occupancy:	96.2% (January 1, 2019)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$33,163,800	$242 / $199	52.6% / 43.1%	1.90x / 1.82x	12.1% / 11.6%	14.7% / 14.1%
Mezzanine Loan	$11,694,750
Total Debt	$44,858,550	$327 / $275	71.1% / 59.7%	1.27x / 1.22x	8.9% / 8.6%	10.6% / 10.2%
(1)	At the time of loan origination, a lockbox account was not yet in place, as such, the first month of debt service for the mortgage and mezzanine loan was collected upfront in the amount of approximately $261,850. The lockbox and cash management accounts were established on February 22, 2019.

(2)	The Flight mortgaged property (the “Flight Property”) was constructed in 2018 and, accordingly, no historical financial data or operating histories are available.

A-3-100

3575 Ringsby Court Denver, CO 80216	Collateral Asset Summary – Loan No. 13 Flight	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,163,800 52.6% 1.82x 12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,200,000	73.9%	Loan Payoff	$33,970,882	75.7%
Mezzanine Loan	11,700,000	26.1	Upfront Reserves	955,605	2.1
			Closing Costs	530,300	1.2
			Return of Equity	9,443,214	21.0
Total Sources	$44,900,000	100.0%	Total Uses	$44,900,000	100.0%

The Borrower / Borrower Sponsors. The borrower is Flight Building CMBS Borrower LLC, a Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Kyle Zeppelin and Morton (“Mickey”) Zeppelin (collectively, the “Borrower Sponsors”), who are co-presidents at Zeppelin Development. Founded in 1972 by Mickey Zeppelin, Zeppelin Development is headquartered in Denver, Colorado and engages in the development of mixed-use projects in Denver’s urban core neighborhoods. Zeppelin Development’s strategy focuses on identifying under-used properties in Denver’s former industrial areas. This strategy began in the mid-1970s with projects in Lower Downtown (“LoDo”), continued into the 1980s and 1990s with the beginning stage of the redevelopment of the Golden Triangle neighborhood and is currently driving the Borrower Sponsors’ developments in the Denver’s River North (“RiNo”) area. Recent projects include 17 residential, office and retail developments in the LoDo, Golden Triangle and RiNo neighborhoods.

The Property. The Flight Property is a four-story, 137,047 sq. ft., LEED Platinum multi-tenant office property located in the RiNo neighborhood of Denver, Colorado. The Flight Property was completed in 2018 and is one of the newest buildings within the TAXI campus, a mixed-use master planned community owned and developed by the Borrower Sponsors and located between Denver’s major thoroughfares along the Platte River. The TAXI campus is made up of nine buildings and is home to hundreds of full time residents, over 100 businesses and includes a fitness center, restaurant, coffee shop, breakfast and lunch counter, salon, early childhood education center, playground, outdoor cinema and community garden. The Flight Property offers 30,000 sq. ft. of custom office space including 35 fully furnished suites and several custom-built tenant spaces. Amenities at the Flight Property include access to one of Denver’s largest private green roofs, a two-story atrium, outdoor meeting spaces, shared conference rooms, shared phone booths, shared kitchens and lounges, parking for 100 bicycles and access to all TAXI campus amenities. Parking for the Flight Property is located on an adjacent parcel and includes 350 surface parking spaces, resulting in a parking ratio of approximately 2.6 spaces per 1,000 sq. ft. The use and access to the parking spaces is granted under the related parking easement agreement and a temporary access easement agreement. The borrower is required under the mortgage loan documents to obtain a permanent access easement within 90 days following the loan origination date. In addition, the mortgage loan documents provide for recourse carveouts for any losses associated with failure to comply with the foregoing. See “Description of the Mortgage Pool—Use Restrictions” in the Preliminary Prospectus for additional information.

The Flight Property is 96.2% occupied by 33 tenants as of January 1, 2019. The Flight Property is primarily a build-to-suit for BOA Technology Inc.’s (“Boa”) headquarters. Boa occupies 64.1% of NRA through June 2025 and has contributed approximately $1.2 million to the build out of its space in addition to an approximately $3.5 million tenant improvement allowance. Boa relocated to the Flight Property as an expansion opportunity and has been a tenant at the TAXI campus since 2012. Founded in 1998, Boa designs and manufactures closure systems for shoes and created the Boa Fit System. The patented Boa Fit System is featured in products across the golf, athletic, outdoor, snow sports, cycling, workwear and medical categories and features three integral parts: a micro-adjustable dial, strong lightweight laces and low friction lace guides. Boa was named one of the 25 Most Creative Consumer and Retail Brands by a business magazine and employs 201 people worldwide with offices in the United States, Austria, Japan, Hong Kong, China and South Korea. The remaining tenants at the Flight Property represent no more than 4.5% of NRA.

The Flight Property is located within the RiNo submarket, which is situated north of Denver’s Central Business District (“CBD”) along the South Platte River. New development and redevelopment within the RiNo submarket began approximately ten years ago with the first phase of the TAXI Campus. The Platte River bikeway, reconstruction of the Broadway/Brighton Boulevard and Park Avenue West viaducts and the proximity to both Union Station and additional transit stations connect the RiNo submarket to the CBD. The Flight Property is located approximately 0.4 miles northwest of the 38th & Blake Regional Transportation District commuter rail station and approximately 1.8 miles southwest of Union Station. Additionally, Zeppelin Development announced plans to construct a pedestrian bridge in the summer of 2019 starting at the TAXI Campus and landing near the current intersection of 35th Street and Arkins Court in the CBD.

A-3-101

3575 Ringsby Court Denver, CO 80216	Collateral Asset Summary – Loan No. 13 Flight	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,163,800 52.6% 1.82x 12.1%

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
BOA Technology Inc.(2)	NR / NR / NR	87,787	64.1%	$30.00	60.2%	6/30/2025
The Nature Conservancy(3)	NR / NR / NR	6,154	4.5%	$30.00	4.2%	Various
Taxi Recreation(4)(5)	NR / NR / NR	5,760	4.2%	$30.00	3.9%	5/31/2032
Ringsby Court(4)(5)	NR / NR / NR	4,769	3.5%	$30.00	3.3%	5/31/2032
Lightshade	NR / NR / NR	4,198	3.1%	$33.00	3.2%	3/31/2024
Juno Financial LLC	NR / NR / NR	1,368	1.0%	$49.78	1.6%	4/30/2020
Versar Inc	NR / NR / NR	1,323	1.0%	$47.17	1.4%	10/31/2019
Divide LLC	NR / NR / NR	1,262	0.9%	$23.77	0.7%	6/30/2019
Macarta LLC	NR / NR / NR	1,248	0.9%	$51.92	1.5%	8/31/2020
River Cities Advisors LLC	NR / NR / NR	1,246	0.9%	$53.93	1.5%	8/31/2019
Sub Total / Wtd. Avg.		115,115	84.0%	$30.97	81.5%
Remaining Office Tenants		16,747	12.2%	$48.40	18.5%
Total / Wtd. Avg. Occupied		131,862	96.2%	$33.18	100.0%
Vacant Space		5,185	3.8%	NAP	NAP
Total / Wtd. Avg.		137,047	100.0%	$33.18	100.0%

(1)	Based on the underwritten rent roll dated as of January 1, 2019.

(2)	BOA Technology Inc. has one five-year renewal option at the greater of (i) fair market value and (ii) $36.00 PSF.

(3)	The Nature Conservancy occupies 3,367 sq. ft. through August 17, 2023 and 2,787 sq. ft. through August 17, 2028.

(4)	Each of Taxi Recreation and Ringsby Court has executed a lease but is not yet in occupancy or paying rent, with the lease scheduled to commence in June 2019.

(5)	Taxi Recreation and Ringsby Court are affiliated with the borrower.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	20	15,603	11.4%	15,603	11.4%	$46.48	16.6%	16.6%
2020	5	4,903	3.6%	20,506	15.0%	$50.85	5.7%	22.3%
2021	2	1,788	1.3%	22,294	16.3%	$50.33	2.1%	24.3%
2022	0	0	0.0%	22,294	16.3%	$0.00	0.0%	24.3%
2023(3)	2	4,267	3.1%	26,561	19.4%	$32.67	3.2%	27.5%
2024	1	4,198	3.1%	30,759	22.4%	$33.00	3.2%	30.7%
2025	1	87,787	64.1%	118,546	86.5%	$30.00	60.2%	90.9%
2026	0	0	0.0%	118,546	86.5%	$0.00	0.0%	90.9%
2027	0	0	0.0%	118,546	86.5%	$0.00	0.0%	90.9%
2028(3)	1	2,787	2.0%	121,333	88.5%	$30.00	1.9%	92.8%
2029	0	0	0.0%	121,333	88.5%	$0.00	0.0%	92.8%
Thereafter	2	10,529	7.7%	131,862	96.2%	$30.00	7.2%	100.0%
Vacant	NAP	5,185	3.8%	137,047	100.0%	NAP	NAP
Total / Wtd. Avg.	34	137,047	100.0%			$33.18	100.00%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	The Nature Conservancy leases 6,154 sq. ft., of which (i) 3,367 sq. ft., accounting for $30.00 PSF in underwritten base rent, expires in August 2023 and (ii) 2,787 sq. ft., accounting for $30.00 PSF in underwritten base rent, expires in August 2028. The Nature Conservancy has the right to terminate its lease for the 3,367 sq. ft. space as of August 31, 2021 and the right to terminate its lease for the 2,787 sq. ft. space as of August 31, 2023, in each case with 90 days’ prior notice and the payment of all amounts due under the related lease.

A-3-102

3575 Ringsby Court Denver, CO 80216	Collateral Asset Summary – Loan No. 13 Flight	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,163,800 52.6% 1.82x 12.1%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$4,375,601	$31.93
Vacant Income	172,055	$1.26
Gross Potential Rent	$4,547,656	$33.18
Total Reimbursement Revenue	1,643,465	$11.99
Less: Vacancy & Credit Loss	(234,233)	($1.71)
Effective Gross Income	$5,956,888	$43.47

Real Estate Taxes	$893,636	$6.52
Insurance	51,097	$0.37
Management Fee	178,707	$1.30
Other Operating Expenses	829,693	$6.05
Total Operating Expenses	$1,953,133	$14.25

Net Operating Income	$4,003,756	$29.21
TI/LC	137,047	$1.00
Capital Expenditures	27,409	$0.20
Net Cash Flow	$3,839,299	$28.01
(1)	The Flight Property was constructed in 2018, as such, no historical data is available.

(2)	Based on the underwritten rent roll dated January 1, 2019.

A-3-103

24949 Katy Ranch Road Katy, TX 77494	Collateral Asset Summary – Loan No. 14 The Crossing at Katy Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,100,000 59.8% 1.82x 9.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsors(1):	Tanglewood Property Group; Gulf United Investments Corporation
Borrower:	TPG Katy Crossing, LTD.
Original Balance:	$31,100,000
Cut-off Date Balance:	$31,100,000
% by Initial UPB:	2.7%
Interest Rate:	4.80100%
Payment Date:	1st of each month
First Payment Date:	April 1, 2019
Maturity Date:	March 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$306,283	$102,094	NAP
Insurance:	$0	Springing	NAP
Replacement:	$6,625	$6,625	NAP
TI/LC:	$0	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Katy, TX
Year Built / Renovated:	2015 / NAP
Total Units:	318
Property Management:	Tanglewood Property Management Company, L.L.C.
Underwritten NOI:	$2,819,784
Underwritten NCF:	$2,756,184
Appraised Value:	$51,980,000
Appraisal Date:	February 1, 2019

Historical NOI(2)
Most Recent NOI:	$2,734,218 (December 31, 2018)
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(2)
Most Recent Occupancy:	94.7% (January 31, 2019)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$31,100,000	$97,799 / $97,799	59.8% / 59.8%	1.86x / 1.82x	9.1% / 8.9%	9.1% / 8.9%
(1)	The non-recourse carveout guarantor is Gulf United Investments Corporation.

(2)	2015, 2016 and 2017 NOI and Occupancy were not provided by the seller.

(3)	The stated purchase price is being shown as a gross amount which doesn’t include prorated taxes, prorated rent, security deposits and prepaid rent credited at closing.

A-3-104

24949 Katy Ranch Road Katy, TX 77494	Collateral Asset Summary – Loan No. 14 The Crossing at Katy Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,100,000 59.8% 1.82x 9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,100,000	59.7%	Purchase Price(3)	$51,350,000	98.6%
Sponsor Equity	20,958,850	40.3	Closing Costs	395,942	0.8
			Upfront Reserves	312,908	0.6
Total Sources	$52,058,850	100.0%	Total Uses	$52,058,850	100.0%

The Borrower / Borrower Sponsors. The borrower is TPG Katy Crossing, LTD., a Texas limited partnership structured to be bankruptcy remote with one independent director in its organizational structure. The borrower sponsors are Tanglewood Property Group and Gulf United Investments Corporation, which also serves as the non-recourse carveout guarantor. Founded in 1982, Tanglewood Property Group is headquartered in Houston, Texas and owns, manages and leases commercial real estate properties specializing in office and multifamily properties. Tanglewood Property Group currently manages a portfolio of seven office buildings and 306 multifamily apartment units totaling approximately 2.0 million square feet. Tanglewood Property Group’s portfolio is primarily located in Houston, with one office property located in Dallas.

The Property. The Crossing at Katy Ranch property (the “The Crossing at Katy Ranch Property”) is a 318-unit, 94.7% occupied, garden style apartment community located in Katy, Texas, approximately 25.7 miles west of downtown Houston, Texas. The Crossing at Katy Ranch Property was constructed in 2015 and features a unit mix of 156 one bedroom units, 136 two bedroom units and 26 three bedroom units. Units include nine foot ceilings with crown molding and custom trim, stainless steel appliances, full size washer/dryer, private patio/balcony, granite counters with designer tile backsplash and under cabinet lighting, walk-in showers and bathtubs, and attached, direct access garages. The Crossing at Katy Ranch Property has 509 parking spaces in total, resulting in a parking ratio of approximately 1.6 spaces per unit. Amenities at The Crossing at Katy Ranch Property include an indoor lounge with a fireplace and billiards room, fitness center with a private spinning and cardio room, conference room, business center, pet park, playground, resort-style pool, and outdoor entertainment areas with gas grills.

The Crossing at Katy Ranch Property benefits from a location just off the I-10 Freeway and The Grand Parkway, offering direct access to the Energy Corridor and downtown Houston. The Crossing at Katy Ranch Property is surrounded by high-end retail centers with anchors including Costco, Whole Foods, and Trader Joe’s. The Crossing at Katy Ranch Property is part of Katy Ranch Crossing, an approximately 929,173 sq. ft. mixed-use development completed in 2017 that also includes retail, restaurants, entertainment, and office space. In addition, Katy Mills Mall, which includes 175 stores, is located approximately 0.7 miles west of The Crossing at Katy Ranch Property. It is anchored by Bass Pro Shop and includes popular stores and restaurant venues such as Kate Spade, Polo, Ralph Lauren, Tommy Hilfiger, AMC Theaters, and Rain Forest Café. Attractions nearby include the Typhoon Texas Water Park, located approximately 0.5 miles from The Crossing at Katy Ranch Property, and the Katy Boardwalk District, which is currently under construction less than 1 mile south of The Crossing at Katy Ranch Property and is expected to include 155,000 sq. ft. of retail, dining and entertainment space, approximately 60,000 sq. ft. of office space and a hotel with a conference center. According to a third party market report, there is a population of approximately 229,968 with a median household income of $98,942 and a median home value of $240,953 within a five-mile radius of The Crossing at Katy Ranch Property.

Residential Unit Summary(1)
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Monthly In- Place Rent per Unit	Average Monthly In-Place Rent PSF
1BD/1BA	156	154	98.7%	818	$1,226	$1.50
2BD/2BA	72	67	93.1%	1,202	$1,588	$1.32
2BD/2.5BA	64	55	85.9%	1,321	$1,791	$1.36
3BD/2BA	18	17	94.4%	1,378	$1,906	$1.38
3BD/2.5BA	8	8	100.0%	1,523	$2,125	$1.40
Total/Wtd. Avg.	318	301	94.7%	1,056	$1,483	$1.42
(1)	Based on the underwritten rent roll dated January 31, 2019.

A-3-105

24949 Katy Ranch Road Katy, TX 77494	Collateral Asset Summary – Loan No. 14 The Crossing at Katy Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,100,000 59.8% 1.82x 9.1%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	T-12 (12/31/18)	T-6 (12/31/18)(3)	T-3 (12/31/18)(4)	U/W	U/W (Per unit)
Base Rent	$5,368,521	$5,352,056	$5,422,187	$5,315,124	$16,714
Vacant Income	0	$0	0	345,643	$1,087
Total Reimbursement Revenue	234,094	228,303	225,501	241,557	$760
Other Income(5)	282,235	299,321	273,207	282,235	$888
Vacancy & Credit Loss	(26,535)	(25,542)	(17,121)	(374,591)	($1,178)
Concessions	(437,148)	(396,053)	(383,025)	(283,975)	($893)
Model/Employee Units	(34,880)	(35,280)	(35,280)	(42,930)	($135)
Effective Gross Income	$5,386,288	$5,422,804	$5,485,469	$5,483,062	$17,242
Total Expenses	2,652,070	2,746,238	2,740,433	2,663,278	$8,375
Net Operating Income	$2,734,218	$2,676,567	$2,745,036	$2,819,784	$8,867
Replacement Reserves	0	0	0	63,600	$200
Capital Expenditures	0	0	0	0	$0
Net Cash Flow	$2,734,218	$2,676,567	$2,745,036	$2,756,184	$8,667

(1)	U/W Base Rent is based on the underwritten rent roll dated January 31, 2019.

(2)	2016 and 2017 financials were not provided by the seller.

(3)	T-6 (12/31/2018) represents annualized cash flows from July to December 2018

(4)	T-3 (12/31/2018) represents annualized cash flows from October to December 2018

(5)	Other Income includes prepaid rent, administrative fees, application fees, late fees, lease cancellation fees, damage fees, and pet fees.

A-3-106

Various	Collateral Asset Summary – Loan No. 15 Dollar General Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,200,000 72.6% 1.40x 9.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose(1):	Acquisition/Refinance
Borrower Sponsors:	Erik Conrad
Borrower:	AL A IC FEE LLC; IA A IC FEE LLC; IL A IC FEE LLC; MI A IC FEE LLC; MN A IC FEE LLC; NY A IC FEE LLC
Original Balance:	$29,200,000
Cut-off Date Balance:	$29,200,000
% by Initial UPB:	2.5%
Interest Rate(2):	5.15746575%
Payment Date:	6th of each month
First Payment Date:	February 6, 2019
Anticipated Repayment Date(2):	January 6, 2029
Maturity Date:	January 6, 2033
Amortization:	Interest Only for first 36 months; 360 months thereafter
Additional Debt:	$3,500,000 Mezzanine Debt
Call Protection(3):	L(27), D(88), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$76,313	$21,771	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$1,230	$29,515
TI/LC:	$0	$2,460	$59,031
DG Gordon(4):	$10,000	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 33 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	294,777
Property Management:	InCommercial, Inc.
Underwritten NOI:	$2,661,428
Underwritten NCF:	$2,617,211
Appraised Value(5):	$40,245,000
Appraisal Date:	Various

Historical NOI(6)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (April 6, 2019)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(7)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$29,200,000	$99 / $89	72.6% / 65.2%	1.42x / 1.40x	9.1% / 9.0%	10.1% / 10.0%
Mezzanine Loan	$3,500,000
Total Debt	$32,700,000	$111 / $100	81.3% / 73.0%	1.16x / 1.14x	8.1% / 8.0%	9.1% / 8.9%
(1)	Twenty-four of the individual properties were acquired at origination, and the remaining properties were refinanced.

(2)	The Dollar General Portfolio loan has an anticipated repayment date of January 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of January 6, 2033. From and after the Anticipated Repayment Date, the Dollar General Portfolio loan accrues interest at a fixed rate per annum that is equal to the greater of (i) 5.15746575% plus 3.00000% and (ii) the ten-year swap plus 5.03800% (the “Adjusted Interest Rate”). Commencing on February 6, 2029 and on each payment date until the final maturity date, the related mortgage loan requires monthly payments of all excess cash flow for the preceding month after the payment of reserves, interest calculated at the initial Interest Rate, operating expenses and mezzanine debt service to be applied (i) first to the reduction of the principal balance of the related mortgage loan until repaid in full and (ii) second, after the Anticipated Repayment Date, to the payment of accrued interest on the related mortgage loan at the excess of the increased interest rate over the initial interest rate.

(3)	Following the expiration of the defeasance lockout period and prior to the open prepayment period, the borrower is permitted to obtain the release of any individual property upon defeasance of an amount equal to the greater of 125% of the related allocated loan amount and the pro rata portion of net sales proceeds allocable to the Dollar General Portfolio loan (as between the loan and the mezzanine loan), and satisfaction of certain other conditions. In addition, the borrower is permitted at any time prior to the ninth anniversary of the origination date to obtain the release of an individual property upon substitution of another property of like kind and quality that is leased in its entirety to Dollar General, upon satisfaction of certain conditions; provided that the aggregate of the allocated loan amounts of each individual property that is substituted for may not exceed more than 30% of the outstanding principal balance of the Dollar General Portfolio loan as of the date of substitution. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

(4)	The borrower deposited $10,000 at loan closing into an estoppel holdback reserve related to the tenant at the Dollar General – Pansey, AL to cover the remaining developer punch-list items referenced in the Pansey, AL estoppel. Reserve funds will be released to the borrower upon completion.

(5)	The appraisals also determined an aggregate “go dark” appraised value of $28,370,000, resulting in a Cut-off Date loan-to-dark value of 102.9% and a Balloon loan-to-dark value of 92.5%. The tenants are not required to continue to occupy or operate at the Dollar General Portfolio properties, (but are required to continue to pay rent whether or not in occupancy.

(6)	Historical NOI and Historical Occupancy information is not available because 24 of the Dollar General Portfolio properties were built in 2018.

(7)	The UW NOI DSCR and UW NCF DSCR are calculated using the sum of interest and principal payments over the first 12 principal and interest payments of the loan term based on the assumed principal payment schedule. For more information, please see “Annex H – Dollar General Portfolio Assumed Principal Payment Schedule for the Dollar General Portfolio loan” in the Preliminary Prospectus. The Dollar General Portfolio loan amortizes based on the assumed principal and interest payment schedule set forth on Annex H through its anticipated repayment date, and thereafter will require a constant monthly payment equal to the monthly debt service payment on the ARD set forth in the assumed principal payment schedule; provided that if there is a partial defeasance of such mortgage loan and the defeased note is paid in full on the open prepayment date, then on each monthly payment date thereafter (including without limitation following the anticipated repayment date), the monthly debt service payment will be a constant payment equal to the monthly debt service payment applicable to the non-defeased portion of the mortgage loan for the monthly payment date immediately prior to the open prepayment date set forth in the assumed principal payment schedule.

A-3-107

Various	Collateral Asset Summary – Loan No. 15 Dollar General Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,200,000 72.6% 1.40x 9.1%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,200,000	80.8%	Purchase Price	$28,364,094	78.5%
Mezzanine Loan	3,500,000	9.7	Loan Payoff	6,233,822	17.2
Sponsor Equity	$3,438,351	9.5	Closing Costs	1,454,123	4.0
			Upfront Reserves	86,313	0.2
Total Sources	$36,138,351	100.0%	Total Uses	$36,138,351	100.0%
(1)	Twenty four of the individual properties were acquired at origination, and the remaining properties were refinanced.

The Borrower / Sponsor.    The borrowers are AL A IC FEE LLC; IA A IC FEE LLC; IL A IC FEE LLC; MI A IC FEE LLC; MN A IC FEE LLC; NY A IC FEE LLC, each a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Erik Conrad.

Erik Conrad is the President of InCommercial Property Group, a core real estate investment firm focusing on freestanding real estate properties leased to Dollar General. As of October 2018, InCommercial Property Group manages 315 properties totaling approximately 3.4 million sq. ft.

The Property.

Portfolio Summary
Property Name	City	State	Loan Purpose	Year Built	Sq. Ft.	% of Total Sq. Ft.	Appraised Value	Annual Base Rent	% of Annual Base Rent	Allocated Loan Amount	% of Allocated Loan Amount
Dollar General-Arab, AL	Arab	AL	Refinance	2016	9,203	3.1%	$1,060,000	$74,088	2.6%	$769,089	2.6%
Dollar General-Athens, AL	Athens	AL	Acquisition	2018	9,100	3.1%	$1,160,000	$81,021	2.9%	$841,645	2.9%
Dollar General-Attalla, AL	Attalla	AL	Acquisition	2018	9,100	3.1%	$1,350,000	$94,184	3.3%	$979,501	3.4%
Dollar General-Cullman, AL	Cullman	AL	Acquisition	2018	9,100	3.1%	$1,150,000	$80,472	2.9%	$834,389	2.9%
Dollar General-Detroit, AL	Detroit	AL	Acquisition	2018	7,489	2.5%	$1,130,000	$79,201	2.8%	$819,878	2.8%
Dollar General-Clinton, AL	Clinton	AL	Acquisition	2018	7,512	2.5%	$1,140,000	$79,751	2.8%	$827,134	2.8%
Dollar General-Garden City, AL	Garden City	AL	Acquisition	2018	9,100	3.1%	$1,200,000	$83,780	3.0%	$870,667	3.0%
Dollar General-Lisman, AL	Lisman	AL	Acquisition	2018	9,026	3.1%	$1,290,000	$90,545	3.2%	$935,967	3.2%
Dollar General-New Market, AL	New Market	AL	Acquisition	2018	9,100	3.1%	$1,130,000	$79,218	2.8%	$819,878	2.8%
Dollar General-Oakman, AL	Oakman	AL	Acquisition	2018	10,640	3.6%	$1,400,000	$98,018	3.5%	$1,015,778	3.5%
Dollar General-Opelika, AL	Opelika	AL	Acquisition	2018	9,230	3.1%	$1,350,000	$94,632	3.4%	$979,501	3.4%
Dollar General-Pansey, AL	Gordon	AL	Acquisition	2018	7,500	2.5%	$1,120,000	$78,357	2.8%	$812,623	2.8%
Dollar General-Pennington, AL	Pennington	AL	Refinance	2016	9,123	3.1%	$1,120,000	$78,266	2.8%	$812,623	2.8%
Dollar General-Ramer, AL	Ramer	AL	Refinance	2016	9,332	3.2%	$1,130,000	$79,092	2.8%	$819,878	2.8%
Dollar General-Thomaston, AL	Thomaston	AL	Acquisition	2018	9,100	3.1%	$1,240,000	$86,602	3.1%	$899,689	3.1%
Dollar General-Verbena, AL	Verbena	AL	Acquisition	2018	9,196	3.1%	$1,270,000	$88,951	3.2%	$921,456	3.2%
Dollar General-Waterloo, AL	Waterloo	AL	Acquisition	2018	9,100	3.1%	$1,120,000	$78,633	2.8%	$812,623	2.8%
Dollar General-Larchwood, IA	Larchwood	IA	Acquisition	2018	7,489	2.5%	$1,130,000	$79,038	2.8%	$819,878	2.8%
Dollar General-West Point, IA	West Point	IA	Acquisition	2018	9,100	3.1%	$1,180,000	$82,815	2.9%	$856,156	2.9%
Dollar General-Barry, IL	Barry	IL	Refinance	2016	9,122	3.1%	$1,250,000	$87,631	3.1%	$906,945	3.1%
Dollar General-Coffeen, IL	Coffeen	IL	Acquisition	2018	9,100	3.1%	$1,220,000	$85,163	3.0%	$885,178	3.0%
Dollar General-Payson, IL	Payson	IL	Acquisition	2018	9,014	3.1%	$1,200,000	$83,499	3.0%	$870,667	3.0%
Dollar General-Ishpeming, MI	Ishpeming	MI	Acquisition	2018	9,100	3.1%	$1,315,000	$91,864	3.3%	$954,106	3.3%
Dollar General-Pellston, MI	Pellston	MI	Acquisition	2018	9,100	3.1%	$1,150,000	$79,968	2.8%	$834,389	2.9%
Dollar General-Rogers City, MI	Rogers City	MI	Acquisition	2018	9,026	3.1%	$1,400,000	$97,401	3.5%	$1,015,778	3.5%
Dollar General-Appleton, MN	Appleton	MN	Refinance	2016	9,328	3.2%	$1,270,000	$88,646	3.1%	$921,456	3.2%
Dollar General-Backus, MN	Backus	MN	Refinance	2016	9,328	3.2%	$1,180,000	$82,354	2.9%	$856,156	2.9%
Dollar General-Erskine, MN	Erskine	MN	Refinance	2016	9,328	3.2%	$1,170,000	$81,894	2.9%	$848,900	2.9%
Dollar General-Greenbush, MN	Greenbush	MN	Acquisition	2018	9,100	3.1%	$1,350,000	$94,500	3.4%	$979,501	3.4%
Dollar General-New York Mills, MN	New York Mills	MN	Refinance	2016	9,100	3.1%	$1,250,000	$87,701	3.1%	$906,945	3.1%
Dollar General-Red Lake Falls, MN	Red Lake Falls	MN	Refinance	2016	9,100	3.1%	$1,200,000	$84,203	3.0%	$870,667	3.0%
Dollar General-Sebeka, MN	Sebeka	MN	Acquisition	2018	7,489	2.5%	$1,140,000	$79,882	2.8%	$827,134	2.8%
Dollar General-Afton, NY	Afton	NY	Acquisition	2018	9,002	3.1%	$1,480,000	$103,085	3.7%	$1,073,823	3.7%
Total					294,777	100.0%	$40,245,000	$2,814,453	100.0%	$29,200,000	100.0%

A-3-108

Various	Collateral Asset Summary – Loan No. 15 Dollar General Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,200,000 72.6% 1.40x 9.1%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	33	294,777	100.0%	294,777	100.0%	$9.55	100.0%	100.0%
Vacant	NAP	0	0.0%	294,777	100.0%	NAP	NAP
Total / Wtd. Avg.	33	294,777	100.0%			$9.55	100.0%

(1)	Based on the underwritten rent rolls dated April 6, 2019.

The Dollar General Portfolio consists of 33 free standing properties located throughout Alabama (51.5% of NRA; 50.6% of U/W Base Rent), Minnesota (21.3% of NRA; 21.3% of U/W Base Rent), Michigan (9.2% of NRA; 9.6% of U/W Base Rent), Illinois (9.2% of NRA; 9.1% of U/W Base Rent), Iowa (5.6% of NRA; 5.8% of U/W Base Rent) and New York (3.1% of NRA; 3.7% of U/W Base Rent). Twenty-four Dollar General Portfolio Properties (71.9% of NRA) were newly constructed in 2018, with the remaining nine Dollar General Portfolio Properties (28.1% of NRA) built in 2016. The Dollar General Portfolio totals 294,777 sq. ft. with individual properties ranging from 7,489 to 10,640 sq. ft.

As of April 6, 2019, the Dollar General Portfolio Properties are 100.0% occupied by Dollar General (rated BBB/Baa2 by S&P/Moody’s), an investment grade credit rated national discount retailer with over 15,000 locations in 44 states. As of the fiscal year 2018, Dollar General Corporation reported revenue of approximately $25.6 billion and operating profit of $2.1 billion. All of the leases at the Dollar General Portfolio Properties are guaranteed by the parent company, Dollar General Corporation. All leases feature a triple net lease basis with 15 year lease terms, of which no lease expires prior to 2031. Additionally, each tenant has five, five-year renewal options that feature a 10% rent increase at the time of renewal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$2,814,453	$9.55
Total Reimbursement Revenue	246,064	$0.83
Other Income	0	$0.00
Less: Vacancy and Credit Loss	(153,026)	($0.52)
Effective Gross Income	$2,907,491	$9.86
Total Expenses	246,064	$0.83
Net Operating Income	$2,661,428	$9.03
TI/LC	0	$0.00
Capital Expenditures	44,217	$0.15
Net Cash Flow	$2,617,211	$8.88
(1)	Historical financial information is not available because 24 of the Dollar General Portfolio properties were built in 2018.

A-3-109

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

[THIS PAGE INTENTIONALLY LEFT BLANK]

	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	5/17/19
Corporate Trust Services		Record Date:	4/30/19
8480 Stagecoach Circle		Determination Date:	5/13/19
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Primary Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor
Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, NY 10005 Contact: Helaine M. Kaplan Phone Number: (212) 250-5270	KeyBank National Association 11501 Outlook Street Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	LNR Partners, LLC 1601 Washington Avenue Suite 700 Miami Beach, FL 33139 Contact: lnr.cmbs.notices@lnrproperty.com Phone Number: (305) 695-5600	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-VRR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3CC-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3CC-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3CC-VRR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3CC-VRR Int	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - KeyBank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Primary Servicer Fee - Midlans Loan Services	0.00
Interest Adjustments	0.00		Certificate Administrator/Trustee Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Shortfall	0.00		Surveillance LLC
Net Prepayment Interest Excess	0.00		EU Reporting Administrator Fee - Deutshe Bank AG, New	0.00
Extension Interest	0.00		York Branch
Interest Reserve Withdrawal	0.00		Total Fees		0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	5/17/19
		Record Date:	4/30/19
		Determination Date:	5/13/19

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), among Deutsche Mortgage & Asset Receiving Corporation, as the depositor, KeyBank National Association, as the master servicer, LNR Partners, LLC, as the special servicer, Wells Fargo Bank, National Association, as the certificate administrator and trustee and Pentalpha Surveillance LLC, as the operating advisor and the asset representations reviewer.
Transaction: Benchmark 2019-B10 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B10
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer for period: LNR Partners, LLC
Directing Certificateholder: Eightfold Real Estate Capital Fund V, L.P. (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Loans identified in this report in accordance with the Servicing Standard. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of Specially Serviced Loans. [The Operating Advisor believes that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATIONS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION]

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations,

net present value calculations, Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related Mortgage Loans]

2.	Consulted with the Special Servicer as provided under the PSA. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the item listed below.

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and non-discretionary portions of net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount calculations or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

a.	The Operating Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the PSA, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

4.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

GERMAN AMERICAN CAPITAL CORPORATION AND CITI REAL ESTATE FUNDING INC.
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of GACC and CREFI will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 and Annex D-3, respectively, to this prospectus. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex D-1 exclude the JPMCB Mortgage Loans. In addition, solely for purposes of this Annex D-1 and the related exceptions set forth in Annex D-2 or Annex D-3, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such mortgage loans and mortgage notes sold by the applicable mortgage loan seller.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)   Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)   Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under

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applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)       Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after March 8, 2019.

(5)       Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first

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lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex D-2 or Annex D-3 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment

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and other personal property financing). Except as set forth in Annex D-2 or Annex D-3, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)     Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

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(13)     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)     Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)     Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)     No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as

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may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)     No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (or related Whole Loan); or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield

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maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)     Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(24)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)     Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)     Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but in some cases, only to the extent there is sufficient cash flow generated by

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the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)     Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)     Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as

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“TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2 or Annex D-3, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Borrower, (iv) Transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this prospectus or the exceptions thereto set forth in Annex D-2 or Annex D-3, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2 or Annex D-3, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2 or Annex D-3 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-2 or Annex D-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)     Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall

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mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)     Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)     Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

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(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)     The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)      The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)     The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)     A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)     Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the

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related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)     Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)     Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(38)     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)     Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)     Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

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(41)     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)     Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(43)     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45)     Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage

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Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)     Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX D-2
EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR GERMAN AMERICAN CAPITAL CORPORATION

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	3 Columbus Circle	(7) Permitted Liens; Title Insurance	JPMorgan Chase Bank (“JPMCB”) occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a subordination, non-disturbance and attornment agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.
19	Atrium Two	(7) Permitted Liens; Title Insurance	The tenant Cincinnati Bell, Inc. has a right of first offer to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer does not apply to any exercise of remedies by the lender, but would apply to subsequent transfers.
30	AC Marriott Downtown Tucson	(7) Permitted Liens; Title Insurance	The franchisor, Marriott International, Inc., has a right of first refusal to acquire the Mortgaged Property if there is a transfer of the Mortgaged Property or a direct or indirect interest in the Borrower to a Competitor (as defined in the related franchise agreement, and generally including any person that owns or has an interest in a hotel brand comprising at least 20 full service hotels or 50 limited service hotels). The right of first refusal applies to a transfer to a Competitor or an affiliate of a Competitor in connection with a foreclosure, judicial or legal process or a deed-in-lieu of foreclosure and is not extinguished by foreclosure or deed-in-lieu thereof.
32	Residence Inn Anaheim Hills Yorba Linda	(7) Permitted Liens; Title Insurance	The franchisor, Marriott International, Inc., has a right of first refusal to acquire the Mortgaged Property if there is a transfer of the Mortgaged Property or a direct or indirect interest in the Borrower to a Competitor (as defined in the related franchise agreement, and generally including any person that owns or has an interest in a hotel brand comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The right of first refusal applies to a transfer to a Competitor or an affiliate of a Competitor in connection with a foreclosure, judicial or legal process or a deed-in-lieu of

D-2-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
foreclosure and is not extinguished by foreclosure or deed-in-lieu thereof.
19	Atrium Two	(8) Junior Liens and (31) Due on Sale or Encumbrance	The Borrower is permitted to obtain PACE financing pursuant to the applicable Ohio State PACE program. The PACE financing may not exceed $5,000,000 and is required to be used for energy saving features including roof work, chiller/AC work, and elevator modernization.
6	5202 Ben White	(11) Condition of Property	The property condition report identified $10,594,734 of immediate repairs (which relate to the Work, as defined in the exception to Representation 12 below). Funds for such immediate repairs have not been escrowed under the Mortgage Loan documents. Funds for the remaining amount of such immediate repairs have been escrowed pursuant to the Title Company Escrow Agreement, as described below in the exception to Representation (15) for the Mortgage Loan.
6	5202 Ben White	(15) Escrow Deposits	Under two of the leases at the Mortgaged Property with the largest tenant, the City of Austin, rent payments commence only upon the completion of certain tenant improvement work and other building work (the “Work”). At origination, $8,184,013 was deposited by the seller of the Mortgaged Property (the “Ben White Property Seller”) into an escrow pursuant to an escrow agreement among the Ben White Property Seller, the title company engaged in connection with the sale of the Mortgaged Property and an agent for such title company (the “Title Company Escrow Agreement”), and approximately $1,153,322 was deposited by the Ben White Property Seller into an escrow held by the title company pursuant to the Title Company Escrow Agreement for gap rent and reimbursements through June 30, 2019. Accordingly, such escrows are held by the applicable title company and are not held by the lender under the Mortgage Loan documents.
4	ARC Apartments	(15) Escrow Deposits	At origination, an escrow of $697,734.77 was deposited with a title company at loan origination pursuant to an escrow agreement between the borrower and the title company for work remaining pursuant to a guaranteed maximum price construction contract, including but not limited to open work on the pool ramp, repaving 30th street, rooftop door replacement, and closeout of other contractors. Accordingly, such escrow is held by the applicable title company and is not held by the lender under the Mortgage Loan documents.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
3	Saint Louis Galleria	(17) Insurance	The Loan Documents require insurance proceeds in respect of a property loss to be applied to repair or restoration of the Mortgaged Property with respect to insurance proceeds equal to or greater than $13,750,000, which is greater than 5% of the outstanding principal balance of the related Whole Loan.
15	Dollar General Portfolio	(17) Insurance	The Mortgage Loan documents provide that so long as a Mortgaged Property is demised under a lease to Dollar General, the terms and conditions of the lease will control the holding and disbursement of the net proceeds and the restoration, provided (i) there is no default under the lease, (ii) Dollar General Corporation, as tenant or guarantor under the Dollar General lease remains fully liable for the obligations of the tenant, and (iii) the Dollar General lease will remain in full force and effect following the casualty and the tenant is obligated under the lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense. The Dollar General leases provide for Dollar General to hold insurance proceeds.
30	AC Marriott Downtown Tucson	(17) Insurance	The Mortgagor may maintain insurance for property and general liability with Sequoia Insurance Company, rated “A- XV” with AM Best, provided that (1) the rating of Sequoia Insurance Company is not withdrawn or downgraded below the rating in place on date of the closing of the Mortgage Loan and (2) at renewal of the current policy term, the Mortgagor will be required to replace Sequoia Insurance Company with an insurance company meeting the rating requirements set forth in the Loan Documents.
36	8401 Melrose	(17) Insurance	The earthquake insurance policy for the Mortgaged Property is issued by a carrier rated “A:VII” by A.M. Best Company and the Loan Documents allow the Borrower to continue to use such earthquake insurance carrier.
3, 4, 5, 6, 10, 12, 15, 19, 20, 21, 30, 32, 34, 36, 41	All GACC Mortgage Loans	(17) Insurance	All exceptions to Representation 30 are also exceptions to this Representation 17.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
12	Embassy Suites Scottsdale	(25) Local Law Compliance	The conference center at the Mortgaged Property is legal non-conforming as to use and would require developmental review approval to be permitted to re-build the conference center for such use following a casualty or condemnation in excess of 50% of the assessed value of the conference center building.
4	ARC Apartments	(26) Licenses and Permits	The Mortgaged Property has been issued a temporary certificate of occupancy, which expired on March 14, 2019. The Borrower covenanted in the related loan agreement to (i) maintain and renew the temporary certificate of occupancy upon expiration; (ii) use commercially reasonably efforts to complete all requirements for issuance of a permanent certificate of occupancy; and (iii) use commercially reasonably efforts to obtain a permanent certificate of occupancy.
1	3 Columbus Circle	(27) Recourse Obligations	In the event that the Borrower obtains and maintains an environmental insurance policy naming the lender (together with its successors and assigns) as an additional named insured (the “Environmental Insurance”), then the lender is required to first seek recovery under such Environmental Insurance before seeking indemnity, reimbursement or recovery from the Borrower or the guarantor for losses within the scope of the indemnity under the environmental indemnity agreement that are within the scope of coverage and are not specifically excluded from the terms of the Environmental Insurance.
36	8401 Melrose	(27) Recourse Obligations	There is no separate non-recourse carveout guarantor or environmental indemnitor.
3	Saint Louis Galleria	(28) Mortgage Releases

In connection with the expansion or other development of the Mortgaged Property, the Borrower is permitted to obtain the release of one or more parcels acquired after origination without the payment of a release price premium subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred or is continuing and (ii) the loan-to-value ratio immediately following the release is less than or equal to 125%.

In addition, the Borrower is permitted to obtain the release of one or more portions of the Mortgaged Property (an “Exchange Parcel”) without the payment of a release price in connection with the substitution of such portion of the Mortgaged Property with real property reasonably equivalent in value to the Exchange Parcel located at or adjacent to the shopping

D-2-4

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
center in which the Exchange Parcel is located (an “Acquired Parcel”), provided that, among other conditions, (i) no event of default has occurred or is continuing (ii) the Exchange Parcel is vacant, non-income-producing and unimproved (unless these requirements are waived by lender) or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas and the Exchange Parcel is not necessary for the Mortgaged Property to comply with any zoning, building, land use or parking or other applicable legal requirements, (iii) Borrower delivers or causes to be delivered to lender a copy of the deed or ground lease conveying to Borrower all right, title and fee or leasehold interest, as applicable, in and to the Acquired Parcel, (iv) Borrower delivers an opinion of counsel stating that the substitution would not constitute a “significant modification” of the Mortgage Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust and (v) the LTV ratio immediately after the substitution is less than or equal to 125%.
12	Embassy Suites Scottsdale	(28) Mortgage Releases	The Borrower may obtain the release of a release parcel of up to five acres of non-income producing unimproved land which is currently used for parking, upon satisfaction of certain conditions, including but not limited to prepayment of a proportionate percentage of the amount of combined principal of the Mortgage Loan and the related mezzanine loan, which may be zero, required to be prepaid such that after the release and a partial prepayment of the Mortgage Loan and the related mezzanine loan, each in an amount equal to the proportionate percentage of such amount of combined principal, the loan-to-value ratio of the remaining Mortgaged Property is not greater than 55%.
15	Dollar General	(28) Mortgage Releases	On any Business Day after securitization of the entire related Whole Loan and prior to the ninth anniversary of the loan origination date, the Borrower is permitted to obtain the release of any Mortgaged Property (in connection with a bona fide sale thereof to a third party) (such property, the “Released Property”) by substituting therefor another property (the “Substitute Property”) of like kind and quality acquired by the Borrower, provided that the aggregate of the Allocated Loan Amounts of each Mortgaged Property that is substituted for may not exceed more than 30% of the outstanding principal balance of the related

D-2-5

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Whole Loan as of the date of substitution and the following conditions, among others, are satisfied: (i) the underwritten net cash flow attributable to the Substitute Property is not less than the underwritten net cash flow of the Released Property both immediately prior to substitution and as of the loan origination date, (ii) after giving effect to the substitution, (x) the loan-to-value ratio (based on the related Whole Loan and mezzanine loans) for all the Mortgaged Properties is no more than the lesser of such loan-to-value ratio immediately prior to substitution and 81.3%, and (y) the loan-to-value ratio (based on the related Whole Loan) for all the Mortgaged Properties is no more than the lesser of such loan-to-value ratio immediately prior to substitution and 72.6%, (iii) after giving effect to the substitution, (x) the debt service coverage ratio (based on the related Whole Loan and mezzanine loans) for all the Mortgaged Properties is no less than the greater of such debt service coverage ratio immediately prior to substitution and 1.14x, and (y) the debt service coverage ratio (based on the related Whole Loan) for all the Mortgaged Properties is no less than the greater of such debt service coverage ratio immediately prior to substitution and 1.37x, (iv) as determined by the lender in its reasonable discretion, the geographic diversity of the Mortgaged Properties after substitution will be no different than immediately prior to substitution, (v) the entire Substitute Property is leased pursuant to a lease with Dollar General with a remaining term which does not expire prior to the remaining term of the Released Property and on terms acceptable to the lender in its reasonable discretion, and the rent payable thereunder does not exceed market rent, (vi) rating agency confirmation is obtained, (vii) the appraised value of the Substitute Property is no less than the appraised value of the Released Property as of the substitution date, (viii) after giving effect to such substitution, the ratio of the unpaid principal balance of the Whole Loan to the value of the remaining Mortgaged properties (to be determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which will exclude the value of personal property or going concern value, if any) is no more than 125%, (ix) Borrower shall have provided a mortgage, UCC financing statements, and title insurance for the Substitute Property and (x) Borrower shall have provided such other

D-2-6

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
documents and information (in a form acceptable to lender) as the lender requests, including without limitation environmental reports, property condition reports, zoning reports, opinion letters, searches and financial statements.
3, 4, 5, 6, 10, 12, 15, 19, 20, 21, 30, 32, 34, 36, 41	All GACC Mortgage Loans	(30) Acts of Terrorism Exclusion	All exceptions to Representation 17 are also exceptions to this Representation 30.
4	ARC Apartments	(32) Single Purpose Entity	The Borrower originally owned the land underlying the condominium units in the condominium regime in effect at the Mortgaged Property and, upon creation of the condominium regime, the Borrower owned all four units in the four- unit condominium regime. With respect to said condominium regime, three units are collateral for the related Mortgage Loan, and one unit was prior owned property of the Borrower that has subsequently been sold off. In addition, in the absence of a cash management trigger event, the property manager collects revenues from the Mortgaged Property in a central (i.e. commingled) account.
3	Saint Louis Galleria	(33) Defeasance	The Loan Documents require the Borrower to pay for all reasonable out-of-pocket costs and expenses incurred by the lender in connection with defeasance (but accountants’ fees and opinions of counsel are not expressly enumerated in the provision).
19, 34	Atrium Two and Meridian Tower	(40) Organization of Borrower	The Borrowers under the Meridian Tower Mortgage Loan and the Atrium Two Mortgage Loan are Affiliates.

D-2-7

SCHEDULE D-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
3	Saint Louis Galleria
12	Embassy Suites Scottsdale
15	Dollar General Portfolio

D-2-8

SCHEDULE D-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
32	Residence Inn Anaheim Hills Yorba Linda

D-2-9

SCHEDULE D-3

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

D-2-10

ANNEX D-3

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR CITI REAL ESTATE FUNDING INC.

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
8	Soho Beach House	(5) Hospitality Provisions

There is no franchise agreement in place with respect to the Mortgaged Property. There is no comfort letter or direct agreement between the owner of the intellectual property and the lender. A cooperation agreement between the borrower and certain affiliates requires such parties to cooperate in the running of the hotel after certain trigger events (such as a Mortgage Loan event of default). Further, there is no ability to obtain a new comfort letter or a direct agreement with the owners of the intellectual property after the transfer of the loan.

27	Texas Marriott & Hilton Portfolio	(7) Permitted Liens; Title Insurance	The related franchisor of the Residence Inn Laredo Mortgaged Property has a right of first refusal to acquire or lease the related Mortgaged Property or acquire an ownership interest in the franchisee or a control affiliate if there is a proposed transfer of the hotel or an ownership interest in the franchisee or a control affiliate thereof, in each case, to a competitor (within the meaning of the franchise agreement).
38	Rosemont Commons Fee	(7) Permitted Liens; Title Insurance	The related ground lessee has the option to acquire the ground lessor’s (the borrower’s) fee interest in the related Mortgaged Property at the commencement of lease years 31, 60 and 90 following the lease commencement date of February 15, 2019.
4	ARC Apartments	(15) Escrow Deposits	At origination, an escrow of $697,734.77 was deposited with a title company at loan origination pursuant to an escrow agreement between the borrower and the title company for work remaining pursuant to a guaranteed maximum price construction contract, including but not limited to open work on the pool ramp, repaving 30th street, rooftop door replacement, and closeout of other contractors. Accordingly, such escrow is held by the applicable title company and is not held by the lender under the Mortgage Loan documents.

D-3-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
2, 4, 8, 9, 16, 17, 18, 22, 27, 31, 33, 35, 37, 38, 43, 44, 46	All CREFI Mortgage Loans	(17) Insurance	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
27	Texas Marriott & Hilton Portfolio	(17) Insurance	The borrower’s insurance carrier’s rating does not satisfy the insurance rating requirements. The carrier is rated “A-VII” by AM Best and is not rated by S&P. The lender has agreed to accept the insurance carrier; provided: (i) the carrier’s rating is not downgraded and (ii) at the time of the renewal of the current policy term, the borrower is obligated to replace the carrier with an insurance carrier that satisfies the requirements of the loan agreement.
9	Pace Gallery	(25) Local Law Compliance	As of the date of origination, the initial construction of the Mortgaged Property was not completed. An architect’s letter states that the plans and specifications relating to the initial construction of the Mortgaged Property (which are inclusive of the interior portions of the Mortgaged Property to be constructed by the sole tenant thereof) comply with applicable zoning ordinances and building codes and that there are no material violations of applicable zoning ordinances, building codes and land laws with respect to the improvements. If the remainder of the improvements at the Mortgaged Property (including those portions of the Mortgaged Property to be constructed by the sole tenant thereof) are constructed in accordance with the plans and specifications, then the Mortgaged Property will continue to be in conformance with applicable law.

D-3-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
9	Pace Gallery	(26) Licenses and Permits	As of the date of origination, the initial construction of the Mortgaged Property was not completed and therefore a certificate of occupancy has yet to be issued for the Mortgaged Property. Based on an architect’s letter, the plans and specifications relating to the initial construction of the Mortgaged Property comply with applicable zoning ordinances and building codes and if the remainder of the improvements at the Mortgaged Property are constructed in accordance with plans and specifications and otherwise in accordance with applicable law, the Mortgaged Property will be eligible to receive a certificate of occupancy. The loan documents provide for a recourse carve-out for losses in connection with the failure to obtain a certificate of occupancy for the Mortgaged Property.
2	3 Park Avenue	(26) Licenses and Permits	The borrower has a permanent certificate of occupancy; however, the use of portions of the first floor and the mezzanine of the building as a health club is inconsistent with the permitted uses set forth on the permanent certificate of occupancy. The borrower has covenanted to cause a new certificate of occupancy to be issued for the Mortgaged Property that remedies the non-conformity within 6 months of the origination of the Mortgage Loan. Such period may be extended so long as (x) the borrower pursues obtaining a new certificate of occupancy in a diligent and good faith effort and (y) no material adverse effect occurs in connection with the non-conformity.
4	ARC Apartments	(26) Licenses and Permits	The Mortgaged Property has been issued a temporary certificate of occupancy, which expired on March 14, 2019. The borrower covenanted in the related loan agreement to (i) maintain and renew the temporary certificate of occupancy upon expiration; (ii) use commercially reasonably efforts to complete all requirements for issuance of a permanent certificate of occupancy; and (iii) use commercially reasonably efforts to obtain a permanent certificate of occupancy.

D-3-3

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
2	3 Park Avenue	(27) Recourse Obligations	The loss carveout with respect to insurance proceeds or condemnation awards or rents following an event of default is limited to misappropriation or conversion, but not misapplication.
9	Pace Gallery	(27) Recourse Obligations	Misapplication of rents, insurance proceeds and condemnation awards gives rise to recourse for losses only if such misapplication is not corrected within five (5) business days of the borrower’s receiving knowledge of same.
8	Soho Beach House	(27) Recourse Obligations	Recourse for losses resulting from waste to the Mortgaged Property is triggered after an event of default under the Mortgage Loan.

D-3-4

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
16	Tulsa Office Portfolio	(27) Recourse Obligations	The indemnitor/principal does not have any indemnification or other obligations or liabilities to any indemnified parties under the environmental indemnity provided that a Qualified Environmental Policy (as hereinafter defined) has been delivered to the lender. A “Qualified Environmental Policy” means (I) (i) an environmental insurance policy (or such renewal policy) with coverage amount of no less than $5,000,000.00 per incident and in the aggregate, a deductible no higher than $25,000, in substantially the same form and coverages as the policy delivered to the lender as of the closing date, or (ii) an environmental insurance policy reasonably approved by the lender, and (II) any such Qualified Environmental Policy is required to name the lender as the “named insured” or an “additional insured” by an additional insured/mortgagee assignment endorsement. The indemnitor will be liable under the environmental indemnity upon the earlier to occur of (i) the expiration or termination of any Qualified Environmental Policy, (ii) any environmental policy delivered to the lender failing to satisfy the conditions of a “Qualified Environmental Policy,” (iii) any insurer declining coverage for a claim made by the indemnitee pursuant to such Qualified Environmental Policy, (iv) any insurer accepting its obligations to cover a claim made by the indemnitee pursuant to such Qualified Environmental Policy, but failing to pay such insurance proceeds to the indemnitor in the ordinary course of business, and (v) any such insurance proceeds received by the indemnitee under such Qualified Environmental failing to cover any and all losses of the indemnified parties under the policy (in which event the Indemnitor is liable solely to the extent of any deficiency), in each case, solely to the extent any remaining Qualified Environmental Policy as to which items (i) through (v) above do apply would not cover any such losses.
17	Sharon Park Apartments	(30) Acts of Terrorism Exclusion	The loan agreement for the Mortgaged Property imposes a cap on the amount that can be spent on terrorism coverage regardless of whether TRIPRA is in effect.

D-3-5

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
2, 4, 8, 9, 16, 17, 18, 22, 27, 31, 33, 35, 37, 38, 43, 44, 46	All CREFI Mortgage Loans	(30) Acts of Terrorism Exclusion	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
9	Pace Gallery	(32) Single-Purpose Entity	Prior to October 31, 2016, the borrower owned fee title to that certain property located at 537-541 West 24th Street, City of New York, County of New York, State of New York and designated on the tax map of the City of New York as Block 696 Lot 10. The said property is adjacent to the Mortgaged Property and is currently owned by an affiliate of the borrower. The loan agreement provides for recourse carve-out for losses in connection with the borrower’s acquiring, owning, leasing, managing, operating, financing, and selling said property, including, but not limited to, losses or other obligations arising from the presence of any hazardous substances on such property or the non-compliance of such property with any environmental law. Additionally, the environmental indemnity agreement provides for indemnification for losses relating to said property in addition to the Mortgaged Property.

D-3-6

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	ARC Apartments	(32) Single Purpose Entity	The borrower originally owned the land underlying the condominium units in the condominium regime in effect at the Mortgaged Property and, upon creation of the condominium regime, the borrower owned all four units in the four-unit condominium regime. With respect to said condominium regime, three units are collateral for the related Mortgage Loan, and one unit was prior owned property of the borrower that has subsequently been sold off). The Phase I provided was performed with respect to the entire land and building, and as a result, the borrower’s environmental indemnity includes the prior-owned unit. In addition, in the absence of a cash management trigger event, the property manager collects revenues from the Mortgaged Property in a central (i.e. commingled) account maintained by the property manager.

D-3-7

SCHEDULE D-1

CITI REAL ESTATE FUNDING INC.

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
8	Soho Beach House

D-3-8

SCHEDULE D-2

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
2	3 Park Avenue

D-3-9

SCHEDULE D-3

CITI REAL ESTATE FUNDING INC.

CROSSED MORTGAGE LOANS

None.

D-3-10

ANNEX E-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMCB will in its Mortgage Loan Purchase Agreement make, with respect to each JPMCB Mortgage Loan, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex E-2 to this prospectus. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the JPMCB Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the JPMCB Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the Other Securitization), participation (other than with respect to any JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

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(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Borrower and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Borrower nor guarantor has been released from its obligations under the JPMCB Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since March 8, 2019.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined

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below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Borrower.

(10)     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)     Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Borrower and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)     Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)     Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that

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became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)     Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)     Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the Other Securitization) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)     No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for

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physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such

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Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)     No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)     No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)     REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2 a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to

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result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)     Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)     Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Borrower.

(26)     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)     Licenses and Permits. Each Borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does

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not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)     Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Borrower; (ii) Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) transfers of either the Mortgaged Property or equity interests in Borrower made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the Borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Borrower, guarantor, property manager or their affiliates, employees or agents.

(29)     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or Whole Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether

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by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the JPMCB Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)     Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)     Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Borrower,

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(iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)     Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Borrower with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)     Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Borrower would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest;

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and (viii) the Borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)     Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)     Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(A)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D) The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)       The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)       The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

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(G)       The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)       The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)       Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(L)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)     Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)     ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Borrower elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage

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ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)     Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(40)     No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)     Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)     Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each Borrower which identifies all beneficial controlling owners of the Borrower (i.e., managing members, general partners or similar controlling person for such Borrower) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)     Environmental Conditions. At origination, each Borrower represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as

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disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule E-1 to Annex E-2, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule E-1 to Annex E-2 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Borrower (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged

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Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44)     Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)     Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47)     Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)     Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Borrower, and no funds have been received from any person other than the related Borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the JPMCB Mortgage Loans regarding the matters expressly set forth herein. All information

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contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Borrower.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX E-2

EXCEPTIONS TO JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1, 7, 23, 25	3 Columbus Circle, 101 California, Liberty Station Retail, Vie Portfolio	(7) Lien; Valid Assignment	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
1	3 Columbus Circle	(8) Permitted Liens; Title Insurance

JPMCB occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a Subordination, Non-Disturbance and Attornment Agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.

26	Roanoke Crossing Shopping Center	(8) Permitted Liens; Title Insurance

The Mortgaged Property is subject to a certain Amended and Restated Reciprocal Easement and Operation Agreement recorded on April 21, 2003, in the official records of Denton County, State of Texas, as amended (the “REA”), pursuant to which no portion of the Mortgaged Property may be used as a health spa or exercise facility. The second largest tenant at the Mortgaged Property is Anytime Fitness, which has been in occupancy at the Mortgaged Property since 2008. The Mortgaged Loan documents provide for a non-recourse carveout for any losses associated with any violation or breach (or claimed violation or breach) of the foregoing use restriction in the REA as a result of Anytime Fitness using or occupying a portion of the Mortgaged Property.

The largest tenant at the Mortgaged Property, Chili’s - Brinkers TX, LP, has a right of first refusal with respect to the premises pursuant to its lease only in the event that the pad occupied by the tenant is being individual sold. However, the tenant has entered into a Subordination, Non-Disturbance and Attornment Agreement, pursuant to which the tenant has agreed to waive its right of first refusal in connection

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
with the lender’s foreclosure and subsequent sale of the Mortgaged Property.
39	Walgreens- MA & NH	(8) Permitted Liens; Title Insurance

Each of the two single-tenant leases contains a right of first refusal. Each tenant has entered into a subordination, non-disturbance and attornment agreement, pursuant to which each tenant has waived its right of first refusal with respect to a lender foreclosure, deed in lieu or other enforcement action related to the Mortgage Loan (but not with respect to a subsequent transfer).

7	101 California	(9) Junior Liens

The Mortgage Loan documents permit a direct or indirect equity owner of Borrower to incur a mezzanine loan secured by the pledge of such equity interest(s), provided that, among other conditions: (i) the combined debt yield is not less than 8.35%; (ii) the combined loan-to-value ratio is not greater than 51.5%; (iii) the maximum principal amount of such loan may not exceed $130,000,000; and (iv) the lender and mezzanine lender enter into a customary subordination and intercreditor agreement reasonably acceptable to the lender.

13	Flight	(9) Junior Liens

There is a related mezzanine loan in the amount of $11,700,000, which is held by a third party investor and is coterminous with the Mortgage Loan. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender have entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.

1, 7, 23, 25	3 Columbus Circle, 101 California, Liberty Station Retail, Vie Portfolio	(10) Assignment of Leases and Rents	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
26	Roanoke Crossing Shopping Center	(13) Taxes and Assessments

The lender did not require that outstanding real estate taxes for the outparcels leased to Bank One, Chili’s, Just Brakes, Sonic, Wells Fargo Bank, N.A. and Wendy’s be paid at origination of the Mortgage Loan, due to the requirements for these tenants to pay any real estate taxes directly to the applicable governmental authority under the related leases. The title insurance policy obtained by the lender at origination

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
provides coverage over non-payment of taxes with respect to these parcels.
26	Roanoke Crossing Shopping Center	(15) Actions Concerning Mortgage Loan

The borrower sponsor, who is also the non-recourse carveout guarantor of the Mortgage Loan, is subject to several pending lawsuits from investors in the sponsor’s real estate portfolio. In each case, the complaint alleges various tort causes of action including misrepresentations made in connection with the plaintiffs’ investments. The plaintiffs are represented by the same counsel and have made claims for damages ranging from $2,000,000 to $5,000,000. In one of the cases, a trial occurred in July 2018, and the jury found in favor of the plaintiffs, and awarded damages in the amount of $4,317,387 and punitive damages in the amount of $8,000,000. The sponsor is in the process of appealing the judgment and award. The remaining cases are in various stages of litigation, and the sponsor is defending the lawsuits and has denied all claims and disputed the claimed damages amount. The sponsor has a net worth of approximately $250 million and liquidity of $25 million. In addition, the Mortgage Loan documents provide for a non-recourse carveout for any losses associated with the aforementioned litigations or any other litigation where the sponsor and certain of his affiliates are defendants and which is brought by any party that owns or holds (or formerly owned or held) a direct or indirect interest in the Borrower.

1	3 Columbus Circle	(18) Insurance

The Mortgage Loan documents permit insurance through a syndicate of insurers through which, if such syndicate consists of five (5) or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “A-” or better by S&P and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
7	101 California	(18) Insurance

The Mortgage Loan documents permit insurance through a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least A:VIII by AM Best), and all remaining insurers are required to have ratings of not less than “BBB” by S&P and the equivalent by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurer, and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best). The Mortgage Loan documents permit the Borrower to continue to use (1) Aspen American Insurance Company, rated “A:XV” by AM Best as of the origination date, (2) Safety Specialty Insurance Company, rated “A+:XV” by AM Best as of the origination date, and (3) United Specialty Insurance Company, rated “A:IX” with AM Best as of the origination date, in their respective current positions and participation amounts within the syndicate of the earthquake program, provided that (x) such ratings are not withdrawn or downgraded below the ratings as of the origination date and (y) at renewal of the current policy term, Borrower is required to replace Aspen American Insurance Company, Safety Specialty Insurance Company and United Specialty Insurance Company with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

23	Liberty Station Retail	(18) Insurance

The Borrower may continue to use Associated Industries Insurance Company, Inc. (“Associated Industries”), rated “A- XV” with AM Best as the insurer for the general liability coverage, provided that (x) the rating of Associated Industries is not withdrawn or downgraded below the rating as of the origination date of the Mortgage Loan and (y) at renewal of the current policy term on May 15, 2019, the Borrower replaces Associated Industries with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
39	Walgreens- MA & NH	(18) Insurance

To the extent: (i) either or both of the Walgreens leases (individually and collectively, the “Walgreens Lease”) for the applicable individual Mortgaged Property is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the applicable Walgreens Lease, (iii) Walgreens, or the guarantor under the applicable Walgreens Lease (the “Walgreens Tenant”) remains fully liable for the obligations and liabilities under the applicable Walgreens Lease and maintains a credit rating from S&P of at least “BBB”, (iv) the Walgreens Tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the applicable Walgreens Lease, and (v) the Borrower has provided to the lender evidence satisfactory to the lender that the Walgreens Tenant under such Walgreens Lease maintains in full force and effect the insurance described in clause (iv) above (subsections (i), (ii), (iii), (iv), and (v), collectively, the “Self-Insurance Requirements”), then the Borrower will be deemed to be in compliance with the requirements of the Mortgage Loan documents with respect to the applicable individual Mortgaged Property and will not be required to maintain the coverage required under the Mortgage Loan documents with respect to such individual Mortgaged Property. If the Walgreens Tenant fails to meet the Self-Insurance Requirements, then the Borrower will be required to obtain, at the Borrower’s sole cost and expense, all insurance as required by the Mortgage Loan documents. Such insurance will be required to either be (x) “Primary” insurance coverage in the event that the Walgreens Tenant does not provide the applicable insurance coverage required under the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
11	Tailor Lofts	(26) Local Law Compliance

The zoning report obtained at origination indicates that the Mortgaged Property has an outstanding building or zoning code violation, which is related to certain exposed metal structure and is pending an exposed metal inspection. The borrower is required under the Mortgage Loan documents to deliver an updated zoning report to the lender showing no outstanding building or zoning code violations (or other evidence acceptable to the lender that all outstanding building and/or zoning code violations referenced in the zoning report delivered to the lender in connection with the closing of the Mortgage Loan have been remedied); provided that such thirty (30) day period may be extended if the borrower is diligently working to clear such violations and no governmental authority has taken any enforcement action with respect to such outstanding building and/or zoning code violations. The Mortgage Loan documents provide for a non-recourse carveout for losses associated with failure to comply with the foregoing requirements or any enforcement action taken by any governmental authority with respect to the building and/or zoning code violation referenced in the zoning report.

25	Vie Portfolio	(26) Local Law Compliance

The zoning consultant has indicated that a portion of the University Downs Mortgaged Property is a prior non-conforming structure, and would not be allowed to be replicated in the event of a total loss, due to the following: (i) the two-story building encroaches upon the side 6’ minimum setback by 6’ on the western property line, (ii) the one-story building encroaches upon the side 6’ minimum setback by 6’ on the eastern property line, and (iii) the building 3 encroaches upon the rear 20’ minimum setback by 5.5’ along the northern property line. The Borrower obtained a law and ordinance insurance coverage for the Mortgaged Property.

1	3 Columbus Circle	(28) Recourse Obligations	The Mortgage Loan documents provide that the Borrower will not be liable for consequential damages, punitive damages and special damages for breaches of the non-recourse carveouts for losses, except to the extent such damages were actually incurred by the lender.

E-2-6

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

The loss carveout for intentional misrepresentation is limited to intentional and material misrepresentation.

The Mortgage Loan documents do not provide for a loss carveout for willful misconduct by the Borrower or guarantor.

The loss carveout for commission of material physical waste at the Mortgaged Property is limited to intentional physical waste of the Mortgaged Property.

The loss carveout associated with insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation thereof and does not include misapplication or conversion thereof.

The full recourse carveout for transfers made in violation of the Mortgage Loan documents is limited to the Borrower’s failure to obtain the lender’s prior written consent (to the extent such consent is required pursuant to the Mortgage Loan documents) to a voluntary transfer of (i) all or substantially all of the Borrower’s fee interest in the Mortgaged Property or (ii) all of the direct or indirect equity interests or controlling interests in the Borrower.

The indemnification obligations of the Borrower and the guarantor under the environmental indemnity agreement will terminate on the date which is three (3) years after the full and indefeasible payment by the Borrower and/or the guarantor of the Mortgage Loan, provided, that (i) such three (3) year period will not commence until the date on which the Borrower and/or the guarantor furnishes to the indemnitee a Phase I environmental report with respect to the Mortgaged Property, which reports are from an environmental consultant reasonably acceptable to the indemnitee and the Rating Agencies, and which updated environmental report(s) do not disclose, as of the date of delivery, any actual or threatened (A) non-compliance with or violation of applicable environmental laws (or of permits issued pursuant to environmental laws) in connection with the

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Mortgaged Property or the operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity agreement which processes or proceedings could, in the indemnitee’s reasonable opinion, trigger indemnification obligations of the Borrower and the guarantor under the environmental indemnity agreement or (D) presence or release of any hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental laws and (ii) as of the date of determination, there is no pending legal action related to the Mortgaged Property in connection with any matter addressed under the environmental indemnity agreement (or under the provisions thereof).

In the event that the Borrower obtains and maintains an environmental insurance policy naming the lender (together with its successors and assigns) as an additional named insured (the “Environmental Insurance”), then the lender is required to first seek recovery under such Environmental Insurance before seeking indemnity, reimbursement or recovery from the Borrower or the guarantor for losses within the scope of the indemnity under the environmental indemnity agreement that are within the scope of coverage and are not specifically excluded from the terms of the Environmental Insurance.

7	101 California	(28) Recourse Obligations

There is no separate non-recourse carveout guarantor, and the Borrower is the sole party liable for breaches or violations of the non-recourse carveout provisions in the Mortgage Loan documents or the environmental indemnity.

The Mortgage Loan documents provide that the Borrower will not be liable for special, consequential or punitive damages for breaches of the non-recourse carveouts for losses, except to the extent such damages are imposed on the lender by to one or more third parties.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

The loss carveout for waste is limited to any intentional and material physical waste committed or permitted by Borrower or any affiliate of Borrower (except to the extent that such physical waste is due to (w) ordinary wear and tear, (x) the failure of the Mortgaged Property to generate sufficient net cash, (y) the failure of the lender to make excess cash held in the cash management account after payment of debt service, other amounts due under the Mortgage Loan documents and reserves available for maintenance and repair purposes that would have otherwise prevented such physical waste, or (z) Borrower not having control of the Mortgaged Property as the result of the exercise of rights or remedies by the lender).

There is no loss carveout for willful misconduct.

The loss carveout for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to any misappropriation by Borrower, the Borrower sponsor or any of their respective affiliates of any funds in violation of the Mortgage Loan documents (including misappropriation of revenues, security deposits and/or proceeds/awards). There is no specific enumerated loss carveout for failure to deliver security deposits following the occurrence of a foreclosure or action in lieu thereof).

The full recourse carveout for transfers in violation of the Mortgage Loan documents is limited to any voluntary transfer of title to all or any material portion of the Mortgaged Property or of direct or indirect equity interests in Borrower that causes a prohibited change of control in violation of the Mortgage Loan documents, and excluding (i) any such transaction that would be an authorized transaction but is an unauthorized transaction solely as a result of Borrower failing to comply with administrative or ministerial conditions to the same and (ii) foreclosure by a mezzanine lender under the permitted mezzanine debt created in accordance with the terms of the loan agreement, whether or

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

not in compliance with the requirements of any intercreditor agreement. Any other transfer of Collateral by Borrower in violation of the Mortgage Loan documents that does not trigger full recourse liability would result in the breach of a non-recourse carveout for losses.

The full recourse carveout for involuntary bankruptcy actions do not expressly include acquiescing or consenting to such filing, but does include colluding, soliciting or joining other creditors with respect to such filing.

11	Tailor Lofts	(28) Recourse Obligations

The non-recourse carveout for material physical waste is limited to intentional material physical waste and to the extent there is sufficient cash flow from the Mortgaged Property to prevent such waste, unless such insufficiency arises from the intentional misappropriation or conversion of revenues from the Mortgaged Property.

The Mortgage Loan documents provide that the Borrower and related guarantor will not be liable for consequential, special or punitive damages for breaches of the non-recourse carveouts for losses, except to the extent the lender is obligated to pay such damages to a third party.

13	Flight	(28) Recourse Obligations

The non-recourse carveout for material physical waste is limited to intentional material physical waste and to the extent there is sufficient cash flow from the Mortgaged Property to prevent such waste, unless such insufficiency arises from the intentional misapplication or conversion of revenues from the Mortgaged Property. The obligations and liabilities of the Borrower and the guarantor under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on the date that is twenty-four (24) months after the date that the Mortgage Loan has been paid in full and all of the following conditions are satisfied: (A) the Mortgage Loan will have been paid in full without the indemnitee having exercised any remedies against any indemnitor under the Mortgage Loan Documents and the indemnitee has not foreclosed or otherwise taken possession of any Mortgaged Property, (B)

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

there has been no material change, between the origination date of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (C) the indemnitee will have received, at the expense of the Borrower or the guarantor, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

The Mortgage Loan documents provide that the Borrower and related guarantor will not be liable for consequential, special or punitive damages for breaches of the non-recourse carveouts for losses, except to the extent the lender is obligated to pay such damages to a third party.

23	Liberty Station Retail	(28) Recourse Obligations

The non-recourse carveout for willful misconduct is limited to willful misconduct that results in an adverse effect on the Mortgaged Property or the ability of the Borrower to pay the Mortgage Loan obligations (provided that the non-payment of any monetary obligations will not be considered willful misconduct to the extent that the Mortgaged Property does not generate sufficient cash flow to pay such obligations).

All obligations and liabilities under the related environmental indemnity agreement will cease and terminate two (2) years after the indefeasible payment in full of the Mortgage Loan provided that, (i) the Borrower or the guarantor, at its sole cost and expense, furnishes to the lender a Phase I environmental report dated no more than thirty (30) days prior to the date of the repayment in form and substance, and from an environmental consultant, reasonably acceptable to the lender, which Phase I environmental report discloses, as of the

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

date of such report, (A) no actual noncompliance with or violation of applicable environmental laws (or of permits issued pursuant to Environmental Laws), (B) no environmental liens encumbering the Mortgaged Property, (C) no administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the related environmental indemnity agreement, (D) no presence or release of hazardous substances in, on, above or under the Mortgaged Property, and (E) no other matter for which the indemnitee is entitled to indemnification pursuant to the related environmental indemnity agreement, (ii) on the date of such repayment, none of the indemnitee, the Borrower or the guarantor is aware of a release or other violation of the applicable environmental law and there is no pending or asserted claim under the related environmental indemnity agreement and (iii) the Borrower or the guarantor has paid the indemnitee all sums due under the related environmental indemnity agreement and neither the Borrower nor the guarantor is in default under the related environmental indemnity agreement.

25	Vie Portfolio	(28) Recourse Obligations

The obligations and liabilities of the Borrower and the guarantor under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on the date that is two (2) years from the date on which the Mortgage Loan has been paid in full and upon full satisfaction of the following conditions: (i) the Mortgage Loan has been paid in full and the indemnitee has not commenced foreclosure proceedings or otherwise taken possession of all or any portion of the Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (iii) the indemnitee has received, at the expense of the Borrower or the guarantor, an updated

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Phase I environmental report reasonably acceptable to the indemnitee dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.
26	Roanoke Crossing Shopping Center	(28) Recourse Obligations

Any failure to give notice with respect to an equity transfer that is otherwise permitted under the Mortgage Loan documents triggers only a non-recourse carveout for losses instead of a full recourse carveout.

39	Walgreens- MA & NH	(28) Recourse Obligations

The obligations and liabilities of the related Borrower and guarantor under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on the date that is twenty-four (24) months following the date on which the Mortgage Loan has been paid in full, and all of the following conditions are satisfied in full: (A) the Mortgage Loan has been paid in full without the indemnitee having exercised any remedies against the Borrower or the guarantor pursuant to the mortgages securing the Mortgage Loan and the indemnitee has not foreclosed or otherwise taken possession of any Mortgaged Property, (B) there has been no material change, between the date of the environmental indemnity agreement and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (C) the indemnitee will have received, at the expense of the Borrower or the guarantor, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

E-2-13

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
40	116 University Place	(28) Recourse Obligations

The Borrower and the guarantor are personally liable for the non-recourse carveouts for losses (other than special or consequential damages, except to the extent actually incurred by the lender, and punitive damages) and full recourse carveouts as set forth in the Mortgage Loan documents to the extent the acts or omissions giving rise to such right of recovery occurred prior to (1) a transfer resulting from the exercise of the lender’s rights under the Mortgage Loan documents or (2) the consummation of any remedial or enforcement action by the lender, including, without limitation, any foreclosure, deed-in-lieu or assignment in lieu of foreclosure and including the exercise of any rights of the lender under the mortgage, including, without limitation, any right to vote any pledged securities or any right to replace officers and directors of any person, that in each case results in any such entity or the Mortgaged Property not being under the control of the guarantor.

The non-recourse carveout for material physical waste is limited to intentional material physical waste.

Following the repayment and satisfaction of the Mortgage Loan documents, provided that upon or after such repayment, the Borrower or the guarantor delivers to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances that violate any applicable environmental laws, the Borrower and the guarantor will be released from its environmental liabilities and obligations set forth in the indemnity on the second (2nd) anniversary of the date on which lender received such acceptable Phase I environmental report.

23	Liberty Station Retail	(30) Financial Reporting and Rent Rolls

In the event a parent entity of the Borrower has annual financial statements that are audited by an independent certified public accountant acceptable to the lender, the Borrower may, in lieu of providing audited annual financial statements, provide (i) annual financial statements for each Borrower prepared by such Borrower, and (ii) annual audited financial statements of

E-2-14

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
such parent entity, which audited financial statements are required to include (A) a supplemental combining schedule or note to the financial statements presenting a combined income statement and balance sheet for the applicable fiscal year for the Mortgaged Property, and (B) a note indicating that the Borrower is a separate legal entity from such parent entity and any affiliates and indicate that the assets of the Borrower are not available to satisfy the debts and other obligations of such parent entity or any affiliates and that the Borrower’s liabilities do not constitute obligations of such parent entity or any affiliate.
1	3 Columbus Circle	(31) Acts of Terrorism Exclusion

If Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Borrower is required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the Mortgage Loan documents, but in such event the Borrower will not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, wind and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

7	101 California	(31) Acts of Terrorism Exclusion	For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is in effect, then provided that terrorism insurance is commercially available, the Borrower is required to carry terrorism insurance throughout the term of the Mortgage Loan pursuant to the Mortgage Loan documents, but in such event Borrower is not be required to spend more than two times the amount of the insurance premium that is payable at such

E-2-15

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

time in respect of the property insurance and the business interruption/rental loss insurance required under the Mortgage Loan documents on a standalone-basis (without giving effect to the cost of terrorism, earthquake and flood components of such casualty and business interruption/rental loss insurance) for terrorism insurance coverage, and if the cost of terrorism insurance exceeds such amount, Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, such insurance may not have a deductible in excess of $100,000.

26	Roanoke Crossing Shopping Center	(31) Acts of Terrorism Exclusion

If the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is not in effect, the Borrower will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the Mortgage Loan documents, but, in such event, the Borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income/rental loss insurance (without giving effect to the cost of terrorism coverage) required under the Mortgage Loan documents (“Terrorism Premium Cap”) and, if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap. For so long TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA.

23	Liberty Station Retail	(36) Ground Leases	In the event that the failure to make net amount of insurance proceeds or condemnation awards available for restoration (collectively, the “Net Proceeds”) results in either (x) the termination of the applicable ground lease or (y) the ground lessor being entitled to keep the Net Proceeds pursuant to the terms of the applicable ground lease, then the Net Proceeds will not be applied to the

E-2-16

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Mortgage Loan as permitted pursuant to the terms of the Mortgage Loan documents.

Though each of the ground leases requires the lessor to provide to the lender written notice of default simultaneously with giving such notice to the Borrower, the ground lease does not expressly provide that no notice of default is effective unless such notice is given to the lender; provided, however, the lessor’s right to terminate the ground lease as a result of the occurrence of any default is subject to the lender’s receipt of written notice thereof and the expiration of lender’s cure period.

7	101 California	(42) Organization of Mortgagor	The organizational chart delivered at origination of the Mortgage Loan does not identify all owners that own 25% or more of the direct ownership interests of the Borrower.
7	101 California	(44) Lease Estoppels	Certain of the estoppels are dated more than 90 days prior to the origination date of the Mortgage Loan.
1, 7, 23, 25	3 Columbus Circle, 101 California, Liberty Station Retail, Vie Portfolio	(47) Cross-Collateralization	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

E-2-17

SCHEDULE E-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

None.

E-2-18

ANNEX F

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)	Period	Balance($)
1	36,997,000.00	59	36,996,194.58
2	36,997,000.00	60	36,445,847.47
3	36,997,000.00	61	35,831,323.17
4	36,997,000.00	62	35,275,709.18
5	36,997,000.00	63	34,656,065.53
6	36,997,000.00	64	34,095,139.10
7	36,997,000.00	65	33,531,673.67
8	36,997,000.00	66	32,904,398.51
9	36,997,000.00	67	32,335,552.71
10	36,997,000.00	68	31,703,047.89
11	36,997,000.00	69	31,128,775.15
12	36,997,000.00	70	30,551,904.87
13	36,997,000.00	71	29,789,949.80
14	36,997,000.00	72	29,207,049.11
15	36,997,000.00	73	28,560,883.12
16	36,997,000.00	74	27,972,433.88
17	36,997,000.00	75	27,320,874.76
18	36,997,000.00	76	26,726,828.96
19	36,997,000.00	77	26,130,098.84
20	36,997,000.00	78	25,470,490.81
21	36,997,000.00	79	24,868,092.48
22	36,997,000.00	80	24,202,975.00
23	36,997,000.00	81	23,594,859.41
24	36,997,000.00	82	22,983,997.77
25	36,997,000.00	83	22,191,206.11
26	36,997,000.00	84	21,574,029.59
27	36,997,000.00	85	20,894,547.88
28	36,997,000.00	86	20,271,526.21
29	36,997,000.00	87	19,586,363.08
30	36,997,000.00	88	18,957,445.67
31	36,997,000.00	89	18,325,690.92
32	36,997,000.00	90	17,632,039.33
33	36,997,000.00	91	16,994,313.26
34	36,997,000.00	92	16,294,857.62
35	36,997,000.00	93	15,651,108.57
36	36,997,000.00	94	15,004,457.09
37	36,997,000.00	95	14,179,197.26
38	36,997,000.00	96	13,525,931.34
39	36,997,000.00	97	12,811,371.14
40	36,997,000.00	98	12,151,947.74
41	36,997,000.00	99	11,431,402.52
42	36,997,000.00	100	10,765,768.34
43	36,997,000.00	101	10,097,135.68
44	36,997,000.00	102	9,367,639.16
45	36,997,000.00	103	8,692,716.01
46	36,997,000.00	104	7,957,105.21
47	36,997,000.00	105	7,275,837.13
48	36,997,000.00	106	6,591,501.96
49	36,997,000.00	107	5,789,399.31
50	36,997,000.00	108	5,098,386.00
51	36,997,000.00	109	4,347,135.73
52	36,997,000.00	110	3,649,638.22
53	36,997,000.00	111	2,892,085.38
54	36,997,000.00	112	2,188,047.55
55	36,997,000.00	113	1,480,842.67
56	36,997,000.00	114	713,854.36
57	36,997,000.00	115 and thereafter	0
58	36,997,000.00

F-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX G

SAINT LOUIS GALLERIA ASSUMED PRINCIPAL PAYMENT SCHEDULE

Monthly Payment Date	Whole Loan Principal Balance ($)	Whole Loan Interest Payment ($)	Whole Loan Principal Payment ($)
4/1/2019	$240,000,000.00	$1,032,665.97	$0.00
5/1/2019	$240,000,000.00	$999,354.17	$0.00
6/1/2019	$240,000,000.00	$1,032,665.97	$0.00
7/1/2019	$240,000,000.00	$999,354.17	$0.00
8/1/2019	$240,000,000.00	$1,032,665.97	$0.00
9/1/2019	$240,000,000.00	$1,032,665.97	$0.00
10/1/2019	$240,000,000.00	$999,354.17	$0.00
11/1/2019	$240,000,000.00	$1,032,665.97	$0.00
12/1/2019	$240,000,000.00	$999,354.17	$0.00
1/1/2020	$240,000,000.00	$1,032,665.97	$0.00
2/1/2020	$240,000,000.00	$1,032,665.97	$0.00
3/1/2020	$240,000,000.00	$966,042.36	$0.00
4/1/2020	$240,000,000.00	$1,032,665.97	$0.00
5/1/2020	$240,000,000.00	$999,354.17	$0.00
6/1/2020	$240,000,000.00	$1,032,665.97	$0.00
7/1/2020	$240,000,000.00	$999,354.17	$0.00
8/1/2020	$240,000,000.00	$1,032,665.97	$0.00
9/1/2020	$240,000,000.00	$1,032,665.97	$0.00
10/1/2020	$240,000,000.00	$999,354.17	$0.00
11/1/2020	$240,000,000.00	$1,032,665.97	$0.00
12/1/2020	$240,000,000.00	$999,354.17	$0.00
1/1/2021	$240,000,000.00	$1,032,665.97	$0.00
2/1/2021	$240,000,000.00	$1,032,665.97	$0.00
3/1/2021	$240,000,000.00	$932,730.56	$0.00
4/1/2021	$240,000,000.00	$1,032,665.97	$0.00
5/1/2021	$240,000,000.00	$999,354.17	$0.00
6/1/2021	$240,000,000.00	$1,032,665.97	$0.00
7/1/2021	$240,000,000.00	$999,354.17	$0.00
8/1/2021	$240,000,000.00	$1,032,665.97	$0.00
9/1/2021	$240,000,000.00	$1,032,665.97	$0.00
10/1/2021	$240,000,000.00	$999,354.17	$0.00
11/1/2021	$240,000,000.00	$1,032,665.97	$0.00
12/1/2021	$240,000,000.00	$999,354.17	$0.00
1/1/2022	$240,000,000.00	$1,032,665.97	$0.00
2/1/2022	$240,000,000.00	$1,032,665.97	$0.00
3/1/2022	$240,000,000.00	$932,730.56	$0.00
4/1/2022	$240,000,000.00	$1,032,665.97	$0.00
5/1/2022	$240,000,000.00	$999,354.17	$0.00
6/1/2022	$240,000,000.00	$1,032,665.97	$0.00
7/1/2022	$240,000,000.00	$999,354.17	$0.00
8/1/2022	$240,000,000.00	$1,032,665.97	$0.00
9/1/2022	$240,000,000.00	$1,032,665.97	$0.00
10/1/2022	$240,000,000.00	$999,354.17	$0.00
11/1/2022	$240,000,000.00	$1,032,665.97	$0.00
12/1/2022	$240,000,000.00	$999,354.17	$0.00
1/1/2023	$240,000,000.00	$1,032,665.97	$0.00
2/1/2023	$240,000,000.00	$1,032,665.97	$0.00
3/1/2023	$240,000,000.00	$932,730.56	$0.00
4/1/2023	$240,000,000.00	$1,032,665.97	$0.00
5/1/2023	$240,000,000.00	$999,354.17	$0.00
6/1/2023	$240,000,000.00	$1,032,665.97	$0.00
7/1/2023	$240,000,000.00	$999,354.17	$0.00
8/1/2023	$240,000,000.00	$1,032,665.97	$0.00
9/1/2023	$240,000,000.00	$1,032,665.97	$0.00
10/1/2023	$240,000,000.00	$999,354.17	$0.00
11/1/2023	$240,000,000.00	$1,032,665.97	$0.00
12/1/2023	$239,682,400.99	$999,354.17	$317,599.01
1/1/2024	$239,397,833.38	$1,031,299.42	$284,567.61
2/1/2024	$239,111,659.29	$1,030,074.98	$286,174.08
3/1/2024	$238,754,625.70	$962,466.63	$357,033.60
4/1/2024	$238,464,912.40	$1,027,307.41	$289,713.29
5/1/2024	$238,139,061.66	$992,962.10	$325,850.74
6/1/2024	$237,845,930.92	$1,024,658.77	$293,130.74
7/1/2024	$237,516,758.40	$990,384.68	$329,172.52
8/1/2024	$237,220,180.53	$1,021,981.14	$296,577.87
9/1/2024	$236,921,943.28	$1,020,705.03	$298,237.25
10/1/2024	$236,587,807.21	$986,537.21	$334,136.07
11/1/2024	$236,286,078.48	$1,017,984.07	$301,728.74
12/1/2024	$235,948,548.67	$983,889.49	$337,529.81
1/1/2025	$235,643,298.12	$1,015,233.49	$305,250.55
2/1/2025	$235,336,350.00	$1,013,920.06	$306,948.12
3/1/2025	$234,925,847.13	$914,605.85	$410,502.87
4/1/2025	$234,615,032.78	$1,010,833.03	$310,814.34
5/1/2025	$234,268,671.73	$976,931.29	$346,361.06

G-1

Monthly Payment Date	Whole Loan Principal Balance ($)	Whole Loan Interest Payment ($)	Whole Loan Principal Payment ($)
6/1/2025	$233,954,256.66	$1,008,005.36	$314,415.07
7/1/2025	$233,604,395.67	$974,179.84	$349,860.98
8/1/2025	$233,286,348.60	$1,005,147.13	$318,047.08
9/1/2025	$232,966,547.58	$1,003,778.64	$319,801.02
10/1/2025	$232,611,451.44	$970,067.04	$355,096.14
11/1/2025	$232,287,971.64	$1,000,874.71	$323,479.80
12/1/2025	$231,929,299.70	$967,241.47	$358,671.94
1/1/2026	$231,602,109.15	$997,939.57	$327,190.54
2/1/2026	$231,273,124.40	$996,531.74	$328,984.75
3/1/2026	$230,842,629.81	$898,814.62	$430,494.59
4/1/2026	$230,509,593.72	$993,263.87	$333,036.09
5/1/2026	$230,141,633.02	$959,836.35	$367,960.69
6/1/2026	$229,804,803.19	$990,247.64	$336,829.83
7/1/2026	$229,433,154.96	$956,901.61	$371,648.23
8/1/2026	$229,092,498.43	$987,199.22	$340,656.53
9/1/2026	$228,749,988.37	$985,733.45	$342,510.05
10/1/2026	$228,372,818.95	$952,509.39	$377,169.43
11/1/2026	$228,026,432.86	$982,636.83	$346,386.09
12/1/2026	$227,645,495.91	$949,496.52	$380,936.95
1/1/2027	$227,295,200.12	$979,507.32	$350,295.79
2/1/2027	$226,943,008.35	$978,000.08	$352,191.77
3/1/2027	$226,491,460.25	$881,986.16	$451,548.09
4/1/2027	$226,135,022.20	$974,541.77	$356,438.05
5/1/2027	$225,744,314.69	$941,620.74	$390,707.51
6/1/2027	$225,383,879.63	$971,326.97	$360,435.07
7/1/2027	$224,989,287.01	$938,493.00	$394,592.62
8/1/2027	$224,624,820.21	$968,078.25	$364,466.79
9/1/2027	$224,258,395.02	$966,510.03	$366,425.19
10/1/2027	$223,857,979.97	$933,806.51	$400,415.05
11/1/2027	$223,487,471.02	$963,210.49	$370,508.95
12/1/2027	$223,083,086.55	$930,596.40	$404,384.48
1/1/2028	$222,708,458.37	$959,876.30	$374,628.18
2/1/2028	$222,331,827.04	$958,264.36	$376,631.33
3/1/2028	$221,889,799.42	$894,924.85	$442,027.61
4/1/2028	$221,508,856.09	$954,741.86	$380,943.33
5/1/2028	$221,094,329.35	$922,357.49	$414,526.74
6/1/2028	$220,709,176.16	$951,319.13	$385,153.19
7/1/2028	$220,290,557.42	$919,027.65	$418,618.74
8/1/2028	$219,901,157.80	$947,860.68	$389,399.62
9/1/2028	$219,509,689.97	$946,185.18	$391,467.83
10/1/2028	$219,084,933.36	$914,033.01	$424,756.61
11/1/2028	$0.00	$942,673.15	$219,084,933.36

G-2

ANNEX H

DOLLAR GENERAL PORTFOLIO ASSUMED PRINCIPAL PAYMENT SCHEDULE

	Total Debt	Total Debt
Monthly	Principal Balance	Interest	Total Debt Principal
Payment Date	($)	Payment ($)	Payment ($)
4/6/2019	$32,700,000.00	$161,628.83	$0.00
5/6/2019	$32,700,000.00	$156,415.00	$0.00
6/6/2019	$32,700,000.00	$161,628.83	$0.00
7/6/2019	$32,700,000.00	$156,415.00	$0.00
8/6/2019	$32,700,000.00	$161,628.83	$0.00
9/6/2019	$32,700,000.00	$161,628.83	$0.00
10/6/2019	$32,700,000.00	$156,415.00	$0.00
11/6/2019	$32,700,000.00	$161,628.83	$0.00
12/6/2019	$32,700,000.00	$156,415.00	$0.00
1/6/2020	$32,700,000.00	$161,628.83	$0.00
2/6/2020	$32,700,000.00	$161,628.83	$0.00
3/6/2020	$32,700,000.00	$151,201.17	$0.00
4/6/2020	$32,700,000.00	$161,628.83	$0.00
5/6/2020	$32,700,000.00	$156,415.00	$0.00
6/6/2020	$32,700,000.00	$161,628.83	$0.00
7/6/2020	$32,700,000.00	$156,415.00	$0.00
8/6/2020	$32,700,000.00	$161,628.83	$0.00
9/6/2020	$32,700,000.00	$161,628.83	$0.00
10/6/2020	$32,700,000.00	$156,415.00	$0.00
11/6/2020	$32,700,000.00	$161,628.83	$0.00
12/6/2020	$32,700,000.00	$156,415.00	$0.00
1/6/2021	$32,700,000.00	$161,628.83	$0.00
2/6/2021	$32,700,000.00	$161,628.83	$0.00
3/6/2021	$32,700,000.00	$145,987.33	$0.00
4/6/2021	$32,700,000.00	$161,628.83	$0.00
5/6/2021	$32,700,000.00	$156,415.00	$0.00
6/6/2021	$32,700,000.00	$161,628.83	$0.00
7/6/2021	$32,700,000.00	$156,415.00	$0.00
8/6/2021	$32,700,000.00	$161,628.83	$0.00
9/6/2021	$32,700,000.00	$161,628.83	$0.00
10/6/2021	$32,700,000.00	$156,415.00	$0.00
11/6/2021	$32,700,000.00	$161,628.83	$0.00
12/6/2021	$32,700,000.00	$156,415.00	$0.00
1/6/2022	$32,700,000.00	$161,628.83	$0.00
2/6/2022	$32,671,008.19	$161,628.83	$28,991.81
3/6/2022	$32,626,245.45	$145,857.90	$44,762.74
4/6/2022	$32,596,889.08	$161,264.28	$29,356.36
5/6/2022	$32,562,190.23	$155,921.79	$34,698.86
6/6/2022	$32,532,517.25	$160,947.67	$29,672.97
7/6/2022	$32,497,510.48	$155,613.87	$35,006.77
8/6/2022	$32,467,517.81	$160,627.97	$29,992.67
9/6/2022	$32,437,376.89	$160,479.73	$30,140.92
10/6/2022	$32,401,915.03	$155,158.79	$35,461.86
11/6/2022	$32,371,449.86	$160,155.47	$30,465.18
12/6/2022	$32,335,672.65	$154,843.44	$35,777.21
1/6/2023	$32,304,880.05	$159,828.04	$30,792.60
2/6/2023	$32,273,935.25	$159,675.84	$30,944.80
3/6/2023	$32,227,399.79	$144,085.19	$46,535.45
4/6/2023	$32,196,072.02	$159,292.88	$31,327.77
5/6/2023	$32,159,455.93	$154,004.54	$36,616.10
6/6/2023	$32,127,792.33	$158,957.04	$31,663.60
7/6/2023	$32,090,849.62	$153,677.94	$36,942.70
8/6/2023	$32,058,846.92	$158,617.94	$32,002.71
9/6/2023	$32,026,686.03	$158,459.76	$32,160.89
10/6/2023	$31,989,259.70	$153,194.31	$37,426.33
11/6/2023	$31,956,754.86	$158,115.80	$32,504.84
12/6/2023	$31,918,994.02	$152,859.81	$37,760.83
1/6/2024	$31,886,141.87	$157,768.49	$32,852.15
2/6/2024	$31,853,127.34	$157,606.11	$33,014.53
3/6/2024	$31,809,792.02	$147,285.32	$43,335.32
4/6/2024	$31,776,400.11	$157,228.73	$33,391.91
5/6/2024	$31,737,776.58	$151,997.11	$38,623.53
6/6/2024	$31,704,028.71	$156,872.78	$33,747.87
7/6/2024	$31,665,059.01	$151,650.94	$38,969.71
8/6/2024	$31,630,951.71	$156,513.35	$34,107.29
9/6/2024	$31,596,675.83	$156,344.77	$34,275.88
10/6/2024	$31,557,192.62	$151,137.43	$39,483.21
11/6/2024	$31,522,552.17	$155,980.19	$34,640.45
12/6/2024	$31,482,714.40	$150,782.87	$39,837.77
1/6/2025	$31,447,705.82	$155,612.06	$35,008.58
2/6/2025	$31,412,524.19	$155,439.02	$35,181.62
3/6/2025	$31,362,143.02	$140,239.47	$50,381.17
4/6/2025	$31,326,538.48	$155,016.10	$35,604.54
5/6/2025	$31,285,763.11	$149,845.28	$40,775.37

	Total Debt	Total Debt
Monthly	Principal Balance	Interest	Total Debt Principal
Payment Date	($)	Payment ($)	Payment ($)
6/6/2025	$31,249,781.04	$154,638.57	$35,982.07
7/6/2025	$31,208,638.52	$149,478.12	$41,142.52
8/6/2025	$31,172,275.24	$154,257.36	$36,363.28
9/6/2025	$31,135,732.22	$154,077.63	$36,543.01
10/6/2025	$31,094,044.16	$148,932.59	$41,688.06
11/6/2025	$31,057,114.47	$153,690.95	$36,929.69
12/6/2025	$31,015,050.36	$148,556.53	$42,064.11
1/6/2026	$30,977,730.22	$153,300.50	$37,320.14
2/6/2026	$30,940,225.61	$153,116.04	$37,504.61
3/6/2026	$30,887,735.88	$138,130.92	$52,489.73
4/6/2026	$30,849,786.45	$152,671.21	$37,949.43
5/6/2026	$30,806,730.62	$147,564.81	$43,055.83
6/6/2026	$30,768,380.80	$152,270.82	$38,349.82
7/6/2026	$30,724,935.58	$147,175.42	$43,445.22
8/6/2026	$30,686,181.46	$151,866.53	$38,754.12
9/6/2026	$30,647,235.79	$151,674.98	$38,945.67
10/6/2026	$30,603,211.09	$146,595.94	$44,024.70
11/6/2026	$30,563,855.32	$151,264.87	$39,355.77
12/6/2026	$30,519,431.79	$146,197.11	$44,423.54
1/6/2027	$30,479,661.91	$150,850.77	$39,769.87
2/6/2027	$30,439,695.46	$150,654.20	$39,966.45
3/6/2027	$30,384,971.15	$135,896.33	$54,724.31
4/6/2027	$30,344,536.66	$150,186.16	$40,434.48
5/6/2027	$30,299,064.05	$145,148.03	$45,472.61
6/6/2027	$30,258,204.95	$149,761.54	$40,859.10
7/6/2027	$30,212,319.39	$144,735.08	$45,885.56
8/6/2027	$30,171,031.52	$149,332.78	$41,287.86
9/6/2027	$30,129,539.58	$149,128.70	$41,491.94
10/6/2027	$30,083,038.57	$144,119.63	$46,501.01
11/6/2027	$30,041,111.70	$148,693.77	$41,926.87
12/6/2027	$29,994,187.71	$143,696.65	$46,923.99
1/6/2028	$29,951,821.67	$148,254.60	$42,366.04
2/6/2028	$29,909,246.22	$148,045.20	$42,575.45
3/6/2028	$29,856,922.61	$138,297.03	$52,323.61
4/6/2028	$29,813,878.10	$147,576.13	$43,044.51
5/6/2028	$29,765,867.17	$142,609.72	$48,010.93
6/6/2028	$29,722,372.60	$147,126.07	$43,494.58
7/6/2028	$29,673,923.97	$142,172.02	$48,448.63
8/6/2028	$29,629,974.94	$146,671.61	$43,949.03
9/6/2028	$29,585,808.67	$146,454.38	$44,166.26
10/6/2028	$29,536,706.81	$141,518.78	$49,101.86
11/6/2028	$29,492,079.55	$145,993.38	$44,627.27
12/6/2028	$29,442,529.35	$141,070.45	$49,550.20
1/6/2029	$29,397,436.59	$145,527.88	$45,092.76

	Mortgage Loan	Mortgage Loan
Monthly	Principal Balance	Interest	Mortgage Loan Principal
Payment Date	($)	Payment ($)	Payment ($)
4/6/2019	$29,200,000.00	$129,681.61	$0.00
5/6/2019	$29,200,000.00	$125,498.33	$0.00
6/6/2019	$29,200,000.00	$129,681.61	$0.00
7/6/2019	$29,200,000.00	$125,498.33	$0.00
8/6/2019	$29,200,000.00	$129,681.61	$0.00
9/6/2019	$29,200,000.00	$129,681.61	$0.00
10/6/2019	$29,200,000.00	$125,498.33	$0.00
11/6/2019	$29,200,000.00	$129,681.61	$0.00
12/6/2019	$29,200,000.00	$125,498.33	$0.00
1/6/2020	$29,200,000.00	$129,681.61	$0.00
2/6/2020	$29,200,000.00	$129,681.61	$0.00
3/6/2020	$29,200,000.00	$121,315.06	$0.00
4/6/2020	$29,200,000.00	$129,681.61	$0.00
5/6/2020	$29,200,000.00	$125,498.33	$0.00
6/6/2020	$29,200,000.00	$129,681.61	$0.00
7/6/2020	$29,200,000.00	$125,498.33	$0.00
8/6/2020	$29,200,000.00	$129,681.61	$0.00
9/6/2020	$29,200,000.00	$129,681.61	$0.00
10/6/2020	$29,200,000.00	$125,498.33	$0.00
11/6/2020	$29,200,000.00	$129,681.61	$0.00
12/6/2020	$29,200,000.00	$125,498.33	$0.00
1/6/2021	$29,200,000.00	$129,681.61	$0.00
2/6/2021	$29,200,000.00	$129,681.61	$0.00
3/6/2021	$29,200,000.00	$117,131.78	$0.00
4/6/2021	$29,200,000.00	$129,681.61	$0.00
5/6/2021	$29,200,000.00	$125,498.33	$0.00
6/6/2021	$29,200,000.00	$129,681.61	$0.00
7/6/2021	$29,200,000.00	$125,498.33	$0.00
8/6/2021	$29,200,000.00	$129,681.61	$0.00
9/6/2021	$29,200,000.00	$129,681.61	$0.00

	Mortgage Loan	Mortgage Loan
Monthly	Principal Balance	Interest	Mortgage Loan Principal
Payment Date	($)	Payment ($)	Payment ($)
10/6/2021	$29,200,000.00	$125,498.33	$0.00
11/6/2021	$29,200,000.00	$129,681.61	$0.00
12/6/2021	$29,200,000.00	$125,498.33	$0.00
1/6/2022	$29,200,000.00	$129,681.61	$0.00
2/6/2022	$29,174,111.29	$129,681.61	$25,888.71
3/6/2022	$29,134,139.66	$117,027.93	$39,971.62
4/6/2022	$29,107,925.42	$129,389.12	$26,214.24
5/6/2022	$29,076,940.51	$125,102.61	$30,984.91
6/6/2022	$29,050,443.54	$129,135.09	$26,496.97
7/6/2022	$29,019,183.67	$124,855.56	$31,259.87
8/6/2022	$28,992,401.23	$128,878.58	$26,782.45
9/6/2022	$28,965,486.40	$128,759.63	$26,914.83
10/6/2022	$28,933,820.15	$124,490.42	$31,666.25
11/6/2022	$28,906,615.77	$128,499.47	$27,204.38
12/6/2022	$28,874,667.93	$124,237.40	$31,947.84
1/6/2023	$28,847,171.17	$128,236.76	$27,496.76
2/6/2023	$28,819,538.51	$128,114.64	$27,632.67
3/6/2023	$28,777,983.91	$115,605.61	$41,554.59
4/6/2023	$28,750,009.27	$127,807.37	$27,974.64
5/6/2023	$28,717,312.32	$123,564.32	$32,696.95
6/6/2023	$28,689,037.80	$127,537.92	$28,274.53
7/6/2023	$28,656,049.20	$123,302.27	$32,988.59
8/6/2023	$28,627,471.86	$127,265.84	$28,577.34
9/6/2023	$28,598,753.27	$127,138.93	$28,718.59
10/6/2023	$28,565,332.82	$122,914.24	$33,420.45
11/6/2023	$28,536,307.09	$126,862.96	$29,025.73
12/6/2023	$28,502,587.94	$122,645.86	$33,719.15
1/6/2024	$28,473,252.07	$126,584.30	$29,335.86
2/6/2024	$28,443,771.21	$126,454.01	$29,480.87
3/6/2024	$28,405,074.22	$118,173.21	$38,696.99
4/6/2024	$28,375,256.37	$126,151.23	$29,817.85
5/6/2024	$28,340,766.85	$121,953.68	$34,489.51
6/6/2024	$28,310,631.14	$125,865.63	$30,135.71
7/6/2024	$28,275,832.51	$121,675.93	$34,798.64
8/6/2024	$28,245,375.84	$125,577.24	$30,456.67
9/6/2024	$28,214,768.63	$125,441.98	$30,607.21
10/6/2024	$28,179,511.45	$121,263.92	$35,257.18
11/6/2024	$28,148,578.69	$125,149.47	$30,932.76
12/6/2024	$28,113,004.91	$120,979.44	$35,573.79
1/6/2025	$28,081,743.42	$124,854.10	$31,261.49
2/6/2025	$28,050,327.41	$124,715.26	$31,416.01
3/6/2025	$28,005,338.72	$112,520.02	$44,988.69
4/6/2025	$27,973,545.06	$124,375.94	$31,793.66
5/6/2025	$27,937,134.03	$120,227.17	$36,411.03
6/6/2025	$27,905,003.25	$124,073.03	$32,130.78
7/6/2025	$27,868,264.36	$119,932.58	$36,738.89
8/6/2025	$27,835,793.18	$123,767.17	$32,471.18
9/6/2025	$27,803,161.49	$123,622.96	$32,631.68
10/6/2025	$27,765,935.46	$119,494.88	$37,226.03
11/6/2025	$27,732,958.49	$123,312.71	$32,976.97
12/6/2025	$27,695,396.65	$119,193.15	$37,561.84
1/6/2026	$27,662,071.02	$122,999.44	$33,325.63
2/6/2026	$27,628,580.66	$122,851.44	$33,490.35
3/6/2026	$27,581,709.11	$110,828.25	$46,871.56
4/6/2026	$27,547,821.54	$122,494.54	$33,887.56
5/6/2026	$27,509,374.13	$118,397.46	$38,447.41
6/6/2026	$27,475,129.03	$122,173.29	$34,245.10
7/6/2026	$27,436,333.91	$118,085.03	$38,795.12
8/6/2026	$27,401,727.79	$121,848.90	$34,606.12
9/6/2026	$27,366,950.62	$121,695.21	$34,777.17
10/6/2026	$27,327,638.04	$117,620.09	$39,312.58
11/6/2026	$27,292,494.66	$121,366.17	$35,143.38
12/6/2026	$27,252,825.94	$117,300.09	$39,668.72
1/6/2027	$27,217,312.78	$121,033.92	$35,513.16
2/6/2027	$27,181,624.08	$120,876.20	$35,688.69
3/6/2027	$27,132,757.11	$109,035.34	$48,866.97
4/6/2027	$27,096,650.48	$120,500.67	$36,106.63
5/6/2027	$27,056,044.97	$116,458.37	$40,605.51
6/6/2027	$27,019,559.16	$120,159.98	$36,485.80
7/6/2027	$26,978,584.90	$116,127.04	$40,974.26
8/6/2027	$26,941,716.22	$119,815.97	$36,868.67
9/6/2027	$26,904,665.32	$119,652.23	$37,050.91
10/6/2027	$26,863,141.48	$115,633.24	$41,523.84
11/6/2027	$26,825,702.19	$119,303.27	$37,439.28
12/6/2027	$26,783,800.64	$115,293.87	$41,901.55
1/6/2028	$26,745,969.20	$118,950.90	$37,831.45
2/6/2028	$26,707,950.76	$118,782.89	$38,018.44
3/6/2028	$26,661,227.53	$110,961.52	$46,723.23
4/6/2028	$26,622,790.23	$118,406.54	$38,437.30
5/6/2028	$26,579,918.09	$114,421.77	$42,872.14

	Mortgage Loan	Mortgage Loan
Monthly	Principal Balance	Interest	Mortgage Loan Principal
Payment Date	($)	Payment ($)	Payment ($)
6/6/2028	$26,541,078.89	$118,045.43	$38,839.19
7/6/2028	$26,497,815.90	$114,070.59	$43,263.00
8/6/2028	$26,458,570.89	$117,680.80	$39,245.01
9/6/2028	$26,419,131.90	$117,506.51	$39,438.99
10/6/2028	$26,375,285.60	$113,546.47	$43,846.31
11/6/2028	$26,335,434.95	$117,136.63	$39,850.65
12/6/2028	$26,291,188.29	$113,186.75	$44,246.66
1/6/2029	$26,250,921.97	$116,763.14	$40,266.32

	Mezzanine Loan	Mezzanine Loan
Monthly	Principal Balance	Interest	Mezzanine Loan Principal
Payment Date	($)	Payment ($)	Payment ($)
4/6/2019	$3,500,000.00	$31,947.22	$0.00
5/6/2019	$3,500,000.00	$30,916.67	$0.00
6/6/2019	$3,500,000.00	$31,947.22	$0.00
7/6/2019	$3,500,000.00	$30,916.67	$0.00
8/6/2019	$3,500,000.00	$31,947.22	$0.00
9/6/2019	$3,500,000.00	$31,947.22	$0.00
10/6/2019	$3,500,000.00	$30,916.67	$0.00
11/6/2019	$3,500,000.00	$31,947.22	$0.00
12/6/2019	$3,500,000.00	$30,916.67	$0.00
1/6/2020	$3,500,000.00	$31,947.22	$0.00
2/6/2020	$3,500,000.00	$31,947.22	$0.00
3/6/2020	$3,500,000.00	$29,886.11	$0.00
4/6/2020	$3,500,000.00	$31,947.22	$0.00
5/6/2020	$3,500,000.00	$30,916.67	$0.00
6/6/2020	$3,500,000.00	$31,947.22	$0.00
7/6/2020	$3,500,000.00	$30,916.67	$0.00
8/6/2020	$3,500,000.00	$31,947.22	$0.00
9/6/2020	$3,500,000.00	$31,947.22	$0.00
10/6/2020	$3,500,000.00	$30,916.67	$0.00
11/6/2020	$3,500,000.00	$31,947.22	$0.00
12/6/2020	$3,500,000.00	$30,916.67	$0.00
1/6/2021	$3,500,000.00	$31,947.22	$0.00
2/6/2021	$3,500,000.00	$31,947.22	$0.00
3/6/2021	$3,500,000.00	$28,855.56	$0.00
4/6/2021	$3,500,000.00	$31,947.22	$0.00
5/6/2021	$3,500,000.00	$30,916.67	$0.00
6/6/2021	$3,500,000.00	$31,947.22	$0.00
7/6/2021	$3,500,000.00	$30,916.67	$0.00
8/6/2021	$3,500,000.00	$31,947.22	$0.00
9/6/2021	$3,500,000.00	$31,947.22	$0.00
10/6/2021	$3,500,000.00	$30,916.67	$0.00
11/6/2021	$3,500,000.00	$31,947.22	$0.00
12/6/2021	$3,500,000.00	$30,916.67	$0.00
1/6/2022	$3,500,000.00	$31,947.22	$0.00
2/6/2022	$3,496,896.90	$31,947.22	$3,103.10
3/6/2022	$3,492,105.78	$28,829.97	$4,791.12
4/6/2022	$3,488,963.66	$31,875.17	$3,142.12
5/6/2022	$3,485,249.72	$30,819.18	$3,713.95
6/6/2022	$3,482,073.71	$31,812.58	$3,176.01
7/6/2022	$3,478,326.81	$30,758.32	$3,746.90
8/6/2022	$3,475,116.59	$31,749.39	$3,210.22
9/6/2022	$3,471,890.49	$31,720.09	$3,226.09
10/6/2022	$3,468,094.88	$30,668.37	$3,795.61
11/6/2022	$3,464,834.08	$31,656.00	$3,260.80
12/6/2022	$3,461,004.72	$30,606.03	$3,829.36
1/6/2023	$3,457,708.87	$31,591.28	$3,295.84
2/6/2023	$3,454,396.74	$31,561.20	$3,312.13
3/6/2023	$3,449,415.88	$28,479.58	$4,980.86
4/6/2023	$3,446,062.75	$31,485.50	$3,353.13
5/6/2023	$3,442,143.60	$30,440.22	$3,919.15
6/6/2023	$3,438,754.53	$31,419.12	$3,389.07
7/6/2023	$3,434,800.42	$30,375.67	$3,954.11
8/6/2023	$3,431,375.05	$31,352.09	$3,425.37
9/6/2023	$3,427,932.76	$31,320.83	$3,442.30
10/6/2023	$3,423,926.88	$30,280.07	$4,005.88
11/6/2023	$3,420,447.77	$31,252.84	$3,479.11
12/6/2023	$3,416,406.09	$30,213.96	$4,041.68
1/6/2024	$3,412,889.80	$31,184.20	$3,516.29
2/6/2024	$3,409,356.14	$31,152.10	$3,533.67
3/6/2024	$3,404,717.80	$29,112.11	$4,638.34
4/6/2024	$3,401,143.74	$31,077.51	$3,574.06
5/6/2024	$3,397,009.73	$30,043.44	$4,134.02
6/6/2024	$3,393,397.57	$31,007.15	$3,612.16
7/6/2024	$3,389,226.50	$29,975.01	$4,171.07
8/6/2024	$3,385,575.87	$30,936.11	$3,650.63
9/6/2024	$3,381,907.20	$30,902.78	$3,668.67

	Mezzanine Loan	Mezzanine Loan
Monthly	Principal Balance	Interest	Mezzanine Loan Principal
Payment Date	($)	Payment ($)	Payment ($)
10/6/2024	$3,377,681.17	$29,873.51	$4,226.03
11/6/2024	$3,373,973.47	$30,830.72	$3,707.69
12/6/2024	$3,369,709.49	$29,803.43	$4,263.98
1/6/2025	$3,365,962.40	$30,757.96	$3,747.10
2/6/2025	$3,362,196.78	$30,723.76	$3,765.62
3/6/2025	$3,356,804.30	$27,719.44	$5,392.48
4/6/2025	$3,352,993.42	$30,640.16	$3,810.88
5/6/2025	$3,348,629.08	$29,618.11	$4,364.34
6/6/2025	$3,344,777.79	$30,565.54	$3,851.29
7/6/2025	$3,340,374.15	$29,545.54	$4,403.63
8/6/2025	$3,336,482.06	$30,490.19	$3,892.09
9/6/2025	$3,332,570.73	$30,454.67	$3,911.33
10/6/2025	$3,328,108.70	$29,437.71	$4,462.02
11/6/2025	$3,324,155.98	$30,378.24	$3,952.72
12/6/2025	$3,319,653.71	$29,363.38	$4,502.28
1/6/2026	$3,315,659.20	$30,301.06	$3,994.51
2/6/2026	$3,311,644.94	$30,264.60	$4,014.25
3/6/2026	$3,306,026.78	$27,302.67	$5,618.17
4/6/2026	$3,301,964.91	$30,176.68	$4,061.87
5/6/2026	$3,297,356.49	$29,167.36	$4,608.42
6/6/2026	$3,293,251.77	$30,097.54	$4,104.72
7/6/2026	$3,288,601.67	$29,090.39	$4,650.10
8/6/2026	$3,284,453.67	$30,017.63	$4,147.99
9/6/2026	$3,280,285.18	$29,979.76	$4,168.50
10/6/2026	$3,275,573.05	$28,975.85	$4,712.12
11/6/2026	$3,271,360.66	$29,898.70	$4,212.39
12/6/2026	$3,266,605.85	$28,897.02	$4,754.81
1/6/2027	$3,262,349.13	$29,816.85	$4,256.71
2/6/2027	$3,258,071.38	$29,778.00	$4,277.75
3/6/2027	$3,252,214.04	$26,860.99	$5,857.34
4/6/2027	$3,247,886.19	$29,685.49	$4,327.85
5/6/2027	$3,243,019.09	$28,689.66	$4,867.10
6/6/2027	$3,238,645.79	$29,601.56	$4,373.30
7/6/2027	$3,233,734.49	$28,608.04	$4,911.30
8/6/2027	$3,229,315.30	$29,516.81	$4,419.19
9/6/2027	$3,224,874.27	$29,476.47	$4,441.03
10/6/2027	$3,219,897.09	$28,486.39	$4,977.17
11/6/2027	$3,215,409.51	$29,390.51	$4,487.59
12/6/2027	$3,210,387.06	$28,402.78	$5,022.45
1/6/2028	$3,205,852.47	$29,303.70	$4,534.59
2/6/2028	$3,201,295.47	$29,262.31	$4,557.00
3/6/2028	$3,195,695.08	$27,335.51	$5,600.39
4/6/2028	$3,191,087.87	$29,169.59	$4,607.21
5/6/2028	$3,185,949.09	$28,187.94	$5,138.78
6/6/2028	$3,181,293.70	$29,080.64	$4,655.38
7/6/2028	$3,176,108.07	$28,101.43	$5,185.63
8/6/2028	$3,171,404.05	$28,990.81	$4,704.02
9/6/2028	$3,166,676.77	$28,947.87	$4,727.28
10/6/2028	$3,161,421.22	$27,972.31	$5,255.55
11/6/2028	$3,156,644.60	$28,856.75	$4,776.62
12/6/2028	$3,151,341.06	$27,883.69	$5,303.54
1/6/2029	$3,146,514.62	$28,764.74	$4,826.44

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	11
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	20
Risk Factors	59
Description of the Mortgage Pool	137
Transaction Parties	228
U.S. Credit Risk Retention	272
EU Securitization Regulation Requirements	275
Description of the Certificates	278
Description of the Mortgage Loan Purchase Agreements	317
Pooling and Servicing Agreement	328
Certain Legal Aspects of Mortgage Loans	437
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	453
Pending Legal Proceedings Involving Transaction Parties	455
Use of Proceeds	455
Yield and Maturity Considerations	455
Material Federal Income Tax Considerations	468
Certain State and Local Tax Considerations	480
Method of Distribution (Underwriter)	481
Incorporation of Certain Information by Reference	483
Where You Can Find More Information	483
Financial Information	484
Certain ERISA Considerations	484
Legal Investment	488
Legal Matters	488
Ratings	489
Index of Defined Terms	492

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1	GACC AND CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-3-1
ANNEX E-1	JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-1-1
ANNEX E-2	EXCEPTIONS TO JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-2-1
ANNEX F	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	F-1
ANNEX G	SAINT LOUIS GALLERIA ASSUMED PRINCIPAL PAYMENT SCHEDULE	G-1
ANNEX H	DOLLAR GENERAL PORTFOLIO ASSUMED PRINCIPAL PAYMENT SCHEDULE	H-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$963,603,000
(Approximate)

Deutsche Mortgage & Asset
Receiving Corporation
Depositor

Benchmark 2019-B10
Mortgage Trust
Issuing Entity

Benchmark 2019-B10
Mortgage Trust Commercial
Mortgage Pass-Through Certificates,
Series 2019-B10

Class A-1	$18,060,000
Class A-2	$130,611,000
Class A-SB	$36,997,000
Class A-3	$75,000,000 – $260,000,000
Class A-4	$319,747,000 – $504,747,000
Class X-A	$873,393,000
Class A-M	$107,978,000
Class B	$45,105,000
Class C	$45,105,000

PROSPECTUS

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

March , 2019